BEACON PROPERTIES, L.P.

--------------------------------------------------------------------------------
50 Rowes Wharf   Boston, Massachusetts 02110   617 330-1400


                                                               November 19, 1997


Dear Unitholder:

     You are cordially invited to attend a Special Meeting of Unitholders of Beacon Properties, L.P. ("Beacon Partnership") to be held on December 19, 1997, at 9:30 a.m., Boston time, at State Street Bank, 225 Franklin Street, Boston, Massachusetts (the "Beacon Partnership Special Meeting").

     At the Beacon Partnership Special Meeting, you will be asked to vote upon certain matters relating to the Agreement and Plan of Merger, dated as of September 15, 1997, as amended (the "Agreement"), by and among Beacon Properties Corporation ("Beacon"), Beacon Partnership, Equity Office Properties Trust ("EOP") and EOP Operating Limited Partnership ("EOP Partnership"), and the transactions contemplated thereby. Pursuant to the Agreement, Beacon Partnership will merge with and into EOP Partnership, with EOP Partnership being the surviving partnership (the "Partnership Merger"), and Beacon will merge with and into EOP, with EOP being the surviving company and the managing general partner of EOP Partnership (the "Company Merger," and together with the Partnership Merger, the "Mergers"). In connection with the Mergers, you are being asked to approve (i) the Partnership Merger and (ii) the transfer by Beacon of its partnership interests in Beacon Partnership to EOP and the withdrawal of Beacon as general partner of Beacon Partnership which will occur as a result of the Company Merger. As a result of the Partnership Merger, you will be entitled to receive 1.4063 Class A Units of EOP Partnership for each Beacon Partnership unit held by you at the effective time of the Partnership Merger. The Partnership Merger must be approved by the affirmative vote of holders of 85% of the units of limited partnership interest of Beacon Partnership entitled to vote thereon. The transfer of Beacon's partnership interests in Beacon Partnership to EOP and Beacon's withdrawal as general partner of Beacon Partnership must be approved by the vote of holders of a majority of such units (excluding any units held by Beacon).

     THE BOARD OF DIRECTORS OF BEACON, THE SOLE GENERAL PARTNER OF BEACON PARTNERSHIP, BELIEVES THAT THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, BEACON PARTNERSHIP AND ITS UNITHOLDERS. THE BOARD OF DIRECTORS OF BEACON HAS UNANIMOUSLY APPROVED, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, THE PARTNERSHIP MERGER, THE AGREEMENT, THE TRANSFER OF BEACON'S PARTNERSHIP INTERESTS IN BEACON PARTNERSHIP AND BEACON'S WITHDRAWAL AS GENERAL PARTNER OF BEACON PARTNERSHIP.


     The accompanying Proxy Statement/Prospectus provides detailed information concerning the proposed Mergers, the reasons for the Board of Directors' recommendation of the Mergers and the Agreement and certain additional information, including, without limitation, information about Beacon, EOP, Beacon Partnership and EOP Partnership. We urge you to carefully consider all of the information in the Proxy Statement/Prospectus. IT IS IMPORTANT THAT YOUR BEACON PARTNERSHIP UNITS BE REPRESENTED AT THE BEACON PARTNERSHIP SPECIAL MEETING, REGARDLESS OF THE NUMBER OF UNITS YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE BEACON PARTNERSHIP SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR UNITS IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE BEACON PARTNERSHIP SPECIAL MEETING.


                                          Sincerely,

                                          BEACON PROPERTIES CORPORATION,
                                          as general partner of Beacon
                                          Properties, L.P.

                                          EDWIN N. SIDMAN
                                          EDWIN N. SIDMAN
                                          Chairman of the Board

                            BEACON PROPERTIES, L.P.


                                 50 ROWES WHARF

                          BOSTON, MASSACHUSETTS 02110

                    NOTICE OF SPECIAL MEETING OF UNITHOLDERS
                        TO BE HELD ON DECEMBER 19, 1997

To the Unitholders of Beacon Properties, L.P.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Unitholders of Beacon Properties, L.P., a Delaware limited partnership ("Beacon Partnership"), will be held at 9:30 a.m., Boston time, on December 19, 1997, at State Street Bank, 225 Franklin Street, Boston, Massachusetts (the "Beacon Partnership Special Meeting") for the following purposes:


          1. To consider and vote upon a proposal to approve the merger (the "Partnership Merger") of Beacon Partnership with and into EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership"), and the Agreement and Plan of Merger, dated as of September 15, 1997, as amended (the "Agreement"), by and among Beacon Properties Corporation, a Maryland corporation ("Beacon"), Beacon Partnership, Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), and EOP Partnership. Pursuant to the Agreement, Beacon Partnership will merge with and into EOP Partnership, with EOP Partnership being the surviving partnership. As a result of the Partnership Merger, Beacon Partnership unitholders will be entitled to receive 1.4063 Class A Units of EOP Partnership for each Beacon Partnership unit (other than any preferred units) held by them at the effective time of the Partnership Merger. A copy of the Agreement is attached as Annex I to the Proxy Statement/Prospectus accompanying this Notice;


          2. To consider and vote upon a proposal to approve the transfer by Beacon of its partnership interests in Beacon Partnership to EOP and its withdrawal as general partner of Beacon Partnership, which will occur as a result of the merger of Beacon with and into EOP, with EOP being the surviving company and the managing general partner of EOP Partnership (together with the Partnership Merger, the "Mergers"); and

          3. To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Mergers, the Agreement and other related matters are more fully described in the accompanying Proxy Statement/Prospectus, and the Annexes thereto, which form a part of this Notice.

     ALL UNITHOLDERS ARE CORDIALLY INVITED TO ATTEND THE BEACON PARTNERSHIP SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE BEACON PARTNERSHIP SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY UNITHOLDER ATTENDING THE BEACON PARTNERSHIP SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT UNITHOLDER HAS RETURNED A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS OF
                                          BEACON PROPERTIES CORPORATION,
                                          as general partner of Beacon
                                          Properties, L.P.

                                          KATHLEEN M. MCCARTHY
                                          Secretary


November 19, 1997

                           PROXY STATEMENT/PROSPECTUS

                    BEACON PROPERTIES, L.P. SPECIAL MEETING
                        TO BE HELD ON DECEMBER 19, 1997

                       EOP OPERATING LIMITED PARTNERSHIP
                 CLASS A UNITS OF LIMITED PARTNERSHIP INTEREST


    This Proxy Statement/Prospectus is being furnished to holders of units of limited partnership interest ("Beacon Unitholders") of Beacon Properties, L.P., a Delaware limited partnership ("Beacon Partnership"), in connection with the solicitation of proxies by Beacon Properties Corporation, a Maryland corporation (together with its subsidiaries, "Beacon"), as the sole general partner of Beacon Partnership, for use at a Special Meeting of Unitholders of Beacon Partnership (including any adjournments or postponements thereof, the "Beacon Partnership Special Meeting") to be held on Friday, December 19, 1997 at the time and place set forth in the accompanying notice.


    The purpose of the Beacon Partnership Special Meeting is to consider and vote upon an Agreement and Plan of Merger, dated as of September 15, 1997, as amended (the "Agreement"), among Equity Office Properties Trust, a Maryland real estate investment trust (together with its subsidiaries, "EOP"), EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership"), Beacon and Beacon Partnership, and related matters. The Agreement is attached to this Proxy Statement/Prospectus as Annex I.


    The Agreement provides for a merger of Beacon Partnership with and into EOP Partnership (or a limited liability company or limited partnership wholly owned directly or indirectly by EOP Partnership) (the "Partnership Merger") and a merger of Beacon with and into EOP (the "Company Merger" and, together with the Partnership Merger, the "Mergers"). At the effective time of the Mergers, (i) each common partnership unit of Beacon Partnership ("Beacon Partnership Unit") will be converted into the right to receive 1.4063 Class A Units of EOP Partnership ("EOP Partnership Units") with cash in lieu of the issuance of any fractional interests, (ii) each 8.98% Series A Preferred Unit of Beacon Partnership ("Beacon Preferred Unit") will be converted into the right to receive one 8.98% Series A Preferred Unit of EOP Partnership ("EOP Preferred Unit"), (iii) each outstanding share of common stock, $0.01 par value per share, of Beacon ("Beacon Common Shares") will be converted into the right to receive
1.4063 common shares of beneficial interest, $0.01 par value per share, of EOP ("EOP Common Shares") with cash in lieu of the issuance of any fractional interests, and (iv) each share of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Shares") will be converted into the right to receive one 8.98% Series A Cumulative Redeemable Preferred Share, liquidation preference $25.00 per share, of EOP ("EOP Preferred Shares"). As of November 17, 1997, there were 6,938,900 Beacon Partnership Units (excluding those held by Beacon), 8,000,000 Beacon Preferred Units (all of which are held by Beacon), 56,269,234 Beacon Common Shares and 8,000,000 Beacon Preferred Shares outstanding.



    Based on the closing price of EOP Common Shares on the New York Stock Exchange (the "NYSE") of $31 9/16 per share on November 17, 1997, if the Agreement is approved and the Mergers are consummated, the total market value of EOP and EOP Partnership would be approximately $8.8 billion. Based on the number of EOP Common Shares and Beacon Common Shares outstanding on that date, approximately 33% of the EOP Common Shares expected to be outstanding after the Mergers would be issued to Beacon Shareholders and approximately 28% of the EOP Partnership Units expected to be outstanding immediately after the Mergers (other than EOP Partnership Units held by EOP) would be issued to Beacon Unitholders. Based on the exchange ratio and the closing price of EOP Common Shares on the NYSE on November 17, 1997, each Beacon Unitholder would receive in the Partnership Merger EOP Partnership Units worth $44.39 for each Beacon Partnership Unit owned on that date (as implied by the value of the EOP Common Shares). For a description of the Mergers and the Agreement, see "THE MERGERS."


    This Proxy Statement/Prospectus also constitutes a prospectus of EOP Partnership in respect of the EOP Partnership Units to be issued to Beacon Unitholders in the Partnership Merger. The EOP Partnership Units offered hereby will be redeemable for EOP Common Shares, or, at EOP's option, cash equal to the fair market value of such EOP Common Shares. The outstanding EOP Common Shares are, and the shares for which the EOP Partnership Units offered hereby may be exchanged will be, listed on the NYSE and traded under the symbol "EOP."

    This Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to Beacon Unitholders on or about November 21, 1997.


     FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PARTNERSHIP MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 17. SUCH MATTERS INCLUDE:


   - Possible changes in the value of EOP Partnership Units and Beacon Partnership Units, as reflected in the market prices of EOP Common Shares and Beacon Common Shares, prior to the time the Mergers become effective.
   - Reduction in distributions per unit to Beacon Unitholders after the Mergers.
   - Possible failure of EOP to manage rapid growth after the Mergers.
   - Conflicts of interest due to the fact that certain members of the Beacon Board and management of Beacon have interests that are different from, or in addition to, the interests of Beacon Unitholders generally.

   - Possible payment of a break-up fee and payment by Beacon of expenses if the Mergers are not consummated.


   - Beacon Unitholders do not have appraisal rights in connection with the Mergers under Delaware law.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------


       The date of this Proxy Statement/Prospectus is November 19, 1997.

                             AVAILABLE INFORMATION

     Beacon Partnership is, and both EOP and Beacon are, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by EOP and Beacon with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding EOP and Beacon and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov. In addition, the EOP Common Shares, the Beacon Common Shares and the Beacon Preferred Shares are listed on the New York Stock Exchange (the "NYSE"), and reports and other information filed by EOP and Beacon with the NYSE can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

     This Proxy Statement/Prospectus is part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by EOP Partnership with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.

     All information contained in this Proxy Statement/Prospectus with respect to EOP, EOP Partnership and EOP's subsidiaries has been supplied by EOP, and all information with respect to Beacon, Beacon Partnership and Beacon's subsidiaries has been supplied by Beacon.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     Information contained in or delivered in connection with this Proxy Statement/Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "RISK FACTORS" and elsewhere in this Proxy Statement/Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to, the timely consummation of the Mergers, EOP's ability to successfully manage rapid growth (including that resulting from the Mergers), general economic conditions, financial and capital market conditions, local real estate conditions, the timely reletting of occupied square footage upon expiration of leases, the timely acquisition of additional income-producing properties and development sites, and the timely development and lease-up of other properties.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  Parties to the Agreement..................................    1
  Terms of the Merger; Exchange Ratio.......................    2
  Unitholder Meeting........................................    2
  Record Dates; Vote Required...............................    2
  Approval of Company Merger................................    3
  Approval by Preferred Shareholders........................    3
  Recommendation of Beacon Board............................    3
  Opinion of Beacon Financial Advisor.......................    4
  Effective Time of the Mergers.............................    5
  Trustees, Management and Headquarters After the Mergers...    5
  Conditions to Consummation of the Mergers.................    5
  Anticipated Accounting Treatment..........................    5
  Conduct of Business Pending the Mergers...................    5
  Summary Risk Factors......................................    6
  Interests of Certain Persons in the Mergers...............    8
  Federal Income Tax Consequences of the Partnership
     Merger.................................................    8
  Federal Income Tax Classification of EOP Partnership and
     EOP....................................................    8
  Resales of EOP Partnership Units, EOP Common Shares and
     EOP Preferred Shares...................................    9
  Termination...............................................    9
  Break-Up Fees.............................................    9
  Acquisition of Beacon Service Companies...................    9
  Equivalent Per Unit Data..................................   10
  Market Prices of Common Shares............................   11
  Distribution Policy.......................................   11
SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA.........   12
EOP PARTNERSHIP SUMMARY SELECTED CONSOLIDATED AND COMBINED
  FINANCIAL DATA............................................   13
BEACON PARTNERSHIP SUMMARY SELECTED COMBINED FINANCIAL
  DATA......................................................   15
RISK FACTORS................................................   17
  Unit Value Fluctuations Through the Effective Time........   17
  Unit Value Fluctuations After the Effective Time..........   17
  Failure to Effectively Manage Rapid Growth; Expansion into
     New Markets............................................   17
  Reductions in Distributions Per Unit for Beacon
     Unitholders After the Mergers..........................   17
  Conflicts of Interest Arising from Benefits to Certain
     Directors and Officers of Beacon.......................   18
  Limited Control over Business of EOP Partnership..........   18
  Risks of Ownership of EOP Partnership Units...............   19
  Issuance of Preferred Units...............................   19
  No Appraisal Rights in Connection with the Partnership
     Merger.................................................   19
  Payments if the Agreement Is Terminated...................   19
  Possibility That the Expected Benefits of Mergers Will Not
     Be Realized............................................   20
  Real Estate Risks.........................................   20
  Debt Financing............................................   22
  Concentration of Properties in Certain Markets............   23
  Federal Income Tax Risks..................................   23
  Limitations on Changes in Control and of Ownership
     Limit..................................................   26
  Managed Property Business and Non-REIT Services...........   28
  Conflicts of Interest in Connection with Formation and
     Business of EOP........................................   29
  Possible Environmental Liabilities........................   30
  Ownership of EOP Common Shares............................   32
  Dependence on Key Personnel...............................   33
  Contingent or Undisclosed Liabilities.....................   33

THE BEACON PARTNERSHIP SPECIAL MEETING......................................................................          34
  General...................................................................................................          34
  Voting and Revocation of Proxies..........................................................................          34
  Solicitation of Proxies...................................................................................          34
  Vote Required.............................................................................................          35
  Recommendation............................................................................................          35
  Other Matters.............................................................................................          35
THE MERGERS.................................................................................................          36
  Background of and Reasons for the Mergers.................................................................          36
  Opinion of Beacon Financial Advisor.......................................................................          41
  Effective Time of the Mergers.............................................................................          47
  Exchange Ratios and Exchange of EOP Common Shares, EOP Preferred Shares and EOP Partnership Units.........          47
  Distributions.............................................................................................          48
  Effect of Mergers on the Declaration of Trust and the EOP Bylaws and Agreement of Limited Partnership.....          49
  Headquarters..............................................................................................          49
  Trustees and Management...................................................................................          49
  Conditions to Consummation of the Mergers.................................................................          49
  Representations and Warranties............................................................................          50
  Conduct of Business Pending the Mergers...................................................................          51
  No Solicitation...........................................................................................          55
  Certain Other Covenants...................................................................................          56
  Termination, Extension, Amendment and Waiver..............................................................          57
  Fees and Expenses.........................................................................................          59
  Assumption of Beacon's Obligations Under Registration Rights Agreements...................................          60
  Interests of Certain Persons in the Mergers...............................................................          61
  Anticipated Accounting Treatment..........................................................................          64
  Resales of EOP Partnership Units, EOP Common Shares and EOP Preferred Shares..............................          64
  Other Related Transactions................................................................................          65
APPRAISAL RIGHTS............................................................................................          66
BUSINESS OF EOP.............................................................................................          67
  General...................................................................................................          67
  Distribution of EOP Office Properties, Managed Properties and Parking Facilities by Region (as of
     September 30, 1997)....................................................................................          68
  Operations................................................................................................          68
  Operational Structure.....................................................................................          68
  Formation Transactions....................................................................................          69
  Recent Developments.......................................................................................          70
  Business and Growth Strategies............................................................................          71
  Price Range of EOP Common Shares and Distribution History.................................................          73
EOP PARTNERSHIP SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA...........................................          74
EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......          76
  Overview..................................................................................................          76
  General...................................................................................................          76
  Results of Operations.....................................................................................          77
  Parking Operations........................................................................................          81
  Parking Facilities........................................................................................          87
  Dispositions of Property..................................................................................          87
  Liquidity and Capital Resources...........................................................................          88
  Cash Flows................................................................................................          91
  Capital Improvements......................................................................................          92
  Tenant Improvements and Leasing Commission Costs..........................................................          92
  Inflation.................................................................................................          93

                                                              PAGE
                                                              ----
  Funds from Operations.....................................   94
THE EOP PROPERTIES..........................................   96
  General...................................................   96
  EOP Office Properties by Region...........................   96
  EOP Office Property Market Sectors and Submarkets -- EOP
     Office Property Statistics.............................   97
  EOP Parking Facilities....................................  110
  Tenants...................................................  110
  Lease Expiration by Region................................  111
  Lease Expirations -- Total Portfolio......................  113
  Lease Distributions.......................................  114
  Capital Improvements......................................  114
  Tenant Improvement and Leasing Commission Costs...........  114
  Occupancy.................................................  116
  Debt Financing............................................  116
  Realty Taxes..............................................  116
  Legal Proceedings.........................................  116
BUSINESS OF BEACON..........................................  117
  General...................................................  117
  Operations................................................  117
  Operational Structure.....................................  117
  Recent Developments.......................................  117
BEACON PARTNERSHIP SELECTED COMBINED FINANCIAL
  INFORMATION...............................................  119
BEACON PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............  123
  Overview..................................................  123
  Results of Operations.....................................  123
  Liquidity and Capital Resources...........................  127
  Investing Activities......................................  127
  Financing Activities......................................  128
  Capitalization............................................  129
  Environmental Matters.....................................  130
  Inflation.................................................  130
THE BEACON PROPERTIES.......................................  131
  Lease Expirations.........................................  134
  Mortgage Indebtedness and Credit Facility.................  136
MARKETS AND COMPETITION OF EOP AND BEACON...................  137
MANAGEMENT..................................................  143
  Trustees and Executive and Senior Officers of EOP.........  143
  Committees of the EOP Board...............................  148
  Compensation of the EOP Board; Payment in EOP Common
     Shares.................................................  148
  Executive Compensation....................................  149
  Option and Restricted Share Plan..........................  150
  401(k) Plan...............................................  150
  Supplemental Retirement Savings Plan......................  150
  Employee Share Purchase Plan..............................  150
  Incentive Compensation....................................  151
  Limitation of Liability and Indemnification...............  151
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............  152
  Sale of EOP Common Shares to Mr. Zell.....................  152
  Leases and Parking Operations.............................  152
  Equity Group Distributions and Fees.......................  153
  Miscellaneous.............................................  153
EOP PARTNERSHIP POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES................................................  154
  Investment Policies.......................................  154
  Financing Policies........................................  155
  Lending Policies..........................................  155

  Conflict of Interest Policies.............................................................................         155
  Policies with Respect to Other Activities.................................................................         156
EOP PARTNERSHIP AGREEMENT AND UNITS OF PARTNERSHIP INTEREST.................................................         157
  Capitalization............................................................................................         157
  Issuance of Additional Partnership Interests..............................................................         157
  Capital Contributions.....................................................................................         157
  Distributions.............................................................................................         157
  Preemptive Rights.........................................................................................         158
  Liquidation Preferences...................................................................................         158
  Conversion or Redemption of Partnership Interests.........................................................         158
  Management................................................................................................         159
  Reimbursement of EOP; Transactions with EOP and Its Affiliates............................................         160
  Sales of Substantially All of the Assets of EOP Partnership...............................................         160
  Indemnification...........................................................................................         160
  Transfer or Pledge of Partnership Interests...............................................................         161
  Amendment of the Partnership Agreement....................................................................         161
  Meetings..................................................................................................         162
  Financial Statements and Reports..........................................................................         162
  Term......................................................................................................         163
COMPARATIVE RIGHTS OF UNITHOLDERS...........................................................................         163
  Capitalization............................................................................................         163
  Issuance of Additional Partnership Interests..............................................................         164
  Capital Contributions.....................................................................................         164
  Distributions.............................................................................................         165
  Preemptive Rights.........................................................................................         165
  Conversion; Redemption....................................................................................         166
  Management................................................................................................         167
  Sale of Substantially All of Partnership Assets...........................................................         168
  Indemnification...........................................................................................         168
  Transfer or Pledge of Units...............................................................................         170
  Amendment of Partnership Agreement........................................................................         170
  Meetings..................................................................................................         171
  Financial Statements and Reports..........................................................................         172
CERTAIN PROVISIONS OF MARYLAND LAW AND EOP'S DECLARATION OF TRUST AND BYLAWS................................         173
  Classification and Removal of Board of Trustees; Other Provisions.........................................         173
  Changes in Control Pursuant to Maryland Law...............................................................         173
  Amendments to the Declaration of Trust....................................................................         174
  Advance Notice of Trustee Nominations and New Business....................................................         175
  Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and the EOP
     Bylaws.................................................................................................         175
  Maryland REIT Law Asset Requirements......................................................................         175
SHARES OF BENEFICIAL INTEREST...............................................................................         176
  General...................................................................................................         176
  EOP Common Shares.........................................................................................         176
  Preferred Shares..........................................................................................         177
  EOP Preferred Shares......................................................................................         177
  Power to Issue Additional EOP Common Shares and Preferred Shares..........................................         179
  Restrictions on Ownership and Transfer....................................................................         180
  Transfer Agent and Registrar..............................................................................         181
COMPARATIVE RIGHTS OF SHAREHOLDERS..........................................................................         182
  Capitalization............................................................................................         182
  Voting Rights.............................................................................................         183
  Trustees/Directors........................................................................................         184
  Anti-Takeover Provisions..................................................................................         186
  REIT Qualification Provisions.............................................................................         187

                                                              PAGE
                                                              ----
  Preemptive Rights.........................................  190
  Assessment................................................  191
  Conversion; Redemption; Sinking Fund......................  191
  Liquidation Rights........................................  192
  Distributions.............................................  193
  Shareholder Meetings......................................  194
  Indemnification...........................................  196
  Trustee and Director Liability............................  198
  Amendments to Constituent Documents.......................  198
  Mergers; Consolidations; Sales of Assets..................  199
  Character of Assets and Business..........................  199
FEDERAL INCOME TAX CONSIDERATIONS...........................  199
  General...................................................  199
  Summary...................................................  200
  Tax Status of EOP Partnership.............................  201
  Tax Consequences of the Partnership Merger................  202
  Effect of Subsequent Events...............................  207
  Tax Treatment of Partners Who Hold EOP Partnership Units
     After the Partnership Merger...........................  209
  Taxation of EOP as a REIT -- General......................  215
  Requirements for Qualification as a REIT..................  217
  Taxation of Taxable U.S. Shareholders of EOP Generally....  224
  Backup Withholding for EOP Distributions..................  226
  Taxation of Tax-Exempt Shareholders of EOP................  226
  Taxation of Non-U.S. Shareholders of EOP..................  227
  Tax Aspects of EOP's Ownership of Interests in the ZML
     Opportunity Partnerships and EOP Partnership...........  229
  Other Tax Consequences for EOP, Its Shareholders and the
     Third-Party Service Corporations.......................  230
ERISA CONSIDERATIONS........................................  230
  Status of EOP and EOP Partnership Under ERISA.............  230
EXPERTS.....................................................  232
LEGAL MATTERS...............................................  232
OTHER MATTERS...............................................  233
GLOSSARY....................................................  234
INDEX TO FINANCIAL STATEMENTS...............................  F-1
ANNEX I  Agreement and Plan of Merger dated September 15,
  1997, as amended
ANNEX II Opinion of Morgan Stanley & Co. Incorporated

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Proxy Statement/Prospectus. As used herein, "EOP" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its Subsidiaries (including EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership")), and the predecessors thereof or, when describing the Mergers or otherwise as the context may require, Equity Office Properties Trust only or EOP Partnership only. As used herein, "Beacon" means Beacon Properties Corporation, a Maryland corporation and one or more of its subsidiaries (including Beacon Properties, L.P., a Delaware limited partnership ("Beacon Partnership")), or, when describing the Mergers or otherwise as the context may require, Beacon Properties Corporation only or Beacon Partnership only. See "GLOSSARY" for the meanings of other terms used herein. All references herein to the value of the EOP Partnership Units or the Beacon Partnership Units assume the value of one EOP Partnership Unit or Beacon Partnership Unit is equal to the value of one EOP Common Share or Beacon Common Share, respectively. Unless otherwise required by the context, all rental and square footage data is approximate and/or on a weighted average basis and all property information is presented as of September 30, 1997. All references to the historical activities of EOP prior to July 11, 1997 refer to the activities of the EOP Predecessors.

PARTIES TO THE AGREEMENT

     EOP AND EOP PARTNERSHIP. EOP is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") engaged in owning and operating institutional quality office buildings and providing a superior level of service to tenants in central business districts ("CBDs") and suburban markets across the United States. Institutional quality office buildings generally are considered to be those that have excellent locations and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. EOP completed its initial public offering in July 1997. As of September 30, 1997, EOP owned or had an interest in 93 office properties containing approximately 33.4 million rentable square feet of office space (the "EOP Office Properties") and owned 16 stand-alone parking facilities containing approximately 16,037 parking spaces (the "EOP Parking Facilities" and, together with the EOP Office Properties, the "EOP Properties"). The EOP Properties are located in 48 submarkets in 35 markets in 20 states and the District of Columbia. The EOP Office Properties, by rentable square feet, are located 53% in CBDs and 49% in suburban markets. As of September 30, 1997, the EOP Office Properties were, on a weighted average basis, 93.2% occupied by 3,099 tenants, with no single tenant accounting for more than 2.3% of annualized rent. An additional 556,000 square feet (approximately 1.7% of the rentable square footage of the EOP Office Properties) were leased, with occupancy yet to commence. Since September 30, 1997, EOP has acquired an additional 21 office properties containing approximately 6.4 million rentable square feet of office space, thereby increasing the size of its portfolio to 114 office properties containing approximately 39.8 million rentable square feet.

     All of EOP's assets are owned by, and its operations conducted through, EOP Partnership and its Subsidiaries. EOP is the managing general partner of EOP Partnership.

     EOP's and EOP Partnership's principal executive offices are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and the telephone number is (312) 466-3300. For further information concerning EOP and EOP Partnership, see "BUSINESS OF EOP."

     BEACON AND BEACON PARTNERSHIP. Beacon is a fully integrated, self-administered and self-managed REIT engaged in owning and operating institutional quality office buildings and certain retail buildings located in CBDs and suburban markets, including Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C. As of the date hereof, Beacon owns or has an interest in 126 income producing properties containing approximately 20.7 million rentable square feet of office space (the "Beacon Properties" and, together with the EOP Properties, the "Properties"). The Beacon Properties are located in 10 submarkets in six markets in five states and the District of Columbia. The Beacon Properties, by rentable square feet, are located 68% in suburban markets and 32% in CBDs, primarily Boston and suburban Boston. As of September 30, 1997, the Beacon Properties were on a weighted average basis approximately 97% leased by a total of approximately 1,280 tenants, with no single tenant accounting for more than 4.0% of annualized rent.

     All of Beacon's assets are owned by, and its operations conducted through, Beacon Partnership and its Subsidiaries. Beacon is the sole general partner of Beacon Partnership.

     Beacon's and Beacon Partnership's principal executive offices are located at 50 Rowes Wharf, Boston, Massachusetts 02110, and their telephone number is
(617) 330-1400. For further information concerning Beacon and Beacon Partnership, see "BUSINESS OF BEACON."

TERMS OF THE MERGER; EXCHANGE RATIO


     The Agreement provides for a merger of Beacon with and into EOP (the "Company Merger") and a merger of Beacon Partnership with and into EOP Partnership (or into a limited liability company or limited partnership wholly owned, directly or indirectly, by EOP Partnership) (the "Partnership Merger" and, together with the Company Merger, the "Mergers"). At the Effective Time,
(i) each common partnership unit of Beacon Partnership ("Beacon Partnership Unit") will be converted into the right to receive 1.4063 Class A Units of EOP Partnership ("EOP Partnership Units"), with cash in lieu of the issuance of any fractional interests, (ii) each 8.98% Series A Preferred Unit of Beacon Partnership ("Beacon Preferred Unit") will be converted into the right to receive one 8.98% Series A Preferred Unit of EOP Partnership ("EOP Preferred Unit"), (iii) each outstanding share of common stock, $0.01 par value per share, of Beacon ("Beacon Common Share") will be converted into the right to receive
1.4063 common shares of beneficial interest, $0.01 par value per share, of EOP ("EOP Common Shares"), with cash in lieu of the issuance of any fractional interests, and (iv) each share of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Share") will be converted into the right to receive one 8.98% Series A Cumulative Redeemable Preferred Share, liquidation preference $25.00 per share, of EOP ("EOP Preferred Share"). As of November 17, 1997, there were 6,938,900 Beacon Partnership Units (excluding those held by Beacon), 8,000,000 Beacon Preferred Units (all of which are held by Beacon), 56,269,234 Beacon Common Shares and 8,000,000 Beacon Preferred Shares outstanding.


     Following the Mergers, each EOP Partnership Unit received by Beacon Unitholders in the Partnership Merger will be redeemable for one EOP Common Share or, at EOP's option, the cash equivalent thereof.

UNITHOLDER MEETING

     The Beacon Partnership Special Meeting will be held on Friday, December 19, 1997 at 9:30 a.m., Boston time, at State Street Bank, 225 Franklin Street, Boston, Massachusetts. The purpose of the Beacon Partnership Special Meeting is to consider and vote upon proposals to approve the Partnership Merger, the Agreement and certain other transactions contemplated thereby. See "THE BEACON PARTNERSHIP SPECIAL MEETING."

RECORD DATES; VOTE REQUIRED

     Only holders of Beacon Partnership Units of record admitted as limited partners of Beacon Partnership at the close of business on November 14, 1997 (the "Beacon Partnership Record Date") will be entitled to vote at the Beacon Partnership Special Meeting. The affirmative vote of the holders of 85% of the Beacon Partnership Units (including those held by Beacon) is required to approve the Partnership Merger. Beacon owns approximately 89% of the Beacon Partnership Units and intends to vote in favor of the Partnership Merger. In addition, the affirmative vote of holders of a majority of the Beacon Partnership Units (other than those held by Beacon) is required to approve the transfer of Beacon Partnership Units held by Beacon and its withdrawal as general partner of Beacon Partnership pursuant to the Company Merger. As of the Beacon Partnership Record Date, there were 6,938,900 Beacon Partnership Units (other than those held by Beacon) outstanding and entitled to vote.

     Certain members of the Beacon Board, their families and trusts and partnerships established for their benefit have entered into a voting agreement (the "Beacon Voting Agreement") pursuant to which such persons and entities, holding in the aggregate 2,571,618 Beacon Partnership Units or approximately 3.6% of the outstanding Beacon Partnership Units not held by Beacon, have agreed, among other things, to vote such Beacon Partnership Units to approve the Agreement, the Partnership Merger, the transfer of Beacon

Partnership Units held by Beacon and its withdrawal as general partner of Beacon Partnership and any other matters which require the consent of Beacon Unitholders in connection with the transactions contemplated by the Agreement.

     The Partnership Merger does not require approval by the EOP Unitholders other than EOP.

APPROVAL OF COMPANY MERGER

     By separate Joint Proxy Statement/Prospectus, the Beacon Board and the EOP Board are soliciting the approval of the Company Merger, the Agreement and the other transactions contemplated thereby from the Beacon Shareholders and the EOP Shareholders, respectively. Such Joint Proxy Statement/Prospectus also constitutes a Prospectus of EOP with regard to the EOP Common Shares to be issued to the Beacon Shareholders in connection with the Company Merger. The Company Merger requires the affirmative vote of Beacon Shareholders holding two-thirds of the outstanding Beacon Common Shares entitled to vote on the matter at the Beacon Special Meeting and the affirmative vote of EOP Shareholders holding a majority of all the EOP Common Shares entitled to vote on the matter at the EOP Special Meeting. The consummation of the Company Merger is conditioned upon consummation of the Partnership Merger, and the Partnership Merger will not be consummated if the Company Merger does not receive the required approval by Beacon Shareholders and EOP Shareholders.

APPROVAL BY PREFERRED SHAREHOLDERS

     By separate Proxy Statement/Prospectus, the Beacon Board is soliciting proxies from the holders of Beacon Preferred Shares (the "Beacon Preferred Shareholders") for use at a special meeting of such shareholders. The Beacon Preferred Shareholders are being asked to consider and vote upon a proposal to approve the Merger, the Agreement and the transactions contemplated thereby, including the conversion of the Beacon Preferred Shares into EOP Preferred Shares pursuant to the Merger. The Merger and the Agreement must be approved by the affirmative vote of the holders of two-thirds of all Beacon Preferred Shares entitled to vote. The consummation of the Merger is conditioned upon receiving the required approval of the Beacon Preferred Shareholders. The separate Proxy Statement/Prospectus relating to the special meeting of Beacon Preferred Shareholders also constitutes a Prospectus of EOP with regard to the EOP Preferred Shares to be issued to the Beacon Preferred Shareholders pursuant to the Merger.

RECOMMENDATION OF BEACON BOARD

     The Beacon Board on behalf of Beacon, in its capacity as general partner of Beacon Partnership, has unanimously approved the Mergers, the Agreement and the transactions contemplated thereby, including the transfer of Beacon Partnership Units by Beacon and its withdrawal as general partner of Beacon Partnership. The Beacon Board believes that the Mergers, the Agreement and the transactions completed thereby are fair to, and in the best interests of, Beacon, Beacon Partnership and their respective security holders.

     In reaching its determination, the Beacon Board consulted with Beacon management, as well as its financial advisors, legal counsel and accountants and considered the short-term and long-term interests of Beacon, Beacon Partnership and their respective security holders. In particular, the Beacon Board considered the following material factors, all of which it deemed favorable: (a) the value of the consideration to be received by the Beacon Unitholders in the Partnership Merger would result in a premium as compared to the historical and recent value of the Beacon Partnership Units as implied by historical and recent market prices of Beacon Common Shares; (b) the Partnership Merger provides an opportunity for Beacon Unitholders to become equity holders in the operating partnership subsidiary of the largest publicly traded owner and operator of office properties in the nation, with one of the strongest management teams in the industry and a combined asset portfolio that will be more geographically diversified than Beacon's current portfolio; (c) the Mergers would provide increased market capitalization which likely would result in higher trading volumes for the EOP Common Shares and enhanced liquidity for EOP Shareholders, including EOP Unitholders who receive EOP Common Shares upon redemption of their Units; (d) the Mergers likely would provide cost savings and operating efficiencies to the surviving company; (e) the Partnership Merger is a "unit-for-unit" rather than a "cash-for-unit" transaction and, thus, will provide Beacon Unitholders with an opportunity to share in any future appreciation of EOP Partnership Units and will allow Beacon Unitholders to convert their Beacon Partnership Units into EOP Partnership Units while deferring at least a substantial portion of the taxable gain that otherwise would be recognized in a cash transaction; (f) the Agreement permits the Beacon Board to continue to receive unsolicited inquiries and proposals concerning other potential business combinations and to enter into discussions or negotiations concerning such combinations with third parties to the extent required by the fiduciary duties of the Beacon Board, and to terminate the Agreement upon payment to EOP of the Break-Up Fee of up to $75 million if the Beacon Board, in the exercise of its fiduciary duties, withdraws or amends in any manner adverse to EOP its approval of the Mergers or the Agreement in connection with a Superior Acquisition Proposal; and (g) Beacon can terminate the Agreement in the event the average of the closing prices of EOP Common Shares for the twenty consecutive trading days preceding the seventh trading day prior to the Beacon Special Meeting is below $27.39. The Beacon Board also considered as favorable to its determination the opinion, analyses and presentations of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), including the opinion of Morgan Stanley dated September 15, 1997, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the Beacon Shareholders pursuant to the Agreement is fair from a financial point of view to the Beacon Shareholders.

     The Beacon Board also considered the following potentially negative factors in its deliberations concerning the Mergers: (i) the limited public trading history and limited public float of EOP; (ii) the reduction in distributions per unit for Beacon Unitholders after the Partnership Merger from the current quarterly distribution of $.50 per unit to $.42 per unit; (iii) the fact that the Exchange Ratio is fixed and not subject to adjustment and, thus, a decrease in the trading price of EOP Common Shares prior to the Effective Time would reduce the value of the consideration paid to Beacon Unitholders (as implied by the value of the EOP Common Shares) in the Partnership Merger; (iv) the risk that the anticipated benefits of the Partnership Merger to Beacon Unitholders may not be realized as a result of possible changes in the real estate market in general, the inability to achieve the anticipated reductions in expenses or other potential difficulties in integrating the two companies and their respective operations; and (v) the significant costs involved in connection with consummating the Mergers, the substantial management time and effort required to effectuate the Mergers and integrate the businesses of Beacon and EOP and the related disruption to Beacon's operations. The Beacon Board also considered the potential benefits to certain directors and officers discussed in "-- Interests of Certain Persons in the Mergers" below. Overall, however, the Beacon Board concluded that the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by the Beacon Board in its deliberations relating to the Mergers.

OPINION OF BEACON FINANCIAL ADVISOR

     Beacon received the oral opinion of Morgan Stanley at the meeting of the Beacon Board on September 14, 1997, which was confirmed in writing as of September 15, 1997, to the effect that, as of the respective dates of such opinions, the proposed consideration to be received by the Beacon Shareholders pursuant to the Company Merger is fair from a financial point of view to the Beacon Shareholders. Morgan Stanley's opinion did not specifically address the fairness of the consideration to be received by Beacon Unitholders. The Beacon Board believes, however, that the Morgan Stanley opinion is relevant to the Beacon Unitholders because the value of the EOP Partnership Units to be received by the Beacon Unitholders is derived from, and substantially equivalent to, the value of the EOP Common Shares to be received by Beacon Shareholders in the Company Merger.

     Morgan Stanley is an internationally recognized investment banking firm and continually is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities, and valuations for estate, corporate and other purposes. Beacon selected Morgan Stanley as its financial advisor because of Morgan Stanley's reputation and substantial experience in transactions such as the Company Merger and Morgan Stanley's familiarity with Beacon and its business.

     Beacon has agreed to pay Morgan Stanley certain fees, to reimburse Morgan Stanley for certain of its reasonable out-of-pocket expenses and to indemnify Morgan Stanley against certain liabilities, including liabilities under the federal securities laws. For additional information concerning Morgan Stanley and its written opinion, see "THE MERGERS -- Opinion of Beacon Financial Advisor" and Morgan Stanley's written opinion, dated September 15, 1997, attached hereto as Annex II. The written opinion of Morgan Stanley should be read in its entirety with respect to the assumptions made, matters considered and limits of the reviews undertaken by Morgan Stanley in rendering such opinion.

EFFECTIVE TIME OF THE MERGERS

     As soon as practicable after satisfaction or waiver of all conditions to consummation of the Mergers (see "THE MERGERS -- Conditions to Consummation of the Mergers"), EOP and Beacon will file articles of merger with the State Department of Assessments and Taxation of Maryland (the "Department") and immediately after consummation of the Company Merger, EOP Partnership will file a certificate of merger with the Secretary of State of the State of Delaware. The Mergers will become effective (the "Effective Time") at such time as will be specified in the articles of merger and the certificate of merger, not to exceed 30 days after the articles of merger are accepted for record by the Department.

TRUSTEES, MANAGEMENT AND HEADQUARTERS AFTER THE MERGERS

     Following the Effective Time, the trustees of EOP who were trustees immediately prior thereto will continue to serve for the balance of their unexpired terms. In addition, Alan M. Leventhal, President, Chief Executive Officer and a director of Beacon, and Edwin N. Sidman, Chairman of the Beacon Board, will become trustees of EOP with terms expiring at the first annual meeting of EOP Shareholders with respect to which notice is mailed subsequent to the Effective Time. EOP has agreed that Messrs. Leventhal and Sidman will thereafter be renominated as trustees for terms expiring at the annual meetings of EOP Shareholders in 2002 and 2001, respectively. Those persons currently serving as EOP's executive officers and senior management will continue to be EOP's executive officers and senior management after the Effective Time, and the location of EOP's principal executive offices will not change. EOP will continue to be the managing general partner of EOP Partnership. See "THE
MERGERS -- Trustees and Management" and "-- Headquarters."

CONDITIONS TO CONSUMMATION OF THE MERGERS

     The consummation of the Mergers is subject to satisfaction or waiver of certain conditions, including, among other things, obtaining the requisite approval of the EOP Shareholders, the Beacon Shareholders, the Beacon Preferred Shareholders and the Beacon Unitholders. See "THE MERGERS -- Conditions to Consummation of the Mergers."

ANTICIPATED ACCOUNTING TREATMENT

     The Partnership Merger will be accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. See "THE
MERGERS -- Anticipated Accounting Treatment."

CONDUCT OF BUSINESS PENDING THE MERGERS

     Each of Beacon and Beacon Partnership has agreed that, prior to the Effective Time, it will, and will cause each of its respective Subsidiaries which it controls to, conduct its business in the ordinary course, except in certain circumstances. In addition, each of EOP and EOP Partnership has agreed that, prior to the Effective Time, it will, and will cause each of its respective Subsidiaries which it controls to, conduct its business consistent with certain customary covenants. See "THE MERGERS -- Conduct of Business Pending the Mergers."

SUMMARY RISK FACTORS

     In considering whether to approve the Partnership Merger, the Agreement and the transactions contemplated thereby, the Beacon Unitholders entitled to vote on the Partnership Merger should carefully consider, in addition to the other information contained in this Proxy Statement/Prospectus, the matters discussed under "RISK FACTORS." Such matters include:

     - The value of the EOP Partnership Units and the Beacon Partnership Units, as reflected in the relative market prices of the EOP Common Shares and the Beacon Common Shares at the Effective Time, may vary significantly from the value as reflected in such prices as of the date of execution of the Agreement, the date hereof or the date on which the Beacon Unitholders vote on the Partnership Merger and the Agreement due to changes in the business, operations and prospects of EOP or Beacon, market assessments of the likelihood that the Mergers will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of REIT shares and office REIT shares generally. See "RISK FACTORS -- Unit Value Fluctuations Through the Effective Time."

     - There can be no assurance as to the trading volume or market price of the EOP Common Shares after the Effective Time. Events outside the control of EOP which could adversely affect the market value of EOP's assets, as well as the market price of the EOP Common Shares and the value of the EOP Partnership Units, may occur after the Effective Time. See "RISK FACTORS -- Unit Value Fluctuations After the Effective Time."

     - After the Mergers, EOP will own or have an interest in (i) 245 office properties containing approximately 62.0 million rentable square feet of office space, representing an approximate 92% increase in the office space in EOP's portfolio (on a square foot basis) since EOP's IPO in July 1997, and (ii) 17 stand-alone parking facilities containing approximately 16,749 parking spaces, representing an approximate 13% increase in the parking spaces in EOP's portfolio since EOP's IPO. The failure to effectively manage rapid growth, including the growth resulting from the Mergers, could have a material adverse effect on operating results and financial condition of EOP. See "RISK FACTORS -- Failure to Effectively Manage Rapid Growth; Expansion into New Markets."


     - The federal income tax consequences of the Partnership Merger are highly complex and, with respect to each Beacon Unitholder, are dependent upon many variables, including the particular circumstances of such Beacon Unitholder. In addition, the former Beacon Unitholders holding EOP Partnership Units as a result of the Partnership Merger will continue to be subject to the risk that a variety of future events or transactions could cause some or all of them to recognize part or all of the taxable gain that has been deferred either through the original contribution of assets to Beacon Partnership in exchange for Beacon Partnership Units or through the Partnership Merger. Further, the receipt of cash or EOP Common Shares by partners upon the exercise of the Unit Redemption Right or the eventual liquidation of EOP Partnership will, as is similarly the case for the Beacon Partnership Units prior to the Merger, be a taxable transaction and is likely to result in the recognition by the partners of substantial gain for federal income tax purposes. See "RISK
       FACTORS -- Federal Income Tax Risks -- Tax Consequences of the Partnership Merger," "-- Effects of Subsequent Events upon Recognition of Gain," and "-- Redemption of Units; Sale of Assets; Dissolution of Partnership," and "FEDERAL INCOME TAX CONSIDERATIONS -- Tax Consequences of the Partnership Merger" and "-- Effect of Subsequent Events."


     - Assuming EOP Partnership continues to make regular quarterly distributions at its current quarterly rate of $.30 per unit after the Partnership Merger, each Beacon Unitholder will receive an equivalent quarterly distribution payment of $.42 per unit, as compared to Beacon Partnership's most recent quarterly distribution of $.50 per unit. Based on the Exchange Ratio, the Beacon Unitholders will receive an adjusted annualized distribution of $1.69 per unit, representing a 16% decline from the Beacon Unitholders' current annual distribution of $2.00 per unit. See "RISK FACTORS -- Reductions in Distributions Per Unit for Beacon Unitholders After the Mergers."

     - Conflicts of interest exist due to the fact that certain members of the Beacon Board and the management of Beacon have certain interests in, and will receive benefits from, the Mergers that are different from, or in addition to, the interests of, and the benefits to, Beacon Unitholders generally. Upon, and at various times following, the closing of the transactions under the Agreement, certain executives of Beacon and its affiliates will be entitled to receive severance payments (aggregating approximately $9.7 million), performance bonuses (aggregating approximately $31.2 million) and payments for taxes (currently estimated to aggregate approximately $18.8 million) pursuant to various existing Beacon incentive compensation, severance and other plans, arrangements or transactions, as well as the full vesting and immediate exercisability of all outstanding options to acquire Beacon Common Shares with an aggregate value (net of exercise price and assuming a price of $43 3/8 per Beacon Common Share (the closing price of Beacon Common Shares on November 17, 1997)) of approximately $38.8 million. In addition, certain officers and directors of Beacon and members of their families will benefit from certain agreements which are intended to permit such persons to continue to defer federal taxable income that otherwise might have to be recognized upon the sale of, or refinancing of indebtedness with respect to, certain Beacon Properties. See "RISK FACTORS -- Conflicts of Interest Arising from Benefits to Certain Directors and Officers of Beacon."


     - All decisions regarding the business and operations of EOP Partnership following the Mergers, including the amounts of distributions to be paid to the EOP Unitholders, will be made by EOP, which will continue to serve as managing general partner of EOP Partnership. Under the EOP Partnership Agreement, the limited partners of EOP Partnership may not remove EOP as the managing general partner. See "RISK FACTORS -- Limited Control over Business of EOP Partnership."

     - The Agreement provides for the payment by Beacon of a Break-Up Fee of up to $75 million if the Agreement is terminated by EOP or Beacon under certain circumstances, and/or reimbursement of expenses by EOP or Beacon of up to $10 million if the Agreement is terminated by EOP or Beacon under certain other circumstances. See "RISK FACTORS -- Payments if the Agreement Is Terminated."

     - The Merger Consideration (based upon the closing price of the EOP Common Shares on September 12, 1997) to be paid by EOP and EOP Partnership to Beacon Shareholders and Beacon Unitholders represents a 28.4% premium over the closing price of the Beacon Common Shares on September 12, 1997 (the last trading day prior to the public announcement of the Mergers). Nevertheless, the Mergers have an accretive (rather than a dilutive) effect on EOP's Funds from Operations per unit on a pro forma basis for 1996 and for the nine months ended September 30, 1997, and are expected to have an accretive effect for future periods. However, no assurance can be given that the Mergers will not have a dilutive effect on EOP's future Funds from Operations per unit. See "RISK FACTORS -- Possibility That the Expected Benefits of Mergers Will Not Be Realized."

     - The Beacon Unitholders do not have appraisal rights in connection with the Partnership Merger under Delaware law. See "RISK FACTORS -- No Appraisal Rights in Connection with the Partnership Merger."

     - EOP Partnership's investments are and will be subject to varying degrees of risk normally associated with the ownership of real property, including the need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), the illiquidity of real estate investments and the risk of material losses in excess of insurance proceeds. Each of these risks could have a material adverse impact on EOP Partnership's business and future operations. See "RISK FACTORS -- Real Estate Risks."

     - EOP Partnership's investments are and will be subject to varying degrees of risk normally associated with debt financing, including the risk that EOP Partnership's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that existing indebtedness on its properties (which in virtually all cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness, and the risk of increases in interest rates on variable rate indebtedness. In addition, the inability to refinance outstanding mortgage indebtedness upon maturity or refinance such indebtedness on favorable terms could result in foreclosures on properties pledged as collateral for such indebtedness. See "RISK FACTORS -- Debt Financing."

     - Upon consummation of the Mergers approximately 17.6% of the EOP Office Properties (in number of buildings) and 15.6% (in square footage) will be located in California, and 14.3% (in number of buildings) and 12.1% (in square footage) will be located in metropolitan Boston. See "RISK
       FACTORS -- Concentration of Properties in Certain Markets."

     - EOP would be taxed as a corporation were it to fail to qualify as a REIT for federal income tax purposes, resulting in liability for certain federal, state and local income taxes, which could have a material adverse impact on the value of the EOP Common Shares and EOP Partnership Units and on EOP Partnership's business and future operations. See "RISK FACTORS -- Federal Income Tax Risks."

     - EOP's ability to limit, for purposes of maintaining its REIT status, the actual or constructive ownership of EOP Common Shares to 9.9% of the outstanding EOP Common Shares, and of certain other provisions contained in the organizational documents of EOP and EOP Partnership, could have the effect of delaying, deferring or preventing a transaction or change in control of EOP that might involve a premium price for the EOP Common Shares or otherwise would be in the best interests of the EOP Securityholders. See "RISK FACTORS -- Limitations on Changes in Control and of Ownership Limit."

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     Certain directors, executives and employees of Beacon and its affiliates and certain holders of Beacon Common Shares and/or Beacon Partnership Units have certain interests in the Mergers that are different from, or in addition to, the interests generally of the Beacon Unitholders. These interests include interests in Beacon stock options, severance, incentive compensation and other benefit plans, certain agreements restricting the sale or refinancing of certain Beacon Properties intended to permit the beneficiaries to defer certain taxes, the Stock Purchase Agreements, and indemnification. See "THE MERGERS -- Interests of Certain Persons in the Mergers." The Beacon Board and the EOP Board were aware of these interests and considered them, among other matters, in approving the Mergers, the Agreement and the transactions contemplated thereby.

FEDERAL INCOME TAX CONSEQUENCES OF THE PARTNERSHIP MERGER

     The Partnership Merger and the resulting issuance and distribution of EOP Partnership Units to Beacon Unitholders should not result in the recognition of taxable gain, at the time of the Partnership Merger, to a Beacon Unitholder who does not receive in connection with the Partnership Merger a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Beacon Unitholder's aggregate adjusted basis in its Beacon Partnership Units at the time of the Partnership Merger. Whether a particular Beacon Unitholder will receive a deemed cash distribution attributable to relief from liabilities in connection with the Partnership Merger that exceeds its adjusted basis in its Beacon Partnership Units at the time of the Partnership Merger will depend upon a number of variables, which are explained in detail below under the heading "FEDERAL INCOME TAX CONSIDERATIONS -- Tax Consequences of the Partnership Merger." In addition, as a result of events and transactions that might occur subsequent to the Partnership Merger, a Beacon Unitholder could be required to recognize all or part of the gain deferred at the time of the Partnership Merger. See "FEDERAL INCOME TAX CONSEQUENCES -- Effect of Subsequent Events."

FEDERAL INCOME TAX CLASSIFICATION OF EOP PARTNERSHIP AND EOP

     Hogan & Hartson L.L.P., counsel to EOP, will provide to EOP and EOP Partnership an opinion to the effect that EOP Partnership will be treated as a partnership for federal income tax purposes and will not be subject to tax as a corporation or an association taxable as a corporation.

     Hogan & Hartson L.L.P. also will provide to EOP and Beacon an opinion to the effect that, commencing with its formation on July 11, 1997, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code and that after giving effect to the Mergers, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. Goodwin, Procter & Hoar LLP, counsel to Beacon, will deliver an opinion to EOP, as a condition to the Mergers, to the effect that for Beacon's taxable year ended December 31, 1994, and for all subsequent taxable years ending on or before the Effective Time, Beacon was organized and has operated in conformity with the requirements for qualification as a REIT under the Code.

RESALES OF EOP PARTNERSHIP UNITS, EOP COMMON SHARES AND EOP PREFERRED SHARES


     The EOP Partnership Units to be issued to the holders of Beacon Partnership Units in the Partnership Merger will be transferable subject to the restrictions contained in the EOP Partnership Agreement as described under "EOP PARTNERSHIP AGREEMENT AND UNITS OF PARTNERSHIP INTEREST -- Transfer or Pledge of Partnership Interests." The EOP Common Shares and the EOP Preferred Shares to be issued to holders of the Beacon Common Shares and the Beacon Preferred Shares, respectively, upon consummation of the Company Merger, and the EOP Common Shares reserved for issuance upon redemption of EOP Partnership Units to be issued to holders of Beacon Partnership Units upon consummation of the Partnership Merger, are registered under the Securities Act, and will be transferable freely and without restriction by those holders of Beacon Common Shares, Beacon Preferred Shares and Beacon Partnership Units who receive such shares following the consummation of the Mergers and who are not deemed to be "Affiliates" (as defined under Rule 145 of the Securities Act generally to include trustees, directors, certain executive officers and ten percent or more shareholders) of EOP or Beacon. The EOP Common Shares to be issued in the Merger to affiliates of Beacon will be tradeable within the volume and manner of sale limitations of Rule 144 under the Securities Act. Beacon has agreed to use its reasonable best efforts to cause each person who may be deemed an "Affiliate" of Beacon at the time of the Shareholder Meetings to deliver to EOP a written agreement that such person will not dispose of EOP Common Shares received by such person in the Mergers except in compliance with the Securities Act. See "THE
MERGERS -- Resales of EOP Partnership Units, EOP Common Shares and EOP Preferred Shares."


TERMINATION

     The Agreement may be terminated under certain circumstances at any time prior to the Effective Time, whether before or after the approval of the Partnership Merger by the Beacon Unitholders. See "THE MERGERS -- Termination, Extension, Amendment and Waiver."

BREAK-UP FEES

     The Agreement provides for the payment by Beacon of a Break-Up Fee of up to $75 million if the Agreement is terminated by EOP or Beacon under certain circumstances. In addition, the Agreement provides for reimbursement to EOP or Beacon of expenses of up to $10 million if the Mergers are terminated by EOP or Beacon under other circumstances. See "THE MERGERS -- Fees and Expenses."

ACQUISITION OF BEACON SERVICE COMPANIES

     Beacon manages approximately 2.2 million square feet of commercial and office space owned by third parties through Beacon Property Management Corporation, a Massachusetts corporation ("Beacon Management Company"), and conducts third-party tenant design services through Beacon Design Corporation, a Massachusetts corporation ("Beacon Design Company"). The holders (which are certain trusts affiliated with Messrs. Alan Leventhal and Sidman) of 99% of the voting stock in each of Beacon Management Company, Beacon Design Company and Beacon Construction Company, Inc., a Massachusetts corporation ("Beacon Construction Company" and, together with Beacon Management Company and Beacon Design Company, the "Beacon Service Companies"), have agreed to sell such stock to Equity Office Properties Management Corp., a Delaware corporation in which EOP owns a 95% non-voting equity interest ("EOP Management Corp."), or its designees, upon the consummation of the Mergers pursuant to certain stock purchase agreements (the

"Stock Purchase Agreements"). The remaining interests in the Beacon Service Companies are held by Beacon Partnership. Upon the consummation of the Partnership Merger and the transactions contemplated by the Stock Purchase Agreements, EOP Management Corp. will succeed to Beacon's third-party management and design businesses. EOP Management Corp. expects to cease operating Beacon Construction Company's construction business upon the completion of Beacon Construction Company's existing contracts.

EQUIVALENT PER UNIT DATA

     The following summary presents selected comparative unaudited per unit information for Beacon Partnership on a historical basis and EOP Partnership and Beacon Partnership on a pro forma combined basis assuming the Mergers had been effective throughout the periods presented. Such per unit amounts allow comparison of historical information with respect to the value of one Beacon Partnership Unit to the corresponding information with respect to the projected value of one Beacon Partnership Unit as a result of the Partnership Merger and are computed by multiplying the pro forma amounts by the Exchange Ratio.

     EOP Partnership income statement information for the year ended December 31, 1996 and balance sheet information as of December 31, 1996 are based on, and should be read in conjunction with, the consolidated audited financial statements of EOP Partnership included in this Proxy Statement/Prospectus. Beacon Partnership income statement information for the year ended December 31, 1996 and balance sheet information as of December 31, 1996 are based on, and should be read in conjunction with, the Consolidated Financial Statements of Beacon Partnership included in this Proxy Statement/Prospectus. The remaining financial information is based on the respective historical consolidated unaudited financial statements of EOP Partnership and Beacon Partnership and the notes thereto. In the opinion of the respective managements of EOP and Beacon, all adjustments necessary to present a fair statement of results of interim periods of EOP Partnership and Beacon Partnership (which adjustments were of a normal recurring nature) have been included. Results for EOP Partnership and Beacon Partnership for the nine months ended September 30, 1997 are not necessarily indicative of results to be expected for their entire fiscal years, nor are pro forma amounts necessarily indicative of results that will be obtained on a combined basis.


                                                              NINE MONTHS ENDED    YEAR ENDED
                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1997              1996
                                                              -----------------   ------------
NET INCOME PER UNIT(A)
  EOP Partnership...........................................          N/A               N/A
  Beacon Partnership........................................       $ 1.38            $ 1.21
  EOP Partnership and Beacon Partnership pro forma
     combined...............................................       $  .80            $ 1.02
  Beacon Partnership pro forma equivalent(B)................       $ 1.13            $ 1.43
CASH DISTRIBUTIONS DECLARED PER UNIT
  EOP Partnership...........................................          N/A               N/A
  Beacon Partnership........................................       $1.425            $1.765
  EOP Partnership and Beacon Partnership pro forma
     combined(C)............................................       $  .90            $ 1.20
  Beacon Partnership pro forma equivalent(B)................       $1.266            $ 1.69
UNITHOLDERS' EQUITY (BOOK VALUE) PER UNIT (end of period)
  EOP Partnership...........................................       $20.78                --
  Beacon Partnership........................................       $21.59                --
  EOP Partnership and Beacon Partnership pro forma
     combined...............................................       $24.64                --
  Beacon Partnership pro forma equivalent (B)...............       $34.65                --


---------------
(A) The Mergers are not dilutive and, therefore, fully-diluted net income per EOP Partnership Unit is not presented herein.

(B) The Beacon pro forma equivalent is determined by multiplying the Exchange Ratio (1.4063) by the EOP and Beacon pro forma combined per common unit amounts so that the per common unit amounts are equated to the comparative values for each Beacon Partnership Unit.


(C) Based on actual cash distributions declared by EOP Partnership, presented on an annualized basis.

     The following table presents the weighted average number of units outstanding relevant to the calculation of net income per unit as shown in the preceding table.

                                                          NINE MONTHS ENDED    YEAR ENDED
                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                1997              1996
                                                          -----------------   ------------
EOP Partnership.........................................             N/A              N/A
Beacon Partnership......................................      59,443,531       34,446,907
EOP Partnership and Beacon Partnership pro forma
  combined..............................................     273,120,214      273,120,214

MARKET PRICES OF COMMON SHARES


     The EOP Partnership Units and the Beacon Partnership Units are not listed on any national securities exchange or quoted in the over the counter market, and there is no established public trading market for either of the EOP Partnership Units or the Beacon Partnership Units. However, each EOP Partnership Unit to be received by Beacon Unitholders in the Partnership Merger may be redeemed for one EOP Common Share or, at EOP's option, the cash equivalent thereof. See, however, "RISK FACTORS -- Federal Income Tax Risks -- Redemption of Units; Sale of Assets; Dissolution of Partnership." The Beacon Partnership Units currently may be redeemed for Beacon Common Shares or, at the option of Beacon, the cash equivalent thereof. The following table sets forth the price per share of EOP Common Shares and Beacon Common Shares based on the last reported sale prices per share on the NYSE on September 12, 1997, the last trading day prior to public announcement of the execution of the Agreement, and on November 17, 1997, the most recent date for which prices are available prior to mailing this Proxy Statement/Prospectus.



                                                              PRICE PER SHARE
                                                   -------------------------------------
                                                     HISTORICAL
                                                   ---------------      BEACON PRO FORMA
                                                   EOP      BEACON       EQUIVALENT(A)
                                                   ---      ------      ----------------
September 12, 1997(b)............................  $337/16   $365/8          $47.02
November 17, 1997................................  $319/16   $433/8          $44.39


---------------
(a) Computed by multiplying the last sale price of EOP Common Shares by the Exchange Ratio.

(b) The average last reported sale price per EOP Common Share for the five trading days preceding September 12, 1997 was $32.225. The Beacon pro forma equivalent, based on such five trading days, would be $45.32.

DISTRIBUTION POLICY

     Holders of EOP Partnership Units are entitled to cash distributions when, if and as declared by the EOP Board as managing general partner of EOP Partnership. There can be no assurance as to the payment of distributions on EOP Partnership Units in the future because such payment will depend upon the earnings and financial condition of EOP Partnership, as well as other related factors. The EOP Partnership Agreement permits the issuance of preferred partnership interests having the right to receive distributions before distributions on the EOP Partnership Units are declared or paid. The EOP Preferred Units will have such preferential distribution rights as described below. In order to remain qualified as a REIT under the Code, EOP must distribute to EOP Shareholders at least 95% of its REIT taxable income (other than net capital gain) annually. See "FEDERAL INCOME TAX
CONSIDERATIONS -- Requirements for Qualification as a REIT -- Annual Distribution Requirements Applicable to REITs." The Maryland REIT Law provides that EOP may not pay distributions if, after giving effect to the distribution, EOP would be insolvent or if the distribution exceeds the surplus of EOP.

                          SUMMARY UNAUDITED PRO FORMA
                            COMBINED FINANCIAL DATA


     The following table sets forth the summary unaudited pro forma combined financial data for EOP Partnership and Beacon Partnership as a combined entity, giving effect to the Partnership Merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments and additional adjustments related to certain other EOP Partnership and Beacon Partnership transactions, primarily property acquisitions, which have either occurred or are probable of occurring subsequent to September 30, 1997 as described in the notes to the pre-Merger unaudited pro forma combined financial statements appearing for EOP Partnership elsewhere in this Proxy Statement/Prospectus.


     The unaudited pro forma combined operating and other data are presented as if the Partnership Merger had been consummated at the beginning of each period presented. The unaudited pro forma combined balance sheet data at September 30, 1997 is presented as if the Partnership Merger and certain other EOP Partnership and Beacon Partnership transactions, primarily property acquisitions, had occurred on September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made. The Partnership Merger has been accounted for under the purchase method of accounting in accordance with the Accounting Principles Board Opinion No. 16.

     The pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the respective historical audited financial statements and notes thereto of EOP Partnership and Beacon Partnership set forth in this Proxy Statement/Prospectus and the unaudited pro forma financial statements and notes thereto of EOP Partnership appearing elsewhere in this Proxy Statement/Prospectus and of Beacon Partnership incorporated herein by reference.
     The unaudited pro forma operating data and other data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of EOP Partnership and Beacon Partnership would have been for the periods presented, nor does such data purport to represent the results of future periods.


                                                              PRO FORMA FOR THE   PRO FORMA FOR THE
                                                              NINE MONTHS ENDED      YEAR ENDED
                                                                SEPTEMBER 30,       DECEMBER 31,
                                                                    1997                1996
                                                              -----------------   -----------------
                                                                      (AMOUNTS IN THOUSANDS
                                                                      EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental.....................................................     $   784,519         $  967,335
 Tenant reimbursements......................................         143,910            167,321
 Parking....................................................          43,430             54,314
 Other......................................................          21,280             42,578
 Management fees............................................           6,286              8,125
 Interest...................................................          19,930             21,143
                                                                 -----------         ----------
     Total revenue..........................................       1,019,355          1,260,816
                                                                 -----------         ----------
Expenses:
 Property operating.........................................         362,313            462,287
 Interest...................................................         193,032            251,621
 Depreciation and amortization..............................         185,341            242,899
 General and administrative.................................          39,573             32,644
                                                                 -----------         ----------
     Total expenses.........................................         780,259            989,451
                                                                 -----------         ----------
Income before allocation to minority interests, income from
 investment in unconsolidated joint ventures, gain on sale
 of real estate and extraordinary items.....................         239,096            271,365
Discontinued operations:
 Loss of operations -- Construction Company.................          (2,263)            (2,609)
 Loss on sale -- Construction Company.......................              --               (249)
Minority interests in partially owned properties............          (1,233)            (2,142)
Income from investment in unconsolidated joint ventures.....           9,033              9,264
Gain on sale of real estate.................................              --             21,843
Preferred dividends.........................................         (13,470)           (17,960)
                                                                 -----------         ----------
Income before extraordinary items...........................         231,163            279,512
Extraordinary items.........................................         (12,929)                --
                                                                 -----------         ----------
Net income..................................................     $   218,234         $  279,512
                                                                 ===========         ==========
Weighted average units outstanding..........................         273,120            273,120
                                                                 ===========         ==========
Net income per unit.........................................     $       .80         $     1.02
                                                                 ===========         ==========
BALANCE SHEET DATA: (AT END OF PERIOD)
Real estate, after accumulated depreciation.................     $10,299,868
                                                                 ===========
Total assets................................................     $10,720,165
                                                                 ===========
Total debt..................................................     $ 3,525,303
                                                                 ===========
Total liabilities...........................................     $ 3,763,058
                                                                 ===========
Partners' capital...........................................     $ 6,928,989
                                                                 ===========

                 EOP PARTNERSHIP SUMMARY SELECTED CONSOLIDATED
                          AND COMBINED FINANCIAL DATA

     The following sets forth summary selected consolidated and combined financial and operating information on an historical basis for EOP Partnership and the EOP Predecessors. The following information should be read in conjunction with the consolidated and combined financial statements and notes thereto of EOP Partnership and the EOP Predecessors included elsewhere in this Proxy Statement/Prospectus. The summary selected consolidated historical financial and operating information of EOP Partnership at September 30, 1997 and for the period from July 11, 1997 to September 30, 1997, has been derived from the historical financial and operating information of EOP Partnership. The summary selected combined historical and operating information of EOP Predecessors for the period from January 1, 1997 to July 10, 1997 and the nine months ended September 30, 1996, has been derived from the historical unaudited combined financial statements of the EOP Predecessors. The summary selected combined historical financial and operating information of the EOP Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, has been derived from the historical combined financial statements of the EOP Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Proxy Statement/Prospectus. The summary selected combined historical financial and operating information of the EOP Predecessors at December 31, 1994, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, has been derived from the historical unaudited combined financial statements of the EOP Predecessors.

                                              EOP
                                          PARTNERSHIP          EOP
                                         FOR THE PERIOD    PREDECESSORS    EOP PREDECESSORS
                                              FROM        FOR THE PERIOD     NINE MONTHS
                                         JULY 11, 1997         FROM             ENDED
                                               TO           JANUARY 1,      SEPTEMBER 30,
                                         SEPTEMBER 30,       1997 TO       ----------------
                                              1997        JULY 10, 1997          1996
                                         --------------   --------------         ----
OPERATING DATA:
Revenue:
 Rental, parking and other.............    $  162,290       $ 327,017         $  343,660
                                           ==========       =========           ========
   Total Revenue.......................    $  164,568         339,104            353,237
                                           ==========       =========           ========
Expenses:
 Interest..............................        25,793          80,481             87,551
 Depreciation and amortization.........        24,161          66,034             69,193
 Property operating expenses(1)........        62,885         127,285            141,823
 General and administrative............         5,855          17,201             16,278
 Provision for value impairment........             0               0                  0
                                           ----------       ---------           --------
   Total Expenses......................    $  118,694       $ 291,001         $  314,845
                                           ==========       =========           ========
Income before (income) loss allocated
 to minority interests, income from
 investments in unconsolidated joint
 ventures, gain on sale of real estate,
 and extraordinary items...............    $   45,874       $  48,103         $   38,392
Minority interests allocation..........          (279)           (912)            (2,166)
Income from investments in
 unconsolidated joint ventures.........         1,426           1,982              1,554
Gain on sale of real estate and
 extraordinary items...................       (12,930)         12,236              5,262
                                           ----------       ---------           --------
   Net income..........................    $   34,091       $  61,409         $   43,042
                                           ==========       =========           ========
   Net income per unit.................    $      .21
                                           ==========
BALANCE SHEET DATA (AT END OF PERIOD):
Investment in real estate after
 accumulated depreciation..............    $5,000,159              --                 --
   Total assets........................     5,355,922              --                 --
Mortgage debt, notes payable and
 revolving line of credit..............     1,716,458              --                 --
   Total liabilities...................     1,892,170              --                 --
Minority interests.....................        28,118              --                 --
Partners' Capital/Owners' Equity.......     3,435,634              --                 --
OTHER DATA:
General and administrative expenses as
 a percentage of total revenues........           3.6%             --                4.6%
Number of Office Properties owned at
 period end(2)(3)......................            93              --                 78
Net rental square feet of Office
 Properties owned at period end (in
 millions)(2)..........................          33.4              --               27.8
Occupancy of Office Properties owned at
 period end(2).........................           93%              --                 89%
Number of Parking Facilities owned at
 period end............................            16              --                  3
Number of spaces at Parking Facilities
 owned at period end...................        16,037              --              7,321
Funds from Operations(4)...............    $   70,148       $ 113,022         $  103,798
Cash flow from operating activities....    $   59,665       $  95,960         $   89,685
Cash flow from investing activities....    $  (85,634)      $(571,068)        $ (589,340)
Cash flow from financing activities....    $  158,593       $ 245,851         $  530,280
Ratio of earnings to fixed charges.....          2.57            1.52               1.41


                                              EOP PREDECESSORS (COMBINED HISTORICAL) YEARS ENDED
                                                                 DECEMBER 31,
                                         ------------------------------------------------------------
                                            1996         1995         1994         1993        1992
                                            ----         ----         ----         ----        ----
OPERATING DATA:
Revenue:
 Rental, parking and other.............  $  493,396   $  356,959   $  230,428   $  150,315   $ 96,787
                                         ==========   ==========   ==========   ==========   ========
   Total Revenue.......................  $  508,124   $  371,457   $  240,878   $  159,246   $107,154
                                         ==========   ==========   ==========   ==========   ========
Expenses:
 Interest..............................  $  119,595   $  100,566   $   59,316   $   36,755   $ 25,775
 Depreciation and amortization.........      96,237       74,156       46,905       29,752     19,266
 Property operating expenses(1)........     201,067      151,488      107,412       74,028     48,856
 General and administrative............      23,145       21,987       15,603       12,012      8,720
 Provision for value impairment........           0       20,248            0            0          0
                                         ----------   ----------   ----------   ----------   --------
   Total Expenses......................  $  440,044   $  368,445   $  229,236   $  152,547   $102,617
                                         ==========   ==========   ==========   ==========   ========
Income before (income) loss allocated
 to minority interests, income from
 investments in unconsolidated joint
 ventures, gain on sale of real estate,
 and extraordinary items...............  $   68,080   $    3,012   $   11,642   $    6,699   $  4,537
Minority interests allocation..........      (2,086)      (2,129)       1,437        1,772      1,793
Income from investments in
 unconsolidated joint ventures.........       2,093        2,305        1,778            0          0
Gain on sale of real estate and
 extraordinary items...................       5,338       31,271        1,705           --         --
                                         ----------   ----------   ----------   ----------   --------
   Net income..........................  $   73,425   $   34,459   $   16,562   $    8,471   $  6,330
                                         ==========   ==========   ==========   ==========   ========
   Net income per unit.................

BALANCE SHEET DATA (AT END OF PERIOD):
Investment in real estate after
 accumulated depreciation..............  $3,291,815   $2,393,403   $1,815,160   $1,220,268   $820,805
   Total assets........................   3,912,565    2,650,890    2,090,933    1,318,644    912,631
Mortgage debt, notes payable and
 revolving line of credit..............   1,964,892    1,434,827    1,261,156      798,897    526,830
   Total liabilities...................   2,174,483    1,529,334    1,350,552      845,315    552,666
Minority interests.....................      11,080       31,587        9,283      (15,298)   (14,133)
Partners' Capital/Owners' Equity.......   1,727,002    1,089,969      731,098      488,627    374,098
OTHER DATA:
General and administrative expenses as
 a percentage of total revenues........         4.6%         5.9%         6.5%         7.5%       8.1%
Number of Office Properties owned at
 period end(2)(3)......................          83           73           63           48         33
Net rental square feet of Office
 Properties owned at period end (in
 millions)(2)..........................        29.2         23.1         18.5         13.6        9.1
Occupancy of Office Properties owned at
 period end(2).........................          90%          86%          88%          80%        73%
Number of Parking Facilities owned at
 period end............................          10            3            0            0          0
Number of spaces at Parking Facilities
 owned at period end...................       7,321        3,323            0            0          0
Funds from Operations(4)...............  $  160,460       96,104   $   60,372           --         --
Cash flow from operating activities....  $  165,975   $   93,878   $   73,821           --         --
Cash flow from investing activities....  $ (924,227)  $ (380,615)  $ (513,965)          --         --
Cash flow from financing activities....  $1,057,551   $  276,513   $  514,923           --         --
Ratio of earnings to fixed charges.....        1.49         1.21         1.24         1.23       1.24

                                                   (Footnotes on following page)

-------------------------
(1) Includes EOP Property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.


(2) The data at the periods ended September 30, 1997, December 31, 1996 and 1995 includes 28 State Street, a 570,040 square foot EOP Office Property which recently has undergone major redevelopment and was vacant prior to May 1997. The weighted average occupancy, excluding 28 State Street, as of September 30, 1997, December 31, 1996 and 1995 was approximately 94%, 92% and 88%, respectively.



(3) The number of EOP Office Properties owned as of December 31, 1996, as reflected in the combined historical financial statements, includes Barton Oaks Plaza II, an EOP Office Property which was sold in January 1997 and 8383 Wilshire, an EOP Office Property which was sold in May 1997.



(4) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. EOP Partnership believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of EOP Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. EOP Partnership computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than does EOP Partnership. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of EOP Partnership's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of EOP Partnership's liquidity, nor is it indicative of funds available to fund EOP Partnership's cash needs, including its ability to make distributions. For a reconciliation of net income and Funds from Operations, see "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Funds from Operations."

          BEACON PARTNERSHIP SUMMARY SELECTED COMBINED FINANCIAL DATA

     The following table sets forth summary selected financial and operating information for Beacon Partnership and on a combined historical basis for Beacon Partnership and The Beacon Group (the "Beacon Predecessor"). The consolidated results of operations for the nine months ended September 30, 1997 and 1996 have been derived from unaudited financial statements. The consolidated results of operations of Beacon Partnership for the years ended December 31, 1996 and 1995 and for the period from May 26, 1994 to December 31, 1994, the combined results of operations of the Beacon Predecessor for the period from January 1, 1994 to May 25, 1994 and the combined historical operating information of the Beacon Predecessor for the years ended December 31, 1993 and 1992 have been derived from the financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect to the years 1992 through 1996 is included elsewhere in this Proxy Statement/Prospectus.

                                                                      BEACON PARTNERSHIP
                                          --------------------------------------------------------------------------
                                                                                                          FOR THE
                                                                                                           PERIOD
                                           NINE MONTHS     NINE MONTHS    FOR THE YEAR   FOR THE YEAR     MAY 26,
                                              ENDED           ENDED          ENDED          ENDED         1994 TO
                                          SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                              1997            1996            1996           1995           1994
                                          -------------   -------------   ------------   ------------   ------------
                                           (UNAUDITED)     (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
OPERATING INFORMATION:
Revenues:
Rental Income...........................   $   218,544     $    97,308     $  147,825     $   69,781     $   23,702
Management fees.........................         2,445           2,248          3,005          2,203             --
Recoveries from tenants.................        29,376          11,001         16,719          9,524          4,395
Mortgage interest income................         5,320           3,561          4,970          2,546             --
Other income............................        10,350           7,567         11,249          5,985          2,671
                                           -----------     -----------     ----------     ----------     ----------
    Total Revenue.......................       266,035         121,691        183,768         90,039         30,768
                                           -----------     -----------     ----------     ----------     ----------
EXPENSES:
Property expenses.......................        51,169          24,607         37,210         17,698          6,497
Real estate taxes.......................        27,960          12,491         18,124          9,950          3,015
General and administrative..............        27,920          11,828         19,218          9,444          2,943
Mortgage interest expense...............        36,313          20,739         30,300         15,220          4,970
Interest -- amortization of financing
  costs.................................         1,131           1,618          2,084          1,370            617
Depreciation and amortization...........        50,756          21,726         33,170         17,233          6,727
                                           -----------     -----------     ----------     ----------     ----------
    Total Expenses......................       195,249          93,009        140,106         70,915         24,769
                                           -----------     -----------     ----------     ----------     ----------
Income (loss) from operations...........        70,786          28,682         43,662         19,124          5,999
Equity (loss) in joint ventures and
  corporations(1).......................         4,940           3,836          4,899          3,103            858
                                           -----------     -----------     ----------     ----------     ----------
Income (loss) from continuing operations
  before minority interest..............        75,726          32,518         48,561         22,227          6,857
Minority interest in partnerships and
  corporations..........................            --              --            (15)           (36)            (8)
                                           -----------     -----------     ----------     ----------     ----------
Income (loss) from continuing
  operations............................        75,726          32,518         48,546         22,191          6,849
Discontinued Beacon Construction
  Company...............................
  Income (loss) from operations.........        (2,263)         (1,911)        (2,609)           (12)           477
  Loss on sale..........................            --              --           (249)            --             --
                                           -----------     -----------     ----------     ----------     ----------
Gain on sale of property................        16,736              --             --             --             --
                                           -----------     -----------     ----------     ----------     ----------
Income (loss) before extraordinary
  items.................................        90,199          30,607         45,688         22,179          7,326
Extraordinary items.....................        (2,635)         (3,876)        (3,876)            --             --
                                           -----------     -----------     ----------     ----------     ----------
Net income (loss).......................   $    87,564     $    26,731     $   41,812     $   22,179     $    7,326
                                           ===========     ===========     ==========     ==========     ==========
PER UNIT DATA:
Income before extraordinary items.......   $      1.42     $      0.99     $     1.32     $     1.09     $     0.48
Extraordinary items.....................         (0.04)          (0.13)         (0.11)            --             --
                                           -----------     -----------     ----------     ----------     ----------
Net income..............................   $      1.38     $      0.86     $     1.21     $     1.09     $     0.48
                                           ===========     ===========     ==========     ==========     ==========
Distributions declared..................   $     1.425     $    1.3025     $    1.765     $     1.24     $     0.96
                                           -----------     -----------     ----------     ----------     ----------
Distributions paid......................   $     1.425     $    1.3025     $    1.765     $     1.64     $     0.56
Weighted average units outstanding......    59,443,531      30,955,399     34,446,907     20,323,327     15,270,899

                                                 BEACON PREDECESSOR
                                          ---------------------------------
                                             FOR THE
                                             PERIOD
                                           JANUARY 1,        YEAR ENDED
                                             1994 TO        DECEMBER 31,
                                             MAY 25,      -----------------
                                              1994         1993      1992
                                          -------------   -------   -------

OPERATING INFORMATION:
Revenues:
Rental Income...........................     $5,776       $14,315   $11,406
Management fees.........................      1,521         3,533     3,331
Recoveries from tenants.................      1,040         2,349     1,989
Mortgage interest income................         --            --        --
Other income............................        675         2,176     2,003
                                             ------       -------   -------
    Total Revenue.......................      9,012        22,373    18,729
                                             ------       -------   -------
EXPENSES:
Property expenses.......................      2,086         4,580     4,522
Real estate taxes.......................        595         1,354     1,204
General and administrative..............      1,399         4,357     4,658
Mortgage interest expense...............      2,798         7,650     7,203
Interest -- amortization of financing
  costs.................................        373           192       138
Depreciation and amortization...........      2,385         5,577     5,505
                                             ------       -------   -------
    Total Expenses......................      9,636        23,710    23,230
                                             ------       -------   -------
Income (loss) from operations...........       (624)       (1,337)   (4,501)
Equity (loss) in joint ventures and
  corporations(1).......................        198        (5,953)   (1,544)
                                             ------       -------   -------
Income (loss) from continuing operations
  before minority interest..............       (426)       (7,290)   (6,045)
Minority interest in partnerships and
  corporations..........................        931         1,539     2,656
                                             ------       -------   -------
Income (loss) from continuing
  operations............................        505        (5,751)   (3,389)
Discontinued Beacon Construction
  Company...............................
  Income (loss) from operations.........        102           440       136
  Loss on sale..........................         --            --        --
                                             ------       -------   -------
Gain on sale of property................         --            --        --
                                             ------       -------   -------
Income (loss) before extraordinary
  items.................................        607        (5,311)   (3,253)
Extraordinary items.....................      8,898         1,554
                                             ------       -------   -------
Net income (loss).......................     $9,505       $(3,757)  $(3,253)
                                             ======       =======   =======
PER UNIT DATA:
Income before extraordinary items.......         --            --        --
Extraordinary items.....................         --            --        --
                                             ------       -------   -------
Net income..............................
                                             ======       =======   =======
Distributions declared..................         --            --        --
                                             ------       -------   -------
Distributions paid......................         --            --        --
Weighted average units outstanding......         --            --        --

                                                                  BEACON PARTNERSHIP
                                     -----------------------------------------------------------------------------
                                      NINE MONTHS     NINE MONTHS    FOR THE YEAR   FOR THE YEAR   FOR THE PERIOD
                                         ENDED           ENDED          ENDED          ENDED       MAY 26, 1994 TO
                                     SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                         1997            1996            1996           1995            1994
                                     -------------   -------------   ------------   ------------   ---------------
                                      (UNAUDITED)     (UNAUDITED)
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
BALANCE SHEET INFORMATION:
Real estate before accumulated
 depreciation.......................  $2,370,759      $1,061,413     $ 1,691,530     $ 471,142        $ 385,852
Total assets........................   2,470,954       1,142,378       1,778,913       534,723          385,565
Mortgage debt.......................     586,925         440,525         452,212        70,536           90,936
Note Payable, Beacon Credit
 Facility...........................     249,000          18,000         153,000       130,500          130,300
Total liabilities...................     910,720         508,727         671,283       239,009          260,468
Total partners capital..............   1,223,812         633,651       1,107,630       295,714          139,691
OTHER DATA:
Funds from Operations (FFO) after
 allocation of Series A
 Preferred Unit Distributions(2)....  $  121,928          55,343     $    83,154     $  41,913        $  17,262
 Cash Flows provided by (used by):
 Operating activities...............     119,288          59,618          92,232        32,963           11,155
 Investing activities...............    (545,909)       (521,776)     (1,097,870)     (145,924)        (233,830)
 Financing activities...............     424,126         470,438       1,037,053       102,636          237,481
RATIOS:
 Interest Coverage(3)(5)............         3.7             3.0             3.1           3.1              2.7
 Fixed Charge Coverage(4)(5)........         3.2             2.9             2.9           2.9              2.6
 Debt to Total Assets...............       33.8%           40.1%            34.0%         37.6%            57.4%
 Secured Debt to Total Assets.......       23.8%           40.1%            34.0%         37.6%            57.4%
 Unencumbered Assets to Total
   Unsecured Debt...................         5.5             n/a             n/a           n/a              n/a

---------------
(1) Depreciation and amortization...  $    3,086      $    2,999     $     4,033     $   2,306        $   3,013
    Interest-amortization of
    financing cost..................         673             673     $       898     $     853        $     796

                                               BEACON PREDECESSOR
                                      -------------------------------------
                                      FOR THE PERIOD        YEAR ENDED
                                      JANUARY 1, 1993      DECEMBER 31,
                                        TO MAY 25,      -------------------
                                           1994           1993       1992
                                      ---------------   --------   --------

BALANCE SHEET INFORMATION:
Real estate before accumulated
 depreciation.......................     $ 82,198       $ 81,220   $ 78,580
Total assets........................       77,470         85,497     93,327
Mortgage debt.......................       69,240         87,091     86,610
Note Payable, Beacon Credit
 Facility...........................           --             --         --
Total liabilities...................      129,836        143,451    142,015
Total partners capital..............      (52,366)       (57,954)   (48,688)
OTHER DATA:
Funds from Operations (FFO) after
 allocation of Series A
 Preferred Unit Distributions(2)....           --             --         --
 Cash Flows provided by (used by):
 Operating activities...............          241          5,408     10,069
 Investing activities...............       (1,102)        (9,890)    (2,091)
 Financing activities...............         (716)          (830)    (3,983)
RATIOS:
 Interest Coverage(3)(5)............           --             --         --
 Fixed Charge Coverage(4)(5)........           --             --         --
 Debt to Total Assets...............           --             --         --
 Secured Debt to Total Assets.......           --             --         --
 Unencumbered Assets to Total
   Unsecured Debt...................           --             --         --
---------------
(1) Depreciation and amortization...
    Interest-amortization of
    financing cost..................

(2) Beacon Partnership believes that to facilitate a clear understanding of the operating results of Beacon Partnership, Funds from Operations ("FFO") should be examined in conjunction with net income. The definition of FFO was clarified in the NAREIT White Paper, adopted by the NAREIT Board of Governors on March 3, 1995, as net income (computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (in each case only real estate related assets), and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FFO should not be considered as a substitute for net income as an indication of Beacon Partnership's performance or as a substitute for cash flow as a measure of its liquidity. Beacon Partnership's method of calculating FFO may be different from methods used by other companies.

(3) For purposes of computing the ratio of EBITDA to interest expense, EBITDA represents earnings before interest, taxes, depreciation and amortization. Interest expense includes Beacon Partnership's pro rata share of joint venture interest expense.

(4) For purposes of computing the ratio of EBITDA to fixed charges, EBITDA represents earnings before interest, taxes, depreciation and amortization. Fixed charges consist of interest costs, whether expensed or capitalized and including Beacon Partnership's pro rata share of joint venture interest expense, principal amortization including Beacon Partnership's pro rata share of joint venture principal amortization, plus any distributions on outstanding preferred units.

(5) EBITDA (i) does not represent cash flow from operations as defined by GAAP,
    (ii) should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of operating performance, and (iii) is not an alternative to cash flows as a measure of liquidity. Beacon Partnership's management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of a company because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a company to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues and operating expenses, should be considered. Beacon Partnership's method of calculating EBITDA may be different from the methods used by other companies.

                                  RISK FACTORS

     In considering whether to approve the Partnership Merger, the Agreement and the transactions contemplated thereby, Beacon Unitholders should carefully consider, in addition to the other information in this Proxy
Statement/Prospectus, the following matters:

UNIT VALUE FLUCTUATIONS THROUGH THE EFFECTIVE TIME

     Each EOP Partnership Unit to be received by Beacon Unitholders in the Partnership Merger will be redeemable for one EOP Common Share or, at EOP's option, the cash equivalent thereof. Consequently, the value of the EOP Partnership Units received in the Partnership Merger will be directly affected by price fluctuations of the EOP Common Shares through the Effective Time. The value of the EOP Partnership Units and the Beacon Partnership Units, as reflected in the relative market prices of the EOP Common Shares and the Beacon Common Shares at the Effective Time, may vary significantly from the value as reflected in such prices as of the date of execution of the Agreement, the date hereof, the date of the Beacon Partnership Special Meeting due to changes in the business, operations and prospects of EOP or Beacon, market assessments of the likelihood that the Mergers will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of REIT shares and office REIT shares generally.

     The Exchange Ratio was fixed at 1.4063 at the time of execution of the Agreement by the parties and is not subject to adjustment. Any increase or decrease of the market price of the EOP Common Shares will correspondingly increase or decrease the value of the Merger Consideration to be received by the Beacon Unitholders pursuant to the Partnership Merger. In considering whether to approve the Partnership Merger and the Agreement, Beacon Unitholders should consider the risks associated with a potential change in the price of EOP Common Shares between the date of this Proxy Statement/Prospectus and the Effective Time. In this respect, EOP completed its IPO in July 1997 and, consequently, EOP Common Shares have a limited trading history in the public market.

UNIT VALUE FLUCTUATIONS AFTER THE EFFECTIVE TIME

     There can be no assurance as to the value of the EOP Partnership Units, as implied by the market price of the EOP Common Shares, after the Effective Time. Events outside the control of EOP which could adversely affect the market value of EOP Partnership's assets, as well as the market price of the EOP Common Shares and the value of the EOP Partnership Units, may occur after the Effective Time. See "-- Ownership of EOP Common Shares" below.

FAILURE TO EFFECTIVELY MANAGE RAPID GROWTH; EXPANSION INTO NEW MARKETS

     EOP currently is experiencing a period of rapid growth. After the Mergers, EOP will own or have an interest in (i) 245 office properties containing approximately 62.0 million rentable square feet of office space, representing an approximate 92% increase in the office space in EOP's portfolio since EOP's IPO in July 1997, and (ii) 17 stand-alone parking facilities containing approximately 16,749 parking spaces, representing an approximate 13% increase in the parking spaces in EOP's portfolio since EOP's IPO. Additionally, in connection with the Mergers, EOP will substantially expand its operations in Boston and extend its operations to suburban San Francisco. EOP's ability to manage this growth effectively will require it to apply successfully its experience managing its existing portfolio to new markets and to an increased number of properties. The failure to effectively manage rapid growth, including the growth resulting from the Mergers, could have a material adverse effect on the operating results of unit and financial condition of EOP and, consequently, on EOP Partnership's cash flow and ability to make expected distributions to its limited partners.

REDUCTIONS IN DISTRIBUTIONS PER UNIT FOR BEACON UNITHOLDERS AFTER THE MERGERS

     Assuming EOP Partnership continues to make regular quarterly distributions at its current rate of $.30 per unit after the Merger, each Beacon Unitholder will receive an equivalent quarterly distribution payment of $.42 per unit, as compared to Beacon's most recent quarterly distribution of $.50 per unit. Based on the

Exchange Ratio, the Beacon Unitholders will receive an adjusted distribution of $1.69 per unit, representing a 16% decline from the Beacon Unitholders' current annual distribution of $2.00 per unit.

     Under the EOP Partnership Agreement, amounts of the distributions paid to the limited partners are and will be within the discretion of EOP, as managing general partner of EOP Partnership. If EOP, as managing general partner of EOP Partnership, determines to reduce or otherwise limit the amount of such distributions by EOP Partnership, the limited partners may not receive anticipated distributions, which may adversely affect the financial planning of such limited partners.

CONFLICTS OF INTEREST ARISING FROM BENEFITS TO CERTAIN DIRECTORS AND OFFICERS OF BEACON

     In considering the recommendation of the Beacon Board with respect to the Mergers, the Agreement and the transactions contemplated thereby, Beacon Unitholders should be aware that conflicts of interest exist due to the fact that certain members of the Beacon Board and the management of Beacon have certain interests in, and will receive benefits from, the Mergers that are different from, or in addition to, the interests of, and the benefits to, Beacon Unitholders generally. See "THE MERGERS -- Interests of Certain Persons in the Mergers." The Beacon Board was aware of these conflicts of interest and benefits and considered them, among other matters, in deciding whether to approve the Mergers, the Agreement and the transactions contemplated thereby.


     Beacon has entered into Senior Executive Severance Agreements with each of Alan Leventhal and Lionel Fortin and has an Executive Severance Plan covering all Senior Vice Presidents of Beacon Properties Corporation that, under certain circumstances, entitle each officer to receive severance payments (aggregating approximately $9.7 million), performance bonuses (aggregating approximately $31.3 million), payments for taxes (currently estimated to aggregate approximately $18.8 million) and other benefits if the officer's employment is terminated following a change in control of Beacon. In addition, as of November 17, 1997, Beacon had granted to its executive officers options to purchase a total of 2,418,333 Beacon Common Shares, of which a total of 343,336 were vested. According to the terms of such options, all options which are not currently vested will become fully vested and immediately exercisable in connection with the Mergers. In the event that the executive officers exercise such options, then, assuming a $43 3/8 per share price of Beacon Common Shares, (the closing price of Beacon Common Shares on November 17, 1997) the aggregate value (net of exercise prices) to the holders of such options would be approximately $38.8 million. Certain officers and directors of Beacon and members of their families will benefit from certain agreements which are intended to permit such persons, in their capacity as holders of Beacon Partnership Units, to continue to defer federal taxable income that otherwise might be recognized by them upon the sale or refinancing of indebtedness with respect to certain Beacon Properties. In addition, trusts affiliated with Messrs. Alan Leventhal and Sidman will receive payments under the Stock Purchase Agreements for their interests in the Beacon Service Companies. See "THE
MERGERS -- Interests of Certain Persons in the Mergers."


     Because of these potential conflicts of interest, the compensation committee of the Beacon Board evaluates and negotiates on behalf of Beacon any compensation, severance and other plans, arrangements or transactions involving Beacon's management. The compensation committee retained its own independent counsel. Beacon believes that the Beacon Unitholders will not be adversely affected by any of such compensation, severance and other plans or arrangements.

LIMITED CONTROL OVER BUSINESS OF EOP PARTNERSHIP

     All decisions regarding the business and operations of EOP Partnership following the Mergers will be made by EOP, which will continue to serve as managing general partner of EOP Partnership. Under the EOP Partnership Agreement, the limited partners of EOP Partnership may not remove EOP as the managing general partner. The inability to remove EOP from such position may not necessarily be in the limited partners' interest because the managing partner may pursue policies or actions that the limited partners believe are adverse to their interests.

     The limited partners of EOP Partnership have no control over actions of EOP as managing general partner, and do not take part in the operation, management or control of the business of EOP Partnership. The limited partners of EOP Partnership have no rights with respect to the election of the EOP Board.

RISKS OF OWNERSHIP OF EOP PARTNERSHIP UNITS

     RESTRICTIONS ON TRANSFER OF UNITS. The EOP Partnership Agreement provides for certain restrictions on a limited partner's ability to transfer his or her EOP Partnership Units. Subject to certain exceptions, a limited partner may not transfer all or any portion of his or her EOP Partnership Units without (i) providing written notice to the managing general partner, which will have ten days in which to exercise its right of first refusal to acquire the limited partner's EOP Partnership Units, and (ii) meeting certain other requirements set forth in the EOP Partnership Agreement. Notwithstanding this general prohibition, a limited partner of EOP Partnership may transfer his, her or its EOP Partnership Units (i) to any general partner of EOP Partnership, (ii) to his or her parent(s), spouse or descendants, nephews, nieces, brothers and sisters,
(iii) to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to certain limitations, or (iv) subject to certain limitations, make pledges or other collateral transfers effected to secure the repayment of a bona fide loan or other extension of credit. A "transfer" does not include the conversion of a preferred unit into one or more EOP Partnership Units nor the conversion of an EOP Partnership Unit into an EOP Common Share. Notwithstanding the fact that EOP Partnership Units are redeemable for the cash equivalent of EOP Common Shares, for which there is an active market (or at the option of EOP, for EOP Common Shares), these restrictions may limit a limited partner's ability to liquidate his, her or its investment in EOP Partnership Units quickly.

     NO PUBLIC MARKET. There is no public market for EOP Partnership Units. However, the EOP Partnership Agreement provides that limited partners may, subject to certain limitations, redeem their EOP Partnership Units for (i) EOP Common Shares on a one-on-one basis or (ii) cash equal to the fair market value of the EOP Common Shares into which such EOP Partnership Units would otherwise have been converted. The determination of whether the redeeming party receives cash or EOP Common Shares is within the sole discretion of EOP.

ISSUANCE OF PREFERRED UNITS

     The EOP Partnership Agreement provides that EOP, as the managing general partner may, in its sole discretion, issue additional units of partnership interest with rights and preferences that may be senior to those of EOP Partnership Units. Such preferred units are available for issuance without further action by the limited partners of EOP Partnership. To the extent preferred units are issued, the holders of EOP Partnership Units may be adversely affected because the holders of such additional units may have a priority on distributions with respect to EOP Partnership Units or priority upon the liquidation of the assets of EOP Partnership. The rights and preferences associated with such additional units may also prevent distributions to the holders of EOP Partnership Units until the obligations of EOP Partnership with respect to such additional units are satisfied.

NO APPRAISAL RIGHTS IN CONNECTION WITH THE PARTNERSHIP MERGER

     Limited partners of Beacon Partnership are not entitled to dissenters' appraisal rights under Delaware law or the Beacon Partnership Agreement in connection with the Partnership Merger.

PAYMENTS IF THE AGREEMENT IS TERMINATED

     No assurance can be given that the Mergers will be consummated. The Agreement provides for the payment by Beacon of a break-up fee of up to $75 million if the Agreement is terminated by EOP or Beacon under certain circumstances. In addition, the Agreement provides for reimbursement of expenses by EOP or Beacon of up to $10 million if the Agreement is terminated by EOP or Beacon under certain other circumstances. Such payment obligations may adversely affect the ability of EOP or Beacon to engage in another transaction in the event the Mergers are not consummated and may have an adverse impact on the financial condition of the company incurring such payment obligations. See "THE MERGERS -- Fees and Expenses."

POSSIBILITY THAT THE EXPECTED BENEFITS OF MERGERS WILL NOT BE REALIZED

     The amount of the Merger Consideration (based upon the closing price of the EOP Common Shares on September 12, 1997) to be paid by EOP Partnership to the Beacon Unitholders represents a 28.4% premium over the value of the Beacon Partnership Units, as implied by the closing price of the Beacon Common Shares on September 12, 1997 (the last trading day prior to the public announcement of the Merger). Nevertheless, based on anticipated savings in expenses and other factors, the Mergers have an accretive (rather than a dilutive) effect on EOP Partnership's Funds from Operations per unit on a pro forma basis for 1996 and for the nine months ended September 30, 1997 and are expected to have an accretive effect for future periods. See "SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA." However, no assurance can be given that the Mergers will not have a dilutive effect on EOP Partnership's Funds from Operations per unit.

REAL ESTATE RISKS

     GENERAL. Real property investments are subject to varying degrees of risk. The yields from equity investments in real estate depend on the amount of income generated and expenses incurred. If EOP's properties do not, in the future, generate income sufficient to meet operating expenses, debt service and capital expenditures, EOP Partnership's ability to make distributions to its limited partners will be adversely affected. Income from properties may be adversely affected by the general economic climate, local conditions such as oversupply of office properties or a reduction in demand for office properties in the area, the attractiveness of the properties to tenants, competition from other available office properties, inability to collect rent from tenants, changes in market rental rates, the need to periodically repair, renovate and relet space, and the ability of the owner to pay for adequate maintenance and insurance and increased operating costs (including real estate taxes). EOP's income also would be adversely affected if a significant number of tenants were unable to pay rent or office properties could not be rented on favorable terms. Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment. If a property is mortgaged to secure payment of indebtedness, and if EOP is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the mortgage. In addition, income from properties and real estate values also are affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

     RENEWAL OF LEASES AND RELETTING OF SPACE. EOP is subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. As of September 30, 1997, leases will expire prior to 2003 on a total of approximately 55% of the rentable square feet in the EOP Office Properties and, as of September 30, 1997, on a total of approximately 64% of the rentable square feet in the Beacon Properties, for a weighted average of 58% for all such properties. If EOP were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inadequate, then the operating results and financial condition of EOP may be adversely affected, and, consequently, EOP Partnership's cash flow and ability to make expected distributions to its limited partners may be adversely affected.


     RISK OF ACQUISITION ACTIVITIES. As of November 17, 1997, EOP owned or had interests in 114 office properties containing approximately 39.8 million rentable square feet. Upon consummation of the Mergers (assuming consummation of all Probable Acquisitions and no additional acquisitions by either EOP or Beacon), EOP will increase its number of office properties to 245 (a 115% increase) and its rentable square feet of office space to approximately 62.0 million (a 56% increase). Certain of the Beacon Properties to be acquired by EOP in the Mergers are in markets where EOP has not historically owned and managed a substantial number of properties, including Boston, suburban Boston, and suburban San Francisco. Due primarily to the number and expanded geographic diversity of its properties after the Mergers, EOP may not have adequate management or other personnel or adequate systems or other resources to manage its portfolio or its properties to the same level of efficiency after the Mergers, which could adversely affect operations and result in less distributions to limited partners. Additionally, one of the anticipated benefits of the Mergers is the elimination of redundant activities in the combined organization and the resulting savings in costs and expenses. An inability to achieve these savings could have a material adverse effect on the operating results and financial condition of EOP Partnership, and, consequently, on EOP Partnership's cash flow and ability to make expected distributions to limited partners.

     EOP intends to actively continue to acquire office and parking properties. See "BUSINESS OF EOP -- Business and Growth Strategies." Acquisitions of office and parking properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, the general investment risks described below under "-- Uncontrollable Factors Affecting Performance and Value" are associated with any new real estate investment. Finally, EOP expects that there will be significant competition for attractive investment opportunities from other major real estate investors with significant capital, including publicly traded REITs, private REITs and private institutional investment funds. Such competition has resulted in certain markets, and may result in other markets, in increased prices for office properties. EOP anticipates that future acquisitions will be financed through secured or unsecured financings and proceeds from equity or debt offerings by EOP or EOP Partnership, including EOP Partnership's $1.5 billion unsecured credit facility and its $600 million unsecured revolving line of credit (collectively, the "Credit Facilities"). No assurance can be given that EOP will have the opportunity in the future to make suitable property acquisitions on terms favorable to EOP. See "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     UNCONTROLLABLE FACTORS AFFECTING PERFORMANCE AND VALUE. EOP Unitholders will bear risks associated with real property investments. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. The economic performance and value of EOP Partnership's real estate assets will be subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in general national, regional and local economic and market conditions. Such local real estate market conditions may include excess supply and intense competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance, insurance and management services. Other factors that may adversely affect the performance and value of a property include changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates, the availability of financing and the possibility of bankruptcies of tenants. To the extent that the value and/or performance of its properties are adversely affected by any of the foregoing factors, EOP Partnership's financial condition and results of operations would be adversely affected.

     ILLIQUIDITY OF REAL ESTATE INVESTMENTS. Because real estate investments are relatively illiquid, EOP Partnership's ability to vary its portfolio promptly in response to economic or other conditions is limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of EOP Partnership to respond to adverse changes in the performance of its investments could have an adverse effect on EOP Partnership's financial condition and results of operations, with a consequent adverse effect on EOP Partnership's ability to make expected distributions to limited partners.

     UNINSURED LOSS. EOP Partnership and Beacon Partnership carry comprehensive liability, fire, extended coverage and rental loss insurance covering all of the EOP Properties and the Beacon Properties, respectively, and EOP Partnership intends to continue to carry such insurance on all of its properties after the Mergers, with policy specifications and insured limits which EOP Partnership believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that generally are not insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, EOP Partnership could lose its capital invested in the applicable property, as well as the anticipated future revenue from such property and, in the case of debt which is with recourse to EOP Partnership, would remain obligated for any mortgage debt or other financial obligations related to such property. EOP Partnership and Beacon Partnership carry earthquake insurance on all of the EOP Properties and the Beacon Properties, respectively, including those located in California, subject to coverage limitations which EOP Partnership and Beacon, respectively, believe are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the 19 EOP Properties located in California, nine have been built since January 1, 1988 and EOP Partnership believes that all of the EOP Properties were constructed in full compliance with the applicable standards existing at the time of construction. Of the 24 Beacon Properties located in California, three have been built since January 1, 1988 and Beacon believes that all of the Beacon Properties were constructed in full compliance with the applicable standards existing at the time of construction. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

DEBT FINANCING


     DEBT FINANCING AND EXISTING DEBT MATURITIES. All outstanding indebtedness of EOP is debt of EOP Partnership or a Subsidiary of EOP Partnership. EOP Partnership is subject to risks normally associated with debt financing, including the risk that EOP Partnership's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that existing indebtedness (which in virtually all cases will not be fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. EOP Partnership has substantial outstanding indebtedness (approximately $2.5 billion on a pro forma basis (after giving effect to the IPO, $180 million of EOP Unsecured Notes issued in September 1997, borrowings under the Credit Facilities, properties acquired after September 30, 1997 and all Probable Acquisitions)) and, on a pro forma basis after giving effect to the Mergers, will have approximately $3.5 billion in outstanding indebtedness. See "THE EOP PROPERTIES -- Debt Financing" and "THE BEACON PROPERTIES -- Mortgage Indebtedness and Credit Facility." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, EOP Partnership expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the possible reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect EOP Partnership's cash flow and the amount of distributions it can make to its limited partners. If a property is mortgaged to secure payment of indebtedness and EOP Partnership is unable to meet mortgage payments, the property could be foreclosed by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to EOP Partnership. EOP Partnership's mortgages contain customary negative covenants limiting, among other things, EOP's ability, without the prior consent of the lender, to enter into new or materially modify existing leases of a material nature, to transfer interests in the mortgagor entity (including mortgage interests) and to discontinue insurance coverage. Nine of EOP Partnership's mortgage loans are cross-defaulted to, and cross-collateralized with, each other. If an event of default were to occur under any of these loans, EOP Partnership could be required to repay the aggregate of all such loans (approximately $129.7 million), together with any applicable prepayment charges, in order to avoid foreclosure on all such EOP Properties. Two of Beacon's mortgage loans are cross-defaulted to, and cross-collateralized with, each other. If an event of default were to occur under any of these loans after the Mergers, EOP could be required to repay the aggregate of all such loans (approximately $28.6 million), together with any applicable prepayment charges, in order to avoid foreclosure on all such Beacon Properties. Foreclosure on such Properties, or EOP Partnership's inability to refinance such loans on terms as favorable as the existing terms, would negatively impact EOP Partnership's financial condition and results of operations.



     DEGREE OF LEVERAGE. EOP Partnership's Debt to Market Capitalization Ratio is approximately 29% (on a pro forma basis after giving effect to the Mergers) as of November 17, 1997. EOP Partnership has adopted a policy of incurring debt, either directly or through EOP Partnership, only if upon such incurrence EOP Partnership's Debt to Market Capitalization Ratio would be approximately 50% or less. The degree to which

EOP Partnership is leveraged could have important consequences to EOP Unitholders, including affecting EOP Partnership's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general partnership purposes and making EOP Partnership more vulnerable to a downturn in its business or the economy generally. The Indenture which governs the issuance of the EOP Unsecured Notes contains financial and operating covenants including, among other things, limitations on EOP Partnership's ability to incur other indebtedness, sell all or substantially all of its assets and engage in mergers and consolidations and certain acquisitions. See "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     RISK OF RISING INTEREST RATES AND VARIABLE RATE DEBT. EOP, through EOP Partnership, entered into the $600 million Credit Facility in July 1997 and entered into the $1.5 billion Credit Facility in October 1997. Advances under the Credit Facilities bear interest at a variable rate based upon LIBOR. EOP Partnership has entered into interest rate hedging agreements for approximately $1.0 billion of its floating rate debt to limit its exposure to rising interest rates. Although the hedging agreements enable EOP Partnership to convert floating rate liabilities to fixed rate liabilities, they expose EOP Partnership to the risk that the counterparties to a hedge agreement may not perform, which could cause EOP Partnership to lose the benefits of the hedge agreement. The counterparties to such interest rate hedging agreements are all major financial institutions. EOP Partnership may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness, or the loss of the benefits of the anticipated hedging agreements, could increase EOP's interest expense, which would adversely affect EOP Partnership's cash flow and its ability to pay expected distributions to its limited partners. Accordingly, EOP Partnership may in the future engage in other transactions to further limit its exposure to rising interest rates as appropriate and cost effective. See "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

CONCENTRATION OF PROPERTIES IN CERTAIN MARKETS

     Upon consummation of the Mergers, approximately 14.3% and 17.6% of EOP's office properties (in number of buildings) and 12.1% and 15.6% (in square footage) will be located in Boston (including suburban Boston) and California, respectively. Of the 43 EOP and Beacon office properties located in California, 16 are located in Southern California. EOP's revenue from, and the value of, its properties in these markets may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of, or reduced demand for, office and other competing commercial properties). Therefore, EOP Partnership's performance and its ability to make distributions to its limited partners will likely be dependent, in part, on the economic conditions in these markets. California recently began to recover from an economic recession which affected Southern California in particular since the early 1990s. Additionally, the Boston area has recently begun to experience some recovery from a severe economic downturn in real estate markets that occurred in the late 1980s and early 1990s. No assurances can be given that economic conditions in these market areas will continue to improve.

FEDERAL INCOME TAX RISKS

     TAX STATUS OF EOP PARTNERSHIP. Hogan & Hartson L.L.P., counsel to EOP, will provide to EOP and to EOP Partnership an opinion to the effect that EOP Partnership will be treated as a partnership for federal income tax purposes and will not be subject to tax as a corporation or an association taxable as a corporation. EOP Partnership will qualify as a partnership for federal income tax purposes unless (i) it elects to be treated as a corporation for federal income tax purposes or (ii) it is considered to be a "publicly traded partnership" under Section 7704 of the Code. So long as EOP Partnership qualifies as a partnership, EOP Partnership generally will not be subject to federal income tax and the partners of EOP Partnership will be required to take into account in computing their federal income tax liability their allocable shares of income, gains, losses, deductions and credits of the partnership, regardless of whether cash distributions are made by the partnership to the partners. EOP Partnership has not elected, and will not elect, to be treated as a corporation. If EOP

Partnership were considered to be a "publicly traded partnership," it would be taxed as a corporation unless at least 90 percent of its income consists of "qualifying income." EOP and EOP Partnership believe that it is not likely that EOP Partnership will be treated as a "publicly traded partnership" and, in any event, that EOP Partnership will have sufficient "qualifying income" so as to avoid taxation as a corporation, even if it were considered a "publicly traded partnership." However, if EOP Partnership were a "publicly traded partnership," a partner would be subject to certain restrictions with respect to the use of passive losses. See "FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status of EOP Partnership."

     TAX CONSEQUENCES OF THE PARTNERSHIP MERGER. The receipt of EOP Partnership Units in the Partnership Merger generally is not expected to result in the recognition of taxable income or gain by a Beacon Unitholder at the time of the Partnership Merger, except to the extent that such Beacon Unitholder receives a distribution (or a deemed distribution resulting from the relief from liabilities) of cash in excess of such Beacon Unitholder's aggregate adjusted tax basis in his or her Beacon Partnership Units. However, the particular tax consequences of the Partnership Merger for each Beacon Unitholder will depend on a number of factors related to the tax situation of that individual Unitholder, including such Beacon Unitholder's adjusted tax basis in its Beacon Partnership Units at the time of the Partnership Merger, the assets that the Beacon Unitholder originally contributed to Beacon Partnership in exchange for his or her Beacon Partnership Units, the indebtedness, if any, of Beacon Partnership secured by such contributed assets at the time of the Partnership Merger, the tax basis of such assets in the hands of Beacon Partnership at the time of the Partnership Merger, such Beacon Unitholder's share of the "unrealized gain" with respect to Beacon Partnership's assets at the time of the Partnership Merger, and the extent to which the Beacon Unitholder includes in its basis for its Beacon Partnership Units a share of Beacon Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Partnership Merger. See "FEDERAL INCOME TAX CONSIDERATIONS -- Tax Consequences of the Partnership Merger." Although the Partnership Merger is intended to permit Beacon Unitholders to defer the taxable gain that they otherwise would recognize in a fully taxable transaction, the IRS might contend that at least some Beacon Unitholders must recognize gain in connection with the Partnership Merger. Each Beacon Unitholder is urged to consult with his or her own tax advisor in order to determine the anticipated tax consequences of the Partnership Merger for such Beacon Unitholder in light of his or her specific circumstances.

     EFFECTS OF SUBSEQUENT EVENTS UPON RECOGNITION OF GAIN. In addition to any gain that might be recognized by a Beacon Unitholder at the time of the Partnership Merger, a variety of future events and transactions could cause some or all of the former Beacon Unitholders holding EOP Partnership Units as a result of the Partnership Merger to recognize part or all of the taxable gain that has been deferred either through the original contribution of assets to Beacon Partnership in exchange for Beacon Partnership Units or through the Partnership Merger. See "FEDERAL INCOME TAX CONSIDERATIONS -- Effect of Subsequent Events." EOP, as the managing general partner of EOP Partnership, is not required to take into account the tax consequences to the limited partners in deciding whether to cause EOP Partnership to undertake specific transactions that could cause the limited partners to have to recognize gain, and the limited partners generally have no right to approve or disapprove such transactions.

     REDEMPTION OF UNITS; SALE OF ASSETS; DISSOLUTION OF PARTNERSHIP. The receipt of cash or EOP Common Shares by partners upon the exercise of the Unit Redemption Right or the eventual liquidation of EOP Partnership will be a taxable transaction and is likely to result in the recognition by the partners of substantial gain for federal income tax purposes. State and local income and transfer taxes may apply to such transactions as well. Furthermore, if EOP Partnership were to sell any of the assets acquired from Beacon Partnership in the Partnership Merger that have "unrealized gain" at the time of the Partnership Merger (i.e., that have a value at the time of the Partnership Merger in excess of their adjusted tax basis at such time), former Beacon Unitholders would be specially allocated by EOP Partnership an amount of taxable gain equal to such "unrealized gain." See "FEDERAL INCOME TAX
CONSIDERATIONS -- Tax Treatment of Partners Who Hold EOP Partnership Units After the Partnership Merger."

     OTHER TAX LIABILITIES OF HOLDERS OF EOP PARTNERSHIP UNITS. In addition to the federal income tax aspects described above, a Beacon Unitholder should consider the potential state and local tax consequences of owning EOP Partnership Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a partner resides and in each state or local jurisdiction in which EOP Partnership has assets or otherwise does business. EOP Partnership will hold assets and/or otherwise conduct business in more than 20 states and the District of Columbia. EOP Partnership anticipates providing EOP Unitholders with any information reasonably necessary to permit them to satisfy state and local return filing requirements. A Beacon Unitholder should consult with his personal tax advisor with respect to the state and local income tax implications for such Unitholder of owning EOP Partnership Units.

     ADVERSE CONSEQUENCES OF EOP'S FAILURE TO QUALIFY AS A REIT. EOP believes that, commencing with its formation on July 11, 1997, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code, and that after giving effect to the Company Merger, its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. Although management believes that EOP has and will continue to be organized and has and will continue to operate in such a manner so as to qualify as a REIT, no assurance can be given that EOP has been or will remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within EOP's control. For example, in order to qualify as a REIT, at least 95% of EOP's gross income in any year must be derived from qualifying sources, and EOP must pay distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT, such as EOP, that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. EOP, however, is not aware of any pending tax legislation that would adversely affect EOP's ability to operate as a REIT.

     Hogan & Hartson L.L.P., counsel to EOP, will provide to EOP and to Beacon, as a condition to the Mergers, an opinion to the effect that commencing with EOP's formation on July 11, 1997, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code and that after giving effect to the Mergers, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Goodwin, Procter & Hoar LLP, counsel to Beacon, will provide to EOP as a condition to the Merger, an opinion to the effect that, for Beacon's taxable year ended December 31, 1994, and for all subsequent taxable years ending on or before the Effective Time, Beacon was organized and has operated in conformity with the requirements for qualification as a REIT under the Code. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of EOP as a REIT -- General." Such legal opinions, however, will be based on various assumptions and factual representations by EOP and/or Beacon, as applicable, regarding EOP's or Beacon's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinions are not binding on the IRS or any court. Moreover, the qualification and taxation of EOP and Beacon as REITs depends upon their ability to meet on a continuing basis (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, compliance with which will not be reviewed by counsel to EOP or Beacon. Hogan & Hartson's opinion as to the qualification of EOP as a REIT under the Code is not based upon, or limited by, an assumption or representation that the ZML REITs qualified as REITs for federal income tax purposes.

     If EOP were to fail to qualify as a REIT in any taxable year, EOP would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, EOP also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of EOP available for investment or distribution to shareholders (but not holders of EOP Partnership Units) because of the additional tax liability to EOP for the years involved. In addition, distributions to shareholders would no longer be required to be made. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of EOP as a REIT -- General."

     OTHER TAX LIABILITIES. Even if EOP qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. In addition, the net taxable income, if any, from the activities conducted through the Third Party Service Corporations (as defined herein) will be subject to federal and state income tax. See "FEDERAL INCOME TAX CONSIDERATIONS -- Other Tax Consequences for EOP, Its Shareholders and the Third Party Service Corporations."


     ADVERSE CONSEQUENCES IF ZML REITS OR BEACON FAILED TO QUALIFY AS REITS. If one or more of the ZML REITs that merged into EOP in connection with the formation of EOP failed to qualify as a REIT throughout the duration of its existence prior to formation of EOP, then it might have had undistributed "C corporation earnings and profits" that, if not distributed by EOP prior to December 31, 1997, could prevent EOP from continuing to qualify as a REIT. Similarly, if Beacon has failed to qualify as a REIT throughout the duration of its existence, then it might have undistributed "C corporation earnings and profits" that, if not distributed by EOP prior to December 31, 1997, could prevent EOP from continuing to qualify as a REIT. Beacon believes that Beacon has qualified as a REIT throughout the duration of its existence, and EOP as a condition to the Mergers, will receive an opinion from Goodwin, Procter & Hoar LLP, counsel to Beacon, to that effect. EOP believes that each of the ZML REITs qualified as a REIT throughout the duration of its existence and that, in any event, no ZML REIT should be considered to have had any undistributed "C corporation earnings and profits" at the time of the formation of EOP. In addition, if a ZML REIT or Beacon failed to qualify as a REIT throughout the duration of its existence, it would have recognized taxable gain at the time it was merged into EOP (and EOP would be liable for the tax thereon), even though such merger otherwise qualified as a "tax-free reorganization" for tax purposes, unless EOP makes a special election that is available under current law. EOP intends to make such an election as a protective matter with respect to each of the ZML REITs and Beacon, which would have the effect of requiring EOP to pay corporate income tax with respect to any gain existing at the time of acquisition with respect to assets acquired from the entity that failed to qualify as a REIT if such assets are sold within ten years after their acquisition by EOP. Finally, if one or more of the ZML REITs had failed to qualify, or if Beacon has failed to qualify as a REIT, EOP could be precluded from electing REIT status for up to four years after the year in which such ZML REIT or Beacon failed to so qualify if EOP were determined to be a "successor" to that ZML REIT or Beacon. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of EOP as a REIT -- General" and "-- Requirements for Qualification as a REIT."


LIMITATIONS ON CHANGES IN CONTROL AND OF OWNERSHIP LIMIT

     LIMITATIONS ON CHANGES IN CONTROL CONTAINED IN THE DECLARATION OF TRUST AND BYLAWS. Certain provisions of the Declaration of Trust and the EOP Bylaws may have the effect of delaying, deferring or preventing a change in control of EOP or other transaction that could provide the holders of EOP Common Shares with the opportunity to realize a premium over the then-prevailing market price of such EOP Common Shares or which might otherwise be in their best interest. The EOP Ownership Limit (described under "-- Possible Adverse Consequences of Ownership Limit") also may have the effect of delaying, deferring or preventing a change in control of EOP or other transactions even if such a change in control or transaction were in the best interests of some, or a majority, of the EOP Securityholders. The EOP Board is divided into three classes, with each class serving a three-year term. The staggered terms of the members of the EOP Board may adversely affect the shareholders' ability to effect a change in control of EOP, even if a change in control were in the best interests of some, or a majority, of the EOP's Securityholders. The Declaration of Trust authorizes the EOP Board to cause EOP to issue, after giving effect to the Company Merger, approximately 505 million additional authorized but unissued EOP Common Shares and an additional 92 million preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), and to reclassify any unissued EOP Common Shares and to classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series, and to establish the preferences, rights and other terms of any such classified or unclassified shares. See "SHARES OF BENEFICIAL INTEREST." Prior to the Effective Time, the EOP Board will adopt resolutions classifying and designating 8,000,000

Preferred Shares as EOP Preferred Shares and will adopt articles supplementary relating to such EOP Preferred Shares. The EOP Preferred Shares will have certain provisions that could delay, defer or prevent a change of control of EOP or other transaction that might involve a premium price for the EOP Common Shares or otherwise be in the best interests of the EOP Securityholders. Moreover, although the EOP Board has no such intention at the present time, it could establish another series of Preferred Shares that could delay, defer or prevent a change in control of EOP or other transaction that might involve a premium price for the EOP Common Shares or otherwise be in the best interest of the EOP Securityholders. The Declaration of Trust and the EOP Bylaws also contain other provisions that may delay, defer or prevent a change in control of EOP or other transaction that might involve a premium price for the EOP Common Shares or otherwise be in the best interest of the EOP Securityholders. See "CERTAIN PROVISIONS OF MARYLAND LAW AND EOP'S DECLARATION OF TRUST AND BYLAWS."

     POSSIBLE LIMITATIONS ON CHANGES IN CONTROL PURSUANT TO MARYLAND LAW. Under provisions (which EOP has elected to opt out of, as described below) of the Maryland General Corporation Law, as amended ("MGCL"), as generally applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's then outstanding shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder"), or an affiliate of the Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the EOP Board has elected to opt out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving EOP; however, the EOP Board may repeal (except with respect to a shareholder who becomes an Interested Shareholder as a result of EOP Common Shares received in the Company Merger) this election and cause EOP to become subject to these provisions in the future.

     POSSIBLE ADVERSE CONSEQUENCES OF OWNERSHIP LIMIT. For EOP to maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of EOP may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities) at any time during the last half of EOP's taxable year. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of EOP as a
REIT -- General" and "-- Requirements for Qualification as a REIT." To facilitate maintenance of its qualification as a REIT for federal income tax purposes, the Declaration of Trust, subject to certain exceptions, prohibits ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.9% (in value or number of shares, whichever is more restrictive) of the issued and outstanding shares of any class or series of shares of beneficial interest of EOP (the "EOP Ownership Limit"). The EOP Board is required to waive or modify the EOP Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, in its reasonable discretion, based upon information required to be provided by the party seeking the waiver, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning EOP Common Shares or EOP Preferred Shares in excess of the EOP Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize EOP's status as a REIT for federal income tax purposes. The EOP Board has granted such an exception for the sole ZML Investor that is not an "individual" that owned more than 9.9% of the EOP Common Shares immediately following the Consolidation as a result of receiving such EOP Common Shares in the Consolidation. Absent any such exemption or waiver, EOP Common Shares or EOP Preferred Shares acquired or held in violation of the EOP Ownership Limit will be transferred to a trust for the exclusive benefit of a designated charitable beneficiary, with the person who acquired such EOP Common Shares and/or EOP Preferred Shares in violation of the EOP Ownership Limit not entitled to receive any distributions thereon, to vote such EOP Common Shares or EOP Preferred Shares, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of (i) the price paid by the prohibited owner for the EOP Common Shares and/or EOP Preferred Shares or, if the prohibited owner did not give value for the EOP Common Shares and/or EOP Preferred Shares in connection with the event causing the EOP Common Shares and/or EOP Preferred Shares to be held in the trust (e.g., in the case of a gift, devise or other such transaction), the market price of the EOP common and/or EOP Preferred Shares, as determined pursuant to the Declaration of Trust, on the day the event causing the EOP Common Shares and/or EOP Preferred Shares to be held in the trust occurred or (ii) the amount realized from such sale. A transfer of EOP Common Shares and/or EOP Preferred Shares to a person who, as a result of the transfer, violates the EOP Ownership Limit may be void under certain circumstances. See "SHARES OF BENEFICIAL INTEREST -- Restrictions on Ownership and Transfer." The EOP Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholder's ability to realize a premium over the then-prevailing market price for the EOP Common Shares in connection with such transaction which, in turn, could adversely affect the implied value of the EOP Partnership Units.

MANAGED PROPERTY BUSINESS AND NON-REIT SERVICES

     CONTRACT TERMINATION. Risks associated with the management of properties which are not, and after the Mergers will not be, controlled by EOP Partnership and properties owned by parties other than EOP Partnership (including affiliates of the Equity Group Owners) include the risk that management contracts will be terminated by the entity controlling the property or in connection with a sale of such property, that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms, and that the rental revenues upon which management fees are based will decline as a result of general real estate market conditions or specific market factors resulting in decreased management fee income. EOP Management Corp. has property management contracts with respect to the Managed Properties and Beacon Management Company has management contracts with respect to the properties that it manages, including the Beacon Joint Venture Properties. There can be no assurance, however, that these management contracts will not be terminated in the future. The management contracts with respect to the Managed Properties are terminable by the owners thereof on 30 or 60 days' notice.

     LACK OF CONTROL OVER SERVICE BUSINESS. To facilitate maintenance of EOP's qualification as a REIT for federal income tax purposes, management of any properties that are not wholly owned by EOP Partnership and its subsidiaries is conducted through EOP Management Corp. and, after the Mergers, will also be conducted through Beacon Management Company. EOP Partnership owns all of the non-voting stock (representing a 95% equity interest) and Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH"), owns all of the voting stock (representing a 5% equity interest) of EOP Management Corp. (EOP does not own any interest in, or otherwise control, EOH.) The current board of directors of EOP Management Corp. consists of Mr. Zell, together with Arthur Greenberg and Donald J. Liebentritt, a consultant to and employee of, respectively, the Equity Group. EOH has the right to elect the directors of EOP Management Corp. EOP Partnership does not control the timing or amount of distributions paid by EOP Management Corp., nor does EOP Partnership have the authority to control the management and operation of EOP Management Corp. As a result, decisions relating to the declaration and payment of distributions and the business policies and operations of EOP Management Corp. could be adverse to the interests of EOP Partnership or could lead to adverse financial results, which could adversely affect EOP Partnership's financial condition and results of operations. Also, certain services for EOP Partnership's tenants that may not be permissibly undertaken by a REIT are conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. EOP Partnership has no control over, or ownership interest in, such service corporation, which operates as an independent contractor. Consequently, EOP Partnership is not able to assure that the day-to-day operations of the service corporation are conducted in a manner consistent with EOP Partnership's best interests. EOP Partnership may, however, terminate the services of the service corporation at any time upon 30 days' notice.

CONFLICTS OF INTEREST IN CONNECTION WITH FORMATION AND BUSINESS OF EOP

     ABSENCE OF ARM'S LENGTH NEGOTIATIONS IN THE FORMATION TRANSACTIONS. There were no arm's length negotiations in connection with EOP's Formation Transactions, in particular with respect to the representations and warranties made by the contributors of properties to EOP Partnership in the Formation Transactions, or the indemnification provided for breach of such representations and warranties. Such indemnification is limited generally to an amount equal to 1% of the value of consideration paid by EOP Partnership for such properties and to $15 million with respect to pre-IPO liabilities in connection with the Equity Group's contribution of the Management Business. Any losses to EOP Partnership resulting from breaches of the Contribution Agreement in excess of the foregoing indemnification limitations would have to be satisfied out of EOP Partnership's assets, with the potential consequence of decreasing cash available for distribution to EOP Unitholders. To date, EOP Partnership has no knowledge of any material breaches of the Contribution Agreement.

     INFLUENCE OF TRUSTEES, OFFICERS AND SIGNIFICANT SHAREHOLDERS. Upon consummation of the Mergers, Mr. Zell (through the Equity Group and the ZML Partners) will be deemed to beneficially own approximately 4.0%, Messrs. Leventhal and Sidman will be deemed to beneficially own approximately 1.4% and all other trustees and executive officers of EOP will be deemed to beneficially own approximately 4.0% of the outstanding EOP Common Shares (in each case on a fully diluted basis, i.e., including EOP Common Shares issuable upon exchange of EOP Partnership Units). In addition, the ZML Partners may receive distributions of up to approximately 11.3 million additional EOP Partnership Units (representing approximately 4.0% of the outstanding EOP Common Shares on a fully diluted basis) from the ZML Opportunity Partnerships during the two-year period ending July 11, 1999. All such EOP Partnership Units will be exchangeable for EOP Common Shares (subject to the Ownership Limit) or, at the option of EOP, for the cash equivalent of that number of EOP Common Shares, beginning on July 11, 1998 for EOP Partnership Units issued to the Equity Group for the Management Business and beginning on July 11, 1999 for EOP Partnership Units issued to the ZML Partners in liquidation of the ZML Opportunity Partnerships. In addition, in connection with EOP's IPO, Mr. Zell, Ms. Sheli Z. Rosenberg (one of EOP's trustees) and the Named Executive Officers of EOP received options to purchase an aggregate of 1,000,000 EOP Common Shares exercisable at the IPO price of $21 per share. Mr. Zell and Ms. Rosenberg are affiliated with the Equity Group Owners and, along with Messrs. Leventhal and Sidman, as trustees, will have influence on the management and operation of EOP and, as shareholders, on the outcome of any matters submitted to a vote of the shareholders. Such influence might be exercised in a manner that is inconsistent with the interests of other EOP Securityholders. Although there is no understanding or arrangement for these trustees, officers and shareholders and their affiliates to act in concert, such parties would be in a position to exercise significant influence over EOP's affairs should they choose to do so. If all or a substantial portion of the EOP Partnership Units were exchanged for EOP Common Shares and such EOP Common Shares were retained and not sold, subject to the Ownership Limit described under "-- Limitations on Changes in Control and of Ownership Limit -- Possible Adverse Consequences of Ownership Limit," the influence of the holders thereof over the affairs of EOP would increase, and the influence of the remaining EOP Securityholders would be diminished accordingly.

     EOP MANAGEMENT CORP. CONFLICTS. EOP Management Corp. provides property management services and, in most cases, asset management services to the EOP Joint Venture Properties and properties not owned by EOP Partnership but which are owned or controlled by the Equity Group Owners or their affiliates, and, after the Mergers, will provide property management services to the Beacon Joint Venture Properties and properties not owned by Beacon but currently managed by Beacon Management Company. A substantial majority of these management contracts were not negotiated on an arm's length basis. Although EOP believes that the management fees charged by EOP Management Corp. and Beacon Management Company are at current market rates, there is no assurance that these management fees will equal at all times those fees that would be charged by an unaffiliated third party. In this regard, through the Equity Group Owners, Mr. Zell has a substantial interest in EOH, which owns the voting stock of EOP Management Corp., and following the Mergers indirectly will control Beacon Management Company.

     CONTINUED INVOLVEMENT IN OTHER INVESTMENT ACTIVITIES. Although Mr. Zell entered into a non-competition agreement with EOP at the time of its IPO, the Equity Group Owners and their affiliates have and will continue to have a broad and varied range of investment interests, and companies directly or indirectly involved in real estate investment activities in which one or more of them has or may acquire an interest will be owners of real property and will acquire real property in the future. In addition, Mr. Zell may not have management control over companies in which he or the Equity Group Owners have or may have an investment interest and, therefore, he may not be able to control whether any such company engages in activities that are in competition with activities of EOP. Consequently, Mr. Zell's continued involvement in other investment activities could result in competition to EOP as well as management decisions which do not necessarily reflect the interests of the EOP Securityholders.


     In addition, no current officer or director of Beacon will enter into a noncompetition agreement with EOP in connection with the Mergers. Consequently, after the Mergers, any current officer or director of Beacon could engage in activities in competition with activities of EOP, except Messrs. Leventhal and Sidman during their tenure on the EOP Board to the extent that such actions would violate their fiduciary duties to EOP and the EOP Securityholders.


     MONETARY LOSS TO COMPANY UPON FAILURE TO ENFORCE TERMS OF
CONTRIBUTIONS. Through the Equity Group Owners, Mr. Zell has a substantial economic interest in the Equity Group and controls and has a substantial economic interest in the ZML Partners. Consequently, Mr. Zell has a conflict of interest with respect to his obligation as an officer and trustee of EOP to enforce the terms of the Contribution Agreement. The failure to enforce the material terms of the Contribution Agreement, particularly the indemnification provisions and the remedy provisions for breaches of representations and warranties, could result in a monetary loss to EOP.

     CONFLICTS OF INTEREST IN CONNECTION WITH PROPERTIES OWNED OR CONTROLLED BY THE EQUITY GROUP OWNERS OR THEIR AFFILIATES. The Equity Group Owners or their affiliates control or share control and have substantial economic interest in the Managed Properties which were not contributed to EOP Partnership at the time of its IPO. Beacon affiliates have interests in one of the three Beacon Managed Properties which will not be acquired by EOP Partnership in the Mergers. EOP Partnership believes that these Managed Properties generally do not directly compete with any of the Properties; however, it is possible that a Managed Property may compete with EOP Partnership in the future if EOP Partnership were to invest in an office property similar to and in close proximity to such property. Such competition could result in conflicting demands on management and loss of income to EOP Partnership, consequently reducing distributions to EOP Unitholders. EOP is prohibited by the terms of the EOP Bylaws from acquiring any properties from the Equity Group Owners or their affiliates without the approval of a majority of its disinterested trustees. See "EOP PARTNERSHIP POLICIES WITH RESPECT TO CERTAIN ACTIVITIES -- Conflict of Interest Policies."

     CONFLICTS OF INTEREST IN CONNECTION WITH LEASE AGREEMENT WITH AN AFFILIATE OF EQUITY GROUP OWNERS. EOP Partnership leases office space from an entity controlled by an affiliate of the Equity Group Owners, at Two North Riverside Plaza, Chicago, Illinois. EOP Partnership believes that the rental rates and other terms of such lease are on current market terms.

POSSIBLE ENVIRONMENTAL LIABILITIES

     GENERAL. Under federal, state and local laws and regulations relating to protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBMs"). Such laws require that ACBMs be properly managed and maintained, that those who may come into contact with ACBMs be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBMs would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.


     EOP. In connection with EOP's IPO, independent environmental consultants conducted or updated comprehensive environmental assessments at the EOP Properties then owned and have conducted or updated such assessments at all EOP Properties acquired since EOP's IPO. These assessments included, at a minimum, a visual inspection of the EOP Properties and the surrounding areas, an examination of current and historical uses of the EOP Properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, additional testing has been conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater.


     These environmental assessments have not revealed any environmental liabilities at the EOP Properties that EOP believes would have a material adverse effect on EOP's business, assets, financial condition or results of operations taken as a whole, nor is EOP aware of any such material environmental liability. ACBMs have been detected through sampling in approximately half of the EOP Office Properties. Most of these buildings contain only minor amounts of ACBMs in good condition and nearly all of it is non-friable. All ACBMs are currently being properly managed and maintained and other requirements relating to ACBMs are being followed. The presence of ACBMs should not present a significant risk as long as compliance with these requirements continues. For a few of the EOP Properties, potential offsite sources of contamination, such as underground storage tanks ("USTs"), are noted. For some of the EOP Properties, previous uses, such as the former presence of USTs, have been noted; in these cases, follow-up soil and/or groundwater sampling has not identified evidence of significant contamination.

     EOP believes that the EOP Properties are in compliance in all material respects with applicable Environmental Laws. EOP believes that the issues identified in its environmental reports will not have a material adverse effect on EOP if it continues to comply with Environmental Laws and with the recommendations set forth in these reports. No assurance can be given, however, that unidentified environmental liabilities will not arise with respect to the EOP Properties which could have an adverse effect on EOP's financial condition.

     BEACON. Phase I environmental site assessments have been conducted at all of the Beacon Properties by independent environmental consultants. These assessments have included, at a minimum, a visual inspection of the Beacon Properties and the surrounding areas, an examination of current and historical uses of the Beacon Properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, additional testing has been conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater.

     Beacon believes that the Beacon Properties are in compliance in all material respects with applicable Environmental Laws. Beacon believes that the issues identified in its environmental reports would not (assuming that the Mergers are not completed) have a material adverse effect on Beacon if it continues to comply with Environmental Laws and with the recommendations set forth in these reports. Beacon has not been notified by any governmental authority, and has no other knowledge of, any material non-compliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any Beacon Property, except as previously disclosed in documents incorporated herein by reference. No assurance can be given, however, that unidentified environmental liabilities will not arise with respect to the

Beacon Properties which could have an adverse effect on Beacon's financial condition prior to the Mergers or on EOP's financial condition after the Mergers.

OWNERSHIP OF EOP COMMON SHARES


     EFFECT ON EOP COMMON SHARE PRICE OF SHARES AVAILABLE FOR FUTURE
SALE. Sales of a substantial number of Restricted EOP Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the EOP Common Shares. A substantial portion of EOP's outstanding equity is Restricted EOP Common Shares or EOP Partnership Units which may be converted into Restricted EOP Common Shares. EOP Common Shares issued upon redemption of EOP Partnership Units (including EOP Partnership Units to be issued in the Partnership Merger) may be sold in the public market pursuant to registration rights (subject to the terms and conditions thereof) that EOP granted to certain ZML Investors, the ZML Partners and the Equity Group or that Beacon granted to certain Beacon Unitholders, or pursuant to Rule 144 under the Securities Act or other available exemptions from registration. In addition, EOP has reserved a number of EOP Common Shares for issuance pursuant to EOP's employee benefit plans and such EOP Common Shares will be available for sale from time to time. Options to purchase additional EOP Common Shares have been granted to certain executive officers, employees, trustees and consultants. In addition, all of the EOP Common Shares to be issued in connection with the Company Merger to the Beacon Shareholders, other than affiliates of Beacon, will be freely tradeable. The EOP Common Shares to be issued in the Company Merger to affiliates of Beacon will be tradeable within the volume and manner of sale limitations of Rule 144 under the Securities Act. No prediction can be made about the effect that future sales of EOP Common Shares, or the perception that such sales could occur, will have on the market prices of the EOP Common Shares.


     EFFECT ON EOP COMMON SHARE PRICE OF MARKET CONDITIONS. As with other publicly traded equity securities, the value of the EOP Common Shares depends upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the EOP Common Shares and, therefore, the EOP Partnership Units are the following: the extent of institutional investor interest in EOP; the reputation of REITs and office REITs generally and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); EOP's financial performance; and general stock and bond market conditions.

     EFFECT ON EOP COMMON SHARE PRICE OF EARNINGS AND CASH DISTRIBUTIONS. It is generally believed that the market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the real estate market value of the underlying assets. For that reason, EOP Common Shares may trade at prices that are higher or lower than the net asset value per EOP Common Share. To the extent EOP retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of EOP's underlying assets, may not correspondingly increase the market price of the EOP Common Shares. The failure of EOP to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the EOP Common Shares and, therefore, the value of the EOP Partnership Units. If the market price of the EOP Common Shares declined significantly, EOP might breach certain covenants with respect to future debt obligations which breach might adversely affect EOP's liquidity and EOP's ability to make future acquisitions.

     EFFECT ON EOP COMMON SHARE PRICE OF MARKET INTEREST RATES. One of the factors that influences the price of the EOP Common Shares is the distribution rate on the EOP Common Shares (as a percentage of the price of the EOP Common Shares) relative to market interest rates. Thus, an increase in market interest rates may lead prospective purchasers of EOP Common Shares to expect a higher distribution rate, which would adversely affect the market price of the EOP Common Shares and, therefore, the value of the EOP Partnership Units.

     DEPENDENCE ON EXTERNAL SOURCES OF CAPITAL. In order to qualify as a REIT under the Code, EOP generally is required to distribute to its shareholders each year at least 95% of its net taxable income

(excluding any net capital gain). See "FEDERAL INCOME TAX
CONSIDERATIONS -- Requirements for Qualification as a REIT -- Annual Distribution Requirements Applicable to REITs." In part, because of these distribution requirements, it is unlikely that EOP will be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund future capital needs, EOP likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. EOP's access to third-party sources of capital will depend upon a number of factors, including the market's perception of EOP's growth potential and its current and potential future earnings and cash distributions and the market price of the EOP Common Shares. Moreover, additional equity offerings may result in substantial dilution of shareholders' interests in EOP and limited partners' interest in EOP Partnership, and additional debt financing may substantially increase EOP Partnership's leverage. See "EOP PARTNERSHIP POLICIES WITH RESPECT TO CERTAIN ACTIVITIES -- Financing Policies."

DEPENDENCE ON KEY PERSONNEL

     EOP Partnership is dependent on the efforts of EOP's executive officers, particularly Messrs. Zell and Callahan. The loss of their services could have an adverse effect on the operations of EOP Partnership. Neither of these officers has an employment agreement with EOP.

CONTINGENT OR UNDISCLOSED LIABILITIES

     In EOP's Formation Transactions, pursuant to the Contribution Agreement, EOP Partnership acquired all the assets of the ZML Opportunity Partnerships and certain assets of the Equity Group subject to existing liabilities. Such liabilities became the obligations of EOP Partnership because EOP Partnership acquired the assets, subject to the liabilities, of the ZML Opportunity Partnerships, each of which will liquidate over the two-year period ending July 11, 1999, and the EOP Partnership Units and other assets (including cash from distributions), net of liabilities, will be distributed to the ZML Partners and the limited partners of the ZML Opportunity Partnerships (EOP and one other Person) during such time period. EOP Partnership's recourse against the Equity Group with respect to liabilities in connection with the Management Business existing at the time of the Formation Transactions is limited to $15 million, and EOP Partnership's recourse with respect to any unknown liabilities in connection with the contribution of EOP Properties in the Formation Transactions is limited to 1% of the value of the consideration paid for those assets and must be asserted prior to July 11, 1999. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to EOP's IPO (that had not been asserted prior to the IPO), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by ZML Partners of the ZML Opportunity Partnerships, the Equity Group, its directors and officers, and others indemnified by such entities. See "-- Possible Environmental Liabilities" above as to the possibility of undisclosed environmental conditions. Similarly, EOP Partnership succeeded to any liabilities that the ZML REITs may have had for periods prior to EOP's IPO and to any liabilities, including claims for property transfer taxes, arising out of the contribution to EOP Partnership of the EOP Properties in the Formation Transactions.

                     THE BEACON PARTNERSHIP SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to the holders of record of Beacon Partnership Units as of the Record Date and is accompanied by a form of proxy, which is being solicited by Beacon as general partner of the Beacon Partnership for use at the Beacon Partnership Special Meeting to be held on Friday, December 19, 1997, at 9:30 a.m., Boston time, at State Street Bank, 225 Franklin Street, Boston, Massachusetts, and any adjournments thereof. At the Beacon Partnership Special Meeting, holders of record of Beacon Partnership Units will consider and vote upon proposals to approve (i) the Partnership Merger and the Agreement and (ii) the transfer by Beacon of its Beacon Partnership Units to EOP and the withdrawal of Beacon as general partner of Beacon Partnership which will occur as a result of the Company Merger. See "THE MERGERS." The Partnership Merger will be approved if it receives the affirmative vote of holders of 85% of the outstanding Beacon Partnership Units (including such Beacon Partnership Units held by Beacon). Beacon owns approximately 90% of the Beacon Partnership Units and intends to vote in favor of the Partnership Merger. The transfer to EOP of the Beacon Partnership Units held by Beacon and its withdrawal as general partner of Beacon Partnership pursuant to the Company Merger will be approved if it receives the affirmative vote of holders of a majority of the outstanding Beacon Partnership Units (excluding such Beacon Partnership Units held by Beacon). Proxies may be voted on such other matters as may properly come before the Beacon Special Meeting, or any adjournments thereof, in the best judgment of the proxy holders named therein.

     EACH BEACON UNITHOLDER IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO BEACON IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGERS AND THE AGREEMENT.

VOTING AND REVOCATION OF PROXIES

     All Beacon Partnership Units represented by duly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH BEACON PARTNERSHIP UNITS WILL BE VOTED FOR APPROVAL OF THE MERGERS AND THE AGREEMENT. A Beacon Unitholder who has executed and delivered a proxy may revoke it at any time before it is voted by giving written notice of revocation or submitting a signed proxy bearing a later date to the Secretary of Beacon (provided such notice or proxy is actually received by Beacon prior to the vote of the Beacon Unitholders), or by voting in person at the Beacon Partnership Special Meeting; however, mere attendance at the Beacon Partnership Special Meeting will not in and of itself have the effect of revoking the proxy. Beacon Unitholders may vote via facsimile by calling (800) 223-2064 for instructions. A proxy will not be revoked by the death or incapacity of the unitholder executing it unless, before the units are voted, notice of such death or supervening incapacity is filed with the Secretary of Beacon or other person authorized to tabulate the votes on behalf of Beacon Partnership.

SOLICITATION OF PROXIES

     Beacon Partnership will bear the costs of soliciting proxies from the Beacon Unitholders. In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and regular employees of Beacon, who will not be specially compensated for such solicitation activities. Arrangements also will be made with nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Beacon Partnership Units held of record by such persons, and such persons will be reimbursed for their reasonable expenses incurred in that effort by Beacon Partnership. Georgeson & Co. Inc. has been engaged by Beacon Partnership to act as proxy solicitors in connection with the Mergers and will receive a fee of $10,000, plus expenses.

VOTE REQUIRED

     To be approved, the Partnership Merger must be approved by the affirmative vote of holders of 85% of the outstanding Beacon Partnership Units (including such Beacon Partnership Units held by Beacon). Beacon owns approximately 90% of the Beacon Partnership Units and intends to vote in favor of the Partnership Merger. To be approved, the transfer to EOP of the Beacon Partnership Units held by Beacon and the withdrawal of Beacon as general partner of Beacon Partnership must receive the affirmative vote of holders of at least a majority of the outstanding Beacon Partnership Units (excluding such Beacon Partnership Units held by Beacon). Abstentions will have the effect of votes against the approval of the Mergers and the Agreement.

     Beacon has fixed the close of business on November 14, 1997, as the record date (the "Record Date") for determining Beacon Unitholders entitled to notice of and to vote at the Beacon Partnership Special Meeting. Only holders of Beacon Partnership Units at the close of business on the Record Date who have been admitted as partners will be entitled to notice of and to vote at the Beacon Partnership Special Meeting. As of the Record Date, there were 6,398,900 Beacon Partnership Units outstanding, excluding Beacon Partnership Units held by Beacon. Beacon Unitholders are entitled to one vote per Beacon Partnership Unit. As of the Record Date, the members of the Beacon Board and the executive officers of Beacon and their affiliates are deemed to beneficially own a total of 2,778,981 Beacon Partnership Units, representing approximately 37% of the outstanding Beacon Partnership Units, excluding Beacon Partnership Units held by Beacon, all of which are expected to be voted in favor of the Mergers and the Agreement. Moreover, in connection with the Agreement, certain of these directors, officers and affiliates entered into the Beacon Voting Agreement pursuant to which such individuals and entities, which collectively hold approximately 2,571,618 Beacon Partnership Units or approximately 35% of the outstanding Beacon Partnership Units not held by Beacon, have agreed, among other things, to vote their Beacon Partnership Units to approve the Agreement, the Partnership Merger, the transfer of Beacon Partnership Units held by Beacon and its withdrawal as general partner of Beacon Partnership and any other matter which requires their vote in connection with the transactions contemplated by the Agreement.

RECOMMENDATION

     For the reasons described herein, the Beacon Board, on behalf of Beacon, in its capacity as general partner of Beacon Partnership, unanimously approved the Mergers and the Agreement. THE BEACON BOARD BELIEVES THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, BEACON, BEACON PARTNERSHIP AND THEIR RESPECTIVE SECURITYHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE BEACON UNITHOLDERS VOTE FOR APPROVAL OF THE PARTNERSHIP MERGER, THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE TRANSFER OF BEACON PARTNERSHIP UNITS HELD BY BEACON AND ITS WITHDRAWAL AS GENERAL PARTNER OF BEACON PARTNERSHIP.

OTHER MATTERS

     At the present time, it is not anticipated that any other matters will be brought before the Beacon Partnership Special Meeting for consideration and vote by the Beacon Unitholders, including, without limitation, any motion to adjourn such meeting. In the event of any vote to adjourn the Beacon Partnership Special Meeting in order to allow Beacon to solicit votes in favor of the Mergers and the Agreement, proxies voting AGAINST the Partnership Merger and the Agreement will be voted against the motion to adjourn the Beacon Partnership Special Meeting.

                                  THE MERGERS

     The detailed terms of the Mergers are contained in the Agreement attached as Annex I to this Proxy Statement/Prospectus. The following discussion describes the more important aspects of the Mergers and the terms of the Agreement. This description is qualified in its entirety by reference to the Agreement, which is incorporated by reference herein and which Beacon Unitholders are urged to read carefully.

BACKGROUND OF AND REASONS FOR THE MERGERS

     BACKGROUND OF THE MERGERS. The prospectus dated July 7, 1997, relating to EOP's IPO described EOP's growth strategies. With respect to EOP's external growth strategy, the prospectus stated that EOP "is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties . . ., although no such acquisitions are currently probable. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties . . .
 . Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of [EOP], and such acquisitions may be customary real estate transactions and/or mergers or other business combinations."

     The prospectus also stated EOP's view that "[t]he real estate industry is in the early stages of a major consolidation which [EOP] believes will continue as institutional owners gain increasing confidence in indirect rather than direct ownership of real estate . . . . [EOP] believes that given its size, its
UPREIT structure (which enables it to acquire properties in transactions that may permit sellers to defer tax consequences) and its historic relationship with many of the major institutional owners of real estate in the United States, it will be well positioned to benefit from the consolidation that is occurring in the real estate industry."

     On August 2, 1997, Samuel Zell, Chairman of the EOP Board, and Alan Leventhal, President, Chief Executive Officer and a member of the Beacon Board, independently attended a social event. At that event, Mr. Zell suggested to Mr. Leventhal that a strategic merger of EOP and Beacon should be explored. Messrs. Zell and Leventhal then briefly discussed in general terms the possibility of a business combination transaction between Beacon and EOP and the strategic benefits that could be achieved by such a transaction. Following this conversation, both executives agreed to consider further the possible advantages of such a strategic merger and to contact each other again if they were interested in pursuing such a transaction. Following August 15, 1997, after returning from a trip abroad, Mr. Zell contacted Mr. Leventhal to indicate his continued interest and suggested that the parties proceed with more substantive discussions regarding a potential transaction.


     As a result of these conversations, each of EOP and Beacon began to analyze a potential strategic merger of EOP and Beacon, focusing particularly on the geographic and operational fit of the two companies, the quality of the assets of the other company, the magnitude of and certainty of achieving cost savings from a combination, the capital structures and relative costs of capital of the companies, and the strength of the other company's management team.


     On August 26, 1997, Tim Callahan, President of EOP, met with Alan Leventhal and Lionel Fortin, Executive Vice President and Chief Operating Officer of Beacon, in order to explore the feasibility of a strategic merger in greater depth. At this meeting, the participants discussed in general terms their respective businesses and business organizations, their existing markets and the strategic goals of both companies. The parties also considered, in general terms, the manner in which the combined companies might operate and what benefits to the EOP Shareholders and the Beacon Shareholders would result therefrom. At the end of this meeting, the parties concluded that the potential benefits from a strategic merger warranted the continuation of discussions regarding the matter.

     Following the August 26 meeting, the parties commenced negotiating the terms and provisions of reciprocal confidentiality agreements, which provided that each party would not disclose and would keep confidential all non-public due diligence materials provided to it by the other party. The parties executed these confidentiality agreements on September 5, 1997. Also on that date, Alan Leventhal, Lionel Fortin and Robert Perriello (Senior Vice President and Chief Financial Officer of Beacon) met with Tim Callahan, Richard

Kincaid (Executive Vice President and Chief Financial Officer of EOP) and Jeffrey Johnson (Senior Vice President -- Investments of EOP) to continue discussions regarding a possible strategic merger. At this meeting, the participants exchanged a variety of information relating to both companies' current businesses, future potential acquisitions and short-term and long-term business objectives.

     Over the weekend of September 6, 1997 and September 7, 1997, Lionel Fortin and Tim Callahan engaged in several phone conversations in which they discussed the material terms of a possible business combination, including (i) the relative exchange ratio and whether it would be fixed or vary depending on the trading price of EOP Common Shares, (ii) whether Beacon should have a right to terminate the transaction in the event of a significant decrease in the trading price of EOP Common Shares and, if so, the price level that would trigger such right, (iii) whether to provide for break-up fees payable by either Beacon or EOP if the transaction were to be terminated for certain specified reasons and, if so, the amounts of such fees and triggering events, (iv) the representation of Beacon on the EOP Board, (v) the nature of mechanisms to permit certain Beacon Unitholders to defer the recognition of gain if certain properties were sold or certain outstanding loans repaid, and (vi) the treatment of outstanding employee stock options. The parties, however, did not reach agreement on the material terms of a possible business combination at this time.

     On September 8, 1997, Samuel Zell contacted Alan Leventhal and both parties reiterated their interest in pursuing a possible strategic merger. At Mr. Zell's suggestion, Alan Leventhal, Lionel Fortin, Samuel Zell and Tim Callahan met on September 10, 1997 in Boston and continued substantive discussions regarding the terms of a possible strategic merger. At this meeting, the parties agreed upon the general structure of the Mergers and certain material terms. During the week of September 8, 1997, Mr. Leventhal had numerous discussions with the members of the Beacon Board to review the possible strategic merger.

     On September 11, 1997, Beacon hired Morgan Stanley to act as Beacon's financial advisor in connection with the proposed merger of Beacon and EOP. Morgan Stanley's responsibilities included advice and assistance with respect to defining objectives, performing valuation analysis, and structuring, planning and negotiating the transaction. In addition, Morgan Stanley agreed to render a fairness opinion letter with respect to the fairness, from a financial point of view, of the consideration to be received by the Beacon Shareholders in the transaction.

     On September 11, 1997, the parties and their attorneys and accountants commenced preparation and negotiation of definitive documentation for the proposed business combination transaction. Representatives of EOP and its attorneys and financial advisors traveled to Boston to commence their respective due diligence reviews of Beacon and its operations. At this point, a number of material terms were not resolved, including the trading price of EOP Common Shares that would trigger Beacon's termination rights, the precise nature of termination rights and break-up fees and the treatment of outstanding employee stock options. However, the parties believed that negotiations had proceeded to a point where the remaining differences should be addressed in the context of negotiations over definitive documentation.

     On September 13, 1997, EOP hired J.P. Morgan to act as EOP's financial advisor with respect to the delivery of a written opinion to the EOP Board as to the fairness, from a financial point of view, to EOP of the consideration proposed to be paid by it in connection with the proposed merger of EOP and Beacon. On September 13, 1997, EOP also hired Merrill Lynch to act as financial advisor to EOP in connection with a possible acquisition transaction involving Beacon. Merrill Lynch's responsibilities included analyzing, negotiating and advising EOP with respect to such an acquisition transaction.

     On September 13, 1997, the compensation committee of the Beacon Board met to review the various compensation and severance issues relating to the possible strategic merger. Additionally, on September 14, 1997, a proposed form of merger agreement was forwarded by EOP's management and legal counsel and Beacon's management and legal counsel to the EOP Board and the Beacon Board, respectively, for their consideration.

     On the evening of September 14, 1997, a special meeting of the EOP Board was held at which members of management and representatives of J.P. Morgan and Merrill Lynch and EOP's legal advisors were present in person or by conference telephone call. The special meeting was held in order for the EOP Board to consider and formally act upon the proposed strategic merger. At this meeting, Messrs. Zell, Callahan and Kincaid described to the EOP Board the background and events leading up to the meeting with respect to the proposed merger. Messrs. Zell, Callahan and Kincaid then set forth the reasons they believed a strategic merger with Beacon would be beneficial to EOP and its shareholders, including
(i) Beacon's high quality properties, the nature of Beacon's operations and Beacon's commitment to tenant satisfaction (each of which are comparable to those of EOP), (ii) management's belief that the proposed merger would result in significant operating efficiencies, greater access to capital and reduced cost of capital, (iii) management's belief that the combination of Beacon's properties with those of EOP would solidify EOP's leadership position in the office properties industry and significantly enhance EOP's operations in attractive office markets such as metropolitan Boston, Chicago, Washington, D.C., Atlanta, Los Angeles and San Francisco, and (iv) management's belief that a merger would most likely increase Funds from Operations per EOP Common Share and per EOP Partnership Unit available for distribution in future periods. Legal counsel then reviewed the fiduciary duties of trustees in connection with consideration of a merger proposal and described to the EOP Board the due diligence investigation of Beacon which had been conducted. J.P. Morgan then made a presentation which included, among other things, (i) a summary of key transaction terms and a description of the Mergers, (ii) an analysis of the stock trading history of each of EOP and Beacon, (iii) valuation analyses of EOP and Beacon, (iv) a comparison of each of EOP and Beacon with selected publicly traded companies, (v) a comparison of the proposed terms of the Mergers with the financial terms of other relevant mergers and acquisitions, and (vi) a pro forma merger analysis. J.P. Morgan delivered to the EOP Board its oral opinion that, as of that date, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions, limitations and other matters identified to the EOP Board, the Merger Consideration to be paid by EOP in connection with the proposed Mergers are fair, from a financial point of view, to EOP, including EOP Partnership.

     EOP's legal counsel then made a presentation to the EOP Board in which it explained the material terms of the form of Agreement and the transactions contemplated thereby, including closing conditions, termination rights and provisions regarding break-up fees and termination expenses, and briefed the EOP Board on certain legal issues raised by the proposed merger. In addition, legal counsel reviewed a proposed timetable for completing the transaction.

     Following such presentation, and after extensive discussion of the advantages and risks of the proposed Merger transaction described under "-- EOP's Reasons for the Mergers; Recommendation of the EOP Board" and
"-- Opinions of Financial Advisors -- EOP," the EOP Board concluded that the advantages of the Mergers outweighed the potential risks, and unanimously approved the Mergers, the form of Agreement and all transactions contemplated thereby.

     On the evening of September 14, 1997, the Beacon Board met to consider the proposed transaction with EOP. At this meeting, Beacon's senior management, together with Beacon's legal and financial advisors and legal counsel to Beacon's independent directors, reviewed with the Beacon Board the current operations and properties of EOP, the background of the proposed business combination, and certain financial and valuation analyses of the transaction, and certain severance and other payments to be made in connection with the Merger. Beacon's senior management also discussed with the Beacon Board the strategic rationale for the transaction and the potential benefits and potential negative consequences of the proposed transaction for Beacon and Beacon Partnership and their respective securityholders. For a discussion of these factors, see "-- Beacon Reasons for the Mergers; Recommendation of the Beacon Board" and "-- Interests of Certain Persons in the Mergers" below. Beacon's legal counsel also discussed with the Beacon Board, among other things, the terms of the legal documentation relating to the proposed transaction, the timetable for signing such definitive documentation and its fiduciary duties to its shareholders as well as the unitholders of Beacon Partnership. Morgan Stanley then made a presentation which included, among other things (i) a summary of key transaction terms and a description of the Mergers, (ii) a comparison of each of EOP and Beacon with selected publicly traded companies,
(iii) an analysis of the stock trading history of EOP and Beacon, (iv) valuation analyses of EOP and Beacon, (v) a comparison of the proposed terms of the Mergers with the financial terms of other relevant mergers and acquisitions, and
(vi) a pro forma merger analysis. Morgan Stanley also rendered its oral fairness opinion to the Beacon Board that, as of such date, based upon the facts and circumstances as they existed at the time, and subject to certain assumptions, factors and limitations, the proposed Exchange Ratio was fair, from a financial point of view, to the Beacon Shareholders. Following these presentations, the directors asked numerous questions of management and its legal and financial advisors and discussed at length the issues raised by these presentations, including the Morgan Stanley presentation and fairness opinion. At the conclusion of these discussions, the Beacon Board unanimously approved the merger proposals and the transactions related thereto on substantially the terms discussed at the meeting, and authorized management to complete negotiations of, and execute, the Agreement.

     Throughout the night of September 14, 1997, representatives of Beacon and EOP and their respective legal counsel negotiated the remaining unresolved terms of the Agreement. On the morning of September 15, 1997, Beacon, Beacon Partnership, EOP and EOP Partnership executed the definitive Agreement and related documents.

     BEACON'S REASONS FOR THE MERGERS; RECOMMENDATION OF THE BEACON BOARD. The Beacon Board, on behalf of Beacon, in its capacity as general partner of Beacon Partnership, unanimously approved the Mergers and the Agreement at a meeting held on September 14, 1997. The Beacon Board believes that the terms of the Mergers, the Agreement and the other transactions contemplated thereby are fair to, and in the best interests of, Beacon, Beacon Partnership and their respective securityholders. Accordingly, the Beacon Board unanimously approved the Mergers, the Agreement and the transactions contemplated thereby and recommends approval of the Mergers, the Agreement and the transactions contemplated thereby and the transfer of Beacon Partnership Units held by Beacon and its withdrawal as general partner of Beacon Partnership by the Beacon Unitholders.

     In reaching the determination that the Mergers and the related transactions are fair to, and in the best interests of, Beacon, Beacon Partnership and their respective securityholders, the Beacon Board consulted with Beacon management, as well as its financial advisors, legal counsel and accountants and considered the short-term and long-term interests of Beacon, Beacon Partnership and their respective securityholders. In particular, the Beacon Board considered the following material factors, all of which it deemed favorable:

          (i) Value of Consideration to Be Received by Beacon Unitholders in the Partnership Merger as Compared to Historical and Recent Market Prices of Beacon Common Shares. Each EOP Partnership Unit to be received by Beacon Unitholders in the Partnership Merger will be redeemable for one EOP Common Share or at EOP's option, the cash equivalent thereof. The value of one EOP Partnership Unit is therefore equivalent to the value of one EOP Common Share. Consequently, based on the Exchange Ratio and the closing price of EOP Common Shares on September 12, 1997 (the last trading day prior to the public announcement of the Merger), Beacon Unitholders would receive EOP Partnership Units in the Partnership Merger having a value of $47.02, representing a 28.4% premium over the closing price of $36.63 for Beacon Common Shares on September 12, 1997 and a 27.1% premium over $37.00, the highest closing price for Beacon Common Shares over the 52-week period preceding the public announcement of the Mergers.

          (ii) Benefits from Being the Largest Office REIT in the Nation. The Partnership Merger provides an opportunity for Beacon Unitholders to become limited partners in EOP Partnership, the operating partnership of EOP, the largest publicly owned owner and operator of office properties in the nation, with one of the strongest management teams in the industry. As of September 14, 1997, the Merger would result in the surviving company owning approximately 250 properties containing approximately 65 million square feet as compared to Beacon's existing and anticipated portfolio of 126 properties containing approximately 20.7 million square feet. In addition, the combined asset portfolio will be more geographically diversified than Beacon's current portfolio, with properties located in 20 states and the District of Columbia compared to Beacon's existing properties which are located in only five states. By virtue of its larger size, the Board believes that the surviving company also should have improved access to capital markets, which should make additional debt or other financing available upon more attractive terms.

          (iii) Increased Market Capitalization and Liquidity. Based on the closing price of EOP Common Shares on September 12, 1997, the surviving company would have a total market capitalization of approximately $11.2 billion. The larger total market capitalization will likely result in higher trading volumes for EOP Common Shares, and enhanced liquidity for the EOP Shareholders. The liquidity of the EOP Common Shares will be further enhanced over time as the restrictions imposed by the securities laws on public sale of the EOP Common Shares held by certain EOP Shareholders expire.

          (iv) Cost Savings and Operating Efficiencies. The Beacon Board believes that the opportunities for economies of scale and operating efficiencies from the Mergers will result in significant cost savings to the surviving company, particularly as a result of reductions in overhead expenses. While the Beacon Board did not attempt to quantify these savings with precision, EOP has informed Beacon that it believes that approximately $15 to $20 million of corporate level general administrative expenses may be eliminated as a result of the Mergers. See "SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA."

          (v) Structure and Tax-Free Nature of the Mergers. The Beacon Board viewed as favorable to its determination the fact that the Partnership Merger, as a "unit-for-unit" rather than a "cash-for-unit" transaction, and, thus, will provide the Beacon Unitholders with an opportunity to share in any future appreciation of EOP Partnership, as well as the fact that the Mergers generally will allow Beacon Unitholders to convert their Beacon Partnership Units into EOP Partnership Units while deferring at least a substantial portion of the taxable gain that otherwise would be recognized in a cash transaction.

          (vi) Termination Rights in the Event of a Superior Acquisition Proposal and Break-Up Fee. The Beacon Board considered the provisions of the Agreement permitting it to receive unsolicited inquiries and proposals, concerning other potential business combinations and to enter into discussions or negotiations concerning such combinations with third parties to the extent required by the fiduciary duties of the Beacon Board and to terminate the Agreement upon payment to EOP of the Break-Up Fee of up to $75 million if the Beacon Board, in the exercise of its fiduciary duties, withdraws or modifies in any manner adverse to EOP its approval or recommendation of the Mergers or the Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal.


          (vii) Termination Rights of Beacon in the Event of a Decrease in the Price of EOP Common Shares. Under the terms of the Agreement, Beacon also has the right to terminate the Agreement and withdraw from the Mergers if the average of the closing prices of EOP Common Shares for the 20 consecutive trading days preceding the seventh trading day prior to the Beacon Special Meeting decreases below $27.39 per share.


          (viii) Morgan Stanley Fairness Opinion. The Beacon Board considered as favorable to its determination the opinion, analyses and presentations of Morgan Stanley described under "-- Opinion of Beacon Financial Advisor" below, including the opinion of Morgan Stanley to the effect that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by the Beacon Shareholders pursuant to the Agreement is fair from a financial point of view to such holders. While Morgan Stanley's opinion did not specifically address the fairness of the consideration to be received by Beacon Unitholders, the Beacon Board believes that such opinion is relevant to the Beacon Unitholders because the value of the EOP Partnership Units to be received by the Beacon Unitholders is derived from, and is substantially equivalent to, the value of the EOP Common Shares to be received by Beacon Shareholders in the Company Merger.

     The Beacon Board also considered the following potentially negative factors in its deliberations concerning the Mergers:

          (i) Limited Public Trading History. EOP completed its IPO in July 1997 and, consequently, EOP Common Shares have a limited trading history in the public market. The Beacon Board, however, did note that the value of an EOP Common Share had increased 24.4% from its closing price on the first day after the IPO to its closing price on September 12, 1997 (the last trading day prior to the public announcement of the Mergers).


          (ii) Limited Public Float. Despite EOP's large total market capitalization, as of September 12, 1997, EOP Shareholders holding 123.4 million EOP Common Shares have restrictions imposed by the securities laws on their ability to sell their holdings (while only approximately 28.7 million EOP Common

     Shares were sold publicly in EOP's IPO), thus limiting EOP's public float at this time. The expiration of these restrictions over time may affect the trading market for EOP Common Shares.

          (iii) Distribution Reduction. The Beacon Unitholders will receive a distribution per EOP Partnership Unit after the Partnership Merger of $.42 per EOP Partnership Unit, as compared to Beacon Partnership's current quarterly distribution of $.50 per Beacon Partnership Unit.

          (iv) Fixed Exchange Ratio. The Exchange Ratio is fixed and not subject to adjustment, and thus, a decrease in the trading price of EOP Common Shares prior to the Effective Time will reduce the consideration paid to Beacon Unitholders (as implied by the value of the EOP Common Shares) in the Partnership Merger. Despite Beacon's right to withdraw from the Mergers if the average of the closing prices of EOP Common Shares decreases below $27.39 in the period prior to the Beacon Special Meeting, a significant decrease in the consideration to be paid could still occur without triggering Beacon's termination right. Based on the closing price of EOP Common Shares on September 12, 1997, Beacon Unitholders would receive EOP Partnership Units in the Partnership Merger having a value of $47.02 per unit.

          (v) Anticipated Benefits May Not Be Realized. The Beacon Board considered the risk that the anticipated benefits of the Partnership Merger to Beacon Unitholders may not be realized as a result of possible changes in the real estate market in general, the inability to achieve the anticipated reductions in expenses or other potential difficulties in integrating the two companies and their respective operations.

          (vi) Significant Costs Involved. The Beacon Board considered the significant costs involved in connection with consummating the Mergers, the substantial management time and effort required to effectuate the Mergers and integrate the businesses of Beacon and EOP and the related disruption to Beacon's operations.

     The Beacon Board also considered the potential benefits to certain directors and officers discussed below in "-- Conflict of Interest Arising from Benefits to Certain Officers and Directors of Beacon," including the provisions of the Senior Executive Severance Agreements with each of Alan Leventhal and Lionel Fortin, the Executive Severance Plan, acceleration of the vesting of certain options to acquire Beacon Common Shares, certain agreements restricting the sale or refinancing of certain Beacon Properties and the Stock Purchase Agreements.

     In the opinion of the Beacon Board, the above factors represent the material potential adverse consequences which could occur as a result of the Mergers. In considering the Mergers, the Beacon Board considered the impact of these factors on existing Beacon Unitholders.

     In view of the wide variety of factors considered by the Beacon Board, the Beacon Board did not quantify or otherwise attempt to assign relative weights to the specific factors that it considered in making its determination. However, in the view of the Beacon Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by the Beacon Board in its deliberations relating to the Mergers.

     In the event the Mergers are not consummated for any reason, Beacon will continue to pursue its business objectives of (i) maximizing Funds from Operations and cash available for distribution to holders of Beacon Partnership Units, (ii) increasing distributions per Beacon Partnership Unit, (iii) increasing rental revenues and (iv) continuing its growth through the active acquisition and development of commercial properties. In addition, Beacon may seek other business combination opportunities and additional debt and/or equity financing. The Beacon Board believes that there are no feasible alternatives to the Mergers available to Beacon at the present time that are likely to result in greater unitholder value.

OPINION OF BEACON FINANCIAL ADVISOR

     Morgan Stanley was retained by Beacon as its financial advisor in connection with the Mergers. Morgan Stanley is an internationally recognized investment banking firm and was selected by Beacon based on Morgan Stanley's qualifications, experience, expertise and reputation. As part of its investment banking business,

Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes.

     In connection with Morgan Stanley's engagement, the Beacon Board requested that Morgan Stanley evaluate the fairness, from a financial point of view to the Beacon Shareholders, of the consideration to be received by the Beacon Shareholders pursuant to the Agreement. On September 14, 1997, Morgan Stanley rendered to the Beacon Board an oral opinion to the effect that, as of such date and subject to certain assumptions, limitations and other matters stated therein, the aggregate consideration to be received by the Beacon Shareholders pursuant to the Agreement was fair from a financial point of view to the Beacon Shareholders. Morgan Stanley subsequently confirmed its oral opinion of September 14, 1997, by delivery of a written opinion dated September 15, 1997 (the "Morgan Stanley Opinion"). Although Morgan Stanley evaluated the fairness, from a financial point of view to the Beacon Shareholders, of the aggregate consideration to be paid by EOP to acquire Beacon pursuant to the Agreement, the specific consideration payable in the Merger and the terms of the Agreement were determined by the Beacon Board and Beacon management through arm's length negotiation. Morgan Stanley's opinion did not specifically address the fairness of the consideration to be received by Beacon Unitholders.

     THE FULL TEXT OF THE MORGAN STANLEY OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX II. BEACON UNITHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE BEACON BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE BEACON SHAREHOLDERS OF THE CONSIDERATION TO BE RECEIVED BY THE BEACON SHAREHOLDERS PURSUANT TO THE AGREEMENT, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS. THE MORGAN STANLEY OPINION DOES NOT CONSTITUTE AN OPINION OR A RECOMMENDATION AS TO HOW ANY BEACON UNITHOLDER SHOULD VOTE WITH RESPECT TO THE TRANSACTION. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Morgan Stanley has: (i) reviewed certain publicly available financial statements and other information of Beacon and EOP, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Beacon and EOP prepared by the managements of Beacon and EOP, respectively; (iii) analyzed certain financial projections for Beacon and EOP prepared by the managements of Beacon and EOP, respectively; (iv) reviewed the reported prices and trading activity for the Beacon Common Shares and EOP Common Shares; (v) compared the financial performance of Beacon and EOP and the prices and trading activity of the Beacon Common Shares and EOP Common Shares with that of certain other comparable publicly traded companies and their securities; (vi) discussed with the senior management of Beacon and EOP their preliminary estimates of the synergies and cost savings expected to be derived from the Company Merger; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (viii) reviewed the pro forma impact of the Company Merger on the EOP's Funds from Operations per share, consolidated capitalization and financial ratios; (ix) participated in discussions and negotiations among representatives of Beacon and EOP and their financial and legal advisors; (x) reviewed the Agreement and certain related documents; and (xi) performed such other analyses as Morgan Stanley has deemed appropriate.

     In preparing the Morgan Stanley Opinion, Morgan Stanley has assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, including the preliminary estimates of synergies and cost savings expected to be derived from the Merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Beacon and EOP. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Beacon or EOP, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley noted that EOP completed its IPO on July 7, 1997 and, accordingly, has a limited trading and operating history as a public company. The Morgan Stanley Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to, Morgan Stanley as of such date.

     Morgan Stanley expressed no opinion as to what the value of the EOP Common Shares will be when issued to the Beacon Shareholders or the prices at which the EOP Common Shares will trade after the Mergers. In addition, the Morgan Stanley opinion does not evaluate the relative merits of the Mergers as compared to any other alternative business strategy.

     The following is a brief summary of material analyses performed by Morgan Stanley, which Morgan Stanley presented and reviewed with the Beacon Board on September 14, 1997, in connection with the oral opinion as of such date and in connection with the Morgan Stanley Opinion.

     In the following analyses, Morgan Stanley assumed the implied purchase price per share for Beacon Common Shares was $47.02 (the "Implied Purchase Price"). Morgan Stanley arrived at this amount by multiplying the 1.4063 Exchange Ratio by $33.4375, the closing price of EOP Common Shares on the NYSE on September 12, 1997.

     SELECTED COMPARABLE PUBLIC COMPANIES ANALYSIS. As part of its analysis, Morgan Stanley compared selected historical and projected financial and operating data of both Beacon and EOP with the corresponding data and stock market performance data of certain publicly traded companies that Morgan Stanley considered comparable in certain respects to Beacon and EOP. The comparable companies consisted of nine office REITs. Morgan Stanley selected these companies on the basis of corporate structure, asset type, size and portfolio characteristics. The comparable companies included: (i) Boston Properties, Inc.;
(ii) Cali Realty Corporation; (iii) CarrAmerica Realty Corporation; (iv) Cornerstone Properties, Inc.; (v) Duke Realty Investments, Inc.; (vi) Highwoods Properties, Inc.; (vii) Prentiss Properties Trust; (viii) Reckson Associates Realty Corp.; (ix) Spieker Properties, Inc.; (x) Beacon (when comparing comparable companies to EOP); and (xi) EOP (when comparing comparable companies to Beacon) (collectively, the "Peer Group").

     Morgan Stanley calculated trading statistics for each member of the Peer Group including: (i) the multiple of the common stock trading price as of September 12, 1997 (the "Share Price") to forecasted 1997 Funds from Operations ("FFO") and to forecasted 1998 FFO (each an "FFO Multiple"); (ii) the multiple of the Share Price to "adjusted" forecasted 1997 FFO and to "adjusted" forecasted 1998 FFO (each an "AFFO Multiple"), where "adjusted" means a normalized reserve for capitalized leasing and maintenance costs, and straight line rent adjustment and gains from land sales have been subtracted from forecasted 1997 and forecasted 1998 FFO; (iii) the multiple of 1998 forecasted FFO to Share Price to the forecasted funds from operations five year growth rate ("FFO to Growth Multiple"); and (iv) the premium obtained by computing the percentage excess of the Share Price over the net asset value per share ("Premium to NAV"). Morgan Stanley then calculated the high, median and low statistics for the Peer Group. All FFO estimates and growth rates for the Peer Group were based on consensus security analyst estimates as reported by First Call as of September 13, 1997, except for the forecasted funds from operations five year growth rate for EOP, which was from Merrill Lynch Research. All AFFO estimates and net asset value per share estimates were from Realty Stock Review as of August 29, 1997. The estimates published by First Call and Realty Stock Review, a publication of the Dow Jones Financial Publishing Corp. which presents monthly market analyses of REITs and operating companies, were not prepared in connection with the Mergers or at Morgan Stanley's request.

     For the Peer Group, Morgan Stanley noted that (i) FFO multiples ranged from 11.9x to 19.7x forecasted 1997 funds from operations, and 10.7x to 17.4x forecasted 1998 funds from operations; (ii) AFFO multiples ranged from 14.5x to 26.1x forecasted 1997 adjusted funds from operations, and 13.3x to 24.1x forecasted 1998 adjusted funds from operations; (iii) 1998 FFO to Growth Multiples ranged from 1.1x to 2.1x the forecasted funds from operations five year growth rate; and (iv) Premiums to NAV ranged from 23% to 70% over the estimated net asset value per share. Morgan Stanley also noted that (i) the median FFO multiples when Beacon was excluded from the Peer Group and when EOP was excluded from the Peer Group were 14.4x and 14.0x forecasted 1997 FFO, respectively, and 12.6x and 12.5x forecasted 1998 FFO, respectively; (ii) the median AFFO multiples with Beacon and with EOP excluded from the Peer Group were 15.9x and 15.9x forecasted 1997 adjusted funds from operations, respectively, and 14.4x and 14.4x forecasted 1998 adjusted funds from operations, respectively; (iii) the median 1998 FFO to Growth Multiple with EOP excluded from the Peer Group was 1.4x the forecasted funds from operations five year growth rate; and (iv) the median Premiums to net asset value with Beacon and with EOP excluded from the Peer Group were 33% and 31% over the estimated net asset value per share, respectively.

     Morgan Stanley derived a range of valuations for EOP from the Peer Group data set forth above. Applying the range of FFO multiples derived from the Peer Group (excluding EOP and the remaining high and low multiples from the Peer Group) of 10.7x to 13.6x forecasted 1998 funds from operations to the First Call consensus forecasted 1998 funds from operations for EOP resulted in a low to high range of Share Prices for EOP of $20.57 to $26.06. Applying the range of FFO to Growth Multiples derived from the Peer Group (excluding EOP and the remaining high and low multiples from the Peer Group) of 1.2x to 1.6x the forecasted funds from operations five year growth rate for EOP resulted in a low to high range of 1998 FFO multiples of 14.7x to 18.8x forecasted 1998 funds from operations for EOP. These forecasted 1998 FFO multiples result in a low to high range of Share Prices for EOP of $28.20 to $36.08. Applying the range of premiums at which the Share Price is trading over net asset value per share for the Peer Group (excluding EOP and the remaining high and low premiums from the Peer Group) of 24% to 52% above the net asset value per share (as estimated by Realty Stock Review) for EOP resulted in a low to high range of Share Prices for EOP of $24.44 to $29.95.

     Morgan Stanley derived a range of valuations for Beacon from the Peer Group data as well. Applying the range of FFO multiples derived from the Peer Group (excluding Beacon and the remaining high and low multiples from the Peer Group) of 10.7x to 13.7x forecasted 1998 funds from operations to the First Call consensus forecasted 1998 funds from operations for Beacon resulted in a low to high range of Share Prices for Beacon of $33.16 to $42.41. Applying the range of premiums at which the Share Price is trading over net asset value per share for the Peer Group (excluding Beacon and the remaining high and low premiums from the Peer Group) of 24% to 55% above the net asset value per share (as estimated by Realty Stock Review) for Beacon resulted in a low to high range of Share Prices for Beacon of $34.70 to $43.32. Morgan Stanley observed that the Implied Purchase Price for Beacon is above the low and high range (excluding Beacon and the remaining high and low multiples from the Peer Group) of the implied equity valuation of Beacon and thus, such analysis supports Morgan Stanley's conclusion that the Merger Consideration to be received by the Beacon Shareholders pursuant to the Merger is fair to the Beacon Shareholders from a financial point of view.

     As part of its analysis, Morgan Stanley also compared selected projected financial and operating data of EOP with the corresponding data and stock market performance data of another group of publicly traded companies that Morgan Stanley considered comparable in certain respects to EOP. The comparable companies consisted of seven REITs. Morgan Stanley selected these companies on the basis of corporate structure, and the size relative to other publicly traded companies in their respective asset sector categories. Morgan Stanley selected the largest REITs in six REIT industry sectors. The companies selected included:
(i) Equity Residential Properties Trust in the multifamily REIT sector; (ii) Starwood Lodging Trust in the hotel REIT sector; (iii) Simon DeBartolo Group, Inc. in the regional mall REIT sector; (iv) Vornado Realty Trust in the non-mall retail REIT sector; (v) Public Storage, Inc. in the self-storage REIT sector;
(vi) Meditrust in the health care REIT sector; and (vii) The Mills Corporation in the factory outlet center REIT sector (collectively, "Peer Group II").

     For Peer Group II, Morgan Stanley noted that the premium obtained by computing the percentage excess of each company's FFO multiple over the median 1998 FFO multiples for each company's respective industry sector ("Premium to Sector Median") ranged from 5.4% to 70.5%. Morgan Stanley derived a range of valuations for EOP from the Peer Group II data set forth above. Applying the range of Premiums to Sector Median derived from Peer Group II (excluding the high and low multiples from Peer Group II) of 8.1% to 48.9% over the median 1998 FFO multiple for the office REIT sector for EOP resulted in a low to high range of Share Prices for EOP of $25.71 to $35.41.

     No company utilized in the comparable company analyses for purposes of comparison to EOP and Beacon is identical to EOP or Beacon. In selecting and evaluating the Peer Group and Peer Group II, Morgan Stanley made certain judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Mathematical analysis (such as determining the average or median) of certain financial ratios of the Peer Group and Peer Group II is not in itself a meaningful method of using comparable company data.

     COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Morgan Stanley compared the principal terms of the Merger with those of selected other comparable transactions ("Comparable Transactions"). These transactions (some of which are pending), all involving combinations of two REITs, were the mergers of: (i) Equity Residential Properties Trust with Evans Withycombe Residential, Inc.; (ii) Post Properties, Inc. with Columbus Realty Trust; (iii) Equity Residential Properties Trust with Wellsford Residential Property Trust;
(iv) Camden Property Trust with Paragon Group, Inc.; (v) United Dominion Realty Trust, Inc. with South West Property Trust, Inc.; (vi) Chateau Communities, Inc. with ROC Communities, Inc.; (vii) Highwoods Properties, Inc. with Crocker Realty Trust, Inc.; (viii) Simon Property Group with DeBartolo Realty Corp.; (ix) Eastgroup Properties, Inc. with Copley Properties, Inc.; (x) Bradley Real Estate, Inc. with Tucker Properties Corp.; (xi) BRE Properties, Inc. with Real Estate Investment Trust of California; (xii) Horizon Outlet Centers, Inc. with McArthur Glen Realty Corp.; and (xiii) Wellsford Residential Property Trust with Holly Residential Properties, Inc. Morgan Stanley noted that the premiums which the acquiring companies paid over the targets' unaffected share price ("Premiums to Unaffected Share Price" defined by computing the percentage excess of the price per share paid over the average stock price for the ten trading days ending five trading days prior to the announcement of the transaction) and the premiums which the acquiring companies paid over the targets' 52 week high share price ("Premiums to 52 Week High Share Price" defined by computing the percentage excess of the price per share paid over the high share price over the course of the 52 weeks prior to the announcement of the transaction) ranged from -2.3% to 59.0% and -40.0% to 16.0%, respectively.

     Morgan Stanley derived a range of valuations for Beacon from the Comparable Transactions data. Applying the range of Premiums to Unaffected Share Price derived from the Comparable Transactions (excluding the high and low premiums from the Comparable Transactions) of 4.8% to 23.0% to the current Beacon share price resulted in a low to high range of Share Prices for Beacon of $38.38 to $45.05. Applying the range of Premiums to 52 Week High Share Price derived from the Comparable Transactions (excluding the high and low premiums from the Comparable Transactions) of -21.4% to 12.1% to the current Beacon share price resulted in a low to high range of Share Prices for Beacon of $28.79 to $41.06. Morgan Stanley observed that the Implied Purchase Price for Beacon is above the low and high range (excluding the high and low premiums from the Comparable Transactions) of the implied equity valuation of Beacon and thus, such analysis supports Morgan Stanley's conclusion that the Merger Consideration to be received by the Beacon Shareholders pursuant to the Company Merger is fair to the Beacon Shareholders from a financial point of view.

     No transaction considered for purposes of the Comparable Transaction analysis is identical to the Mergers. In evaluating the Comparable Transactions, Morgan Stanley made certain judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using Comparable Transactions data.

     STOCK TRADING HISTORY. Morgan Stanley reviewed the historical trading prices for the EOP Common Shares from EOP's IPO through September 12, 1997, and noted that the low and high closing prices for EOP Common Shares for this period were $25.25 and $33.50, respectively. Morgan Stanley also reviewed the historical trading prices for Beacon Common Shares for the last twelve months ended September 12, 1997, and noted that the low and high closing prices for the Beacon Common Shares for this period were $27.38 and $37.00, respectively.

     Morgan Stanley also reviewed the premium obtained by computing the percentage excess of the product of the closing prices of EOP Common Shares and
1.4063 over the closing prices of Beacon Common Shares for each day of trading from EOP's IPO on July 8, 1997 through September 12, 1997, and computed the average value of these premiums for the entire period and for the last one week, one month and six weeks of this period. These premiums averaged 28.0%, 20.0%, 19.1% and 15.6% for the last one week, one month, six weeks and entire period ended September 12, 1997, and was 28.4% on September 12, 1997.

     HISTORICAL IMPLIED EXCHANGE RATIOS. Morgan Stanley also computed the historical ratios of the closing share prices of Beacon to EOP for each day of trading from EOP's IPO on July 8, 1997 through September 12, 1997, and noted that the averages of such ratios were 1.099, 1.174, 1.183 and 1.221 for the last one week, one month, six weeks and entire period ending September 12, 1997, and was 1.095 on September 12, 1997, as compared to the Exchange Ratio of 1.4063.

     DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed discounted cash flow analyses of EOP based upon projections and assumptions provided by EOP's management of EOP's FFO per EOP Common Share and by maintaining a constant distribution payout ratio ("Distribution Payout Ratio," defined as the ratio of distributions per share of common stock over FFO per share of common stock) equal to EOP's current Distribution Payout Ratio for the years ending December 31, 1998 to December 31, 2002, using discount rates reflecting an expected equity total return of 12.0% to 15.0% and terminal multiples of 2003 FFO of 15.0x to 17.5x (Morgan Stanley, for the purposes of this valuation, derived 2003 FFO by growing 2002 FFO at a rate equal to the compound annual growth rate of FFO from 1998-2002). The range of present values per EOP Common Share was $30.13 to $39.08.

     Morgan Stanley performed discounted cash flow analyses of Beacon based upon projections and assumptions provided by Beacon's management of Beacon's FFO per Beacon Common Share assuming no external growth (i.e., no acquisitions) and by maintaining a constant Distribution Payout Ratio equal to Beacon's current Distribution Payout Ratio for the years ending December 31, 1998 to December 31, 2002, using discount rates reflecting an expected equity total return of 10.0% to 12.0% and terminal multiples of 2003 FFO of 11.0x to 13.0x (Morgan Stanley, for the purposes of this valuation, derived 2003 FFO by growing 2002 FFO at a rate equal to the compound annual growth rate of FFO from 1998-2002). The expected equity total return and terminal multiples were affected by the assumption of no external growth for these analyses. The range of present values per Beacon Common Share was $32.43 to $40.09. Morgan Stanley observed that the Implied Purchase Price for Beacon is above the range of the implied equity valuation of Beacon and thus, such analysis supports Morgan Stanley's conclusion that the Merger Consideration to be received by the Beacon Shareholders pursuant to the Company Merger is fair to the Beacon Shareholders from a financial point of view.

     PRO FORMA MERGER ANALYSIS. As part of its analysis, Morgan Stanley analyzed certain pro forma effects of the Mergers for the fiscal years ended 1997 and 1998. These analyses were based on the First Call consensus estimates of FFO per share for EOP and Beacon, certain synergies, and certain other adjustments Morgan Stanley deemed appropriate.

     Morgan Stanley also compared EOP's projected stand-alone FFO per share to EOP's pro forma combined FFO per share resulting from the Mergers. Morgan Stanley observed that, after giving effect to expected synergies of $20.0 million for fiscal year 1997 and 1998, an accounting adjustment of $5.8 million for fiscal year 1997 and $5.3 million for fiscal year 1998 and transaction expenses then estimated at $142.2 million to be financed with debt at a weighted average interest rate of 7.45%, the transaction would be accretive to FFO per share in the amount of $.15 per share in 1997, an 8.6% increase over projected stand-alone FFO per share, and $.15 per share in 1998, a 7.6% increase over projected stand-alone FFO per share.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portions of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley Opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of EOP or Beacon.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EOP and Beacon. Where appropriate, Morgan Stanley discounted comparable industry and/or company data to reflect the combined company's current and projected operating performance in relation to that of the relevant industry or comparable company group. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether the consideration to be received by the holders of Beacon Common Shares pursuant to the Agreement is fair from a financial point of view to such holders, and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which Beacon might actually be sold. Morgan Stanley was not authorized to solicit, nor did Morgan Stanley solicit, third-party indications of interest for the acquisition of all or any part of Beacon.

     As described above (see "-- Background of and Reasons for the Mergers -- Beacon's Reasons for the Mergers; Recommendation of the Beacon Board"), the Morgan Stanley Opinion and the information provided by Morgan Stanley to the Beacon Board was one of a number of factors taken into consideration by the Beacon Board in making its determination to recommend approval of the Mergers and the Agreement. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Beacon Board with respect to the value of Beacon and EOP or whether a different valuation could have been negotiated with EOP. The consideration received from EOP was determined through negotiations between the Beacon Board and management of Beacon and EOP and was approved by the Beacon Board. Morgan Stanley provided advice to the Beacon Board during the course of such negotiations; however, the decision to enter into the Agreement was solely that of the Beacon Board.

     Pursuant to a letter agreement dated September 15, 1997, Beacon has agreed to pay Morgan Stanley, upon the delivery of the Morgan Stanley Opinion to the Beacon Board, a transaction fee of $2.5 million. In addition, Beacon has agreed to reimburse and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

     In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Beacon and EOP for their own account and for the accounts of customers and, accordingly, may at any time hold a long- or short-term position in such securities. Morgan Stanley has provided financial advisory and investment banking services to EOP and Beacon in the past, for which services Morgan Stanley has received customary fees.

EFFECTIVE TIME OF THE MERGERS

     As soon as practicable after satisfaction of all conditions to consummation of the Mergers (see "-- Conditions to Consummation of the Mergers"), EOP and Beacon will file articles of merger with the Department and immediately after consummation of the Company Merger, EOP Partnership will file a certificate of merger with the Secretary of State of the State of Delaware. The Effective Time will be such time as shall be specified in the articles of merger and certificate of merger, not to exceed 30 days after the articles of merger are accepted for record by the Department. Prior to the filing of the articles of Merger with the Department, EOP and Beacon each has the right to terminate the Agreement should the Mergers not be consummated on or before April 15, 1998 (subject to extension by EOP in certain circumstances), provided that it has not breached in any material respect its obligations under the Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Mergers to be consummated before such date. See "-- Termination, Extension, Amendment, and Waiver."

     Until the Effective Time, Beacon Unitholders will retain their rights as limited partners of Beacon Partnership to vote on matters submitted to them.

EXCHANGE RATIOS AND EXCHANGE OF EOP COMMON SHARES, EOP PREFERRED SHARES AND EOP PARTNERSHIP UNITS

     At the Effective Time, (i) each outstanding Beacon Preferred Unit will be converted into the right to receive one EOP Preferred Unit, (ii) each outstanding Beacon Common Share will be converted into the right to receive 1.4063 EOP Common Shares, with cash in lieu of the issuance of any fractional interests as described below, (iii) each outstanding Beacon Partnership Unit will be converted into the right to receive 1.4063 EOP Partnership Units, with cash in lieu of the issuance of any fractional interests as described below and (iv) each outstanding Beacon Preferred Share will be converted into the right to receive one EOP Preferred Share. In lieu of the issuance of any fractional EOP Common Shares or EOP Partnership Units, each holder of Beacon Common Shares upon surrender of a certificate for exchange and each holder of Beacon Partnership Units shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of one EOP Common Share on the NYSE on the five trading days immediately preceding the closing date by (ii) the fractional amount of the EOP Common Shares or EOP Partnership Units which such holder would otherwise be entitled to receive under the Agreement.

     Following the Mergers, each EOP Partnership Unit received by Beacon Unitholders in the Partnership Merger will be redeemable for one EOP Common Share or, at EOP's option, the cash equivalent thereof.

     At the Effective Time, all outstanding options under Beacon's Amended and Restated 1994 Stock Option and Incentive Plan and Beacon's 1996 Stock Option Plan (collectively, the "Beacon Stock Options") will vest and be immediately exercisable, be assumed by EOP and be deemed to constitute an option to acquire the same number of EOP Common Shares as the holder of such Beacon Stock Option would have been entitled to receive pursuant to the Company Merger had such holder exercised such Beacon Stock Option in full immediately prior to the Effective Time. Such EOP Common Shares may be purchased at a price per share equal to the aggregate exercise price for the Beacon Common Shares subject to such Beacon Stock Option divided by the number of full EOP Common Shares deemed to be purchasable pursuant to such Beacon Stock Option. All such Beacon Stock Options held by directors of Beacon and officers of Beacon above the office of Vice President will expire on the next business day following the closing date under the Agreement. All such Beacon Stock Options held by any other person will expire (i) six months after the closing date, if such person's employment terminates prior to or during such six-month period or (ii) on the date on which such Beacon Stock Options expire in accordance with their terms, if such person's employment does not terminate prior to or during such six-month period. EOP has agreed to use its reasonable best efforts to arrange a transaction whereby each person who exercises his Beacon Stock Option on or within one business day after the date of the Company Merger will receive (other than from EOP or any of its Subsidiaries) a cash amount per Beacon Stock Option equal to the excess, if any, of the fair market value of the EOP Common Shares underlying such Beacon Stock Option over the deemed exercise price thereof, and whereby EOP will receive a cash amount equal to the aggregate exercise price of such Beacon Stock Option. In the case of any such transaction, EOP would not be responsible for the brokerage commissions incurred on behalf of any director or officer who is above the level of Vice President. As of September 12, 1997, the number of Beacon Common Shares purchasable pursuant to outstanding Beacon Stock Options was 3,493,016. The weighted average per share exercise price of such outstanding Beacon Stock Options was $27.23, representing an aggregate of approximately $95 million payable by the holders of such Beacon Stock Options upon the exercise thereof.

DISTRIBUTIONS

     Except for Beacon's regularly quarterly distributions not in excess of $.50 per Beacon Common Share, Beacon has agreed not to declare, set aside or pay any distributions on the Beacon Common Shares prior to the Effective Time. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Beacon ending at the Effective Time (and to avoid the payment of tax with respect to undistributed income), Beacon will declare a distribution (the "Final Beacon Distribution") to holders of Beacon Common Shares, the record date for which will be the close of business on the last business day prior to the Effective Time, in an amount equal to the minimum distribution sufficient to permit Beacon to satisfy such requirements, and, in such event this will necessitate the making of a corresponding distribution by Beacon Partnership. If Beacon determines it necessary to declare the Final Beacon Distribution, it will notify EOP at least ten days prior to the date for the Beacon Special Meeting, and EOP will declare a distribution per share to holders of EOP Common Shares, the record date for which will be the close of business on the last business day prior to the Effective Time, in an amount per EOP Common

Share equal to the quotient obtained by dividing (x) the Final Beacon Distribution per Beacon Common Share paid by Beacon by (y) 1.4063. Additionally, notwithstanding the foregoing, (a) Beacon has agreed to declare and pay to holders of Beacon Common Shares of record as of December 10, 1997, for the fiscal period commencing October 1, 1997 and ending immediately prior to the earlier of the Effective Time or the close of business on December 31, 1997 (the "Fourth Quarter Distribution Time"), a distribution of $.50 per Beacon Common Share, such distribution to be paid by Beacon, immediately prior to the Fourth Quarter Distribution Time and (b) EOP has declared a dividend payable to holders of EOP Common Shares of record as of December 10, 1997, for the fiscal period commencing October 1, 1997 and ending immediately prior to the Fourth Quarter Distribution Time, a distribution of $.30 per EOP Common Share, such distribution to be paid by EOP, immediately prior to the Fourth Quarter Distribution Time and in such event, this will necessitate the making of corresponding distributions by Beacon Partnership and EOP Partnership. Any distribution paid pursuant to the foregoing sentence will be in addition to any Final Beacon Distribution and corresponding EOP distribution.


     Distributions declared by EOP after the Effective Time will include distributions on all EOP Common Shares issued in the Company Merger, but no distribution with respect to EOP Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered certificates of Beacon Common Shares with respect to the shares of EOP Common Shares represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder, until the surrender of such certificates as described above.

EFFECT OF MERGERS ON THE DECLARATION OF TRUST AND THE EOP BYLAWS AND AGREEMENT OF LIMITED PARTNERSHIP

     The Declaration of Trust and the EOP Bylaws, as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Company Merger until further amended in accordance with applicable Maryland law. The Agreement of Limited Partnership, as amended, of EOP Partnership, as in effect immediately prior to the Effective Time (the "EOP Partnership Agreement"), shall continue in full force and effect after the Partnership Merger until further amended in accordance with applicable Delaware law.

HEADQUARTERS

     After the Mergers, the headquarters of EOP and EOP Partnership will continue to be located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois, the current headquarters of EOP.

TRUSTEES AND MANAGEMENT


     Following the Effective Time, the trustees of EOP who were trustees immediately prior thereto will continue to serve for the balance of their unexpired terms. In addition, Alan M. Leventhal, President, Chief Executive Officer and a director of Beacon, and Edwin N. Sidman, Chairman of the Beacon Board, will become trustees of EOP with terms expiring at the first annual meeting of the EOP Shareholders with respect to which notice is mailed subsequent to the Effective Time. EOP has agreed that Messrs. Leventhal and Sidman will thereafter be renominated as trustees for terms expiring at the annual meetings of EOP Shareholders in 2002 and 2001, respectively. Those persons currently serving as EOP's executive officers and senior management will continue to be EOP's executive officers and senior management after the Mergers. EOP will continue to be the managing general partner of EOP Partnership following consummation of the Mergers. In addition, in the event that Mr. Zell ceases to be Chairman of the EOP Board prior to the Effective Time, the EOP Board will designate Mr. Leventhal as Chairman of the EOP Board for a term consisting of at least 12 consecutive months (subject to Mr. Leventhal remaining a trustee during such 12-month period.) EOP will continue to be the Managing General Partner of EOP Partnership following the consummation of the Mergers.


CONDITIONS TO CONSUMMATION OF THE MERGERS

     The respective obligations of EOP and Beacon to effect the Company Merger, and of EOP Partnership and Beacon Partnership to effect the Partnership Merger, are subject to the satisfaction of the following conditions: (i) the Agreement and the transactions contemplated thereby shall have been approved by the EOP Shareholders, the Beacon Shareholders and the Beacon Preferred Shareholders;
(ii) the Agreement and
the transactions contemplated thereby shall have been approved by the Beacon Unitholders; (iii) the waiting period (and any extension thereof), if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the Company Merger, the Partnership Merger and the transactions contemplated by the Stock Purchase Agreements (as defined below) shall have expired or been terminated; (iv) the NYSE shall have approved for listing the EOP Common Shares and the EOP Preferred Shares to be issued in the Company Merger and the EOP Common Shares reserved for issuance upon redemption of EOP Partnership Units issued in the Partnership Merger, subject to official notice of issuance; (v) the Registration Statement shall have become effective and shall not be the subject of any stop order or proceedings by the Commission seeking a stop order;
(vi) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by the Agreement shall be in effect; and
(vii) EOP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the EOP Common Shares, EOP Preferred Shares and EOP Partnership Units issuable in the Mergers.

     Consummation of the Mergers also is subject to the satisfaction or waiver by EOP and EOP Partnership or Beacon and Beacon Partnership, as applicable, of the following conditions: (i) the representations and warranties of each party contained in the Agreement shall be true and correct in all material respects as of the date of the Agreement and as of the closing date, except to the extent that such representation or warranty is expressly limited by its terms to another date; (ii) each party shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Effective Time; (iii) from the date of the Agreement there shall not have occurred a material adverse change in the business, financial condition or results of operations of EOP or Beacon and their respective Subsidiaries taken as a whole; (iv) EOP and Beacon shall have received opinions of counsel to the effect described in "FEDERAL INCOME TAX CONSIDERATIONS;" (v) each party shall have obtained all consents and waivers from third parties necessary in connection with the transactions contemplated by the Agreement, other than such consents and waivers which, if not obtained, would not result, individually or in the aggregate, in a material adverse effect on the business, properties, assets, financial condition or results of operation on Beacon and its Subsidiaries taken as a whole or on EOP and its Subsidiaries taken as a whole; and (vi) EOP and EOP Partnership, on the one hand, and Beacon and Beacon Partnership, on the other hand, shall have received a "comfort letter" which complies with the requirements for such letters as set forth in the Agreement. In addition, consummation of the Mergers is subject to the condition that all of the voting shares of the Beacon Management Company, the Beacon Design Company and the Beacon Construction Company (other than any such shares owned by Beacon Partnership) shall have been transferred to EOP Management Corp., or its designees or assigns, in accordance with the Stock Purchase Agreements.

REPRESENTATIONS AND WARRANTIES

     The Agreement includes representations and warranties by Beacon and Beacon Partnership as to the following: (i) the due organization, standing and power of Beacon and Beacon's Subsidiaries, and the nature of Beacon's and third parties' investments in Beacon's Subsidiaries and any other entities; (ii) the capitalization of Beacon and Beacon's Subsidiaries; (iii) the authorization of the Agreement and, subject to the requisite approvals, the transactions contemplated thereby by Beacon and Beacon Partnership; (iv) the enforceability of the Agreement against Beacon and Beacon Partnership; (v) the noncontravention (except as specified) by the Agreement of any agreement, law, order or charter or bylaw or other organizational document provision applicable to Beacon or any Beacon Subsidiary; (vi) the absence of the need (except as specified) for governmental or third-party consents to the Mergers; (vii) the accuracy of Beacon's and Beacon Partnership's documents required to be filed with the Commission; (viii) the absence of any undisclosed liabilities; (ix) except as specified, the conduct of Beacon's and Beacon Subsidiaries' businesses in the ordinary course, and the absence of any material adverse change in the business, financial condition or results of operations of Beacon and its Subsidiaries taken as a whole since the date of the most recent audited financial statements included in the documents filed by Beacon and Beacon Partnership with the Commission through the date of the Agreement; (x) pending or threatened litigation; (xi) certain matters relating to the real estate owned by Beacon and the Beacon Subsidiaries, including without limitation the absence (except as specified) of liens, security interests or other encumbrances on title or other restrictions and the outstanding leases or other occupancy rights relating to such real estate; (xii) certain environmental matters; (xiii) certain related party transactions; (xiv) the terms, existence, operations, liabilities and compliance with applicable laws of employee plans of Beacon and its Subsidiaries, certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and certain employee policy and labor matters; (xv) payment of taxes and certain other tax matters; (xvi) bonus and severance payments payable to employees, officers and directors of Beacon and its Subsidiaries as a result of the Mergers or a termination of service subsequent to the Effective Time; (xvii) brokers, finders and financial advisors engaged by Beacon and its Subsidiaries; (xviii) compliance with applicable laws; (xix) certain contracts and debt instruments of Beacon and its Subsidiaries; (xx) the fairness opinion received by Beacon; (xxi) the inapplicability of state anti-takeover statutes and (xxii) the lack of any requirement of Beacon or any Beacon Subsidiary to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     The Agreement includes representations and warranties by EOP and EOP Partnership as to the following: (i) the due organization, standing and power of EOP and EOP's Subsidiaries, and the nature of EOP's and third parties' investments in EOP's Subsidiaries and any other entities; (ii) the capitalization of EOP and EOP's Subsidiaries; (iii) the authorization of the Agreement and, subject to the requisite approvals, the transactions contemplated thereby by EOP and EOP Partnership; (iv) the enforceability of the Agreement against EOP and EOP Partnership; (v) the noncontravention (except as specified) by the Agreement of any agreement, law, order or charter or by-law or other organizational document provision applicable to EOP or any EOP Subsidiary; (vi) the absence of the need (except as specified) for governmental or third-party consents to the Mergers; (vii) the accuracy of EOP's and EOP Partnership's documents required to be filed with the Commission; (viii) the absence of any undisclosed liabilities; (ix) except as specified, the conduct of EOP's and EOP Subsidiaries' businesses in the ordinary course, and the absence of any material adverse change in the business, financial condition or results of operations of EOP and its Subsidiaries taken as a whole since the date of the most recent audited financial statements included in the EOP reports filed with the Commission through the date of the Agreement; (x) pending or threatened litigation; (xi) certain matters relating to the real estate owned by EOP and the EOP Subsidiaries, including, without limitation, the absence (except as specified) of liens, security interests or other encumbrances on title or other restrictions and the outstanding leases or other occupancy rights relating to such real estate, (xii) certain environmental matters; (xiii) payment of taxes and certain other tax matters; (xiv) brokers, finders and financial advisors engaged by EOP and its Subsidiaries; (xv) compliance with applicable laws; (xvi) certain contracts and debt instruments of EOP and its Subsidiaries; (xvii) the fairness opinion received by EOP; (xviii) the inapplicability of state anti-takeover statutes; (xix) the lack of any requirement of EOP or any EOP Subsidiary to be registered under the 1940 Act and (xx) the lack of EOP's status as an "interested stockholder" of Beacon or an "affiliate of an interested stockholder" of Beacon within the meaning of Section 3-601 of the MGCL.

     The representations and warranties of each of the parties contain various customary exceptions for materiality, knowledge and previously disclosed information. The representations and warranties of each of the parties are deemed to be conditions to the Mergers to the extent provided for in the Agreement, but will not survive the Mergers.

CONDUCT OF BUSINESS PENDING THE MERGERS

     Beacon and Beacon Partnership have agreed that, prior to the Effective Time, except as consented to by EOP in writing or as expressly provided for in the Agreement, Beacon and Beacon Partnership shall, and shall cause (or, in the case of Beacon Subsidiaries that Beacon or Beacon Partnership do not control, shall use reasonable best efforts to cause) each of the Beacon Subsidiaries to:

          (i) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

          (ii) preserve intact its business organizations and goodwill and use reasonable best efforts to keep available the services of its officers and employees;

          (iii) confer on a regular basis with one or more representatives of EOP to report operational matters of materiality and, subject to the provisions described in "-- No Solicitation" below, any proposals to engage in material transactions;

          (iv) promptly notify EOP of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (v) promptly deliver to EOP true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Agreement;

          (vi) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect on the date of the most recent audited financial statements included in the documents filed by Beacon and Beacon Partnership with the Commission through the date of the Agreement, except as may be required by the Commission, applicable law or GAAP;

          (vii) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Beacon notifies EOP that it is availing itself of such extensions and provided such extensions do not adversely affect Beacon's status as a REIT under the Code;

          (viii) not make or rescind any express or deemed election relative to taxes (unless required by law or necessary to preserve Beacon's status as a REIT or the status of any Beacon Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under the Code, as the case may be);

          (ix) make all capital expenditures, and expenditures relating to leasing, in accordance with a budget of Beacon approved by EOP, which approval shall not be unreasonably withheld, and not (A) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction (other than certain specified Commitments) involving in excess of $100,000 which is not included in its budget approved by EOP, (B) encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its office property business or (C) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and certain specified Commitments for indebtedness;

          (x) not amend the Beacon Articles or the Beacon Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Beacon Subsidiary;

          (xi) make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (A) the exercise of specified options or (B) the redemption of Beacon Partnership Units under certain specified existing contracts, or pursuant to the Beacon Partnership Agreement, for cash or, at Beacon's option, Beacon Common Shares;

          (xii) grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Beacon Share Options described in the Agreement;

          (xiii) except as discussed in "-- Distributions" above, and except for quarterly distributions with respect to the Beacon Common Shares for the distribution for the third quarter of 1997 and for each quarterly distribution thereafter in an amount up to the distribution per share paid by it for the second quarter of 1997 and distributions per Beacon Partnership Unit in the same amount as a permitted distribution per Beacon Common Share except to the extent a distribution by Beacon is necessary to maintain REIT status or except in connection with the use of Beacon Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (A) authorize, declare, set aside or pay any distribution or make any other distribution or payment with respect to any Beacon Common Shares or Beacon Partnership Units or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of Beacon, except for (A) redemptions of Beacon Common Shares required under the Beacon Articles in order to preserve the status of Beacon as a REIT under the Code, and (B) redemptions of Beacon Partnership Units under the Beacon Partnership Agreement in which Beacon Common Shares are utilized;

          (xiv) not sell, lease, mortgage, subject to lien or otherwise dispose of any of the Beacon Properties, except in connection with a transaction that is permitted under clause (ix) above or that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of the Agreement and disclosed pursuant thereto;

          (xv) not sell, lease, mortgage, subject to lien or otherwise dispose of any of its personal property or intangible property, except in connection with a transaction that is permitted by clause (xiv) above or that is made in the ordinary course of business and is not material, individually or in the aggregate;

          (xvi) not make any loans, advances or capital contributions to, or investments in, any other individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (each, a "Person") other than loans, advances and capital contributions to Beacon Subsidiaries in existence on the date of the Agreement;

          (xvii) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EOP or incurred in the ordinary course of business consistent with past practice;

          (xviii) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (xix) not enter into any Commitment with any officer, director or affiliate of Beacon or any of the Beacon Subsidiaries or any material Commitment with any consultant;

          (xx) not increase any compensation or enter into or amend any employment agreement disclosed pursuant to the Agreement with any of its officers, directors or employees earning more than $50,000 per annum, other than as required by any contract or plan or in accordance with waivers by employees of benefits under such agreements;

          (xxi) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes to severance benefits to provide that an employee whose position is transferred to a location outside the standard metropolitan statistical area in which such employee is currently employed shall not forfeit severance benefits by reason of failure to accept such transfer, changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

          (xxii) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the Agreement;

          (xxiii) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the acquisition of Beacon Partnership Units in exchange for Beacon Common Shares pursuant to exercise of the Beacon Partnership Unit redemption right under the Beacon Partnership Agreement;

          (xxiv) not accept a promissory note in payment of the exercise price payable under any option to purchase Beacon Common Shares; and

          (xxv) not enter into, or modify, amend or breach any of certain specified agreements.

     EOP and EOP Partnership have agreed that, prior to the Effective Time, except as consented to by Beacon in writing or as expressly provided for in the Agreement, EOP and EOP Partnership shall, and shall cause (or, in the case of EOP Subsidiaries that EOP or EOP Partnership do not control, shall use reasonable best efforts to cause) each of the EOP Subsidiaries to:

          (i) preserve intact its business organizations and goodwill and use reasonable best efforts to keep available the services of its officers and employees;

          (ii) confer on a regular basis with one or more representatives of Beacon to report operational matters of materiality which would have a material adverse effect on the business, properties, assets, financial condition or results of operations of EOP and its Subsidiaries taken as whole;

          (iii) promptly notify Beacon of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (iv) promptly deliver to Beacon true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Agreement;

          (v) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect on the date of the most recent audited financial statements included in the documents filed by EOP and EOP Partnership with the Commission through the date of the Agreement, except as may be required by the Commission, applicable law or GAAP;

          (vi) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect EOP's status as a REIT under the Code;

          (vii) not make or rescind any express or deemed election relative to taxes (unless required by law or necessary to preserve EOP's status as a REIT or the status of any EOP Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under the Code, as the case may be);

          (viii) not enter into any Commitment for the acquisition of any real property (other than specified real estate projects) if the amount of such Commitment would cause the aggregate amount of all such Commitments subsequent to the date of the Agreement to exceed $1,300,000,000 unless such Commitment has been approved by Beacon;

          (ix) not amend the Declaration of Trust or the EOP Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any EOP Subsidiary, including the EOP Partnership Agreement (except to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by EOP without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of EOP Partnership Units);

          (x) except as discussed in "-- Distributions" above, and except for quarterly distributions with respect to the EOP Common Shares for the distribution for the third quarter of 1997 and for each quarterly distribution thereafter in an amount up to the distribution per share paid by it for the second quarter of 1997 (provided that EOP's distribution per share paid by it for the second quarter of 1997 shall be deemed to be $.30) or except to the extent a distribution by EOP is necessary to maintain REIT status or except in connection with the use of EOP Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (A) authorize, declare, set aside or pay any distribution or make any other distribution or payment with respect to any EOP Common Shares or EOP Partnership Units or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of EOP, except for (x) redemptions of EOP Common Shares required under the Declaration of Trust in order to preserve the status of EOP as a REIT under the Code, and (y) redemptions of EOP Partnership Units under the EOP Partnership Agreement in which EOP Common Shares are utilized;

          (xi) not sell, lease, mortgage, subject to lien or otherwise dispose of any of the EOP Properties, except in connection with a transaction that would not reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operation of EOP and its Subsidiaries taken as a whole;

          (xii) not sell, lease, mortgage, subject to lien or otherwise dispose of any of its personal property or intangible property, except in connection with a transaction that is permitted by clause (xi) above or that is not material, individually or in the aggregate;

          (xiii) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) if it would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operation of EOP and its Subsidiaries taken as a whole;

          (xiv) not directly or indirectly through a Subsidiary, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in any person or entity whose securities are registered under the Exchange Act unless such transaction has been approved by Beacon; and

          (xv) except as contemplated by the Agreement, not issue any EOP or EOP Partnership securities pursuant to a registration statement filed with the Commission relating to the public offering of any EOP or EOP Partnership securities from the date of the Agreement until the date of this Proxy Statement/Prospectus unless such issuance has been approved by Beacon.

NO SOLICITATION

     Beacon has agreed, for itself and in its capacity as general partner of Beacon Partnership, that neither it nor any of the Beacon Subsidiaries will, nor will any of them permit any of its officers, directors, employees, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives to, invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of securities representing 10% or more of the outstanding equity securities of Beacon, consolidation, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets or equity securities (including, without limitation, partnership interests and units) of Beacon or Beacon Partnership, other than the transactions contemplated by the Agreement (any such proposal or offer, an "Acquisition Proposal") or engage in any discussions or negotiations concerning, or provide any confidential or non-public information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, provided that nothing in the Agreement prohibits the Beacon Board (including with respect to Beacon's capacity as general partner of Beacon Partnership) from
(i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) a majority of the members of the Beacon Board determines in good faith, based upon the advice of outside counsel, that such action is required for the Beacon Board to comply with its duties to shareholders imposed by applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Beacon provides written notice to EOP to the effect that it is furnishing information to, or entering into discussions with, such person or entity and (ii) making any disclosure required by applicable law with regard to an Acquisition Proposal. The foregoing provision is not to be construed to (i) permit Beacon to terminate the Agreement (except as specifically described in "-- Termination Extension, Amendment and Waiver"), (ii) permit Beacon to enter into an agreement for an Acquisition Proposal during the term of the Agreement or (iii) affect any other obligation of Beacon under the Agreement; provided, however, that a majority of the members of the Beacon Board may approve and recommend a Superior Acquisition Proposal (as defined below) and, in connection therewith, withdraw or modify its approval or recommendation of the Agreement and the Mergers if such majority determines in good faith, based upon the advice of outside counsel, that such action is required for the Beacon Board to comply with its duties to shareholders imposed by applicable law. "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Beacon Board resolves in good faith to be in the best interests of and more favorable to the Beacon Shareholders than the Mergers and which the Beacon Board determines is reasonably capable of being consummated.

CERTAIN OTHER COVENANTS

     Under the Agreement, the parties have agreed as follows: (i) to use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of the Agreement, and the consummation of the transactions contemplated thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) to use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Mergers, such consents to be in form reasonably satisfactory to each of the parties; (iii) to use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Agreement; (iv) to refrain from, and use commercially reasonable efforts to cause each of their respective Subsidiaries and joint ventures to refrain from, taking any action that would result in (A) any of the representations and warranties of such party set forth in the Agreement that are qualified as to materiality becoming untrue, (B) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (C) except as contemplated with respect to a Superior Acquisition Proposal, any of the conditions to the Mergers not being satisfied;
(v) subject to the requirements of confidentiality agreements with third parties, to afford, and to cause each of their respective Subsidiaries to afford, to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, to furnish, and to cause each of their respective Subsidiaries to furnish, promptly to the other parties (A) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (B) all other information concerning its business, properties and personnel as such other party may reasonably request and to use, and to cause each of their respective Subsidiaries to use, commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence; (vi) to use reasonable best efforts to cause the Company Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel described in "FEDERAL INCOME TAX CONSIDERATIONS;" (vii) if, based upon the advice of counsel, EOP and Beacon determine that the Partnership Merger could reasonably be expected to create a risk that the Company Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, to use reasonable best efforts to negotiate and structure an alternative means to effect the Partnership Merger, for EOP to acquire the interest in Beacon Partnership owned by Beacon, and for the holders of Beacon Partnership Units to receive EOP Partnership Units (or the economic and tax equivalent thereof) in exchange for their Beacon Partnership Units; (viii) to cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes payable in connection with the transactions contemplated by the Agreement; and (ix) to consult with each other party before issuing, and provide each other party the opportunity to review and comment upon, any press release or other written public statements which address in any manner the transactions contemplated by the Agreement, and to refrain from issuing any such press release or making any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     Beacon has also agreed that (i) it will request written consents for approval by the Beacon Unitholders of the Mergers to the extent required by the Beacon Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by the Agreement and it will vote in favor of such matters and recommend to the Beacon Unitholders that they approve such matters; (ii) it will cause the directors and officers of each of the Beacon Subsidiaries to submit their resignations from such positions, effective as of the Effective Time and (iii) it will not, and will not permit any of its Subsidiaries to, amend the management agreements pursuant to which Beacon, directly or indirectly, manages buildings in which Beacon does not own a 100% interest and it will not, and will not permit any Beacon Subsidiary to, renew such management agreements except on terms which permit their cancellation by Beacon or the applicable Beacon Subsidiary on thirty days' notice or less without any charge, penalty or other cost for such cancellation. Beacon and Beacon Partnership have agreed to use all reasonable best efforts to obtain from Coopers & Lybrand L.L.P., access to all work papers relating to audits of Beacon and Beacon Partnership performed by Coopers & Lybrand L.L.P. and the continued cooperation of Coopers & Lybrand L.L.P. with regard to the preparation of consolidated financial statements for EOP after the Effective Time.

     EOP has also agreed that (i) it will seek the requisite approval of the EOP Unitholders to the Partnership Merger to the extent required by the EOP Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by the Agreement and (ii) it will use all reasonable best efforts to cause the EOP Common Shares and the EOP Preferred Shares to be issued in the Merger and the EOP Common Shares reserved for issuance upon redemption of EOP Partnership Units issued in the Partnership Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time and (iii) from and after the Effective Time, it will pay or cause EOP Partnership to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of EOP Common Shares, EOP Preferred Shares or EOP Partnerships Units, as applicable, all transfers and gains taxes (which term does not include taxes imposed under the Code or comparable provisions of state law). EOP and EOP Partnership have agreed that they shall assume the obligations of Beacon, Beacon Partnership or the applicable Beacon Subsidiary, as the case may be, under each agreement specified in the Agreement (i) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Beacon Partnership or any other Beacon Subsidiary that is treated as a partnership for federal income tax purposes, and (ii) that (A) prohibits or restricts in any manner the disposition of any assets of Beacon or any Beacon Subsidiary, (B) requires that Beacon or any Beacon Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Beacon Properties, or (C) requires that Beacon or any Beacon Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Beacon or any Beacon Subsidiary.

TERMINATION, EXTENSION, AMENDMENT AND WAIVER

     The Agreement may be terminated at any time prior to the filing of the articles of merger with the Department, whether before or after the approval thereof by the EOP Shareholders, Beacon Shareholders or the Beacon Unitholders, under the circumstances specified therein, including: (i) by mutual written consent duly authorized by the EOP Board and the Beacon Board; (ii) by EOP, upon a breach of any representation, warranty, covenant, obligation or agreement of Beacon or Beacon Partnership set forth in the Agreement, or if any representation or warranty of Beacon or Beacon Partnership in the Agreement shall become untrue, in either case such that the conditions to EOP's obligation to close relating to such representations, warranties, covenants, obligations and agreements would be incapable of being satisfied by April 15, 1998 (or as otherwise extended); (iii) by Beacon, upon a breach of any representation, warranty, covenant, obligation or agreement of EOP or EOP Partnership set forth in the Agreement, or if any representation or warranty of EOP or EOP Partnership shall become untrue, in either case such that the conditions to Beacon's obligation to close relating to such representations, warranties, covenants, obligations and agreements would be incapable of being satisfied by April 15, 1998 (or as otherwise extended); (iv) by either EOP or Beacon, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger shall have become final and non-appealable; (v) by either EOP or Beacon, if the Merger shall not have been consummated before April 15, 1998 (or as otherwise extended); provided, however, that a party may not terminate the Agreement for the reasons referred to in this clause (v) if it shall have breached in any material respect its obligations under the Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause (v); (vi) by either EOP or Beacon (unless Beacon or Beacon Partnership is in breach of its obligations under the Agreement with respect to the preparation and mailing of this Proxy Statement/Prospectus, the holding of the Beacon Special Meeting or the approval of the Mergers and other matters by the Beacon Shareholders and the Beacon Unitholders), if, upon a vote at a duly held Beacon Special Meeting or any adjournment thereof, the requisite approval of the Merger by the Beacon Shareholders shall not have been obtained; (vii) by either Beacon or EOP (unless EOP or EOP Partnership is in breach of its obligations under the Agreement with respect to the preparation and mailing of this Proxy Statement/Prospectus or the holding of the EOP Special Meeting), if, upon a vote at a duly held EOP Special Meeting or any adjournment thereof, the requisite approval of the Company Merger by the EOP Shareholders shall not have been obtained; (viii) by Beacon, if prior to the Beacon Special Meeting, the Beacon Board shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Mergers or the Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that such termination will not be effective prior to the payment of the Break-Up Fee (as defined below); (ix) by EOP, if (A) prior to the Beacon Special Meeting, the Beacon Board shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Mergers or the Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, (B) Beacon shall have entered into any agreement for any Acquisition Proposal, or (C) the Beacon Board or any committee thereof shall have resolved to do any of the foregoing; and (x) by Beacon, if the average of the closing prices of the EOP Common Shares on the NYSE for all trading days during the period of twenty (20) consecutive trading days commencing on the twenty-seventh (27th) trading day prior to the date of the Beacon Special Meeting is less than $27.39.

     The foregoing provisions are subject to the agreement of the parties that, in the event of any preliminary, temporary or other nonfinal judgment, injunction, order, decree or action by any court (each an "Action") preventing, delaying or otherwise materially adversely affecting the consummation of either of the Mergers primarily resulting from any action or inaction of Beacon, EOP has the right, in its sole and absolute discretion, by giving written notice to Beacon, to preclude Beacon (for one or more periods aggregating not more than six (6) months) from terminating the Agreement pursuant to the provisions described in clause (v) or (viii) of the preceding paragraph (unless, in the case of provisions described in clause (viii), the Beacon Board shall have acted in the circumstances described in clause (viii) without basing its decision in any way, directly or indirectly, on the Action), for the period of such prevention, delay or material adverse effect plus fifteen (15) days, in which event each of the dates referred to in the provisions described in clauses (ii) and (v) of the preceding paragraph and the date by which EOP must hold the EOP Special Meeting pursuant to the Agreement shall be extended for each such period.

     In the event of termination of the Agreement, no party to the Agreement will have any liability or further obligation under the Agreement, other than with respect to the obligations of the parties described in "-- Fees and Expenses," provisions of the Agreement dealing with confidentiality and certain miscellaneous provisions, except that nothing in the Agreement will relieve any party from liability for any material breach by such party of any of its representations, warranties, covenants or agreements set forth in the Agreement.

     The parties to the Agreement may not amend the Agreement except by an instrument in writing signed on behalf of all the parties and duly approved by the EOP Board and the Beacon Board. The Agreement may be so amended at any time before or after any shareholder approvals thereof are obtained and prior to the filing of the articles of merger with the Department but, after such shareholder approvals and any required partner approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders or unitholders without obtaining such further approval. The parties to the Agreement have agreed to amend the Agreement to the extent required to (i) continue the status of each party as a REIT or (ii) preserve the Company Merger as a tax-free reorganization under Section 368 of the Code.

     At any time prior to the Effective Time, the parties to the Agreement may
(i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Agreement or in any document delivered pursuant to the Agreement or (iii) waive compliance with any of the agreements or conditions of the other party contained in the Agreement, provided that, after any shareholder approvals and any required partner approvals are obtained, no such waiver will be made which by law requires the further approval of shareholders without obtaining such further approval. Any agreement on the part of a party to any such extension or waiver must be in writing to be valid. The failure of any party to the Agreement to assert any of its rights under the Agreement or otherwise shall not constitute a waiver of those rights.

FEES AND EXPENSES

     Except as described below, each party shall bear its own fees and expenses in connection with the transactions contemplated by the Agreement.

     Beacon and Beacon Partnership are obligated to pay EOP Partnership a fee (a "Break-Up Fee") equal to the lesser of (A) $75 million less any EOP Break-Up Expenses (as defined below) paid or payable by Beacon and Beacon Partnership and
(B) the maximum amount which EOP Partnership can receive without causing EOP to be disqualified as a REIT under the Code, under the following circumstances:

          (i) if the Agreement is terminated by Beacon as a result of the Beacon Board having, prior to the Beacon Special Meeting, withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Mergers or the Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal, provided, however, that Beacon and Beacon Partnership will have no obligation to pay the Break-Up Fee if, at the time of such termination of the Agreement, Beacon was also entitled to terminate the Agreement as a result of a breach of any representation, warranty, covenant obligation or agreement on the part of EOP or EOP Partnership;

          (ii) if the Agreement is terminated by EOP as a result of (A) the Beacon Board having, prior to the Beacon Special Meeting, withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Mergers or the Agreement in connection with, or having approved or recommended, any Superior Acquisition Proposal, (B) Beacon having entered into any agreement for any Acquisition Proposal, or (C) the Beacon Board or any committee thereof having resolved to do any of the foregoing, provided, however, that Beacon and Beacon Partnership will have no obligation to pay the Break-Up Fee if, at the time of such termination of the Agreement, Beacon was also entitled to terminate the Agreement as a result of a breach of any representation, warranty, covenant, obligation or agreement on the part of EOP or EOP Partnership;

          (iii) if the Agreement is terminated as a result of (A) a breach of any representation, warranty, covenant obligation or agreement on the part of Beacon or Beacon Partnership, (B) the existence of a final and non-appealable judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger (if primarily resulting from any action or inaction of Beacon or any Beacon Subsidiary), (C) the Merger not being consummated before April 15, 1998 (or as otherwise extended), (D) the failure of the Merger to be approved by the requisite vote at the Beacon Special Meeting or any adjournment thereof or (E) the average of the closing prices of the EOP Common Shares on the NYSE for all trading days during the period of 20 consecutive trading days commencing on the 27th trading day prior to the date of the Beacon Special Meeting having been less than $27.39, and, prior to the time of such termination, an Acquisition Proposal has been received by Beacon or any Beacon Subsidiary, and either prior to the termination of the Agreement or within 12 months thereafter, Beacon or any Beacon Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not any such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of the Agreement);

          (iv) if, prior to the Beacon Special Meeting, the Beacon Board shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Mergers or the Agreement and, within 12 months after termination of the Agreement, Beacon or Beacon Partnership enters into any written Acquisition Proposal which is subsequently consummated (whether or not any Acquisition Proposal had been received prior to the time of the termination of the Agreement); or

          (v) if the Agreement shall be terminated as a result of the average of the closing prices of the EOP Common Shares on the NYSE for all trading days during the period of 20 consecutive trading days commencing on the 27th trading day prior to the date of the Beacon Special Meeting having been less than $27.39 and, within six months thereafter, Beacon or any Beacon Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not any Acquisition Proposal had been received at the time of the termination of the Agreement).

     Beacon and Beacon Partnership are obligated to pay EOP Partnership an amount ("EOP Break-Up Expenses") equal to the lesser of (A) $10 million, (B) EOP Partnership's out-of-pocket expenses incurred in connection with the Agreement and the transactions contemplated thereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (C) the maximum amount which EOP Partnership can receive without causing it to be disqualified as a REIT under the Code, under the following circumstances, unless, at the time of termination of the Agreement, Beacon was also entitled to terminate the Agreement as a result of a breach of any representation, warranty, covenant obligation or agreement on the part of EOP or EOP Partnership:

          (i) if the Agreement is terminated by EOP as a result of a breach of any representation, warranty, covenant obligation or agreement on the part of Beacon or Beacon Partnership; or

          (ii) if the Agreement is terminated by EOP or Beacon as a result of the failure of the Merger to be approved by the requisite vote at the Beacon Special Meeting or any adjournment thereof.

     EOP and EOP Partnership are obligated to pay Beacon Partnership an amount ("Beacon Break-Up Expenses") equal to the lesser of (A) $10 million, (B) Beacon Partnership's out-of-pocket expenses incurred in connection with the Agreement and the transactions contemplated thereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (C) the maximum amount which Beacon Partnership can receive without causing it to be disqualified as a REIT under the Code, under the following circumstances, unless, at the time of termination of the Agreement, EOP was also entitled to terminate the Agreement as a result of a breach of any representation, warranty, covenant obligation or agreement on the part of Beacon or Beacon Partnership:

          (i) if the Agreement is terminated by Beacon as a result of a breach of any representation, warranty, covenant obligation or agreement on the part of EOP or EOP Partnership; or

          (ii) if the Agreement is terminated by EOP or Beacon as a result of the failure of the Merger to be approved by the requisite vote at the EOP Special Meeting or any adjournment thereof.

ASSUMPTION OF BEACON'S OBLIGATIONS UNDER REGISTRATION RIGHTS AGREEMENTS

     Pursuant to the Agreement, EOP has agreed to assume Beacon's obligations under existing registration rights agreements (the "Registration Rights Agreements") between Beacon and certain holders of Beacon Partnership Units (the "Registration Rights Holders"). Pursuant to the Registration Rights Agreements, Beacon has agreed that, upon the request of the Registration Rights Holders, it will file registration statements, in most cases under Rule 415 under the Securities Act, for the sale of Beacon Common Shares which may be issued to the Registration Rights Holders at the option of Beacon upon the redemption of their Beacon Partnership Units and, in most cases, to cause such registration statements to remain effective for six months. The Registration Rights Holders, under each Registration Rights Agreement, cannot request that registration statements be filed more than once in any 12-month period. The obligations of Beacon to file such registration statements expire between 2002 and 2015 or, if earlier, the date on which the Beacon Common Shares which are subject thereto may be sold pursuant to Rule 144 under the Securities Act. Under certain of the Registration Rights Agreements, Beacon is not required to file more than two such registration statements.

     The Registration Rights Agreements also grant the Registration Rights Holders the right, with certain exceptions, to register such number of their Beacon Common Shares which are subject to such agreements as to which they notify Beacon within 15 days following their receipt of notice of a proposed offering from Beacon on any registration statement filed by Beacon for an offering of Beacon Common Shares solely for cash. In the event that marketing constraints prevent the registration of all Beacon Common Shares requested to be registered, such shares shall be registered, to the extent marketable, on a pro rata basis.


     As of November 17, 1997, Registration Rights Agreements were in effect with respect to Beacon Common Shares issuable upon conversion of 6,938,900 Beacon Partnership Units then outstanding. Such Beacon Partnership Units will be converted into 9,758,175 EOP Partnership Units in connection with the Partnership Merger and the 9,758,175 EOP Common Shares issuable upon conversion thereof will be subject to the Registration Rights Agreements.


     EOP has registered the issuance of the EOP Common Shares to be issued upon the redemption of the EOP Partnership Units received by holders of Beacon Partnership Units in the Merger. If EOP is unable to issue EOP Common Shares pursuant to a registration statement at the time of a redemption of EOP Partnership Units by a holder of Beacon Partnership Units, EOP has agreed to cause EOP Partnership to redeem such EOP Partnership Units for cash.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     Certain directors, executives and employees of Beacon and its affiliates have certain interests in the Mergers that are different from, or in addition to, the interests generally of the Beacon Shareholders, the Beacon Unitholders and the EOP Shareholders. Such interests are described below. The Beacon Board was aware of these interests at the time that it approved the Mergers and the Agreement and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.


     BEACON STOCK OPTIONS. As of November 17, 1997, Beacon had granted to its executive officers options to purchase a total of 2,418,333 Beacon Common Shares as follows: 630,000 to Mr. Leventhal, 385,000 to Mr. Fortin, 300,000 to Mr. Cremens, 200,000 to each of Messrs. Fletcher, Perriello and Wheeler, 190,000 to Mr. Mitchell, 150,000 to Mr. Brooks, 100,000 to Ms. Judson and 63,333 to Mr. Irwig. As of November 12, 1997, options to purchase a total of 343,336 Beacon Common Shares were vested as follows: 116,667 for Mr. Leventhal, 61,667 for Mr. Fortin, 58,334 for Mr. Perriello, 50,000 for Mr. Cremens, 48,334 for Mr. Mitchell and 8,334 for Ms. Judson. According to the terms of such options, all options which currently are not vested will become fully vested and immediately exercisable in connection with the Merger. See "-- Exchange Ratios and Exchange of EOP Common Shares, EOP Preferred Shares and EOP Partnership Units." In the event the executive officers exercise the options to purchase 2,418,333 Beacon Common Shares, the aggregate value (net of the exercise price and assuming a price of $43 3/8 per Beacon Common Share) (the closing price of the Beacon Common Shares on November 17, 1997)) for such options would be $38,816,242, including $10,400,000 for the options of Mr. Leventhal, $6,257,500 for the options of Mr. Fortin, $5,200,000 for the options of Mr. Cremens, $3,618,750 for the options of Mr. Perriello, $2,625,000 for the options of Mr. Brooks, $3,355,000 for the options of Mr. Mitchell, $2,375,000 for the options of each of Messrs. Fletcher and Wheeler, $1,612,500 for the options of Ms. Judson, and $997,492 for the options of Mr. Irwig.


     SENIOR EXECUTIVE SEVERANCE AGREEMENTS. Effective as of July 31, 1997, Beacon entered into individual Senior Executive Severance Agreements with each of Alan Leventhal, President, Chief Executive Officer and Director of Beacon and Lionel Fortin, Executive Vice President, Chief Operating Officer and Director of Beacon. Both of the Senior Executive Severance Agreements provide that, if following a "change in control" (as defined in the Senior Executive Severance Agreement), the respective officer experiences a Terminating Event (as defined in the Senior Executive Severance Agreement) within 36 months of the change in control, he will be entitled to receive three times (i) the amount of the officer's current base salary, determined prior to any reduction for pre-tax contributions to a cash deferred arrangement or a cafeteria plan, (ii) the amount of the highest potential cash bonus that could be earned by the officer in the year of the change of control, and (iii) the amount of the value at the time of the change of control of any restricted stock granted by Beacon to the officer which vested in the calendar year immediately prior to the change in control (collectively, the "Severance Payments"). Such amount is payable in one lump sum no later than 31 days after the date of such Terminating Event. Additionally, upon the effective date of the change in control, regardless of whether a Terminating Event has occurred, the officer will receive an amount in cash representing the officer's share of the performance pool under Beacon's Extraordinary Performance Stock Incentive Plan for Senior Executives as a result of the change in control (the "Performance Payment"). Further, in the event the Severance Payments and Performance Payments would be subject to an excise tax imposed by Section 4999 of the Code (any such tax, together with any interest or penalties, the "Excise Tax"), the officer will be entitled to an additional payment (the "Gross-Up Payment") such that the net amount retained by the officer after payment of the Excise Tax and the income taxes due as a result of receipt of the Gross-Up Payment will equal the Severance Payments and Performance Payments. As of November 17, 1997, the Severance Payments that would be made pursuant to the Senior Executive Severance Agreements would be approximately $2.4 million to Mr. Leventhal and approximately $1.8 million to Mr. Fortin. Additionally the Performance Payment that would be made pursuant to the Senior Executive Severance Agreements would be approximately $12.8 million to Mr. Leventhal and approximately $8.1 million to Mr. Fortin. Under the terms of the Senior Executive Severance Agreements, the amount of any Gross-Up Payment will be determined by Coopers & Lybrand L.L.P., or another nationally-recognized accounting firm, within 15 business days of the termination date. The Gross-Up Payments under the Senior Executive Severance Agreements are currently estimated to be approximately $8.0 million to Mr. Leventhal and approximately $5.2 million for Mr. Fortin. The final amount of any Gross-Up Payments may be subject to further adjustment. In addition to the payments described above, the officers are also entitled to (i) continued health, dental, long-term disability, life insurance and other fringe benefits for 36 months, (ii) COBRA benefits following the period referred to in clause (i) of this sentence, and (iii) all reasonable legal and mediation fees and expenses incurred in obtaining or enforcing any right or benefit under the Senior Executive Severance Agreements.



     EXECUTIVE SEVERANCE PLAN. Effective as of July 31, 1997, Beacon adopted an Executive Severance Plan that applies to the Senior Vice Presidents of Beacon Properties Corporation. The Executive Severance Plan provides, if following a change in control (as defined in the Executive Severance Plan), a covered officer experiences a Terminating Event (as defined in the Executive Severance
Plan) within 24 months of the change in control, he or she will be entitled to receive two times (i) the amount of the officer's current base salary, determined prior to any reduction for pretax contributions to a cash deferred arrangement or a cafeteria plan, (ii) the amount of the highest potential cash bonus that could be earned by the covered officer in the year of the change of control, and (iii) the amount of the value at the time of the change of control of any restricted stock granted by Beacon to the covered officer which vested in the calendar year immediately prior to the change in control (collectively, the "Severance Payments"). Such amount is payable in one lump sum no later than 31 days after the date of such Terminating Event. Additionally, upon the effective date of the change in control, regardless of whether a Terminating Event has occurred, the officer will receive an amount in cash representing the officer's share of the performance pool under Beacon's Extraordinary Performance Stock Incentive Plan for Senior Executives as a result of the change in control (the "Performance Payment"). Further, in the event the Severance Payments and the Performance Payment would be subject to an Excise Tax, an officer with at least five years of service will be entitled to a Gross-Up Payment such that the net amount retained by the officer after deduction of the Excise Tax and the income taxes due as a result of receipt of the Gross-Up Payment will equal the Severance Payments and the Performance Payment. As of November 17, 1997, the Severance Payments that would be made pursuant to the Executive Severance Plan would be approximately $750,000 to Mr. Mitchell, $700,000 to Mr. Perriello, $557,600 to Ms. Judson, $800,000 to Mr. Cremens, $700,000 to Mr. Brooks, $740,000 to each of Mr. Fletcher and Mr. Wheeler and $507,000 to Mr. Irwig. Additionally, the Performance Payment that would be made pursuant to the Executive Severance Plan would be approximately $3.9 million to each of Messrs. Mitchell and Perriello, approximately $1.1 million to Mr. Cremens, approximately $1.2 million to Ms. Judson and approximately $312,000 to

Mr. Brooks. Under the terms of the Executive Severance Plan, the amount of the Gross-Up Payments due to qualifying officers (each of Mr. Mitchell, Mr. Perriello and Ms. Judson) will be determined by Coopers & Lybrand L.L.P., or another nationally recognized accounting firm within 15 business days of the termination date. The Gross-Up Payments under the Executive Severance Plan are currently estimated to be approximately $2.3 million for each of Messrs. Mitchell and Perriello and $995,000 for Ms. Judson. The final amount of any Gross-Up Payment may be subject to further adjustments. In addition to the payments described above, the officers are also entitled to (i) continued health, dental, long-term disability, life insurance and other fringe benefits for 24 months; (ii) COBRA benefits following the period referred to in clause
(i) of this sentence, and (iii) all reasonable legal and mediation fees and expenses incurred in obtaining or enforcing any right or benefit under the Executive Severance Plan.

     SPECIAL TERMINATION PLAN. Effective as of July 31, 1997, Beacon adopted a Special Termination Plan that applies to all employees with the title of either Vice President or General Counsel of Beacon and all employees with the title of Senior Vice President or Vice President of a Subsidiary or affiliate of Beacon. The Special Termination Plan provides, if following a "change of control" (as defined in the Special Termination Plan), a covered officer experiences a Terminating Event (as defined in the Special Termination Plan) within 12 months of the change in control, he or she will be entitled to receive (i) an amount equal to the officer's current base salary, determined prior to any reduction for pre-tax contributions to a cash deferred arrangement or a cafeteria plan,
(ii) an amount equal to the highest potential cash bonus that could earned by the covered officer in the year of the change of control, and (iii) an amount equal to the value at the time of the change of control of any restricted stock granted by Beacon to the covered officer which vested in the calendar year immediately prior to the change in control. Such amount is payable in one lump sum no later than 31 days after the date of such covered officer's termination. As of November 12, 1997, the payments that would be made pursuant to the Special Termination Plan to all covered officers would be approximately $5.5 million. In addition to the payments described above, the officers are also entitled to (i) continued health, dental, longterm disability, life insurance and other fringe benefits for 12 months and (ii) COBRA benefits following the period referred to in clause (i) of this sentence.

     CERTAIN AGREEMENTS RESTRICTING THE SALE OR REFINANCING OF CERTAIN BEACON PROPERTIES. The Agreement also provides that, prior to the closing of the transactions thereunder, EOP and EOP Partnership will enter into agreements pursuant to which EOP and EOP Partnership will agree, for a period of ten years (subject to one ten-year extension option, at the election of the beneficiaries upon payment of $250,000), to certain restrictions on the sale of the properties located at One Post Office Square and Center Plaza in Boston, Massachusetts and to certain requirements regarding the incurrence, maintenance or refinancing of indebtedness with respect to such properties (or, alternatively, to pay to the beneficiaries of such agreements the aggregate federal, state and local income taxes (plus a full gross-up for any taxes that would be imposed on the beneficiaries as the result of receipt of any such payments) payable by such beneficiaries in the event EOP does not comply with such restrictions or requirements). The purpose of such agreements is to permit certain persons and entities, including Messrs. Sidman, Alan M. Leventhal, Norman Leventhal, Fortin, Perriello and Mitchell, certain members of the families of Messrs. Sidman and Leventhal and certain entities in which one or more of the foregoing persons hold beneficial interests, who were the beneficial owners of entities that transferred such properties to Beacon Partnership (or a Beacon Subsidiary) at the time of the Beacon Initial Offering, to continue to defer federal taxable income that otherwise might have been recognized upon such transfers or might be recognized as a result of a subsequent transaction.

     INDEMNIFICATION. Pursuant to the Agreement, EOP has agreed to provide, from and after the Effective Time, exculpation and indemnification for each person who is now or has been at any time prior to the date of the Agreement, or who becomes prior to the Effective Time, an officer or director of Beacon or any Beacon Subsidiary (the "Indemnified Parties") to the same extent as provided to them by Beacon and the Beacon Subsidiaries immediately prior to the Effective Time in their respective charters, bylaws, partnership, operating or similar agreement, provided, however, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by the Agreement.

     In addition, the Agreement provides that EOP and EOP Partnership shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all securityholders of Beacon or EOP, or any Beacon Subsidiary or EOP Subsidiary, or by or in the right of Beacon or EOP, or any Beacon Subsidiary or EOP Subsidiary, in which such Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Beacon or any of the Beacon Subsidiaries or any action or omission by such person in his capacity as a director, or (ii) the Agreement or the transactions contemplated thereby, whether in any case asserted or arising before or after the Effective Time. After the Effective Time, EOP and EOP Partnership shall be obligated to promptly pay and advance reasonable expenses and costs incurred by such Indemnified Person as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law.

     EOP is also obligated to purchase, at or prior to the Effective Time, directors' liability insurance policy coverage for Beacon's directors and executive officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Beacon to such directors and officers.

     REGISTRATION RIGHTS. Certain directors and officers of Beacon and other Beacon affiliates hold, in the aggregate, 2,778,981 Beacon Partnership Units which are redeemable for cash, or, at the option of Beacon, for Beacon Common Shares on a one-for-one basis which are subject to certain of the Registration Rights Agreements. See "-- Assumption of Beacon's Obligations Under Registration Rights Agreements."

ANTICIPATED ACCOUNTING TREATMENT

     The Mergers will be accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16.

RESALES OF EOP PARTNERSHIP UNITS, EOP COMMON SHARES AND EOP PREFERRED SHARES


     The EOP Partnership Units to be issued to the holders of Beacon Partnership Units in the Partnership Merger will be transferable subject to the restrictions contained in the EOP Partnership Agreement as described under "EOP PARTNERSHIP AGREEMENT AND UNITS OF PARTNERSHIP INTEREST -- Transfer or Pledge of Partnership Interests." The EOP Common Shares and the EOP Preferred Shares to be issued to holders of the Beacon Common Shares and the Beacon Preferred Shares, respectively, upon consummation of the Company Merger and the EOP Common Shares reserved for issuance upon redemption of EOP Partnership Units to be issued to holders of Beacon Partnership Units upon consummation of the Partnership Merger have been registered under the Securities Act, and will be transferable freely and without restriction by those holders of Beacon Common Shares, Beacon Preferred Shares and Beacon Partnership Units who receive such shares following the consummation of the Mergers or upon redemption of the EOP Partnership Units issued pursuant thereto and who are not deemed to be "affiliates" (as defined under Rule 145 of the Securities Act, and generally including trustees, directors, certain executive officers and ten percent or more shareholders) (the "Affiliates") of EOP or Beacon. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by Affiliates in connection with certain reclassifications, mergers, consolidations or asset transfers. EOP Common Shares received by Affiliates of Beacon in the Company Merger or upon redemption of EOP Partnership Units received by such persons in the Partnership Merger will be tradeable within the volume and manner of sale limitations of Rule 144 under the Securities Act.


     Beacon has agreed that, prior to the Effective Time, it shall cause to be prepared and delivered to EOP a list identifying all persons who, at the time of the Shareholders Meetings, may be deemed to be Affiliates of Beacon. Beacon has agreed to use its reasonable best efforts to cause each person who is identified as an

Affiliate to deliver to EOP, on or prior to the Effective Time, a written agreement, in a form approved by the parties to the Agreement, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EOP Common Shares issued to such Affiliate pursuant to the Company Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145(d) thereunder or as otherwise permitted by the Securities Act. EOP shall be entitled to place legends as specified in such written agreements on the certificates representing any EOP Common Shares to be received pursuant to the terms of the Agreement by such Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the EOP Common Shares issued to such Affiliates, consistent with the terms of such agreements. EOP has agreed that, at all times after the Effective Time, it shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Affiliate of Beacon or EOP may reasonably request, all to the extent required from time to time to enable such Affiliate to sell EOP Common Shares received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the Commission.

OTHER RELATED TRANSACTIONS

     STOCK PURCHASE AGREEMENTS. Concurrently with the execution of the Agreement, the holders (other than Beacon Partnership) of the voting capital stock of each of the Beacon Services Companies, each of which is a Subsidiary of Beacon, have entered into Stock Purchase Agreements with EOP Management Corp., pursuant to which they have agreed to sell such stock to EOP Management Corp. or its designee. Such sales will be consummated at the closing of the transactions under the Agreement.

     VOTING AGREEMENTS. In connection with the execution of the Agreement, certain members of the Leventhal and Sidman families and certain trusts and partnerships established for their benefit, which collectively hold approximately 1.3% of the outstanding Beacon Common Shares and approximately 37% of the outstanding Beacon Partnership Units not held by Beacon, have agreed, among other things, to vote their Beacon Common Shares and Beacon Partnership Units to approve the Agreement, the respective Mergers and any other matter which requires their vote in connection with the transactions contemplated by the Agreement. In addition, certain entities affiliated with Mr. Zell which are predecessors to EOP and several trusts established for the benefit of members of the family of Mr. Zell (collectively, the "EOP Predecessor Securityholders") have agreed to cast all votes attributable to EOP Common Shares held by the EOP Predecessor Securityholders in favor of the election of the two nominees proposed by Beacon as trustees of EOP. If one of these members is then elected for a one-year term, upon completion of such term and renomination, the EOP Predecessor Securityholders agree to cast all votes attributable to the EOP Common Shares held by EOP Partnership and the EOP Predecessor Securityholders in favor of election of such nominee to a three-year term.

     AGREEMENT REGARDING ROWES WHARF LIMITED PARTNERSHIP. Rowes Wharf Limited Partnership holds a 50% general partnership interest in Rowes Wharf Associates, the partnership that owns the hotel space and leases the office and retail space at the Rowes Wharf property. Two of the Beacon Services Companies hold, collectively, a 90% limited partnership interest in Rowes Wharf Limited Partnership, with the remaining 9% limited partnership interest held by affiliates of Beacon, and the 1% general partnership interest held by RWLP Corp., a corporation owned by affiliates of Beacon. To enable EOP Management Corp. to control Rowes Wharf Limited Partnership in the future, Beacon and the Beacon Partnership have agreed to use their reasonable best efforts to (i) cause RWLP Corp. to sell its interest in Rowes Wharf Limited Partnership to EOP Management Corp. (or its designee) within two years following the Effective Time, (ii) cause the holders of RWLP Corp. stock to sell such stock to EOP Management Corp. (or its designee) within two years of the Effective Time, or
(iii) take any other actions regarding RWLP Corp. as may be requested by EOP Management Corp., including, without limitation, converting RWLP Corp.'s general partnership interest to a limited partnership interest and consenting to the admission of a substitute general partner designated by EOP Management Corp. Any purchase of an interest in or held by RWLP Corp. will be for fair market value. Neither EOP nor EOP Partnership will have any rights with respect to the Rowes Wharf Limited Partnership, other than by reason of their ownership of an interest in EOP Management Corp., Beacon Construction Company and Beacon Property Management Company.

BEACON RECOMMENDS A VOTE FOR THE PARTNERSHIP MERGER, THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                APPRAISAL RIGHTS

     Beacon Partnership was organized under the Delaware Revised Uniform Limited Partnership Act ("Partnership Act"). Under the Partnership Act a limited partnership agreement or a merger agreement may contractually provide for appraisal rights with respect to limited partnership interests. The Beacon Partnership Agreement does not contain a provision granting appraisal rights to holders of Beacon Partnership Units. The Agreement specifically provides that Beacon Unitholders will not have appraisal rights.

                                BUSINESS OF EOP

GENERAL

     EOP was formed to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the EOP Board. All EOP assets are owned by, and its operations conducted through, EOP Partnership and its subsidiaries. EOP believes that its portfolio (based on revenues and square footage) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company. As of September 30, 1997, EOP owned and operated 93 institutional quality office properties containing 33.4 million rentable square feet, and owned 16 stand-alone parking facilities containing 16,037 parking spaces. The EOP Office Properties are located throughout the United States in 48 submarkets in 35 markets in 20 states and the District of Columbia. Since September 30, 1997, EOP has acquired an additional 21 office properties containing approximately 6.4 million rentable square feet of office space, thereby increasing the size of its portfolio to 114 office properties containing approximately 39.8 million rentable square feet. All of EOP's assets are owned by, and its operations conducted through, EOP Partnership and its subsidiaries. EOP is the managing general partner of EOP Partnership.

     EOP currently has approximately 847 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with EOP or its affiliates and an average of 23 years experience in the real estate industry.

     During the past several years, EOP has been among the most active buyers of institutional quality office properties throughout the United States, investing in excess of $3.7 billion during the period from 1987 through September 1997 and averaging $779 million annually in acquisitions (calculated on a cost basis) for the three years ended September 30, 1997.


     EOP has demonstrated the ability to lease up the space it has acquired. At the time of acquisition, the EOP Office Properties were, on a weighted average basis, 79% occupied. During the period from 1988 through September 1997, EOP leased (net of expiring leases) in excess of an additional 5.8 million rentable square feet of office space. As of September 30, 1997, the EOP Office Properties were 93.2% occupied by 3,099 tenants.


     As of September 30, 1997, the EOP Office Properties contained an average of 359,000 rentable square feet. Of the 3,099 tenants for the EOP Office Properties, none accounted for more than 2.3% of the EOP portfolio's annualized rent.

     Management believes that larger properties allow for a higher quality of tenant services, justify on-site management and facilitate economies of scale. EOP, therefore, generally will not acquire office properties with less than 200,000 rentable square feet except in connection with a merger, portfolio acquisition or geographic assemblage of properties. EOP's view is that, over the long term, its return on investment in large, institutional quality properties will be enhanced where tenants are provided with superior tenant services, physical improvements and locations.

     Management believes that a geographically diverse portfolio minimizes risk and stabilizes earnings. As a result of its ownership presence in 35 markets, which include 48 submarkets, EOP has local market expertise and knowledge in markets situated throughout the United States. The EOP Office Properties and the Managed Properties are located in suburban areas as well as CBDs. Some office tenants are attracted to suburban locations that may offer proximity to residential housing and the availability of inexpensive parking. Other tenants, however, have requirements for transportation, labor, or close physical access to governmental or institutional offices that attract them to CBDs. The EOP Office Properties, by number of buildings, are located 33% in CBDs and 67% in suburban markets and, by rentable square feet, 53% in CBDs and 47% in suburban markets. Through EOP Management Corp., EOP manages an additional 33 office properties, containing 3.7 million rentable square feet, owned by certain affiliates of the Equity Group. The Managed

Properties, by number of buildings, are located 9% in CBDs and 91% in suburban markets and, by rentable square feet, 28% in CBDs and 72% in suburban markets.

           DISTRIBUTION OF EOP OFFICE PROPERTIES, MANAGED PROPERTIES AND PARKING FACILITIES BY REGION (AS OF SEPTEMBER 30, 1997)


                                                                                              EOP PARKING
                                          EOP OFFICE PROPERTIES     MANAGED PROPERTIES         FACILITIES
                                          ----------------------   --------------------   --------------------
                                                      RENTABLE               RENTABLE                NUMBER      NUMBER OF
REGION                 OFFICE             NUMBER    SQUARE FEET    NUMBER   SQUARE FEET   NUMBER    OF SHARES    EMPLOYEES
------                 ------             -------   ------------   ------   -----------   ------   -----------   ----------
Pacific                Los Angeles                                                                                   75
  CBD                                         6       4,243,902      --             --      --           --
  Suburban                                   12       2,506,841       5        320,468      --           --

Southeast              Atlanta                                                                                      108
  CBD                                         6       2,887,795       1        130,189       1          759
  Suburban                                    8       2,120,652       2        207,664      --           --

Northeast              Washington, D.C.                                                                             151
  CBD                                         6       2,625,458      --             --       6        3,140
  Suburban                                   11       2,537,749       3        598,576      --           --

Central                Chicago                                                                                      340(1)
  CBD                                         7       5,261,555       2        877,889       5        4,674
  Suburban                                    4       1,286,556      17      1,085,407      --           --

Southwest              Houston                                                                                      103
  CBD                                         5       2,588,819      --             --      --           --
  Suburban                                    9       3,159,286       2        277,953      --           --

West                   Denver                                                                                        70
  CBD                                         1         230,022      --             --       4        7,464
  Suburban                                   18       3,958,342       1        157,311      --           --
                                             --      ----------      --      ---------      --       ------         ---
    Total                                    93      33,406,977      33      3,655,457      16       16,037         847
                                             ==      ==========      ==      =========      ==       ======         ===


---------------
(1) 194 of these employees are located at EOP's headquarters.

OPERATIONS

     The operation of the EOP Properties is under the direction of five regional managers, each of whom has oversight responsibility for all of the EOP Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing, and information systems expertise. Each regional manager reports to EOP's Executive Vice President -- Real Estate Operations.

OPERATIONAL STRUCTURE

     EOP Partnership is the entity through which EOP owns its properties. The ownership and management structure of EOP is intended to (i) enable EOP to acquire assets in transactions that may defer some or all of the sellers' tax consequences and (ii) enable EOP to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT.

     EOP Management Corp. provides office property and asset management services (the "Managed Property Business") to the 33 Managed Properties and to the EOP Joint Venture Properties described below. EOP Management Corp. collects a property management fee for the performance of such services. To maintain EOP's qualification as a REIT, EOP Partnership owns 100% of the non-voting stock of EOP Management Corp., representing a 95% economic interest, and EOH, an entity owned by the Equity Group Owners, owns 100% of the voting stock of the Management Corp., representing a 5% economic interest.

     The 17 EOP Joint Venture Properties are held in ownership entities with unaffiliated third parties. Ten of the EOP Joint Venture Properties are office properties and seven are parking facilities. EOP Partnership or a subsidiary is the managing general partner of each of the EOP Joint Venture Properties (except for Civic Parking L.L.C., where a subsidiary of EOP Partnership is one of two managing members).

     EOP's acquisition and oversight of its Parking Facilities is administered through a wholly owned subsidiary, Equity Capital Holdings, L.P. All but one of the EOP Parking Facilities are leased to and operated by third-party parking garage service companies (the "Service Companies") under leases where the Service Companies bear the operating expenses. The arrangements with the Service Companies may be modified in the future if EOP receives a favorable ruling from the IRS. See "FEDERAL INCOME TAX CONSIDERATIONS -- Requirements for Qualification as a REIT -- Income Tests Applicable to REITs."

FORMATION TRANSACTIONS

     BACKGROUND. EOP was formed pursuant to the consolidation (the "Consolidation") in July 1997 of the ownership of the EOP Properties owned by the four Zell/Merrill Lynch institutional real estate investment funds (each a "ZML Fund" and collectively, the "ZML Funds"), and the Management Business (as defined below) which was owned by the Equity Group. The ZML Funds were formed during the period from 1988 to 1996 to acquire, improve, own, manage, operate and dispose of primarily office properties.

     Each ZML Fund consisted of (i) a limited partnership organized under the laws of the State of Illinois (each a "ZML Opportunity Partnership"), (ii) a general partner of such ZML Opportunity Partnership (each a "ZML Partner") which was controlled by Mr. Zell and in which Merrill Lynch & Co. ("Merrill Lynch") was a limited partner and (iii) a Delaware corporation or Maryland real estate investment trust (each a "ZML REIT"), as the case may be, that served as the majority limited partner in ZML Opportunity Partnerships I and II and the sole limited partner in ZML Opportunity Partnerships III and IV. There were several institutional investor limited partners in ZML Opportunity Partnerships I and II (collectively, "Investor Limited Partners") in addition to ZML REITs I and II. All of the Investor Limited Partners were given an opportunity to convert their interest into an interest in the corresponding ZML REIT in connection with the Consolidation (which interests were subsequently converted into EOP Common Shares as described below), and all but one Investor Limited Partner (in ZML Opportunity Partnership II) elected to do so.

     CONSOLIDATION. In advance of or simultaneous with the IPO, EOP engaged in the transactions described below, which were designed to consolidate the ownership of the EOP Office Properties, the EOP Parking Facilities and the Management Business, to facilitate the IPO and to enable EOP to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

     - The ZML Opportunity Partnerships (the predecessor owners of the EOP Office Properties and Parking Facilities) contributed to EOP Partnership all of their interests in the EOP Office Properties and Parking Facilities, which included interests in the EOP Joint Venture Properties, that comprised EOP's initial portfolio.

     - The ZML REITs (each a majority or sole limited partner of a ZML Opportunity Partnership) merged into EOP, with EOP succeeding to their interest in, and becoming the managing general partner of, the ZML Opportunity Partnerships.

     - Certain entities (collectively, the "Equity Group") owned directly or indirectly by certain trusts (together with certain partnerships comprised of such trusts, the "Equity Group Owners") established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, contributed to EOP Partnership substantially all of the interests in their office property and asset management businesses and parking facility asset management business (collectively, the "Management Business").

     - Shareholders in the ZML REITs received EOP Common Shares in exchange for their interests in the ZML REITs.

     - Partners in the ZML Opportunity Partnerships (including EOP as the successor to the ZML REITs) will receive EOP Partnership Units (to be distributed over the two-year period ending July 11, 1999). Such EOP Partnership Units are intended to correspond in value to, and be exchangeable commencing two years following the closing of the IPO for, EOP Common Shares or, at EOP's option, cash equal to the fair market value of such EOP Common Shares.

     - Units in EOP Partnership were issued to the Equity Group in exchange for the Management Business, which EOP Partnership Units will be exchangeable for EOP Common Shares, or, at EOP's option, the cash equivalent thereof, commencing one year following the closing of the IPO.


     - The Management Business made a distribution to the Equity Group Owners of cash on hand from pre-closing operations, which funds were not acquired by EOP pursuant to the Consolidation. Affiliates of Mr. Zell received approximately $11.4 million of such distribution.


     - EOP Partnership transferred the Managed Property Business to EOP Management Corp., in which EOP Partnership now owns nonvoting stock representing 95% of the equity interest and EOH owns all of the voting stock, representing 5% of the equity interest.

     The principal executive offices of EOP and EOP Partnership are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and their telephone number is (312) 466-3300. EOP maintains regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

RECENT DEVELOPMENTS

     ACQUISITIONS. Since September 30, 1997, EOP has completed a number of new acquisitions.

     On October 1, 1997, EOP acquired a total of approximately 2.5 million square feet in Houston, Dallas and Philadelphia from The Prudential Insurance Company of America ("Prudential"). The aggregate purchase price of $289 million was paid $211.9 million in cash, $6.0 million in assumed liabilities and $71.1 million in EOP Partnership Units (valued at a price of $24.50 per unit). These six properties are: (i) Destec Tower, a 25-story, 574,216 square foot tower in the Westchase area of Houston; (ii) Brookhollow Central I, II and III, a 800,688 square foot office complex in suburban Houston; (iii) 8080 Central, a 17-story, 283,707 square foot office building in the North Central Expressway submarket of Dallas; and (iv) 1700 Market, a 32-story, 825,547 square foot office building in the Market Street West area of downtown Philadelphia. Average occupancy for the entire portfolio is 87.4%. This acquisition increased EOP's total square footage in Houston from 1.36 million to 2.74 million square feet, in Dallas from 1.84 million to 2.13 million square feet, and in Philadelphia from 681,289 to 1.50 million square feet. On October 6, 1997, in a separate transaction, two investment funds, as assignees of Prudential, purchased approximately $74 million of restricted EOP Common Shares at $24.50 per share.

     On October 6, 1997, EOP acquired a 27-story, 566,434 square foot office building in downtown Los Angeles, California. The purchase price of $99.5 million was paid in cash. The property, 550 South Hope, includes a 549-space parking garage.

     On October 7, 1997, EOP purchased two 40-story office towers containing an aggregate of 2,003,377 net rentable square feet in Chicago, Illinois for $462 million in cash. The properties, 10 and 30 South Wacker Drive, contain 500 parking spaces and are connected by the Chicago Mercantile Exchange (which EOP did not acquire).

     On October 7, 1997, EOP closed on the purchase of controlling interests in nine office properties containing 1.0 million rentable square feet located in suburban Philadelphia from partnerships affiliated with the owners of Acorn Development Corporation. Total consideration paid for the controlling interests was $127.5 million, of which approximately $14.7 million was assumed debt, $14.4 million was paid in EOP Partnership Units valued at $28.775 per Unit, and the balance was paid in cash. Agreement has been reached for the purchase by EOP of controlling interests in two additional office properties, also located in suburban Philadelphia and also owned by partnerships affiliated with the owners of Acorn Development Corporation, for additional consideration in the approximate amount of $17.2 million of which approximately $4 million will be payable in EOP Partnership Units valued at $28.775 per Unit, with the balance comprised of a combination of cash and the assumption of debt. EOP shall have the option of purchasing the remaining interests in all 11 properties, exercisable for a designated period commencing three years after the respective closing dates on the initial purchases, for additional consideration in the amount of approximately $2.1 million, all payable in EOP Partnership Units valued at $28.775 per Unit.


     On October 17, 1997, EOP acquired a 10-story office building containing 314,634 net rentable square feet of office/rental space and a 264-space underground parking garage in Washington, D.C. The property, located at 1120 20th Street, N.W. and known as One Lafayette Centre, was acquired for an aggregate purchase price of $82.5 million, consisting of $24.4 million in EOP Partnership Units (valued at a price of $32.975 per unit), assumed liabilities of $5.3 million, and $52.8 million in cash.


     On October 20, 1997, EOP sold $200 million of Common Shares in an unregistered private placement to an institutional investor at $30.00 per share.

     FINANCING TRANSACTIONS. Since the IPO in July 1997, EOP has completed a number of new financing transactions. On September 3, 1997, EOP Partnership issued $180 million of the EOP Unsecured Notes in a private placement with an institutional investor and used the proceeds therefrom to repay amounts outstanding under the $600 million Credit Facility.

     EOP Partnership entered into the $1.5 billion Credit Facility on October 2, 1997 with Morgan Guaranty Trust Company of New York. The $1.5 billion Credit Facility, which matures July 1, 1998, will be used to repay amounts outstanding under the $600 million Credit Facility and fund future acquisitions.

BUSINESS AND GROWTH STRATEGIES

     EOP's primary business objective is to achieve sustainable long-term growth in cash flow per share and to maximize long-term shareholder value. EOP intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in CBDs and suburban markets across the United States. EOP intends to supplement this strategy by the strategic acquisition of parking facilities.

     INTERNAL GROWTH. Management believes EOP's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain EOP Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.

     As of September 30, 1997, 2.3 million rentable square feet of EOP Office Property space was vacant. Of this amount, 556,000 square feet was leased, with occupancy yet to commence. EOP believes that the current average market rent for this space is $24.17 per square foot. EOP's average operating expenses for this space are $9.18 per square foot. The following five EOP Properties account for 40% of the total vacant space as of September 30, 1997:

                                                                               AMOUNT OF
                                                                             VACANT SQUARE
                                                               VACANT           FOOTAGE
                                                           SQUARE FOOTAGE      LEASED(1)
                                                           --------------    -------------
28 State Street, Boston, MA..............................      250,807          109,479
Two California Plaza, Los Angeles, CA....................      161,803            9,451
161 North Clark, Chicago, IL.............................      271,601          251,036
Oakbrook Terrace Tower, Oak Brook Terrace, IL............      103,725                0
Texaco Center, New Orleans, LA...........................      110,714                0
                                                             ---------          -------
                                                               898,650          369,966
                                                             =========          =======

---------------
(1) Represents the amount of unoccupied space as of September 30, 1997 that was subject to an executed lease with a commencement date after September 30, 1997.


     During the period from September 30, 1997 through December 31, 2001, 2,239 leases for 15.0 million rentable square feet of space are scheduled to expire. As of September 30, 1997, the average rent for this space was $20.33 per square foot, the current market rent for such space averaged $23.30 per square foot, and the weighted average operating expenses were $8.20 per square foot. Accordingly, EOP expects that leases expiring through December 31, 2001 will be renewed, or such space relet, at higher rents. The actual rental rates at which available space will be relet will depend on prevailing market factors at the time. There can be no assurance that EOP will relet such space at an increased, or even at the then current, rental rate.


     As the largest publicly traded full service office company (based on revenue and square footage) in the United States, EOP expects to benefit from certain economies of scale. Management intends to maximize the benefits attributable to its large scale operations by aggressive cash management, bulk purchasing, national and regional service agreements and utilization of state-of-the-art information technology (which provides EOP with extensive operational data, including daily leasing, occupancy and other property and financial data). Historically, as the portfolio has increased in size, EOP's general and administrative costs as a percentage of total revenue have decreased.

     EOP owns a total of approximately 50 acres of undeveloped land adjacent to 15 EOP Office Properties on which approximately 2.1 million square feet of office space could be developed. EOP may decide to develop this land if significant pre-leasing can be arranged, but does not currently anticipate other development activities.

     EXTERNAL GROWTH. EOP is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Management believes that such properties may be acquired for less than replacement cost in certain markets and that current rents generally do not justify new construction in many of these markets. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of EOP, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.

     The real estate industry is in the early stages of a major consolidation which EOP believes will continue as institutional owners gain increasing confidence in indirect rather than direct ownership of real estate. EOP generally has acquired the EOP Office Properties from institutional sellers. Emerging Trends in Real Estate 1997, published by Equitable Real Estate Investment Management, Inc. and Real Estate Research Corporation, estimates that institutions currently have direct investments of approximately $1.3 trillion in commercial real estate in the United States. EOP believes that given its size, its UPREIT structure (which enables it to acquire properties in transactions that may permit sellers to defer tax consequences) and its historic relationship with many of the major institutional owners of real estate in the United States, it will be well positioned to benefit from the consolidation that is occurring in the real estate industry.

     PARKING FACILITIES. Management believes that parking facilities offer EOP attractive investment opportunities which will be complementary to investments in office properties. Because the parking industry is highly fragmented, would benefit from economies of scale and is in the early stages of consolidation and privatization, management expects there to be future opportunities to acquire parking facilities from smaller owners who lack capital for expansion, technological upgrades or repairs. Management also expects municipalities and other government entities to be a significant source of properties for acquisition as budget constraints force such entities to consider nontraditional sources of capital such as privatization of parking facilities. EOP will focus its acquisition efforts solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or health care facilities.

PRICE RANGE OF EOP COMMON SHARES AND DISTRIBUTION HISTORY

     The EOP Common Shares have been traded on the NYSE under the symbol "EOP" since the IPO. As of November 14, 1997, EOP's transfer agent reported 459 record holders of EOP Common Shares as of November 14, 1997, and the Depository Trust Company held approximately 28,684,925 million EOP Common Shares on behalf of various beneficial owners as of September 30, 1997. The following table sets forth the quarterly high and low closing prices per share reported on the NYSE and the distributions paid by EOP with respect to the periods noted. On October 9, 1997, EOP and EOP Partnership each paid a distribution of $.26 per EOP Common Share and per EOP Partnership Unit, respectively, representing a pro rata distribution (based on a $.30 full quarterly distribution) for the period beginning July 11, 1997 and ended September 30, 1997.


                                                                         DISTRIBUTION
QUARTER ENDED                                  HIGH        LOW        PER SHARE AND UNIT
-------------                                  ----        ---        ------------------
September 30, 1997...........................  $3315/16    $261/6            $.26
December 31, 1997 (through November 17,
  1997)......................................  $341/4      $271/2            $.30(1)


-------------------------
(1) EOP has declared a distribution of $.30 per EOP Common Share and EOP Partnership Unit payable to holders of record on December 10, 1997, to be paid on December 19, 1997.

                     EOP PARTNERSHIP SELECTED CONSOLIDATED
                          AND COMBINED FINANCIAL DATA

     The following sets forth selected consolidated and combined financial and operating information on an historical basis for EOP Partnership and the EOP Predecessors. The following information should be read in conjunction with the consolidated and combined financial statements and notes thereto of EOP Partnership and the EOP Predecessors included elsewhere in this Proxy Statement/Prospectus. The selected consolidated historical financial and operating information of EOP Partnership at September 30, 1997 and for the period from July 11, 1997 to September 30, 1997, has been derived from the historical financial and operating information of EOP Partnership. The selected combined historical and operating information of the EOP Predecessors for the period from January 1, 1997 to July 10, 1997 and the nine months ended September 30, 1996, has been derived from the historical unaudited combined financial statements of the EOP Predecessors. The selected combined historical financial and operating information of the EOP Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, has been derived from the historical combined financial statements of the EOP Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Proxy Statement/ Prospectus. The selected combined historical financial and operating information of the EOP Predecessors at December 31, 1994, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, has been derived from the historical unaudited combined financial statements of the EOP Predecessors.

                                 EOP              EOP
                             PARTNERSHIP      PREDECESSORS    EOP PREDECESSORS
                            FOR THE PERIOD   FOR THE PERIOD     NINE MONTHS
                            FROM JULY 11,         FROM             ENDED
                               1997 TO         JANUARY 1,      SEPTEMBER 30,
                            SEPTEMBER 30,       1997 TO       ----------------
                                 1997        JULY 10, 1997          1996
                            --------------   --------------         ----
OPERATING DATA:
Revenue:
 Rental, parking and
   other..................    $  162,290       $ 327,017         $ 343,660
                              ==========       =========          ========
   Total Revenue..........    $  164,568         339,104           353,237
                              ==========       =========          ========
Expenses:
 Interest.................        25,793          80,481            87,551
 Depreciation and
   amortization...........        24,161          66,034            69,193
 Property operating
   expenses(1)............        62,885         127,285           141,823
 General and
   administrative.........         5,855          17,201            16,278
 Provision for value
   impairment.............             0               0                 0
                              ----------       ---------          --------
   Total Expenses.........    $  118,694       $ 291,001         $ 314,845
                              ==========       =========          ========
Income before (income)
 loss allocated to
 minority interests,
 income from investments
 in unconsolidated joint
 ventures, gain on sale of
 real estate, and
 extraordinary items......    $   45,874       $  48,103         $  38,392
Minority interests
 allocation...............          (279)           (912)           (2,166)
Income from investments in
 unconsolidated joint
 ventures.................         1,426           1,982             1,554
Gain on sale of real
 estate and extraordinary
 items....................       (12,930)         12,236             5,262
                              ----------       ---------          --------
   Net income.............    $   34,091       $  61,409         $  43,042
                              ==========       =========          ========
   Net income per unit....    $      .21
                              ==========
BALANCE SHEET DATA (AT END
 OF PERIOD):
Investment in real estate
 after accumulated
 depreciation.............    $5,000,159              --                --
   Total assets...........     5,355,922              --                --
Mortgage debt, notes
 payable and revolving
 line of credit...........     1,716,458              --                --
   Total liabilities......     1,892,170              --                --
Minority interests........        28,118              --                --
Partners' Capital/Owners'
 Equity...................     3,435,634              --                --


                                 EOP PREDECESSORS (COMBINED HISTORICAL) YEARS ENDED
                                                    DECEMBER 31,
                            ------------------------------------------------------------
                               1996         1995         1994         1993        1992
                               ----         ----         ----         ----        ----
OPERATING DATA:
Revenue:
 Rental, parking and
   other..................  $  493,396   $  356,959   $  230,428   $  150,315   $ 96,787
                            ==========   ==========   ==========   ==========   ========
   Total Revenue..........  $  508,124   $  371,457   $  240,878   $  159,246   $107,154
                            ==========   ==========   ==========   ==========   ========
Expenses:
 Interest.................  $  119,595   $  100,566   $   59,316   $   36,755   $ 25,775
 Depreciation and
   amortization...........      96,237       74,156       46,905       29,752     19,266
 Property operating
   expenses(1)............     201,067      151,488      107,412       74,028     48,856
 General and
   administrative.........      23,145       21,987       15,603       12,012      8,720
 Provision for value
   impairment.............           0       20,248            0            0          0
                            ----------   ----------   ----------   ----------   --------
   Total Expenses.........  $  440,044   $  368,445   $  229,236   $  152,547   $102,617
                            ==========   ==========   ==========   ==========   ========
Income before (income)
 loss allocated to
 minority interests,
 income from investments
 in unconsolidated joint
 ventures, gain on sale of
 real estate, and
 extraordinary items......  $   68,080   $    3,012   $   11,642   $    6,699   $  4,537
Minority interests
 allocation...............      (2,086)      (2,129)       1,437        1,772      1,793
Income from investments in
 unconsolidated joint
 ventures.................       2,093        2,305        1,778            0          0
Gain on sale of real
 estate and extraordinary
 items....................       5,338       31,271        1,705           --         --
                            ----------   ----------   ----------   ----------   --------
   Net income.............  $   73,425   $   34,459   $   16,562   $    8,471   $  6,330
                            ==========   ==========   ==========   ==========   ========
   Net income per unit....

BALANCE SHEET DATA (AT END
 OF PERIOD):
Investment in real estate
 after accumulated
 depreciation.............  $3,291,815   $2,393,403   $1,815,160   $1,220,268   $820,805
   Total assets...........   3,912,565    2,650,890    2,090,933    1,318,644    912,631
Mortgage debt, notes
 payable and revolving
 line of credit...........   1,964,892    1,434,827    1,261,156      798,897    526,830
   Total liabilities......   2,174,483    1,529,334    1,350,552      845,315    552,666
Minority interests........      11,080       31,587        9,283      (15,298)   (14,133)
Partners' Capital/Owners'
 Equity...................   1,727,002    1,089,969      731,098      488,627    374,098

                                 EOP              EOP
                             PARTNERSHIP      PREDECESSORS    EOP PREDECESSORS
                            FOR THE PERIOD   FOR THE PERIOD     NINE MONTHS
                            FROM JULY 11,         FROM             ENDED
                               1997 TO         JANUARY 1,      SEPTEMBER 30,
                            SEPTEMBER 30,       1997 TO       ----------------
                                 1997        JULY 10, 1997          1996
                            --------------   --------------         ----
OTHER DATA:
General and administrative
 expenses as a percentage
 of total revenues........           3.6%             --               4.6%
Number of Office
 Properties owned at
 period end(2)(3).........            93              --                78
Net rental square feet of
 Office Properties owned
 at period end (in
 millions)(2).............          33.4              --              27.8
Occupancy of Office
 Properties owned at
 period end(2)............           93%              --                89%
Number of Parking
 Facilities owned at
 period end...............            16              --                 3
Number of spaces at
 Parking Facilities owned
 at period end............        16,037              --             7,321
Funds from
 Operations(4)............    $   70,148       $ 113,022         $ 103,798
Cash flow from operating
 activities...............    $   59,665       $  95,960         $  89,685
Cash flow from investing
 activities...............    $  (85,634)      $(571,068)        $(589,340)
Cash flow from financing
 activities...............    $  158,893       $ 245,851         $ 530,280
Ratio of earnings to fixed
 charges..................          2.57            1.52              1.41


                                 EOP PREDECESSORS (COMBINED HISTORICAL) YEARS ENDED
                                                    DECEMBER 31,
                            ------------------------------------------------------------
                               1996         1995         1994         1993        1992
                               ----         ----         ----         ----        ----
OTHER DATA:
General and administrative
 expenses as a percentage
 of total revenues........         4.6%         5.9%         6.5%         7.5%       8.1%
Number of Office
 Properties owned at
 period end(2)(3).........          83           73           63           48         33
Net rental square feet of
 Office Properties owned
 at period end (in
 millions)(2).............        29.2         23.1         18.5         13.6        9.1
Occupancy of Office
 Properties owned at
 period end(2)............          90%          86%          88%          80%        73%
Number of Parking
 Facilities owned at
 period end...............          10            3            0            0          0
Number of spaces at
 Parking Facilities owned
 at period end............       7,321        3,323            0            0          0
Funds from
 Operations(4)............  $  160,460       96,104   $   60,372           --         --
Cash flow from operating
 activities...............  $  165,975   $   93,878   $   73,821           --         --
Cash flow from investing
 activities...............  $ (924,227)  $ (380,615)  $ (513,965)          --         --
Cash flow from financing
 activities...............  $1,057,551   $  276,513   $  514,923           --         --
Ratio of earnings to fixed
 charges..................        1.49         1.21         1.24         1.23       1.24

-------------------------
(1) Includes EOP Property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.


(2) The data at the periods ended September 30, 1997, December 31, 1996 and 1995 includes 28 State Street, a 570,040 square foot EOP Office Property which recently has undergone major redevelopment and was vacant prior to May 1997. The weighted average occupancy, excluding 28 State Street, as of September 30, 1997, December 31, 1996 and 1995 was approximately 94%, 92% and 88%, respectively.



(3) The number of EOP Office Properties owned as of December 31, 1996, as reflected in the combined historical financial statements, includes Barton Oaks Plaza II, an EOP Office Property which was sold in January 1997 and 8383 Wilshire, an EOP Office Property which was sold in May 1997.



(4) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. EOP Partnership believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of EOP Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. EOP Partnership computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than does EOP Partnership. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of EOP Partnership's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of EOP Partnership's liquidity, nor is it indicative of funds available to fund EOP Partnership's cash needs, including its ability to make distributions. For a reconciliation of net income and Funds from Operations, see "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Funds from Operations."

            EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis of the combined financial condition and results of operations should be read in conjunction with the Consolidated and Combined Financial Statements of EOP Partnership and the Combined Financial Statements of the EOP Predecessors, respectively, and Notes thereto contained herein. All references to the historical activities of EOP Partnership prior to July 11, 1997 contained in this "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" refer to the activities of the EOP Predecessors. Statements contained in this "EOP PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS" which are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

GENERAL

     The following discussion is based primarily on the Consolidated and Combined Financial Statements of EOP Partnership and the Combined Financial Statements of the EOP Predecessors, respectively, as of September 30, 1997 and December 31, 1996 and 1995 and for the three and nine month periods ended September 30, 1997 and 1996 and for each of the years ended December 31, 1996, 1995 and 1994.

     EOP Partnership receives income primarily from rental revenue from EOP Office Properties (including reimbursements from tenants for certain operating costs), parking revenue from EOP Office Properties and stand alone EOP Parking Facilities, and, to a lesser extent, from fees from noncombined affiliates for the management of the Managed Properties.


     As of September 30, 1997, EOP Partnership owned or had an interest in 93 EOP Office Properties totaling approximately 33.4 million square feet, and 16 stand alone EOP Parking Facilities with approximately 16,037 spaces (the "Total Portfolio"). Of the Total Portfolio, 71 of these EOP Office Properties, totaling approximately 22.6 million square feet, and three EOP Parking Facilities were acquired prior to January 1, 1996; 11 EOP Office Properties, totaling approximately 6.1 million square feet, and seven EOP Parking Facilities were acquired in 1996; and 11 EOP Office Properties, totaling approximately 4.7 million square feet, and six EOP Parking Facilities, including an interest in four EOP Parking Facilities, were acquired during the nine months ended September 30, 1997. As a result of this rapid growth in the size of the Total Portfolio, the financial data presented shows large increases in revenues and expenses from year to year. For the foregoing reasons, EOP Partnership does not believe its period to period financial data are comparable. Therefore, the analysis below shows changes resulting from EOP Properties that were held during the entire period for the periods being compared (the "Core Portfolio") and the changes in Total Portfolio. The Core Portfolio for the comparison between the nine months ended September 30, 1997 and 1996 consists of 71 EOP Office Properties and three EOP Parking Facilities acquired prior to January 1, 1996. The Core Portfolio for the comparison between the three months ended September 30, 1997 and 1996 consists of 72 EOP Office Properties and three EOP Parking Facilities acquired prior to July 1, 1996. The Core Portfolio for these comparisons excludes Barton Oaks Plaza II, a 118,529 square foot EOP Office Property which was sold in January 1997, 8383 Wilshire, a 417,463 square foot EOP Office Property, which was sold in May 1997, and 28 State Street, a 570,040 square foot EOP Office Property, which was undergoing major redevelopment for the periods discussed. The Core Portfolio for the comparison between the years ended December 31, 1996 and 1995 consists of the 63 EOP Office Properties acquired prior to January 1, 1995. The Core Portfolio for the comparison between the years ended December 31, 1995 and 1994 consists of the 48 EOP Office Properties acquired prior to January 1, 1994. The Core Portfolio for these comparisons includes Barton Oaks Plaza II and 8383 Wilshire.

RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 TO THREE MONTHS ENDED SEPTEMBER 30, 1996.


     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 72 EOP Office Properties and three EOP Parking Facilities acquired prior to July 1, 1996. The Core Portfolio excludes Barton Oaks Plaza II, which was sold in January 1997, 8383 Wilshire, which was sold in May 1997, and 28 State Street which has recently undergone major redevelopment and was vacant prior to May 1997.



                                                      TOTAL PORTFOLIO                               CORE PORTFOLIO
                                         -----------------------------------------    -------------------------------------------
                                                               INCREASE/      %                             INCREASE/       %
                                           1997       1996     (DECREASE)   CHANGE      1997       1996     (DECREASE)    CHANGE
                                           ----       ----     ----------   ------      ----       ----     ----------    ------
                                                                             ($ IN THOUSANDS)
Property Revenues......................  $181,095   $122,883    $58,212      47.4%    $128,128   $114,870    $ 13,258        11.5%
Interest income........................     1,390      2,348       (958)    (40.8)%        n/a        n/a         n/a         n/a
Fees from noncombined affiliates.......     1,401        886        515      58.3%         n/a        n/a         n/a         n/a
                                         --------   --------    -------     ------    --------   --------    --------    --------
        Total revenues.................   183,886    126,117     57,769      45.8%     128,128    114,870      13,258        11.5%
                                         --------   --------    -------     ------    --------   --------    --------    --------
Interest expense.......................    29,973     33,540     (3,567)    (10.6)%     23,413     30,568      (7,155)      (23.4)%
Depreciation and amortization..........    29,786     25,661      4,125      16.1%      19,418     23,182      (3,764)      (16.2)%
Property Operating Expenses............    70,061     50,893     19,168      37.7%      51,926     47,991       3,935         8.2%
General and administrative.............     8,330      5,008      3,322      66.3%         n/a        n/a         n/a         n/a
                                         --------   --------    -------     ------    --------   --------    --------    --------
        Total expenses.................   138,150    115,102     23,048      20.0%      94,757    101,741      (6,984)       (6.9)%
                                         --------   --------    -------     ------    --------   --------    --------    --------
Income before allocation to minority
  interests, income from investment in
  unconsolidated joint ventures, gain
  on sale of real estate and
  extraordinary items..................    45,736     11,015     34,721     315.2%      33,371     13,129      20,242       154.2%
Minority interests.....................      (312)      (468)    (2,431)    (519.4)%      (312)      (468)        156        33.3%
Income from unconsolidated joint
  ventures.............................     1,383        477        906     189.9%         559        476          83        17.4%
Gain on sale of real estate and
  extraordinary items..................   (12,930)        --    (12,930)       --      (12,876)        --     (12,876)         --
                                         --------   --------    -------     ------    --------   --------    --------    --------
Net Income.............................  $ 33,877   $ 11,024    $20,266     183.8%    $ 20,742   $ 13,137    $  7,605        57.9%
                                         ========   ========    =======     ======    ========   ========    ========    ========
Property Revenues less Property
  Operating Expenses...................  $111,034   $ 71,990    $39,044      54.2%    $ 76,202   $ 66,879    $  9,323        13.9%
                                         ========   ========    =======     ======    ========   ========    ========    ========


     Property Revenues. The increase in rental revenues, tenant reimbursements, parking income and other income ("Property Revenues") in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 91.1% at July 1, 1996 to 94.9% as of September 30, 1997. This increase represents approximately 0.9 million square feet of additional occupancy in the Core Portfolio between July 1, 1996 and September 30, 1997. Included in Property Revenues for the Core Portfolio are lease termination fees of $.9 million and $1.2 million for the three months ended September 30, 1997 and 1996, respectively (which are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although EOP Partnership has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the three months ended September 30, 1997 and 1996, was approximately $6.0 million and $4.4 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the three months ended September 30, 1997 and 1996 was approximately $8.7 million and $5.2 million, respectively.

     Interest Income. Interest income for the Total Portfolio decreased by $.9 million to $1.4 million for the three months ended September 30, 1997, compared to $2.3 million for the three months ended September 30, 1996. This decrease in interest income is primarily due to having a lesser amount of cash reserves invested in short term investments since the closing of the Consolidation and EOP's IPO. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than the cash reserves EOP Partnership anticipates maintaining going forward. Due to the availability of borrowings under the $600 million Credit Facility and other changes in the capital structure of EOP Partnership, EOP Partnership anticipates that it will maintain cash reserves of $15 to $25 million

(although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by savings on the $600 million Credit Facility.

     Fees from Noncombined Affiliates. Although fees from noncombined affiliates increased, they are expected to decrease in future periods as the Managed Properties are sold. Fee income of approximately $70,900 and $238,900 for the three months ended September 30, 1997 and 1996, respectively, was related to properties which have been sold.

     Interest Expense. Interest expense decreased $3.5 million for the Total Portfolio to $30.0 million for the three months ended September 30, 1997 compared to $33.5 million for the three months ended September 30, 1996. This decrease was primarily the result of the repayment of approximately $598.4 million of mortgage debt in July 1997 (of which $497.6 million was secured by properties in the Core Portfolio) and the repayment of $80 million on ZML Fund IV's line of credit partially offset by the $180 million Private Debt Offering. Interest expense related to the $598.4 million of secured debt repaid was approximately $1.5 million and $10.9 million for the three months ended September 30, 1997 and 1996, respectively. Interest expense related to ZML Fund IV's line of credit, the $180 million Private Debt Offering and the $600 million Credit Facility for three months ended September 30, 1997 (an equivalent amount was not outstanding for the prior period) was approximately $.8 million, $1.1 million and $2.7 million, respectively. Due to these debt repayments, interest expense is initially expected to decrease in future periods and then anticipated to increase as EOP Partnership acquires additional properties and incurs additional financing.

     Depreciation and Amortization. The decrease in depreciation in the Core Portfolio resulted from the recording of EOP Partnership's assets and liabilities at their fair market value in connection with the Consolidation and EOP's IPO. Accordingly, certain of EOP Partnership's assets are depreciated over longer lives than the period over which those assets were previously depreciated by EOP Predecessors. The resulting decrease to depreciation was partially offset by an increase to depreciation resulting from a step-up recorded to investment in real estate, also as a result of recording those assets at their fair market value at the time of the Consolidation and EOP's IPO. The decrease in amortization in the Core Portfolio resulted from the write-off of deferred financing and leasing costs at the time of the Consolidation and EOP's IPO.

     Property Operating Expense. The increase in real estate taxes and insurance, repairs and maintenance, and property operating expenses ("Property Operating Expenses") in the Core Portfolio relates primarily to increases in real estate taxes due to higher property valuations partially offset by real estate tax refunds recorded in the three months ended September 30, 1997.

     General and Administrative Expenses. General and administrative expenses increased by approximately $3.3 million to $8.3 million for the three months ended September 30, 1997, compared to $5.0 million for the three months ended September 30, 1996. General and administrative expenses as a percentage of total revenues was approximately 4.5% and 4.0% for the three months ended September 30, 1997 and 1996, respectively. The primary reasons for the increase in general and administrative expenses are the significant increase in the size of EOP Partnership's portfolio and increased expenses associated with becoming a public company. While general and administrative expenses will continue to increase as the size of EOP Partnership's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenue will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as EOP Partnership realizes increased economies of scale.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996.

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 71 EOP Office Properties and three EOP Parking Facilities acquired prior to January 1, 1996. The Core Portfolio excludes Barton Oaks Plaza II, which was sold in January 1997, 8383 Wilshire, which was sold in May 1997, and 28 State Street which has recently undergone a major redevelopment and was vacant prior to May 1997.


                                         TOTAL PORTFOLIO                                CORE PORTFOLIO
                            -----------------------------------------      -----------------------------------------
                                                  INCREASE/      %                               INCREASE/      %
                              1997       1996     (DECREASE)   CHANGE        1997       1996     (DECREASE)   CHANGE
                              ----       ----     ----------   ------        ----       ----     ----------   ------
                                                                ($ IN THOUSANDS)
Property Revenues.........  $489,307   $343,660    $145,647     42.4%      $340,295   $317,520    $ 22,775      7.2%
Interest income...........    10,524      6,451       4,073     63.1%           n/a        n/a         n/a      n/a
Fees from noncombined
  affiliates..............     3,841      3,126         715     22.9%           n/a        n/a         n/a      n/a
                            --------   --------    --------    ------      --------   --------    --------    -----
  Total revenues..........   503,672    353,237     150,435     42.6%       340,295    317,520      22,775      7.2%
                            --------   --------    --------    ------      --------   --------    --------    -----
Interest expense..........   106,274     87,551      18,723     21.4%        79,195     81,988      (2,793)    (3.4)%
Depreciation and
  amortization............    90,195     69,193      21,002     30.4%        64,287     62,807       1,480      2.4%
Property Operating
  Expenses................   190,170    141,823      48,347     34.1%       132,629    130,536       2,093      1.6%
General and
  administrative..........    23,056     16,278       6,778     41.6%           n/a        n/a         n/a      n/a
                            --------   --------    --------    ------      --------   --------    --------    -----
  Total expenses..........   409,695    314,845      94,850     30.1%       276,111    275,331         780      0.3%
                            --------   --------    --------    ------      --------   --------    --------    -----
Income before allocation
  to minority interests,
  income from investment
  in unconsolidated joint
  ventures, gain on sale
  of real estate and
  extraordinary items.....    93,977     38,392      55,585    144.8%        64,184     42,189      21,995     52.1%
Minority interests........    (1,191)    (2,166)     (1,612)   (74.4)%       (1,191)    (2,166)        975     45.0%
Income from unconsolidated
  joint ventures..........     3,408      1,554       1,854    119.3%         1,796      1,686         110      6.5%
Gain on sale of real
  estate and extraordinary
  items...................      (694)     5,262      (5,956)   (113.2)%     (12,876)        --     (12,876)      --
                            --------   --------    --------    ------      --------   --------    --------    -----
Net income................  $ 95,500   $ 43,042    $ 49,871    115.9%      $ 51,913   $ 41,709    $ 10,204     24.5%
                            ========   ========    ========    ======      ========   ========    ========    =====
Property Revenues less
  Property Operating
  Expenses................  $299,137   $201,837    $ 97,300     48.2%      $207,666   $186,984    $ 20,682     11.1%
                            ========   ========    ========    ======      ========   ========    ========    =====


     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 88.5% at January 1, 1996 to 94.8% as of September 30, 1997. This increase represents approximately 1.4 million square feet of additional occupancy in the Core Portfolio between January 1, 1996 and September 30, 1997. Included in Property Revenues for the Core Portfolio are lease termination fees of $3.4 million and $4.5 million for the nine months ended September 30, 1997 and 1996, respectively (which are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although EOP Partnership has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the nine months ended September 30, 1997 and 1996, was approximately $9.9 million and $9.9 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the nine months ended September 30, 1997 and 1996, was approximately $16.4 million and $13.1 million, respectively.

     Interest Income. Interest income for the Total Portfolio increased by $4.1 million to $10.5 million for the nine months ended September 30, 1997, compared to $6.5 million for the nine months ended September 30, 1996. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new acquisitions. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than cash reserves EOP Partnership anticipates maintaining going forward. Due to the availability of borrowings under the $600 million Credit Facility and other changes in the capital structure of EOP Partnership, EOP Partnership anticipates that it will maintain cash reserves of $15 to $25 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by savings on the $600 million Credit Facility.

     Fees from Noncombined Affiliates. Although fees from noncombined affiliates increased, they are expected to decrease in future periods as the Managed Properties are sold. Fee income of approximately $380,800 and $834,300 for the nine months ended September 30, 1997 and 1996, respectively, was related to properties which have been sold.

     Interest Expense. Interest expense increased $18.7 million for the Total Portfolio to $106.3 million for the nine months ended September 30, 1997 compared to $87.6 million for the nine months ended September 30, 1996. This increase was primarily the result of the $180 million Private Debt Offering, net proceeds $164 million from ZML Fund IV's line of credit and the $600 million Credit Facility (exclusive of the $80 million repaid after the closing of EOP's
IPO), and increased debt obtained to finance acquisitions. At or shortly after the closing of EOP's IPO, EOP Partnership repaid approximately $598.4 million of mortgage debt (of which $497.6 million was secured by properties in the Core Portfolio) and repaid $80 million on ZML Fund IV's line of credit, partially offsetting the increase in interest expense. Interest expense related to the $598.4 million of secured debt repaid was approximately $25.2 million and $31.1 million for the nine months ended September 30, 1997 and 1996, respectively. Interest expense related to ZML Fund IV's line of credit, the $180 million Private Debt Offering and the $600 million Credit Facility for the nine months ended September 30, 1997 (an equivalent amount was not outstanding for the prior period) was approximately $5.2 million, $1.1 million and $2.7 million, respectively. Due to these debt repayments, interest expense is initially expected to decrease in future periods and then anticipated to increase as the Company acquires additional properties and incurs additional financing.

     Depreciation and Amortization. Depreciation and amortization for the Core Portfolio increased as a result of capital and tenant improvements made in 1996 and 1997 and as a result of a step-up that was recorded to investment in real estate. This step-up was recorded as a result of adjusting the basis of EOP Partnership's assets and liabilities to their fair market values in connection with the Consolidation and EOP's IPO. This increase was partially offset by a decrease resulting from certain of EOP Partnership's assets being depreciated over longer lives than the periods over which corresponding assets were previously depreciated by EOP Predecessors.

     Property Operating Expenses. The increase in Property Operating Expenses relates primarily to an increase in maintenance expenses, offset in part by a decrease in real estate taxes, which was caused by real estate tax refunds related to prior periods recorded in the nine months ended September 30, 1997.

     General and Administrative. General and administrative expenses increased by approximately $6.8 million to $23.7 million for the nine months ended September 30, 1997, compared to $16.3 million for the nine months ended September 30, 1996. General and administrative expenses as a percentage of total revenues was approximately 4.6% and 4.6% for the nine months ended September 30, 1997 and 1996, respectively. While general and administrative expenses will continue to increase as the size of EOP Partnership's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as EOP Partnership realizes increased economies of scale.

PARKING OPERATIONS

     Included in the Total Portfolio numbers above are results of operations from the stand alone EOP Parking Facilities, the summarized information for which is presented below.

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 TO THREE MONTHS ENDED SEPTEMBER 30, 1996.

                                TOTAL EOP PARKING PORTFOLIO              CORE EOP PARKING PORTFOLIO
                           -------------------------------------    -------------------------------------
                                             INCREASE/      %                         INCREASE/      %
                            1997     1996    (DECREASE)   CHANGE     1997     1996    (DECREASE)   CHANGE
                            ----     ----    ----------   ------     ----     ----    ----------   ------
                                                          ($ IN THOUSANDS)
Property Revenues........  $6,311   $2,465     $3,846     156.0%    $2,515   $2,465     $  50        2.0%
Interest income..........      35       42         (7)    (16.7%)       --       --        --         --
                           ------   ------     ------     -----     ------   ------     -----      -----
     Total revenues......   6,346    2,507      3,839     153.1%     2,515    2,465        50        2.0%
                           ------   ------     ------     -----     ------   ------     -----      -----
Interest expense.........     475      411         64      15.8%       700      411       289       70.3%
Depreciation and
  amortization...........   1,068      333        735     220.7%       482      333       149       44.7%
Property Operating
  Expenses...............   1,071      692        379      54.8%       426      692      (266)     (38.4%)
                           ------   ------     ------     -----     ------   ------     -----      -----
     Total expenses......   2,614    1,436      1,178      82.0%     1,608    1,436       172       12.0%
                           ------   ------     ------     -----     ------   ------     -----      -----
Income before allocation
  to minority interests,
  income from investment
  in unconsolidated joint
  ventures...............   3,732    1,071      2,661     248.5%       907    1,029      (122)     (11.9%)
Minority interests.......     (79)     (43)       (36)     83.7%       (79)     (43)      (36)     (83.7%)
Income from
  unconsolidated joint
  ventures...............     825       --        825        --         --       --        --         --
                           ------   ------     ------     -----     ------   ------     -----      -----
Net Income...............  $4,478   $1,028     $3,450     335.6%    $  828   $  986     $(158)     (16.0%)
                           ======   ======     ======     =====     ======   ======     =====      =====
Property Revenues less
  Property Operating
  Expenses...............  $5,240   $1,773     $3,467     195.5%    $2,089   $1,773     $ 316       17.8%
                           ======   ======     ======     =====     ======   ======     =====      =====

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996.

                                       TOTAL EOP PARKING PORTFOLIO                  CORE EOP PARKING PORTFOLIO
                                  --------------------------------------       -------------------------------------
                                                     INCREASE/      %                            INCREASE/      %
                                   1997      1996    (DECREASE)   CHANGE        1997     1996    (DECREASE)   CHANGE
                                   ----      ----    ----------   ------        ----     ----    ----------   ------
                                                                   ($ IN THOUSANDS)
Property Revenues...............  $16,282   $7,402     $8,880     120.0%       $7,515   $7,402     $ 113        1.5%
Interest income.................      149       95         54      56.9%           --       --        --         --
                                  -------   ------     ------     -----        ------   ------     -----      -----
    Total revenues..............   16,431    7,497      8,934     119.2%        7,515    7,402       113        1.5%
                                  -------   ------     ------     -----        ------   ------     -----      -----
Interest expense................    2,566    1,237      1,329     107.4%        1,995    1,237       758       61.3%
Depreciation and amortization...    2,703    1,000      1,703     170.3%        1,181    1,000       181       18.1%
Property Operating Expenses.....    3,458    2,319      1,139      49.1%        1,869    2,319      (450)     (19.4%)
                                  -------   ------     ------     -----        ------   ------     -----      -----
    Total expenses..............    8,727    4,556      4,171      91.6%        5,045    4,556       489       10.7%
                                  -------   ------     ------     -----        ------   ------     -----      -----
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures......................    7,704    2,941      4,763     162.0%        2,470    2,846      (376)     (13.2%)
Minority interests..............     (200)    (249)        49      19.7%         (200)    (249)       49       19.7%
Income from unconsolidated joint
  ventures......................    1,611       --      1,611        --            --       --        --         --
                                  -------   ------     ------     -----        ------   ------     -----      -----
Net income......................  $ 9,115   $2,692     $6,423     238.6%       $2,270   $2,597     $(327)     (12.6%)
                                  =======   ======     ======     =====        ======   ======     =====      =====
Property Revenues less Property
  Operating Expenses............  $12,824   $5,083     $7,741     152.3%       $5,646   $5,083     $ 563       11.1%
                                  =======   ======     ======     =====        ======   ======     =====      =====

YEARS ENDED DECEMBER 31, 1996 AND 1995

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 63 EOP Office Properties acquired prior to January 1, 1995. The Core Portfolio for this comparison includes Barton Oaks Plaza II and 8383 Wilshire, which were sold in 1997.

                                         TOTAL PORTFOLIO                               CORE PORTFOLIO
                            ------------------------------------------    -----------------------------------------
                                                  INCREASE/       %                             INCREASE/      %
                              1996       1995     (DECREASE)   CHANGE       1996       1995     (DECREASE)   CHANGE
                            --------   --------   ----------   -------    --------   --------   ----------   ------
                                                               ($ IN THOUSANDS)
Property Revenues.........  $493,396   $356,959    $136,437       38.2%   $349,810   $327,017    $ 22,793       7.0%
Interest income...........     9,608      8,599       1,009       11.7%         --         --          --        --
Fees from noncombined
  affiliates..............     5,120      5,899        (779)     (13.2%)        --         --          --        --
                            --------   --------    --------    -------    --------   --------    --------    ------
    Total revenues........   508,124    371,457     136,667       36.8%    349,810    327,017      22,793       7.0%
                            --------   --------    --------    -------    --------   --------    --------    ------
Interest expense..........   119,595    100,566      19,029       18.9%     85,225     85,371        (146)     (0.2%)
Depreciation and
  amortization............    96,237     74,156      22,081       29.8%     71,969     68,226       3,743       5.5%
Property Operating
  Expenses................  201,067..   151,488      49,579       32.7%    143,511    137,103       6,408       4.7%
General and
  administrative..........    23,145     21,987       1,158        5.3%         --         --          --        --
Provision for value
  impairment..............        --     20,248     (20,248)    (100.0%)        --     20,248     (20,248)   (100.0%)
                            --------   --------    --------    -------    --------   --------    --------    ------
    Total expenses........  $440,044   $368,445    $ 71,599       19.4%   $300,705   $310,948    $(10,243)     (3.3)%
                            ========   ========    ========    =======    ========   ========    ========    ======
Income before allocation
  to minority interests,
  income from investment
  in unconsolidated joint
  ventures, gain on sale
  of real estate and
  extraordinary items.....  $ 68,080   $  3,012    $ 65,068    2,160.3%   $ 49,105   $ 16,069    $ 33,036     205.6%
Minority interests, net of
  extraordinary gain of
  $20,035 in 1995 for the
  total and core
  portfolio...............    (2,086)    (2,129)         43        2.0%     (1,733)    (2,023)        290      14.3%
Income from unconsolidated
  joint ventures..........     2,093      2,305        (212)      (9.2%)     2,093      2,305        (212)     (9.2%)
Gain on sale of real
  estate and extraordinary
  items...................     5,338     31,271     (25,933)     (82.9%)        --     31,271     (31,271)   (100.0%)
                            --------   --------    --------    -------    --------   --------    --------    ------
Net Income................  $ 73,425   $ 34,459    $ 38,966      113.1%   $ 49,465   $ 47,622    $  1,843       3.9%
                            ========   ========    ========    =======    ========   ========    ========    ======
Property Revenues less
  Property Operating
  Expenses................  $292,329   $205,471    $ 86,858       42.3%   $206,299   $189,914    $ 16,385       8.6%
                            ========   ========    ========    =======    ========   ========    ========    ======


     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 87.5% at January 1, 1995 to 94.3% as of December 31, 1996. This increase represents approximately 1.3 million square feet of additional occupancy in the Core Portfolio between January 1, 1995 and December 31, 1996. Included in Property Revenues for the Core Portfolio are lease termination fees of $5.6 million and $5.0 million for the years ended December 31, 1996 and 1995, respectively (these amounts are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although EOP Partnership has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1996 and 1995, was approximately $6.8 million and $10.5 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1996 and 1995, was approximately $18.4 million and $12.7 million, respectively. Other income for 1996 also includes $8.8 million relating to EOP's share of a litigation settlement.

     Interest Income. Interest income for the Total Portfolio increased by $1.0 million to $9.6 million for the year ended December 31, 1996 compared to $8.6 million for the year ended December 31, 1995. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new acquisitions. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than cash reserves EOP Partnership anticipates maintaining going forward. Due to the availability of borrowings under the $600 million Credit Facility and other changes in the capital structure of EOP Partnership, EOP Partnership anticipates that it will maintain cash reserves of $25 to $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by savings on the $600 million Credit Facility.

     Fees from Noncombined Affiliates. Fee income from the Managed Properties decreased as a result of disposition activities in 1995 and 1996 which reduced the number of properties being managed.


     Interest Expense. Interest expense increased $19.0 million for the Total Portfolio to $119.6 million for the year ended December 31, 1996 compared to $100.6 million for the year ended December 31, 1995. This increase was primarily the result of increased debt obtained to finance acquisitions. At or shortly after the closing of the IPO, EOP Partnership repaid approximately $598.4 million of mortgage debt (of which $399.3 million was secured by EOP Properties in the Core Portfolio). Interest expense related to the $598.4 million of secured debt repaid was approximately $42.7 million and $35.9 million for the years ended December 31, 1996 and 1995, respectively. Due to these debt repayments, interest expense is initially expected to decrease in future periods and then anticipated to increase as EOP Partnership acquires additional properties and incurs additional financing.


     Depreciation and Amortization. The increase in depreciation and amortization in the Core Portfolio was related to depreciation of capital and tenant improvements made at EOP Properties in the Core Portfolio Properties in 1995 and 1996 and the amortization of leasing commissions and loan fees paid during that time period.

     Property Operating Expenses. The increase in Property Operating Expenses relates to an increase in maintenance expenses and to real estate tax refunds received in 1995, with $1.9 million relating to a single property, reducing the tax expense in 1995.

     General and Administrative. General and administrative expenses increased by approximately $1.1 million to $23.1 million for the year ended December 31, 1996 compared to $22.0 million for the year ended December 31, 1995. General and administrative expenses as a percentage of total revenues was approximately 4.6% and 5.9% for the years ended December 31, 1996 and 1995, respectively. While general and administrative expenses will continue to increase as the size of EOP Partnership's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable, (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as EOP Partnership realizes increased economies of scale.

     Provision for Value Impairment. During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by EOP Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits, San Felipe Plaza was evaluated for impairment and accordingly, during the year ended December 31, 1995, EOP Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.

YEARS ENDED DECEMBER 31, 1995 AND 1994

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 48 EOP Office Properties acquired prior to January 1, 1994. The Core Portfolio for this comparison includes Barton Oaks Plaza II and 8383 Wilshire, which were sold in 1997.

                                       TOTAL PORTFOLIO                                CORE PORTFOLIO
                          ------------------------------------------    ------------------------------------------
                                                INCREASE/       %                             INCREASE/       %
                            1995       1994     (DECREASE)   CHANGE       1995       1994     (DECREASE)   CHANGE
                          --------   --------   ----------   -------    --------   --------   ----------   -------
                                                              ($ IN THOUSANDS)
Property Revenues.......  $356,959   $230,428    $126,531       54.9%   $235,193   $208,969    $ 26,224       12.5%
Interest income.........     8,599      4,432       4,167       94.0%         --         --          --         --
Fees from noncombined
  affiliates............     5,899      6,018        (119)      (2.0)%        --         --          --         --
                          --------   --------    --------    -------    --------   --------    --------    -------
    Total revenues......   371,457    240,878     130,579       54.2%    235,193    208,969      26,224       12.5%
                          --------   --------    --------    -------    --------   --------    --------    -------
Interest expense........   100,566     59,316      41,250       69.5%     66,856     54,674      12,182       22.3%
Depreciation and
  amortization..........    74,156     46,905      27,251       58.1%     53,202     42,402      10,800       25.5%
Property Operating
  Expenses..............   151,488    107,412      44,076       41.0%     97,071     97,772        (701)      (0.7)%
General and
  administrative........    21,987     15,603       6,384       40.9%         --         --          --         --
Provision for value
  impairment............    20,248         --      20,248         --      20,248         --      20,248         --
                          --------   --------    --------    -------    --------   --------    --------    -------
    Total expenses......  $368,445   $229,236    $139,209       60.7%   $237,377   $194,848    $ 42,529       21.8%
                          ========   ========    ========    =======    ========   ========    ========    =======
Income (loss) before
  allocation to
  minority, interests
  income from investment
  in unconsolidated
  joint ventures, gain
  on sale of real estate
  and extraordinary
  items.................  $  3,012   $ 11,642    $ (8,630)     (74.1)%  $ (2,184)  $ 14,121    $(16,305)    (115.5)%
Minority interests, net
  of extraordinary gain
  of $20,035 in 1995 for
  the total and core
  portfolio.............    (2,129)     1,437      (3,566)    (248.2)%       (19)    (2,550)      2,531       99.3%
Income from
  unconsolidated joint
  ventures..............     2,305      1,778         527       29.6%         --         --          --         --
Gain on sale of real
  estate and
  extraordinary items...    31,271      1,705      29,566    1,734.1%     31,271      1,738      29,533    1,699.3%
                          --------   --------    --------    -------    --------   --------    --------    -------
Net Income..............  $ 34,459   $ 16,562    $ 17,897      108.1%   $ 29,068   $ 13,309    $ 15,759      118.4%
                          ========   ========    ========    =======    ========   ========    ========    =======
Property Revenues less
  Property Operating
  Expenses..............  $205,471   $123,016    $ 82,455       67.0%   $138,122   $111,197    $ 26,925       24.2%
                          ========   ========    ========    =======    ========   ========    ========    =======


     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 79.6% at January 1, 1994 to 92.6% as of December 31, 1995. This increase represents approximately 1.8 million square feet of additional occupancy in the Core Portfolio between January 1, 1994 and December 31, 1995. Included in Property Revenues for the Core Portfolio are lease termination fees of $4.3 million and $2.0 million for the years ended December 31, 1995 and 1994, respectively (these amounts are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although EOP Partnership has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1995 and 1994, was approximately $6.7 million and $6.0 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1995 and 1994, was approximately $12.7 million and $6.9 million, respectively.

     Interest Income. Interest income for the Total Portfolio increased by $4.2 million to $8.6 million for the year ended December 31, 1995, compared to $4.4 million for the year ended December 31, 1994. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new acquisitions. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than cash reserves EOP Partnership anticipates maintaining going forward. Due to the availability of borrowings under the $600 million Credit Facility and other changes in the capital structure of EOP Partnership, EOP Partnership anticipates that it will maintain cash reserves of $25 to $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by savings on the $600 million Credit Facility.

     Fees from Noncombined Affiliates. Management fee income from the Managed Properties decreased by approximately $0.1 million.

     Interest Expense. Interest expense increased $41.3 million for the Total Portfolio to $100.6 million for the year ended December 31, 1995 compared to $59.3 million for the year ended December 31, 1994. This increase was primarily the result of increased debt obtained to finance acquisitions. At or shortly after the closing of the IPO, EOP Partnership repaid approximately $598.4 million of mortgage debt (of which $295.1 million was secured by EOP Properties in the Core Portfolio). Interest expense related to the $598.4 million of secured debt repaid was approximately $35.9 million and $15.9 million for the years ended December 31, 1995 and 1994, respectively. Due to these debt repayments, interest expense is initially expected to decrease in future periods, and then anticipated to increase as EOP Partnership acquires additional properties and incurs additional financing.

     Depreciation and Amortization. The increase in depreciation and amortization in the Core Portfolio was related to depreciation of capital and tenant improvements made at EOP Properties in the Core Portfolio Properties in 1994 and 1995 and the amortization of leasing commissions and loan fees paid during that time period.

     Property Operating Expenses. Property Operating Expenses increased by $44.1 million, to $151.5 million for the year ended December 31, 1995 as compared to $107.4 million for the year ended December 31, 1994. Virtually all of this increase was attributable to EOP Properties acquired in 1994 and 1995. The Core Portfolio had an increase of approximately $1.9 million in repairs and maintenance expense that was offset by a $1.9 million decrease in real estate tax and insurance expense while other property expenses decreased by $0.7 million. The decrease in real estate tax expense was mainly the result of a real estate tax refund received due to successful appeal of the tax bills at a single EOP Property. EOP Partnership had calculated and billed the real estate tax reimbursement due from tenants at this EOP Property, assuming that this refund would be received, so substantially all of the refund was retained by EOP Partnership rather than being refunded to tenants.

     General and Administrative. General and administrative expenses increased by approximately $6.4 million to $22.0 million for the year ended December 31, 1995, compared to $15.6 million for the year ended December 31, 1994. General and administrative expenses as a percentage of total revenues was approximately 5.9% and 6.5% for the years ended December 31, 1995 and 1994, respectively. While general and administrative expenses will continue to increase as the size of EOP Partnership's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable, (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as EOP Partnership realizes increased economies of scale.

     Provision for Value Impairment. During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by EOP Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits, San Felipe Plaza was evaluated for impairment and accordingly, during the year ended December 31, 1995, EOP Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.

PARKING FACILITIES

     Included in the Total Portfolio numbers above are results of operations from EOP Parking Facilities, the summarized information for which is presented below.

                                                                 TOTAL PARKING PORTFOLIO
                                                                -------------------------
                                                                       YEARS ENDED
                                                                      DECEMBER 31,
                                                                -------------------------
                                                                 1996       1995     1994
                                                                -------    ------    ----
                                                                    ($ IN THOUSANDS)
Property Revenues...........................................    $10,203    $5,391     --
Interest Income.............................................        141        17     --
                                                                -------    ------     --
     Total revenues.........................................     10,344     5,408     --
                                                                -------    ------     --
Interest expense............................................      1,814       937     --
Depreciation and amortization...............................      1,432       722     --
Property Operating Expenses.................................      3,152     1,797     --
                                                                -------    ------     --
     Total expenses.........................................      6,398     3,456     --
                                                                -------    ------     --
Income before allocation to minority interests and income
  from investment in unconsolidated joint ventures..........      3,946     1,952     --
Minority interests..........................................       (252)       --     --
Income from unconsolidated joint ventures...................         --        --     --
                                                                -------    ------     --
Net Income..................................................    $ 3,694    $1,952     --
                                                                =======    ======     ==
Property Revenues less Property Operating Expenses..........    $ 7,051    $3,594     --
                                                                =======    ======     ==

DISPOSITIONS OF PROPERTY

     EOP Partnership sold two EOP Office Properties in 1997: Barton Oaks Plaza II (118,529 net rentable square feet) was sold in January 1997 and 8383 Wilshire (417,463 net rentable square feet) was sold in May 1997. In January 1996, EOP Partnership sold the condominium portion, comprised of a 210-room hotel at Three Lakeway, a mixed-use property. Below is a summary of the operations of these EOP Office Properties for the three and nine month periods ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994.

                                        THREE MONTHS
                                            ENDED       NINE MONTHS ENDED           YEARS ENDED
                                        SEPTEMBER 30,     SEPTEMBER 30,             DECEMBER 31,
                                        -------------   ------------------   --------------------------
                                        1997    1996      1997      1996      1996     1995      1994
                                        ----   ------   --------   -------   ------   -------   -------
                                                               ($ IN THOUSANDS)
Property Revenues.....................  $ 42   $2,540    $ 3,227    $7,460   $9,959   $ 9,445   $ 9,041
                                        ----   ------    -------    ------   ------   -------   -------
Interest expense......................    --      149         36       808      956     4,910     4,724
Depreciation and amortization.........    --      563        451     1,678    2,286     2,262     2,044
Property Operating Expenses...........    91    1,007      1,501     3,447    4,869     3,068     5,249
                                        ----   ------    -------    ------   ------   -------   -------
          Total expenses..............    91    1,719      1,988     5,933    8,111    10,240    12,017
Income (loss) before allocation to
  minority interests, and gain on sale
  of real estate and extraordinary
  items...............................   (49)     821      1,239     1,527    1,848      (795)   (2,976)
Minority interests....................    --       --         --        --       --        --        --
Gain on sale of real estate and
  extraordinary items.................    --       --     12,962     5,262    5,338        --      (224)
                                        ----   ------    -------    ------   ------   -------   -------
Net (loss) income.....................  $(49)  $  821    $14,201    $6,789   $7,186   $  (795)  $(3,200)
                                        ====   ======    =======    ======   ======   =======   =======
Property Revenues less Property
  Operating Expenses..................  $(49)  $1,533    $ 1,726    $4,013   $5,090   $ 6,377   $ 3,792
                                        ====   ======    =======    ======   ======   =======   =======

LIQUIDITY AND CAPITAL RESOURCES

     LIQUIDITY. Net cash provided from operations represents the primary source of liquidity to fund distributions, debt service, recurring capital costs and non-revenue enhancing tenant improvements. Historically, EOP Partnership made annual distributions equal to approximately 100% of taxable income. Cash generated in excess of taxable income (resulting primarily from noncash items such as depreciation and amortization) was retained for working capital and to fund capital improvements and non-revenue enhancing tenant improvements. EOP Partnership intends to make regular quarterly distributions to holders of EOP Partnership Units. EOP Partnership has established its initial distribution at an annual rate of $1.20 per EOP Partnership Unit based upon its estimate of annualized cash flow.

     EOP Partnership intends to fund recurring capital costs and non-revenue enhancing tenant improvements from cash from operations and draws under its $600 million Credit Facility. EOP Partnership has no contractual obligations for material capital costs, other than in connection with customary tenant improvements in the ordinary course of business. EOP Partnership also expects that the $600 million Credit Facility will provide for temporary working capital, unanticipated cash needs, and funding of acquisitions.

     The anticipated size of EOP Partnership's distributions will not allow EOP Partnership, using only cash from operations, to retire all of its debt as it comes due and, therefore, EOP Partnership will be required to repay maturing debt with funds from debt and/or equity financing.

     MORTGAGE FINANCING. The table below summarizes the mortgage debt, unsecured notes and credit facility indebtedness outstanding at September 30, 1997 and December 31, 1996 and 1995, excluding the discount on mortgage debt (net of accumulated amortization of approximately $1.3 million) of approximately $19 million recorded in connection with EOP's IPO and Consolidation.

                                                           September 30,   December 31,   December 31,
                                                               1997            1996           1995
Debt Summary:                                              -------------   ------------   ------------
Balance ($ in thousands)
  Fixed Rate.............................................   $1,308,125      $1,304,075     $  900,913
  Variable Rate..........................................      427,368         660,817        533,914
                                                            ----------      ----------     ----------
          Total..........................................   $1,735,493      $1,964,892     $1,434,827
                                                            ==========      ==========     ==========
Percentage of Total Debt:
  Fixed Rate.............................................         75.4%           66.4%          62.8%
  Variable Rate..........................................         24.6%           33.6%          37.2%
                                                            ----------      ----------     ----------
          Total..........................................        100.0%          100.0%         100.0%
                                                            ==========      ==========     ==========
Weighted Average Interest
Rate at End of Period:
  Fixed Rate.............................................         7.56%           7.89%          8.01%
  Variable Rate..........................................         6.86%           7.33%          7.58%
                                                            ----------      ----------     ----------
          Weighted Average...............................         7.39%           7.70%          7.85%
                                                            ==========      ==========     ==========

     The variable rate debt shown above bore interest at 30-day LIBOR-based floating interest rate. The 30-day LIBOR at September 30, 1997 was 5.66% resulting in a weighted average spread over LIBOR at September 30, 1997 of 1.2%.

     During the quarter ended September 30, 1997, EOP Partnership used the net proceeds of EOP's IPO of approximately $564.5 million and approximately $33.9 million of available cash reserves to repay $253.1 million of fixed rate debt and $345.3 million of the variable rate debt. An additional $12.9 million was incurred for prepayment penalties. EOP Partnership used the $180 million of proceeds received from the Private Debt Offering to repay a portion of the $600 million Credit Facility. The balance on the $600 million Credit Facility at September 30, 1997 was approximately $211.1 million. The total debt outstanding as of September 30, 1997, excluding the discount on mortgage debt (net of accumulated amortization of approximately

$1.3 million) of approximately $19 million recorded in connection with EOP's IPO and the Consolidation, will mature as follows:

                                                                IN THOUSANDS
                                                                ------------
1997........................................................     $    3,319
1998........................................................         45,218
1999........................................................        168,085
2000........................................................        357,605
2001........................................................        192,074
2002........................................................         60,333
Thereafter..................................................        908,859
                                                                 ----------
     Total..................................................     $1,735,493
                                                                 ==========

     The instruments encumbering the EOP Properties contain customary restrictions and requirements such as transferability restrictions, payment of taxes on the EOP Property, maintenance of the EOP Property in good condition, maintenance of insurance on the EOP Property, prohibition on liens, and obtaining lender consent to leases with material tenants.

     LINES OF CREDIT. ZML Fund IV entered into an acquisition/term loan facility in September 1996 which was amended in April 1997. On July 15, 1997, EOP Partnership obtained the $600 million Credit Facility which is used for acquisitions and general corporate purposes. Amounts were drawn on the $600 million Credit Facility to repay the outstanding balance on ZML Fund IV's line of credit which was terminated when the $600 million Credit Facility was obtained. The $600 million Credit Facility matures on July 15, 2000. EOP Partnership paid a commitment fee on the $600 million Credit Facility at closing of approximately $645,000. In addition, until EOP Partnership receives a long term debt rating of BBB- or Baa3 or higher by two rating agencies, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $600 million Credit Facility as follows: .15% per annum if the unused amount is between 0 to 33%; .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is more than 66%. The $600 million Credit Facility carries an interest rate equal to LIBOR plus 110 basis points. Once EOP Partnership receives the rating as described above, a competitive bid option will become available for up to $250 million of the facility amount. Under the competitive bid option, the interest rate spread will be reduced on a sliding scale based upon EOP Partnership's senior unsecured debt rating and the unused commitment fee will be replaced by a facility fee of .20% per annum. EOP Partnership is negotiating an amendment to the $600 million Credit Facility to reduce the interest rate to LIBOR plus 100 basis points. There can be no assurance that the amendment will be consummated. As of November 14, 1997 the outstanding balance on the $600 million Credit Facility has been repaid with proceeds received from the $180 million Private Debt Offering and the $1.5 billion Credit Facility.

     TERM LOAN FACILITY. In October 1997 EOP Partnership obtained the $1.5 billion Credit Facility. The $1.5 billion Credit Facility is available for the acquisition of properties and general corporate purposes. The $1.5 billion Credit Facility carries an interest rate equal to LIBOR plus 100 basis points and may be increased or decreased upon the receipt of an investment grade unsecured debt rating. The $1.5 billion Credit Facility matures on July 1, 1998, and may be extended to October 1, 1998. EOP Partnership paid an underwriting fee on the $1.5 billion Credit Facility at closing of approximately $4,875,000. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $1.5 billion Credit Facility as follows: .15% per annum if the unused amount is between 0 to 33%; .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is greater than 66%. In October 1997, EOP Partnership used approximately $236 million of proceeds from the $1.5 billion Credit Facility to repay the majority of the variable rate property mortgage indebtedness outstanding as of September 30, 1997. EOP Partnership repaid $150 million on the $1.5 billion Credit Facility with proceeds from the $200 million private placement of Common Shares in October 1997. Under the terms of the facility agreement any amounts repaid cannot be drawn. In addition, amounts were drawn from the $1.5 billion Credit Facility for property acquisitions and general corporate purposes. As of November 14, 1997, the outstanding balance on the

$1.5 billion Credit Facility was approximately $1.044 billion. The amount available to draw under the $1.5 billion Credit Facility is approximately $306 million as of November 14, 1997.

     UNSECURED NOTES. In September 1997, EOP Partnership completed the Private Debt Offering with an unaffiliated party. The terms of the Private Debt Offering consist of four tranches with maturities from seven to ten years which were priced at an interest rate spread over the corresponding Treasury Rate. EOP Partnership used the proceeds of the Private Debt Offering to repay a portion of the $600 million Credit Facility. In addition, EOP Partnership terminated $150 million of the $700 million of hedge agreements at a cost of approximately $3.9 million for the Private Debt Offering. This amount will be amortized to interest expense over the respective terms of each tranche. A summary of the terms of the Private Debt Offering are as follows:

                                              STATED   EFFECTIVE
           TRANCHE                AMOUNT       RATE    RATE (A)
-----------------------------  ------------   ------   ---------
7 Year Senior Notes due 2004   $ 30,000,000    7.24%      7.24%
8 Year Senior Notes due 2005     50,000,000    7.36%      7.67%
9 Year Senior Notes due 2006     50,000,000    7.44%      7.73%
10 Year Senior Notes due 2007    50,000,000    7.42%      7.69%
                               ------------
                               $180,000,000
                               ============

---------------
(A) Includes the cost of the terminated interest rate protection agreements.

     It is currently anticipated that EOP or EOP Partnership will issue preferred shares and/or senior unsecured notes (the "Expected Offering") in early 1998 subject to market conditions. Proceeds from the Expected Offering would be used to repay a portion of the $1.5 billion Credit Facility. There can be no assurance, however, that the Expected Offering will be consummated.

     INTEREST RATE PROTECTION AGREEMENTS. In order to limit the market risk associated with variable rate debt, EOP Partnership entered into several interest rate protection agreements. These agreements effectively convert floating rate debt to a fixed rate basis, as well as hedge anticipated financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received under these agreements are deferred and amortized over the term of the related financing transaction on the straight-line method which approximates the effective yield method. A summary of the various interest rate hedge agreements is as follows: (1) On June 4, 1997, EOP Partnership entered into interest rate protection agreements for $700 million of indebtedness. As a result of this arrangement, EOP Partnership has essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million in indebtedness. In August 1997, EOP Partnership terminated $150 million of the $700 million of hedge agreements at a cost of $3.9 million. The terminated agreements pertained to the Private Debt Offering. The portion of the Private Debt Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. The cost of the terminated hedge agreements will be amortized to interest expense over the respective terms of each tranche. (2) On October 6, 1997, EOP Partnership entered into an additional $450 million of interest rate protection agreements based on the U.S. Treasury rates in effect as of that date. EOP intends to terminate these agreements and the remaining $550 million hedge agreements described above at such time as it incurs fixed rate indebtedness. Upon the occurrence of such termination, EOP Partnership will either owe money or be entitled to receive money depending on whether U.S. Treasury rates have increased (resulting in a payment to EOP Partnership) or decreased (resulting in a payment obligation of EOP Partnership) subsequent to the date of the hedge. The counterparties to these arrangements are major U.S. financial institutions.
(3) EOP Predecessors entered into an interest rate swap agreement in October 1995 which effectively fixed the interest rate on a $93.6 million loan at 6.94% through the maturity of the loan on June 30, 2000. EOP Predecessors sold several interest rate protection agreements (aggregating $173 million of LIBOR based agreements) in June 1997 at a cost of approximately $1.1 million.

     The $600 million Credit Facility, the Private Debt Offering, the $1.5 billion Credit Facility contain, and any notes issued in the Expected Offering are expected to contain, certain customary restrictions and requirements such as total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios, minimum ratios of unencumbered assets to unsecured debt, and other limitations.

ISSUANCE OF COMMON SHARES AND UNITS.

     During the period from July 11, 1997 through November 14, 1997, 5,833,682 EOP Units and 3,018,367 EOP Common Shares were issued to the sellers of certain EOP Properties acquired during this period. An additional 121,424 EOP Common Shares were issued as restricted share awards to officers and to trustees as compensation. Also, EOP completed the private placement of EOP Common Shares with an unaffiliated party, issuing 6,666,667 EOP Common Shares at $30 per share. A portion of these funds was used to repay a portion of the $1.5 billion Credit Facility.

CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996.

     For discussion purposes, the cash flows for the nine months ended September 30, 1997 combine the cash flows of the EOP Predecessors for the period January 1, 1997 to July 10, 1997 and the cash flows of EOP Partnership for the period July 11, 1997 to September 30, 1997. The cash flows for the nine months ended September 30, 1996 represent solely the cash flows of EOP Predecessors. Consequently, the comparison of the periods provides only limited information regarding the cash flows of EOP Partnership.

     Cash and cash equivalents decreased by approximately $277.8 million, to approximately $132.6 million at September 30, 1997, compared to $410.4 million at December 31, 1996. This decrease was the result of $155.6 million of cash generated by operations, $404.4 million generated from financing activities reduced by $656.7 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions. Net cash provided by operating activities increased by $65.9 million from $89.7 million to $155.6 million primarily due to the additional cash flow generated by the increase in the number of EOP Properties owned. Net cash used for investing activities increased by $67.4 million from $589.3 million to $656.7 million mainly due to an increase in the amount of real estate assets purchased during the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Net cash provided by financing activities decreased by $125.9 million from $530.3 million to $404.4 million due to an increase in principal payments on mortgage notes (including the repayments of debt with proceeds received from EOP's IPO) and the $600 million Credit Facility, and a decrease in proceeds from mortgage notes offset in part by a decrease in capital distributions and an increase in proceeds from the $600 million Credit Facility and unsecured notes.

YEARS ENDED DECEMBER 31, 1996 AND 1995.

     Cash and cash equivalents increased by approximately $299.3 million, to approximately $410.4 million at December 31, 1996, compared to $111.1 million at December 31, 1995. This increase was the result of $166 million of cash generated by operations, $1,057.5 million generated from financing activities, reduced by $924.2 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions. Net cash provided by operating activities increased by $72.1 million from $93.9 million to $166.0 million primarily due to the additional cash flow generated by the increase in the number of EOP Properties owned. Net cash used for investing activities increased by $543.6 million from $380.6 million to $924.2 million mainly due to an increase in the amount of real estate assets purchased during 1996 compared to 1995. Net cash provided by financing activities increased by $781.1 million from $276.5 million to $1,057.6 million due to an increase in capital contributions and to an increase in proceeds received on mortgage notes, and a net decrease in principal payments on mortgage notes and revolving lines of credit offset in part by distributions to minority interest partners.

YEARS ENDED DECEMBER 31, 1995 AND 1994.

     The decrease in cash and cash equivalents of approximately $10.2 million from December 31, 1994 to December 31, 1995 was the result of $380.6 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions net of $93.9 million of cash generated by operations and $276.5 million generated from financing activities. Net cash provided by operating activities increased by $20.1 million from $73.8 million to $93.9 million primarily due to the additional cash flow generated by the increase in the number of EOP Properties owned. Net cash used for investing activities decreased by $133.4 million from $514.0 million to $380.6 million mainly due to a decrease in escrow deposits and restricted cash in 1995 and investment in an unconsolidated joint venture in 1994. Net cash provided by financing activities decreased by $238.4 million from $514.9 million to $276.5 million primarily due to principal payments on mortgage notes and revolving lines of credit, offset in part by increased capital contributions.

CAPITAL IMPROVEMENTS

     EOP Partnership has a history of acquiring and repositioning undercapitalized and poorly managed properties, many of which have required significant capital improvements due to deferred maintenance and/or required substantial renovation to enable them to compete effectively. A number of the EOP Properties also have had significant amounts of shell space requiring build out at the time of acquisition. EOP Partnership takes these capital improvements and revenue enhancing tenant improvements into consideration at the time of acquisition in determining the amount of equity and debt financing required to purchase the EOP Property and fund the improvements. Therefore, capital improvements up to the first five years after acquisition of these EOP Properties are treated separately from typical recurring capital expenditures, non-revenue enhancing tenant improvements and leasing commissions required once these EOP Properties have reached stabilized occupancy, and deferred maintenance and renovations planned at the time of acquisition have been completed. Capital improvements (including tenant improvements and leasing commissions for shell space) for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 were approximately $57.0 million, $100.3 million, $48.8 million and $49.7 million, respectively or $1.71, $3.49, $2.16 and $2.76 per square foot, respectively. These amounts include approximately $27.8 million, $47.3 million and $16.8 million for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively, for the redevelopment of the 28 State Street Building.

     EOP Partnership considers capital expenditures to be recurring expenditures relating to the on-going maintenance of the EOP Office Properties. The table below summarizes capital expenditures for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994. The capital expenditures set forth below are not necessarily indicative of future capital expenditures.

                                                      1997
                                                    (THROUGH
                                                    SEPT. 30)    1996     1995     1994
                                                    ---------    -----    -----    -----
Number of EOP Office Properties...................       93         81       71       61
Rentable Square Feet (in millions)................     33.4       28.7     22.6     18.0
Annual Capital Expenditures per square foot.......    $ .07      $ .16    $ .14    $ .32

TENANT IMPROVEMENTS AND LEASING COMMISSION COSTS

     EOP Partnership distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (which are required for space which is vacant at the time of acquisition or that has been vacant for nine months or more) and non-revenue enhancing (which are required to maintain the revenue being generated from currently leased space). The table below summarizes the revenue enhancing and non-revenue enhancing tenant improvements and leasing commissions for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:

                                               FOR THE NINE
                                               MONTHS ENDED                   YEARS ENDED DECEMBER 31,
                                               SEPTEMBER 30,            ------------------------------------
                                                   1997                  1996            1995         1994
                                            -------------------         -------         -------      -------
Number of EOP Office Properties...........             93                    81              71           61
Rentable square feet (in millions)........           33.4                  28.7            22.6         18.0
Revenue enhancing tenant improvements and
  leasing commissions
  Amounts (in thousands)..................        $ 6,930               $31,534         $20,981      $16,975
  Per square foot improved................        $ 15.90(1)            $ 30.26(3)      $ 22.89      $ 14.14
  Per total square foot...................        $   .28(1)(2)         $  1.10(3)      $   .93      $   .94
Non-revenue enhancing tenant improvements
  and leasing commissions:
Renewal space
  Amounts (in thousands)..................        $ 7,553               $15,486         $10,008      $11,095
  Per square foot improved................        $  6.02(1)            $  6.79(3)      $  7.82      $  5.41
  Per total square foot...................        $   .31(1)(2)         $   .54(3)      $   .44      $   .62
Retenanted space
  Amounts (in thousands)..................        $10,689               $31,987         $ 8,446      $ 8,996
  Per square foot improved................        $ 13.93(1)            $ 20.64(3)      $ 19.80      $ 15.08
  Per total square foot...................        $   .43(1)(2)         $  1.11(3)      $   .37      $   .50
                                                  -------               -------         -------      -------
Total non-revenue enhancing (in
  thousands)..............................        $18,242               $47,473         $18,454      $20,061
Per square foot improved..................        $  9.02(1)            $ 12.39         $ 10.81      $  7.58
Per total square foot.....................        $   .74(1)(2)         $  1.65         $   .81      $  1.12

---------------
(1) The per square foot calculations as of September 30, 1997 are calculated taking the total dollars anticipated to be expended on tenant improvements in process as of September 30, 1997, divided by the total square footage being improved or total building square footage. The actual amounts expended as of September 30, 1997 for revenue enhancing and non-revenue enhancing renewal and released space were $8.7 million, $7.5 million and $21.5 million, respectively.

(2) The amounts shown have been annualized to reflect a full year of comparable operation. The actual costs per total square foot as of September 30, 1997 for revenue enhancing and non-revenue enhancing renewal and released space were $.21, $.23 and $.32, respectively.

(3) The per square foot calculations as of December 31, 1996 are calculated taking the total dollars anticipated to be expended on tenant improvements in process at December 31, 1996, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1996 for revenue enhancing and non-revenue enhancing renewal and retenanted space were approximately $30.6 million and $14.6 million and $20.8 million, respectively.

INFLATION

     Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes and operating expenses over a base amount. In addition, many of the office leases provide for fixed increases in base rent or indexed calculations (based on the Consumer Price Index or other measures). EOP Partnership believes that inflationary increases in expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS

     Management of EOP Partnership believes Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While Funds from Operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance of EOP Partnership.

     The following table reflects the calculation of EOP Partnership's and EOP Predecessor's combined Funds from Operations for the nine month ended September 30, 1997 and 1996 and EOP Predecessor's Funds from Operations for the years ended December 31, 1996, 1995 and 1994 on an historical cost basis:

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                     ---------------------   ----------------------------------
                                                       1997        1996         1996        1995        1994
                                                     ---------   ---------   ----------   ---------   ---------
                                                                           (IN THOUSANDS)
Income before income from investment in
  unconsolidated joint ventures, gain on sale of
  real estate, extraordinary items and minority
  interest.........................................  $  93,977   $  38,392   $   68,080   $   3,012   $  11,642
Add back (deduct):
  (Income) allocated to minority interests.........     (1,191)     (2,166)      (2,086)     (2,129)      1,437
  Income from investment in unconsolidated joint
    ventures.......................................      3,408       1,554        2,093       2,305       1,778
  Provision for value impairment...................         --          --           --      20,248          --
  Depreciation and amortization (real estate
    related).......................................     85,709      66,018       92,373      72,668      45,515
  Amortization of loan discount....................      1,267          --           --          --          --
                                                     ---------   ---------   ----------   ---------   ---------
Funds from Operations before effect of adjusting
  straight-time rental revenue and expense included
  in Funds from Operations to a cash basis(1)......    183,170     103,798      160,460      96,104      60,372
                                                     ---------   ---------   ----------   ---------   ---------
  Deferred rental revenue..........................    (16,395)    (13,140)     (18,427)    (12,663)     (6,883)
  Deferred rental expense..........................      1,647          --          788          --          --
                                                     ---------   ---------   ----------   ---------   ---------
Funds from Operations excluding straight-time
  rental revenue and expense adjustments...........  $ 168,422   $  90,658   $  142,821   $  83,441   $  53,489
                                                     =========   =========   ==========   =========   =========
Cash Flow Provided by (Used for):
  Operating Activities.............................  $ 155,625   $  89,685   $  165,975   $  93,878   $  73,821
  Investing Activities.............................   (656,702)   (589,340)    (924,227)   (380,615)   (513,965)
  Financing Activities.............................    404,444     530,280    1,057,551     276,513     514,923

---------------

(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. EOP Partnership believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of EOP Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. EOP Partnership computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than EOP Partnership. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of EOP Partnership's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of EOP Partnership's liquidity, nor or is it indicative of funds available to fund EOP Partnership's cash needs, including its ability to make cash distributions.

                               THE EOP PROPERTIES

GENERAL

     EOP believes it controls the largest portfolio of office properties of any publicly traded, full service office company in the United States. Management believes that the EOP Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates.

     All EOP Property data is as of September 30, 1997.

                        EOP OFFICE PROPERTIES BY REGION

                                                  PERCENTAGE                                                   ANNUALIZED
                                                   OF TOTAL                                                       NET
                                                    OFFICE                               PERCENTAGE            EFFECTIVE
                                                  PORTFOLIO                                  OF                 RENT PER
                          NUMBER      RENTABLE     RENTABLE                              PORTFOLIO    NUMBER    OCCUPIED
                            OF         SQUARE       SQUARE     PERCENTAGE   ANNUALIZED   ANNUALIZED     OF       SQUARE
REGION                  PROPERTIES      FEET         FEET       OCCUPIED     RENT(1)        RENT      LEASES    FOOT(2)
------                  ----------   ----------   ----------   ----------   ----------   ----------   ------   ----------
                                                                             ($000S)
Pacific...............      18        6,750,743      20.2%        93.4%      $145,966       23.2%       534      $12.37
Southeast.............      14        5,008,447      15.0         96.3         92,790       14.7        401       11.03
Northeast.............      17        5,163,207      15.5         93.2        120,711       19.2        423       13.48
Central...............      11        6,548,111      19.6         90.0        119,707       19.0        498        8.86
Southwest.............      14        5,748,105      17.2         92.5         86,227       13.7        612        7.89
West..................      19        4,188,364      12.5         95.5         64,264       10.2        631        8.49
                            --       ----------     -----        -----       --------      -----      -----      ------
    Total/Weighted
      Average.........      93       33,406,977     100.0%        93.2%      $629,667      100.0%     3,099      $10.41
                            ==       ==========     =====                    ========      =====      =====

                        ANNUALIZED
                         RENT PER
                         OCCUPIED
                          SQUARE
                           FOOT       ANNUALIZED
                           AS OF       RENT PER     MARKET
                         1/1/93 OR     OCCUPIED    RENT PER
                        ACQUISITION     SQUARE      SQUARE
REGION                    DATE(3)      FOOT(1)     FOOT(4)
------                  -----------   ----------   --------
Pacific...............     $22.79       $23.16      $29.55
Southeast.............      17.91        19.23       21.65
Northeast.............      20.30        25.09       27.84
Central...............      20.30        20.31       23.35
Southwest.............      15.62        16.22       17.84
West..................      14.48        16.07       20.43
                           ------       ------      ------
    Total/Weighted
      Average.........     $18.91       $20.22      $23.75

---------------
(1) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997, multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997, for the 12 months ending September 30, 1998 are approximately $6.9 million.

(2) Annualized Net Effective Rent is calculated for leases in effect as of September 30, 1997 as follows: Annualized Rent, calculated as described above, was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by EOP with respect to leases entered into subsequent to the later of 1991 or the date of acquisition of the relevant EOP Property (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by 12). Finally, the result of this calculation was reduced by the estimated operating expenses per square foot, based on 1996 actual operating expense for Properties owned as of January 1, 1996 and based on EOP's estimate of annual operating expense for EOP Properties acquired subsequent to January 1, 1996.

(3) Represents the gross rental rate per occupied square foot as of the later of January 1, 1993, or the date of acquisition for Properties acquired after January 1, 1993, calculated by annualizing the rent under existing leases as of that date. The weighted average for each region represents the weighted average gross rental rate per occupied square foot for each EOP Property multiplied by the rentable square feet for each EOP Property divided by the total rentable square feet per region.

(4) Represents the average asking gross rental rate per rentable square foot for selected buildings which EOP deems to be of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, Baxter Southwest and Jamison Research, Inc., as of June 30, 1997.

               EOP OFFICE PROPERTY MARKET SECTORS AND SUBMARKETS
                         EOP OFFICE PROPERTY STATISTICS

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                              PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE   ANNUALIZED   ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED     RENT(1)        RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
                                                                                            ($000S)
PACIFIC REGION
Los Angeles
  Downtown...........................       1        1,329,809       4.0%        87.8%      $ 25,178        4.0%        31
  Pasadena...........................       2          439,367       1.3         84.6         10,328        1.6         31
Orange County
  Central Orange.....................       2          657,512       2.0         96.0         11,233        1.8         73
  Irvine/Airport.....................       2          586,544       1.8         94.3         11,799        1.9         74
San Diego
  La Jolla...........................       6          823,418       2.5         94.5         18,286        2.9        104
San Francisco
  Downtown...........................       5        2,914,093       8.7         96.1         69,142       11.0        221
                                           --       ----------     -----        -----       --------      -----      -----
     Pacific Region Total/Weighted
       Average.......................      18        6,750,743      20.2%        93.4%      $145,966       23.2%       534
SOUTHEAST REGION
Ft. Lauderdale
  Downtown...........................       1          225,500       0.7%        99.0%      $  5,930        0.9%        21
Orlando
  Downtown...........................       1          640,385       1.9         93.3         14,506        2.3         45
Palm Beach County, FL
  West Palm Beach....................       1          215,104       0.6         86.1          3,563        0.6         35
Sarasota
  Downtown...........................       1          247,891       0.7         95.0          4,238        0.7         35
Tampa
  Westshore..........................       2          470,331       1.4         99.2          8,113        1.3         59

                                                    ANNUALIZED
                                                     RENT PER
                                       ANNUALIZED    OCCUPIED
                                          NET         SQUARE
                                       EFFECTIVE       FOOT       ANNUALIZED
                                        RENT PER       AS OF       RENT PER     MARKET
                                        OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
OFFICE PROPERTIES                        SQUARE     ACQUISITION     SQUARE      SQUARE
(MARKET, SUBMARKET)                     FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
-------------------                    ----------   -----------   ----------   --------

PACIFIC REGION
Los Angeles
  Downtown...........................    $10.75        $22.08       $21.56      $25.86
  Pasadena...........................     17.70         27.79        27.78       25.22
Orange County
  Central Orange.....................      8.90         20.35        17.80       19.90
  Irvine/Airport.....................     13.07         20.78        21.32       24.22
San Diego
  La Jolla...........................     14.41         20.13        23.50       24.30
San Francisco
  Downtown...........................     12.43         24.07        24.70       36.63
                                         ------        ------       ------      ------
     Pacific Region Total/Weighted
       Average.......................    $12.37        $22.79       $23.16      $29.55
SOUTHEAST REGION
Ft. Lauderdale
  Downtown...........................    $15.42        $17.45       $26.56      $24.57
Orlando
  Downtown...........................     14.82         23.99        24.29       23.63
Palm Beach County, FL
  West Palm Beach....................      6.34         18.90        19.24       24.49
Sarasota
  Downtown...........................      9.10         17.47        18.00       15.50
Tampa
  Westshore..........................      8.78         18.79        17.38       20.58


                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                              PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE   ANNUALIZED   ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED     RENT(1)        RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
                                                                                            ($000S)
Atlanta
  Midtown............................       1          770,840       2.3%        95.8%      $ 16,394        2.6%        25
  North Central......................       2          612,733       1.8         96.8         11,834        1.9         74
  Northwest..........................       2          641,263       1.9         95.0         12,466        2.0         41
Charlotte
  Downtown...........................       1          581,666       1.7        100.0          6,897        1.1          9
Raleigh/Durham
  Durham.............................       1          181,221       0.5         98.6          3,260        0.5         35
Nashville
  Downtown...........................       1          421,513       1.3         98.4          5,590        0.9         22
                                           --       ----------     -----        -----       --------      -----      -----
     Southeast Region Total/Weighted
       Average.......................      14        5,008,447      15.0%        96.3%      $ 92,790       14.7%       401
NORTHEAST REGION
Fairfield County, CT
  Shelton............................       1          159,848       0.5%        94.1%      $  2,199        0.3%        12
  Stamford...........................       7        1,651,856       4.9         98.2         40,323        6.4        121
Washington, D.C.
  Downtown...........................       2          408,286       1.2         98.5         11,604        1.8         46
Boston
  Downtown...........................       1          570,040       1.7         56.0         10,687        1.7         11
New York
  Midtown............................       1          562,567       1.7        100.0         16,718        2.7         28
Philadelphia
  Downtown...........................       1          681,289       2.0         94.8         13,044        2.1         71
Norfolk
  Downtown...........................       1          403,276       1.2         95.4          6,354        1.0         53

                                                    ANNUALIZED
                                                     RENT PER
                                       ANNUALIZED    OCCUPIED
                                          NET         SQUARE
                                       EFFECTIVE       FOOT       ANNUALIZED
                                        RENT PER       AS OF       RENT PER     MARKET
                                        OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
OFFICE PROPERTIES                        SQUARE     ACQUISITION     SQUARE      SQUARE
(MARKET, SUBMARKET)                     FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
-------------------                    ----------   -----------   ----------   --------

Atlanta
  Midtown............................    $13.84        $21.98       $22.19      $21.77
  North Central......................     12.01         19.07        19.94       24.44
  Northwest..........................     13.15         18.83        20.47       24.14
Charlotte
  Downtown...........................      6.64         11.04        11.86       17.56
Raleigh/Durham
  Durham.............................      9.86         13.37        18.25       19.62
Nashville
  Downtown...........................      6.03          8.58        13.47       18.93
                                         ------        ------       ------      ------
     Southeast Region Total/Weighted
       Average.......................     11.03        $17.91       $19.23      $21.65
NORTHEAST REGION
Fairfield County, CT
  Shelton............................    $ 5.95        $14.11       $14.62      $24.66
  Stamford...........................     13.12         24.37        24.85       27.56
Washington, D.C.
  Downtown...........................     16.07         23.22        28.85       28.79
Boston
  Downtown...........................     16.40            --        33.48       36.46
New York
  Midtown............................     15.06         28.01        29.72       36.59
Philadelphia
  Downtown...........................     11.47         20.14        20.21       18.71
Norfolk
  Downtown...........................      7.03         14.19        16.52       16.40


                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                              PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE   ANNUALIZED   ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED     RENT(1)        RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
                                                                                            ($000S)
Northern Virginia
  Reston.............................       3          726,045       2.2         99.7         19,783        3.1         81
                                           --       ----------     -----        -----       --------      -----      -----
     Northeast Region Total/Weighted
       Average.......................      17        5,163,207      15.5%        93.2%      $120,711       19.2%       423
CENTRAL REGION
Chicago
  Downtown...........................       3        2,554,062       7.6%        88.2%      $ 47,913        7.6%       226
  O'Hare.............................       1          133,876       0.4         99.1          2,173        0.3         15
  East-West Corridor.................       1          772,928       2.3         86.6         17,335        2.8         53
Indianapolis
  Downtown...........................       2        1,057,877       3.2         91.7         19,092        3.0         81
Cleveland
  Downtown...........................       1        1,242,144       3.7         93.3         17,965        2.9         34
Columbus
  Downtown...........................       1          407,472       1.2         87.1          8,561        1.4         28
  Worthington........................       2          379,752       1.1         93.4          6,667        1.1         61
                                           --       ----------     -----        -----       --------      -----      -----
     Central Region Total/Weighted
       Average.......................      11        6,548,111      19.6%        90.0%      $119,707       19.0%       498
SOUTHWEST REGION
New Orleans
  Downtown...........................       2        1,164,871       3.5%        82.4%      $ 15,930        2.5%        54
  Metairie...........................       3        1,192,828       3.6         95.7         17,030        2.7        188
Austin
  Downtown...........................       3        1,423,948       4.3         94.4         25,598        4.1        130
Houston
  Galleria...........................       1          959,466       2.9         94.6         14,610        2.3        129
  North/Airport......................       2          402,709       1.2         97.5          5,440        0.9         27
San Antonio
  Airport............................       1          194,398       0.6         97.8          2,548        0.4         21

                                                    ANNUALIZED
                                                     RENT PER
                                       ANNUALIZED    OCCUPIED
                                          NET         SQUARE
                                       EFFECTIVE       FOOT       ANNUALIZED
                                        RENT PER       AS OF       RENT PER     MARKET
                                        OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
OFFICE PROPERTIES                        SQUARE     ACQUISITION     SQUARE      SQUARE
(MARKET, SUBMARKET)                     FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
-------------------                    ----------   -----------   ----------   --------

Northern Virginia
  Reston.............................     17.14         24.29        27.32       30.00
                                         ------        ------       ------      ------
     Northeast Region Total/Weighted
       Average.......................    $13.48        $20.30       $25.09      $27.84
CENTRAL REGION
Chicago
  Downtown...........................    $ 5.93        $23.72       $21.26      $24.35
  O'Hare.............................      6.05         21.52        16.38       19.27
  East-West Corridor.................     17.15         26.21        25.90       27.21
Indianapolis
  Downtown...........................      9.29         15.94        19.69       21.43
Cleveland
  Downtown...........................      7.64         13.18        15.50       21.60
Columbus
  Downtown...........................     15.22         22.96        24.11       24.12
  Worthington........................      9.30         17.48        18.79       20.49
                                         ------        ------       ------      ------
     Central Region Total/Weighted
       Average.......................    $ 8.86        $20.30       $20.31      $23.35
SOUTHWEST REGION
New Orleans
  Downtown...........................    $10.27        $16.60       $16.60      $15.49
  Metairie...........................      7.39         13.25        14.93       18.06
Austin
  Downtown...........................      8.64         17.84        19.04       21.36
Houston
  Galleria...........................      7.24         17.24        16.10       16.82
  North/Airport......................      5.38         12.86        13.86       16.28
San Antonio
  Airport............................      5.36         11.55        13.40       16.27


                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                              PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE   ANNUALIZED   ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED     RENT(1)        RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
                                                                                            ($000S)
  Northwest..........................       2          409,885       1.2         92.5          5,071        0.8         63
                                           --       ----------     -----        -----       --------      -----      -----
     Southwest Region Total/Weighted
       Average.......................      14        5,748,105      17.2%        92.5%      $ 86,227       13.7%       612
WEST REGION
Phoenix
  Central Corridor...................       2          605,295       1.8%        98.4%      $  7,408        1.2%        10
Denver
  Southeast/Denver Tech Center.......       3          671,659       2.0         97.0         11,716        1.9         66
St. Louis
  Clayton............................       1          339,163       1.1         98.5          7,457        1.2         34
Albuquerque
  Downtown...........................       1          230,022       0.7         94.7          3,330        0.5         32
Oklahoma City
  Northwest..........................       3          261,324       0.8         95.7          2,293        0.4        110
Dallas
  LBJ Corridor.......................       2          740,899       2.2         95.1         11,142        1.8         97
  North Central......................       1          379,556       1.1         92.7          4,771        0.8         75
  Preston Center.....................       4          721,351       2.2         92.4         13,453        2.1        144

                                                    ANNUALIZED
                                                     RENT PER
                                       ANNUALIZED    OCCUPIED
                                          NET         SQUARE
                                       EFFECTIVE       FOOT       ANNUALIZED
                                        RENT PER       AS OF       RENT PER     MARKET
                                        OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
OFFICE PROPERTIES                        SQUARE     ACQUISITION     SQUARE      SQUARE
(MARKET, SUBMARKET)                     FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
-------------------                    ----------   -----------   ----------   --------

  Northwest..........................      6.12         12.88        13.37       16.27
                                         ------        ------       ------      ------
     Southwest Region Total/Weighted
       Average.......................    $ 7.89        $15.62       $16.22      $17.84
WEST REGION
Phoenix
  Central Corridor...................    $ 9.34        $12.23       $12.44      $20.15
Denver
  Southeast/Denver Tech Center.......      8.94         15.41        17.99       22.66
St. Louis
  Clayton............................     12.95         19.81        22.33       23.57
Albuquerque
  Downtown...........................      5.73         16.47        15.29       17.09
Oklahoma City
  Northwest..........................      2.97          8.41         9.17       12.50
Dallas
  LBJ Corridor.......................      7.01         14.72        15.81       21.51
  North Central......................      4.77         11.74        13.56       19.68
  Preston Center.....................     13.07         17.03        20.19       22.89


                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                              PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE   ANNUALIZED   ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED     RENT(1)        RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
                                                                                            ($000S)
Ft. Worth
  West/Southwest.....................       2          239,095       0.7%        94.8%         2,694        0.4%        63
                                           --       ----------     -----        -----       --------      -----      -----
     West Region Total/Weighted
       Average.......................      19        4,188,364      12.5%        95.5%      $ 64,264       10.2%       631
                                           --       ----------     -----        -----       --------      -----      -----
     Total...........................      93       33,406,977     100.0%        93.2%      $629,667      100.0%     3,099
                                           ==       ==========     =====        =====       ========      =====      =====

                                                    ANNUALIZED
                                                     RENT PER
                                       ANNUALIZED    OCCUPIED
                                          NET         SQUARE
                                       EFFECTIVE       FOOT       ANNUALIZED
                                        RENT PER       AS OF       RENT PER     MARKET
                                        OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
OFFICE PROPERTIES                        SQUARE     ACQUISITION     SQUARE      SQUARE
(MARKET, SUBMARKET)                     FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
-------------------                    ----------   -----------   ----------   --------

Ft. Worth
  West/Southwest.....................    $ 4.06        $10.59       $11.89      $12.66
                                         ------        ------       ------      ------
     West Region Total/Weighted
       Average.......................      8.49        $14.48       $16.07      $20.43
                                         ------        ------       ------      ------
     Total...........................     10.41        $18.91       $20.22      $23.73
                                         ======        ======       ======      ======

---------------
(1) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997 for the 12 months ending September 30, 1998 are approximately $6.9 million.

(2) Annualized Net Effective Rent is calculated for leases in effect as of September 30, 1997 as follows: Annualized Rent, calculated as described above, was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by EOP with respect to leases entered into subsequent to the later of 1991 or the date of acquisition of the relevant EOP Property (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by 12). Finally, the result of this calculation was reduced by the estimated operating expenses per square foot, based on 1996 actual operating expenses for EOP Properties owned as of January 1, 1996 and based on EOP's estimate of annual operating expenses for Properties acquired subsequent to January 1, 1996.

(3) Represents the gross rental rate per occupied square foot as of the later of January 1, 1993 or the date of acquisition, for EOP Properties acquired after January 1, 1993, calculated by annualizing the rent under existing leases as of that date. The weighted average for each region represents the weighted average gross rental rate per occupied square foot for each EOP Property multiplied by the rentable square feet for each EOP Property divided by the total rentable square feet per region.

(4) Represents the average asking gross rental rate per rentable square foot for selected buildings which EOP deems to be of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, Baxter Southwest and Jamison Research, Inc., as of June 30, 1997.

     The following table sets forth certain information relating to each EOP Office Property as of September 30, 1997.

                                                                         PERCENTAGE
                                                                          OF TOTAL
                                                                           OFFICE                               PERCENTAGE
                                                                         PORTFOLIO                                  OF
                                   NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
                                     OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
PROPERTY                         PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
--------                         ----------   -----------   ----------   ----------   ----------   ----------   ----------   ------
PACIFIC REGION
Los Angeles
  Downtown
    Two California Plaza(6)....       1             1992     1,329,809       4.0%        87.8%      $ 25,178        4.0%        31
  Pasadena
    Pasadena Towers............       2          1990-91       439,367       1.3         84.6         10,328        1.6         31
Orange County
  Central Orange
    500 Orange Tower(7)........       1             1988       290,765       0.9         91.7          4,892        0.8         47
    1100 Executive Tower.......       1             1987       366,747       1.1         99.4          6,341        1.0         26
  Irvine/Airport
    1920 Main Plaza............       1             1988       305,662       0.9         97.3          6,086        1.0         41
    2010 Main Plaza............       1             1988       280,882       0.8         91.1          5,714        0.9         33
San Diego
  La Jolla
    The Plaza at La Jolla
      Village(5)...............       5          1987-90       635,419       1.9         98.7         15,048        2.4         88
    Smith Barney Tower.........       1             1987       187,999       0.6         80.5          3,238        0.5         16
San Francisco
  Downtown
    201 Mission Street.........       1             1981       483,289       1.4         93.2          8,604        1.4         22
    580 California.............       1             1984       313,012       0.9        100.0          8,116        1.3         29
    60 Spear Street Building...       1          1967/87       133,782       0.4        100.0          3,233        0.5          9
    One Maritime Building......       1          1967/90       523,929       1.6         90.5         13,251        2.1         40
    One Market.................       1          1976/95     1,460,081       4.4         97.8         35,939        5.7        121
                                     --                     ----------     -----        -----       --------      -----      -----
        Pacific Region
          Total/Weighted
          Average..............      18                      6,750,743      20.2%        93.4%      $145,966       23.2%       534
SOUTHEAST REGION
Ft. Lauderdale
  Downtown
    First Union Center.........       1             1991       225,500       0.7%        99.0%      $  5,930        0.9%        21
Orlando
  Downtown
    SunTrust Center............       1             1988       640,385       1.9%        93.3%      $ 14,506        2.3%        45

                                              ANNUALIZED
                                               RENT PER
                                 ANNUALIZED    OCCUPIED
                                    NET         SQUARE
                                 EFFECTIVE       FOOT       ANNUALIZED
                                  RENT PER       AS OF       RENT PER     MARKET
                                  OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
                                   SQUARE     ACQUISITION     SQUARE      SQUARE
PROPERTY                          FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
--------                         ----------   -----------   ----------   --------
PACIFIC REGION
Los Angeles
  Downtown
    Two California Plaza(6)....    $10.75        $22.08       $21.56      $25.86
  Pasadena
    Pasadena Towers............     17.70         27.79        27.78       25.22
Orange County
  Central Orange
    500 Orange Tower(7)........      8.81         22.61        18.35       19.90
    1100 Executive Tower.......      8.96         18.56        17.39       19.90
  Irvine/Airport
    1920 Main Plaza............     12.42         20.35        20.46       24.22
    2010 Main Plaza............     13.83         21.24        22.32       24.22
San Diego
  La Jolla
    The Plaza at La Jolla
      Village(5)...............     14.77         20.34        24.00       24.30
    Smith Barney Tower.........     12.92         19.40        21.40       24.30
San Francisco
  Downtown
    201 Mission Street.........      8.49         18.80        19.10       35.31
    580 California.............     12.92         23.02        25.93       34.82
    60 Spear Street Building...     11.37         23.12        24.17       33.41
    One Maritime Building......     17.33         29.81        27.95       35.31
    One Market.................     12.03         24.07        25.16       38.22
                                   ------        ------       ------      ------
        Pacific Region
          Total/Weighted
          Average..............     12.37        $22.79       $23.16      $29.55
SOUTHEAST REGION
Ft. Lauderdale
  Downtown
    First Union Center.........    $15.42        $17.45       $26.56      $24.57
Orlando
  Downtown
    SunTrust Center............    $14.82        $23.99       $24.29      $23.63


                                                                         PERCENTAGE
                                                                          OF TOTAL
                                                                           OFFICE                               PERCENTAGE
                                                                         PORTFOLIO                                  OF
                                   NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
                                     OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
PROPERTY                         PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
--------                         ----------   -----------   ----------   ----------   ----------   ----------   ----------   ------
Palm Beach County, FL
  West Palm Beach
    One Clearlake Centre.......       1             1987       215,104       0.6         86.1          3,563        0.6         35
Sarasota
  Downtown
    Sarasota City Center.......       1             1989       247,891       0.7         95.0          4,238        0.7         35
Tampa
  Westshore
    Tampa Commons..............       1             1985       254,808       0.8        100.0          4,715        0.8         23
    Westshore Center...........       1             1984       215,523       0.6         98.3          3,398        0.5         36
Atlanta
  Midtown
    Promenade II...............       1             1990       770,840       2.3         95.8         16,394        2.6         25
  North Central
    Central Park...............       2             1986       612,733       1.8         96.8         11,834        1.9         74
  Northwest
    Paces West.................       2             1988       641,263       1.9         95.0         12,466        2.0         41
Charlotte
  Downtown
    Wachovia Center............       1          1972/94       581,666       1.7        100.0          6,897        1.1          9
Raleigh/Durham
  Durham
    University Tower...........       1          1987/92       181,221       0.5         98.6          3,260        0.5         35
Nashville
  Downtown
    Nations Bank Plaza.........       1          1977/95       421,513       1.3%        98.4%      $  5,590        0.9%        22
                                     --                     ----------     -----        -----       --------      -----      -----
        Southeast Region
          Total/Weighted
          Average..............      14                      5,008,447      15.0%        96.3%      $ 92,790       14.7%       401
NORTHEAST REGION
Fairfield County, CT
  Shelton
    Shelton Point..............       1          1985/93       159,848       0.5%        94.1%      $  2,199        0.3%        12
  Stamford
    One Stamford Plaza.........       1          1986/94       212,244       0.6        100.0          5,338        0.8         12
    Two Stamford Plaza.........       1          1986/94       253,020       0.8        100.0          6,923        1.1         21
    Three Stamford Plaza.......       1          1980/94       241,575       0.7%        97.3%      $  5,002        0.8%        17

                                              ANNUALIZED
                                               RENT PER
                                 ANNUALIZED    OCCUPIED
                                    NET         SQUARE
                                 EFFECTIVE       FOOT       ANNUALIZED
                                  RENT PER       AS OF       RENT PER     MARKET
                                  OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
                                   SQUARE     ACQUISITION     SQUARE      SQUARE
PROPERTY                          FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
--------                         ----------   -----------   ----------   --------
Palm Beach County, FL
  West Palm Beach
    One Clearlake Centre.......      6.34         18.90        19.24       24.49
Sarasota
  Downtown
    Sarasota City Center.......      9.10         17.47        18.00       15.50
Tampa
  Westshore
    Tampa Commons..............     10.24         22.16        18.50       20.58
    Westshore Center...........      7.02         14.80        16.04       20.58
Atlanta
  Midtown
    Promenade II...............     13.84         21.98        22.19       21.77
  North Central
    Central Park...............     12.01         19.07        19.94       24.44
  Northwest
    Paces West.................     13.15         18.83        20.47       24.14
Charlotte
  Downtown
    Wachovia Center............      6.64         11.04        11.86       17.56
Raleigh/Durham
  Durham
    University Tower...........      9.86         13.37        18.25       19.62
Nashville
  Downtown
    Nations Bank Plaza.........    $ 6.03        $ 8.58       $13.47      $18.93
                                   ------        ------       ------      ------
        Southeast Region
          Total/Weighted
          Average..............     11.03        $17.91       $19.23      $21.65
NORTHEAST REGION
Fairfield County, CT
  Shelton
    Shelton Point..............    $ 5.95        $14.11       $14.62      $24.66
  Stamford
    One Stamford Plaza.........     12.84         26.47        25.15       27.56
    Two Stamford Plaza.........     14.82         32.27        27.36       27.56
    Three Stamford Plaza.......    $10.21        $18.66       $21.27      $27.56


                                                                         PERCENTAGE
                                                                          OF TOTAL
                                                                           OFFICE                               PERCENTAGE
                                                                         PORTFOLIO                                  OF
                                   NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
                                     OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
PROPERTY                         PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
--------                         ----------   -----------   ----------   ----------   ----------   ----------   ----------   ------
    Four Stamford Plaza........       1          1979/94       260,581       0.8         95.9          5,008        0.8          9
    177 Broad Street...........       1             1989       187,573       0.6         93.5          4,152        0.7         15
    300 Atlantic Street........       1          1987/96       272,458       0.8        100.0          7,190        1.1         26
    Canterbury Green(6)........       1             1987       224,405       0.7        100.0          6,710        1.1         21
Washington, D.C.
  Downtown
    1111 19th Street...........       1          1979/83       252,014       0.8         98.8          7,256        1.2         30
    1620 L Street..............       1             1989       156,272       0.5         98.0          4,348        0.7         16
Boston
  Downtown
    28 State Street(8).........       1          1968/97       570,040       1.7         56.0       $ 10,687        1.7         11
New York
  Midtown
    850 Third Avenue...........       1          1960/96       562,567       1.7        100.0         16,718        2.7         28
Philadelphia
  Downtown
    1601 Market Street.........       1             1970       681,289       2.0         94.8         13,044        2.1         71
Norfolk
  Downtown
    Dominion Tower(5)..........       1             1987       403,276       1.2         95.4          6,354        1.0         53
Northern Virginia
  Reston
    Reston Town Center.........       3             1990       726,045       2.2         99.7         19,783        3.1         81
                                     --                     ----------     -----        -----       --------      -----      -----
        Northeast Region
          Total/Weighted
          Average..............      17                      5,163,207      15.5%        93.2%      $120,711       19.2%       423
CENTRAL REGION
Chicago
  Downtown
    161 N. Clark...............       1             1992     1,010,520       3.0%        73.1%      $ 16,138        2.6%        55
    30 N. LaSalle..............       1          1974/90       925,950       2.8         97.6         19,002        3.0        117
    One North Franklin.........       1             1991       617,592       1.8%        98.9%      $ 12,773        2.0%        54

                                              ANNUALIZED
                                               RENT PER
                                 ANNUALIZED    OCCUPIED
                                    NET         SQUARE
                                 EFFECTIVE       FOOT       ANNUALIZED
                                  RENT PER       AS OF       RENT PER     MARKET
                                  OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
                                   SQUARE     ACQUISITION     SQUARE      SQUARE
PROPERTY                          FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
--------                         ----------   -----------   ----------   --------
    Four Stamford Plaza........      7.71         19.20        20.05       27.56
    177 Broad Street...........     13.44         21.65        23.68       27.56
    300 Atlantic Street........     14.30         22.17        26.39       27.56
    Canterbury Green(6)........     18.88         30.59        29.90       27.56
Washington, D.C.
  Downtown
    1111 19th Street...........     15.95         20.85        29.14       28.37
    1620 L Street..............     16.26         27.04        28.38       29.48
Boston
  Downtown
    28 State Street(8).........     16.40            --        33.48       36.46
New York
  Midtown
    850 Third Avenue...........     15.06         28.01        29.72       36.59
Philadelphia
  Downtown
    1601 Market Street.........     11.47         20.14        20.21       18.71
Norfolk
  Downtown
    Dominion Tower(5)..........      7.03         14.19        16.52       16.40
Northern Virginia
  Reston
    Reston Town Center.........     17.14         24.29        27.32       30.00
                                   ------        ------       ------      ------
        Northeast Region
          Total/Weighted
          Average..............    $13.48        $20.30       $25.09      $27.84
CENTRAL REGION
Chicago
  Downtown
    161 N. Clark...............    $ 4.40        $21.65       $21.84      $23.56
    30 N. LaSalle..............      7.28         20.95        21.02       25.47
    One North Franklin.........    $ 5.80        $31.26       $20.91      $23.98


                                                                         PERCENTAGE
                                                                          OF TOTAL
                                                                           OFFICE                               PERCENTAGE
                                                                         PORTFOLIO                                  OF
                                   NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
                                     OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
PROPERTY                         PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
--------                         ----------   -----------   ----------   ----------   ----------   ----------   ----------   ------
  East-West Corridor
    Oakbrook Terrace Tower.....       1             1988       772,928       2.3         86.6         17,335        2.8         53
  O'Hare
    1700 Higgins...............       1             1986       133,876       0.4         99.1          2,173        0.3         15
Indianapolis
  Downtown
    Bank One Center/Tower......       2             1990     1,057,877       3.2         91.7         19,092        3.0         81
Cleveland
  Downtown
    BP Tower...................       1             1985     1,242,144       3.7         93.3         17,965        2.9         34
Columbus
  Downtown
    One Columbus Building......       1             1987       407,472       1.2         87.1          8,561        1.4         28
  Worthington
    Community Corporate
      Center...................       1             1987       250,169       0.7         92.0          4,618        0.7         40
    One Crosswoods Center......       1             1984       129,583       0.4         96.2          2,050        0.3         21
                                     --                     ----------     -----        -----       --------      -----      -----
        Central Region
          Total/Weighted
          Average..............      11                      6,548,111      19.6%        90.0%      $119,707       19.0%       498
SOUTHWEST REGION
New Orleans
  Downtown
    LL&E Tower.................       1             1987       545,157       1.6         82.7          7,656        1.2         31
    Texaco Center..............       1             1984       619,714       1.9         82.1          8,274        1.3         23
  Metairie
    One Lake Center............       1          1981/96       289,112       0.9         93.7          3,977        0.6         49
    Two Lakeway Center.........       1          1984/96       440,826       1.3         95.7          6,213        1.0         86
    Three Lakeway Center.......       1          1987/96       462,890       1.4         96.8          6,840        1.1         53
Austin
  Downtown
    Franklin Plaza.............       1             1987       517,849       1.6%        88.9%      $  9,190        1.5%        38
    One American Center(6).....       1             1984       505,770       1.5         97.0          9,217        1.5         42
    San Jacinto Center.........       1             1987       400,329       1.2         98.4          7,191        1.1         50
Houston
  Galleria
    San Felipe Plaza(5)........       1             1984       959,466       2.9         94.6         14,610      $ 2.3        129

                                              ANNUALIZED
                                               RENT PER
                                 ANNUALIZED    OCCUPIED
                                    NET         SQUARE
                                 EFFECTIVE       FOOT       ANNUALIZED
                                  RENT PER       AS OF       RENT PER     MARKET
                                  OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
                                   SQUARE     ACQUISITION     SQUARE      SQUARE
PROPERTY                          FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
--------                         ----------   -----------   ----------   --------
  East-West Corridor
    Oakbrook Terrace Tower.....     17.15         26.21        25.90       27.21
  O'Hare
    1700 Higgins...............      6.05         21.52        16.38       19.27
Indianapolis
  Downtown
    Bank One Center/Tower......      9.29         15.94        19.69       21.43
Cleveland
  Downtown
    BP Tower...................      7.64         13.18        15.50       21.60
Columbus
  Downtown
    One Columbus Building......     15.22         22.96        24.11       24.12
  Worthington
    Community Corporate
      Center...................      9.89         19.65        20.06       20.97
    One Crosswoods Center......      8.20         13.29        16.45       19.56
                                   ------        ------       ------      ------
        Central Region
          Total/Weighted
          Average..............    $ 8.86        $20.30       $20.31      $23.35
SOUTHWEST REGION
New Orleans
  Downtown
    LL&E Tower.................     10.48         16.98        16.98       16.31
    Texaco Center..............     10.08         16.26        16.26       14.76
  Metairie
    One Lake Center............      7.40         13.74        14.68       18.06
    Two Lakeway Center.........      8.05         13.11        14.72       18.06
    Three Lakeway Center.......      6.76         13.07        15.27       18.06
Austin
  Downtown
    Franklin Plaza.............    $10.27        $18.43       $19.96      $21.36
    One American Center(6).....      8.86         18.05        18.79       21.36
    San Jacinto Center.........      6.45         16.81        18.25       21.36
Houston
  Galleria
    San Felipe Plaza(5)........      7.24         17.24        16.10       16.82


                                                                         PERCENTAGE
                                                                          OF TOTAL
                                                                           OFFICE                               PERCENTAGE
                                                                         PORTFOLIO                                  OF
                                   NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
                                     OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
PROPERTY                         PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
--------                         ----------   -----------   ----------   ----------   ----------   ----------   ----------   ------
  North/Airport
    Intercontinental Center....       1          1983/91       194,801       0.6        100.0          2,715        0.4         13
  Northborough Tower(5)........       1          1983/90       207,908       0.6         95.1          2,725        0.4         14
San Antonio
  Airport
    Union Square...............       1             1986       194,398       0.6         97.8          2,548        0.4         21
  Northwest
    Colonnade I................       1             1983       168,637       0.5         92.0          2,273        0.4         27
    Northwest Center...........       1          1984/94       241,248       0.7         92.9          2,798        0.4         36
                                     --                     ----------     -----        -----       --------      -----      -----
        Southwest Region Total/
          Weighted Average.....      14                      5,748,105      17.2%        92.5%      $ 86,227       13.7%       612
WEST REGION
Phoenix
  Central Corridor
    49 East Thomas Road(9).....       1          1974/93        18,892       0.1         49.1             70        0.0          9
    One Phoenix Plaza(10)......       1             1989       586,403       1.8        100.0          7,338        1.2          1
Denver
  Southeast/Denver Tech Center
    Denver Corporate Center II
      & III....................       2       1981/93-97       358,357       1.1        100.0          6,304        1.0         27
    The Quadrant...............       1             1985       313,302       0.9         93.5          5,413        0.9         39
St. Louis
  Clayton
    Interco Corporate Tower....       1             1986       339,163       1.0         98.5          7,457        1.2         34
Albuquerque
  Downtown
    500 Marquette Building.....       1             1985       230,022       0.7%        94.7%      $  3,330        0.5%        32
Oklahoma City
  Northwest
    Atrium Towers..............       2          1980/95       155,865       0.5         96.7          1,314        0.2         47
    5100 Brookline.............       1             1974       105,459       0.3         94.1            980        0.2         63

                                              ANNUALIZED
                                               RENT PER
                                 ANNUALIZED    OCCUPIED
                                    NET         SQUARE
                                 EFFECTIVE       FOOT       ANNUALIZED
                                  RENT PER       AS OF       RENT PER     MARKET
                                  OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
                                   SQUARE     ACQUISITION     SQUARE      SQUARE
PROPERTY                          FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
--------                         ----------   -----------   ----------   --------
  North/Airport
    Intercontinental Center....      5.44         13.35        13.94       19.06
  Northborough Tower(5)........      5.32         12.40        13.78       13.67
San Antonio
  Airport
    Union Square...............      5.36         11.55        13.40       16.27
  Northwest
    Colonnade I................      7.87         13.76        14.65       16.27
    Northwest Center...........      4.91         12.27        12.48       16.27
                                   ------        ------       ------      ------
        Southwest Region Total/
          Weighted Average.....    $ 7.89        $15.62       $16.22      $17.84
WEST REGION
Phoenix
  Central Corridor
    49 East Thomas Road(9).....      0.35          7.52         7.52       15.00
    One Phoenix Plaza(10)......      9.48         12.38        12.51       20.32
Denver
  Southeast/Denver Tech Center
    Denver Corporate Center II
      & III....................      9.57         15.24        17.59       22.66
    The Quadrant...............      8.17         15.60        18.47       22.66
St. Louis
  Clayton
    Interco Corporate Tower....     12.95         19.81        22.33       23.57
Albuquerque
  Downtown
    500 Marquette Building.....    $ 5.73        $16.47       $15.29      $17.09
Oklahoma City
  Northwest
    Atrium Towers..............      2.60          8.03         8.71       11.89
    5100 Brookline.............      3.53          8.96         9.87       13.40


                                                                         PERCENTAGE
                                                                          OF TOTAL
                                                                           OFFICE                               PERCENTAGE
                                                                         PORTFOLIO                                  OF
                                   NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
                                     OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
PROPERTY                         PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
--------                         ----------   -----------   ----------   ----------   ----------   ----------   ----------   ------
Dallas
  LBJ Corridor
    Four Forest(5).............       1             1985       394,324       1.2         97.6          5,876        0.9         58
    North Central Plaza
      Three....................       1          1986/94       346,575       1.0         92.2          5,266        0.8         39
  North Central
    9400 NCX...................       1          1981/95       379,556       1.1         92.7          4,771        0.8         75
  Preston Center
    Preston Commons............       3             1986       418,604       1.3         92.7          8,216        1.3         71
    Sterling Plaza.............       1          1984/94       302,747       0.9         92.0          5,237        0.8         73
Ft. Worth
  West/Southwest
    Summitt Office Park........       2          1974/93       239,095       0.7%        94.8%      $  2,694        0.4%        63
                                     --                     ----------     -----        -----       --------      -----      -----
        West Region
          Total/Weighted
          Average..............      19                      4,188,364      12.5%        95.5%      $ 64,264       10.2%       631
                                     --                     ----------     -----        -----       --------      -----      -----
        Total/Weighted
          Average..............      93                     33,406,977     100.0%        93.2%      $629,667      100.0%     3,099
                                                            ==========     =====        =====       ========      =====      =====

                                              ANNUALIZED
                                               RENT PER
                                 ANNUALIZED    OCCUPIED
                                    NET         SQUARE
                                 EFFECTIVE       FOOT       ANNUALIZED
                                  RENT PER       AS OF       RENT PER     MARKET
                                  OCCUPIED     1/1/93 OR     OCCUPIED    RENT PER
                                   SQUARE     ACQUISITION     SQUARE      SQUARE
PROPERTY                          FOOT(2)       DATE(3)      FOOT(1)     FOOT(4)
--------                         ----------   -----------   ----------   --------
Dallas
  LBJ Corridor
    Four Forest(5).............      6.74         15.78        15.26       21.51
    North Central Plaza
      Three....................      7.33         13.51        16.47       21.51
  North Central
    9400 NCX...................      4.77         11.74        13.56       19.68
  Preston Center
    Preston Commons............     15.28         19.42        21.18       22.89
    Sterling Plaza.............      9.98         13.72        18.81       22.89
Ft. Worth
  West/Southwest
    Summitt Office Park........    $ 4.06        $10.59       $11.89      $12.66
                                   ------        ------       ------      ------
        West Region
          Total/Weighted
          Average..............     $8.49        $14.48       $16.07      $20.43
                                   ------        ------       ------      ------
        Total/Weighted
          Average..............    $10.41        $18.91       $20.22      $23.73
                                   ======        ======       ======      ======

---------------
 (1) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997, multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997, for the 12 months ending September 30, 1998 are approximately $6.9 million.

 (2) Annualized Net Effective Rent is calculated for leases in effect as of September 30, 1997 as follows: Annualized Rent, calculated as described above, was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by EOP with respect to leases entered into subsequent to the later of 1991 or the date of acquisition of the relevant EOP Property (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by 12). Finally, the result of this calculation was reduced by the estimated operating expenses per square foot, based on 1996 actual operating expenses for EOP Properties owned as of January 1, 1996 and based on EOP's estimate of annual operating expenses for EOP Properties acquired subsequent to January 1, 1996.

 (3) Represents the gross rental rate per occupied square foot as of the later of January 1, 1993, or the date of acquisition (for EOP Properties acquired after January 1, 1993) calculated by annualizing the base rent and expense reimbursements under existing leases as of that date. The weighted average for each region represents the weighted average gross rental rate per occupied square foot for each EOP Property multiplied by the rentable square feet for each EOP Property divided by the total rentable square feet per region.

 (4) Represents the average asking gross rental rate per rentable square foot for selected buildings which EOP deems to be of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, Baxter Southwest and Jamison Research, Inc., as of June 30, 1997.

 (5) This EOP Office Property is held in a partnership with an unaffiliated third party and in the case of San Felipe Plaza, an affiliated party.

 (6) This EOP Office Property is held subject to a ground lease. See Note 8 to the Combined Financial Statements of EOP Predecessors included herein.

 (7) This EOP Office Property is held subject to an interest in the improvements at the EOP Property held by an unaffiliated third party. In addition, EOP has a mortgage interest in such improvements. See Note 5 to the Combined Financial Statements of EOP Predecessors included herein.

 (8) This EOP Office Property recently underwent major redevelopment and tenants commenced occupancy in May 1997.

 (9) This EOP Office Property was purchased in conjunction with the purchase of One Phoenix Plaza.

(10) This EOP Office Property is 100% leased to a single tenant on a triple net basis, whereby the tenant pays for certain operating expenses directly rather than reimbursing EOP. The amounts shown above for annualized rent include the amounts for reimbursement of expenses paid by EOP but do not make any adjustments for expenses paid directly by the tenant.

EOP PARKING FACILITIES

     Information concerning the EOP Parking Facilities as of September 30, 1997 is set forth below.


                                                                                           NUMBER
                                          APPROXIMATE                    MANAGEMENT          OF
                                           NUMBER OF                      COMPANY         PARKING
PROPERTY NAME                               SPACES         CITY         OR LESSEE(1)     FACILITIES
-------------                             -----------      ----         ------------     ----------
Boston Harbor Garage....................     1,380      Boston        Standard Parking        1
1602-34 Chancellor Garage...............       416      Philadelphia  Central Parking         1
15th & Sansom St. Garage................       313      Philadelphia  Central Parking         1
Juniper/Locust St. Garage...............       541      Philadelphia  Central Parking         1
1111 Sansom St. Garage..................       250      Philadelphia  Central Parking         1
1616 Sansom St. Garage..................       240      Philadelphia  Central Parking         1
Milwaukee Center(2).....................       876      Milwaukee     Standard Parking        1
Capitol Commons Garage(2)(3)............       950      Indianapolis  Central Parking         1
North Loop Transportation Center(3).....     1,172      Chicago       Standard Parking        1
Theater District Garage(3)..............     1,006      Chicago       Standard Parking        1
Adams-Wabash Garage.....................       670      Chicago       Standard Parking        1
Civic Parking(4)........................     7,464      St. Louis     Central Parking         4
601 Tchoupitoulas.......................       759      New Orleans   Central Parking         1
                                            ------                                           --
          Total.........................    16,037                                           16
                                            ======                                           ==


---------------

(1) With the exception of Capitol Commons Garage and 601 Tchoupitoulas, all of the named Parking Facilities are operated by the designated third-party Service Company under a lease agreement whereby EOP and the Service Company share the gross receipts from the parking operation or EOP receives a fixed payment from the Service Company, and EOP bears none of the operational expenses. In the case of the Capitol Commons Garage, the operating agreement provides for EOP's receipt of a percentage of net receipts and, therefore, results in an insignificant amount of non-qualifying gross income for REIT qualification purposes relative to the total gross income of EOP. In the case of 601 Tchoupitoulas, the Parking Facility is managed by Central Parking for the benefit of EOP Partnership and, therefore, may also result in an insignificant amount of non-qualifying income for REIT qualification purposes relative to the total gross income of EOP.


(2) This EOP Parking Facility is held subject to a ground lease. See Note 8 to the Combined Financial Statements of EOP Predecessors included herein.

(3) Each of these EOP Parking Facilities is held in a partnership with an unaffiliated third party. EOP Partnership or a Subsidiary is the managing general partner of each such partnership. See Note 6 to the Combined Financial Statements of EOP Predecessors included herein.

(4) EOP has a 50% membership interest in a portfolio of four EOP Parking Facilities serving the St. Louis, Missouri area.

TENANTS


     The EOP Office Properties are leased to 3,099 tenants. No tenant accounts for more than 2.3% of EOP's aggregate annualized rent or 1.7% of aggregate occupied square feet.

LEASE EXPIRATION BY REGION

     The following table sets forth a schedule of lease expirations by region for leases in place as of September 30, 1997, for each of the 12 full and partial calendar years beginning October 1, 1997, for the EOP Office Properties, on an aggregate basis, assuming that none of the tenants exercise renewal options and excluding an aggregate of 2,262,142 square feet of unleased space.

                                                          1997          1998          1999          2000          2001
                                                       -----------   -----------   -----------   -----------   -----------
Pacific Region    Square Feet(1).....................      163,454       410,242     1,012,756       614,729     1,038,366
Totals            % Square Feet(2)...................          2.4%          6.1%         15.0%          9.1%         15.4%
                  Annualized Rent....................    2,830,276    10,364,304    23,159,692    14,158,676    22,225,253
                  Number of Leases...................           37            88           100            71            83
                  Rent Per Square Foot...............  $     17.32   $     25.26   $     22.87   $     23.03   $     21.40
                  Expected Rent(4)...................  $     29.55
                  Replacement Cost Rent(5)...........  $     43.63
Southeast Region  Square Feet(1).....................       81,398       349,218       434,158       895,749       495,994
Totals            % Square Feet(2)...................          1.6%          7.0%          8.7%         17.9%          9.9%
                  Annualized Rent(3).................    1,562,529     6,849,739     7,854,070    18,303,232    10,763,989
                  Number of Leases...................           28            70            72            78            59
                  Rent Per Square Foot...............  $     19.20   $     19.61   $     18.09   $     20.43   $     21.70
                  Expected Rent(4)...................  $     21.65
                  Replacement Cost Rent(5)...........  $     31.01
Northeast Region  Square Feet(1).....................       65,439       367,188       433,391       567,219       677,829
Totals            % Square Feet(2)...................          1.3%          7.1%          8.4%         11.0%         13.1%
                  Annualized Rent(3).................      843,416     9,092,769    11,564,100    15,167,510    17,027,616
                  Number of Leases...................           21            42            54            57            55
                  Rent Per Square Foot...............  $     12.89   $     24.76   $     26.68   $     26.74   $     25.12
                  Expected Rent(4)...................  $     27.84
                  Replacement Cost Rent(5)...........  $     40.95
Central Region    Square Feet(1).....................      105,948       441,681       333,599       480,585       409,455
Totals            % Square Feet(2)...................          1.6%          6.7%          5.1%          7.3%          6.3%
                  Annualized Rent(3).................    2,104,998    11,219,696     7,576,209    11,208,567     8,891,259
                  Number of Leases...................           45            60            58            56            68
                  Rent Per Square Foot...............  $     19.87   $     25.40   $     22.71   $     23.32   $     21.71
                  Expected Rent(4)...................  $     23.35
                  Replacement Cost Rent(5)...........  $     38.73
Southwest Region  Square Feet(1).....................      237,536       623,142       528,758     1,092,625       749,431
Totals            % Square Feet(2)...................          4.1%         10.8%          9.2%         19.0%         13.0%
                  Annualized Rent(3).................    3,224,090     9,685,662     8,228,466    19,562,992    11,917,932
                  Number of Leases...................           94           114            95           112            84
                  Rent Per Square Foot...............  $     13.57   $     15.54   $     15.56   $     17.90   $     15.90
                  Expected Rent(4)...................  $     17.84
                  Replacement Cost Rent(5)...........  $     28.83
West Region       Square Feet(1).....................      230,053       489,536       674,306       608,262       454,143
Totals            % Square Feet(2)...................          5.5%         11.7%         16.1%         14.5%         10.8%
                  Annualized Rent(3).................    3,156,217     8,867,196    11,016,914    10,009,607     7,890,171
                  Number of Leases...................          106           125           127           107            73
                  Rent Per Square Foot...............  $     13.72   $     18.11   $     16.34   $     16.46   $     17.37
                  Expected Rent(4)...................  $     20.43
                  Replacement Cost Rent(5)...........  $     27.50
Portfolio         Square Feet(1).....................      883,828     2,681,007     3,416,968     4,259,169     3,825,218
Totals            % Square Feet(2)...................          2.6%          8.0%         10.2%         12.8%         11.5%
                  Annualized Rent(3).................   13,721,525    56,079,366    69,399,452    88,410,585    78,716,220
                  Number of Leases...................          331           499           506           481           422
                  Rent Per Square Foot...............  $     15.53   $     20.92   $     20.31   $     20.76   $     20.58
                  Expected Rent(4)...................  $     23.73
                  Replacement Cost Rent(5)...........  $     35.80

                                                                                          2007
                                                                                           AND
                     2002          2003          2004          2005          2006        BEYOND         TOTALS
                  -----------   -----------   -----------   -----------   ----------   -----------   ------------
Pacific Region        569,617       398,266       249,607       320,984      273,056     1,250,943      6,302,020
Totals                    8.4%          5.9%          3.7%          4.8%         4.0%         18.5%          93.4%
                   14,090,402     9,964,616     6,003,342     7,520,554    6,934,824    28,714,063    145,966,001
                           53            26            17            16           17            26            534
                  $     24.74   $     25.02   $     24.05   $     23.43   $    25.40   $     22.95   $      23.16
Southeast Region      407,413       205,078       272,311       401,563      222,946     1,058,332      4,824,160
Totals                    8.1%          4.1%          5.4%          8.0%         4.5%         21.1%          96.3%
                    7,520,298     4,771,972     3,614,649     5,386,079    5,672,748    20,490,954     92,790,259
                           53             8             9             5            9            10            401
                  $     18.46   $     23.27   $     13.27   $     13.41   $    25.44   $     19.36   $      19.23
Northeast Region      642,353       400,272       499,283       319,461      295,880       542,933      4,811,248
Totals                   12.4%          7.8%          9.7%          6.2%         5.7%         10.5%          93.2%
                   15,591,794     9,260,838    12,168,971     8,051,550    6,647,797    15,294,941    120,711,302
                           55            44            27            22           23            23            423
                  $     24.27   $     23.14   $     24.37   $     25.20   $    22.47   $     28.17   $      25.09
Central Region        436,274       232,504       405,082       785,200      320,981     1,942,754      5,894,063
Totals                    6.7%          3.6%          6.2%         12.0%         4.9%         29.7%          90.0%
                    9,635,238     4,399,425     8,576,833    15,446,334    5,383,852    35,264,788    119,707,199
                           59            29            48            29           12            34            498
                  $     22.09   $     18.92   $     21.17   $     19.67   $    16.77   $     18.15   $      20.31
Southwest Region      691,843       260,675       457,905        72,924      446,126       154,048      5,315,013
Totals                   12.0%          4.5%          8.0%          1.3%         7.8%          2.7%          92.5%
                   11,683,950     4,110,261     8,819,155     1,311,485    7,070,911       612,591     86,227,493
                           71            15            14             4            7             2            612
                  $     16.89   $     15.77   $     19.26   $     17.98   $    15.85   $      3.98   $      16.22
West Region           527,474       160,643       705,001        54,008        5,429        89,476      3,998,331
Totals                   12.6%          3.8%         16.8%          1.3%         0.1%          2.1%          95.5%
                    9,068,903     2,751,421     9,385,730     1,146,707       94,331       877,234     64,264,432
                           53            23             9             4            2             2            631
                  $     17.19   $     17.13   $     13.31   $     21.23   $    17.38   $      9.80   $      16.07
Portfolio           3,274,974     1,657,438     2,589,189     1,954,140    1,564,418     5,038,486     31,144,835
Totals                    9.8%          5.0%          7.8%          5.9%         4.7%         15.1%          93.2%
                   67,590,584    35,258,531    48,568,680    38,862,710   31,804,463   101,254,571    629,666,686
                          344           145           124            80           70            97          3,099
                  $     20.64   $     21.27   $     18.76   $     19.89   $    20.33   $     20.10   $      20.22

---------------
(1) Total net rentable square feet represented by expiring leases.

(2) Percentage of total net rentable feet represented by expiring leases.

(3) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997, multiplied by 12. This amount reflects total base rent before any rent abatements and includes expense reimbursements which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997 for the 12 months ending September 30, 1998 are approximately $6.9 million.

(4) Represents the average asking gross rent per rentable square feet for buildings of comparable size, class, location and age, based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, Baxter Southwest or Jamison Research, Inc.

(5) Represents EOP's estimate of the gross rent that would be required to justify construction of a building which would be competitive with the respective Office Properties. An estimate of the replacement cost to build a property similar to the subject Property was calculated utilizing the Marshall and Swift (February 1997) Commercial Estimator 5.03c Software Program. The replacement cost rent is calculated under the assumptions that a net effective return of 12% would be required to justify new construction and that occupancy would stabilize at 95% as follows:

       Replacement Cost Rent = (estimated replacement cost per square foot X 12%) + the estimated operating expenses per square foot at the subject property) 95%. The estimated replacement costs and the estimated replacement cost rents are based on building a building similar to the subject Property in terms of the quality of construction and amenities. The actual cost to construct a building that would be competitive with the subject Property and the required investor returns could be more or less than these estimates.

LEASE EXPIRATIONS -- TOTAL PORTFOLIO

     The following table sets forth a summary schedule of the lease expirations for the EOP Office Properties for leases in place as of September 30, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:


                                                                                              ANNUALIZED
                                                                                               RENT OF
                                                                   PERCENTAGE    ANNUALIZED    EXPIRING
                                                        SQUARE      OF TOTAL      RENT OF       LEASES      PERCENTAGE OF
                                          NUMBER OF   FOOTAGE OF    OCCUPIED      EXPIRING       PER       ANNUALIZED RENT
                                           LEASES      EXPIRING      SQUARE        LEASES       SQUARE       OF EXPIRING
YEAR OF LEASE EXPIRATION                  EXPIRING      LEASES        FEET        ($000S)        FOOT         LEASES(1)
------------------------                  ---------   ----------   ----------    ----------   ----------   ---------------
1997(2).................................      331       883,828        2.9%       $ 13,722      $15.53            2.2%
1998....................................      499     2,681,007        8.7          56,079       20.92            8.9
1999....................................      506     3,416,968       11.1          69,399       20.31           11.0
2000....................................      481     4,259,169       13.9          88,411       20.76           14.1
2001....................................      422     3,825,218       12.5          78,716       20.58           12.5
2002....................................      344     3,274,974       10.7          67,591       20.64           10.7
2003....................................      145     1,657,438        5.4          35,259       21.27            5.6
2004....................................      124     2,589,189        8.4          48,569       18.76            7.7
2005....................................       80     1,954,140        6.4          38,863       19.89            6.2
2006....................................       70     1,564,418        5.1          31,804       20.33            5.1
2007....................................       36     1,126,892        3.7          30,782       27.32            4.9
2008....................................       26     1,037,999        3.4          22,860       22.02            3.6
2009....................................       13       373,185        1.2           8,336       22.34            1.3
2010 and beyond.........................       22     2,008,795        6.6          39,276       19.55            6.2
                                            -----     ----------     -----        --------      ------          -----
  Total/Weighted Average................    3,099     30,653,220(3)   100.0%(3)   $629,667      $20.22          100.0%
                                            =====     ==========     =====        ========      ======          =====


---------------
(1) Based on currently payable rent.

(2) Represents lease expirations from October 1, 1997 to December 31, 1997 and month-to-month leases.

(3) Reconciliation of total net rentable square footage is as follows:

                                                         SQUARE FOOTAGE   PERCENTAGE OF TOTAL
                                                         --------------   -------------------
Square footage occupied by tenants.....................    30,653,220             91.9%
Square footage used for management offices and building
  use, and remeasurement adjustments...................       491,615              1.3
Square footage vacant..................................     2,262,142              6.8
                                                           ----------           ------
     Total net rentable square footage.................    33,406,977            100.0%
                                                           ==========           ======

LEASE DISTRIBUTIONS

     The following table sets forth information relating to the distribution of the EOP Office Property leases, based on rentable square feet under lease, as of September 30, 1997:

                                                                         PERCENTAGE                                 PERCENTAGE
                                                             TOTAL      OF AGGREGATE                  ANNUALIZED   OF AGGREGATE
                                                 PERCENT    OCCUPIED     PORTFOLIO                       RENT       PORTFOLIO
SQUARE FEET                           NUMBER     OF ALL      SQUARE       OCCUPIED      ANNUALIZED    PER SQUARE    ANNUALIZED
UNDER LEASE                          OF LEASES   LEASES       FEET      SQUARE FEET        RENT          FOOT          RENT
-----------                          ---------   -------   ----------   ------------   ------------   ----------   ------------
2,500 or Less......................    1,059       34.1%    1,399,539        4.6%      $ 25,261,934     $18.05          4.0%
2,501-5,000........................      666       21.5     2,292,036        7.5         44,219,820      19.29          7.0
5,001-7,500........................      365       11.8     2,110,283        6.9         41,406,322      19.62          6.6
7,501-10,000.......................      201        6.5     1,614,337        5.3         32,562,600      20.17          5.2
10,001-20,000......................      386       12.5     5,139,843       16.8        105,871,257      20.60         16.8
20,001-40,000......................      213        6.9     5,282,043       17.1        109,690,484      20.77         17.4
40,001-60,000......................       87        2.8     3,185,911       10.4         70,788,062      22.22         11.2
60,001-100,000.....................       53        1.7     3,046,127        9.9         72,022,315      23.64         11.4
100,001 or Greater.................       69        2.2     6,583,101       21.5        127,843,892      19.42         20.3
                                       -----      -----    ----------      -----       ------------     ------        -----
    Total/Weighted Average.........    3,099      100.0%   30,653,220      100.0%      $629,666,686     $20.54        100.0%
                                       =====      =====    ==========      =====       ============     ======        =====

CAPITAL IMPROVEMENTS

     EOP has a history of acquiring and repositioning undercapitalized and poorly managed properties, many of which have required significant capital improvements due to deferred maintenance and/or required substantial renovation to enable them to compete effectively. A number of the EOP Properties also have had significant amounts of shell space requiring build out at the time of acquisition. EOP takes these capital improvements and revenue enhancing tenant improvements into consideration at the time of acquisition in determining the amount of equity and debt financing required to purchase the Property and fund the improvements. Therefore, capital improvements up to the first five years after acquisition of these Properties are treated separately from typical recurring capital expenditures and non-revenue enhancing tenant improvements and leasing commissions required once these Properties have reached stabilized occupancy and deferred maintenance and renovations planned at the time of acquisition have been completed. Capital improvements (including tenant improvements and leasing commissions for shell space) for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 were $49.7 million, $48.8 million, $100.3 million and $57.0 million, respectively, or $2.76, $2.16, $3.49 and $1.71 per square foot, respectively. These amounts include $16.8 million, $47.3 million and $27.8 million for the years ended December 31, 1995 and 1996 and the seven months ended September 30, 1997, respectively, for the redevelopment of the 28 State Street Building.

     EOP considers capital expenditures to be recurring expenditures relating to the daily maintenance of the EOP Office Properties. The table below summarizes capital expenditures for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997. The capital expenditures set forth below are not necessarily indicative of future capital expenditures.

                                                                                          1997
                                                                                        (THROUGH
                                                            1994     1995     1996    SEPTEMBER 30)
                                                           ------   ------   ------   -------------
Number of EOP Office Properties..........................   61       71       81          93
Rentable Square Feet (in millions).......................   18.0     22.6     28.7        33.4
Annual Capital Expenditures per Square Foot..............  $  .32   $  .14   $  .16      $ 0.7

TENANT IMPROVEMENT AND LEASING COMMISSION COSTS

     EOP distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (which are required for space which is vacant at the time of acquisition or that has been vacant for nine months or more) and non-revenue enhancing (which are required to maintain the revenue being generated from currently leased space). The table below summarizes the revenue enhancing and non-revenue enhancing tenant improvements and leasing commissions for the years ended December 31, 1994, 1995 and 1996 and the seven months ended July 31, 1997. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:

                                                                                 1997               TOTAL/
                                                                               (THROUGH            WEIGHTED
                                     1994          1995          1996          JULY 31)            AVERAGE
                                  -----------   -----------   -----------     -----------        ------------
Number of Office Properties.....           61            71            81              93
Rentable square feet (in
  millions).....................         18.0          22.6          28.7            33.4
Revenue enhancing tenant
  improvements and leasing
  commissions
  Annual (in thousands).........  $16,975,000   $20,981,000   $31,534,000     $ 6,930,000        $ 76,420,000
  Per square foot improved......  $     14.14   $     22.89   $     30.26(1)  $     15.90(2)     $      21.25
  Per square foot total.........  $       .94   $       .93   $      1.10(1)  $       .28(2)(3)  $        .74
  Renewal space
    Annual (in thousands).......  $11,095,000   $10,008,000   $15,486,000     $ 7,553,000        $ 44,142,000
    Per square foot improved....  $      5.41   $      7.82   $      6.79(1)  $      6.02(2)     $       6.43
    Per square foot total.......  $       .62   $       .44   $       .54(1)  $       .31(2)(3)  $        .43
  Retenanted space
    Annual (in thousands).......  $ 8,966,000   $ 8,446,000   $31,987,000     $10,689,000        $ 60,088,000
    Per square foot improved....  $     15.08   $     19.80   $     20.64(1)  $     13.93(2)     $      18.00
    Per square foot total.......  $       .50   $       .37   $      1.11(1)  $       .43(2)(3)  $        .58
Total non-revenue enhancing.....  $20,061,000   $18,454,000   $47,473,000     $18,242,000        $104,230,000
Per square foot improved........  $      7.58   $     10.81   $     12.39     $      9.02        $      10.21
Per square foot total...........  $      1.12   $       .81   $      1.65     $       .74(2)(3)  $       1.01

---------------
(1) The per square foot calculations as of December 31, 1996 are calculated taking the total dollars anticipated to be expended on tenant improvements in process as of December 31, 1996, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1996 for revenue enhancing and non-revenue enhancing renewal and retenanted space were $30,587,000, $14,602,000 and $20,763,000, respectively.

(2) The per square foot calculations as of July 31, 1997 are calculated taking the total dollars anticipated to be expended on tenant improvements in process as of July 31, 1997, divided by the total square footage being improved or total building square footage. The actual amounts expended as of July 31, 1997 for revenue enhancing and non-revenue enhancing renewal and retenanted space were $8,700,000, $7,500,000 and $21,500,000, respectively.

(3) The amounts shown have been annualized to reflect a full year of comparable operation. The actual costs per square foot total as of July 31, 1997 for revenue enhancing and non-revenue enhancing renewal and retenanted space were $.21, $.23 and $.32, respectively.

OCCUPANCY

     The table below sets forth weighted average occupancy rates, based on square feet occupied, of the EOP Office Properties owned by EOP at the indicated dates:

                                                                                      PERCENTAGE OF
                                                                   AGGREGATE         RENTABLE SQUARE
DATE                                                          RENTABLE SQUARE FEET    FEET OCCUPIED
----                                                          --------------------   ---------------
December 31, 1992...........................................        9,095,684              73%
December 31, 1993...........................................       13,550,553              80
December 31, 1994...........................................       18,505,591              88
December 31, 1995...........................................       23,097,222              86
December 31, 1996...........................................       29,127,289              90
September 30, 1997..........................................       33,406,977              93

DEBT FINANCING

     As of September 30, 1997, EOP had outstanding existing long-term indebtedness in an aggregate principal amount of $1.7 billion, of which $427 million or 25% had a floating interest rate. EOP's fixed rate debt had a weighted average interest rate of 7.56% and a weighted average maturity of 76 months. As of such date, EOP's floating rate debt bore interest at a weighted average rate of 6.86%. EOP's overall weighted average interest rate as of September 30, 1997 was 7.39%.

     EOP has previously entered into interest rate hedging arrangements for approximately $1 billion of its floating rate debt in order to protect itself from rising interest rates. Excluding the $600 million Credit Facility that EOP entered into upon consummation of the Consolidation and an additional $44 million in debt, EOP's total debt as of the date hereof is principally comprised of (i) fixed rate loans or (ii) floating rate loans subject to interest rate hedging arrangements that will limit EOP's exposure to rising interest rates. See "RISK FACTORS -- Debt Financing."

REALTY TAXES

     As of September 30, 1997, the EOP Properties were subject to realty tax rates ranging from approximately 1% to approximately 7.9% of assessed value. For the year ended December 31, 1996, EOP incurred approximately $52.2 million in annual realty taxes. EOP does not expect proposed improvements to previously improved space to materially affect the amount of realty taxes.

LEGAL PROCEEDINGS

     Neither EOP nor any of the EOP Properties is presently subject to any material litigation nor, to EOP's knowledge, is any litigation threatened against EOP, or any of the EOP Properties, other than routine actions for negligence and other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, results of operations, or business or financial condition of EOP.

                               BUSINESS OF BEACON

GENERAL

     Beacon was formed in May 1994 to continue and expand the office and commercial real estate business of the Beacon Group, a real estate company founded in 1946 by Norman Leventhal and Robert Leventhal. Currently, Beacon owns and operates 126 income producing commercial properties encompassing approximately 20.7 million rentable square feet. The Beacon Properties are located throughout the United States in 10 submarkets in six markets in five states and the District of Columbia. Through the Beacon Management Company, Beacon manages an additional three commercial properties, containing approximately 2.2 million rentable square feet, owned by third-parties (including, in the case of one such property, an affiliate of Beacon).

     As of September 30, 1997, the Beacon Properties were approximately 97% leased by a total of approximately 1,280 tenants with no single tenant accounting for more than 4.0% of the annualized rent. As of June 30, 1997, the Beacon Properties contained an average of 158,106 rentable square feet. As of September 30, 1997, Beacon Properties, by number of buildings, are located 14% in CBDs and 86% in suburban markets and, by rentable square feet, 32% in CBDs and 68% in suburban markets.

OPERATIONS

     The operations of the Beacon Properties are under the direction of three Chief Executives, each of whom has responsibility directing the growth and operations of the Beacon Properties in his respective region. Each region has strategic and budget planning responsibility, as well as due diligence, property management, engineering/construction and leasing/marketing expertise. Each regional manager reports to Beacon's Chief Operating Officer.

OPERATIONAL STRUCTURE

     All of Beacon's business is conducted through the Beacon Partnership and its Subsidiaries. The Beacon Partnership owns, directly or indirectly, each of the wholly owned Beacon Properties. The Beacon Partnership owns only a partial interest in the Center Plaza property, the One Post Office Square property, the Rowes Wharf property, the Polk and Taylor Buildings property, and the 75-101 Federal Street property (the "Beacon Joint Venture Properties"). Consequently, Beacon is not in a position to exercise sole decision-making authority regarding the Beacon Joint Venture Properties.

     Beacon conducts third party management operations through the Beacon Management Company and conducts third party tenant space design services through the Beacon Design Company. Through the Beacon Management Company, Beacon manages three properties comprising approximately 2.2 million square feet of commercial office space owned by third parties, as well as the Beacon Joint Venture Properties. The Beacon Partnership owns 1% of the voting stock and 100% of the non-voting stock (collectively representing 99% of the economic value) of each of the Beacon Service Companies. The Beacon Service Companies also own Beacon's interest in the Rowes Wharf Property.

     Beacon conducts management operations for wholly-owned properties through Beacon Property Management, L.P., a Delaware limited partnership, and conducts tenant space design services for wholly-owned properties through Beacon Design, L.P., a Delaware limited partnership.

RECENT DEVELOPMENTS

     ACQUISITIONS. Since September 30, 1997, Beacon has completed a number of new acquisitions.

     In October 1997, Beacon acquired a 44-story office tower located at 20 North Wacker Drive in Chicago, Illinois (the "Civic Opera Building") for aggregate consideration of approximately $59.6 million, of which approximately $21.1 million would be in cash, $6.7 million would be in the form of operating partnership units, and the balance by taking subject to a $31.8 million existing mortgage. The Civic Opera Building is comprised of approximately 824,000 rentable square feet. Originally built in 1929, the building has undergone approximately $10 million of renovation since 1994. As of the date of acquisition, the building was approximately 93% occupied.

     In October 1997, Beacon acquired an office property located at 200 West Adams in Chicago, Illinois ("200 West Adams") for aggregate consideration of approximately $72.2 million. Completed in 1985, the 200 West Adams property is comprised of approximately 677,000 rentable square feet, including approximately 12,500 square feet of retail space. As of the date of acquisition, the building was approximately 92% occupied.

     In October 1997, Beacon acquired the Lakeside Office Park, an office complex located in Atlanta, Georgia ("Lakeside") for aggregate consideration of approximately $38 million in cash. Lakeside was developed from 1972 to 1978 and has been refurbished over the past three years. Lakeside consists of five buildings containing a total of 391,000 rentable square feet and, upon acquisition, was approximately 92% occupied.


     In November 1997, Beacon entered into an Agreement for Purchase and Sale of Partnership Interest with Dai-ichi Life Property Holdings, Inc. and Dai-ichi Life Capital Properties, Inc. (collectively, "Dai-ichi") to purchase Dai-ichi's 50% interest in a 23-story office building located at 101 North Wacker Drive in Chicago, Illinois for approximately $29.5 million. Beacon previously entered into an Agreement for Purchase and Sale of Partnership Interest with Metropolitan Life Insurance Company ("MetLife"), Dai-ichi's joint venturer in the Property, to purchase MetLife's 50% interest in the property for approximately $29.5 million. Dai-ichi has waived its first refusal option to purchase MetLife's 50% interest in the Property. The Agreement for Purchase and Sale of Partnership Interest with Dai-ichi is subject to the right of MetLife to exercise a first refusal option to purchase Dai-ichi's 50% interest in the property.


     DEVELOPMENTS. Since September 30, 1997, Beacon has announced the following development project.

     In October 1997, Beacon purchased a parcel of land from CALPROP, L.P. for $10.6 million with the plan to develop a 22-story, 207,000 square feet office tower at 150 California Street in San Francisco, California.

                      BEACON PARTNERSHIP SELECTED COMBINED
                             FINANCIAL INFORMATION

     The following table sets forth selected financial and operating information for Beacon Partnership and on a combined historical basis for Beacon Partnership and The Beacon Group (the "Beacon Predecessor"). The consolidated results of operations for the nine months ended September 30, 1997 and 1996 have been derived from unaudited financial statements. The consolidated results of operations of Beacon Partnership for the years ended December 31, 1996 and 1995 and for the period from May 26, 1994 to December 31, 1994, the combined results of operations of the Beacon Predecessor for the period from January 1, 1994 to May 25, 1994 and the combined historical operating information of the Beacon Predecessor for the years ended December 31, 1993 and 1992 have been derived from the financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect to the years 1992 through 1996 is included elsewhere in this Proxy Statement/Prospectus.
'

                            SELECTED FINANCIAL DATA

                                                                                 BEACON PARTNERSHIP
                                                    -----------------------------------------------------------------------------
                                                     NINE MONTHS     NINE MONTHS    FOR THE YEAR   FOR THE YEAR   FOR THE PERIOD
                                                        ENDED           ENDED          ENDED          ENDED       MAY 26, 1994 TO
                                                    SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                        1997            1996            1996           1995            1994
                                                    -------------   -------------   ------------   ------------   ---------------
                                                             (UNAUDITED)
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
OPERATING INFORMATION:
Revenues:
Rental Income.....................................   $   218,544     $    97,308    $   147,825    $    69,781      $    23,702
Management fees...................................         2,445           2,248          3,005          2,203               --
Recoveries from tenants...........................        29,376          11,001         16,719          9,524            4,395
Mortgage interest income..........................         5,320           3,567          4,970          2,546               --
Other income......................................        10,350           7,567         11,249          5,985            2,671
                                                     -----------     -----------    -----------    -----------      -----------
   Total Revenue..................................       266,035         121,691        183,768         90,039           30,768
                                                     -----------     -----------    -----------    -----------      -----------
Expenses:
Property expenses.................................        51,169          24,607         37,210         17,698            6,497
Real estate taxes.................................        27,960          12,491         18,124          9,950            3,015
General and administrative........................        27,920          11,828         19,218          9,444            2,943
Mortgage interest expense.........................        36,313          20,739         30,300         15,220            4,970
Interest -- amortization of financing costs.......         1,131           1,618          2,084          1,370              617
Depreciation and amortization.....................        50,756          21,726         33,170         17,233            6,727
                                                     -----------     -----------    -----------    -----------      -----------
   Total Expenses.................................       195,249          93,009        140,106         70,915           24,769
                                                     -----------     -----------    -----------    -----------      -----------
Income (loss) from operations.....................        70,786          28,682         43,662         19,124            5,999
Equity (loss) in joint ventures and
 corporations(1)..................................         4,940           3,836          4,899          3,103              858
                                                     -----------     -----------    -----------    -----------      -----------
Income (loss) from continuing operations before
 minority interest................................        75,726          32,518         48,561         22,227            6,857
Minority interest in partnerships and
 corporations.....................................            --              --            (15)           (36)              (8)
                                                     -----------     -----------    -----------    -----------      -----------
Income (loss) from continuing operations..........        75,726          32,518         48,546         22,191            6,849
Discontinued Beacon Construction Company
 Income (loss) from operations....................        (2,263)         (1,911)        (2,609)           (12)             477
 Loss on sale.....................................            --              --           (249)            --               --
Gain on sale of property..........................        16,736              --             --             --               --
                                                     -----------     -----------    -----------    -----------      -----------
Income (loss) before extraordinary items..........        90,199          30,607         45,688         22,179            7,326
Extraordinary items...............................        (2,635)         (3,876)        (3,876)            --               --
                                                     -----------     -----------    -----------    -----------      -----------
Net income (loss).................................   $    87,564     $    26,731    $    41,812    $    22,179      $     7,326
                                                     ===========     ===========    ===========    ===========      ===========
Per unit data:
 Income before extraordinary items................   $      1.42     $      0.99    $      1.32    $      1.09      $      0.48
 Extraordinary items..............................         (0.04)          (0.13)         (0.11)            --               --
                                                     -----------     -----------    -----------    -----------      -----------
 Net income.......................................   $      1.38     $      0.86    $      1.21    $      1.09      $      0.48
                                                     ===========     ===========    ===========    ===========      ===========
 Distributions declared...........................   $     1.425     $    1.3025    $     1.765    $      1.24      $      0.96
 Distributions paid...............................   $     1.425     $    1.3025    $     1.765    $      1.64      $      0.56
 Weighted average units outstanding...............    59,443,531      30,955,399     34,446,907     20,323,327       15,270,899

                                                            BEACON PREDECESSORS
                                                    ------------------------------------
                                                    FOR THE PERIOD        YEAR ENDED
                                                    JANUARY 1, 1994      DECEMBER 31,
                                                      TO MAY 25,       -----------------
                                                         1994           1993      1992
                                                    ---------------    -------   -------

                                                    (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
OPERATING INFORMATION:
Revenues:
Rental Income.....................................      $5,776         $14,315   $11,406
Management fees...................................       1,521           3,533     3,331
Recoveries from tenants...........................       1,040           2,349     1,989
Mortgage interest income..........................          --              --        --
Other income......................................         675           2,176     2,003
                                                        ------         -------   -------
   Total Revenue..................................       9,012          22,373    18,729
                                                        ------         -------   -------
Expenses:
Property expenses.................................       2,086           4,580     4,522
Real estate taxes.................................         595           1,354     1,204
General and administrative........................       1,399           4,357     4,658
Mortgage interest expense.........................       2,798           7,650     7,203
Interest -- amortization of financing costs.......         373             192       138
Depreciation and amortization.....................       2,385           5,577     5,505
                                                        ------         -------   -------
   Total Expenses.................................       9,636          23,710    23,230
                                                        ------         -------   -------
Income (loss) from operations.....................        (624)         (1,337)   (4,501)
Equity (loss) in joint ventures and
 corporations(1)..................................         198          (5,953)   (1,544)
                                                        ------         -------   -------
Income (loss) from continuing operations before
 minority interest................................        (426)         (7,290)   (6,045)
Minority interest in partnerships and
 corporations.....................................         931           1,539     2,656
                                                        ------         -------   -------
Income (loss) from continuing operations..........         505          (5,751)   (3,389)
Discontinued Beacon Construction Company
 Income (loss) from operations....................         102             440       136
 Loss on sale.....................................          --              --        --
Gain on sale of property..........................          --              --        --
                                                        ------         -------   -------
Income (loss) before extraordinary items..........         607          (5,311)   (3,253)
Extraordinary items...............................       8,898           1,554
                                                        ------         -------   -------
Net income (loss).................................      $9,505         $(3,757)  $(3,253)
                                                        ======         =======   =======
Per unit data:
 Income before extraordinary items................          --              --        --
 Extraordinary items..............................          --              --        --
                                                        ------         -------   -------
 Net income.......................................
                                                        ======         =======   =======
 Distributions declared...........................          --              --        --
 Distributions paid...............................          --              --        --
 Weighted average units outstanding...............          --              --        --

                                                                  BEACON PARTNERSHIP
                                      --------------------------------------------------------------------------
                                                                                                      FOR THE
                                                                                                       PERIOD
                                       NINE MONTHS     NINE MONTHS    FOR THE YEAR   FOR THE YEAR     MAY 26,
                                          ENDED           ENDED          ENDED          ENDED         1994 TO
                                      SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                          1997            1996            1996           1995           1994
                                      -------------   -------------   ------------   ------------   ------------
                                       (UNAUDITED)     (UNAUDITED)

                                                   (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
BALANCE SHEET INFORMATION:
Real estate before accumulated
  depreciation......................   $2,370,759      $1,061,413     $ 1,691,530     $ 471,142      $ 385,852
Total assets........................    2,470,954       1,142,378       1,778,913       534,723        385,565
Mortgage debt.......................      586,925         440,525         452,212        70,536         90,936
Note Payable, Beacon Credit
  Facility..........................      249,000          18,000         153,000       130,500        130,300
Total liabilities...................      910,720         508,727         671,283       239,009        260,468
Total partners capital..............    1,223,812         633,651       1,107,630       295,714        139,691
OTHER DATA:
Funds from Operations (FFO) after
  allocation of Series A
  Preferred Unit Distributions(2)...   $  121,928      $   55,343     $    83,154     $  41,913      $  17,262
Cash Flows provided by (used by):
  Operating activities..............      119,288          59,618          92,232        32,963         11,155
  Investing activities..............     (545,909)       (521,776)     (1,097,870)     (145,924)      (233,830)
  Financing activities..............      424,126         470,438       1,037,053       102,636        237,481
Ratios:
  Interest Coverage(3)(5)...........          3.7             3.0             3.1           3.1            2.7
  Fixed Charge Coverage(4)(5).......          3.2             2.9             2.9           2.9            2.6
  Debt to Total Assets..............         33.8%           40.1%           34.0%         37.6%          57.4%
  Secured Debt to Total Assets......         23.8%           40.1%           34.0%         37.6%          57.4%
  Unencumbered Assets to Total
    Unsecured Debt..................          5.5             n/a             n/a           n/a            n/a
---------------
(1) Including deductions for:
     Depreciation and
       amortization.................   $    3,086      $    2,999     $     4,033     $   2,306      $   3,013
     Interest-amortization of
       financing cost...............   $      673      $      673     $       898     $     853      $     796

                                           BEACON PREDECESSOR
                                     -----------------------------------
                                      FOR THE PERIOD     YEAR ENDED
                                        JANUARY 1,      DECEMBER 31,
                                     1994 TO MAY 25,   --------------
                                         1994         1993       1992
                                         ----         ----       ----
BALANCE SHEET INFORMATION:
Real estate before accumulated
  depreciation......................   $ 82,198    $ 81,220   $ 78,580
Total assets........................     77,470      85,497     93,327
Mortgage debt.......................     69,240      87,091     86,610
Note Payable, Beacon Credit
  Facility..........................         --          --         --
Total liabilities...................    129,836     143,451    142,015
Total partners capital..............    (52,366)    (57,954)   (48,688)
OTHER DATA:
Funds from Operations (FFO) after
  allocation of Series A
  Preferred Unit Distributions(2)...         --          --         --
Cash Flows provided by (used by):
  Operating activities..............        241       5,408     10,069
  Investing activities..............     (1,102)     (9,890)    (2,091)
  Financing activities..............       (716)       (830)    (3,983)
Ratios:
  Interest Coverage(3)(5)...........         --          --         --
  Fixed Charge Coverage(4)(5).......         --          --         --
  Debt to Total Assets..............         --          --         --
  Secured Debt to Total Assets......         --          --         --
  Unencumbered Assets to Total
    Unsecured Debt..................         --                     --
---------------
(1) Including deductions for:
     Depreciation and
       amortization.................
     Interest-amortization of
       financing cost...............

(2) Beacon Partnership believes that to facilitate a clear understanding of the operating results of Beacon Partnership, Funds from Operations ("FFO") should be examined in conjunction with net income. The definition of FFO was clarified in the NAREIT White Paper, adopted by the NAREIT Board of Governors on March 3, 1995, as net income (computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (in each case only real estate related assets), and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FFO should not be considered as a substitute for net income as an indication of Beacon Partnership's performance or as a substitute for cash flow as a measure of its liquidity. Beacon Partnership's method of calculating FFO may be different from methods used by other companies.

(3) For purposes of computing the ratio of EBITDA to interest expense, EBITDA represents earnings before interest, taxes, depreciation and amortization. interest expense includes Beacon Partnership's pro rata share of joint venture interest expense.

(4) For purposes of computing the ratio of EBITDA to fixed charges, EBITDA represents earnings before interest, taxes, depreciation and amortization. Fixed charges consist of interest costs, whether expensed or capitalized and including Beacon Partnership's pro rata share of joint venture interest expense, principal amortization including Beacon Partnership's pro rata share of joint venture principal amortization, plus any distributions on outstanding preferred units.

(5) EBITDA (i) does not represent cash flow from operations as defined by GAAP,
    (ii) should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of operating performance; and (iii) is not an alternative to cash flows as a measure of liquidity. Beacon Partnership's management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of a company because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a company to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues and operating expenses, should be considered. Beacon Partnership's method of calculating EBITDA may be different from the methods used by other companies.

           BEACON PARTNERSHIP MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with Beacon Partnership's Consolidated Financial Statements and Notes thereto included elsewhere herein. The discussion in this section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "expect", "anticipate", "intend", "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Beacon Partnership's actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include general economic conditions, local real estate conditions, timely releasing of occupied square footage upon expiration, interest rates, availability of equity and debt financing and other risks detailed from time to time in Beacon Partnership's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

     As a result of the significant acquisitions by Beacon Partnership and its use of the equity method of accounting for the management, design and construction corporations, while the Predecessor consolidated these entities, the operating results of Beacon Partnership and Predecessor are not directly comparable.

RESULTS OF OPERATIONS

COMPARISON OF THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996

     Beacon Partnership's gross revenues increased by 119% for the nine months ended September 30, 1997 compared to the corresponding period in 1996. The growth in gross revenues was primarily the result of the acquisition of 89 Properties (the "Beacon Acquisition Properties") comprising 12.6 million square feet during 1996 and 1997 offset by the sale of the Westlakes Office Park Property in May 1997. Beacon Partnership's proportionate share of weighted average square feet of office properties increased by 96% to 15.5 million square feet for the nine months ended September 30, 1997, compared to 7.9 million square feet for the corresponding period in 1996.


     The Beacon Acquisition Properties increased revenues from rental operations, which includes rental income, recoveries from tenants and other income, by $54.9 and $140.6 million for the three and nine months ended September 30, 1997, respectively, compared to the corresponding periods in 1996. The remaining balance of the increase was primarily due to increases in occupancy and rental rates and completion of the redevelopment and achievement of 88% occupancy at the Crosby Corporate Center in 1996 offset by the decrease in revenues as a result of the sale of Westlakes Office Park.


     The impact of the straight-line rent adjustment increased consolidated revenues for the Beacon Partnership by $14.3 million for the nine months ended September 30, 1997 and $4.1 million for the corresponding period in 1996. The impact of the straight-line rent adjustment increased Beacon Partnership's equity in net income of property joint ventures and corporations by $0.1 million for the nine months ended September 30, 1997 and $0.1 million for the corresponding period in 1996.

     The impact of the straight-line rent adjustment increased consolidated revenues for Beacon Partnership by $6.2 million for the three months ended September 30, 1997 and $1.6 million for the corresponding period in 1996. The impact of the straight-line rent adjustment increased Beacon Partnership's equity in net income of property joint ventures and corporations by $0.1 million for the three months ended September 30, 1997 and $0.1 million for the corresponding period in 1996.

     Mortgage interest income for the three and nine months ended September 30, 1997 was $2.6 and $5.3 million, respectively, compared to $1.4 and $3.6 million for corresponding periods in 1996. The increase is the result of Beacon Partnership's acquisition of the remaining portions of the outstanding first mortgage indebtedness on the Rowes Wharf Property in April and June 1996, recognition of $0.9 million of accretion in the carrying value of the Rowes Wharf debt and interest on Beacon Partnership's loans to certain affiliates of Beacon Partnership used to acquire a parcel of land located in Newton, Massachusetts.

     The Beacon Acquisition Properties increased property expenses, real estate taxes and depreciation and amortization by $26.7 and $68.6 million for the three and nine months ended September 30, 1997, respectively, compared to the corresponding periods in 1996. The remaining balance of the increase was primarily due to additional operating expenses as a result of an increase in occupancy and the completion of the redevelopment and achievement of 88% occupancy at the Crosby Corporate Center in 1996 offset by the decrease in expenses as a result of the sale of the Westlakes Office Park.

     General and administrative expenses were $10.2 and $28.0 million for the three and nine months ended September 30, 1997, respectively, compared to $4.5 and $11.8 million for the corresponding periods in 1996. The Beacon Acquisition Properties increased general and administrative expenses by $1.7 and $4.4 million for the three and nine month periods, respectively. The remaining balance of the increase was primarily due to an increase in corporate management and administrative costs. In 1996, Beacon Partnership established its first regional offices in the Southeast and Mid-Atlantic and in the first quarter of 1997 regional offices in the Midwest and West were established. As a result, payroll expense increased by $5.8 million for the nine months ended September 30, 1997, along with an increase in other corporate and regional general and administrative expenses. In addition, legal expense increased by $1.3 million primarily due to legal costs incurred in connection with the defense of a lawsuit by a limited partner of Beacon Partnership which was settled in August 1997. Beacon Partnership did not pay any of the settlement amount, General and administrative expenses as a percentage of total revenue were 10.5% for the nine months ended September 30, 1997 compared to 9.7% for the corresponding period in 1996.

     Net operating income (excluding the effect of straight-line rents) for properties owned for at least a full year (consisting of 55 properties with 9.2 million square feet for the nine months ended and 20 properties with 5.9 million square feet for the three months ended) increased 7.6% and 6.4% for the three and nine months ended September 30, 1997, respectively, compared to the corresponding periods in 1996.

     Mortgage interest expense was $13.7 and $36.3 million for the three and nine months ended September 30, 1997, respectively, compared to $7.1 and $20.7 million for the corresponding periods in 1996. The increase in both periods was primarily the result of debt incurred or assumed in connection with several of the Beacon Acquisition Properties and an increase in the weighted average outstanding balance of the Beacon Credit Facility.

     Interest-amortization of financing costs was $0.4 and $1.1 million for the three and nine months ended September 30, 1997, respectively, compared to $0.4 and $1.6 million for the corresponding periods in 1996. The decrease was primarily the result of the reduction in amortization of financing costs of the Beacon Credit Facility as a result of the write-off of fees and costs of the Beacon Credit Facility which was substantially modified in both September 1996 and April 1997.

     Equity in net income of joint ventures and corporations was $1.7 and $4.9 million for the three and nine months ended September 30, 1997, respectively, compared to $1.3 and $3.8 million for the corresponding periods in 1996. The increase was primarily the result of a lease termination fee recognized in 1997 by 75-101 Federal Street as well as increases in rental income at Polk and Taylor and One Post Office Square properties.

     Loss from discontinued operations from the Construction Company was $0.8 and $2.3 million for the three and nine months ended September 30, 1997, respectively, compared to $0.8 and $1.9 million for the corresponding periods in 1996. In December 1996, substantially all of the assets of the Construction Company were sold to Skanska AB, a Swedish construction firm. The Construction Company's new business plan involves the completion of certain contracts not transferred to the purchaser and the liquidation of its remaining assets.

     In May 1997, the Operating Partnership sold the Westlakes Office Park property, its sole property located in Berwyn (suburban Philadelphia), Pennsylvania for approximately $72.5 million and recorded a gain on the sale of the property of $16.7 million.

     Extraordinary items were $2.6 million for the nine months ended September 30, 1997, compared to $3.9 million for the corresponding period in 1996. In 1997, Beacon Partnership recorded an extraordinary item in connection with the write-off of fees and costs of the secured Credit Facility which was replaced with an unsecured facility in April 1997. In March 1996, Beacon Partnership recorded an extraordinary item of $2.2 million in connection with the write-off of fees and costs to acquire a $260 million mortgage loan provided by PaineWebber Real Estate Securities, Inc. used to acquire the Perimeter Center Portfolio (the "PaineWebber Acquisition Loan"). The PaineWebber Acquisition Loan was recorded in connection the write-off of fees and costs of the Beacon Credit Facility which was substantially modified in September 1996.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     For discussion purposes, the results of operations for the year ended December 31, 1994 combine the operating results of the Predecessor for the period January 1, 1994 to May 25, 1994 and the operating results of Beacon Partnership for the period May 26, 1994 to December 31, 1994.

     Beacon Partnership's gross revenues increased by 104% from 1995 to 1996 and 126% from 1994 to 1995. The growth in gross revenues was primarily the result of the acquisition of 78 Properties comprising 9.1 million square feet in 1996, 5 Properties comprising 1.4 million square feet in 1995, and 6 Properties comprising 0.9 million square feet in 1994.

     The acquisition properties increased revenues from rental operations, which includes rental income, recoveries from tenants and other income, by $81.7 million from 1995 to 1996 and $47.2 million from 1994 to 1995. The remaining balance of the increase was primarily due to increase in occupancy and rental rates, completion of the redevelopment and achievement of 88% occupancy of the Crosby Corporate Center in 1996 and interest income earned on cash reserves.

     The impact of the straight-line rent adjustment increased consolidated revenues for Beacon Partnership by $6.6 million in 1996, $3.7 million in 1995 and $1.9 million for the period May 26, 1994 to December 31, 1994. The impact of the straight-line rent adjustment increased Beacon Partnership's equity in net income of property joint ventures and corporations by $0.1 million in 1996, $0.2 million in 1995 and $0.3 million for the period May 26, 1994 to December 31, 1994.


     Management fees were $3.0 million in 1996, $2.2 million in 1995 and $1.5 million in 1994. The increase from 1995 to 1996 of $0.8 million is the result of the management contract for 75-101 Federal Street, a property in which Beacon Partnership purchased an approximate 51% interest in September 1995. The increase from 1994 to 1995 of $0.7 million is the result of Beacon Property Management, L.P., a fully consolidated entity, managing the joint venture properties effective January 1, 1995. In 1994, Beacon Management Company, an entity accounted for under the equity method, managed the joint venture and unrelated third-party properties. The Beacon Predecessor reported the results of operations of the management of joint venture and unrelated third-party properties in revenues and expenses in its combined financial statements.


     Mortgage interest income for 1996 was $5.0 million and $2.5 million for 1995. The increase of $2.5 million is the result of Beacon Partnership's acquisition of the remaining portions of the outstanding first mortgage indebtedness on the Rowes Wharf Property in 1996 and a full year of interest income in 1996 from those portions of the Rowes Wharf debt purchased in 1995. If Beacon Partnership had owned all of its share of the Rowes Wharf debt for a full year in 1996, mortgage interest income would have been $5.6 million.

     The acquisition properties increased property expenses, real estate taxes and depreciation and amortization by $37.2 million from 1995 to 1996 and $24 million from 1994 to 1995. The remaining balance was primarily due to increased operating expenses as a result of an increase in occupancy and the completion of the redevelopment and achievement of 88% occupancy at the Crosby Corporate Center in 1996.

     General and administrative expenses were $19.2 million in 1996, $9.4 million in 1995 and $4.3 million in 1994. The acquisition properties increased general and administrative expenses by $3.7 million from 1995 to 1996 and $3.8 million from 1994 to 1995. The remaining balance of the increase was primarily due to an increase in corporate management and administrative costs with the largest increase in payroll expense of $2.2 million and rent expense of $1.0 million. The increase in corporate management and administrative costs was the result of the growth of Beacon Partnership's portfolio of properties and the opening of the first regional office in Atlanta in 1996. General and administrative expenses as a percentage of total revenue was 10.5% in 1995 and 1996 and 10.9% in 1994.


     Mortgage interest expense was $30.3 million in 1996, $15.2 million in 1995 and $7.8 million in 1994. The increase of $15.1 million from 1995 to 1996 is primarily the result of debt incurred or assumed in connection the acquisition of the Perimeter Center Portfolio and the Fairfax County Portfolio. Interest expense associated with the mortgage debt placed on the Wellesley Office Park and Center Plaza Properties in 1996 was offset by a reduction of interest expense on the Beacon Credit Facility as a result of the proceeds being used to pay down the balance of the Beacon Credit Facility. The increase of $7.4 million from 1994 to 1995 is primarily due to the interest on the Beacon Credit Facility and debt assumed in connection with the acquisition of 150 Federal Street and the remaining joint venture interest in 175 Federal Street offset by the decrease in interest expense as a result of the discharge of mortgage debt in connection with the formation of Beacon Partnership. The weighted average balance outstanding of the Beacon Credit Facility was $42.3 million for 1996, $99.7 million for 1995 and $50.4 million for the period May 26, 1994 to December 31, 1994.


     Interest-amortization of financing costs was $2.1 million in 1996, $1.4 million in 1995 and $1.0 million in 1994. The increase of $0.7 million from 1995 to 1996 was primarily the result of amortization of financing costs associated with the Beacon Credit Facility, the mortgage debt on Wellesley Office Park, Center Plaza and the Perimeter Center Portfolio. The increase of $0.4 million from 1994 to 1995 is primarily the result of the amortization of financing costs associated with the Beacon Credit Facility offset by the write-off of financing costs by the Beacon Predecessor as a result of the discharge of mortgage debt in connection with the formation of Beacon Partnership.



     Equity in net income of joint ventures and corporations was $4.9 million in 1996, $3.1 million in 1995 and $1.1 million in 1994. The increase of $1.8 million from 1995 to 1996 was primarily the result of the acquisition of the equity investment in 75-101 Federal Street in September 1995. The increase of $2.0 million from 1994 to 1995 is primarily the result of a reduction in the equity in net loss from the Center Plaza Property as a result of Beacon Partnership acquiring its debt, a controlling interest and fully consolidating the Property effective December 1, 1994. Increases in equity in net income of One Post Office Square and Polk and Taylor, as well as a new equity investment in 75-101 Federal Street, were offset by the decrease in equity in net income from Wellesley Office Park Building Six, 175 Federal Street and Beacon Management Company.


     Loss (income) from discontinued operations from Beacon Construction Company was a $2.6 million loss in 1996, a $0.1 million loss in 1995 and $0.5 million income in 1994. The increase in loss of $2.5 million from 1995 to 1996 was primarily the result of several significant subcontractors working on construction contracts in Atlanta seeking bankruptcy and not completing their work. As a result, Beacon Construction Company was forced to complete the projects using additional contractors which increased the total costs of the projects.

     In December 1996, substantially all of the assets of Beacon Construction Company were sold to Skanska AB, a Swedish construction firm. In connection with the sale, Beacon Partnership recorded its share of the loss of $0.2 million.

     As a result of transactions resulting in the formation of Beacon Partnership (the "Beacon Formation Transactions"), no minority interest in the combined partnerships was recorded after May 25, 1994, resulting in a decrease compared to 1994 in minority interest in loss of combined partnerships.

     Extraordinary items were a $3.9 million loss in 1996 and a $8.9 million gain in 1994. An extraordinary item of $2.2 million was recorded in connection with the write-off of fees and costs to acquire the PaineWebber Acquisition Loan which was repaid in March 1996 approximately three years prior to its maturity. An extraordinary item of $1.7 million was recorded in connection with write-off of fees and costs of the Beacon Credit Facility which was substantially modified in June 1996. The extraordinary gain in 1994 relates to the settlement of mortgage debt by the Beacon Predecessor on the Wellesley Office Park Buildings One to Five and Seven as a condition of transfer prior to the Beacon Formation Transactions.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities totaled $92.2 million in 1996, $33 million in 1995 and $11.4 million in 1994. The increase in the periods was primarily attributable to the incremental increase in cash flow from operations provided by the acquisition properties as well as an increase in security deposits, accrued interest, and prepaid rents.

     Net cash used by investing activities totaled $1,097.9 million in 1996, $145.9 million in 1995 and $234.9 million in 1994. The increase from 1995 to 1996 was the result of the acquisition of Properties and the redevelopment of the Crosby Corporate Center and Wellesley Building Eight in 1996. The decrease from 1994 to 1995 was primarily a result of Beacon's May 1994 initial public offering whereby Beacon Partnership acquired its initial portfolio of 15 Properties totaling 4.4 million square feet.

     Net cash provided by financing activities totaled $1,037.1 million in 1996, $102.6 million in 1995 and $236.8 million in 1994. The increase from 1995 to 1996 was primarily due to an increase in public stock offerings of Beacon, the proceeds of which were contributed to Beacon Partnership, and the closing of mortgage debt on certain Properties. The decrease from 1994 to 1995 was primarily attributable to the repayments on the Beacon Credit Facility in 1995.

     Cash and cash equivalents were $35.9 million at December 31, 1996 compared to $4.5 million at December 31, 1995. The increase was primarily the result of proceeds from 1996 public stock offerings of Beacon, the proceeds of which were contributed to Beacon Partnership, in excess of the funds utilized for the 1996 acquisitions and the redevelopment of the Crosby Corporate Center and Wellesley Eight Building.

INVESTING ACTIVITIES


     On February 15, 1996, Beacon Partnership acquired the Perimeter Center Portfolio, a 3.3 million square foot, 32-building portfolio located in suburban Atlanta, Georgia for approximately $322.2 million in cash and approximately $13.8 million in Beacon Partnership Units.


     During the second quarter of 1996, Beacon Partnership and Equitable Life Insurance Society of the United States, on behalf of its Prime Property Fund ("Equitable"), Beacon Partnership's partner in the Rowes Wharf Property, acquired the remaining portion of the outstanding first mortgage indebtedness on the Rowes Wharf Property that had been held by a bank lending group for $16.7 million. The mortgage debt was acquired at market value which was approximately 50% of the face value.

     On August 16, 1996, Beacon Partnership acquired the New York Life Portfolio for approximately $150 million. The New York Life Portfolio consists of the AT&T Plaza located in Oak Brook, Illinois, the five-building Tri-State International office park located in Lincolnshire, Illinois and a property located at 1333 H Street in Washington, D.C.

     On September 5, 1996, Beacon Partnership acquired the Fairfax County Portfolio for aggregate consideration of $77 million consisting of assumption of mortgage debt of approximately $55.5 million and the issuance of approximately $21.5 million of Beacon Partnership Units. The Fairfax County Portfolio consists of the John Marshall I building, the E.J. Randolph building, the Northridge I building and a parcel of developable land.

     On October 18, 1996, Beacon Partnership acquired the Rosslyn, Virginia Portfolio for aggregate consideration of approximately $99 million. The Rosslyn, Virginia Portfolio consists of office buildings located at 1616 North Fort Myer Drive and 1300 North 17th Street.


     On November 15, 1996, Beacon Partnership acquired the New England Executive Park Portfolio for aggregate consideration of approximately $75 million. An additional $17 million payment is payable on November 30, 1998, contingent upon meeting conditions regarding occupancy or rental income levels at the property in 1998.



     On November 21, 1996, Beacon Partnership acquired the 10960 Wilshire Boulevard property located in Westwood, California for aggregate consideration of approximately $133 million.

     On November 21, 1996, Beacon Partnership acquired 245 First Street located in Cambridge, Massachusetts for aggregate consideration of approximately $45 million.

     On December 20, 1996, Beacon Partnership acquired the Shoreline Technology Park and Lake Marriott Business Park located in suburban San Francisco for aggregate consideration of approximately $183 million.


     On December 27, 1996, Beacon Partnership acquired the Presidents Plaza property for aggregate consideration of approximately $38 million in cash and the issuance of approximately $39 million of Beacon Partnership Units.


FINANCING ACTIVITIES


     On January 9, 1996, Beacon Partnership converted $55 million of the Beacon Credit Facility to permanent mortgage debt secured by the Wellesley Office Park properties.



     On February 9, 1996, Beacon Partnership converted $60 million of the Beacon Credit Facility to permanent mortgage debt secured by the Center Plaza property.


     On February 15, 1996, Beacon Partnership acquired the Perimeter Center Portfolio using the proceeds of the $260 million PaineWebber Acquisition Loan and the issuance of approximately $13.8 million of Beacon Partnership Units, with the balance funded from the Beacon Credit Facility.

     In March 1996, Beacon sold 7,036,000 Beacon Common Shares to the public at $26.25 per share and contributed the approximately $173.8 million net proceeds of the offering to Beacon Partnership in exchange for 7,036,000 Beacon Partnership Units. The net proceeds of the contribution were used to repay a portion of the PaineWebber Acquisition Loan.

     On March 15, 1996, Beacon Partnership closed on the $218 million MetLife Loan. The proceeds of the MetLife Loan were used to repay the remaining portion of the PaineWebber Acquisition Loan and the outstanding balance of the Beacon Credit Facility.

     In August 1996, Beacon sold 5,750,000 Beacon Common Shares to the public at $25.75 per share and contributed the approximately $139.4 million net proceeds of the offering to Beacon Partnership in exchange for 5,750,000 Beacon Partnership Units. The net proceeds of the contribution were used to purchase the New York Life Portfolio.

     In November 1996, Beacon sold 13,723,000 Beacon Common Shares to the public at $30.75 per share. In addition, in December 1996, Beacon sold an additional 1,132,400 Beacon Common Shares at an offering price of $33.465 per share to the underwriters of the November 1996 offering to cover a portion of their short position resulting from over-allotments. Beacon contributed the approximately $436.7 million net proceeds of these offerings to Beacon Partnership in exchange for 14,855,400 Beacon Partnership Units. The net proceeds of these offerings were used to purchase the various fourth quarter acquisitions with the balance added to cash reserves.


     On December 23, 1996, Beacon Partnership refinanced the $16.5 million mortgage loan on the Northridge I property to a $13.6 million mortgage loan with a 10-year term bearing interest at an annual rate of 8.19%. This mortgage loan requires monthly installments of interest only in years one and two and principal and interest during years three through ten based on a 25-year amortization schedule.



     On December 23, 1996, Beacon Partnership also closed on a $15 million mortgage loan on the E.J. Randolph Property, and used the net proceeds to pay down the Beacon Credit Facility. On September 5, 1996, in connection with the acquisition of the property, Beacon Partnership paid off a $18 million mortgage loan it assumed using a draw on the Beacon Credit Facility.


     On January 28, 1997, Beacon Partnership declared a distribution of $.4625 per Beacon Partnership Unit payable on February 28, 1997 to partners of record on February 10, 1997.

CAPITALIZATION


     At December 31, 1996, Beacon Partnership's total consolidated debt was approximately $605.2 million, and its total consolidated debt plus its proportionate share of total unconsolidated debt (other than the Rowes Wharf property debt) was approximately $698.8 million. At December 31, 1996, Beacon Partnership's outstanding consolidated debt consisted of approximately $153 million under the Beacon Credit Facility and approximately $452.2 million of fixed rate mortgage indebtedness with a weighted average rate of 7.22%, collateralized by properties owned 100% by Beacon Partnership. Beacon Partnership's proportionate share of its current total unconsolidated debt (excluding the Rowes Wharf property debt) consists of approximately $46.6 million on the One Post Office Square property (in which Beacon Partnership has a 50% general partner interest) and approximately $46.4 million on the 75-101 Federal Street property (in which Beacon Partnership owns approximately 52% of the common stock of a private REIT that owns the property). The weighted average rate of Beacon Partnership's unconsolidated fixed rate mortgage indebtedness is 7.47%. The weighted average rate of Beacon Partnership's consolidated and unconsolidated fixed rate mortgage indebtedness is 7.27%.



     Based on Beacon Partnership's total market capitalization of $2,690.3 million at December 31, 1996 (at the December 31, 1996 closing stock price of the Beacon Common Shares of $36.625), Beacon Partnership's consolidated debt plus its proportionate share of total unconsolidated debt (other than the Rowes Wharf property debt) represented approximately 26% of its total market capitalization.


     In June 1996, Beacon Partnership substantially modified the terms of the Beacon Credit Facility. Additionally, in July 1996, the maximum loan amount available under the Beacon Credit Facility was increased to $300 million. with a maturity date of June 1999. Beacon Partnership has an interest rate protection agreement through May 1997 with BankBoston, N.A. ("BankBoston") with respect to $135 million of the Beacon Credit Facility, which provides for offsetting payments to Beacon Partnership in the event that 90-day LIBOR exceeds 9.47% per annum. Effective May 1997 through May 1999, Beacon Partnership has an interest rate protection agreement with respect to $137.5 million of the Beacon Credit Facility, which provides for offsetting payments to Beacon Partnership in the event that 90-day LIBOR exceeds 8.75% per annum. This interest rate protection arrangement may be applied during four quarters of the period from May 1997 to May 1999.


     Beacon Partnership utilizes the Beacon Credit Facility primarily to finance acquisitions of additional properties, although up to $30 million may be used for working capital purposes and $2.5 million is reserved under certain circumstances for capital expenditures. The Beacon Credit Facility is a recourse obligation of Beacon Partnership, is guaranteed by Beacon and is secured by cross-collateralized mortgages and assignments of rents on 29 of the properties. Beacon Partnership's ability to borrow under the Beacon Credit Facility is subject to Beacon Partnership's compliance with a number of customary financial and other covenants on an ongoing basis, including loan-to-value ratio against the secured borrowing base not to exceed 60%, debt service coverage ratio of 1.5x for the secured borrowing base and 2.0x for Beacon Partnership as a whole, a leverage ratio not to exceed 55%, with the ability to increase leverage to 66.67% for up to six months at a time, limitations on additional indebtedness and stockholders distributions, and a minimum net worth requirement. At December 31, 1996, Beacon Partnership had the ability to borrow an additional $127.5 million under the Beacon Credit Facility without having to grant additional mortgages on other owned Beacon Properties.


     Beacon Partnership has considered its short-term (up to 12 months) liquidity needs and the adequacy of expected liquidity sources to meet these needs. Beacon Partnership believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain Beacon's REIT qualifications under the Code. Beacon Partnership believes that these needs will be fully funded from cash flows provided by operating activities.


     Beacon Partnership expects to meet long-term (greater than 12 months) liquidity requirements for the costs of development, property acquisitions, scheduled debt maturities, major renovations, expansions and other nonrecurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional Beacon Partnership Units and equity securities. Beacon Partnership may finance the redevelopment or acquisition of additional properties by using the Beacon Credit Facility.

     Rental revenues and operating expense reimbursement income from tenants, and income from the management and design companies are Beacon Partnership's principal sources to pay its operating expenses, debt service and recurring capital expenditures. Beacon Partnership seeks to increase income from existing Beacon Properties by maintaining quality standards for the Beacon Properties that promote high occupancy rates and permit increases in rental rates while reducing tenant turnover and controlling operating expenses. Consequently, Beacon Partnership believes its revenues will continue to provide the necessary funds for its operating expenses, debt service and recurring capital expenditures.


     During the year ended December 31, 1996, Beacon Partnership paid quarterly distributions totaling $1.765 per Beacon Partnership Unit, and intends to continue paying distributions quarterly. Beacon Partnership expects to use cash flows from operating activities to fund distributions to the partners.

     Principal sources of funds for acquisitions are expected to include income from operations, proceeds of offerings, amounts available under the Beacon Credit Facility, and assumption of mortgage debt on new properties, long term secured and unsecured indebtedness or sale of real estate. In addition to funds from the above sources, acquisitions of properties or interests therein may also be acquired by the issuance of Beacon Partnership Units.

ENVIRONMENTAL MATTERS

     Beacon Partnership believes, based on its internal reviews, environmental site assessments performed by consultants, existing plans to mitigate and monitor the sites and financial commitments of certain prior owners and tenants, that the future costs relating to environmental remediation and compliance will not have a material adverse effect on Beacon Partnership's financial condition, results of operations, or liquidity.

INFLATION

     Most of Beacon Partnership's leases require tenants to pay increases in operating expenses, including common area charges and real estate taxes, thereby reducing the risk to Beacon Partnership of the adverse effects of inflation. Leases also vary in term from three years to 15 years, further reducing the risk to Beacon Partnership of the adverse effects of inflation.

                             THE BEACON PROPERTIES

     The following table sets forth certain information relating to each Beacon Property as of September 30, 1997.

                                                                                                          AVERAGE    AVERAGE
                                                                                   AREA IN                ANNUAL    ANNUAL NET
                                 YEAR BUILT/    OWNERSHIP    PROPERTY               SQUARE     PRESENT     BASE     EFFECTIVE
PROPERTY                          RENOVATED    INTEREST(1)   LOCATION                FEET      LEASED     RENT(2)    RENT(3)
--------                         -----------   -----------   --------             ----------   -------    -------   ----------
DOWNTOWN BOSTON OFFICE MARKET:
225 Franklin Street............        1966(4)      100%     Boston, MA              929,545     100%     $36.94      $32.73
75-101 Federal Street..........   1985-1988        51.6%     Boston, MA              812,000      91%      30.19       19.62
One Post Office Square.........        1981          50%     Boston, MA              764,129      99%      25.18       15.69
Center Plaza...................   1966-1969            (5)   Boston, MA              649,359      97%      22.64       12.87
150 Federal Street.............        1988         100%     Boston, MA              530,279     100%      26.02       21.25
Rowes Wharf....................        1987          45%     Boston, MA              344,326     100%      31.35       18.91
Russia Wharf...................   1978-1982         100%     Boston, MA              314,596      98%      15.07        8.44
2 Oliver Street -- 147 Milk
  Street.......................   1982-1988         100%     Boston, MA              271,000      99%      18.62       11.94
175 Federal Street.............        1977         100%     Boston, MA              203,349      99%      25.69       15.83
South Station(6)...............        1988         100%     Boston, MA              148,591     100%      30.94       21.00
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                    4,967,174      98%     $27.59      $19.48
                                                                                  ----------    ----      ------      ------
GREATER BOSTON SUBURBAN OFFICE MARKET:
Wellesley Office Park(7).......   1963-1984         100%     Wellesley, MA           622,862      99%     $24.73      $17.36
Crosby Corporate Center(8).....        1996         100%     Bedford, MA             336,000      98%      14.02       10.02
175 Wyman Street(9)............                     100%     Waltham, MA             335,000      (9)         (9)         (9)
Westwood Business Centre.......        1985         100%     Westwood, MA            160,400      96%      19.81       11.28
New England Executive Park
  Portfolio(10)................   1970-1985         100%     Burlington, MA          817,013      93%      19.56       12.57
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                    2,271,275      96%(9)  $20.31      $13.58
                                                                                  ----------    ----      ------      ------
CAMBRIDGE OFFICE MARKET:
One Canal Park.................        1987         100%     Cambridge, MA           100,300     100%     $22.05      $13.99
Ten Canal Park.................        1987         100%     Cambridge, MA           110,000     100%      19.00       12.16
245 First Street(11)...........   1985-1986         100%     Cambridge, MA           263,227     100%      22.55       17.46
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                      473,527     100%     $21.61      $15.49
                                                                                  ----------    ----      ------      ------
CENTRAL PERIMETER ATLANTA OFFICE MARKET(12):
North Terraces.................        1984         100%     Atlanta, GA             492,845      98%     $20.37      $14.50
South Terraces.................        1986         100%     Atlanta, GA             494,513      95%      21.25       13.37
8,10,12,14,16 Perimeter Center
  East.........................        1970         100%     Atlanta, GA              64,998      89%      14.95       10.20
20,22,24,26 Perimeter Center
  East.........................        1973         100%     Atlanta, GA              69,727      95%      15.46       10.03
28,30,32 Perimeter Center
  East.........................        1974         100%     Atlanta, GA             104,816      98%      14.13        8.66
41 Perimeter Center East.......        1974         100%     Atlanta, GA              92,021      98%      15.59        9.98
47 Perimeter Center East.......        1974         100%     Atlanta, GA              92,021      97%      15.56       10.14
50 Perimeter Center East.......        1981         100%     Atlanta, GA               6,300     100%       7.66        7.66
53 Perimeter Center East.......        1972         100%     Atlanta, GA              90,505     100%      17.12       12.29
56 Perimeter Center East.......        1977         100%     Atlanta, GA              93,625     100%      16.16        8.56
64 Perimeter Center East.......        1971         100%     Atlanta, GA             183,037     100%       5.34        2.38
64A Perimeter Center East......        1985         100%     Atlanta, GA             372,498     100%      20.66       17.39
70,72,74,76 Perimeter Center
  East.........................        1972         100%     Atlanta, GA              61,932      88%      15.97       10.75
125 Perimeter Center West......        1972         100%     Atlanta, GA             223,059     100%       4.10        3.07
219 Perimeter Center Parkway...        1979         100%     Atlanta, GA             127,697     100%      15.94       11.60
223 Perimeter Center Parkway...        1978         100%     Atlanta, GA             127,823     100%      16.50       11.43
245 Perimeter Center Parkway...        1981         100%     Atlanta, GA             229,217     100%      18.05       11.36
301 Perimeter Center North.....        1982         100%     Atlanta, GA             151,416     100%      18.48       12.25
303 Perimeter Center North.....        1989         100%     Atlanta, GA             162,256     100%      20.98       14.70

                                                                                                          AVERAGE    AVERAGE
                                                                                   AREA IN                ANNUAL    ANNUAL NET
                                 YEAR BUILT/    OWNERSHIP    PROPERTY               SQUARE     PRESENT     BASE     EFFECTIVE
PROPERTY                          RENOVATED    INTEREST(1)   LOCATION                FEET      LEASED     RENT(2)    RENT(3)
--------                         -----------   -----------   --------             ----------   -------    -------   ----------
Park Place Shopping Center.....        1979         100%     Atlanta, GA              61,830     100%      16.44       13.04
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                    3,302,136      98%     $17.00      $11.72
                                                                                  ----------    ----      ------      ------
ARLINGTON COUNTY, VIRGINIA OFFICE MARKET:
The Polk and Taylor
  Buildings....................        1970          10%     Arlington, VA           890,000     100%     $23.82      $19.28
1300 North Seventeenth
  Street.......................        1980         100%     Rosslyn, VA             372,865     100%      24.20       17.09
1616 North Fort Myer Drive.....        1974         100%     Rosslyn, VA             292,826     100%      23.23       15.44
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                    1,555,691     100%     $23.80      $18.03
                                                                                  ----------    ----      ------      ------
FAIRFAX COUNTY, VIRGINIA OFFICE MARKET:
John Marshall I................        1981         100%     McLean, VA              261,364     100%     $18.26      $15.85
E.J. Randolph..................        1983         100%     McLean, VA              164,677      99%      21.21       15.26
Northridge I...................        1988         100%     Reston/Herndon, VA      124,319     100%      25.96       19.34
Centerpointe I.................        1988         100%     Fairfax, VA             204,481     100%      15.23       11.94
                                                                                                                      ------
Centerpointe II................        1990         100%     Fairfax, VA             204,481      98%      18.29       13.90
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                      959,322     100%     $19.12      $14.95
                                                                                  ----------    ----      ------      ------
WASHINGTON, D.C. OFFICE MARKET:
1333 H Street..................        1982(13)      100%    Washington, D.C.        238,694      91%     $27.42      $20.18
                                                                                  ----------    ----      ------      ------
SUBURBAN CHICAGO OFFICE MARKET:
AT&T Plaza.....................        1984         100%     Oak Brook, IL           225,318     100%     $21.23      $14.26
Tri-State International(14)....        1986         100%     Lincolnshire, IL        548,000      84%      22.64       15.92
Presidents Plaza(15)...........   1980-1982         100%     Chicago, IL             791,000      95%      19.94       13.92
Westbrook Corporate
  Center(16)...................   1985-1996         100%     Westchester, IL       1,106,000      91%      24.47       19.23
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                    2,670,318      92%     $22.48      $16.56
                                                                                  ----------    ----      ------      ------
WEST LOS ANGELES OFFICE MARKET:
10960 Wilshire Boulevard.......   1971/1992         100%     Westwood, CA            543,804      89%     $21.56      $18.53
10880 Wilshire Boulevard(17)...   1970/1992         100%     Westwood, CA            541,176      85%      20.08       16.32
                                                                                  ----------    ----      ------      ------
    Subtotal/Weighted
      Average..................                                                    1,074,980      87%     $20.83      $17.44
                                                                                  ----------    ----      ------      ------
SILICON VALLEY OFFICE/R&D MARKET:
Shoreline Technology
  Park(18).....................   1985-1991         100%     Mountain View, CA       726,500     100%     $17.88(19)  $18.77(20)
Lake Marriott Business
  Park(21).....................        1981         100%     Santa Clara, CA         400,000     100%      10.29(19)   10.78(20)
Sunnyvale Business Park(22)....        1990         100%     Sunnyvale, CA           175,000     100%      18.44       18.76
    Subtotal/Weighted
      Average..................                                                    1,301,500     100%     $15.62      $16.32(20)
                                                                                  ----------    ----      ------      ------
    Total/Weighted
      Average(9)(23)...........                                                   18,623,617      97%     $22.04      $16.26
                                                                                  ----------    ----      ------      ------

---------------
 (1) Beacon Partnership holds a general partner interest in the entity which owns the fee title in One Post Office Square; a general partner and limited partner interest in the entities which own the fee title in each of Center Plaza and the Polk and Taylor Buildings; and an indirect limited partner interest in Rowes Wharf Associates, the entity that owns the hotel space and ground leases the office and retail space at Rowes Wharf. Beacon Partnership holds approximately 50.8% of the common stock of BeaMetFed, Inc. ("BeaMetFed"), a private REIT that holds the fee title to 75-101 Federal Street. Beacon Partnership owns a 100% fee interest in the remaining Beacon Properties, with the exception of South Station and 10880 Wilshire Boulevard, in each of which Beacon Partnership holds a ground leasehold interest.

 (2) Base Rent is gross rent excluding payments by tenants on account of real estate tax and operating expense escalation.

 (3) Net Effective Rent is Base Rent adjusted on a straight-line basis for contractual rent step-ups and free rent periods, plus tenant payments on account of real estate tax and operating expense escalations, less total operating expenses and real estate taxes.

 (4) 225 Franklin Street has undergone an approximately $95 million renovation during the past eight years, including installation of new electrical systems, and a complete upgrade of mechanical systems, elevators, lobbies, roofs and the exterior plaza of the building.

 (5) Beacon Partnership holds a 1% general partner interest, a 75% limited partner interest and an option to purchase the remaining 24% limited partner interest in the partnership that owns Center Plaza.

 (6) Beacon Partnership owns a ground leasehold interest in South Station which expires in 2024 but may be extended, at Beacon Partnership's option, for two additional 15-year terms. The ground lessor and Beacon Partnership have been in discussions to attempt to resolve a dispute involving the method of calculation of the lease payments and representatives of the lessor have informally taken the position that the ground lessor is entitled to declare a default. Unless these discussions result in a resolution of the dispute, litigation could ensue, the outcome of which could be adverse to Beacon Partnership (or, assuming consummation of the Mergers, EOP Partnership), possibly resulting in a loss of this property. This Beacon Property was originally built in the early 1900s and was fully rehabilitated in 1988. This Beacon Property includes a significant retail component.

 (7) The Wellesley Office Park consists of eight office buildings.

 (8) The Crosby Corporate Center consists of six office buildings.

 (9) 175 Wyman Street consists of a vacant 335,000 square foot office/research and development complex and 26.7 acres of land suitable for development. Weighted Averages exclude 175 Wyman Street.

(10) The New England Executive Park portfolio consists of nine of the 13 office buildings located in the New England Executive Park, the remaining four of which are owner-occupied.

(11) 245 First Street consists of two attached structures connected by a four-story atrium. Riverview I, a six-story office building, was constructed in 1909 and renovated in 1986. Riverview II, an 18-story structure with parking on the first nine floors, was constructed in 1985.

(12) The Perimeter Center portfolio consists of 32 buildings and six parcels of land that Beacon Partnership has ground leased to tenants.

(13) Approximately 205,000 square feet of the 1333 H Street Property was built in 1982. The remaining approximately 34,000 square feet was renovated in 1982.

(14) The Tri-State International complex consists of five office buildings.

(15) Presidents Plaza consists of four office buildings.

(16) Westbrook Corporate Center consists of five office buildings.

(17) Beacon Partnership owns a ground leasehold interest in 10880 Wilshire Boulevard which expires in 2068. Beacon Partnership has an option to purchase the ground under 10880 Wilshire Boulevard at fair market value in 2001.

(18) Shoreline Technology Park consists of 12 office buildings.

(19) Shoreline Technology Park, Sunnyvale Business Center and substantially all of the Lake Marriott Business Park are leased pursuant to triple net leases.

(20) Net rent, as adjusted on a straight-line basis to take into effect periodic increases in net rent.

(21) Lake Marriott Business Park consists of seven office buildings.

(22) Sunnyvale Business Center consists of three office buildings.

(23) Weighted Averages exclude 175 Wyman Street.

LEASE EXPIRATIONS

     The following tables set forth lease expirations (in square feet) for the Beacon Properties by market area.

                                                 LEASE EXPIRATIONS -- ALL BEACON PROPERTIES
                                              -------------------------------------------------
                                                10/97
                                                  TO
MARKET AREA                                     12/97         1998         1999         2000
-----------                                     -----         ----         ----         ----
Downtown Boston.............  square feet(a)     156,342      344,866      420,298      483,139
                              % sq. ft(b)            3.1%         6.9%         8.5%         9.7%
                              annual rent(c)   3,347,669   10,670,777   11,165,773   14,065,359
                              psf(d)              $21.41       $30.94       $26.57       $29.11
                              tenants(e)              30           63           64           73
Suburban Boston(f)..........  square feet(a)     243,905      234,737      197,356      227,914
                              % sq. ft(b)           12.5%        12.1%        10.1%        11.7%
                              annual rent(c)   4,562,258    5,212,586    3,813,204    5,286,633
                              psf(d)              $18.71       $22.21       $19.32       $23.20
                              tenants(e)              21           38           30           37
Cambridge...................  square feet(a)           0        3,499        1,411        6,320
                              % sq. ft(b)            0.0%         0.7%         0.3%         1.3%
                              annual rent(b)           0      127,832       31,606       83,269
                              psf(d)               $0.00       $36.53       $22.40       $13.18
                              tenants(e)               0            1            1            1
Central Perimeter Atlanta...  square feet(a)     103,981      282,822      686,095      332,652
                              % sq. ft(b)            3.1%         8.6%        20.8%        10.1%
                              annual rent(c)   1,982,033    4,758,379   13,146,864    6,546,469
                              psf(d)              $19.06       $16.82       $19.16       $19.68
                              tenants(e)              19           47           61           45
Arlington County, VA........  square feet(c)     890,000       31,338        5,672      137,494
                              % sq. ft(b)           57.2%         2.0%         0.4%         8.8%
                              annual rent(b)  21,774,468      778,924      133,333    3,731,043
                              psf(d)              $24.47       $24.86       $23.51       $27.14
                              tenants(e)               7            6            2           10
Fairfax County, VA..........  square feet(a)       6,976       10,698       42,430      137,943
                              % sq. ft(b)            0.7%         1.1%         4.4%        14.4%
                              annual rent(c)     103,378      220,898      899,587    3,694,874
                              psf(d)              $14.82       $20.65       $21.20       $26.79
                              tenants(e)               2            2            5            2
Washington, D.C. ...........  square feet(a)       4,004        4,045        2,945        8,835
                              % sq. ft(b)            1.7%         1.7%         1.2%         3.7%
                              annual rent(c)     111,880      115,428       80,988      243,846
                              psf(d)              $27.94       $28.54       $27.50       $27.60
                              tenants(e)               1            3            1            3

                                 LEASE EXPIRATIONS -- ALL BEACON PROPERTIES
                              -------------------------------------------------

                                                                                    2005 &
MARKET AREA                      2001         2002         2003         2004        BEYOND
-----------                      ----         ----         ----         ----        ------
Downtown Boston.............     808,534      647,859      198,072      208,082    1,581,410
                                    16.3%        13.1%         4.0%         4.2%        31.9%
                              26,761,372   20,330,985    5,707,104    6,355,076   64,806,054
                                  $33.10       $31.38       $28.81       $30.54       $40.98
                                      54           46           13           15           31
Suburban Boston(f)..........     165,988      124,633       53,521      104,177      529,727
                                     8.5%         6.4%         2.7%         5.4%        27.2%
                               3,954,214    3,340,026    1,343,979    2,304,107   11,772,504
                                  $23.83       $26.80       $25.11       $22.12       $22.22
                                      32           23            4            5            8
Cambridge...................     315,964      116,601       28,000            0            0
                                    66.6%        24.6%         5.9%         0.0%         0.0%
                               8,165,274    2,632,857      709,712            0            0
                                  $25.84       $22.58       $25.35        $0.00        $0.00
                                       4            2            1            0            0
Central Perimeter Atlanta...     873,983      237,574       54,204      257,229      412,664
                                    26.5%         7.2%         1.6%         7.8%        12.5%
                              15,797,956    5,563,250    1,377,596    1,887,544   10,179,631
                                  $18.08       $23.42       $25.42        $7.34       $24.67
                                      45           28            5            6            7
Arlington County, VA........     163,407       84,759       90,458       22,770      131,853
                                    10.5%         5.4%         5.8%         1.5%         8.5%
                               4,215,680    1,924,479    2,368,468      666,162    3,632,976
                                  $25.80       $22.71       $26.18       $29.26       $27.55
                                       6            4            5            2            4
Fairfax County, VA..........      67,282       63,342        4,890       70,904      552,784
                                     7.0%         6.6%         0.5%         7.4%        57.7%
                               1,699,923    1,308,720       98,582    1,755,410   13,039,779
                                  $25.27       $20.66       $20.16       $24.76       $23.59
                                       7            9            1            2            5
Washington, D.C. ...........       2,945       71,006       14,708            0      108,528
                                     1.2%        29.7%         6.2%         0.0%        45.5%
                                  79,692    2,153,356      461,684            0    3,660,393
                                  $27.06       $30.33       $31.39        $0.00       $33.73
                                       1            6            1            0            2

                                                 LEASE EXPIRATIONS -- ALL BEACON PROPERTIES
                                              -------------------------------------------------
                                                10/97
                                                  TO
MARKET AREA                                     12/97         1998         1999         2000
-----------                                     -----         ----         ----         ----
Suburban Chicago............  square feet(a)      63,100      209,224      210,001      420,586
                              % sq. ft(b)            2.4%         7.8%         7.9%        15.7%
                              annual rent(c)   1,236,156    4,949,770    5,429,292   11,732,367
                              psf(d)              $19.59       $23.66       $25.85       $27.90
                              tenants(e)              18           32           32           40
West Los Angeles............  square feet(a)      27,222       10,197       33,172      201,010
                              % sq. ft(b)            2.5%         0.9%         3.1%        18.7%
                              annual rent(c)     680,880      292,711      917,803    5,526,949
                              psf(d)              $25.01       $28.71       $27.67       $27.50
                              tenants(e)               2            3            9           21
Silicon Valley..............  square feet(a)      60,548        9,465       24,548      509,320
                              % sq. ft(b)            4.7%         0.7%         1.9%        39.1%
                              annual rent(c)     938,578      133,634      241,383    7,991,481
                              psf(d)              $15.50       $14.12        $9.83       $15.69
                              tenants(e)               2            2            3            7
Total Properties(f).........  square feet(a)   1,556,078    1,140,891    1,623,928    2,465,213
                              % sq. ft(b)            8.4%         6.2%         8.8%        13.3%
                              annual rent(c)  34,737,300   27,260,937   35,859,833   58,902,291
                              psf(d)              $22.32       $23.89       $22.08       $23.89
                              tenants(e)             102          197          208          239

                                 LEASE EXPIRATIONS -- ALL BEACON PROPERTIES
                              -------------------------------------------------

                                                                                    2005 &
MARKET AREA                      2001         2002         2003         2004        BEYOND
-----------                      ----         ----         ----         ----        ------

Suburban Chicago............     273,043      358,438      219,098      175,936      527,401
                                    10.2%        13.4%         8.2%         6.6%        19.7%
                               7,022,124    9,616,157    5,721,308    4,557,637   15,565,119
                                  $25.72       $26.83       $26.11       $25.91       $29.51
                                      37           26           13            8           19
West Los Angeles............     151,557      205,555       34,801       93,707      181,793
                                    14.1%        19.1%         3.2%         8.7%        16.9%
                               4,462,547    6,381,707    1,134,632    3,041,886    6,159,909
                                  $29.44       $31.05       $32.60       $32.46       $33.88
                                      22           10            3            3            5
Silicon Valley..............     380,932            0            0            0      314,997
                                    29.3%         0.0%         0.0%         0.0%        24.2%
                               7,082,150            0            0            0    5,967,949
                                  $18.59        $0.00        $0.00        $0.00       $18.95
                                       2            0            0            0            2
Total Properties(f).........   3,203,635    1,909,767      697,752      932,805    4,341,157
                                    17.3%        10.3%         3.8%         5.0%        23.5%
                              79,242,932   53,251,537   18,923,064   20,567,823   134,784,314
                                  $24.74       $27.88       $27.12       $22.05       $31.05
                                     210          154           46           41           83

---------------

(a) Total area in square feet covered by such leases.

(b) Percentage of total square feet represented by such leases.

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries (amounts in dollars).

(d) Calculated as annual rent divided by square feet.

(e) The number of tenants whose leases will expire.

(f) These figures exclude 175 Wyman Street.

MORTGAGE INDEBTEDNESS AND CREDIT FACILITY

     Beacon Partnership's total outstanding consolidated mortgage debt and its proportionate share of the total outstanding unconsolidated mortgage debt on the Beacon Properties (excluding Rowes Wharf) was approximately $679.3 million at September 30, 1997. Additionally, at September 30, 1997, Beacon Partnership's outstanding balance under the Beacon Credit Facility was $249 million. The following table sets forth certain information regarding the consolidated and unconsolidated mortgage debt obligations of Beacon Partnership, including mortgage obligations relating to specific Beacon Properties, and the Beacon Credit Facility. All of the mortgage debt is nonrecourse to Beacon Partnership. At September 30, 1997, Beacon Partnership's fixed rate debt had a weighted average interest rate of 7.39% and a weighted average maturity of 6.5 years.

                                                        PRINCIPAL      BEACON
                                                         AMOUNT     PARTNERSHIP'S
                                                         (AS OF      PORTION OF     INTEREST    MATURITY
PROPERTY                                                9/30/97)      PRINCIPAL       RATE      DATE(a)
--------                                                ---------   -------------   --------    --------
                                                                  (DOLLAR AMOUNTS IN MILLIONS)
MORTGAGE INDEBTEDNESS:
BEACON CONSOLIDATED PROPERTIES
175 Federal Street....................................     12.8          12.8         8.00%      7/1/98
150 Federal Street....................................     56.6          56.6         6.67%     11/1/98
Centerpointe I & II...................................     30.0          30.0         7.32%     2/28/01
Wellesley Office Park.................................     55.0          55.0         7.23%      2/1/03
Center Plaza..........................................     60.0          60.0         7.23%      3/1/03
John Marshall I.......................................     20.3          20.3         8.63%      6/1/04
Perimeter Center......................................    218.0         218.0         7.08%     3/31/06
Northridge I..........................................     13.6          13.6         8.19%      1/1/07
E.J. Randolph.........................................     15.0          15.0         8.19%      1/1/07
Westbrook Corporate Center............................    105.7         105.7         8.00%      5/1/07
                                                         ------        ------
     Total Consolidated Properties....................   $587.0        $587.0
                                                         ------        ------
UNCONSOLIDATED BEACON PROPERTIES WITH RESPECT TO WHICH
  BEACON PARTNERSHIP IS A GENERAL PARTNER OR
  SHAREHOLDER
One Post Office Square................................   $ 67.1        $ 33.6         7.00%      8/1/00
One Post Office Square................................     24.7          12.3         8.25%      8/1/00
75-101 Federal Street.................................     90.0          46.4         7.61%     10/1/02
                                                         ------        ------
     Total Unconsolidated Properties..................    181.8          92.3
                                                         ------        ------
     Total Mortgage Debt..............................   $768.8        $679.3
                                                         ------        ------
CREDIT FACILITY.......................................   $249.0        $249.0          (b)      3/31/00
                                                         ------        ------

---------------
(a) All mortgage debt is subject to principal amortization over periods of 20 to 27 years and is prepayable prior to maturity subject to certain conditions and penalties.

(b) At Beacon Partnership's option, at either (i) the higher of (x) BankBoston, N.A.'s base interest rate and (y) one-half of one percent (0.5%) above the overnight federal funds effective rate or (ii) the Eurodollar rate plus 90 basis points (0.90%).

                   MARKETS AND COMPETITION OF EOP AND BEACON

     EOP and Beacon (on a combined basis) operate in most of the top office markets in the United States. Emerging Trends in Real Estate 1997, Cognetics Real Estate, Inc. in December 1996, and 1997 Landauer Real Estate Market Forecast have each ranked the top office markets. Of the 20 markets listed below, EOP and Beacon own Office Properties in 16 of such markets as highlighted in bold, capitalized text.

                                                  LEADING MARKETS
                                                 FOR PRIMARY OFFICE            TOP 15 CITIES -- LANDAUER MOMENTUM
  MARKETS TO WATCH IN 1997               EMPLOYMENT GROWTH -- 1996 TO 2005      INDEX FOR OFFICE MARKETS -- 1997
  ------------------------               ---------------------------------     ----------------------------------
   1. SAN FRANCISCO, CA                 1. LOS ANGELES, CA                    1. PHOENIX, AZ
   2. Seattle, WA                       2. SAN FRANCISCO/OAKLAND, CA          2. ORLANDO, FL
   3. BOSTON, MA                        3. ATLANTA, GA                        3. Minneapolis, MN
   4. CHICAGO, IL                       4. DALLAS/FORT WORTH, TX              4. ATLANTA, GA
   5. DENVER, CO                        5. WASHINGTON, DC                     5. DENVER, CO
   6. SAN DIEGO, CA                     6. CHICAGO, IL                        6. CHARLOTTE, NC
   7. ATLANTA, GA                       7. PHOENIX, AZ                        7. NASHVILLE, TN
   8. LOS ANGELES, CA                   8. NEW YORK, NY                       8. TAMPA, FL
   9. DALLAS/FORT WORTH, TX             9. HOUSTON/GALVESTON, TX              9. Kansas City, KS
  10. WASHINGTON, DC                    10. TAMPA/ST. PETERSBURG, FL          10. Miami, FL
  11. Minneapolis, MN                   11. Minneapolis, MN                   11. DALLAS, TX
  12. NEW YORK, NY                      12. BOSTON, MA                        12. Seattle, WA
  13. PHOENIX, AZ                       13. DENVER/BOULDER, CO                13. CHICAGO, IL
  14. Miami, FL                         14. Seattle, WA                       14. SAN FRANCISCO, CA
  15. HOUSTON, TX                       15. MIAMI/FT. LAUDERDALE, FL          15. BOSTON, MA

  Source: Emerging Trends in            Source: Cognetics Real Estate, Inc.   Source: 1997 Landauer Real
  Real Estate 1997 (Equitable                                                 Estate Market Forecast
  Real Estate Management and
  Real Estate Research
  Corporation)

     The 25 largest markets of EOP and Beacon (on a combined basis), based on rentable area, are set forth below.


                                                              PERCENTAGE OF
MARKET                                                        RENTABLE AREA
------                                                        -------------
Boston, MA..................................................      15.9%
Chicago, IL.................................................      11.7
Atlanta, GA.................................................      10.2
Washington, D.C.............................................       7.4
San Francisco, CA...........................................       5.6
Los Angeles, CA.............................................       5.4
New Orleans, LA.............................................       4.5
Dallas, TX..................................................       3.5
Fairfield County (Stamford), CT.............................       3.5
Dallas, TX..................................................       2.7
Houston, TX.................................................       2.6
San Jose, CA................................................       2.5
Orange County, CA...........................................       2.4
Cleveland, OH...............................................       2.4
Indianapolis, IN............................................       2.0
San Diego, CA...............................................       1.6
Columbus, OH................................................       1.5
Philadelphia, PA............................................       1.3
Denver, CO..................................................       1.3
Orlando, FL.................................................       1.2
Phoenix, AZ.................................................       1.2
San Antonio, TX.............................................       1.2
Charlotte, NC...............................................       1.1
New York, NY................................................       1.1
Tampa, FL...................................................       0.9
                                                                  ----
     Total..................................................      94.7%


     EOP believes that the current economic environment and lack of new office space are allowing the office building industry to gradually re-establish favorable supply and demand fundamentals. Continued office employment growth, when combined with the continuing disparity between current rental rates and the rental rates required to support new development, is expected to result in improved trends in occupancy, rental rates and profitability.

           MAJOR U.S. OFFICE MARKET SPACE COMPLETIONS, ABSORPTION AND
                                 VACANCY RATES




             MAJOR U.S. OFFICE SPACE COMPLETIONS, ABSORPTION AND
                                VACANCY RATES

                                 [BAR GRAPH]

                             Office Space                   Net Absorption
                             Completions in                 in Thousands of
       Year                  Thousands of Sq. Ft.           Sq. Ft.                        Vacancy Rate
--------------------------------------------------------------------------------------------------------
        1988                      110,892                      102,940                        18.2%
        1989                      108,709                       89,215                        18.3%
        1990                       88,899                       70,181                        18.6%
        1991                       50,349                       42,657                        18.8%
        1992                       32,842                       34,669                        18.6%
        1993                        5,685                       49,357                        16.9%
        1994                        4,140                       49,356                        15.2%
        1995                        6,481                       42,414                        13.9%
        1996                       12,975                       60,405                        12.2%
2nd Qtr 1997                        8,791                       35,348                        11.3%





---------------
Source:  CB Commercial Real Estate Group, Inc./Torto Wheaton Research.

     In the 25 largest office markets of EOP and Beacon (on a combined basis), rental rates have begun to trend upwards as vacancies have decreased, and EOP believes that trends prevailing in these markets, taken as a whole, are characteristic of the trends prevailing in all of the markets in which the Office Properties are situated, taken as a whole. Commercial office buildings in many markets are experiencing increasing demand for office space accompanied by a shift in bargaining power in favor of landlords and positive trends in rental rates and vacancies.

           EOP'S AND BEACON'S 25 LARGEST MARKETS-VACANCY RATE AND TW
                                 RENT INDEX(1)

                                  [BAR GRAPH]

   Year           Vacancy Rate          TW Rent Index
----------------------------------------------------------
          1988       17.7%                 $17.12
          1989       17.6%                 $16.93
          1990       18.7%                 $17.08
          1991       19.0%                 $16.54
          1992       18.5%                 $15.55
          1993       16.9%                 $15.26
          1994       15.5%                 $15.74
          1995       14.0%                 $16.59
          1996       12.3%                 $17.67
Projected 1997       11.0%                 $19.73

---------------
Source:  CB Commercial Real Estate Group, Inc./Torto Wheaton Research.

(1) Torto Wheaton Research defines the Torto Wheaton (TW) Rent Index as a "statistically computed dollar value for a five year, 10,000 [square] foot lease for an existing average building in the statistical average of the metro or submarket area." The TW Rent Index and vacancy rate in the chart above represent the weighted average of the TW Rent Index for the 25 largest markets of EOP and Beacon excluding New Orleans and San Antonio which are not covered by Torto Wheaton Research.

     Since the early 1990s, the real estate office market has been characterized by declining new construction completions and continued moderate demand from tenants. These dynamics have brought about improved rental rates, occupancies and values. Since the early 1990s, when vacancy for all office space in the 25 largest office markets of EOP and Beacon peaked at approximately 20%, it has steadily declined. For these 25 markets, the overall vacancy rate for all office space is currently approximately 11.5%, and the vacancy rate as of June 30, 1997 for Class A office buildings is 9.0%. EOP believes that over the long term the demand and rental rates for well located, institutional quality office space will continue to increase and will remain competitive with new construction.

          EOP'S AND BEACON'S 25 LARGEST MARKETS -- NET ABSORPTION (1),
                         COMPLETIONS AND VACANCY RATES

                                 [BAR GRAPH]





   Year         Net Absorption        Completions           Vacancy Rate
------------------------------------------------------------------------
        1988         62,566              65,172                 18.0%
        1989         57,682              68,868                 18.0%
        1990         41,719              59,239                 18.6%
        1991         26,645              33,221                 18.8%
        1992         21,049              18,290                 18.5%
        1993         31,256               3,273                 17.0%
        1994         32,151               1,276                 15.5%
        1995         29,031               3,491                 14.1%
        1996         40,490               5,948                 12.4%
2nd Qtr 1997         23,349               5,711                 11.5%

---------------

Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research and in the case of New Orleans, Jamison Research, Inc., and in the case of San Antonio, Baxter Southwest Corporate Realty Services.

(1) CB Commercial Real Estate Group, Inc./Torto Wheaton Research defines net absorption as the net change in multitenant occupied stock, in square feet, during that period.

                  FOR THE 25 LARGEST MARKETS OF EOP AND BEACON
                     VACANCY RATES OF CLASS A OFFICE SPACE
       COMPARED TO VACANCY RATES FOR ALL OFFICE SPACE AS OF JUNE 30, 1997

                                                               VACANCY RATE FOR      VACANCY RATE FOR
MARKET                                                       CLASS A OFFICE SPACE    ALL OFFICE SPACE
------                                                       --------------------    ----------------
Los Angeles, CA............................................          15.3%                 17.8%
New Orleans, LA............................................          12.1                  19.4
Indianapolis, IN...........................................          11.3                  13.2
Philadelphia, PA...........................................          10.7                  11.9
New York, NY...............................................          10.4                  11.4
Dallas, TX.................................................          10.1                  15.3
Columbus, OH...............................................          10.0                   8.7
Fairfield County (Stanford) CT.............................           9.2                  13.1
Chicago, IL................................................           8.4                  13.2
Cleveland, OH..............................................           8.2                  13.2
Houston, TX................................................           8.0                  16.3
Atlanta, GA................................................           7.9                   9.8
San Diego, CA..............................................           7.9                  11.5
Washington, DC.............................................           7.9                   7.7
Austin, TX.................................................           7.2                   8.3
Denver, CO.................................................           7.0                   8.9
Tampa, FL..................................................           6.4                  10.1
San Antonio, TX............................................           6.3                  11.2
Orange County, CA..........................................           6.2                  10.6
Phoenix, AZ................................................           5.6                   9.2
Orlando, FL................................................           5.3                   6.2
Boston, MA.................................................           5.1                   6.6
San Francisco, CA..........................................           4.9                   5.5
Charlotte, NC..............................................           4.5                   7.0
San Jose, CA...............................................           2.4                   2.3
                                                                    -----                 -----
          All 25 markets...................................           9.0%                 11.5%

---------------
Source:CB Commercial Real Estate Group, Inc./Torto Wheaton Research and in the case of New Orleans, Jamison Research, Inc. and in the case of San Antonio, Baxton Southwest Corporate Realty Services.

     EOP believes that office markets across the country are in a recovery. Given prospects for limited new development and continued growth in office demand, EOP believes that the office market recovery will continue for the foreseeable future and will lead to increased rental rates and reduced concessions in most office markets across the country. Based upon information published by CB Commercial Real Estate Group, Inc./Torto Wheaton Research, it is estimated that finance, insurance and real estate and office-based employment account for approximately 70% of the total U.S. primary office employment. Additionally, employment projections for the years 1996 through 2000 anticipate continued growth in U.S. employment with office-based employment growing at approximately 2.2% compared to total U.S. employment growth of approximately 1.4% per annum.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE AND SENIOR OFFICERS OF EOP

     The EOP Board currently consists of nine trustees, two-thirds of whom are not employees or affiliates of EOP or the Equity Group. The EOP Board is divided into three classes of trustees. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. EOP believes that classification of the EOP Board will help to assure the continuity and stability of EOP's business strategies and policies as determined by the EOP Board. Holders of EOP Common Shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the EOP Common Shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting.

     Information concerning the trustees, the proposed trustees and executive and senior officers of EOP is set forth below.


NAME                                        AGE                         OFFICES HELD
----                                        ---                         ------------
Samuel Zell...............................  56    Chairman of the Board, Trustee
Timothy H. Callahan.......................  47    President, Chief Executive Officer, Trustee
Gary A. Beller............................  51    Executive Vice President -- Parking Facilities
Richard D. Kincaid........................  36    Executive Vice President, Chief Financial Officer
Michael A. Steele.........................  51    Executive Vice President -- Real Estate Operations
Stanley M. Stevens........................  48    Executive Vice President, Chief Legal Counsel and
                                                  Secretary
David H. Crawford.........................  41    Senior Vice President -- Administration and General
                                                  Counsel for Property Operations
Sybil J. Ellis............................  44    Senior Vice President -- Acquisitions
Frank Frankini............................  42    Senior Vice President -- Design & Construction
Jeffrey L. Johnson........................  38    Senior Vice President -- Investments
Peter D. Johnston.........................  40    Senior Vice President -- National Accounts
Frances P. Lewis..........................  44    Senior Vice President -- Corporate Communications
Diane M. Morefield........................  39    Senior Vice President -- Finance/Capital Markets
David H. Naus.............................  42    Senior Vice President -- Acquisitions
Michael E. Sheinkop.......................  35    Senior Vice President -- Portfolio Management
Sheli Z. Rosenberg........................  55    Trustee
Thomas E. Dobrowski.......................  54    Trustee
James D. Harper, Jr.......................  63    Trustee
Peter Linneman............................  46    Trustee
Jerry M. Reinsdorf........................  61    Trustee
William M. Goodyear.......................  49    Trustee
David K. McKown...........................  59    Trustee
Alan M. Leventhal(1)......................  45    Proposed Trustee
Edwin N. Sidman(1)........................  54    Proposed Trustee


     Samuel Zell has been a Trustee and Chairman of the Board of EOP since October, 1996. For more than five years, Mr. Zell has served as Chairman of the Board of Directors of Equity Group Investments, Inc.

---------------
(1) Following the Effective Time, the trustees of EOP who were trustees immediately prior thereto will continue to serve for the balance of their unexpired terms. In addition, Alan M. Leventhal, President, Chief Executive Officer and a Director of Beacon, and Edwin N. Sidman, Chairman of the Board of Directors of Beacon, will become trustees of EOP with terms expiring at the first annual meeting of the shareholders of EOP with respect to which notice is mailed subsequent to the effective time of the Merger. EOP has agreed that Messrs. Leventhal and Sidman will thereafter be renominated as trustees for terms expiring at the annual meetings of shareholders in 2002 and 2001, respectively. In addition, in the event that Mr. Zell ceases to be Chairman of the EOP Board prior to the Effective Time, the EOP Board will designate Mr. Leventhal as Chairman of the EOP Board for a term consisting of at least twelve consecutive months (subject to Mr. Leventhal remaining a trustee during such twelve-month period).

("EGI"), an owner, manager and financier of real estate and corporations. For more than five years, Mr. Zell has served as Chairman of the Board of Directors of Anixter International, Inc., a provider of integrated network and cabling solutions ("Anixter"), American Classic Voyages Co., an owner and operator of cruise lines "ACV"), Manufactured Home Communities, Inc. ("MHC"), a real estate investment trust specializing in the ownership and management of manufactured home communities, and as Chairman of the Board of Directors and Chief Executive Officer of Capsure Holdings Corp., a holding company whose principal subsidiaries are specialty property and casualty insurers ("Capsure"). Since February 1993, Mr. Zell has served as a director of Sealy Corporation, a maker of bedding and related products ("Sealy"). Since March 1993, Mr. Zell has served as Chairman of the Board of Trustees of Equity Residential Properties Trust ("EQR"), an owner and operator of multifamily residential properties. Since January 1995, Mr. Zell has served as a director of TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions. Since March 1995, Mr. Zell has served as a director of Quality Food Centers, Inc., an independent supermarket chain ("QFC"). Since April 1996, Mr. Zell has served as a director of Ramco Energy plc, an independent oil company based in the United Kingdom. Since March 1997, Mr. Zell has served as a director of Chart House Enterprises, Inc., an owner and operator of restaurants. Since April 1997, Mr. Zell has served as the Chairman of the Board of Directors of Jacor Communications, Inc., an owner of radio stations ("Jacor").

     Timothy H. Callahan has been a Trustee and Chief Executive Officer and President of EOP since October 1996. Mr. Callahan has served on the Board of Managers and has been the Chief Executive Officer of EOH, and Equity Office Properties, L.L.C., a property manager of office buildings ("EOP LLC"), from August 1996 until October 1997. Mr. Callahan was Executive Vice President and Chief Financial Officer of EGI from January 1995 until August 1996, was Executive Vice President of EGI from November 1994, through January 1995 and was Senior Vice President of EGI from July 1992, until November 1994. Mr. Callahan was Vice President -- Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio from July 1988 until July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York City, from July 1973 until March 1987.

     Gary A. Beller has been Executive Vice President of EOP since March 1997. Mr. Beller has been President of Equity Capital Holdings L.L.C., the general partner of Equity Capital Holdings, L.P., an asset manager of parking facilities, since August 1997. Mr. Beller has been President of Equity Hotel Properties, Inc., a subsidiary of EGI which manages hotels, since November 1993. Mr. Beller was Senior Vice President -- Redevelopment of Equity Assets Management, Inc., a former subsidiary of EGI which provided real estate asset management services ("EAM") from October 1987 until March 1997.


     Richard D. Kincaid has been Executive Vice President and Chief Financial Officer of EOP since March 1997 and was Senior Vice President and Chief Financial Officer of EOP from October 1996 until March 1997. Mr. Kincaid was Senior Vice President and Chief Financial Officer of EOH from July 1995 until October 1997. Mr. Kincaid was Senior Vice President of EGI from February 1995 until July 1995. Mr. Kincaid was Senior Vice President of the Yarmouth Group, a real estate investment company in New York, New York, from August 1994 until February 1995. Mr. Kincaid was Senior Vice President -- Finance for EGI from December 1993 until July 1994. Mr. Kincaid was Vice President -- Finance for EGI from August 1990 until December 1993. Mr. Kincaid was Vice President for Barclays Bank PLC, a commercial bank located in Chicago, Illinois from August 1987 until August 1990.



     Michael A. Steele has been Executive Vice President -- Real Estate Operations for EOP since October 1996. Mr. Steele has been President and Chief Operating Officer of EOP LLC from July 1995 until October 1997. Mr. Steele was Executive Vice President of EOH from July 1995 until October 1997. Mr. Steele was President and Chief Operating Officer of Equity Office Properties, Inc., a subsidiary of EGI which provided real estate property management services ("EOP Inc."), from November 1993 through October 1995. Mr. Steele was President and Chief Executive Officer of First Office Management, a former division of Equity Property Management, Inc. that provided real estate property management services ("FOM"), from June 1992 until October 1993. Mr. Steele was Senior Vice President and regional director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.

     Stanley M. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of EOP since October 1996. Mr. Stevens was Executive Vice President and General Counsel of EOH from September 1996 until October 1997. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C., a law firm in Chicago, Illinois, from December 1993 until September 1996. Mr. Stevens was a partner at Rudnick & Wolfe, a national law firm based in Chicago, Illinois, from October 1987 until December 1993.

     David H. Crawford has been Senior Vice President -- Administration, General Counsel for Property Operations and Assistant Secretary of EOP since March 1997. Mr. Crawford was Senior Vice President and Associate General Counsel of EOH from September 1996 until October 1997. Mr. Crawford was Senior Vice President and General Counsel of EOH from July 1995 until September 1996 and of EOP from September 1996 until October 1997. Mr. Crawford was Of Counsel to Rosenberg & Liebentritt, P.C. from February 1991 until December 1996. Mr. Crawford was Senior Vice President and General Counsel of EOP Inc. from November 1993 until July 1995. Mr. Crawford was Vice President and General Counsel of FOM from February 1991 until November 1993. Mr. Crawford was an associate at Kirkland & Ellis, a national law firm based in Chicago, Illinois, from June 1988 until February 1991.

     Sybil J. Ellis has been Senior Vice President -- Acquisitions of EOP since March 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOH from July 1995 until October 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOP Inc. from July 1994 through July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1994. Ms. Ellis was Vice
President -- Acquisitions of EAM from March 1990 until October 1993.

     Frank Frankini has been Senior Vice President -- Design and Construction of EOP since March 1997. Mr. Frankini was Senior Vice President -- Design and Construction of EOP LLC from July 1995 until October 1997. Mr. Frankini was Senior Vice President -- Engineering and Operations of EOP Inc. from November 1993 until July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of FOM from October 1990 until October 1993. Mr. Frankini was National Director of Engineering and Operations for Rubloff, Inc., a full service real estate company in Chicago, Illinois from October 1984 until October 1990.

     Jeffrey L. Johnson has been Senior Vice President -- Investments for EOP since March 1997. Mr. Johnson was Senior Vice President -- Asset Management for EOH from July 1996 until October 1997. Mr. Johnson was Senior Vice
President -- Acquisitions for EOH from July 1995 until July 1996. Mr. Johnson was Senior Vice President -- Acquisitions of EOP Inc. from December 1994 until July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until December 1994. Mr. Johnson was Vice President -- Acquisitions of EAM from September 1990 until October 1993. Mr. Johnson was an Investor and Asset Manager for Aldrich Eastman Waltch, Inc., a real estate advisor in Boston, Massachusetts, from August 1987 until August 1990. Mr. Johnson was Senior Project Manager in the real estate investment group for First Wachovia, Inc., a commercial bank in Winston-Salem, North Carolina, from July 1983 until August 1987.

     Peter D. Johnston has been Senior Vice President -- National Accounts of EOP since March 1997. Mr. Johnston was Senior Vice President -- National Leasing Director of EOP LLC from July 1995 until October 1997. Mr. Johnston was Senior Vice President -- Marketing and Leasing of EOP Inc. from November 1993 until July 1995. Mr. Johnston was Senior Vice President -- Marketing and Leasing of FOM from April 1993 until November 1993. Mr. Johnston was a Vice President of EAM from October 1991 until April 1993. Mr. Johnston was a partner with Trammell Crow Company, a full service real estate company, in Cincinnati, Ohio from January 1991 until July 1991. Mr. Johnston was a partner with Trammell Crow Company in Columbus, Ohio from January 1990 until December 1990.

     Frances P. Lewis has been Senior Vice President -- Corporate Communications for EOP since April 1997. Ms. Lewis was Vice President -- Corporate Communications of EGI from November 1994 until April 1997. Ms. Lewis was Vice President -- Publications of EGI from September 1988 until October 1994.

     Diane M. Morefield has been Senior Vice President -- Finance/Capital Markets since July 1997. Ms. Morefield was Senior Manager in the Corporate Finance practice of Deloitte & Touche, a public accounting and consulting firm, from November 1994 until July 1997. Ms. Morefield was Executive Vice President of the Fordham Company, a real estate development company located in Chicago, Illinois, from November 1993 until November 1994. Ms. Morefield was Team Leader for the Real Estate Group division, in the Midwest, of Barclays Bank PLC, a commercial bank located in Chicago, Illinois, from 1982 until November 1993.

     David H. Naus has been Senior Vice President -- Acquisitions of EOP since March 1997. Mr. Naus was Senior Vice President -- Acquisitions for EOH from December 1995 until October 1997. Mr. Naus was Vice President -- Acquisitions of EOH from July 1995 until December 1995. Mr. Naus was Vice President -- Acquisitions of EOP Inc. from November 1993 until July 1995. Mr. Naus was Vice President -- Acquisitions of EAM from November 1992 until November 1993. Mr. Naus was Vice President of EAM from October 1988 until November 1992.

     Michael E. Sheinkop has been Senior Vice President -- Portfolio Management for EOP since March 1997. Mr. Sheinkop was Senior Vice President -- Divisional Manager of EOH from March 1997 until October 1997. Mr. Sheinkop was Senior Vice President -- Asset Management of EOH from December 1995 until February 1997. Mr. Sheinkop was Vice President -- Asset Management of EOH from July 1995 until December 1995. Mr. Sheinkop was a Vice President -- Asset Management of EOP Inc. from November 1993 until July 1995. Mr. Sheinkop was Vice President of EAM from March 1990 until November 1993.

     Sheli Z. Rosenberg has been a trustee of EOP since March 1997. Since November 1994, Ms. Rosenberg has been Chief Executive Officer and President of EGI. From 1980 until September 1997, Ms. Rosenberg was a principal of the law firm of, and is currently of counsel to, Rosenberg & Liebentritt, P.C. For more than five years, Ms. Rosenberg has served on the Board of Directors of each of the following companies: EGI, AVC, Anixter, and Capsure. Since March 1993, Ms. Rosenberg has been a trustee of EQR. Since 1994, Ms. Rosenberg has been a director of Jacor and since April 1997, has served as the Vice Chairman of the Board of Directors of Jacor. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great American Management and Investment, Inc., ("FCBA") which filed a Chapter 7 Bankruptcy petition on January 3, 1995, resulting in FCBA's liquidation. On November 15, 1995, an order closing the FCBA bankruptcy case was entered by the Bankruptcy Court for the Central District of California. Since December 1995, Ms. Rosenberg has been a director of Sealy. Since March 1996, Ms. Rosenberg has been a director of QFC. Since August 1986, Ms. Rosenberg has been director of MHC. Since April 1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.

     Thomas E. Dobrowski has been a trustee of EOP since July 1997. Since December, 1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCO"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roofs Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers.

     James D. Harper, Jr. has been a trustee of EOP since July 1997. Since 1982, Mr. Harper has been president of JDH Realty Co., a real estate development and investment company. Since 1988, he has been a co-managing partner in AH Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993, Mr. Harper has been a trustee of EQR. Since 1993, Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr. Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California. Since June 1997, Mr. Harper has been a director of American Health Properties, Inc., a REIT specializing in health care facilities.

     Peter Linneman has been a trustee of EOP since July 1997. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real

Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Since 1986, Dr. Linneman has been a trustee of Universal Health Realty Trust, a REIT that invests in health care and human service related facilities. Since 1992, Dr. Linneman has been a trustee of Kranzco Realty Trust, a REIT that owns, develops, operates, leases, manages, and invests in neighborhood and community shopping centers and free-standing properties. Since 1993, Dr. Linneman has been a trustee of Gables Residential Properties Trust, a self-administered, self-managed residential property REIT. Since 1996, Dr. Linneman has served as a director of Nevada Investment Holdings, a full service real estate company which focuses on community shopping centers. From 1993 until 1996, Dr. Linneman was Chairman of the Board of Directors of Rockefeller Center Properties, Inc., a REIT which previously held the first mortgage loan relating to Rockefeller Center in New York City.

     Jerry M. Reinsdorf has been a trustee of EOP since July 1997. For more than five years, Mr. Reinsdorf has been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a real estate investment company located in Northbrook, Illinois. Since 1996, Mr. Reinsdorf has served as a director of LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr. Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois.

     William M. Goodyear has been a trustee of EOP since July 1997. Since July 1997, Mr. Goodyear has been Chairman of Bank of America, Illinois, the midwest business development unit of BankAmerica Corporation, a commercial bank. Mr. Goodyear was Chairman and Chief Executive Officer of Bank of America Illinois, a subsidiary of BankAmerica Corporation, from September 1994 until June 1997, at which time it merged with Bank of America NT & SA, a subsidiary of BankAmerica Corporation. For more than two years prior to September 1994, Mr. Goodyear was a Vice Chairman and a member of the Board of Directors of Continental Bank Corporation, the parent company of Continental Bank, N.A., a commercial bank which merged into Bank of America Illinois in September 1994. Since June 1992, Mr. Goodyear has been a member of the Board of Trustees of the Museum of Science and Industry in Chicago, Illinois. Mr. Goodyear has been a member of the Board of Trustees of the University of Notre Dame since May 1996 and of Rush-Presbyterian St. Lukes Medical Center in Chicago, Illinois since June 1996. Mr. Goodyear has been a member of the Advisory Council for the University of Chicago Graduate School of Business since September 1995.

     David K. McKown has been a trustee of EOP since July 1997. Since 1993, Mr. McKown has been Group Executive of the Diversified Finance and Real Estate Operating Partnership Unit of BankBoston, N.A., a commercial Bank. Mr. McKown was director of Loan Review for BankBoston, N.A. from 1990 until 1993. Mr. McKown serves as a Director of Electrolux Corporation.

     Alan M. Leventhal will be appointed as a trustee of EOP upon consummation of the Mergers. Mr. Leventhal has served as President, Chief Executive Officer and a Director of Beacon since 1994. Mr. Leventhal joined Beacon in 1976 after receiving a degree in economics from Northwestern University in 1974 and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College in 1976. Mr. Leventhal is a trustee of the Beth Israel Corporation, trustee of Boston University, trustee of the New England Aquarium Corporation and a member of the Visiting Committee of the College of Arts and Sciences at Northwestern University. He is also a member of the Board of Overseers of WGBH and the Museum of Science. Mr. Leventhal is the brother-in-law of Edwin N. Sidman.

     Edwin N. Sidman will be appointed as a trustee of EOP upon consummation of the Mergers. Mr. Sidman has served as the Chairman of the Board and a director of Beacon since 1994. He is currently the Managing Partner of The Beacon Companies. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman graduated from the University of Michigan and holds a law degree from Harvard University. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman's civic commitment includes being a past Chairman of the Combined Jewish Philanthropies of Greater Boston, a member of the Board of Trustees of Duke University, a member of the Board of Directors and Executive Committee for the United

Way of Massachusetts Bay, a member of the Executive Committee of the Artery Business Committee and a member of the Board of The Friends of Post Office Square. Mr. Sidman is the brother-in-law of Alan M. Leventhal.

COMMITTEES OF THE EOP BOARD

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of EOP's internal accounting controls. The members of the Audit Committee, Messrs. Dobrowski, Goodyear and Reinsdorf, will continue to serve on the Audit Committee after the Mergers.

     Executive Committee. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for EOP (including the issuance by EOP Partnership of additional EOP Partnership Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by EOP, and generally exercise all other powers of the EOP Board except as prohibited by law. The members of the Executive Committee, Messrs. Zell, Callahan and Linneman, will continue to serve on the Executive Committee after the Mergers.

     Compensation Committee. The Compensation Committee determines compensation for EOP's executive officers. The Compensation Committee reviews and makes recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of EOP. The members of the Compensation Committee, Ms. Rosenberg, and Messrs. Harper and McKown, will continue to serve on the Compensation Committee after the Mergers.

     The EOP Board does not have a nominating committee and the entire EOP Board will perform the function of such a committee.

COMPENSATION OF THE EOP BOARD; PAYMENT IN EOP COMMON SHARES


     EOP pays its non-employee trustees an annual fee of $40,000. In addition, non-employee trustees who serve on the Audit Committee, Executive Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. These fees have been and generally are expected to be paid in EOP Common Shares. Trustees who are employees of EOP are not paid any trustees' or committee fees. EOP reimburses its trustees for travel expenses incurred in connection with their activities on behalf of EOP. After EOP's IPO, each trustee (other than Messrs. Zell and Callahan and Ms. Rosenberg) received a grant of options to purchase 10,000 EOP Common Shares at the IPO price. Under EOP's 1997 Share Option and Share Award Plan (the "Employee Plan"), each trustee then in office (including Messrs. Zell and Callahan and Ms. Rosenberg for the years after 1997) will receive an annual grant of options to purchase 10,000 EOP Common Shares at the then current market price on the date of the meeting of the EOP Board held immediately after the annual meeting of the EOP Shareholders. These grants of options to purchase 10,000 EOP Common Shares will vest as follows: options for 3,333 EOP Common Shares will vest six months after the grant date, options for an additional 3,333 EOP Common Shares will vest on the first anniversary of the grant date, and options for the remaining 3,334 EOP Common Shares will vest on the second anniversary of the grant date. Trustees who perform other functions for EOP may receive additional options under the Employee Plan.

EXECUTIVE COMPENSATION

     The following table sets forth the annual base salary levels and options and restricted share awards granted in 1997 to EOP's Chief Executive Officer and EOP's four other most highly paid executive officers (the "Named Executive Officers"). Information for 1996 is not presented because EOP had no operations during such period and the Named Executive Officers were employed by other affiliated entities, as well as by the EOP Predecessors.

                                                                                                     RESTRICTED
                                                                       1997 BASE        OPTIONS        SHARE
NAME                                         TITLE                     SALARY(1)      ALLOCATED(2)   AWARDS(3)
----                                         -----                   --------------   ------------   ----------
Timothy H. Callahan.......  President and Chief Executive Officer       $600,000        200,000        85,000
Gary A. Beller............  Executive Vice President -- Parking          300,000        100,000           -0-
                            Facilities
Richard D. Kincaid........  Executive Vice President, Chief              235,000        150,000        17,000
                            Financial Officer
Michael A. Steele.........  Executive Vice President -- Real Estate      265,000        150,000        17,000
                            Operations
Stanley M. Stevens........  Executive Vice President, Chief Legal        325,000        150,000           -0-
                            Counsel

---------------
(1) Does not include bonuses that may be paid to the above individuals. See "-- Incentive Compensation" below.

(2) At the time of the IPO, options to purchase EOP Common Shares equal to approximately 2.56% of EOP's outstanding EOP Common Shares (calculated on a fully diluted basis) were granted to officers, employees and consultants of EOP under the EOP Employee Plan at a price equal to the IPO price. Such grants included grants to Mr. Zell and Ms. Rosenberg of options to purchase 200,000 and 50,000 EOP Common Shares, respectively, at the IPO price which will vest in three equal annual installments (rounded to the nearest whole EOP Common Share) over three years. See "-- Option and Restricted Share Plan" below.

(3) On September 22, 1997, the Compensation Committee of EOP's Board granted restricted shares to certain of EOP's executive officers pursuant to its Employee Plan. Mr. Callahan was granted an award of 85,000 EOP Common Shares, and Messrs. Steele and Kincaid were each granted an award of 17,000 EOP Common Shares. These awards will vest over a five year period after being granted (50% after year three, 25% after year four, and 25% after year five).

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                            PERCENT OF                                   ANNUAL RATES OF
                              NUMBER OF        TOTAL       EXERCISE                    COMMON SHARE PRICE
                              SECURITIES      OPTIONS       PRICE                       APPRECIATION FOR
                              UNDERLYING    GRANTED TO       PER                         OPTION TERM(1)
                               OPTIONS     EMPLOYEES IN     COMMON     EXPIRATION    -----------------------
NAME                          GRANTED(2)    FISCAL YEAR    SHARE(3)       DATE         5%(4)        10%(5)
----                          ----------   -------------   --------   ------------   ----------   ----------
Timothy H. Callahan.........   200,000          4.9%        $21.00    July 7, 2007   $2,641,000   $6,694,000
Gary A. Beller..............   100,000          2.4          21.00    July 7, 2007    1,321,000    3,347,000
Richard D. Kincaid..........   150,000          3.7          21.00    July 7, 2007    1,981,000    5,020,000
Michael A. Steele...........   150,000          3.7          21.00    July 7, 2007    1,981,000    5,020,000
Stanley M. Stevens..........   150,000          3.7          21.00    July 7, 2007    1,981,000    5,020,000

---------------
(1) In accordance with the rules of the Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of EOP Common Shares, which would benefit all shareholders.

(2) All options are granted at the fair market value of the EOP Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal annual installments (rounded to the nearest whole EOP Common Share) over three years.

(3) Based on the IPO price.

(4) An annual compound share price appreciation of 5% from the IPO price of $21.00 per EOP Common Share yields a price of $34.21 per EOP Common Share.

(5) An annual compound share price appreciation of 10% from the IPO price of $21.00 per EOP Common Share yields a price of $54.47 per EOP Common Share.

OPTION AND RESTRICTED SHARE PLAN

     In July 1997, EOP adopted the Employee Plan for the purpose of attracting and retaining highly qualified executive officers, trustees, employees and consultants. EOP has reserved EOP Common Shares for issuance pursuant to the Employee Plan. In connection with the establishment of the Employee Plan, EOP granted additional options to purchase EOP Common Shares to certain officers, trustees, employees and consultants of EOP at the IPO price.

     Grants under the Employee Plan have been and will continue to be exempt under Rule 16b-3 under the Exchange Act. The Employee Plan is administered by the Compensation Committee and provides for the granting of share options, share appreciation rights or restricted shares with respect to up to 6.8% of EOP's outstanding EOP Common Shares (calculated on a fully diluted basis) to executive or other employees of EOP. Share options may be granted in the form of "incentive stock options" (as defined in Section 422 of the Code), or nonstatutory share options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option will be set by the Compensation Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the EOP Common Shares on the grant date.

     The Employee Plan also provides for the issuance of share appreciation rights which will generally entitle a holder to receive cash or shares, as determined by the Compensation Committee at the time of exercise, equal to the difference between the exercise price and the fair market value of the EOP Common Shares. In addition, the Employee Plan permits EOP to issue restricted EOP Common Shares to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee in its sole discretion.

401(K) PLAN

     EOP intends to establish the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of EOP and any designated affiliate.

     The 401(k) Plan will permit eligible employees of EOP to defer up to 16% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan.

SUPPLEMENTAL RETIREMENT SAVINGS PLAN

     In November 1997, the Compensation Committee of EOP adopted the EOP Supplemental Retirement Savings Plan (the "SRP") for employees of EOP with annual compensation of in excess of $100,000.

     The SRP permits eligible employees to defer a portion of their annual compensation in excess of that permitted under the 401(k) Plan for retirement and certain educational expenses of their children.

EMPLOYEE SHARE PURCHASE PLAN

     In July 1997, EOP adopted its 1997 Non-Qualified Employee Share Purchase Plan (the "Purchase Plan") for the purpose of attracting and retaining highly qualified executive officers, trustees and employees. EOP has reserved EOP Common Shares for issuance pursuant to the Purchase Plan.

     The Purchase Plan is qualified under Rule 16b-3 under the Exchange Act. The Purchase Plan will be administered by the Compensation Committee and allows eligible employees and trustees to acquire an interest in EOP through the purchase of EOP Common Shares from EOP at a discount from fair market value. A total of 2,000,000 EOP Common Shares (subject to adjustment for share splits, share distributions, recapitalizations or other corporate restructurings) have been reserved for issuance under the Purchase Plan.


     EOP Common Shares will be offered under the Purchase Plan in semi-annual offering periods. Eligible employees and trustees who elect to participate in the Purchase Plan will be able to use funds accumulated through cash contributions or payroll deductions to purchase EOP Common Shares at a price less than the fair market value of the EOP Common Shares on the date of purchase.

INCENTIVE COMPENSATION

     EOP intends to establish an incentive compensation plan for key officers of EOP and its subsidiaries and affiliates. This plan will provide for payment of cash bonuses to participating officers after evaluating the officer's performance and the overall performance of EOP. The Chief Executive Officer will make recommendations to the Compensation Committee of the EOP Board, which will make the final determination for the award of bonuses. The Compensation Committee will determine such bonuses, if any, for the Chief Executive Officer.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Title 8 of the Corporations and Associations Article of the Annoted Code of Maryland, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust authorizes EOP, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of EOP and at the request of EOP, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of EOP. The EOP Bylaws obligate EOP, to the maximum extent permitted by Maryland law, to indemnify (a) any trustee, officer or shareholder or any former trustee, officer or shareholder (including any individual who, while a trustee, officer or shareholder and at the express request of EOP, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding or (b) any trustee or officer or any former trustee or officer against any claim or liability to which he may become subject by reason of such status.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the EOP Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The EOP Partnership Agreement also provides for indemnification of EOP and its officers and trustees to the same extent that indemnification is provided to officers and trustees of EOP in its Declaration of Trust, and limits the liability of EOP and its officers and trustees to EOP Partnership and its respective partners to the same extent that the liability of the officers and trustees of EOP to EOP and its shareholders is limited under the Declaration of Trust.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     EOP has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that EOP indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, EOP must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under EOP's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available. In addition, Mr. Dobrowski will be indemnified by GMIMCO and will be covered by an insurance policy maintained by GM, of which GMIMCO is a subsidiary, in connection with serving on the EOP Board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the transactions that are expected to occur in connection with the Mergers, which are described in the section "THE MERGERS -- Interests of Certain Persons in the Merger" and the transactions that occurred in connection with the organization of EOP, which are described in the section entitled "BUSINESS OF EOP -- Formation Transactions" above, the following transactions have occurred.

SALE OF EOP COMMON SHARES TO MR. ZELL

     Prior to EOP's IPO, EOP sold 1,000 unregistered EOP Common Shares to Mr. Zell for a purchase price of $25.00 per EOP Common Share. In addition, pursuant to certain option agreements, ZFT Partnership, a partnership comprised of certain trusts established for the benefit of the family of Mr. Zell, acquired for cash from certain unaccredited investors in the ZML REITs the interests owned by them in such ZML REITs. ZFT Partnership paid approximately $32,400 for such interests which, upon consummation of the IPO, represented approximately 1,543 EOP Common Shares.

LEASES AND PARKING OPERATIONS

     EOP leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts, established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates have in the past provided EOP and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of EOP's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. EOP paid approximately $12,786,000 during the year ended December 31, 1996 and expects to pay in the aggregate approximately $9,600,000 to EGI and its affiliates during 1997 for such office space and services, which amount is calculated to approximate a market rental rate for the office space and the actual cost of providing these services. The independent members of the EOP Board will annually review and approve the rates charged by EGI for services rendered to EOP.

     EQR and certain other affiliates of EOP lease space in certain of the Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under their respective leases were approximately $4,081,200, $2,272,800, $3,471,500 and $2,657,500 for the nine months ended September 30, 1997 and 1996, and the years ended December 31, 1996 and 1995, respectively.

     SZ Parking Limited Partnership, an affiliate of the Equity Group Owners, has an indirect 10% limited partnership interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations of certain EOP Office Properties. Management believes amounts paid to SPLP are equivalent to market rates for such services.

     EOP entered into various lease agreements with SPLP or affiliates of SPLP whereby SPLP or its affiliates leased the North Loop Transportation Center Parking Facility, the Milwaukee Center Parking Garage, and the Boston Harbor Garage and the Adams and Wabash Garage from EOP. Certain of these lease agreements provide SPLP or its affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in the nine months ended September 30, 1997 and 1996, and in the years ended December 31, 1996 and 1995 under these lease agreements was approximately $7,888,700, $2,334,600, $3,161,500 and $1,691,600, respectively. The annual rent to be paid to EOP for 1997 is approximately $11,049,000. In addition, EOP may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, EOP may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

EQUITY GROUP DISTRIBUTIONS AND FEES

     The partners of the ZML Partners, affiliates of the Equity Group Owners, have received distributions and fees from EOP through their ownership interests in the ZML Partners of approximately $8,603,600 for the year ended December 31, 1996 and received distributions and fees of approximately $22,646,100 for the nine months ended September 30, 1997.

MISCELLANEOUS

     As described under "FEDERAL INCOME TAX CONSIDERATIONS -- Requirements for Qualification as a REIT -- Closing Agreements with the IRS with Respect to ZML REITs I and II," in March 1997 the ZML Partners of ZML Opportunity Partnerships I and II made certain payments to the IRS in connection with closing agreements pursuant to which the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of certain technical violations of the REIT provisions of the Code. The amounts of such payments were $15,000 and $5,270,000, respectively, for ZML REITs I and II.

     EOP Management Corp. has entered into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties not owned by EOP but that are owned or controlled by the Equity Group. See "RISK FACTORS -- Conflicts of Interest in Connection with Formation and Business of EOP." Income recognized for similar services rendered for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995 was approximately $3,841,000, $3,126,000, $5,120,000, and $5,899,000, respectively.

     Rosenberg & Liebentritt, P.C., a law firm in which Ms. Rosenberg, a trustee of EOP, was a principal until September 11, 1997, and is currently of counsel to, received legal fees from EOP of approximately $1,900,000, $2,461,000, $3,480,500 and $3,230,100 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

     Certain services for EOP's tenants that may not be permissibly undertaken by a REIT are conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. EOP pays such service corporation a fee for such services. EOP has no control over, or ownership interest in, such service corporation, which operates as an independent contractor. EOP may terminate such services at any time upon 30-days notice.

          EOP PARTNERSHIP POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the policies with respect to investments, financing and certain other activities of EOP Partnership and EOP. These policies are determined by the EOP Board and may be amended or revised from time to time at the discretion of the EOP Board without notice to or a vote of the EOP Shareholders, or the limited partners of EOP Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. All of the investment activities of EOP are conducted through EOP Partnership. EOP's investment objectives are to increase cash flow and the value of the Properties, and to acquire established income-producing office and parking properties with cash flow growth potential. Additionally, where prudent and possible, EOP will seek to upgrade the existing EOP Properties and any newly acquired office properties. EOP's business will be focused on office properties and will include parking facilities. Where appropriate, and subject to REIT qualification rules, EOP Partnership may sell certain of its Properties.

     EOP expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. EOP will focus on properties in those markets where EOP currently has operations and in new markets targeted by management. See "BUSINESS OF EOP -- Business and Growth Strategies." EOP anticipates that newly acquired properties will be located in the United States. Future investments, however, including the activities described below, will not be limited to any geographic area or to a specified percentage of EOP's assets.

     EOP also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over EOP's equity interest in such property. Upon consummation of the Merger, EOP will succeed to Beacon's interests in the Beacon Joint Venture Properties. See "THE BEACON PROPERTIES."

     INVESTMENTS IN REAL ESTATE MORTGAGES. While EOP's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages on office properties and other similar interests. A portion of EOP's interest in one EOP Office Property, and in two EOP Parking Facilities, consists of ownership of the mortgage securing such EOP Properties. EOP does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages, primarily as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. See "FEDERAL INCOME TAX CONSIDERATIONS -- Requirements for Qualification as a REIT -- Income Tests Applicable to REITs" and "-- Asset Tests Applicable to REITs." In addition, EOP may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds. Upon consummation of the Mergers, EOP will succeed to Beacon's interests in mortgages on certain properties. See "THE BEACON PROPERTIES."

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Although EOP has no current intention of making such an investment, EOP also may legally invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. EOP may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with EOP's investment policies. In any event, EOP does not intend that its investments in securities will require it or EOP Partnership to register as an "investment company" under the 1940 Act. Upon consummation of the Company Merger, EOP will succeed to Beacon's interest in BeaMetFed, a REIT which owns 75-101 Federal Street.

FINANCING POLICIES

     In addition to the limitations on indebtedness which are imposed on EOP under the Credit Facilities and the Indenture, EOP intends to maintain a Debt to Market Capitalization Ratio of approximately 50% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. EOP's Debt to Market Capitalization Ratio is equal to the total consolidated and unconsolidated debt of EOP as a percentage of the market value of outstanding EOP Common Shares and EOP Partnership Units (not owned by EOP) plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of EOP's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which EOP is a limited partner. EOP, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to EOP of debt and equity capital, market values of its Properties, growth and acquisition opportunities and other factors. There is no limit on the Debt to Market Capitalization Ratio imposed by either the Declaration of Trust, the EOP Bylaws or the EOP Partnership Agreement. To the extent that the EOP Board determines to obtain additional capital, EOP may issue equity securities, or cause EOP Partnership to issue additional EOP Partnership Units or debt securities, or retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. As long as EOP Partnership is in existence, the net proceeds of all equity capital raised by EOP will be contributed to EOP Partnership in exchange for additional interests in EOP Partnership, which will dilute the ownership interest, if any, of the Equity Group and any other holders of EOP Partnership Units.

     It is EOP's policy that Equity Office Properties Trust will not incur indebtedness other than short-term trade, employee compensation, distributions payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by EOP Partnership to the extent necessary to fund the business activities conducted by EOP Partnership and its subsidiaries. To the extent that the EOP Board determines to obtain debt financing in addition to the existing mortgage indebtedness, EOP intends to do so generally through mortgages on its Properties, the Credit Facilities and the Proposed Note Offering; however, EOP may cause EOP Partnership to issue additional debt securities in the future. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued directly by EOP (rather than by EOP Partnership) will be lent to EOP Partnership on substantially the same terms and conditions as are incurred by EOP. EOP does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, EOP may seek to extend, expand, reduce or renew the Credit Facilities, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES

     EOP may consider offering purchase money financing in connection with the sale of EOP Properties where the provision of such financing will increase the value received by EOP for the property sold.

CONFLICT OF INTEREST POLICIES

     OFFICERS AND TRUSTEES OF EOP. Mr. Zell, the Chairman of the EOP Board, through affiliated entities is engaged in certain office real estate activities, both inside and outside the markets in which the Properties are located. Mr. Zell, therefore, may be subject to certain conflicts of interest in fulfilling his responsibilities to EOP and EOP Shareholders. See "RISK FACTORS -- Conflicts of Interest in Connection with Formation and Business of EOP." Under Maryland law, contracts or other transactions between EOP and a trustee (or an entity in which a trustee has a material financial interest) may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (a) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders entitled to vote, or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between EOP and its trustees. EOP believes that this procedure and Mr. Zell's non-competition agreement will help to eliminate or minimize certain potential conflicts of interest. Pursuant to the EOP Bylaws, without the approval of a majority of the disinterested trustees, EOP and its Subsidiaries will not (i) acquire from or sell to any trustee, officer or employee of EOP, or any entity in which a trustee, officer or employee of EOP owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of EOP or its Subsidiaries, (ii) make any loan to or borrow from any of the foregoing persons, or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to EOP and its Subsidiaries. The foregoing does not apply to EOP Management Corp. and will not apply to the Beacon Service Companies.

     POLICIES APPLICABLE TO ALL TRUSTEES. Under Maryland law, each trustee is obligated to offer to EOP any opportunity (with certain limited exceptions) which comes to him or her and which EOP could reasonably be expected to have an interest in developing or acquiring. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable unless approved as described above.

     LEASED OFFICE SPACE. EOP leases office space at Two North Riverside Plaza, Chicago, Illinois 60606, a building that is owned by a single purpose entity affiliated with the Equity Group Owners. EOP expects to pay in the aggregate approximately $1.13 million in base rent and escalations during 1997. EOP believes it is paying fair market rent for this space. The disinterested members of the EOP Board will annually review and approve the rates charged to EOP for such office space.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     EOP may, but does not presently intend to, make investments other than as previously described. All investments will be related to the office property and parking facility business. EOP will make investments only through EOP Partnership. EOP will have authority to offer EOP Common Shares or other equity or debt securities of EOP Partnership in exchange for property and to repurchase or otherwise reacquire EOP Common Shares or any other securities and may engage in such activities in the future. Similarly, EOP Partnership may offer additional EOP Partnership Units or other equity interests in EOP Partnership that are exchangeable into EOP Common Shares or EOP Preferred Shares, in exchange for property. EOP Partnership also may make loans to joint ventures in which it may or may not participate in the future. Neither EOP nor EOP Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, EOP intends to cause EOP Partnership to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the EOP Board determines that it is no longer in the best interests of EOP to continue to qualify as a REIT. EOP's policies with respect to such activities may be reviewed and modified from time to time by the EOP Board without notice to or the vote of the EOP Shareholders.

                         EOP PARTNERSHIP AGREEMENT AND
                         UNITS OF PARTNERSHIP INTEREST

     The following summary of the terms of the units of partnership interest of EOP Partnership and the EOP Partnership Agreement, including the description of certain provisions thereof set forth elsewhere in this Proxy
Statement/Prospectus, is qualified in its entirety by reference to the EOP Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

CAPITALIZATION

     The EOP Partnership Agreement establishes (i) EOP Class A Partnership Units, of which, as of the date of this Proxy Statement/Prospectus, there are 175,795,840 issued and outstanding, and (ii) EOP Class B Partnership Units, of which, as of the date of this Proxy Statement/Prospectus, there are 3,399,977 outstanding. Prior to the Effective Time, EOP, as the managing general partner of EOP Partnership, shall take such actions as shall be necessary to cause EOP Partnership to issue in the Partnership Merger 8,000,000 EOP Series A Preferred Units in exchange for the outstanding Beacon Series A Preferred Units.

ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS


     EOP, as managing general partner of EOP Partnership (the "EOP Managing General Partner"), is authorized to cause EOP Partnership from time to time to issue to partners of EOP Partnership (including the EOP Managing General Partner and its affiliates) or other Persons EOP Partnership Units or other partnership interests of EOP Partnership in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to those of the EOP Partnership Units), as will be determined by the EOP Managing General Partner, in its sole and absolute discretion, provided that, no such EOP Partnership Units or other partnership interests will be issued to the EOP Managing General Partner unless either (i) such EOP Partnership Units or other partnership interests are issued in connection with the grant, award or issuance of shares or other equity interests in the EOP Managing General Partner having designations, preferences and other rights such that the economic interests attributable to such shares or other equity interests are substantially similar to the designations, preferences and other rights of such EOP Partnership Units or other partnership interests, respectively, issued to the EOP Managing General Partner and the EOP Managing General Partner contributes to EOP Partnership the proceeds of such shares or other equity interests received by it or (ii) the additional EOP Partnership Units or other partnership interests are issued to all partners holding EOP Partnership Units or other partnership interests in the same class, respectively, in proportion to their respective percentage interests in such EOP Partnership Units or class, as the case may be.


     At the election of the EOP Managing General Partner, in its sole and absolute discretion, either EOP Class A Partnership Units or EOP Class B Partnership Units may be issued to newly admitted partners, provided that, any EOP Partnership Unit that is not specifically designated by the EOP Managing General Partner as being of a particular class shall be deemed to be an EOP Class A Partnership Unit. EOP Preferred Units shall be issued to EOP in the Partnership Merger in exchange for Beacon Preferred Units currently held by Beacon.

CAPITAL CONTRIBUTIONS

     No partner of EOP Partnership is required to make additional capital contributions to EOP Partnership, except that the EOP Managing General Partner is generally required to contribute net proceeds of the sale of equity interests in the EOP Managing General Partner to EOP Partnership. No limited or general partner receiving EOP Partnership Units in the Partnership Merger is required to pay to the EOP Partnership any deficit or negative balance which may exist in its capital account.

DISTRIBUTIONS

     The EOP Partnership Agreement requires the distribution, on a quarterly or shorter basis (a "Distribution Period"), of "Available Cash" (as defined below),
(i) first, to the EOP Managing General Partner of an amount that in the aggregate equals the amount of the distributions declared and payable with respect to the EOP Preferred Shares for such Distribution Period and (ii) second, to the partners of EOP Partnership in proportion to their percentage interests in EOP Partnership (other than such interests represented by their EOP Preferred Units) which, for any partner, is generally determined, except as described below, by the number of EOP Partnership Units it owns relative to the total number of EOP Partnership Units outstanding. "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments.

     In the event that both EOP Class A Partnership Units and EOP Class B Partnership Units are outstanding on the record date for a Distribution Period, the Available Cash for such Distribution Period shall be allocated between the EOP Class A Partnership Units and the EOP Class B Partnership Units, as well as among any groups of EOP Class B Partnership Units which were outstanding for different amounts of time during the Distribution Period, based on the total number of days during such Distribution Period that each such class and or group of units were outstanding. The portion of the Available Cash thus allocated shall, in turn, be allocated among the holders of the applicable units in proportion to their percentage interests in EOP Partnership as described above. In no event may a partner receive a distribution of Available Cash with respect to an EOP Class A Partnership Unit if such partner is entitled to receive a distribution out of such Available Cash with respect to an EOP Common Share for which such EOP Class A Partnership Unit has been redeemed or exchange. In no event may a partner receive a distribution of Available Cash with respect to any EOP Class B Partnership Unit for any Distribution Period ending prior to the date on which such EOP Class B Partnership Unit was issued. Notwithstanding anything to the contrary above, EOP Partnership must distribute to the EOP Managing General Partner an amount equal to the aggregate amount necessary to redeem any EOP Preferred Shares which have been called for redemption by the EOP Managing General Partner. Such distribution shall be made in redemption of a number of EOP Preferred Units equal to the number of EOP Preferred Shares to be redeemed with the funds to be distributed.

PREEMPTIVE RIGHTS

     Except to the extent expressly granted by EOP Partnership pursuant to an agreement other than the EOP Partnership Agreement, no person or entity, including without limitation any partner of EOP Partnership, has any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to EOP Partnership or (ii) the issuance or sale of any EOP Partnership Units or other partnership interests of EOP Partnership.

LIQUIDATION PREFERENCES

     Upon liquidation of EOP Partnership, partners holding EOP Preferred Units shall be entitled to receive out the proceeds thereof, prior to any distributions to holders of the EOP Partnership Units, pro rata, in the ratio in which they hold such EOP Preferred Units, an amount equal to the liquidation preference with respect to the EOP Preferred Shares plus any accrued but unpaid distributions with respect to such shares.

CONVERSION OR REDEMPTION OF PARTNERSHIP INTERESTS

     Each EOP Class B Partnership Unit shall be converted automatically into an EOP Class A Partnership Unit on the day immediately following the record date for the Distribution Period during which such EOP Class B Unit was issued.

     Subject to certain limitations described below, each limited partner other than EOP has the right to require the redemption of such limited partner's EOP Partnership Units at any time or from time to time beginning on the first anniversary (or, in the case of EOP Partnership Units issued to the ZML Investors in the Formation Transactions, the second anniversary) of the issuance of such EOP Partnership Units to it or, in the case of any or all EOP Class A Partnership Units held by it, on or after such earlier date as the EOP Managing General Partner designates in its sole and absolute discretion (the "Unit Redemption Right"). With respect to any EOP Partnership Units to be issued in the Partnership Merger in exchange for Beacon

Partnership Units, the foregoing holding period shall be deemed to commence on the date of issuance of the Beacon Partnership Units to the limited partners holding such EOP Partnership Units. In addition, each limited partner may exercise such limited partner's Unit Redemption Right, regardless of the length of time such limited partners has held such limited partner's EOP Partnership Units, during the period commencing on the date the EOP Managing General Partner has given the limited partners notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets or any other similar extraordinary transaction and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least 20 business days before the consummation of such merger, sale or other extraordinary transaction). A limited partner may exercise such limited partner's Unit Redemption Right by giving written notice thereof to EOP Partnership and the EOP Managing General Partner. The EOP Partnership Units specified in such notice shall be redeemed on the 10th business date following the date on which EOP received the redemption notice or, in the case of a the exercise of a Unit Redemption Right in connection with an extraordinary transaction, the date on which EOP Partnership and the EOP Managing General Partner received the redemption notice.

     Unless the EOP Managing General Partner elects to assume and perform EOP Partnership's obligation with respect to a Unit Redemption Right, as described below, a limited partner which exercises such limited partner's Unit Redemption Right will receive cash from EOP Partnership in an amount equal to the market value of the EOP Partnership Units to be redeemed. The market value of an EOP Partnership Unit for this purpose will be equal to the average of the closing trading price of an EOP Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of EOP Partnership's acquiring the EOP Partnership Units for cash, the EOP Managing General Partner has the right to elect to acquire on the redemption date the EOP Partnership Units directly from a limited partner exercising the Unit Redemption Right, in exchange for cash in the amount specified above or by issuance of a number of EOP Common Shares equal to the number of EOP Partnership Units offered for redemption adjusted as specified in the EOP Partnership Agreement to take into account prior share distributions or subdivision or combinations of EOP Common Shares. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions of the EOP Partnership Units so redeemed or exchanged will cease. At least 1,000 EOP Partnership Units (or all remaining EOP Partnership Units owned by the limited partner if less than 1,000 units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of common shares therefor would be prohibited either under the provision of EOP's Declaration of Trust or under applicable federal or state securities laws, regardless of whether the EOP Managing General Partner would in fact assume and satisfy the Unit Redemption Right. EOP will at times reserve and keep available out of its authorized but unissued EOP Common Shares, solely for the purpose of effecting the issuance of EOP Common Shares pursuant to the Unit Redemption Right, a sufficient number of EOP Common Shares as shall from time to time be sufficient for the redemption of all outstanding EOP Partnership Units not owned by EOP.

     In the event any EOP Preferred Shares have been called for redemption, a number of EOP Preferred Units equal to the number of EOP Preferred Shares called for redemption must be redeemed. Such redemption shall be effectuated at such time and in such manner as to allow the redemption of EOP Preferred Shares to be completed in a timely fashion in accordance with the requirements applicable thereto.

MANAGEMENT

     EOP Partnership was formed on November 11, 1996, as a limited partnership under the Partnership Act. EOP is the managing general partner of EOP Partnership and expects at all times to own a majority interest in EOP Partnership. ZML Opportunity Partnership II (of which EOP is the managing general partner) is an additional general partner in EOP Partnership.

     Except as otherwise expressly provided in the EOP Partnership Agreement, all management powers over the business and affairs of EOP Partnership are exclusively vested in the general partners and no limited partner has any right to participate in or exercise control or management power over the business and affairs of EOP Partnership or has the power to sign documents for or otherwise bind EOP Partnership. The EOP

Managing General Partner has full power and authority to do all things it deems necessary or desirable to conduct the business of EOP Partnership, subject to the consent of the limited partners in certain limited circumstances. In particular, the EOP Managing General Partner is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of EOP Partnership. The limited partners have no power to remove the general partners.

REIMBURSEMENT OF EOP; TRANSACTIONS WITH EOP AND ITS AFFILIATES

     The EOP Managing General Partner is not entitled to receive any compensation for its services as the managing general partner of EOP Partnership. The EOP Managing General Partner, however, as a partner in the EOP Partnership, has the same right to allocations and distributions as other partners of EOP Partnership. In addition, EOP Partnership is obligated to reimburse the EOP Managing General Partner for all expenses it incurs relating to its activities as managing general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the EOP Managing General Partner in connection with the pursuit of its business and affairs (including expenses incurred by the EOP Managing General Partner in connection with the issuance of common shares or other securities of the EOP Managing General Partner). Except as expressly permitted by EOP Partnership Agreement, affiliates of EOP will not engage in any transactions with EOP Partnership except on terms that are fair and reasonable and no less favorable to EOP Partnership than would be obtained from an unaffiliated third party.

SALES OF SUBSTANTIALLY ALL OF THE ASSETS OF EOP PARTNERSHIP

     A sale of all or substantially all of the assets of EOP Partnership in a single transaction or a series of related transactions, including by way of a merger, consolidation or other combination of EOP Partnership with another entity, requires (i) the affirmative vote of the holders of a majority of the outstanding EOP Partnership Units (including EOP Partnership Units held directly or indirectly by the general partners), if such transaction is in connection with a similar transaction of the EOP Managing General Partner which has also been approved by the affirmative vote of the holders of a majority of the outstanding EOP Partnership Units (including EOP Partnership Units held directly or indirectly by the general partners) and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of the EOP Managing General Partner or (ii) in the case of any other such transaction, the affirmative vote of holders of a majority of the outstanding EOP Partnership Units held by persons or entities other than the EOP Managing General Partner and certain of its affiliates.

INDEMNIFICATION

     EOP Partnership is obligated to indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner, a limited partner or a trustee, director or officer of EOP Partnership or any general partner and such other persons or entities as the EOP Managing General Partner may designate from time to time in its sole discretion (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to EOP Partnership or the general partners or the operation of, or the ownership of property by, any of them as set forth in the EOP Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of EOP Partnership, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of EOP Partnership or otherwise provide funds to enable EOP Partnership to fund its indemnity obligations. EOP Partnership is obligated to advance amounts to an Indemnitee for expenses upon receipt of (i) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (ii) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in additions to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. EOP Partnership is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. EOP Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to EOP Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of EOP Partnership. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the EOP Partnership Agreement.

TRANSFER OR PLEDGE OF PARTNERSHIP INTERESTS

     The EOP Managing General Partner may not transfer any of its partnership interests (including any of its limited partnership interests) except in connection with a merger, consolidation or other combination with or into another Person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares and only if such transaction has been approved by the consent of partners holding at least a majority of the then outstanding EOP Partnership Units (including any EOP Partnership Units held by the EOP Managing General Partner and any other general partner) and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the holders of corresponding EOP common shares, nor shall the EOP Managing General Partner withdraw from EOP Partnership except in connection with such a transaction. A general partner, other than the EOP Managing General Partner, may not transfer any of its partnership interests or withdraw as a general partner except in connection with a transaction described in the foregoing sentence and under other circumstances specified in the EOP Partnership Agreement.

     A limited partner (other than a general partner) may transfer, with or without the consent of the general partners, all or any portion of such limited partner's partnership interest, or any of such limited partner's economic rights as a limited partner, if such transfer does not violate any federal or state securities laws or regulations applicable to EOP Partnership or the EOP Partnership Units, does not change the tax status of EOP Partnership or, in the case of a proposed transfer to a lender of EOP Partnership or any person related thereto whose loan constitutes a nonrecourse liability, if the EOP Managing General Partner does not consent to such transfer. No transferee of a limited partnership interest shall be admitted as a limited partner without the consent of the EOP Managing General Partner, which may be given or withheld in its sole and absolute discretion.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the EOP Partnership Agreement may be proposed by any general partners or by limited partners owning at least 25% of the total partnership interests. Except as described below, the EOP Partnership Agreement may be amended with the approval of the general partners and limited partners holding a majority of the partnership interests held by the limited partners (including limited partners who are general partners). The EOP Managing General Partner has the power, without the consent of the limited partners, to amend the EOP Partnership Agreement as may be required (i) to add to the obligations of the general partners or surrender any right or power granted to the general partners or any affiliate of a general partner of the benefit of the limited partners,
(ii) to reflect the admission, substitution, termination or withdrawal of partners in accordance with the EOP Partnership Agreement, (iii) to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued pursuant to its authority as the managing general partner, (iv) to reflect a change that does not affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the EOP Partnership Agreement not inconsistent with law or with other provisions of the EOP Partnership Agreement, or make other changes with respect to matters arising under the EOP Partnership Agreement that will not be inconsistent with law or with the provisions of the EOP Partnership Agreement and (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local law. Amendments of provisions regarding, among other things, restrictions imposed on the issuance of additional EOP Partnership Units or other partnership interests to EOP, distribution requirements with respect to the EOP Class A Partnership Units in the event that the EOP Managing General Partner is not publicly traded, the prohibition against removal of the general partners by the limited partners, restrictions on the general partners' power to conduct businesses other than owning partnership interests of EOP Partnership or managing EOP Partnership, limitations on transactions with affiliates, the liability of the general partners for monetary damages to EOP Partnership, partnership consent requirements for the sale of substantially all the assets of EOP Partnership, the transfer of partnership interests of general partners, the admission and rights of substituted limited partners or the dissolution of EOP Partnership, may not be amended without the approval of a majority of the partnership interests held by limited partners other than EOP or certain of its affiliates. Any amendment of the provision of the EOP Partnership Agreement which allows the voluntary dissolution of EOP Partnership prior to December 31, 2046 can be made only with the approval of 90% of the outstanding partnership interests (including partnership interests held by the general partners). Amendments to the EOP Partnership Agreement that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the right to receive any distributions (except as permitted under the EOP Partnership Agreement with respect to the admission of new partners or the issuance of additional EOP Partnership Units), or (iv) alter any redemption right, must be approved by each limited partner that would be adversely affected by such amendment.

MEETINGS


     Meetings of the partners may be called by the EOP Managing General Partner and must be called upon the receipt by EOP of a written request by limited partners holding 25% or more of the partnership interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of partners is permitted or required under the EOP Partnership Agreement, such vote or consent may be given at a meeting of partners. Except as otherwise expressly provided in the EOP Partnership Agreement, the consent of holders of a majority of the percentage interests held by limited partners (including limited partnership interests held by general partners) shall control.


     Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the percentage interests of the partners (or such other percentage as is expressly required by the EOP Partnership Agreement.

FINANCIAL STATEMENTS AND REPORTS

     As soon as practicable, but in no event later than the date on which EOP mails its annual report to its shareholders, the EOP Managing General Partner will cause to be mailed to each limited partner an annual report, as of the close of the most recently ended fiscal year of EOP Partnership, containing financial statements of EOP Partnership, or of the EOP Managing General Partner if such statements are prepared solely on a consolidated basis with EOP Partnership, for such fiscal year, presented in accordance with GAAP and audited by a nationally recognized firm of independent public accountants selected by the EOP Managing

General Partner. In addition, if and to the extent that the EOP Managing General Partner mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the EOP Managing General Partner shall cause to be mailed to each limited partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of EOP Partnership, or of the EOP Managing General Partner if such statements are prepared solely on a consolidated basis with EOP Partnership, and such other information as may be required by applicable law or regulation, or as the EOP Managing General Partner determines to be appropriate.

TERM

     EOP Partnership will be dissolved and its affairs wound up upon the earliest of (i) December 31, 2095; (ii) the withdrawal of the EOP Managing General Partner and the absence of remaining general partners or a duly appointed successor general partner; (iii) the sale of all or substantially all of the EOP Partnership's assets and properties; (iv) the entry of a decree of judicial dissolution of the EOP Partnership pursuant to the provisions of the Partnership Act; (v) the entry of a final non-appealable judgment ruling that the last remaining general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than the EOP Managing General Partner) may vote to continue the EOP Partnership and substitute a new general partner in place of EOP); (vi) prior to January 1, 2046, with the consent of holders (including the EOP Managing General Partner) of 90% of the outstanding EOP Partnership Units; or (vii) on or after January 1, 2046, on election by the EOP Managing General Partner, in its sole and absolute discretion.

                       COMPARATIVE RIGHTS OF UNITHOLDERS

     At the Effective Time, holders of Beacon Partnership Units automatically would become holders of EOP Partnership Units and their rights as partners would be determined by the EOP Partnership Agreement. The following is a summary of the material differences in the rights of partners of EOP Partnership and partners of Beacon Partnership. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the EOP Partnership Agreement and the Beacon Partnership Agreement.

CAPITALIZATION


     EOP. As of the date of this Proxy Statement/Prospectus, there are 175,795,840 Class A units of partnership interest of EOP Partnership ("EOP Class A Partnership Units") issued and outstanding and 3,399,977 Class B units of partnership interest of EOP Partnership ("EOP Class B Partnership Units," together with the EOP Class A Partnership Units, the "EOP Partnership Units") issued and outstanding, all of which are fully paid and nonassessable. Prior to the Effective Time, the EOP Managing General Partner will take such actions as shall be necessary to cause EOP Partnership to issue 8,000,000 8.98% Series A preferred units of partnership interest of EOP having the rights, preferences and other privileges, variations and designations described in this Proxy Statement/Prospectus ("EOP Series A Preferred Partnership Units") in the Partnership Merger in exchange for the outstanding Beacon Series A Preferred Partnership Units (as defined below). All of the EOP Class A Partnership Units and the EOP Series A Preferred Partnership Units to be issued in the Partnership Merger will be fully paid and nonassessable and all of such EOP Series A Preferred Partnership Units will be held by EOP as the EOP Managing General Partner.



     BEACON. As of the date of this Proxy Statement/Prospectus, there are 63,208,134 units of partnership interest of Beacon Partnership ("Beacon Partnership Units") and 8,000,000 8.98% Series A preferred units of partnership of Beacon having the rights, preferences and other privileges, variations and designations described in this Proxy Statement/Prospectus ("Beacon Series A Preferred Partnership Units") issued and outstanding, all of which are fully paid and nonassessable. All of the Beacon Series A Preferred Partnership Units are held by Beacon.

ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS

     EOP. The EOP Managing General Partner is authorized to cause EOP Partnership from time to time to issue to partners of EOP (including the EOP Managing General Partner and its affiliates) or other persons or entities EOP Partnership Units or other partnership interests of EOP Partnership in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to those of the EOP Partnership Units), as shall be determined by the EOP Managing General Partner in its sole and absolute discretion, provided that, no such EOP Partnership Units or other partnership interests shall be issued to the EOP Managing General Partner unless either (i) such EOP Partnership Units or other partnership interests are issued in connection with the grant, award or issuance of shares or other equity interests in the EOP Managing General Partner having designations, preferences and other rights such that the economic interests attributable to such shares or other equity interests are substantially similar to the designations, preferences and other rights of such EOP Partnership Units or other partnership interests, respectively, issued to the EOP Managing General Partner and the EOP Managing General Partner contributes to EOP Partnership the proceeds of such shares or other equity interests received by the EOP Managing General Partner or
(ii) the additional EOP Partnership Units or other partnership interests are issued to all partners holding EOP Partnership Units or other partnership interests in the same class, respectively, in proportion to their respective percentage interests in such EOP Partnership Units or class, as the case may be.

     At the election of the EOP Managing General Partner, in its sole and absolute discretion, either EOP Class A Partnership Units or EOP Class B Partnership Units may be issued to newly admitted partners, provided that, any EOP Partnership Unit that is not specifically designated by the EOP Managing General Partner as being of a particular class shall be deemed to be an EOP Class A Partnership Unit. Only EOP Series A Preferred Partnership Units shall be issued in the Partnership Merger in exchange of Beacon Series A Preferred Partnership Units.


     BEACON. The general partner of Beacon Partnership (the "Beacon General Partner") is authorized to cause Beacon Partnership from time to time to issue to the partners (including the Beacon General Partner) or other persons or entities additional Beacon Partnership Units or other partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to the Beacon Partnership Units), as shall be determined by the Beacon General Partner in its sole and absolute discretion, provided that no such additional Beacon Partnership Units or other partnership interests shall be issued to Beacon, as the Beacon General Partner or as a limited partner of Beacon Partnership, unless either (i) the additional Beacon Partnership Units or other partnership interests are issued in connection with an issuance of Beacon Common Shares or other shares by Beacon, which shares have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the other partnership interests issued to Beacon, respectively, and Beacon shall make a capital contribution to Beacon Partnership in an amount equal to the proceeds raised in connection with such issuance, or (ii) the additional Beacon Partnership Units or other partnership interests are issued to all partners holding Beacon Partnership Units or other partnership interests in the same class, respectively, in proportion to their respective percentage interests in such Beacon Partnership Units or class, as the case may be. In addition, Beacon may acquire Beacon Partnership Units or other partnership interests from other partners pursuant to the Beacon Partnership Agreement.


CAPITAL CONTRIBUTIONS


     EOP. No partner of EOP Partnership will be required to make additional capital contributions to EOP Partnership, except that the EOP Managing General Partner is generally required to contribute net proceeds of the sale of equity interests in the EOP Managing General Partner to EOP Partnership in exchange for additional Partnership Units. No limited or general partner receiving EOP Partnership Units in the Partnership Merger will be required to pay to the EOP Partnership any deficit or negative balance which may exist in its capital account.

     BEACON. No partner of Beacon Partnership will be required to make additional capital contributions to Beacon Partnership, except that Beacon is generally required to contribute net proceeds of the sale of equity interests in Beacon to Beacon Partnership.

DISTRIBUTIONS


     EOP. The EOP Partnership Agreement requires the distribution, on a quarterly or shorter basis (a "Distribution Period"), of "Available Cash" (as defined below), (i) first, to the EOP Managing General Partner of an amount that in the aggregate equals the amount of the dividends declared and payable with respect to the EOP Preferred Shares for such Distribution Period and (ii) second, to the partners of EOP Partnership in proportion to their percentage interests in EOP Partnership (other than such interests represented by their EOP Preferred Units) which, for any partner, is determined, except as described below, by the number of EOP Partnership Units it owns relative to the total number of EOP Partnership Units outstanding. "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments.


     In the event that both EOP Class A Partnership Units and EOP Class B Partnership Units are outstanding on the record date for a Distribution Period, the Available Cash for such Distribution Period shall be allocated between the EOP Class A Partnership Units and the EOP Class B Partnership Units, as well as among any groups of EOP Class B Partnership Units which were outstanding for different amounts of time during the Distribution Period, based on the total number of days during such Distribution Period that each such class and or group of units were outstanding. The portion of the Available Cash thus allocated shall, in turn, be allocated among the holders of the applicable units in proportion to their percentage interests in EOP Partnership as described above. In no event may a partner receive a distribution of Available Cash with respect to an EOP Class A Partnership Unit if such partner is entitled to receive a distribution out of such Available Cash with respect to an EOP Common Share for which such EOP Class A Partnership Unit has been redeemed or exchange. In no event may a partner receive a distribution of Available Cash with respect to any EOP Class B Partnership Unit for any Distribution Period ending prior to the date on which such EOP Class B Partnership Unit was issued. Notwithstanding anything to the contrary above, EOP Partnership must distribute to the Managing General Partner an amount equal to the aggregate amount necessary to redeem any EOP Preferred Shares which have been called for redemption by EOP. Such distribution shall be made in redemption of a number of EOP Preferred Units equal to the number of EOP Preferred Shares to be redeemed with the funds to be distributed.

     BEACON. The Beacon Partnership Agreement requires the distribution with respect to each Distribution Period of Available Cash, (i) first, to Beacon of an amount that in the aggregate equals the amount of the dividends declared and payable with respect to the Beacon Preferred Shares for such Distribution Period and (ii) second, to the partners of Beacon Partnership in proportion to their percentage interests in Beacon Partnership (other than such interests represented by their Beacon Series A Preferred Partnership Units) which, for any partner, is determined, except as described below, by the number of Beacon Partnership Units it owns relative to the total number of Beacon Partnership Units outstanding, provided that, in no event may a partner receive a distribution of Available Cash with respect to an Beacon Partnership Unit if such partner is entitled to receive a distribution out of such Available Cash with respect to a Beacon Common Share for which such Beacon Partnership Unit has been redeemed or exchanged. Notwithstanding any of the foregoing to the contrary, Beacon Partnership must distribute to Beacon an amount equal to the aggregate amount necessary to redeem any Beacon Preferred Shares which have been called for redemption by Beacon. Such distribution shall be made in redemption of a number of Beacon Preferred Units equal to the number of Beacon Preferred Shares to be redeemed with the funds to be distributed.

PREEMPTIVE RIGHTS

     EOP. Except to the extent expressly granted by EOP Partnership pursuant to an agreement other than the EOP Partnership Agreement, no person or entity, including without limitation any partner of EOP Partnership, has any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to EOP Partnership or (ii) the issuance or sale of any EOP Partnership Units or other partnership interests of EOP Partnership.

     BEACON. In connection with any capital contribution made to Beacon Partnership by Beacon in respect of any partnership interests required to be issued to Beacon as a result of the issuance by Beacon of any equity interests or any rights to acquire such equity interests, the limited partners other than Beacon shall have the right to contribute to Beacon Partnership a portion of such capital contribution equal to or less than their then-existing percentage interest in Beacon Partnership. Beacon must notify each limited partner of its intent to make such capital contribution and the amount thereof and the limited partners must notify Beacon Partnership of their intent to make a capital contribution, and the amount thereof, within five business days of receipt of such notice from Beacon. Except for the foregoing, no partner has any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to Beacon Partnership or (ii) the issuance or sale of Beacon Partnership Units or other partnership interests.

CONVERSION; REDEMPTION

     EOP. Each EOP Class B Partnership Unit will be converted automatically into an EOP Class A Partnership Unit on the day immediately following the record date for the Distribution Period during which such EOP Class B Partnership Unit was issued.

     Subject to certain limitations described below, each limited partner other than the EOP Managing General Partner and certain of its affiliates has the right to require the redemption of its EOP Partnership Units at any time or from time to time beginning on the first anniversary (or, in the case of certain investors specified in the EOP Partnership Agreement, the second anniversary) of the issuance of such EOP Partnership Units to it or, in the case of any or all EOP Class A Partnership Units held by it, on or after such earlier date as the EOP Managing General Partner designates in its sole and absolute discretion (the "Unit Redemption Right"). With respect to any EOP Partnership Units to be issued in the Partnership Merger in exchange for Beacon Partnership Units, the foregoing holding period shall be deemed to commence on the date of issuance of the Beacon Partnership Units to the limited partners holding of such EOP Partnership Units. In addition, each limited partner may exercise its Unit Redemption Right, regardless of the length of time it has held its EOP Partnership Units, during the period commencing on the date the EOP Managing General Partner has given the limited partners notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets or any other similar extraordinary transaction and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least 20 business days before the consummation of such merger, sale or other extraordinary transaction). A limited partner may exercise its Unit Redemption Right by giving written notice thereof to EOP Partnership and the EOP Managing General Partner. The EOP Partnership Units specified in such notice shall be redeemed on the 10th business date following the date on which the EOP Managing General Partner received the redemption notice or, in the case of a the exercise of a Unit Redemption Right in connection with an extraordinary transaction, the date on which EOP Partnership and the EOP Managing Partner received the redemption notice.

     Unless the EOP Managing General Partner elects to assume and perform EOP Partnership's obligation with respect to a Unit Redemption Right, as described below, a limited partner which exercises its Unit Redemption Right will receive cash from EOP Partnership in an amount equal to the market value of the EOP Partnership Units to be redeemed. The market value of an EOP Partnership Unit for this purpose will be equal to the average of the closing trading price of an EOP Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of EOP Partnership's acquiring the EOP Partnership Units for cash, the EOP Managing General Partner has the right to elect to acquire on the redemption date the EOP Partnership Units directly from a limited partner exercising the Unit Redemption Right, in exchange for cash in the amount specified above or by issuance of a number of EOP Common Shares equal to the number of EOP Partnership Units offered for redemption adjusted as specified in the EOP Partnership Agreement to take into account prior share dividends or subdivision or combinations of EOP Common Shares. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions of the EOP Partnership Units so redeemed or exchanged will cease. At least 1,000 EOP Partnership Units (or all remaining EOP Partnership Units owned by the limited partner if less than 1,000 units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of common shares therefor would be prohibited either under the provision of EOP's Declaration of Trust or under applicable federal or state securities laws, regardless of whether the EOP Managing General Partner would in fact assume and satisfy the Unit Redemption Right. EOP will at times reserve and keep available out of its authorized but unissued EOP Common Shares, solely for the purpose of effecting the issuance of EOP Common Shares pursuant to the Unit Redemption Right, a sufficient number of EOP Common Shares as shall from time to time be sufficient for the redemption of all outstanding EOP Partnership Units not owned by EOP.


     In the event any EOP Preferred Shares have been called for redemption a number of EOP Preferred Units equal to the number of EOP Preferred Shares called for redemption shall be redeemed. Such redemption shall be effectuated at such time and in such manner as to allow the redemption of EOP Preferred Shares to be completed in a timely fashion in accordance with the requirements applicable thereto.

     BEACON. Each limited partner other than Beacon will have the right (the "Redemption Right") to require Beacon Partnership, except as described below, to redeem for cash, on the tenth business day following Beacon's receipt of a notice of redemption, all or a portion of the Beacon Partnership Units held by such limited partner at a redemption price per unit equal to the average of the closing trading price of a Beacon Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. The Redemption Right shall be exercised pursuant to a notice of redemption delivered to Beacon Partnership and Beacon by the limited partner who is exercising the redemption right (the "Redeeming Partner"). A limited partner may not exercise the Redemption Right for less than 1,000 Beacon Partnership Units or, if such limited partner holds fewer than 1,000 Beacon Partnership Units, all of the Beacon Partnership Units held by such limited partner. The Redeeming Partner shall have no right, with respect to any Beacon Partnership Units redeemed, to receive any distributions paid on or after the redemption date.


     A Limited Partner that exercises the Redemption Right will be deemed to have offered to sell to Beacon the Beacon Partnership Units described in the notice of redemption. Beacon may, in its sole and absolute discretion, elect to purchase directly and acquire such Beacon Partnership Units on the redemption date, for cash in the amount specified above or by issuance of a number of Beacon Common Shares equal to the number of Beacon Partnership Units offered for redemption adjusted as specified in the Beacon Partnership Agreement to take into account prior share dividends or subdivision or combinations of Beacon Common Shares. Beacon may exercise its right by giving the Redeeming Partner notice thereof within five business days after the receipt by it of the notice of redemption. Each of the Redeeming Partner, Beacon Partnership, and Beacon shall treat any transaction between Beacon and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner's Beacon Partnership Units to Beacon.


     In the event any Beacon Preferred Shares have been called for redemption a number of Beacon Preferred Units equal to the number of Beacon Preferred Shares called for redemption shall be redeemed. Such redemption shall be effectuated at such time and in such manner as to allow the redemption of Beacon Preferred Shares to be completed in a timely fashion in accordance with the requirements applicable thereto.

MANAGEMENT

     EOP. Except as otherwise expressly provided in the EOP Partnership Agreement, all management powers over the business and affairs of EOP Partnership are exclusively vested in the general partners and no limited partner has any right to participate in or exercise control or management power over the business and affairs of EOP Partnership or has the power to sign documents for or otherwise bind EOP Partnership. The EOP Managing General Partner has full power and authority to do all things it deems necessary or desirable to conduct the business of EOP Partnership, subject to the consent of the limited partners in certain limited circumstances. In particular, the EOP Managing General Partner is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of EOP Partnership. The limited partners have no power to remove the general partners.

     BEACON. Except as otherwise expressly provided in the Beacon Partnership Agreement, all management powers over the business and affairs of Beacon Partnership are exclusively vested in the Beacon General Partner and no limited partner has any right to participate in or exercise control or management power over the business and affairs of Beacon Partnership or has the power to sign documents for or otherwise bind Beacon Partnership. The Beacon General Partner has full power and authority to do all things it deems necessary or desirable to conduct the business of Beacon Partnership, subject to the consent of the limited partners in certain limited circumstances. In particular, the Beacon General Partner is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of Beacon Partnership. The limited partners have no power to remove the general partners.

SALE OF SUBSTANTIALLY ALL OF PARTNERSHIP ASSETS

     EOP. A sale of all or substantially all of the assets of EOP Partnership in a single transaction or a series of related transactions, including by way of a merger, consolidation or other combination of EOP Partnership with another entity, requires (i) the affirmative vote of the holders of a majority of the outstanding EOP Partnership Units (including EOP Partnership Units held directly or indirectly by the general partners), if such transaction is in connection with a similar transaction of the EOP Managing General Partner which has also been approved by the affirmative vote of the holders of a majority of the outstanding EOP Partnership Units (including EOP Partnership Units held directly or indirectly by the general partners) and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of the EOP Managing General Partner or (ii) in the case of any other such transaction, the affirmative vote of holders of a majority of the outstanding EOP Partnership Units held by persons or entities other than the EOP Managing General Partner and certain of its affiliates.

     BEACON. A sale of all or substantially all of the assets of EOP Partnership in a single transaction or a series of related transactions, including by way of a merger, consolidation or other combination of Beacon Partnership with another entity, requires the consent of limited partners holding 85% or more of the total percentage interests of the limited partners (including the limited partner interests held by Beacon).

INDEMNIFICATION


     EOP. EOP Partnership is obligated to indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner, a limited partner or a trustee, director or officer of EOP Partnership or EOP Partnership and such other persons or entities as the EOP Managing General Partner may designate from time to time in its sole discretion (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to EOP Partnership or the general partners or the operation of, or the ownership of property by, any of them as set forth in the EOP Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of EOP Partnership, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of EOP Partnership or otherwise provide funds to enable EOP Partnership to fund its indemnity obligations. EOP is obligated to advance amounts to an Indemnitee for expenses upon receipt of (i) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (ii) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in additions to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. EOP Partnership is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. EOP Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to EOP Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of EOP Partnership. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the EOP Partnership Agreement.

     BEACON. Beacon Partnership is obligated to indemnify, to the fullest extent provided by law, each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to Beacon Partnership or the general partners or the operation of, or the ownership of property by, any of them as set forth in the Beacon Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of Beacon Partnership, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of Beacon Partnership or otherwise provide funds to enable Beacon Partnership to fund its indemnity obligations. Beacon is obligated to advance amounts to an Indemnitee for expenses upon receipt of (i) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (ii) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in additions to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. Beacon Partnership is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. Beacon Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to Beacon Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of Beacon Partnership. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Beacon Partnership Agreement.

TRANSFER OR PLEDGE OF UNITS


     EOP. The EOP Managing General Partner may not transfer any of its partnership interests (including any of its limited partnership interests) except in connection with a merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares and only if such transaction has been approved by the consent of the partners holding at least a majority of the then outstanding EOP Partnership Units (including any EOP Partnership Units held by the general partners) and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of the EOP Managing General Partner, nor shall the EOP Managing General Partner withdraw from EOP Partnership except in connection with such a transaction. A general partner, other than the EOP Managing General Partner, may not transfer any of its partnership interests or withdraw as a general partner except in connection with a transaction described in the foregoing sentence and under other circumstances specified in the EOP Partnership Agreement.


     A limited partner (other than a general partner) may transfer, with or without the consent of the general partners, all or any portion of its partnership interest, or any of such limited partner's economic rights as a limited partner, if such transfer does not violate any federal or state securities laws or regulations applicable to EOP Partnership or the EOP Partnership Units, does not change the tax status of EOP Partnership or, in the case of a proposed transfer to a lender of EOP Partnership or any person related thereto whose loan constitutes a nonrecourse liability, if the EOP Managing General Partner does not consent to such transfer. No transferee of a limited partnership interest shall admitted as a limited partner without the consent of the EOP Managing General Partner which may be given or withheld in its sole and absolute discretion.


     BEACON. Beacon may not transfer any of its general partner interest or withdraw as the Beacon General Partner or transfer any of its limited partner interest unless limited partners holding a majority of the percentage interests of the limited partners (other than limited partner interests held by Beacon) consent to such transfer or withdrawal or such transfer is to an entity which is wholly owned by Beacon and is a Qualified REIT Subsidiary under Section 856(i) of the Code.


     A limited partner (other than Beacon) may transfer, with or without the consent of the Beacon General Partner, all or any portion of its partnership interest, or any of such limited partner's economic rights as a limited partner, if such transfer does not violate any federal or state securities laws or regulations applicable to Beacon Partnership or the Beacon Partnership Units, does not change the tax status of Beacon Partnership or, in the case of a proposed transfer to a lender of Beacon Partnership or any person related thereto whose loan constitutes a nonrecourse liability, if the Beacon General Partner does not consent to such transfer. No transferee of a limited partnership interest shall admitted as a limited partner without the consent of the Beacon General Partner which may be given or withheld in its sole and absolute discretion.

AMENDMENT OF PARTNERSHIP AGREEMENT

     EOP. Amendments to the EOP Partnership Agreement may be proposed by any general partners or by limited partners owning at least 25% of the total partnership interests. Except as described below, the EOP Partnership Agreement may be amended with the approval of the general partners and limited partners holding a majority of the partnership interests held by the limited partners (including limited partners who are general partners). The EOP Managing General Partner has the power, without the consent of the limited partners, to amend the EOP Partnership Agreement as may be required (i) to add to the obligations of the general partners or surrender any right or power granted to the general partners or any affiliate of a general partner of the benefit of the limited partners, (ii) to reflect the admission, substitution, termination or withdrawal of partners in accordance with the EOP Partnership Agreement, (iii) to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued pursuant to the authority of the EOP Managing General Partner, (iv) to reflect a change that does not affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the EOP Partnership Agreement not inconsistent with law or with other provisions of the EOP Partnership Agreement, or make other changes with respect to matters arising under the EOP Partnership Agreement that will not be inconsistent with law or with the provisions of the EOP Partnership Agreement and (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local law. Amendments of provisions regarding, among other things, restrictions imposed on the issuance of additional EOP Partnership Units or other partnership interests to the EOP Managing General Partner, distribution requirements with respect to the EOP Class A Partnership Units in the event the EOP Managing General Partner is not publicly traded, the prohibition against removal of the general partners by the limited partners, restrictions on the general partners' power to conduct businesses other than owning partnership interests of EOP Partnership or managing EOP Partnership, limitations on transactions with affiliates, the liability of the general partners for monetary damages to EOP Partnership, partnership consent requirements for the sale of substantially all the assets of EOP Partnership, the transfer of partnership interests of general partners, the admission and rights of substituted limited partners or the dissolution of EOP Partnership, may not be amended without the approval of a majority of the partnership interests held by limited partners other than the EOP Managing General Partner or certain of its affiliates. Any amendment of the provision of the EOP Partnership Agreement which allows the voluntary dissolution of EOP Partnership prior to December 31, 2046 can be made only with the approval of 90% of the outstanding partnership interests (including partnership interests held by the general partners). Amendments to the EOP Partnership Agreement that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the right to receive any distributions (except as permitted under the EOP Partnership Agreement with respect to the admission of new partners or the issuance of additional EOP Partnership Units), or (iv) alter any redemption right, must be approved by each limited partner that would be adversely affected by such amendment.


     BEACON. Amendments to the Beacon Partnership Agreement may be proposed by the Beacon General Partner or by any limited partners (other than Beacon) holding 20% or more of the partnership interests. Except as described below, a proposed amendment shall be adopted and be effective as an amendment if it is approved by the Beacon General Partner and it receives the consent of partners holding a majority of the percentage interests of the limited partners (including or excluding limited partner interests held by Beacon, depending upon the nature of the proposed amendment). The Beacon General Partner shall have the power, without the consent of the limited partners, but with notice to the limited partners, to amend the Beacon Partnership Agreement as may be required to facilitate or implement certain purposes, including, among other things, adding to the obligations of the Beacon General Partner or surrendering any right or power granted to the Beacon General Partner or any Affiliate of the Beacon General Partner for the benefit of the limited partners, reflecting the admission, substitution, termination, or withdrawal of partners in accordance with the Beacon Partnership Agreement, and setting forth the designations, rights, powers, duties, and preferences of the holders of any additional partnership interests. The Beacon Partnership Agreement shall not be amended without the consent of each partner adversely affected if such amendment would
(i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the right to receive any distributions (except as permitted under the Beacon Partnership Agreement with respect to the admission of new partners or the issuance of additional units), or (iv) alter the Unit Redemption Right and REIT Shares Amount.


MEETINGS

     EOP. Meetings of the partners may be called by the EOP Managing General Partner and shall be called upon the receipt by the EOP Managing General Partner of a written request by limited partners holding 25% or more of the partnership interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of partners is permitted or required under the EOP Partnership Agreement, such vote or consent may be given at a meeting of partners. Except as otherwise expressly provided in the EOP Partnership Agreement, the consent of holders of a majority of the percentage interests held by limited partners (including limited partnership interests held by general partners) shall control.

     Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the percentage interests of the partners (or such other percentage as is expressly required by the EOP Partnership Agreement.

     BEACON. Meetings of the partners may be called by the Beacon General Partner and shall be called upon the receipt by the Beacon General Partner of a written request by limited partners (other than Beacon) holding 20% or more of the partnership interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of partners is permitted or required under the Beacon Partnership Agreement, such vote or consent may be given at a meeting of partners. Except as otherwise expressly provided in the Beacon Partnership Agreement, the consent of holders of a majority of the percentage interests held by limited partners (including limited partnership interests held by Beacon) shall control.

     Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the percentage interests of the partners (or such other percentage as is expressly required by the Beacon Partnership Agreement).

FINANCIAL STATEMENTS AND REPORTS

     EOP. As soon as practicable, but in no event later than the date on which the EOP Managing General Partner mails its annual report to its shareholders, the EOP Managing General Partner shall cause to be mailed to each limited partner an annual report, as of the close of the most recently ended fiscal year of EOP Partnership, containing financial statements of EOP Partnership, or of the EOP Managing General Partner if such statements are prepared solely on a consolidated basis with EOP Partnership, for such fiscal year, presented in accordance with generally accepted accounting principles and audited by a nationally recognized firm of independent public accountants selected by the EOP Managing General Partner. In addition, if and to the extent that the EOP Managing General Partner mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the EOP Managing General Partner shall cause to be mailed to each limited partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of EOP Partnership, or of the EOP Managing General Partner if such statements are prepared solely on a consolidated basis with EOP Partnership, and such other information as may be required by applicable law or regulation, or as the EOP Managing General Partner determines to be appropriate.

     BEACON. As soon as practicable, but in no event later than 105 days after the close of each fiscal year of Beacon Partnership, the Beacon General Partner shall cause to be mailed to each limited partner an annual report, as of the close of such fiscal year, containing financial statements of Beacon Partnership, or of Beacon if such statements are prepared solely on a consolidated basis with EOP Partnership, presented in accordance with generally accepted accounting principles and audited by a nationally recognized firm of independent public accountants selected by the Beacon General Partner. In addition, as soon as practicable, but in no event later than 105 days after the close of each calendar quarter (except the last calendar quarter of each year), the Beacon General Partner shall cause to be mailed to each limited partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of Beacon Partnership, or of Beacon if such statements are prepared solely on a consolidated basis with Beacon Partnership, and such other information as may be required by applicable law or regulation, or as the Beacon General Partner determines to be appropriate.

                  CERTAIN PROVISIONS OF MARYLAND LAW AND EOP'S
                        DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Declaration of Trust and the EOP Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and the EOP Bylaws, copies of which are exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

     The Declaration of Trust and the EOP Bylaws contain certain provisions that could make more difficult an acquisition or change in control of EOP by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of EOP to negotiate first with the EOP Board. EOP believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also "SHARES OF BENEFICIAL INTEREST -- Restrictions on Ownership and Transfer."

CLASSIFICATION AND REMOVAL OF BOARD OF TRUSTEES; OTHER PROVISIONS

     The Declaration of Trust provides for the EOP Board to be divided into three classes of trustees, with each class to consist as nearly as possible of an equal number of trustees. The term of office of the first class of trustees will expire at the 1998 annual meeting of shareholders; the term of the second class of trustees will expire at the 1999 annual meeting of shareholders; and the term of the third class will expire at the 2000 annual meeting of shareholders. At each annual meeting of shareholders, the class of trustees to be elected at such meeting will be elected for a three-year term, and the trustees in the other two classes will continue in office. Because shareholders will have no right to cumulative voting for the election of trustees, at each annual meeting of shareholders the holders of a majority of the EOP Common Shares will be able to elect all of the successors to the class of trustees whose term expires at that meeting.

     The Declaration of Trust also provides that, except for any trustees who may be elected by holders of a class or series of shares of beneficial interest other than the EOP Common Shares, trustees may be removed only for cause and only by the affirmative vote of shareholders holding at least a majority of all the votes entitled to be cast for the election of trustees. Vacancies on the EOP Board may be filled by the affirmative vote of the remaining trustees. A vote of shareholders holding at least two-thirds of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and trustee removal provisions. These provisions may make it more difficult and time-consuming to change majority control of the EOP Board and, thus, may reduce the vulnerability of EOP to an unsolicited proposal for the takeover of EOP or the removal of incumbent management.

     Because the EOP Board will have the power to establish the preferences and rights of additional series of shares of beneficial interest without a shareholder vote, the EOP Board may afford the holders of any series of senior shares of beneficial interest preferences, powers and rights, voting or otherwise, senior to the rights of holders of EOP Common Shares. The issuance of any such senior shares of beneficial interest could have the effect of delaying, deferring or preventing a change in control of EOP. The EOP Board, however, currently does not contemplate the issuance of any shares of beneficial interest other than EOP Common Shares and the EOP Preferred Shares to be issued to holders of the Beacon Preferred Shares in connection with the Merger.

CHANGES IN CONTROL PURSUANT TO MARYLAND LAW

     MARYLAND BUSINESS COMBINATION LAW. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain mergers, consolidations, share exchanges and asset transfers and issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust ("the Interested Shareholder") or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the EOP Board has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving EOP; however, the EOP Board may repeal this opt-out and cause EOP to become subject to these provisions in the future.

     MARYLAND CONTROL SHARE ACQUISITION LAW. The MGCL, as applicable to real estate investments trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares of beneficial interest which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the EOP Bylaws contain a provision opting out of the control share provisions of the MGCL, but the EOP Board may amend the EOP Bylaws so that acquisitions of shares of EOP are subject to these provisions in the future.

AMENDMENTS TO THE DECLARATION OF TRUST

     The Declaration of Trust, including its provisions on classification of the EOP Board, restrictions on transferability of EOP Common Shares and removal of trustees, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, amendments made in connection with a Business Combination and amendments relating to changes in the number of authorized EOP Shares require the approval of holders of only a majority of all votes cast at a meeting of shareholders at which a quorum is present, and, in certain cases, the approval of holders of two-thirds of the EOP Preferred Shares outstanding at the time. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Declaration of Trust permits such action by the EOP Board. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the EOP Board to increase or decrease the aggregate number of EOP Shares or the number of EOP Shares of any class of beneficial interest of EOP but requires that such action be approved by the affirmative vote of a majority of all the votes cast on the matter at a meeting of shareholders at which a quorum is present, and, in certain cases, be approved by holders of two-thirds of the EOP Preferred Shares outstanding at the time.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     The EOP Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the EOP Board and the proposal of business to be considered by shareholders may be made only (A) pursuant to EOP's notice of the meeting, (B) by the EOP Board or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the EOP Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in EOP's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the EOP Board may be made only (A) pursuant to EOP's notice of the meeting, (B) by the EOP Board or (C) provided that the EOP Board has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the EOP Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND THE EOP BYLAWS

     The business combination provisions and the control share acquisition provisions of the MGCL, in each case if they ever became applicable to EOP, the provisions of the Declaration of Trust on classification of the EOP Board and removal of trustees and the advance notice provisions of the EOP Bylaws could delay, defer or prevent a transaction or a change in control of EOP that might involve a premium price for holders of EOP Common Shares or otherwise be in their best interests. The Declaration of Trust, as in effect, provides that a merger, consolidation or sale of all or substantially all of the assets of EOP must be approved by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter.

MARYLAND REIT LAW ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that EOP hold, either directly or through other entities, at least 75% of the value of its assets in real estate assets, mortgages or mortgage-related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agriculture, horticulture or similar purposes.

                         SHARES OF BENEFICIAL INTEREST


     The summary of the terms of the shares of beneficial interest of EOP set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and the EOP Bylaws, copies of which are exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.


GENERAL


     The Declaration of Trust provides that EOP may issue 750 million EOP Common Shares and 100 million EOP Preferred Shares. Upon completion of the Mergers, 268,588,156 EOP Common Shares will be issued and outstanding (or subject to issuance upon exchange of EOP Partnership Units) and 8,000,000 EOP Preferred Shares will be issued and outstanding.


     Under the Maryland REIT Law, a shareholder is not personally liable for obligations of EOP solely as a result of his status as a shareholder. The Declaration of Trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of EOP by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of EOP by reason of being a shareholder. The EOP Bylaws further provide that EOP will indemnify any shareholder or former shareholder (a) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity as shareholder, against reasonable expenses incurred by him or her in connection with the proceeding; and (b) against any claim or liability to which he or she may become subject by reason of such status. In addition, EOP will, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by the shareholder or former shareholder made a party to the proceeding by reason of such status. EOP may, with the approval of the EOP Board, provide such indemnification or payment or reimbursement of expenses to any shareholder or former shareholder who served a predecessor of EOP. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by EOP. Inasmuch as EOP carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which EOP's assets plus its insurance coverage would be insufficient to satisfy the claims against EOP and its shareholders.

EOP COMMON SHARES

     When issued, all EOP Common Shares for which EOP Partnership Units are exchangeable will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest, including without limitation, the EOP Preferred Shares, and to the provisions of the Declaration of Trust regarding restrictions on transfers of shares of beneficial interest, holders of EOP Common Shares are entitled to receive distributions if, as and when authorized and declared by the EOP Board out of assets legally available therefor and to share ratably in the assets of EOP legally available for distribution to EOP Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of EOP. EOP currently intends to pay regular quarterly distributions. In order to remain qualified as a REIT under the Code, EOP must distribute 95% of its taxable income (other than net capital gain) annually. See "FEDERAL INCOME TAX CONSIDERATIONS -- Requirements for Qualification as a
REIT -- Annual Distribution Requirements Applicable to REITs."

     Subject to the provisions of the Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding EOP Common Share entitles the holder to one vote on all matters submitted to a vote of EOP Shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, including without limitation, the EOP Preferred Shares, the holders of EOP Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding

EOP Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

     Holders of EOP Common Shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of EOP. Subject to the provisions of the Declaration of Trust regarding restrictions on ownership and transfer, EOP Common Shares have equal distribution, liquidation and other rights.

     Pursuant to the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Declaration of Trust contains such a provision providing for a lesser percentage, a majority of outstanding shares entitled to be cast in the matter, with respect to transactions pursuant to which EOP's assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange).

     Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Declaration of Trust permits such action by the EOP Board. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the EOP Board to increase or decrease the aggregate number of EOP Shares or the number of EOP Shares of any class of beneficial interest of EOP but requires that such action be approved by the affirmative vote of a majority of all the votes cast on the matter at a meeting of shareholders at which a quorum is present, and in certain cases, that such action be approved by holders of two-thirds of the EOP Preferred Shares outstanding at the time.

     The Declaration of Trust authorizes the EOP Board to reclassify any unissued EOP Common Shares into other classes or series of beneficial interest and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series, subject, in certain cases to the approval of holders of two-thirds of EOP Preferred Shares outstanding at the time.

PREFERRED SHARES

     The Declaration of Trust authorizes the EOP Board to issue 100 million Preferred Shares, to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of any shares of beneficial interest, as authorized by the EOP Board. Prior to issuance of shares of each series, the EOP Board is required by the Maryland REIT Law and the Declaration of Trust to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms or conditions of redemption for each such series. As of the date hereof, no preferred shares of beneficial interest are outstanding. In connection with the Merger, EOP will issue 8,000,000 EOP Preferred Shares in exchange for the 8,000,000 Beacon Preferred Shares currently outstanding.

EOP PREFERRED SHARES

     All EOP Preferred Shares to be issued in the Merger will be duly authorized, fully paid and non-assessable.

     DISTRIBUTIONS. Holders of EOP Preferred Shares shall be entitled to receive, when and as authorized by the EOP Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such distributions shall be cumulative from the Effective Time and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to the holders of record of EOP Preferred Shares as they appear in the share records of EOP at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable distribution payment date falls or such other date designated by the EOP Board for the payment of distributions that is not more than 30 nor less than 10 days prior to such distribution payment date.

     No distributions on the EOP Preferred Shares shall be authorized by the EOP Board or paid or set apart for payment if such authorization, payment or setting apart for payment would violate any agreement of EOP or is restricted or prohibited by law. Distributions on the EOP Preferred Shares will, nonetheless, accrue whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not they are authorized, and accrued but unpaid distributions will accumulate as of the distribution payment date on which they first become payable.

     Except for pro rata distributions with respect to the EOP Preferred Shares and any EOP Parity Shares, no distributions on any EOP Parity Shares or EOP Junior Shares will be authorized, paid or set aside for payment (other than a distribution payable in EOP Junior Shares) for any period, no other distribution on any EOP Parity Shares or EOP Junior Shares and no redemption, purchase or other acquisition for consideration of EOP Parity Shares or EOP Junior Shares shall be made, in each case unless full cumulative distributions on the EOP Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for full payment thereof is set aside.

     VOTING. Holders of EOP Preferred Shares have no other voting rights except as provided by law and as described below.

     Whenever distributions on EOP Preferred Shares are in arrears for six or more quarterly periods, holders of EOP Preferred Shares will be entitled to vote separately as a class with the holders of all EOP Parity Shares for the election of two additional trustees of EOP. Such election shall be held at a special meeting called by the holders of record of at least 20% of the outstanding EOP Preferred Shares or the outstanding EOP Parity Shares or, if the request for a special meeting is received by EOP less than 90 days prior to the next annual or special meeting of shareholders, at the next annual or such special meeting of shareholders and at each subsequent annual meeting of shareholders until all arrearages and the distribution for the then current distribution period shall have been fully paid or a sum sufficient for the full payment thereof shall have been set aside. Vacancies for trustees elected by holders of EOP Preferred Shares and EOP Parity Shares shall be filled by the remaining trustee so elected then in office, or there is no such remaining trustee, by vote of holders of a majority of the outstanding EOP Preferred Shares and the outstanding EOP Parity Shares voting as a single class. A trustee elected by the holders of EOP Preferred Shares and EOP Parity Shares may be removed with or without cause and only by vote of holders of a majority of the outstanding EOP Preferred Shares and the outstanding EOP Parity Shares voting as a single class.

     In addition to the foregoing voting rights, for so long as any EOP Preferred Shares are outstanding, any authorization of, increase in the authorized amount of or number of issued, or reclassification of, EOP Senior Shares or EOP Senior Convertible Securities or any amendment of EOP's Declaration of Trust, by merger, consolidation or otherwise, which materially and adversely affects any right, preference, privilege or voting power of the EOP Preferred Shares or the holders thereof must be approved by holders of at least two-thirds of the EOP Preferred Shares outstanding at the time. For purposes of the foregoing sentence, any amendment of EOP's Declaration of Trust resulting in the EOP Preferred Shares remaining outstanding with the terms thereof materially unchanged, any increase in the authorized amount of Preferred Shares or any creation or issuance of any EOP Parity Shares shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the EOP Preferred Shares or the holders thereof.

     OWNERSHIP LIMIT. The restrictions on transferability and ownership described in "-- Restrictions on Ownership and Transfer" apply to the EOP Preferred Shares.

     PREEMPTIVE RIGHTS, CONVERSION, REDEMPTION. Holders of EOP Preferred Shares do not have any preemptive rights. The EOP Preferred Shares are not convertible, redeemable or entitled to the benefit of any sinking fund, except that they may be purchased by EOP under certain provisions of the Declaration of Trust designed to enable EOP to preserve its status as a REIT under the Code (see "FEDERAL INCOME TAX CONSIDERATIONS -- Requirements for Qualification as a REIT"); and the EOP Preferred Shares may be redeemed by EOP as described below.

     On and after June 15, 2002, EOP, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem EOP Preferred Shares, in whole or part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest, subject to the following limitations and to compliance by EOP with the procedural requirements applicable to the redemption of EOP Preferred Shares. First, if less than all of the outstanding EOP Preferred Shares are to be redeemed, the EOP Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by EOP. Second, the redemption price of EOP Preferred Shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of EOP and any rights (other than debt securities convertible into or exchangeable for such equity securities) or options to purchase any of the foregoing. Third, unless full cumulative distributions on all EOP Preferred Shares have been or contemporaneously are authorized and paid and a sum sufficient for the payment thereof set apart for all past distribution periods and the then current distribution period, no EOP Preferred Shares shall be redeemed unless all outstanding EOP Preferred Shares are simultaneously redeemed, and EOP shall not purchase or otherwise acquire directly or indirectly any EOP Preferred Shares (except by exchange for EOP Junior Shares); provided, however, that the foregoing shall not prevent the purchase by EOP of EOP Preferred Shares in order to ensure that EOP remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of EOP Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding EOP Preferred Shares.

     Any EOP Preferred Shares that have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares of beneficial interest, without designation as to series until such shares are once more designated as part of a particular series by the EOP Board.

     LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of EOP, the holders of any outstanding EOP Preferred Shares will be entitled to receive out of the assets of EOP available for distribution to shareholders remaining after payment or provision for payment of all debts and other liabilities of EOP other than EOP's obligations with respect to any outstanding EOP Junior Shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of payment. If upon any voluntary or involuntary liquidation, dissolution or winding up of EOP, the assets of EOP shall be insufficient to make such full payments to holders of EOP Preferred Shares, then such assets shall be distributed pro rata among holders of EOP Preferred Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of EOP Preferred Shares will not be entitled to any further participation in any distribution of assets by EOP. Neither a consolidation or merger of EOP with or into another corporation nor a merger of another corporation with or into EOP nor a sale, lease or conveyance of all or substantially all of EOP's property or business shall be considered a liquidation, dissolution or winding up of EOP.

POWER TO ISSUE ADDITIONAL EOP COMMON SHARES AND PREFERRED SHARES

     EOP believes that the power of the EOP Board to issue additional authorized but unissued EOP Common Shares or Preferred Shares and to classify or reclassify unissued EOP Common Shares or Preferred Shares and thereafter to cause EOP to issue such classified or reclassified shares of beneficial interest will provide EOP with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the EOP Common Shares, will be available for issuance without further action by EOP Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which EOP's securities may be listed or traded. The EOP Preferred Shares have certain provisions that could delay, defer or prevent a transaction or a change in control of EOP that might involve a premium price for holders of EOP Common Shares or otherwise be in their best interest. Moreover, although the EOP Board has no such intention at the present time, it could establish another series of Preferred Shares that could cause the same result. (See "-- EOP Preferred Shares -- Voting" above).

RESTRICTIONS ON OWNERSHIP AND TRANSFER


     For EOP to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if EOP, or an owner of 10% or more of EOP, actually or constructively owns 10% or more of a tenant of EOP (or a tenant of any partnership in which EOP is a partner), the rent received by EOP (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).


     EOP. In order to assist in preserving EOP's status as a REIT under the Code, the Declaration of Trust provides that no holder of shares EOP Shares may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the EOP Ownership Limit or the Excepted Holder Limit, whichever is applicable. The EOP Board, in its sole and absolute discretion, may grant to any holder of EOP Shares an Excepted Holder Limit subject to satisfaction of certain conditions set forth in the Declaration of Trust. The EOP Board is required to waive or modify the EOP Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if such person submits to the EOP Board information satisfactory to the EOP Board, in its reasonable discretion, demonstrating that (i) such person is not an individual for purposes of the Code, (ii) such ownership will not cause a person who is an individual to be treated as owning EOP Shares in excess of the EOP Ownership Limit, applying the applicable constructive ownership rules, and (iii) such ownership will not otherwise jeopardize EOP's status as a REIT. As a condition of such waiver, the EOP Board may, in its reasonable discretion, require undertakings or representations from the applicant to ensure that the conditions in clauses, (i), (ii) and (iii) of the preceding sentence are satisfied and will continue to be satisfied as long as such person owns shares in excess of the EOP Ownership Limit. The EOP Board has the authority to increase the EOP Ownership Limit from time to time, but will not have the authority to do so to the extent that, after giving effect to such increase, five beneficial owners of EOP Shares could beneficially own in the aggregate more than 49.5% of the outstanding EOP Shares. The EOP Board may reduce the Excepted Holder Limit of any holder of EOP Shares only with such holder's written consent or pursuant to any agreements made between EOP and such holder at the time such Excepted Holder Limit was granted, provided that no Excepted Holder Limit may be reduced to a percentage that is less than the EOP Ownership Limit.

     Any transfer (including any issuance, sale, transfer, gift, assignment, devise or other disposition) of EOP Shares that would: (i) result in a holder holding a number of EOP Shares in excess of the EOP Ownership Limit or the Excepted Holder Limit, whichever is applicable, (ii) result in EOP being "closely held" within the meaning of Section 856(h) of the Code, (iii) result in the disqualification of EOP as a REIT or (iv) result in the outstanding EOP Shares being owned by fewer than 100 persons or entities will be void and of no force or effect with respect to the Prohibited Owner, in the case of the foregoing clauses (i), (ii) and (iii), as to that number of EOP Shares that exceeds the EOP Ownership Limit or the Excepted Holder Limit, as applicable (referred to as "excess shares"), and in the case of the foregoing clause (iv), as to all of the EOP Shares purported to be transferred, and the Prohibited Owner shall acquire no right or interest therein. Any such excess shares described above will be transferred automatically to a Charitable Trust for the benefit of a Charitable Beneficiary. Such transfer shall be deemed to be effective as of the close of business on the business day prior to the purported transfer. If any such transfer to the Charitable Trust is not effective for any reason, the transfer of such excess shares will be void.

     Any person or entity who acquires or intends to acquire EOP Shares that will or may violate the foregoing provisions must immediately notify EOP of such acquisition, or give EOP 15 days prior notice thereof, and must provide EOP such other information as EOP may request in order to determine the effect of such acquisition of EOP's status as a REIT.

     Subject to the purchase rights of EOP described below, within 20 days of receiving notice from EOP of the transfer of shares to the Charitable Trust, the Charitable Trustee will be required to sell such excess shares to a person or entity, including without limitation EOP, who could own such shares without violating the restrictions described above, and distribute to the Prohibited Owner an amount equal to the lesser of (i) the price paid by the Prohibited Owner for such excess shares, or if no payment was made in respect thereof, the EOP Market Price on the date on which such shares became excess shares and (ii) the sales proceeds received by the Charitable Trustee for such excess shares. Any proceeds in excess of the amount distributable to the Prohibited Owner will be distributed to the Charitable Beneficiary.

     Excess shares transferred to the Charitable Trust shall be deemed to have been offered for sale to EOP, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the EOP Market Price at the time of such devise or gift) and (ii) the EOP Market Price of such shares on the date EOP, or its designee, accepts such offer. EOP will have the right to accept such offer until the Charitable Trustee has sold such excess shares as described above. Upon a sale of such excess share to EOP, the interest of the Charitable Beneficiary in such excess shares shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     Prior to a sale of any excess shares by the Charitable Trust, the Charitable Trustee shall have all voting rights and rights to distributions or other distributions (including distributions upon liquidation, dissolution or winding up of EOP or any distributions of assets of EOP) with respect to such excess shares. Any distribution or other distribution paid to the Prohibited Owner prior to the discovery by EOP that such excess shares had been transferred to the Charitable Trust must paid to the Charitable Trustee upon demand. Subject to applicable law, effective as of the date that any excess shares have been transferred to the Charitable Trust, the Charitable Trustee shall have the authority in its sole discretion (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by EOP that such excess shares have been transferred to the Charitable Trust and (ii) to recast such vote in accordance with the instructions of the Charitable Trustee. Notwithstanding the foregoing, if EOP has already taken irreversible action with respect to matters covered by such vote, the Charitable Trustee shall not have the authority to rescind and recast such vote.

     The foregoing restrictions on transferability and ownership will not apply if the EOP Board determines that they are no longer required in order for EOP to continue to qualify as a REIT.

     All persons or entities who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding EOP Shares must give a written notice to EOP by January 30 of each year stating the name and address of such owner, the number of EOP Shares owned and a description of the manner in which such EOP Shares are held; in addition, a holder of record of EOP Shares subject to the foregoing requirement who holds such EOP Shares as nominee for another person or entity which is required to include in gross income the distributions received on such shares must also give notice of the name and address of such person or entity and the number of EOP Shares of such person or entity with respect to which such holder of record is nominee. In addition, each record, beneficial and constructive holder of EOP Shares must, upon demand of EOP, disclose to EOP in writing any information with respect to the direct, indirect and constructive ownership thereof as the EOP Board deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the EOP Common Shares is Boston EquiServe, L.P., an affiliate of BankBoston, N.A.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     Beacon is organized as a corporation and EOP is organized as a real estate investment trust under the laws of the State of Maryland. As a Maryland corporation, Beacon is subject to the MGCL, which is a general corporation statute dealing with a wide variety of matters, including election, tenure, duties, liabilities and indemnification of directors and officers; dividends and other distributions; meetings and voting rights of stockholders; and extraordinary actions, such as amendments to the charter, mergers, sales of all or substantially all of the assets and dissolution. As a Maryland real estate investment trust, EOP is governed by the Maryland REIT Law and certain other provisions of the Annotated Code of Maryland. The Maryland REIT Law covers some of the same matters covered by MGCL, including liabilities of the trust, shareholders, trustees and officers; amendment of the declaration of trust; and mergers of a real estate investment trust with other entities. There are many matters that are addressed in the MGCL that are not dealt with in the Maryland REIT Law, and it is a general practice of REITs to address some of these matters through provisions in the declaration of trust.

     Certain differences between (a) the MGCL and the Maryland REIT Law and (b) Beacon's Articles and Bylaws and the Declaration of Trust and EOP Bylaws are discussed below. However, the discussion of the comparative rights of shareholders of Beacon and shareholders of EOP set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the Maryland REIT Law and also to the Beacon Articles and Bylaws and the Declaration of Trust and EOP Bylaws. Copies of these documents have been filed as exhibits to the Registration Statement of which this Proxy Statement/ Prospectus is a part.

     At the Effective Time, Beacon Shareholders automatically would become shareholders of EOP and their rights as shareholders would be determined by the Declaration of Trust and the EOP Bylaws.

CAPITALIZATION

     EOP. EOP is authorized to issue (i) 750,000,000 EOP Common Shares, of which 161,987,228 shares were issued and outstanding as of the EOP Record Date and (ii) 100,000,000 Preferred Shares, of which no shares were issued and outstanding as of the EOP Record Date. The EOP Board has adopted resolutions classifying and designating 8,000,000 of the Preferred Shares as EOP Preferred Shares and articles supplementary relating to such EOP Preferred Shares, which shares will be issued in the Merger in exchange for Beacon Preferred Shares. The EOP Board, with the approval of the holders of EOP Common Shares by the majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class that EOP has the authority to issue, provided, that, so long as any EOP Preferred Shares are outstanding, any amendment of the Declaration of Trust which authorizes or creates, or increases, the authorized amount of any class or series of shares ranking prior to the EOP Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of EOP ("EOP Senior Shares") or any obligations or securities convertible into or evidencing the right to purchase any EOP Senior Shares ("EOP Senior Convertible Securities") must be approved by holders of at least two-thirds of the EOP Preferred Shares outstanding at the time.

     The EOP Board may, without further action by the EOP Shareholders, provide for the issuance of EOP Common shares in one or more classes or series and Preferred Shares in one or more series and, subject to the restrictions on transfer and ownership set forth in the Declaration of Trust (see "-- REIT Qualification Provisions -- EOP" below) and the express terms of any class or series of shares outstanding at the time, fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms and conditions of redemption thereof, by adopting a resolution or resolutions creating and designating such class or series. Subject to an express provision to the contrary in the terms of any class or series of authorized shares, the EOP Board has the power to divide or combine the outstanding shares of any class or series, without a vote of shareholders. For so long as any EOP Preferred Shares are outstanding, no EOP Senior Shares or EOP Senior Convertible Securities may be authorized, no authorized shares may be reclassified into EOP Senior Shares or EOP Senior Convertible Securities nor may the number of issued EOP Senior Shares or EOP Senior Convertible Securities be increased without the approval of at least two-thirds of the EOP Preferred Shares outstanding at the time.


     BEACON. Beacon is authorized to issue (i) 100,000,000 Beacon Common Shares, of which 56,269,234 shares were issued and outstanding as of the Beacon Record Date, (ii) 25,000,000 preferred shares of beneficial interest, $.01 par value, of which 9,200,000 shares have been classified and designated as Beacon Preferred Shares, of which 8,000,000 Beacon Preferred Shares and no other preferred shares were issued and outstanding as of the Beacon Record Date and
(iii) 50,000,000 shares of excess stock, $0.01 par value per share (the "Beacon Excess Shares"), none of which were issued or outstanding as of the Beacon Record Date. The aggregate number of shares that Beacon has the authority to issue may be increased or decreased only with the approval of holders of not less than two-thirds of the Beacon Common Shares entitled to be cast on the matter, provided, that, so long as any Beacon Preferred Shares are outstanding, any amendment of the Beacon Articles which authorizes, creates, or increases, the authorized amount of any class or series of shares ranking prior to the Beacon Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of Beacon ("Beacon Senior Shares") or any obligations or securities convertible into or evidencing the right to purchase any Beacon Senior Shares ("Beacon Senior Convertible Securities") must be approved by holders of at least two-thirds of the Beacon Preferred Shares outstanding at the time.


     The Beacon Board may, without further action by the Beacon Shareholders, provide for the issuance of Beacon preferred shares of beneficial interest in one or more series and to fix the preferences, conversion and other rights, voting rights, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption as the Beacon Board may determine. Subject to an express provision to the contrary in the terms of any class or series of authorized shares, the Beacon Board has the power to divide or combine the outstanding shares of any class or series, without a vote of shareholders. For so long as any Beacon Preferred Shares are outstanding, no Beacon Senior Shares or Beacon Senior Convertible Securities may be authorized, no authorized shares may be reclassified into Beacon Senior Shares or Beacon Senior Convertible Securities nor may the number of issued Beacon Senior Shares or Beacon Senior Convertible Securities be increased without the approval of at least two-thirds of the Beacon Preferred Shares outstanding at the time.

VOTING RIGHTS

     EOP. Each holder of EOP Common Shares is entitled to one vote per share and to the same and identical voting rights as other holders of EOP Common Shares. Holders of EOP Common Shares do not have cumulative voting rights. Holders of EOP Common Shares are entitled to vote only on the following matters:
(i) election and removal of trustees, (ii) amendment of the Declaration of Trust, (iii) termination of EOP, (iv) merger or consolidation of EOP, or the sale or disposition of substantially all of the property of EOP, (v) such other matters with respect to which the EOP Board has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification, (vi) such other matters as may be properly brought before a meeting by a shareholder pursuant to the EOP Bylaws and (vii) such other matters as required by applicable law.

     Whenever distributions on EOP Preferred Shares are in arrears for six or more quarterly periods, holders of EOP Preferred Shares will be entitled to vote separately as a class with the holders of all other series of preferred shares of beneficial interest ranking on a parity with the EOP Preferred Shares as to distributions or on liquidation (the "EOP Parity Shares") for the election of two additional trustees of EOP at a special meeting called by the holders of record of at least 20% of the outstanding EOP Preferred Shares or the holders of shares of any other series of EOP Parity Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders. Such voting rights will continue until all accumulated dividends and the dividend for the then current period have been fully paid or authorized and a sum sufficient for such payment is set aside for payment in full. In addition, for so long as any EOP Preferred Shares are outstanding, any authorization of, increase in the authorized amount of or number of issued, or reclassification of, of EOP Senior Shares or EOP Senior Convertible Securities or any amendment or repeal of the Declaration of Trust, by merger, consolidation or otherwise, which materially and adversely affects any right, preference, privilege or voting power of the EOP Preferred Shares or the holders thereof must be approved by holders of at least two-thirds of the EOP Preferred Shares outstanding at the time. For purposes of the foregoing sentence, any amendment of the Declaration of Trust resulting in the EOP Preferred Shares remaining outstanding with the terms thereof materially unchanged, any increase in the authorized amount of preferred shares of beneficial interest or any creation or issuance of any EOP Parity Shares or EOP Junior Shares shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the EOP Preferred Shares or the holders thereof. Holders of EOP Preferred Shares have no other voting rights except as provided by law.

     BEACON. Each holder of Beacon Common Shares is entitled to one vote per share and to the same and identical voting rights as other holders of Beacon Common Shares. Holders of Beacon Common Shares do not have cumulative voting rights. Holders of Beacon Common Shares are entitled to vote on all matters submitted to them for a vote and any other matters requiring their vote under applicable law.


     Whenever dividends on Beacon Preferred Shares are in arrears for six or more quarterly periods, holders of Beacon Preferred Shares will be entitled to vote separately as a class with the holders of all other series of preferred shares of beneficial interest ranking on a parity with the Beacon Preferred Shares as to dividends or on liquidation (the "Beacon Parity Shares") for the election of two additional directors of Beacon at a special meeting called by the holders of record of at least 20% of the outstanding Beacon Preferred Shares or the holders of shares of any other series of Beacon Parity Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders. Such voting rights will continue until all accumulated dividends and the dividend for the then current period have been fully paid or authorized and a sum sufficient for such payment is set aside for payment in full. In addition, for so long as any Beacon Preferred Shares are outstanding, any authorization of, increase in the authorized amount of or number of issued, or reclassification of, of Beacon Senior Shares or Beacon Senior Convertible Securities or any amendment or repeal of the Beacon Articles, by merger, consolidation or otherwise, which materially and adversely affects any right, preference, privilege or voting power of the Beacon Preferred Shares or the holders thereof must be approved by holders of at least two-thirds of the Beacon Preferred Shares outstanding at the time. For purposes of the foregoing sentence, any amendment of the Beacon Articles resulting in the Beacon Preferred Shares remaining outstanding with the terms thereof materially unchanged, any increase in the authorized amount of preferred shares of beneficial interest or any creation or issuance of any Beacon Parity Shares or Beacon Junior Shares shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Beacon Preferred Shares or the holders thereof. Holders of Beacon Preferred Shares have no other voting rights except as provided by law.


     Holders of Beacon Excess Shares have no voting rights on any matters except as otherwise expressly required by law.

TRUSTEES/DIRECTORS

     EOP. The number of trustees shall be not less than nine nor more than 15, who, except as described in the following sentence and except with respect to trustees elected by holders of EOP Preferred Shares and EOP Parity Shares, shall be elected at the annual meeting of shareholders. Subject to the foregoing, the EOP Board, by majority vote, may increase the number of trustees, and fill any vacancies on the EOP Board other than vacancies for trustees elected by holders of EOP Preferred Shares and EOP Parity Shares, whether arising from an increase in the number of trustees or from the failure by shareholders to elect the full authorized number of trustees. Except during the period when a vacancy exists, at least two-thirds of the trustees shall be persons who are not executive officers (as defined in Rule 145 under the Securities Act) of EOP or persons affiliated (as defined in Rule 145 under the Securities Act) with Mr. Zell or his affiliates.

     Whenever distributions on the EOP Preferred Shares are in arrears for six or more quarterly periods, holders of the EOP Preferred Shares will be entitled to vote separately as a class with the holders of all EOP Parity Shares for the election of two additional trustees of EOP. Such election shall be held at a special meeting called by the holders of record of at least 20% of the outstanding EOP Preferred Shares or the outstanding EOP Parity Shares or, if the request for a special meeting is received by EOP less than 90 days prior to the next annual or special meeting of shareholders, at the next annual or such special meeting of shareholders and at each subsequent annual meeting of shareholders until all arrearages and the distribution for the then current distribution period shall have been fully paid or a sum sufficient for the full payment thereof shall have been set aside. Vacancies for trustees elected by holders of EOP Preferred Shares and EOP Parity Shares shall be filled by the the written consent of the remaining trustee elected by such holders then in office, or if there is no such remaining trustee, by vote of holders of a majority of the outstanding EOP Preferred Shares and the outstanding EOP Parity Shares voting as a single class.

     As permitted by the Declaration of Trust, with the exception of any members elected by holders of EOP Preferred Shares and EOP Parity Shares, the EOP Board is divided into three classes of trustees. The initial terms of the first, second and third classes expire in 1998, 1999 and 2000, respectively. Beginning in 1998, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the EOP Shareholders.

     A trustee other than a trustee elected by the holders of EOP Preferred Shares and EOP Parity Shares may be removed only with cause by the affirmative vote of shareholders holding not less than a majority of all shares then outstanding and entitled to vote generally in the election of trustees. A trustee elected by the holders of EOP Preferred Shares and EOP Parity Shares may be removed with or without cause and only by vote of holders of a majority of the outstanding EOP Preferred Shares and the outstanding EOP Parity Shares voting together as a single class.

     BEACON. The number of Beacon Directors shall not be fewer than the greater of two or the minimum number permitted by the MGCL and not more than nine who, except as described in the following sentence and except with respect to directors elected by holders of Beacon Preferred Shares and Beacon Parity Shares, shall be elected at the annual meeting of shareholders. Subject to the foregoing, the Beacon Board, by majority vote, may (i) increase or decrease the number of directors and (ii) except for any vacancies for directors elected by the holders of Beacon Preferred Shares and vacancies created by the removal of a director other than a director elected by the holders of Beacon Preferred Shares and Beacon Parity Shares, fill any vacancies on the Beacon Board. Vacancies created by the removal of a director other than a director elected by the holders of Beacon Preferred Shares and Beacon Parity Shares shall be filled by the affirmative vote of two-thirds of the shares then outstanding and entitled to vote generally in the election of directors.

     Whenever dividends on the Beacon Preferred Shares are in arrears for six or more quarterly periods, holders of the Beacon Preferred Shares will be entitled to vote separately as a class with the holders of all Beacon Parity Shares for the election of two additional directors of Beacon. Such election shall be held at a special meeting called by the holders of record of at least 20% of the outstanding Beacon Preferred Shares or the outstanding Beacon Parity Shares or, if the request for a special meeting is received by Beacon less than 90 days prior to the next annual or special meeting of shareholders, at the next annual or such special meeting of shareholders and at each subsequent annual meeting of shareholders until all arrearages and the dividend for the then current dividend period shall have been fully paid or a sum sufficient for the full payment thereof shall have been set aside. Vacancies for directors elected by the holders of Beacon Preferred Shares and Beacon Parity Shares shall be filled by the written consent of the remaining director elected by such holders then in office, or if there is no such remaining director, by vote of holders of a majority of the outstanding Beacon Preferred Shares and the outstanding Beacon Parity Shares voting together as a single class.

     As permitted by the Beacon Articles, with the exception of any members elected by holders of Beacon Preferred Shares and Beacon Parity Shares, the Beacon Board is divided into three classes of directors. The terms of the current directors' first, second and third classes expire in 1998 (three directors), 1999 (two directors) and 2000 (two directors), respectively. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors is elected by the Beacon Shareholders.

     A director other than a director elected by the holders of Beacon Preferred Shares and Beacon Parity Shares may be removed only with cause by the affirmative vote of shareholders holding not less than two-thirds of all shares then outstanding and entitled to vote in the election of directors.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of Maryland law, EOP's Declaration of Trust and the Beacon Articles, including without limitation those discussed below and provisions relating to the classification of the EOP and Beacon Boards, restrictions on the ability of shareholders to remove trustees or directors and restrictions on shareholder nominations of trustees or directors or other proposals (see "-- Trustees/Directors" above and "-- Shareholder Meetings" below), may discourage an attempt to acquire control of EOP or Beacon, respectively, that a majority of either entity's shareholders determined was in their best interests. These provisions also may render the removal of one or all trustees or directors more difficult or deter or delay a change of control that the EOP Board or Beacon Board, respectively, did not approve. Provisions of EOP's Declaration of Trust and Beacon Articles intended to preserve qualified REIT status under the Code may have similar or comparable effects. See "-- REIT Qualification Provisions" below.

     EOP. Subject to the approval rights of the holders of EOP Preferred Shares (see "-- Voting Rights" above), the EOP Board may authorize the issuance of preferred shares at such times, for such purposes and for such consideration as it may deem advisable without further shareholder approval. The rights of holders of EOP Common Shares are or will be subject to, and may be adversely affected by, the rights of holders of EOP Preferred Shares and the rights of holders of any other preferred shares that may be issued in the future. The EOP Preferred Shares and any other preferred shares which EOP may issue in the future may adversely affect the interests of holders of EOP Common Shares by limiting the control that such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of such shares, and otherwise. In addition, the existence of the outstanding EOP Preferred Shares or the future issuance of any other preferred shares, in some circumstances, may deter or discourage takeover attempts and other changes in control of EOP by making it more difficult for a person who has gained a substantial equity interest in EOP to obtain control or to exercise control effectively. Other than the issuance of EOP Preferred Shares for Beacon Preferred Shares in the Merger, EOP has no current plans or agreements with respect to the issuance of any EOP Preferred Shares.

     BEACON. Subject to the approval rights of the holders of Beacon Preferred Shares (see "-- Voting Rights" above), the Beacon Board may authorize the issuance of preferred shares at such times, for such purposes and for such consideration as it may deem advisable without further shareholder approval. The rights of holders of Beacon Common Shares are or will be subject to, and may be adversely affected by, the rights of holders of Beacon Preferred Shares and the rights of holders of any other preferred shares that may be issued in the future. The Beacon Preferred Shares and any other preferred shares which Beacon may issue in the future may adversely affect the interests of holders of Beacon Common Shares by limiting the control that such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of such shares, and otherwise. In addition, the existence of the outstanding Beacon Preferred Shares or the future issuance of any other preferred shares, in some circumstances, may deter or discourage takeover attempts and other changes in control of Beacon by making it more difficult for a person who has gained a substantial equity interest in Beacon to obtain control or to exercise control effectively. Beacon has no current plans or agreements with respect to the issuance of any preferred shares, including additional Beacon Preferred Shares.

     MARYLAND CONTROL SHARE ACQUISITION STATUTE. The MGCL, as applicable to real estate investment trusts as well as corporations, provides that Control Shares (as defined below) of a Maryland corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, or by officers or by directors or trustees who are employees of the corporation. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise or direct the exercise of voting power in electing directors or trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power,
(ii) one-third or more but less than a majority of all voting power or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "Control Share Acquisition" means the direct or indirect acquisition by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay certain of the corporation's or trust's expenses), may compel the board of directors or trustees of a Maryland corporation or trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation or trust may itself present the question at any shareholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation or trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquiror or, if a meeting is held, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share Acquisition. The Control Share Acquisition statute does not apply
(a) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation or trust is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation, declaration of trust or bylaws of the Maryland corporation or trust. The EOP Bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of beneficial interest of EOP. There can be no assurance that such provision will not be amended or eliminated retroactively and/or prospectively, at any time in the future. The Beacon Articles and Bylaws contain provisions exempting from the control share acquisition statute any share of Beacon beneficially held by Alan M. Leventhal, Norman B. Leventhal, Mark S. Leventhal, Edwin N. Sidman, Paula L. Sidman, Lionel P. Fortin, Douglas S. Mitchell, Robert J. Perriello and James M. Becker. In addition, the Beacon Bylaws exempt current or future affiliates, associates, or other persons acting in concert or as a group with any of the foregoing persons.

     MARYLAND BUSINESS COMBINATION STATUTE. Under the MGCL, certain "business combinations" between a Maryland corporation or trust and an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the Maryland corporation's or trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors or trustees of the corporation or trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. See "RISK FACTORS -- Limitations on Changes in Control and of Ownership Limit -- Possible Limitations on Changes in Control Pursuant to Maryland Law." The EOP Board has elected to opt out of the business combination statute. The Beacon Articles contain a provision expressly electing not to be governed by the Maryland business combination statute with respect to any business combination (as defined in the statute) involving Alan M. Leventhal, Norman B. Leventhal, Mark S. Leventhal, Edwin N. Sidman, Paula L. Sidman, Lionel
P. Fortin, Douglas S. Mitchell, Robert J. Perriello and James M. Becker, or current or future affiliates, associates (as such terms are defined in the statute) or other persons acting in concert as a group with any of the foregoing persons.

REIT QUALIFICATION PROVISIONS

     EOP. In order to assist in preserving EOP's status as a REIT under the Code, the Declaration of Trust provides that no holder of EOP Shares may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the EOP Ownership Limit or such higher percentage applicable to such holder approved by the EOP Board (in value or number of shares, whichever is more restrictive) (the "Excepted Holder Limit"). The EOP Board, in its sole and absolute discretion, may grant to any holder of EOP Shares an Excepted Holder Limit subject to satisfaction of certain conditions set forth in the Declaration of Trust. The EOP Board is required to waive or modify the EOP Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if such person submits to the EOP Board information satisfactory to the EOP Board, in its reasonable discretion, demonstrating that
(i) such person is not an individual for purposes of the Code, (ii) such ownership will not cause a person who is an individual to be treated as owning EOP Shares in excess of the EOP Ownership Limit, applying the applicable constructive ownership rules, and (iii) such ownership will not otherwise jeopardize EOP's status as a REIT. As a condition of such waiver, the EOP Board may, in its reasonable discretion, require undertakings or representations from the applicant to ensure that the conditions in clauses, (i), (ii) and (iii) of the preceding sentence are satisfied and will continue to be satisfied as long as such person owns shares in excess of the EOP Ownership Limit. The EOP Board may reduce the Excepted Holder Limit of any holder of EOP Shares only with such holder's written consent or pursuant to any agreements made between EOP and such holder at the time such Excepted Holder Limit was granted, provided that no Excepted Holder Limit may be reduced to a percentage that is less than the EOP Ownership Limit. The EOP Board has the authority to increase the EOP Ownership Limit from time to time, but does not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of EOP Shares could beneficially own in the aggregate more than 49.5% of the outstanding EOP Shares.

     Any transfer (including any issuance, sale, transfer, gift, assignment, devise or other disposition) of EOP Shares that would: (i) result in a holder holding a number of EOP Shares in excess of the EOP Ownership Limit or the Excepted Holder Limit, whichever is applicable, (ii) result in EOP being "closely held" within the meaning of Section 856(h) of the Code, (iii) result in the disqualification of EOP as a REIT or (iv) result in the outstanding EOP Shares being owned by fewer than 100 persons or entities will be void and of no force or effect with respect to the purported transferee and any person or entity who would have been the record holder of such EOP Shares as a result of such transfer (collectively, the "Prohibited Owner"), in the case of the foregoing clauses (i), (ii) and (iii), as to that number of EOP Shares that exceeds the EOP Ownership Limit or the Excepted Holder Limit, as applicable (referred to as "excess shares"), and in the case of the foregoing clause (iv), as to all of the EOP Shares purported to be transferred, and the Prohibited Owner shall acquire no right or interest therein. Any such excess shares described above will be transferred automatically to a trust (the "Charitable Trust"), the beneficiary of which will be a qualified charitable organization selected by EOP (the "Charitable Beneficiary"). Such transfer shall be deemed to be effective as of the close of business on the business day prior to the purported transfer. If any such transfer to the Charitable Trust is not effective for any reason, the transfer of such excess shares will be void.

     Any person or entity who acquires or intends to acquire EOP Shares that will or may violate the foregoing provisions must immediately notify EOP of such acquisition, or give EOP 15 days prior notice thereof, and must provide EOP such other information as EOP may request in order to determine the effect of such acquisition of EOP's status as a REIT.

     Subject to the purchase rights of EOP described below, within 20 days of receiving notice from EOP of the transfer of shares to the Charitable Trust, the trustee of the Charitable Trust (who shall be designated by EOP, subject to certain requirements in the Declaration of Trust) (the "Charitable Trustee") will be required to sell such excess shares to a person or entity, including without limitation EOP, who could own such shares without violating the restrictions described above, and distribute to the Prohibited Owner an amount equal to the lesser of (i) the price paid by the Prohibited Owner for such excess shares, or if no payment was made in respect thereof, the market price of such excess shares, as determined pursuant to the Declaration of Trust (the "EOP Market Price") on the date on which such shares became excess shares and (ii) the sales proceeds received by the Charitable Trustee for such excess shares. Any proceeds in excess of the amount distributable to the Prohibited Owner will be distributed to the Charitable Beneficiary.

     Excess shares transferred to the Charitable Trust shall be deemed to have been offered for sale to EOP, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the EOP Market Price at the time of such devise or gift) and (ii) the EOP Market Price of such shares on the date EOP, or its designee, accepts such offer. EOP shall have the right to accept such offer until the Charitable Trustee has sold such excess shares as described above. Upon a sale of such excess shares to EOP, the interest of the Charitable Beneficiary in such excess shares shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     Prior to a sale of any excess shares by the Charitable Trust, the Charitable Trustee shall have all voting rights and rights to dividends or other distributions (including distributions upon liquidation, dissolution or winding up of EOP or any distributions of assets of EOP) with respect to such excess shares. Any dividend or other distribution paid to the Prohibited Owner prior to the discovery by EOP that such excess shares had been transferred to the Charitable Trust must be paid by the Prohibited Owner to the Charitable Trustee upon demand. Subject to applicable law, effective as of the date that any excess shares have been transferred to the Charitable Trust, the Charitable Trustee shall have the authority in its sole discretion (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by EOP that such excess shares have been transferred to the Charitable Trust and (ii) to recast such vote in accordance with the instructions of the Charitable Trustee. Notwithstanding the foregoing, if EOP has already taken irreversible action with respect to matters covered by such vote, the Charitable Trustee shall not have the authority to rescind and recast such vote.

     The foregoing restrictions on transferability and ownership will not apply if the EOP Board determines that they are no longer required in order for EOP to continue to qualify as a REIT.

     All persons or entities who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding EOP Shares must give a written notice to EOP by January 30 of each year stating the name and address of such owner, the number of EOP Shares owned and a description of the manner in which such EOP Shares are held; in addition, a holder of record of EOP Shares subject to the foregoing requirement who holds such EOP Shares as nominee for another person or entity which is required to include in gross income the dividends received on such shares must also give notice of the name and address of such person or entity and the number of EOP Shares of such person or entity with respect to which such holder of record is nominee. In addition, each record, beneficial and constructive holder of EOP Shares shall, upon demand of EOP, be required to disclose to EOP in writing any information with respect to the direct, indirect and constructive ownership thereof as the EOP Board deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     BEACON. In order to assist in preserving Beacon's status as a REIT under the Code, the Beacon Articles provide that no person or entity may directly or indirectly acquire or hold a beneficial ownership interest (determined in accordance with the attribution rules applicable to ownership of REIT shares under the Code) in any class or series of stock of Beacon (the "Beacon Shares") with an aggregate value in excess of 6% of the aggregate value of all outstanding Beacon Shares (the 6% Ownership Limit). Any entity, the ownership of whose Beacon Shares is attributed to the owners of such entity under Sections 544 and 856(h) of the Code, will be "looked through" for purposes of the 6% Ownership Limit. No such entities may directly or indirectly acquire or hold beneficial ownership of Beacon Shares of any class or series with an aggregate value in excess of 9.9% of the aggregate value of all outstanding Beacon Shares (the "Look Through Ownership Limit" and together with the 6% Ownership Limit, the "Beacon Ownership Limit"). Notwithstanding the foregoing, the Beacon Board may, in its sole discretion, waive the Beacon Ownership Limit with respect to any person or entity or any transaction if it is satisfied, based on the advice of tax counsel, that ownership in excess of this limit will not jeopardize Beacon's status as a REIT and it otherwise decides that such action is in the best interest of Beacon. The Beacon Board may also, in its sole discretion, revoke certain waivers of the Beacon Ownership Limit previously granted.

     Unless waived by the Beacon Board as described above, if any person or entity holds a number of shares of Beacon Shares in excess of the Beacon Ownership Limit, such number of shares in excess of the Beacon Ownership Limit will automatically be deemed to have been converted into Beacon Excess Shares and transferred by such person or entity (the "Transferor") to Beacon as trustee of a separate trust for the exclusive benefit of the persons or entities to whom such shares can ultimately be transferred without violating the Beacon Ownership Limit (the "Eligible Transferee"). Beacon Excess Shares may not be voted and are not entitled to distributions or dividends, other than distributions upon liquidation, dissolution or winding up of Beacon (see "-- Liquidation
Rights -- Beacon" below). Upon transfer to one or more Eligible Transferees, such Beacon Excess Shares are reconverted to shares of Beacon Shares of the same class or series from which they were converted to Beacon Excess Shares, with all rights appurtenant thereto.

     Subject to the purchase rights of Beacon described below, the interest in any trust holding Beacon Excess Shares may be transferred to one or more Eligible Transferees designated by the Transferor if the Transferor does not receive a price for the trust interest in excess of (i) the price the Transferor paid for the Beacon Shares in the purported transfer of Beacon Shares that resulted in the Beacon Excess Shares represented by the trust interest or (ii) if the Transferor did not pay for such Beacon Shares (e.g., the shares were received through a gift, devise or other similar transaction), the price equal to the aggregate market price determined pursuant to the Beacon Articles (the "Beacon Market Price") of the Beacon Shares that resulted in the Beacon Excess Shares represented by the trust interest on the day of the purported transfer thereof. Upon transfer of such trust interest to one or more Eligible Transferees, the Beacon Excess Shares subject to such trust interest shall be reconverted to shares of Beacon Stock of the same class or series from which they were converted to Beacon Excess Shares, with all rights appurtenant thereto, and be distributed to such Eligible Transferees.

     All Beacon Excess Shares shall be deemed to have been offered for sale to Beacon, or its designee, at a price per share equal to the lesser of (i) the price per Beacon Share in the transaction that created such Beacon Excess Shares (or, in the case of devise or gift, the Beacon Market Price per share of such Beacon Shares at the time of such devise or gift) and (ii) the Beacon Market Price per Beacon Share of the class of Beacon Shares from which such Beacon Excess Shares were converted on the date Beacon, or its designee, accepts such offer. Beacon shall have the right to accept such offer at any time until 90 days after the date on which the Transferor gives written notice to Beacon of any event or any purported transfer that results in the conversion of Beacon Shares into Beacon Excess Shares and the nature and amount of all ownership interests, direct or indirect, of record or beneficial, of such Transferor, or, if no such notice is given, the date the Beacon Board determines that a purported transfer resulting in the conversion of Beacon Shares into Beacon Excess Shares has been made. Unless the Beacon Board determines that it is in the interest of Beacon to make earlier payment thereof to the Transferor, the redemption payment shall be paid, without interest, only upon liquidation of Beacon and shall not exceed an amount equal to the lesser of (i) the price described in the first sentence of this paragraph and (ii) the sum of the per share distributions designated as liquidating distributions and return of capital distributions declared subsequent to the redemption date with respect to unredeemed shares of Beacon Shares of the class from which the redeemed Beacon Excess Shares were converted.

     In addition to the foregoing restrictions, Beacon Shareholders and their transferees are or may be required to disclose to Beacon information relating to ownership of Beacon Shares whenever the Beacon Board deems it reasonably necessary to protect Beacon's status as a REIT, and the Beacon Board may refuse to permit a transfer of Beacon Shares if in its opinion such transfer would jeopardize the qualification of Beacon as a REIT.

     If the Beacon Board determines that it is no longer in the best interests of Beacon and its shareholders to continue to have Beacon qualify as a REIT, the Beacon Board may revoke or otherwise terminate Beacon's REIT election pursuant to Section 856(g) of the Code and the foregoing restrictions shall no longer apply.

PREEMPTIVE RIGHTS

     Neither the holders of EOP Common Shares nor the holders of EOP Preferred Shares, on the one hand, nor holders of Beacon Common Shares nor the holders of Beacon Preferred Shares, on the other hand, have preemptive rights. Thus, if additional EOP Common Shares, EOP Preferred Shares, Beacon Common Shares or Beacon Preferred Shares were issued, the proportions of capital stock ownership of the holders thereof would be reduced, to the extent they did not participate in such additional issuance of shares.

ASSESSMENT

     All outstanding EOP Common Shares are, all EOP Common Shares and EOP Preferred Shares to be issued pursuant in the Merger will be, and, when issued, all EOP Common Shares reserved for issuance upon redemption of EOP Partnership Units to be issued in the Partnership Merger, will be, fully paid and nonassessable.

     The Beacon Common Shares and the Beacon Preferred Shares presently outstanding are fully paid and nonassessable.

CONVERSION; REDEMPTION; SINKING FUND

     GENERAL. Neither the EOP Common Shares, the EOP Preferred Shares, the Beacon Common Shares, the Beacon Preferred Shares nor the Beacon Excess Shares are convertible, redeemable or entitled to the benefit of any sinking fund, except that the EOP Common Shares and the EOP Preferred Shares may be purchased by EOP under certain provisions of EOP's Declaration of Trust designed to enable EOP to preserve its status as a REIT under the Code, (see "-- REIT Qualification Provisions -- EOP" above) and the Beacon Common Shares and the Beacon Preferred Shares shall be converted into Beacon Excess Shares and vice versa and the Beacon Excess Shares may be redeemed by Beacon, in each case under certain provisions of the Beacon Articles designed to enable Beacon to preserve its status as a REIT under the Code (see "-- REIT Qualification
Provisions -- Beacon" above) and the EOP Preferred Shares and the Beacon Preferred Shares may be redeemed by EOP and Beacon, respectively, as described below.

     EOP PREFERRED SHARES. On and after June 15, 2002, EOP, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem the outstanding EOP Preferred Shares, in whole or part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest, subject to the following limitations and to compliance by EOP with the procedural requirements applicable to the redemption of EOP Preferred Shares. First, if less than all of the outstanding EOP Preferred Shares are to be redeemed, the EOP Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by EOP. Second, the redemption price of EOP Preferred Shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of EOP and any rights (other than debt securities convertible into or exchangeable for such equity securities) or options to purchase any of the foregoing. Third, unless full cumulative distributions on all EOP Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for all past distribution periods and the then current distribution period, no EOP Preferred Shares shall be redeemed unless all outstanding EOP Preferred Shares are simultaneously redeemed, and EOP shall not purchase or otherwise acquire directly or indirectly any EOP Preferred Shares (except by exchange for shares of EOP ranking junior to the EOP Preferred Shares as to distributions and upon liquidation (the "EOP Junior Shares"); provided, however, that the foregoing shall not prevent the purchase by EOP of EOP Preferred Shares in order to ensure that EOP remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of EOP Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding EOP Preferred Shares.

     Any EOP Preferred Shares that have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares of beneficial interest, without designation as to series until such shares are once more designated as part of a particular series by the EOP Board.

     BEACON PREFERRED SHARES. On and after June 15, 2002, Beacon, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem the outstanding Beacon Preferred Shares, in whole or part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest, subject to the following limitations and to compliance by Beacon with the procedural requirements applicable to the redemption of Beacon Preferred Shares. First, if less than all of the outstanding Beacon Preferred Shares are to be redeemed, the Beacon Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by Beacon. Second, the redemption price of Beacon Preferred Shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of Beacon and any rights (other than debt securities convertible into or exchangeable for such equity securities) or options to purchase any of the foregoing. Third, unless full cumulative distributions on all Beacon Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period, no Beacon Preferred Shares shall be redeemed unless all outstanding Beacon Preferred Shares are simultaneously redeemed, and Beacon shall not purchase or otherwise acquire directly or indirectly any Beacon Preferred Shares (except by exchange for shares of Beacon ranking junior to the Beacon Preferred Shares as to dividends and upon liquidation (the "Beacon Junior Shares")) provided, however, that the foregoing shall not prevent the purchase by Beacon of Beacon Excess Shares in order to ensure that Beacon remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Beacon Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Beacon Preferred Shares.

     Any Beacon Preferred Shares that have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares without designation as to series until such shares are once more designated as part of a particular series by the Beacon Board.

LIQUIDATION RIGHTS

     EOP. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of EOP, holders of outstanding EOP Common Shares are entitled to share, in proportion to their respective interests, in EOP's assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of EOP, including without limitations all obligations of EOP with respect to any outstanding EOP Preferred Shares. Conversely, in the event of any voluntary or involuntary liquidation, dissolution or winding up of EOP, the holders of any outstanding EOP Preferred Shares will be entitled to receive out of the assets of EOP available for distribution to shareholders remaining after payment or provision for payment of all debts and other liabilities of EOP other than EOP's obligations with respect to any outstanding EOP Junior Shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of payment.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of EOP, the assets of EOP shall be insufficient to make such full payments to holders of EOP Preferred Shares, then such assets shall be distributed pro rata among holders of EOP Preferred Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of EOP Preferred Shares will not be entitled to any further participation in any distribution of assets by EOP. Neither a consolidation or merger of EOP with or into another corporation nor a merger of another corporation with or into EOP nor a sale, lease or conveyance of all or substantially all of EOP's property or business shall be considered a liquidation, dissolution or winding up of EOP.

     BEACON. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Beacon, holders of outstanding Beacon Common Shares and Beacon Excess Shares are entitled to share, in proportion to their respective interests, in Beacon's assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of Beacon, including without limitations all obligations of Beacon with respect to any outstanding Beacon Preferred Shares. Conversely, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Beacon, the holders of any outstanding Beacon Preferred Shares will be entitled to receive out of the assets of Beacon available for distribution to shareholders remaining after payment or provision for payment of all debts and other liabilities of Beacon other than Beacon's obligations with respect to any outstanding Beacon Junior Shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of Beacon, the assets of Beacon shall be insufficient to make such full payments to holders of Beacon Preferred Shares, then such assets shall be distributed pro rata among holders of Beacon Preferred Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Beacon Preferred Shares will not be entitled to any further participation in any distribution of assets by Beacon. Neither a consolidation or merger of Beacon with or into another corporation nor a merger of another corporation with or into Beacon nor a sale, lease or conveyance of all or substantially all of Beacon's property or business shall be considered a liquidation, dissolution or winding up of Beacon.

DISTRIBUTIONS

     In order to remain qualified as a REIT under the Code, each of EOP and Beacon must distribute to its shareholders at least 95% of its taxable income (other than net capital gain) annually. See "FEDERAL INCOME TAX
CONSIDERATIONS -- Requirements for Qualification as a REIT -- Annual Distribution Requirements Applicable to REITs." Under the MGCL, a dividend or other distribution may not be made if after giving effect to it (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the corporation's total liabilities plus (unless the corporation's charter permits otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution. Under the Maryland REIT Law and the EOP Declaration of Trust, there are no similar limits on the payment of dividends or other distributions; however, a Maryland court could refer to the MGCL in its decision as to the validity of a dividend or distribution made by a trust REIT, such as EOP.

     EOP. Holders of EOP Common Shares are entitled to cash distributions when, if and as declared by the EOP Board. There can be no assurance as to the payment of distributions on EOP Common Shares in the future because such payment will depend upon the earnings and financial condition of EOP, as well as other related factors. The Declaration of Trust permits the issuance of preferred shares of beneficial interest having the right to receive distributions before distributions on the EOP Common Shares are declared or paid. The EOP Preferred Shares have such preferential distribution rights, as described below.

     Holders of EOP Preferred Shares shall be entitled to receive, when and as authorized by the EOP Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such distributions shall be cumulative and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to the holders of record of EOP Preferred Shares as they appear in the share records of EOP at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable distribution payment date falls or such other date designated by the EOP Board for the payment of distributions that is not more than 30 nor less than ten days prior to such distribution payment date.

     No distributions shall be authorized by the EOP Board or paid or set apart for payment at such if such authorization, payment or setting apart for payment would violate any agreement of EOP or is restricted or prohibited by law. Distributions on the EOP Preferred Shares will, nonetheless, accrue whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not they are authorized, and accrued but unpaid distributions will accumulate as of the distribution payment date on which they first become payable.

     Except for pro rata distributions with respect to the EOP Preferred Shares and any EOP Parity Shares, no distributions on any EOP Parity Shares or EOP Junior Shares will be authorized, paid or set aside for payment (other than a distribution payable in EOP Junior Shares) for any period, no other distribution on any EOP Parity Shares or EOP Junior Shares and no redemption, purchase or other acquisition for consideration of EOP Parity Shares or EOP Junior Shares shall be made, in each case unless full cumulative distributions on the EOP Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for full payment thereof is set aside.

     BEACON. The holders of Beacon Common Shares are entitled to share ratably in distributions when and as declared by the Beacon Board out of funds legally available therefor. The Beacon Articles permit the issuance of preferred shares having the right to receive distributions before distributions on the Beacon Common Shares are declared or paid. The Beacon Preferred Shares have such preferential distribution rights, as described below. The MGCL provides that Beacon may not pay dividends if after giving effect to the dividend, Beacon would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or Beacon's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Beacon were to be dissolved at such time, to satisfy any preferential rights upon dissolution held by its shareholders whose preferential rights are superior to those receiving the dividend.

     Holders of Beacon Preferred Shares are entitled to receive, when and as authorized by the Beacon Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such dividends are cumulative from the date of issuance and are payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day. Dividends are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to the holders of record of Beacon Preferred Shares as they appear in the share records of Beacon at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls or such other date designated by the Beacon Board for the payment of dividends that is not more than 30 nor less than ten days prior to such dividend payment date.

     No dividends shall be authorized by the Beacon Board or paid or set apart for payment at such if such authorization, payment or setting apart for payment would violate any agreement of Beacon or is restricted or prohibited by law. Dividends on the Beacon Preferred Shares will, nonetheless, accrue whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not they are authorized, and accrued but unpaid dividends will accumulate as of the dividend payment date on which they first become payable.

     Except for pro rata dividends with respect to the Beacon Preferred Shares and any Beacon Parity Shares, no dividends on any Beacon Parity Shares or Beacon Junior Shares will be authorized, paid or set aside for payment (other than a dividend payable in Beacon Junior Shares) for any period, no other distribution on any Beacon Parity Shares or Beacon Junior Shares and no redemption, purchase or other acquisition for consideration of Beacon Parity Shares or Beacon Junior Shares shall be made, in each case unless full cumulative dividends on the Beacon Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for full payment thereof is set aside.

SHAREHOLDER MEETINGS

     EOP. Pursuant to the EOP Bylaws, the Chairman of the Board, or the President or one-third of the trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the Secretary of EOP upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within ten days of the receipt of such a request, the Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon payment by such shareholders to EOP of such costs, the Secretary shall, within 30 days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each shareholder entitled to notice of the meeting.

     Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding 12 months.

     The EOP Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the EOP Board and the proposal of business to be considered by shareholders may be made only (A) pursuant to EOP's notice of the meeting, (B) by, or at the direction of, the EOP Board or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the EOP Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in EOP's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the EOP Board may be made only (A) pursuant to EOP's notice of the meeting, (B) by the EOP Board or
(C) provided that the EOP Board has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the EOP Bylaws.

     Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote but who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this requirement shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If such quorum is not present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Declaration of Trust or the EOP Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may cast the votes entitled to be cast by the shares owned of record by such shareholder either in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney in fact.

     Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, the Declaration of Trust, or the EOP Bylaws, and such consent is filed with the minutes of proceedings of the shareholders.

     BEACON. Pursuant to the Beacon Bylaws, the Chairman of the Board, the President or a majority of the Beacon Board may call special meetings of shareholders. In addition, the Secretary of Beacon shall call a special meeting of the shareholders on the written request of shareholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting. Notwithstanding the preceding sentence, unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding 12 months.

     The Beacon Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Beacon Board may be made only (A) by the Beacon Board or (B) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Beacon Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in Beacon's notice of meeting may be brought before such meeting.

     Not fewer than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this requirement shall not affect any requirement under any statute or the Beacon Articles for the vote necessary for the adoption of any measure. If such quorum is not present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Beacon Articles or the Beacon Bylaws. Unless otherwise provided by statute, the Beacon Articles or the Beacon Bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may cast the votes entitled to be cast by the shares owned of record by such shareholder either in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney in fact.

     Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of the proceedings of the shareholders.

INDEMNIFICATION

     EOP. The Declaration of Trust authorizes EOP, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former shareholder, trustee or officer or (b) any individual who, while a trustee of EOP and at the request of EOP, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee, officer or shareholder of EOP. The EOP Bylaws obligate EOP, to the maximum extent permitted by Maryland law, to indemnify (a) any trustee, officer or shareholder or any former trustee, officer or shareholder (including any individual who, while a trustee, officer or shareholder and at the express request of EOP, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding or (b) any trustee or officer or any former trustee or officer against any claim or liability to which he may become subject by reason of such status.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are also expressly set forth in the EOP Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     BEACON. Beacon has the power to indemnify, by express provision in the Beacon Bylaws, by agreement, or by majority vote of either its shareholders or disinterested directors, any one or more of the following classes of individuals: (i) present or former directors of Beacon, (ii) present or former officers of Beacon, (iii) present or former agents and/or employees of Beacon,
(iv) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by Beacon, and (v) any person serving or who has served at the request of Beacon in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted; provided, however, that Beacon shall not be obligated to indemnify or advance expenses to a member of the foregoing classes of individuals (an "Indemnitee") with respect to proceedings or claims initiated or brought voluntarily by an Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under the Beacon Articles or any other statute or law or otherwise as provided my the MGCL, but such indemnification or advancement of expenses may be provided by Beacon in specific cases if the Beacon Board has approved the initiation or bringing of such suit. However, Beacon shall not have the power to indemnify any person to the extent such indemnification would be contrary to Section 2-418 of the MGCL or any successor provision of Maryland law or any other applicable statute, rule or regulation. Beacon is obligated to indemnify an Indemnitee's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to an Indemnitee for claims arising solely out of the status of such person as a spouse or child of an Indemnitee, including claims seeking damages from marital property (including community property) or property held by the Indemnitee and such spouse or child or transferred to such spouse or child, but such indemnity shall not otherwise extend to protect the spouse against liabilities caused by the spouse's own acts.

     Pursuant to the Beacon Bylaws, Beacon is obligated to indemnify present and former directors and officers of Beacon and any person who was or is serving at the request of Beacon as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the MGCL, (i) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by Beacon, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person, or such portion thereof as to which it is determined such person is entitled, in connection with investigating, preparing for, defending or settling any threatened, pending or completed action or proceeding, whether civil, administrative or investigative (other than an action by or in the right of Beacon) by reason of such person's service as a director or officer of Beacon or, at the request of Beacon, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which Beacon had, directly or indirectly, an interest at the time of such service and (ii) against expenses (including attorneys' fees) actually and reasonably incurred by such person, or such portion thereof as to which it is determined that such person is entitled, in connection with the defense or settlement of any threatened, pending or completed action or proceeding by or in the right of Beacon or any subsidiary of Beacon to procure a judgment in its favor by reason of such person's service as a director or officer of Beacon or, at the request of Beacon, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which Beacon had, directly or indirectly, an interest at the time of such service, provided that Beacon shall not provide any indemnification for any director's expenses relating to any willful or grossly negligent failure of a director to notify the Beacon Board, and under certain circumstances the Beacon Shareholders, that such director has an interest in an investment opportunity presented to Beacon. Beacon is also obligated to indemnify the spouse and children of the foregoing persons (to the extent arising out of the status of such person as a spouse or child of any of the foregoing persons) with respect to the matters described in clause (i) of the foregoing sentence. Beacon is obligated to advance all expenses incurred by the foregoing persons in connection with the foregoing matters if such persons agree to repay any such advances if it shall be ultimately determined that such person is not entitled to the foregoing indemnification.

TRUSTEE AND DIRECTOR LIABILITY

     As permitted by the Maryland REIT Law and the MGCL, respectively, the Declaration of Trust and the Beacon Articles eliminate the liability of trustees, directors and officers of EOP and Beacon, respectively, to EOP and Beacon, respectively, and their shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or service or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

AMENDMENTS TO CONSTITUENT DOCUMENTS

     EOP. The Declaration of Trust may be amended only by the affirmative vote of the holders of (i) not less than a majority of all the votes entitled to be cast on the matter, if such action is taken in connection with a transaction, approval of which requires by law the affirmative vote of shareholders and pursuant to which EOP's business and assets will be combined with those of one or more entitles (whether by merger, sale or other transfer of assets, consolidation or share exchange (a "Business Combination")) or (ii) not less than two-thirds of all of the votes entitled to be cast on the matter, if such action is not taken in connection with a Business Combination. However, amendments relating to changes in the number of authorized EOP Shares require the approval of holders of a majority of all votes cast at a meeting of shareholders at which a quorum is present, and, in certain cases, the approval of holders of two-thirds of the EOP Preferred Shares outstanding at the time. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Declaration of Trust permits such action by the EOP Board. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the EOP Board to increase or decrease the aggregate number of EOP Shares or the number of EOP Shares of any class of beneficial interest of EOP but requires that such action be approved by the affirmative vote of a majority of all the votes cast on the matter at a meeting of shareholders at which a quorum is present, and, in certain cases, be approved by holders of two-thirds of the EOP Preferred Shares outstanding at the time.

     The EOP Bylaws may be amended by the affirmative vote of a majority of the trustees present at a meeting of trustees duly called and at which a quorum is present or by written consent of all the trustees, provided, however, that amendments to provisions of the EOP Bylaws governing shareholder meetings, the number of trustees, including the number of independent trustees, and the amendment of the EOP Bylaws may not be amended without the consent of shareholders by a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present.

     BEACON. The Beacon Articles may be amended only by the affirmative votes of the holders of not less than two-thirds of all the votes entitled to be cast in the matter and, in certain cases, with the affirmative votes of holders of not less than two-thirds of the Beacon Preferred Shares outstanding at the time.

     The Beacon Bylaws may be amended by the affirmative vote of a majority of the directors present at a meeting of directors duly called and at which a quorum is present or by written consent of all the directors or by holders of a majority of the Beacon Common Shares outstanding at the time, provided, however, that amendments to provisions of the Beacon Bylaws governing the indemnification obligations of Beacon may not be amended without the affirmative vote of holders of a majority of the Beacon Common Shares present at a meeting of Shareholders duly called and at which a quorum is present and the consent of any indemnified persons whose rights would be adversely affected by any such amendment and the provisions of the Beacon Bylaws governing amendment of the Beacon Bylaws may not be amended without the affirmative vote of holders of a majority of the Beacon Common Shares present at a meeting duly called and at which a quorum is present.

MERGERS; CONSOLIDATIONS; SALES OF ASSETS

     EOP. Any Business Combination must be approved by the affirmative vote of holders of not less than a majority of the EOP Common Shares then outstanding and entitled to be cast on the matter and, in certain cases, by the affirmative vote of holders of not less than two-thirds of the EOP Preferred Shares then outstanding.

     BEACON. Any merger or consolidation of Beacon or any sale or all or substantially all of Beacon's assets must be approved by the affirmative vote of holders of not less than two-thirds of the Beacon Common Shares then outstanding and entitled to be cast on the matter and, in certain cases, by the affirmative vote of holders of not less than two-thirds of the Beacon Preferred Shares then outstanding.

CHARACTER OF ASSETS AND BUSINESS

     Under the Maryland REIT Law, a Maryland real estate investment trust must hold, either directly or through other entities, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items (including high-grade short-term securities and receivables) and may not use or apply land for farming, agriculture, horticulture or similar purposes. There are no such limits for corporations, such as Beacon, which is organized under the MGCL.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL


     The following discussion summarizes certain material federal income tax considerations relating to (i) the Partnership Merger, whereby Beacon Partnership will merge with and into EOP Partnership (or into a limited liability company wholly owned by EOP Partnership) and in which the Beacon Unitholders will receive EOP Partnership Units in exchange for their Beacon Partnership Units in accordance with the applicable Exchange Ratio (as defined in the Merger Agreement), (ii) the subsequent ownership and disposition of such EOP Partnership Units, and (iii) the ownership and disposition of EOP Shares that could be issued to the holders of EOP Partnership Units upon the exercise of their Unit Redemption Right.


     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Neither EOP Partnership nor Beacon Partnership has requested or plans to request any rulings from the IRS concerning the tax treatment of the Partnership Merger or EOP Partnership subsequent to the Partnership Merger. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     As used in this section, the term "EOP Partnership" refers solely to EOP Operating Limited Partnership and the term "Beacon Partnership" refers solely to Beacon Properties Limited Partnership.

     This discussion is intended to address only federal income tax considerations that are generally applicable to all Beacon Unitholders who will become limited partners of EOP Partnership ("Partners") in connection with the Partnership Merger. The specific tax consequences of the Partnership Merger will vary for each Beacon Unitholder due to the unique circumstances of each (including, without limitation, the circumstances under which it originally acquired its Beacon Partnership Units and subsequent events, both within Beacon Partnership and outside Beacon Partnership, that may have affected such Beacon Partnership Units). Therefore, it is imperative that each Beacon Unitholder review the following discussion and consult with his or her own tax advisor to determine the interaction of his or her individual tax situation with the anticipated tax consequences of the Partnership Merger and the subsequent ownership and disposition of EOP Partnership Units.

     The following discussion is not exhaustive of all possible tax considerations. For example, this summary does not give a detailed discussion of state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a specific Beacon Unitholder in light of particular circumstances. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has only limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, trusts, estates, tax-exempt entities, regulated investment companies and insurance companies.

     The following summary is not intended to be, and should not be construed as, tax advice to a Beacon Unitholder. THE PARTICULAR TAX ATTRIBUTES OF AN INDIVIDUAL BEACON UNITHOLDER COULD HAVE A MATERIAL IMPACT ON THE TAX CONSEQUENCES OF THE PARTNERSHIP MERGER AND/OR THE SUBSEQUENT OWNERSHIP AND DISPOSITION OF EOP PARTNERSHIP UNITS. THEREFORE, BEACON UNITHOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES TO SUCH BEACON UNITHOLDERS OF THE PARTNERSHIP MERGER AND/OR THE SUBSEQUENT OWNERSHIP AND DISPOSITION OF EOP PARTNERSHIP UNITS IN LIGHT OF THEIR RESPECTIVE PERSONAL TAX SITUATIONS, AND WITH REGARD TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION. THE FOLLOWING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, AND BEACON UNITHOLDERS SHOULD RELY ONLY ON THE ADVICE OF THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PARTNERSHIP MERGER AND THE SUBSEQUENT OWNERSHIP AND DISPOSITION OF EOP PARTNERSHIP UNITS OR EOP COMMON SHARES.

SUMMARY

     Pursuant to, and subject to the terms and conditions of, the Merger Agreement, Beacon Partnership has agreed to merge with and into EOP Partnership (or into a subsidiary limited liability company wholly owned by EOP Partnership) in connection with the Merger of Beacon with and into EOP. See "THE MERGERS." Under the applicable federal income tax rules, the Partnership Merger will be treated for federal income tax purposes as a contribution by Beacon Partnership of all of its assets, subject to all of its existing liabilities, to EOP Partnership in exchange for EOP Partnership Units, followed by a distribution of such EOP Partnership Units to the Beacon Unitholders (including EOP, as the successor by merger to Beacon) in liquidation of their respective partnership interests in Beacon Partnership.

     The Partnership Merger and the resulting issuance and distribution of EOP Partnership Units to Beacon Unitholders should not result in the recognition of taxable gain at the time of the Partnership Merger to a Beacon Unitholder who does not receive in connection with the Partnership Merger a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Beacon Unitholder's aggregate adjusted basis in its Beacon Partnership Units at the time of the Partnership Merger. Whether a particular Beacon Unitholder will receive a deemed cash distribution attributable to relief from liabilities in connection with the Partnership Merger that exceeds its adjusted basis in its Beacon Partnership Units at the time of the Partnership Merger will depend upon a number of variables, including such Beacon Unitholder's adjusted tax basis in its Beacon Partnership Units at such time, the assets that the Beacon Unitholder originally contributed to Beacon Partnership in exchange for such Beacon Partnership Units, the indebtedness, if any, of Beacon Partnership secured by such contributed assets at the time of the Partnership Merger, the tax basis of such assets in the hands of Beacon Partnership at the time of the Partnership Merger, such Beacon Unitholder's share of the "unrealized gain" with respect to Beacon Partnership's assets at the time of the Partnership Merger, and the extent to which the Beacon Unitholder includes in its basis for its Beacon

Partnership Units a share of Beacon Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Partnership Merger.

     Even if a Beacon Unitholder does not recognize taxable gain at the time of the Partnership Merger, there are a variety of events and transactions that could occur subsequent to the Partnership Merger that could cause a Beacon Unitholder to recognize all or part of the gain that previously had been deferred either through the original contribution of assets to Beacon Partnership for Beacon Partnership Units or through the Partnership Merger. See "-- Effect of Subsequent Events." EOP, as the Managing General Partner of EOP Partnership, is not required to take into account the tax consequences to the limited partners of EOP Partnership (including former Beacon Unitholders) in deciding whether to cause EOP Partnership to undertake specific transactions, and the Partners generally would not have the right to approve or disapprove such transactions (except for certain limited exceptions with respect to the One Post Office Square and Center Plaza properties agreed to by EOP Partnership in connection with the Partnership Merger). See "EOP PARTNERSHIP AGREEMENT AND UNITS OF PARTNERSHIP INTEREST -- Management" and "-- Sales of Substantially All of the Assets of EOP Partnership."

TAX STATUS OF EOP PARTNERSHIP

     An entity classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Therefore, partners are required to take into account in computing their federal income tax liability their allocable shares of income, gains, losses, deductions and credits of the partnership, regardless of whether cash distributions are made by the partnership to the partners. Distributions of money by a partnership to partners generally are not taxable unless the amount of the distribution is in excess of the partners' adjusted bases in their partnership interests.

     Under recently issued Treasury Regulations under Section 7701 of the Code, a partnership (other than certain "publicly traded partnerships," as described below) will be treated as a partnership for tax purposes unless it elects to be treated as a corporation. EOP Partnership has not elected, and will not elect, to be treated as a corporation.

     Section 7704 of the Code provides that a "publicly traded partnership" will be treated as a corporation, unless at least 90 percent of its income consists of "qualifying income" under that section. A "publicly traded partnership" is any partnership, the interests in which are either (i) traded on an established securities market or (ii) readily tradable on a "secondary market (or the substantial equivalent thereof)." The applicable Treasury Regulations contain certain "safe harbors" under which interests in a partnership will not be considered readily tradable on a "secondary market (or the substantial equivalent thereof)." There is a significant risk that the Unit Redemption Right would be considered to cause the EOP Partnership Units to be considered readily tradable on the "substantial equivalent of a secondary market." EOP Partnership believes, however, that, even if interests in EOP Partnership otherwise would be considered to be tradable on the "substantial equivalent of a secondary market," EOP Partnership likely will qualify for at least one of the "safe harbors" provided in the Treasury Regulations regarding "secondary markets" and, thus, should not be treated as a "publicly traded partnership." There can be no assurance, however, that EOP Partnership will qualify for any of these "safe harbors" at all times.

     In any event, EOP Partnership believes that it will have sufficient "qualifying income" so as to qualify as a partnership (and not a corporation) for tax purposes, even if it were considered a "publicly traded partnership." In this regard, the income requirements generally applicable to REITs and the definition of "qualifying income" under the "publicly traded partnership" rules are sufficiently similar that it would be unlikely that EOP could meet the gross income tests applicable to REITs unless EOP Partnership's "qualifying income" were sufficient for it to avoid being classified as a corporation if it were considered a "publicly traded partnership." See "-- Requirements for Qualification as a REIT."

     If EOP Partnership were considered a "publicly traded partnership" (because it did not qualify for a "safe harbor") and not treated as a corporation for federal income tax purposes (because it meets the "qualifying income" exception), the EOP Unitholders in EOP Partnership could be subject to certain special rules applicable to "publicly traded partnerships." In particular, if EOP Partnership were a "publicly traded partnership," an EOP Unitholder would be unable to use passive losses from other passive activities to offset its allocable share of EOP Partnership gain and income. Conversely, any EOP Unitholder's allocable share of EOP Partnership income and gains and not against income and gains from other passive activities.

     The entire discussion of the federal tax consequences of the Partnership Merger is based on EOP Partnership's belief that it is, and will be, classified as a partnership for federal income tax purposes. If EOP Partnership were instead taxable as a corporation, most, if not all, of the tax consequences described below would be inapplicable. Hogan & Hartson, L.L.P., counsel to EOP, will provide to EOP and to EOP Partnership an opinion to the effect that EOP Partnership will be treated as a partnership for federal income tax purposes and will not be subject to tax as a corporation or an association taxable as a corporation. This opinion is conditioned upon certain representations made by EOP Partnership as to factual matters relating to the organization and operations of EOP Partnership. EOP Partnership intends to continue to operate in a manner so as to qualify as a partnership following the Effective Time. Such qualification and taxation as a partnership depend upon EOP Partnership's ability to meet on an ongoing basis (through actual annual operating results) the "qualifying income" test discussed above with respect to "publicly traded partnerships," the result of which will not be reviewed by Hogan & Hartson L.L.P. Accordingly, no assurance can be given that the actual results of EOP Partnership's operations for any particular taxable year will satisfy such requirements.

TAX CONSEQUENCES OF THE PARTNERSHIP MERGER

     As described above, the Partnership Merger will be treated for federal income tax purposes as if all of the assets of Beacon Partnership were contributed to EOP Partnership, subject to the existing liabilities of Beacon Partnership, in exchange for EOP Partnership Units, followed by a liquidation of Beacon Partnership and a distribution of the EOP Partnership Units to the Beacon Unitholders. (The Partnership Merger may be effected through a merger of Beacon Partnership into a limited liability company owned entirely by EOP Partnership. This wholly owned limited liability company, however, would be disregarded for federal income tax purposes, and Beacon Partnership would be treated as having transferred its assets directly to EOP Partnership in exchange for EOP Partnership Units.)

     Section 721 of the Code provides that no gain or loss is recognized in the case of a contribution of property to the partnership in exchange for an interest in the partnership. In addition, Section 731 of the Code provides that a distribution of property, other than "money," by a partnership to a partner does not result in taxable gain to that partner. The nonrecognition rule of
Section 721 ordinarily applies even when the transferred property is subject to liabilities (so long as the assumption of such liabilities does not result in a deemed distribution of "money" to the partner in excess of the partner's basis in the assets contributed to the partnership). Accordingly, Section 721 and
Section 731 generally will apply to prevent the recognition of gain by either Beacon Partnership or a Beacon Unitholder in connection with the Partnership Merger. However, there are several potential exceptions to the availability of nonrecognition treatment under Section 721 and Section 731 of the Code, including the following:

          1. Any decrease in a partner's partnership liabilities, if not offset by a corresponding increase in the partner's share of other partnership liabilities, could cause the partner to recognize taxable gain as a result of the partner's being deemed to have received a cash distribution from the partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under Section 721 or Section 731 of the Code. A decrease in a partner's share of partnership liabilities (and the resulting deemed cash distribution) also might occur upon a repayment of part or all of such liabilities following the Partnership Merger.

          2. A contribution of property that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

          3. A distribution of "marketable securities" under Section 731(c) of the Code.

          4. Recapture under Section 465(e) of the Code.

The foregoing exceptions are discussed in greater detail below.

     In addition, although a Beacon Unitholder might not recognize gain at the time of the Partnership Merger, a variety of events and transactions could occur subsequent to the Partnership Merger that could cause a former Beacon Unitholder to recognize part or all of the gain that has been deferred through the Partnership Merger. See "-- Effect of Subsequent Events" below. (It is important to note that, unlike a stockholder of corporate stock, a partner in a partnership is considered to have a single aggregate basis in its entire interest in the partnership, rather than a separate basis for portions of that interest acquired at different times and/or for different amounts.)

     RELIEF FROM LIABILITIES/DEEMED CASH DISTRIBUTION. If a Beacon Unitholder is deemed to receive a cash distribution as a result of such Beacon Unitholder's relief from its allocable share of Beacon Partnership liabilities in connection with the Partnership Merger and any concurrent repayment of Beacon Partnership debts, then such Beacon Unitholder will recognize taxable gain, but only to the extent that the deemed cash distribution exceeds such Beacon Unitholder's adjusted tax basis in its Beacon Partnership interest immediately prior to the Partnership Merger. Whether the deemed cash distribution results in taxable gain depends upon a number of circumstances that can be determined only with full knowledge of the circumstances of all of EOP Partnership, Beacon Partnership and the particular Beacon Unitholder.

     Under the applicable provisions of the Code, partners in a partnership include their share of the partnership's liabilities, determined in accordance with the Treasury Regulations under Section 752 of the Code, in determining the basis of their partnership interests. Partners also include in the basis of their partnership interests the adjusted tax basis of any capital contributions that they have actually made to the partnership and their allocable share of all partnership income and gains and reduce their basis by the amount of all distributions that they receive from the partnership and their allocable share of all partnership losses. For purposes of these rules, if a partner's share of the partnership's liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of such reduction.

     In the case of the Partnership Merger, these rules will be applied by reference to the Beacon Unitholder's share of the liabilities of Beacon Partnership immediately before the Partnership Merger and that Beacon Unitholder's share of liabilities as a Partner in EOP Partnership immediately after the Partnership Merger. Any deemed cash distribution resulting from a reduction in such Partner's share of liabilities will be considered to be a deemed cash distribution from EOP Partnership (rather than from Beacon Partnership). A Beacon Unitholder may offset his share of the liabilities of EOP Partnership against the elimination of such Beacon Unitholder's share of liabilities of Beacon Partnership in determining the amount of the deemed cash distribution to such Beacon Unitholder from EOP Partnership; however, if a Beacon Unitholder is deemed under these rules to receive a cash distribution from EOP Partnership in an amount in excess of the basis, immediately prior to the Partnership Merger, of the Beacon Partnership Units owned by that Beacon Unitholder, the Beacon Unitholder may recognize taxable gain.

     Under Section 752 of the Code and the Treasury Regulations thereunder, a partner's share of partnership liabilities includes the partner's share of partnership recourse liabilities plus the partner's share of partnership nonrecourse liabilities. A partnership liability is a recourse liability to the extent that any partner (or a person related to any partner) bears the "economic risk of loss" for that liability within the meaning of the Treasury Regulations and a partnership liability is nonrecourse to the extent that no partner (or related person) bears the "economic risk of loss." With certain limited exceptions (see "THE MERGERS -- Interests of Certain Persons in the Mergers"), no Beacon Unitholder will have any share of any recourse liabilities of EOP Partnership. Therefore, Beacon Unitholders who currently include in the basis for their Beacon Partnership Units a share of Beacon Partnership's recourse liabilities by reason of indemnification or "deficit restoration" agreements that they have entered into with Beacon Partnership, will realize a deemed cash distribution in connection with the Partnership Merger because such indemnification and "deficit restoration" agreements will be eliminated in the Partnership Merger.

     A partner's share of partnership nonrecourse liabilities equals the sum of
(i) the partner's share of "partnership minimum gain," determined in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations thereunder; (ii) the amount of any taxable gain that would be allocated to the partner under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of partnership property) if the partnership disposed of (in a taxable transaction) all partnership property subject to one or more nonrecourse liabilities of the partnership in full satisfaction of the liabilities and for no other consideration ("Section 704(c) Minimum Gain"); and (iii) the partner's share of "excess nonrecourse liabilities" (i.e., those not allocated under (i) and (ii) above), which are to be allocated in accordance with the partners' respective "shares of partnership profits."

     Immediately after the Partnership Merger, EOP Partnership will not have any "partnership minimum gain" for purposes of Section 704(b) of the Code, and thus no EOP Unitholder (including any former Beacon Unitholders) will have any share of EOP Partnership nonrecourse debt as a result thereof. The nonrecourse liabilities, if any, allocable for a particular former Beacon Unitholder by reason of Section 704(c) Minimum Gain will depend upon a number factors, including, for example, (i) the former Beacon Unitholder's share of existing
Section 704(c) Minimum Gain of Beacon Partnership immediately prior to the Partnership Merger (although the matter is not free from doubt, the amount of such share appears to depend upon, among other things, the assets that such Beacon Unitholder contributed (or was deemed to contribute) to Beacon Partnership in exchange of Beacon Partnership Units, the tax basis of those assets at the time of contribution relative to their fair market value at such time, and the amount of nonrecourse liabilities of Beacon Partnership currently secured by such assets, relative to the current tax basis and "tax book value" of those assets), (ii) the extent, if any, to which the Section 704(c) Minimum Gain attributable to the assets of Beacon Partnership increases by reason of the Partnership Merger (because the nonrecourse liabilities currently secured by particular assets exceed the tax basis of such assets by more than the existing
Section 704(c) Minimum Gain attributable to such assets), and (iii) the extent to which EOP Partnership causes nonrecourse liabilities as to which there exists
Section 704(c) Minimum Gain immediately prior to the Partnership Merger to be repaid or refinanced in connection with the Partnership Merger in a manner that reduces or eliminates that Section 704(c) Minimum Gain.

     EOP Partnership will allocate any "excess nonrecourse liabilities" by taking into account various facts and circumstances relating to its partners' respective interests in the profits of EOP Partnership. This method could result in changes, from year to year, of a Partner's share of the "excess nonrecourse liabilities" of EOP Partnership. The method that EOP Partnership will use to allocate "excess nonrecourse liabilities" is expected to result in an allocation of a greater share of the "excess nonrecourse liabilities of EOP Partnership to the former Beacon Unitholders than would result, for example, if EOP Partnership were to allocate the "excess nonrecourse liabilities" in accordance with their percentage ownership interest in EOP Partnership. There can be no assurance, however, that the IRS will respect the method to be used by EOP Partnership to allocate "excess nonrecourse liabilities" following the Partnership Merger.

     In summary, even if the method to be used by EOP Partnership to allocate "excess nonrecourse liabilities" is respected, there can be no assurance that each Beacon Unitholder will be allocated an overall share of the nonrecourse liabilities of EOP Partnership such that no Beacon Unitholder will be deemed for federal income tax purposes to have received as a result of the Partnership Merger a taxable distribution of money in excess of such Beacon Unitholder's adjusted basis in his Beacon Partnership interest. HENCE, IT IS ESSENTIAL IN ASSESSING THE POTENTIAL IMPACT RESULTING FROM A DEEMED RELIEF FROM LIABILITIES THAT EACH BEACON UNITHOLDER CONSULT WITH HIS OWN TAX ADVISOR AS TO HIS PARTICULAR CIRCUMSTANCES.

     DISGUISED SALE REGULATIONS. The Partnership Merger would be taxable to a Beacon Unitholder to the extent that it is treated as a "disguised sale" of all or a portion of either the assets of Beacon Partnership or such Beacon Unitholder's Partnership Units under the Code or Treasury Regulations. Section 707 of the Code and the Treasury Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of certain prescribed exceptions is applicable, a partner's contribution of property to a partnership and a contemporaneous transfer of money or other consideration from the partnership (other than an interest in the partnership, such EOP Partnership Units) to the partner will be treated as a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations further provide that transfers of money or other consideration between a partnership and a partner that are made within two years of each other are presumed to be a sale unless the facts and circumstances clearly establish that either the transfers do not constitute a sale or an exception to disguised sale treatment applies.

     1. Effect of Assumption of Liabilities Under the Disguised Sale Regulations. For purposes of these rules, certain reductions in a partner's share of liabilities are treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the partner's basis. Furthermore, the method of computing the existence and amount of any reduction in a partner's share of liabilities under the Disguised Sale Regulations is different from, and generally more onerous than, the method applied under the rules discussed above under the heading
"-- Relief From Liabilities/Deemed Cash Distribution." However, if a transfer of property by a partner to a partnership is not otherwise treated to any extent as part of a disguised sale, any reduction in the partner's share of "qualified liabilities" (discussed below) is not treated as part of a disguised sale. Moreover, even if the transfer otherwise constitutes a disguised sale to some extent, the amount of the reduction in the partner's share of liabilities treated as part of the sale proceeds may in some cases be computed under a more favorable method in the case of "qualified liabilities" than in the case of other liabilities.

     For purposes of the Disguised Sale Regulations, a "qualified liability" in connection with a transfer of property to a partnership includes (i) any liability incurred more than two years prior to the earlier of the transfer of the property or the date the partner agrees in writing to the transfer, as long as the liability has encumbered the transferred property throughout the two-year period; (ii) a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred; (iii) a liability that is traceable under the Treasury Regulations to capital expenditures with respect to property contributed to the partnership; and (iv) a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are transferred, other than assets that are not material to a continuation of the trade or business. However, a recourse liability is not a qualified liability unless the amount of the liability does not exceed the fair market value of the transferred property (less any other liabilities that are senior in priority and encumber such property or any allocable liabilities described in (iii) or (iv), above) at the time of transfer. A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, to the extent that the proceeds of a partner or partnership liability (the refinancing debt) are allocable under the Treasury Regulations to payments discharging all or part of any other liability of that partner or of the partnership, as the case may be, the refinancing debt is considered the same as the other liability for purposes of the Disguised Sale Regulations. Finally, if a partner treats a liability described in (ii) above as a "qualified liability" because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the Disguised Sale Regulations.

     Beacon and Beacon Partnership have represented that any liabilities of Beacon Partnership assumed by EOP Partnership in the Partnership Merger fall into one of the four categories of "qualified liabilities" described above. However, certain liabilities of Beacon Partnership may be qualified liabilities solely by reason of exception (ii) in the preceding paragraph, and thus Beacon Partnership and former Beacon Unitholders may be required to make disclosure with respect to those liabilities in their tax returns for the year in which the Partnership Merger occurs.

     2.  Effect of Cash Distributions Under the Disguised Sale
Regulations. Cash distributions from a partnership to a partner may be treated as a transfer of property for purposes of the "disguised sale" rules. An exception applies, however, to distributions of "operating cash flow," as such term is defined in the Disguised Sale Regulations. Operating cash flow distributions are presumed not to be a part of a sale of property to a partnership unless the facts and circumstances clearly establish that the distribution of operating cash flow is part of a sale. No distribution of cash will be made by EOP Partnership to Beacon Unitholders at the time of the Partnership Merger. EOP Partnership believe that its periodic distributions of cash to holders of EOP

Partnership Units, including former Beacon Unitholders, will qualify as distributions of "operating cash flow" under the Disguised Sale Regulations, and that there will be no facts or circumstances indicating that such distributions should be considered part of a sale.

     3. Effect of the Unit Redemption Right. The existence of the Unit Redemption Right with respect to the EOP Partnership Units, which merely permits a holder thereof to require that EOP Partnership redeem his or her EOP Partnership Units for the fair value thereof should not be considered to be "other property" received by Beacon Partnership (and thus the Beacon Unitholders) in connection with the Partnership Merger that would cause some portion of the Partnership Merger to be considered a disguised sale. However, if a former Beacon Unitholder were to exercise the Unit Redemption Right at the time of or shortly after the Partnership Merger, there is a risk that the payment, by or on behalf of EOP Partnership, of consideration pursuant to the Unit Redemption Right for EOP Partnership Units held by a former Beacon Unitholder could result in "disguised sale" treatment as to the Partnership Merger. As discussed in the next paragraph below, there is no clear authority as to whether the adverse consequences of that treatment would be limited only to the former Beacon Unitholder(s) that exercise the Unit Redemption Right, or whether those consequences would be borne proportionately by all former Beacon Unitholders (including EOP as the successor by merger to Beacon). In the absence of clear authority to the contrary, however, EOP Partnership intends to take the position that an exercise of the Unit Redemption Right does not in the first instance result in disguised sale treatment for the Partnership Merger and, in any event, that the adverse consequences of such treatment accrue only to the former Beacon Unitholders that exercise the Unit Redemption Right, rather than to all former Beacon Unitholders. There can be no assurance, however, that the IRS would not seek to challenge either or both of these positions.

     4. Effect of Disguised Sale Characterization. In any case in which a transfer of Beacon Partnership assets to EOP Partnership were found to be a "disguised sale," all or a substantial portion of the gain represented by the excess of the fair market value of these Beacon Partnership assets over the tax basis of these assets would be recognized by Beacon Partnership (and indirectly by the Beacon Unitholders). If a transfer of property to a partnership and one or more transfers of money or other consideration (including the assumption or taking subject to a liability) by the partnership to that partner are treated as a disguised sale, then the transfers will be treated as a sale of property, in whole or in part, to the partnership by the partner acting in a capacity other than as a member of a partnership, rather than as a contribution under Section 721 of the Code and a partnership distribution. A transfer that is treated as a sale is treated as a sale for all purposes of the Code and the sale is considered to take place on the date that, under general principles of federal tax law, the partnership is considered to become the owner of the property. If the transfer of money or other consideration from the partnership to the partner occurs after the transfer of property to the partnership, the partner and the partnership are treated as if, on the date of the transfer of the property, the partnership transferred to the partner an obligation to transfer to the partner money or other consideration.

     Moreover, if a transfer of property to a partnership is treated as part of a sale without regard to the partnership's assumption of or taking subject to a "qualified liability," as defined above, then the partnership's assumption of or taking subject to that liability is treated as a transfer of additional consideration to the transferring partner. The amount of such "qualified liability" treated as additional consideration is generally the lesser of (x) the amount of the "qualified liability" and (y) an amount determined by multiplying the "qualified liability" by the partner's "net equity percentage." The "net equity percentage" is generally the amount of consideration received by such partner (other than relief from "qualified liabilities") divided by the partner's net equity in the property sold, as calculated under the Disguised Sale Regulations.

     There is no authority with respect to the application of the Disguised Sale Regulations to circumstances in which a partnership, such as Beacon Partnership in the Partnership Merger, is deemed to transfer property to another partnership, such as EOP Partnership, in exchange for partnership interests and the transferor partnership liquidates or is deemed to liquidate. Under such circumstances, it is possible that the IRS would treat any transfer of money or other consideration from EOP Partnership giving rise to disguised sale treatment as being made to Beacon Partnership and then distributed by Beacon Partnership to the Beacon Unitholder, as opposed to being made directly to the Beacon Unitholder. If this treatment were to apply with respect to the exercise by former Beacon Unitholders of the Unit Redemption Right with respect to EOP

Partnership Units within two years following the Partnership Merger, the allocation to the Beacon Unitholders of taxable gain of Beacon Partnership might be determined under the allocation provisions of the Beacon Partnership Agreement, with the result that all Beacon Unitholders could be allocated a share of such gain, even though the money or other consideration giving rise to disguised sale treatment was received only by the Beacon Unitholders choosing to exercise the Unit Redemption Right.

     SECTION 465(E) RECAPTURE. In general, the "at-risk" rules of Section 465 of the Code limit the use of losses, see "-- Tax Treatment of Partners Who Hold EOP Partnership Units After the Partnership Merger -- Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below. Under Section 465(e) of the Code, a taxpayer may be required to include in gross income (i.e., to "recapture") losses previously allowed to the taxpayer with respect to an "activity," if the amount for which the taxpayer is "at risk" in the activity is less than zero at the close of the taxable year.

     The identification of a taxpayer's activities for purposes of the at-risk rules and the determination of a taxpayer's amount at risk in an activity are complex and uncertain. However, as a general matter a taxpayer's amount at risk in an activity is increased by the taxpayer's income, and reduced by the taxpayer's losses, from the activity. Therefore, any income taken into account by a Beacon Unitholder as a result of a deemed cash distribution or disguised sale treatment is likely to reduce the extent to which Section 465(e) of the Code would apply to that Beacon Unitholder.

     Nevertheless, it is possible that the consummation of the Partnership Merger or the repayment of certain "qualified nonrecourse financing" (as defined in Section 465(b)(6) of the Code) of Beacon Partnership at the time of or following the Partnership Merger, singularly or in combination, could cause a former Beacon Unitholder's amount at risk in an activity to be reduced below zero and could, therefore, cause an income inclusion to the former Beacon Unitholder under Section 465(e) of the Code. In this regard, the definition of "qualified nonrecourse financing" is different from, and in certain material respects more restrictive than, the definition of "nonrecourse liabilities" that are taken into account under Section 752 of the Code (for example, debt issued by EOP Partnership in the public debt markets may not qualify as "qualified nonrecourse financing"; EOP Partnership's long-term strategy is to maximize the amount of its debt that is issued to the public and/or institutional lenders). Hence, it is possible that a partner can incur a reduction in its share of "qualified nonrecourse financing" that causes it to recognize income under
Section 465(e) of the Code even though the partner has a sufficient share of "nonrecourse liabilities" under Section 752 of the Code so that it would not be deemed to have received a deemed cash distribution in excess of its basis in its partnership interest (and thus recognized gain as a result thereof).


     WITHHOLDING. If any gain is recognized in connection with the Partnership Merger by a Beacon Unitholder who is not considered a U.S. resident for tax purposes, withholding (in an amount equal to 10% of the "amount realized" by such Beacon Unitholder, which would include both the value of the EOP Partnership Units received and such Beacon Unitholders share of the liabilities of Beacon Partnership, as determined for federal income tax purposes) under the Foreign Investment in Real Property Tax Act of 1980 may be required. Alternatively, if gain were recognized by Beacon Partnership, the non-U.S. Unitholder could be subject to withholding at the rate of 35% on his share of the gain. As a condition to the receipt of EOP Partnership Units in the Partnership Merger, each Beacon Unitholder who does not want to be subject to such withholding will have to provide to EOP Partnership either a certification, made under penalties of perjury, that it is a United States citizen or resident (or if an entity, an entity organized under the laws of the United States) or, alternatively, a notice of nonrecognition treatment with respect to the Partnership Merger in a form reasonably acceptable to EOP Partnership.


EFFECT OF SUBSEQUENT EVENTS

     In addition to any gain that might be recognized by a Beacon Unitholder at the time of the Partnership Merger, a variety of future events and transactions could cause some or all of the former Beacon Unitholders holding EOP Partnership Units as a result of the Partnership Merger to recognize part or all of the taxable gain that has been deferred either through the original contribution of assets to Beacon Partnership for Beacon Partnership Units or through the Partnership Merger. Such future events or transactions might include, but are not limited to, (i) the sale or other taxable disposition by EOP Partnership of one or more of the individual properties owned by Beacon Partnership immediately prior to the Partnership Merger; (ii) the reduction in the amount of existing nonrecourse liabilities secured by individual properties owned by Beacon Partnership immediately prior to the Partnership Merger as a result of a refinancing or repayment thereof by EOP Partnership (including with the proceeds of public or private debt financing obtained by EOP Partnership that is not secured by individual assets owned by EOP Partnership or that is secured by assets owned by EOP Partnership other than those that were owned by Beacon Partnership at the time of the Partnership Merger); (iii) the issuance of additional EOP Partnership Units, including in connection with the subsequent issuances of additional Common Shares or Preferred Shares by EOP or in connection with property acquisitions by EOP Partnership; (iv) an increase to the tax basis of the individual properties owned by Beacon Partnership immediately prior to the Partnership Merger resulting from capital expenditures; and (v) the elimination over time of the disparity between the current tax basis of the individual properties owned by Beacon Partnership immediately prior to the Partnership Merger and the "book bases" of such properties based upon their fair market values at the time of the Partnership Merger (see "-- Tax Treatment of Partners Who Hold EOP Partnership Units After the Partnership Merger -- Tax Allocations with Respect to Book-Tax Difference on Contributed Properties," below), which will have the effect of reducing the amount of EOP Partnership indebtedness allocable to the former Beacon Unitholders for basis purposes and therefore could result in deemed cash distributions.


     EOP, as the Managing General Partner of EOP Partnership, is not required to take into account the tax consequences to the EOP Unitholders (including the former Beacon Unitholders who will be EOP Unitholders following the Partnership Merger) in deciding whether to cause EOP Partnership to undertake specific transactions that could cause the EOP Unitholders to have to recognize gain, and the EOP Unitholders generally would not have the right to approve or disapprove such transactions. See "--Description of EOP Partnership Units."



     SALE OF INDIVIDUAL PROPERTIES. In the event EOP Partnership were to sell any of the assets acquired from Beacon Partnership in the Partnership Merger that have "unrealized gain" (as defined in the applicable Treasury Regulations) at the time of the Partnership Merger (i.e., that have a value at the time of the Partnership Merger in excess of their adjusted tax basis at such time) ("Unrealized Gain"), former Beacon Unitholders would be specially allocated by EOP Partnership an amount of taxable gain equal to the such Unrealized Gain (reduced by any amounts amortized as described below). (It is important to note that Unrealized Gain will exist with respect to any asset held by Beacon Partnership immediately prior to the Effective Time of the Partnership Merger having a value in excess of its adjusted tax basis at such time, computed taking into account depreciation deductions claimed with respect to such asset by Beacon Partnership. Such Unrealized Gain generally will be allocated among all former Beacon Unitholders (including EOP as successor to Beacon's Beacon Partnership Units) in proportion to the EOP Partnership Units that they receive in the Partnership Merger, however, although the matter is not free from doubt, EOP Partnership will take the position that the portion of any Unrealized Gain that is attributable to assets contributed to Beacon Partnership in transactions in which the recognition of gain was deferred and Beacon Partnership succeeded to the contributing partner's tax basis will be specially allocated to the former Beacon Unitholders who contributed such properties.) The former Beacon Unitholders would report such additional gain on their individual federal income tax returns. Such former Beacon Unitholders would not be entitled to any special distributions from EOP Partnership in connection with such a sale, and thus they would not necessarily receive cash distributions from EOP Partnership sufficient to pay the additional taxes attributable to such gain. If a former Beacon Unitholder is required to recognize Unrealized Gain, a former Beacon Unitholder with passive losses or passive loss carryforwards may be able to use such losses to offset the Unrealized Gain (unless EOP Partnership is considered a "publicly traded partnership," in which case only losses attributable to EOP Partnership could be used for such purpose, see "-- Tax Status of EOP Partnership").



     For a discussion of the treatment of the Unrealized Gain in the absence of a sale of the assets acquired by EOP Partnership from Beacon Partnership in the Partnership Merger and the impact of that treatment for the former Beacon Unitholders, see "-- Tax Treatment of Partners Who Hold EOP Partnership Units After the

Partnership Merger -- Tax Allocations with Respect to Book-Tax Difference on Contributed Properties" below.


     REFINANCING OF THE INDEBTEDNESS SECURED BY INDIVIDUAL PROPERTIES. As described above under "Relief from Liabilities/Deemed Distributions," a former Beacon Unitholder could recognize taxable gain as a result of relief from liabilities resulting in a taxable deemed distribution in connection with the Partnership Merger. Furthermore, there can be no assurance that any future refinancing or repayment of the indebtedness securing the properties owned by Beacon Partnership at the time of the Partnership Merger would not result in a reduction of the liabilities allocated to the former Beacon Unitholders, thus resulting in a taxable deemed distribution at that time. In this regard, it is important to note that EOP Partnership's current long-term financing strategy is to have as little debt as possible that is secured by individual properties and to have as much of its debt as is possible in the form of unsecured debt, held either by the public or by institutional investors, which debt may or may not be recourse to EOP, as managing partner of EOP Partnership. Depending upon its terms, such debt may not qualify either as "nonrecourse liabilities" for purposes of the rules under Section 752 of the Code (see "-- Tax Consequences of the Partnership Merger -- Relief from Liabilities/Deemed Cash Distribution") or as "qualified nonrecourse financing" for purposes of the "at risk rules" (see "-- Tax Consequences of the Partnership Merger -- Section 465(e) Recapture"). Moreover, even if such debt qualifies as a nonrecourse liability, the amount of
Section 704(c) Minimum Gain with respect to properties that previously secured traditional mortgage indebtedness would likely be reduced significantly (thereby resulting in a reduction of the nonrecourse liabilities allocable to the former Beacon Unitholders to which such Section 704(c) Minimum Gain was allocable (and a resulting deemed cash distribution to such former Beacon Unitholders)). As a general rule, however, the maximum amount of gain that a former Beacon Unitholder could recognize as a result of a reduction in nonrecourse liabilities is the amount by which its "share" of the liabilities of Beacon Partnership (determined as set forth in "-- Tax Consequences of the Partnership
Merger -- Relief from Liabilities/Deemed Cash Distribution") immediately prior to the Partnership Merger exceeds its adjusted basis in the Beacon Units immediately prior to the Partnership Merger.


TAX TREATMENT OF PARTNERS WHO HOLD EOP PARTNERSHIP UNITS AFTER THE PARTNERSHIP MERGER

     INCOME AND DEDUCTIONS IN GENERAL. Each Partner will be required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of EOP Partnership. Such items must be included on the EOP Unitholder's federal income tax return without regard to whether EOP Partnership makes a distribution of cash to such EOP Unitholder. No federal income tax will be payable by EOP Partnership.

     TREATMENT OF EOP PARTNERSHIP DISTRIBUTIONS. Distributions of money by EOP Partnership to an EOP Unitholder (including for these purposes decreases in a EOP Unitholder's share of EOP Partnership liabilities) generally will not be taxable to such EOP Unitholder for federal income tax purposes to the extent of such EOP Unitholder's aggregate basis in his EOP Partnership Units immediately before the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. As discussed above, any reduction in an EOP Unitholder's share of EOP Partnership's nonrecourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by the other assets, or otherwise, will be treated as a distribution of money to such EOP Unitholder. An issuance of additional EOP Partnership Units by EOP Partnership without a corresponding increase in debt may decrease the existing EOP Unitholders' share of nonrecourse liabilities of EOP Partnership and, thus, will result in a corresponding deemed distribution of money.

     INITIAL BASIS OF EOP PARTNERSHIP UNITS. In general, a Beacon Unitholder who acquires EOP Partnership Units in the Partnership Merger will have an initial tax basis in such EOP Partnership Units ("Initial Basis") equal to the aggregate basis in its Beacon Partnership Units, adjusted to reflect the effects of the Partnership Merger (that is, reduced to reflect any deemed distributions resulting from a reduction in the former Beacon Unitholder's share of liabilities and increased to reflect any gain required to be recognized in connection with the Partnership Merger).

     As a result of the decreases in each EOP Unitholder's share of EOP Partnership nonrecourse liabilities that may result from the consummation of the Partnership Merger (see " -- Tax Consequences of the Partnership Merger -- Relief from Liabilities/Deemed Cash Distributions"), each Beacon Unitholder who receives EOP Partnership Units may have an Initial Basis in his EOP Partnership Units that is significantly lower than the basis in his Beacon Partnership Units immediately before the Partnership Merger. Because of this reduction in basis, a Beacon Unitholder can expect to receive taxable distributions of cash and deemed distributions resulting from a reduction of an EOP Unitholder's share of EOP Partnership nonrecourse liabilities sooner than it would have if such basis reduction had not occurred. Such basis reduction also would affect the EOP Unitholder's ability to deduct its share of any EOP Partnership tax losses. For the effects on a Beacon Unitholder of a reduction in basis that may result from the Partnership Merger, see "-- Tax Consequences of the Partnership
Merger -- Relief from Liabilities/Deemed Cash Distribution" and "--Treatment of EOP Partnership Distributions," above and "-- Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below.

     Each former Beacon Unitholder's Initial Basis in its EOP Partnership Units will generally be increased by (a) its share of EOP Partnership taxable income and (b) its respective share of increases in nonrecourse liabilities incurred by EOP Partnership, if any. Generally, each former Beacon Unitholder's Initial Basis in its EOP Partnership Units will be decreased (but not below zero) by (i) its respective share of EOP Partnership distributions, (ii) its respective share of decreases in liabilities of EOP Partnership, including any decrease in its respective shares of nonrecourse liabilities of EOP Partnership (see "-- Tax Consequences of the Partnership Merger -- Relief from Liabilities/Deemed Cash Distribution"), (iii) its respective share of any losses of EOP Partnership, and
(iv) their respective share of nondeductible expenditures of EOP Partnership that are not chargeable to capital account.

     ALLOCATIONS OF EOP PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTIONS. The EOP Partnership Agreement provides that, if EOP Partnership operates at a net loss, net losses shall be allocated to the holders of EOP Partnership Units in proportion to their respective percentage ownership interests in EOP Partnership, provided that net losses that would have the effect of creating a deficit balance in a limited partner's capital account (as specially adjusted for such purpose) ("Excess Loss") will be reallocated to the general partner(s). The EOP Partnership Agreement also provides that, if EOP Partnership operates at a net profit, net income will be allocated first to the general partner(s) to the extent of Excess Losses with respect to which the general partner(s) have not previously been allocated net income and any remaining net income shall be allocated to the holders of EOP Partnership Units in proportion to their respective percentage ownership interests in EOP Partnership. (Special provisions may apply with respect to holders of preferred units in EOP Partnership, depending upon the terms of the particular class or series of preferred units. As a general rule, any class of preferred units that has a preferential right to cash distributions will be allocated gross income equal to the preferential distribution (which will have the effect of reducing income otherwise allocable to the holders of EOP Partnership Units), while holders of preferred units that have a preferred right to a return of capital will not be allocated any losses.)

     EFFECT OF THE PARTNERSHIP MERGER ON DEPRECIATION. The Partnership Merger generally will have no impact on the computation of depreciation deductions with respect to the assets held by EOP Partnership immediately prior to the Effective Time, but it will affect adversely the computation of depreciation deductions with respect to assets acquired by EOP Partnership in the Partnership Merger from Beacon Partnership, as compared to the computation of depreciation deductions by Beacon Partnership with respect to such assets. Under Section 708(b)(1)(B) of the Code, a partnership will be considered to have been terminated if within a twelve-month period there is a sale or exchange of 50% or more of the interests in partnership capital and profits. As a result of the merger of Beacon into EOP (and the resulting deemed transfer of Beacon's interest in Beacon Partnership immediately prior to the Partnership Merger), Beacon Partnership will "terminate" under Section 708(b)(1)(B) of the Code.
Section 168(i)(7) of the Code provides, in effect, that when a partnership terminates under Section 708(b)(1)(B) of the Code the partnership must begin new depreciation periods for its property. As a result, the remaining basis of the assets transferred by Beacon Partnership to EOP Partnership in the Partnership Merger will be depreciated over the period that would apply if those assets were newly acquired by EOP Partnership in a purchase transaction (i.e., 39 years in the case of buildings and structural components).

     TAX ALLOCATIONS WITH RESPECT TO BOOK-TAX DIFFERENCE ON CONTRIBUTED PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to as "Book-Tax Difference"). These rules will apply with respect to the assets of Beacon Partnership deemed contributed to EOP Partnership in the Partnership Merger. The same rules effectively apply with respect to EOP Partnership (i.e., the existing EOP Partnership assets will have to be restated for capital account purposes to their then current fair market value at the time of the Partnership Merger, and the difference between that amount and the existing tax basis will represent a Book-Tax Difference). It is anticipated that at the time of the Partnership Merger, there will exist a substantial amount of Book-Tax Difference both with respect to the assets deemed to have been contributed by Beacon Partnership to EOP Partnership and with respect to the assets currently held by EOP Partnership. Because of prior depreciation deductions, this will be the case even if a particular asset has not appreciated in value in economic terms.

     The EOP Partnership Agreement requires allocations of income, gain, loss and deduction attributable to the properties as to which there is a Book-Tax Difference be made in a manner that is consistent with Section 704(c) of the Code. Treasury Regulations under Section 704(c) require partnerships to use a "reasonable method" for allocation of items affected by Section 704(c) of the Code. EOP Partnership uses the "traditional method," which is one of the three methods outlined by the Treasury Regulations under Section 704(c). Under the traditional method, in the case of an asset with respect to which there is a Book-Tax Difference, a holder of EOP Partnership Units who is deemed to have contributed that asset (i.e., a former Beacon Unitholder with respect to assets transferred by Beacon Partnership in the Partnership Merger and the existing EOP Unitholders with respect to assets currently owned by EOP Partnership) will be allocated less depreciation (or perhaps no depreciation) with respect to such asset (and thus more income) than would be the case if the Partnership Merger had not occurred and the asset had continued to be owned by Beacon Partnership or EOP Partnership, as applicable. In the case of former Beacon Unitholders, these incremental allocations of income with respect to assets previously held by Beacon Partnership will be offset, at least in part, by larger depreciation deductions allocable to such former Beacon Unitholder with respect to other assets held by EOP Partnership prior to the Partnership Merger as to which there exists a Book-Tax Difference. It is not possible to predict whether, and the extent to which, these various allocations attributable to Book-Tax Differences may result in former Beacon Unitholders recognizing more income with respect to their EOP Partnership Units received in the Partnership Merger than would have been the case if the Partnership Merger had not occurred.

     If any asset deemed contributed by Beacon Partnership to EOP Partnership in the Partnership Merger has a Book-Tax Difference and subsequently is sold by EOP Partnership, any such Book-Tax Difference remaining at the time the asset is sold would be required to be allocated exclusively to the holders of EOP Partnership Units who were previously holders of Beacon Partnership Units (including EOP, as successor to Beacon's Beacon Partnership Units), even though the proceeds of such sale would be allocated proportionately among all holders of EOP Partnership Units. Under the traditional method that will be used by EOP Partnership, however, the gain required to be specially allocated under these rules would not exceed the gain that is actually recognized by EOP Partnership in connection with the sale (unlike under certain alternative methods of allocation available, whereby the gain allocated to the former partners of Beacon Partnership could exceed the gain actually recognized by EOP Partnership).

     The Partnership Agreement also requires that any gain allocated to the EOP Unitholders upon the sale or other taxable disposition of any EOP Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to the EOP Partnership Agreement, be characterized as recapture income in the same proportions and to the same extent as such EOP Unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as recapture income (including by reason of any deductions previously allocated to them as holders of Beacon Partnership Units or as owners of properties that were contributed to Beacon Partnership).


     DISSOLUTION OF EOP PARTNERSHIP. In the event of the dissolution of EOP Partnership, a distribution of EOP Partnership property (other than money) will not result in taxable gain to a holder of EOP Partnership Units (except to the extent provided in Sections 737, 704(c)(1)(B) and 731(c) of the Code). A holder of EOP Partnership Units will hold such distributed property with a basis equal to the adjusted basis of such EOP Partnership Units, reduced by any money distributed in liquidation. Further, the liquidation of EOP Partnership will be taxable to a holder of EOP Partnership Units to the extent that any money distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such holder's tax basis in its EOP Partnership Units. If EOP were to issue EOP Common Shares to EOP Unitholders upon dissolution of EOP Partnership, an EOP Unitholder likely would be treated as if it had exchanged its EOP Partnership Units for EOP Common Shares and would recognize gain or loss as if such EOP Partnership Units were sold in a fully taxable exchange. See "-- Tax Treatment of Redemption of Units," below.



     LIMITATIONS ON DEDUCTIBILITY OF LOSSES; TREATMENT OF PASSIVE ACTIVITIES AND PORTFOLIO INCOME. The passive loss limitations generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate, which would include EOP Partnership with respect to any former Beacon Unitholders) only to the extent that such losses are not in excess of the taxpayer's income from passive activities or investments. If EOP Partnership were to be classified as a publicly traded partnership under the Code (see "-- Tax Status of EOP Partnership" above), any losses or deductions allocable to a holder of EOP Partnership Units could be used only against gains or income of EOP Partnership and could not be used to offset passive income from other passive activities. Similarly, any EOP Partnership income or gain allocable to a holder of EOP Partnership Units could not be offset with losses from other passive activities of such holder.



     In addition to the foregoing limitations, a holder of EOP Partnership Units may not deduct from taxable income its share of EOP Partnership losses, if any, to the extent that such losses exceed the lesser of (i) the adjusted tax basis of its EOP Partnership Units at the end of EOP Partnership's taxable year in which the loss occurs and (ii) the amount for which such holder is considered "at risk" at the end of that year. In general, a holder of EOP Partnership Units will initially be "at risk" to the extent of the basis in its EOP Partnership interest (unless it borrowed amounts on a nonrecourse basis to acquire such interests), including for such purposes only such holder's share of EOP Partnership's liabilities, as determined under Section 752 of the Code, that are considered "qualified nonrecourse financing" for purposes of the "at risk" rules. After consummation of the Partnership Merger, in general, a holder's at-risk amount will increase or decrease as the adjusted basis in its EOP Partnership Units increases or decreases. Losses disallowed to a holder of EOP Partnership Units as a result of these rules can be carried forward and may be allowable to such holder to the extent that his adjusted basis or at-risk amount (whichever was the limiting factor) is increased in a subsequent year. The at-risk rules apply to an individual partner, an individual shareholder of a corporate partner that is an S corporation and a corporate partner if 50% or more of the value of stock of such corporate partner is owned directly or indirectly by five or fewer individuals at any time during the last half of the taxable year. The at risk provisions of the Code generally do not apply to real property placed in service by a taxpayer prior to January 1, 1987, or to an interest in a partnership acquired before that date. It is possible that a former Beacon Unitholder whose Beacon Partnership Units were not previously subject to the at-risk rules may be subject to the at-risk rules following the Partnership Merger.


     SECTION 754 ELECTION. It is anticipated that EOP Partnership will make the election permitted by Section 754 of the Code, effective for its taxable year ending December 31, 1997. This election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of EOP Partnership Units (including EOP, to the extent that it acquires EOP Partnership Units in connection with the exercise by an EOP Unitholder of its Unit Redemption Right) to adjust its share of the basis in EOP Partnership's properties ("inside basis") pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the EOP Partnership Units), as if such purchaser had acquired a direct interest in EOP

Partnership's assets. The Section 743(b) adjustment is attributed solely to a purchaser of EOP Partnership Units and is not added to the bases of EOP Partnership's assets associated with all of the EOP Unitholders. An acquirer of EOP Partnership Units (such as EOP when it acquires EOP Partnership Units from EOP Unitholders upon a redemption of EOP Partnership Units) that obtains a
Section 743(b) adjustment by reason of such acquisition will be allowed depreciation with respect to such adjustment beginning on the date of the acquisition as if it were new property placed in service as of that date. A similar basis adjustment would be permitted for EOP Partnership when there is a distribution (or deemed distribution) to an EOP Unitholder that results in the recognition of taxable gain to such EOP Unitholder.

     DISPOSITION OF EOP PARTNERSHIP UNITS BY EOP UNITHOLDERS. If an EOP Partnership Unit is sold or otherwise disposed of, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized and the tax basis for such EOP Partnership Unit. Upon the sale of an EOP Partnership Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received for the EOP Partnership Unit plus the portion of EOP Partnership's liabilities considered allocable to the EOP Partnership Unit sold. Similarly, upon a gift of an EOP Partnership Unit, an EOP Unitholder will be deemed to have realized an amount with respect to the portion of EOP Partnership's nonrecourse liabilities considered allocable to such EOP Partnership Unit. To the extent that the sum of the amount of cash or property received and the allocable share of EOP Partnership's nonrecourse liabilities exceeds the holder's basis for the EOP Partnership Unit disposed of, such EOP Unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received upon such disposition.

     To the extent that the amount realized upon the sale of an EOP Partnership Unit attributable to an EOP Unitholder's share of "unrealized receivables" of EOP Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously includible in EOP Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if EOP Partnership had sold its assets at their fair market value at the time of the transfer of an EOP Partnership Unit, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

     TAX TREATMENT OF REDEMPTIONS OF EOP PARTNERSHIP UNITS. If a holder of EOP Partnership Units exercises its Unit Redemption Right, it is generally anticipated that EOP will elect to exercise its right (under the EOP Partnership Agreement) to acquire a redeeming EOP Unitholder's EOP Partnership Units in exchange for cash or EOP Common Shares; however, EOP is under no obligation to exercise such right. In the event that EOP does so elect, such transaction will be a fully taxable sale to the redeeming EOP Unitholder and such redeeming EOP Unitholder will be treated as realizing an amount equal to the amount of the cash or the value of the Common Shares received in the exchange plus the amount of EOP Partnership liabilities considered allocable to the redeemed EOP Partnership Units at the time of the redemption.

     If EOP does not elect to assume the obligation to redeem an EOP Unitholder's EOP Partnership Units, EOP Partnership is required to redeem such EOP Partnership Units for cash. If EOP Partnership redeems EOP Partnership Units for cash that EOP contributes to EOP Partnership to effect such redemption, the redemption likely will be treated as a sale of such EOP Partnership Units to EOP in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming EOP Unitholder will be treated as realizing an amount equal to the amount of the cash received in the exchange plus the amount of EOP Partnership liabilities considered allocable to the redeemed EOP Partnership Units at the time of the redemption. If, instead, EOP Partnership redeems an EOP Unitholder's EOP Partnership Units for cash that is not contributed by EOP to effect the redemption, the tax consequences will be the same as described in the previous sentence, except that, if EOP Partnership redeems less than all of an EOP Unitholder's EOP Partnership Units, the EOP Unitholder will not be permitted to recognize any taxable loss in connection with the redemption and will recognize taxable gain on the redemption only to the extent that the cash, plus the share of EOP Partnership liabilities allocable to the redeemed EOP Partnership Units, exceeds the EOP Unitholder's adjusted basis in all of such EOP Unitholder's EOP Partnership Units immediately before the redemption (rather than just the basis in the EOP Partnership Units redeemed).

     EOP PARTNERSHIP INCOME TAX INFORMATION RETURNS AND EOP PARTNERSHIP AUDIT PROCEDURES. EOP Partnership will use reasonable efforts to furnish the EOP Unitholders (including former Beacon Unitholders) with the tax information reasonably required by EOP Unitholders for federal and state income tax reporting purposes within 90 days after the close of each EOP Partnership taxable year.

     The federal income tax information returns filed by EOP Partnership may be audited by the IRS. The Code contains partnership audit procedures governing the manner in which Service audit adjustments of partnership items are resolved. For taxable years beginning after December 31, 1997 (the first available year), EOP Partnership may be able to elect the simplified pass-through system for audits that was enacted as part of the Taxpayer Relief Act of 1997 (the "Act"). Such election is available to partnerships that have 100 or more partners and meet certain other requirements set forth in the Act. EOP Partnership has not yet determined whether it would be eligible to make such election or whether it would make such an election even if it were eligible. For its taxable year ending December 31, 1997, EOP Partnership will be subject to existing audit rules which were enacted as part of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA").

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The EOP Partnership Agreement appoints EOP as the Tax Matters Partner for EOP Partnership.


     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of EOP Partnership and the EOP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against EOP Unitholders with respect to EOP Partnership items. The Tax Matters Partner will make a reasonable effort to keep each EOP Unitholder informed of administrative and judicial tax proceedings with respect to EOP Partnership items to the extent required pursuant to Treasury Regulations issued under Section 6223 of the Code. In connection with adjustments to EOP Partnership tax returns proposed by the IRS, the Tax Matters Partner may bind any EOP Unitholder with less than a 1% profits interest in EOP Partnership to a settlement with the IRS unless the EOP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the EOP Unitholders are bound) of a final EOP Partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any EOP Unitholder having at least a 1% interest in the profits of EOP Partnership and by EOP Unitholders having, in the aggregate, at least a 5% profits interest. Only one judicial proceeding will go forward, however, and each EOP Unitholder with an interest in the outcome may participate.


     The EOP Unitholders will generally be required to treat EOP Partnership items on their federal income tax returns in a manner consistent with the treatment of the items on EOP Partnership information return. In general, that consistency requirement is waived if the EOP Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the EOP Unitholder to the treatment on EOP Partnership return. Even if the consistency requirement is waived, adjustments to the EOP Unitholder's tax liability with respect to EOP Partnership items may result from an audit of EOP Partnership's or the EOP Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject an EOP Unitholder to substantial penalties. In addition, an audit of the EOP Partnership return may also lead to an audit of an individual EOP Unitholder's tax return and such audit could result in adjustment of nonpartnership items.

     If a partnership makes an election under the Act, similar to the audit proceedings for other partnerships under the TEFRA rules, the Internal Revenue Service may challenge a reporting position taken by an electing large partnership by conducting a single administrative proceeding, the outcome of which will bind all partners. However, unlike partners in a TEFRA partnership, partners in an electing large partnership under the Act have no individual right to notice of the adjustment proceedings and no individual right to participate in the proceedings. Like other partnerships, an electing partnership may request judicial review of a partnership adjustment. However, unlike partnerships governed by TEFRA, the individual partners in an electing large partnership have no right to file petitions for readjustment of the partnership items.

     A partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership return. Unlike the comparable TEFRA audit rule, an inconsistency cannot be excused by notifying the IRS of the differing treatment. Partners who fail to report partnership items consistently with their treatment on the partnership return are subject to accuracy-related and fraud penalties.

     ALTERNATIVE MINIMUM TAX ON ITEMS OF TAX PREFERENCE. The Code contains different sets of minimum tax rules applicable to corporate and noncorporate taxpayers. EOP Partnership will not be subject to the alternative minimum tax, but the Partners are required to take into account on their own tax returns their respective shares of EOP Partnership's tax preference items and adjustments in order to compute alternative minimum taxable income. SINCE THE IMPACT OF THE ALTERNATIVE MINIMUM TAX DEPENDS ON EACH EOP UNITHOLDER'S PARTICULAR SITUATION, THE FORMER BEACON UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX FOLLOWING CONSUMMATION OF THE PARTNERSHIP MERGER.

     STATE AND LOCAL TAXES. In addition to the federal income tax aspects described above, an EOP Unitholder should consider the potential state and local tax consequences of owning EOP Partnership Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where an EOP Unitholder resides and in each state or local jurisdiction in which EOP Partnership has assets or otherwise does business. Thus, persons holding EOP Partnership Units in EOP Partnership either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which EOP Partnership directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. In this regard, immediately following the Partnership Merger, EOP Partnership will own properties in, or otherwise conduct business in, 20 states and the District of Columbia. EOP Partnership anticipates providing the EOP Unitholders with any information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that an EOP Unitholder pays income tax with respect to EOP Partnership to a state where it is not resident (or EOP Partnership is required to pay such tax on behalf of the EOP Unitholder), the EOP Unitholder may be entitled, in whole or in part, to a deduction or credit against income tax that otherwise would be owed to his state of residence with respect to the same income. An EOP Unitholder should consult with his personal tax advisor with respect to the state and local income tax implications for such EOP Unitholder of owning EOP Partnership Units.

TAXATION OF EOP AS A REIT -- GENERAL

     EOP plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997, when it files its federal income tax return for 1997. EOP believes that, commencing with its formation on July 11, 1997, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code. Beacon currently has in effect an election to be taxed as a REIT under Sections 856 through 860 of the Code. Beacon believes that, since its inception in 1994, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code. As a result of the Merger, Beacon's separate existence will cease as of the Effective Time. Accordingly, the following discussion summarizes only the taxation of EOP subsequent to the Effective Time. Prior to the Effective Time, the taxation of Beacon as a REIT is substantially similar to that described herein with respect to EOP.

     EOP's continued qualification as a REIT after the Merger could depend in part upon Beacon's qualification as a REIT immediately prior to the Merger. In this regard, as a condition to the Merger, EOP will obtain an opinion from Goodwin, Procter & Hoar to the effect that Beacon, commencing with its taxable year ended December 31, 1994, through its short taxable year ending at the Effective Time, was organized and has operated in conformity with the requirements for qualification as a REIT. The opinion of Goodwin, Procter & Hoar will be conditioned upon certain representations made by Beacon as to factual matters relating to the organization and operation of Beacon, the Beacon Partnership and their affiliates. In addition, this opinion will be based upon the timely completion of all actions described in this Proxy Statement/Prospectus (including payment of the Beacon Pre-Merger Distribution) and upon the assumption that EOP, on behalf of Beacon, will send the shareholder demand letters required to be delivered with respect to Beacon's taxable year ending at the time of the Merger and that EOP will maintain such record of Beacon as required to comply with the REIT record keeping requirements.. Beacon intends to continue to operate in a manner so as to qualify as a REIT through the Effective Time of the Merger, but no assurance can be given that Beacon will qualify or remain qualified as a REIT for such period. Moreover, such qualification and taxation as a REIT depends upon Beacon's ability to meet (through actual annual operating results, distribution levels and diversity of share ownership) through the Effective Time the various REIT qualification tests imposed under the Code, the results of which will not be reviewed by Goodwin, Procter & Hoar. Accordingly, no assurance can be given that the actual results of Beacon's operations for any particular taxable year will satisfy such requirements.


     Hogan & Hartson, counsel to EOP in connection with the Merger, will deliver an opinion to each of EOP and Beacon to the effect that EOP is organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that after giving effect to the consummation of the Merger, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. This opinion will be conditioned upon certain representations made by EOP and the ZML REITs as to factual matters relating to the organization and operation of EOP, EOP Partnership and the ZML Opportunity Partnerships (and the previous organization and operation of the ZML REITs, which were combined to form EOP). In addition, this opinion will be based upon the factual representations of EOP concerning its business and properties as set forth in this Proxy Statement/Prospectus and the timely completion of all actions described in this Proxy Statement/Prospectus (including EOP making an election to be taxed as a REIT with its federal income tax return for the year ending December 31, 1997). Finally, to the extent that the opinion of Hogan & Hartson addresses the continued qualification of EOP as a REIT following the Merger, it will be based in part upon the opinion of Goodwin, Procter & Hoar described above as to the qualification of Beacon as a REIT and the representations made by Beacon in connection therewith as described above. EOP intends to continue to operate in a manner so as to qualify as a REIT following the Effective Time, but no assurance can be given that EOP will qualify or remain qualified as a REIT. Moreover, such qualification and taxation as a REIT depends upon EOP's ability to meet on a ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Hogan & Hartson. Accordingly, no assurance can be given that the actual results of EOP's operations for any particular taxable year will satisfy such requirements. See "-- Requirements for Qualification as a REIT -- Failure of EOP to Qualify as a REIT."


     The sections of the Code and the corresponding Treasury Regulations relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the rules that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     So long as EOP qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to EOP Shareholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a regular corporation. However, EOP will be subject to federal income tax in the following circumstances. First, EOP will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, EOP may be subject to the "alternative minimum tax" on any items of tax preference. Third, if EOP has (i) net income from the sale or other disposition of certain "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if EOP has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if EOP should fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), and nonetheless should maintain its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of either the amount by which it fails the 75% gross income test or the amount by which it fails the 95% gross income test. Sixth, if EOP should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if EOP acquires or has acquired (or if Beacon has acquired) any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the acquiror's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the acquiror recognizes gain on the disposition of such asset during the 10 year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset at the time of the acquisition by EOP (or Beacon) over (b) the adjusted basis in such asset, determined as of the time of such acquisition), such gain will be subject to tax at the highest regular corporate rate applicable, pursuant to anticipated Treasury Regulations that have not yet been promulgated.

     The results described above with respect to the recognition of Built-In Gain assume that EOP will make (or that Beacon made, if applicable) an election pursuant to IRS Notice 88-19 with respect to any such acquisition. In this regard, the Built-In Gain rules would apply with respect to any assets acquired by EOP from a ZML REIT or Beacon if either such ZML REIT had failed, or Beacon has failed, to qualify, for any reason, as a REIT throughout the duration of its existence. If EOP were not to make an election pursuant to IRS Notice 88-19 (or that election no longer were available because of a change in applicable law) and a ZML REIT or Beacon failed to qualify as a REIT at the time of its merger with EOP, the entity that failed to so qualify would recognize taxable gain on such merger under the Built-In Gain rules, notwithstanding that such merger otherwise qualified as a "tax-free reorganization." EOP believes that each of the ZML REITs qualified as a REIT at the time of its merger into EOP, and EOP will receive an opinion to such effect with respect to Beacon from Goodwin, Procter & Hoar, counsel to Beacon, but EOP intends to make a protective election under Notice 88-19 with respect to the merger of each of the ZML REITs and Beacon in order to avoid the adverse consequences that otherwise could result.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to
(iv) inclusive, must be met during the entire taxable year and that condition
(v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     EOP believes that it has issued sufficient EOP Common Shares with sufficient diversity of ownership to allow it to satisfy the conditions described in clauses (v) and (vi) above. In addition, the Declaration of Trust contains restrictions regarding the transfer of EOP Common Shares and EOP Preferred Shares that are intended to assist EOP in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. (The Beacon Articles contain similar restrictions with respect to Beacon Common Shares and Beacon Preferred Shares.) Such ownership and transfer restrictions are described in "SHARES OF BENEFICIAL INTEREST -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that EOP will, in all cases, be able to satisfy the share ownership requirements described above. If EOP fails to satisfy such share ownership requirements, EOP's status as a REIT will terminate. See "-- Requirements for Qualification as a REIT -- Failure of EOP to Qualify as a REIT."

     In connection with the 5/50 Rule, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. Pursuant to the Taxpayer Reform Act of 1997 (the "1997 Act"), for EOP's taxable years beginning on or after January 1, 1998, if EOP complies with the annual letters requirement and it does not know or, exercising reasonable diligence, would not have known of its failure to meet the 5/50 Rule, then it will be treated as having met the 5/50 Rule. Under current law applicable for EOP's taxable year ending December 31, 1997, failure to send such annual letters could result in termination of EOP's REIT election. The 1997 Act imposes a monetary penalty for failure to send the annual letters in lieu of termination of REIT status.

     In order to qualify as a REIT, EOP cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. EOP itself was a newly formed entity in 1997 and will make a REIT election for its first taxable year ending December 31, 1997. Hence, EOP itself will not have any undistributed "C corporation earnings and profits." However, EOP succeeded to various tax attributes of the ZML REITs, including any undistributed "earnings and profits." If each ZML REIT qualified as a REIT throughout the duration of its existence, then any undistributed "earnings and profits" to which EOP succeeded will not be "C corporation earnings and profits" and EOP will satisfy this requirement. If, however, one or more of the ZML REITs failed to qualify as a REIT throughout the duration of its existence, then it might have had undistributed "C corporation earnings and profits" that, if not distributed by EOP prior to the end of its first taxable year, could prevent EOP from qualifying as a REIT. EOP believes that each ZML REIT qualified as a REIT throughout the duration of its existence and that, in any event, no ZML REIT should be considered to have had any undistributed "C corporation earnings and profits" at the time of its merger into EOP. There can be no assurance, however, that the IRS would not contend otherwise on a subsequent audit of one or more of the ZML REITs. Recently finalized Treasury Regulations provide for certain "deficiency distribution" procedures. Although the application of these Treasury Regulations is not entirely clear, it appears that EOP may be able to use such "deficiency distribution" procedures to distribute any "C corporation earnings and profits" deemed to have been acquired from a ZML REIT. In order to use this procedure, EOP would have to make an additional distribution to EOP Shareholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements), within 90 days of the IRS determination. In addition, EOP would have to pay to the IRS an interest charge on 50% of the acquired "C corporation earnings and profits" that were not distributed prior to the end of EOP's taxable year ending December 31, 1997. There can be no assurance, however, that the IRS would not take the position either that the procedure is not available at all (in which case EOP would fail to qualify as a REIT) or, alternatively, that even if the procedure is available, EOP cannot qualify as a REIT for its taxable year ending December 31, 1997, but it could qualify as a REIT for subsequent years.

     Finally, if EOP were considered a "successor" to any ZML REIT and such ZML REIT were determined not to have qualified as a REIT, EOP would not be eligible to elect REIT status for up to four years after the year in which such ZML REIT first failed to qualify as a REIT. EOP would be considered a "successor" for these purposes, however, only if (i) persons who own more than 50% of the EOP Common Shares at any time during EOP's taxable year ending December 31, 1997, owned, directly or indirectly, 50% or more in value of the shares of such ZML REIT during the first year in which it ceased to qualify as a REIT and (ii) a significant portion of EOP's assets were assets owned by such ZML REIT. Hogan & Hartson's opinion as to the qualification of EOP as a REIT under the Code is not based upon, or limited by, an assumption or representation that the ZML REITs have qualified as REITs for federal income tax purposes.

     The same considerations apply with respect to EOP's continued qualification as a REIT if Beacon has failed to qualify as a REIT throughout the duration of its existence. Beacon believes, however, that it has qualified as a REIT for each of its taxable years commencing with the year ending December 31, 1994, (the year of Beacon's formation), and EOP will receive an opinion to such effect from Goodwin Procter & Hoar, as a condition to the consummation of the Merger.

     CLOSING AGREEMENTS WITH THE IRS WITH RESPECT TO ZML REITS I AND II. In December 1996, the IRS was advised that ZML REIT I and ZML REIT II each had failed to comply with a technical requirement of a provision of the Code which must be satisfied for a company to qualify as a REIT for federal income tax purposes. More specifically, in connection with structuring certain real estate investments made by ZML Opportunity Partnership I and ZML Opportunity Partnership II during the period 1991-1993, all of the voting stock of certain corporations formed to serve as general partners of limited partnership subsidiaries of such ZML Opportunity Partnerships was issued to such ZML Opportunity Partnerships. Based upon a Treasury Regulation interpreting the statutory provision limiting permitted REIT investments, a portion of such ZML Opportunity Partnerships' ownership of corporate voting stock would be imputed to ZML REIT I and ZML REIT II and, in so doing, would cause ZML REIT I and ZML REIT II to violate the prohibition on a REIT owning more than 10% of the voting stock of a corporation other than a qualified REIT subsidiary.

     Pursuant to closing agreements, the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of the technical violations disclosed to the IRS. In connection with the agreements, the ZML Partners of ZML Opportunity Partnership I and ZML Opportunity Partnership II made certain payments to the IRS. As a result of the closing agreements, the technical violations discussed above have caused no adverse impact on either the REIT status of ZML REIT I and ZML REIT II for the tax years at issue, or EOP's subsequent ability to qualify as a REIT.

     QUALIFIED REIT SUBSIDIARIES. Section 856(i) of the Code provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. For EOP's taxable year ending December 31, 1997, a "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Pursuant to the 1997 Act, for EOP's taxable years beginning on or after January 1, 1998, a "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. Pursuant to this amendment, EOP will have the ability, if it so chooses, to acquire an existing corporation that will qualify as a "qualified REIT subsidiary," as opposed to having to form such a subsidiary. EOP currently has one "qualified REIT subsidiary." EOP may form or acquire additional "qualified REIT subsidiaries" in the future. Beacon does not have and will not have the at Effective Time of the Merger, any "qualified REIT subsidiaries." In applying the income and asset tests described below, a "qualified REIT subsidiary" will be ignored and all assets, liabilities and items of income, deduction and credit of such "qualified REIT subsidiary" will be treated as assets, liabilities and items of income, deduction and credit of EOP. A "qualified REIT subsidiary" of EOP will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in certain states.

     OWNERSHIP OF PARTNERSHIP INTERESTS BY A REIT. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, EOP's proportionate share of the assets and items of income of EOP Partnership (including EOP Partnership's share of such items of any subsidiaries of EOP Partnership that are partnerships or LLCs, including those partnership or LLC subsidiaries that EOP Partnership acquires as a result of the merger of Beacon Partnership into EOP Partnership) will be treated as assets and items of income of EOP for purposes of applying the requirements described herein. EOP has direct control of EOP Partnership, each of the ZML Opportunity Partnerships, and each partnership or LLC subsidiary of EOP Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of EOP as a REIT.

     INCOME TESTS APPLICABLE TO REITS. In order to qualify as a REIT, EOP must satisfy two gross income tests (three gross income tests for the taxable year ending December 31, 1997). First, at least 75% of EOP's gross income (excluding gross income from prohibited transactions) for such taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of EOP's gross income (excluding gross income from "prohibited transactions") for such taxable year must be derived from such real property investments, dividends, interest, certain payments under hedging instruments and gain from the sale or disposition of stock, securities and certain hedging instruments (or from any combination of the foregoing). Third, for the taxable year ending December 31, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of EOP's gross income (including gross income from "prohibited transactions"). The 1997 Act repealed the 30% gross income test for taxable years beginning on or after January 1, 1998.

     Rents received by EOP will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

     For the taxable year ending December 31, 1997, rents received by the REIT generally will fail to qualify as "rents from real property" for the purpose of satisfying the gross income tests if the REIT operates or manages the property or furnishes or renders services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. Due to certain changes in this requirement enacted as part of the 1997 Act for taxable years beginning on or after January 1, 1998, a REIT may provide de minimis services directly to the tenants of a property, provided, however, that if (i) the REIT operates or manages a property or furnishes or renders services to the tenants at the property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant"), and (ii) the amount received for so doing (the "Impermissible Tenant Service Income") exceeds one percent of the total amount received by the REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." If the Impermissible Tenant Service Income is one percent or less of the total amount received by the REIT with respect to the property, then only the Impermissible Tenant Service Income will not qualify as "rents from real property." A REIT's Impermissible Tenant Service Income will not be less than 150% of the REIT's direct cost in generating such income. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor. In this regard EOP has engaged a service corporation owned by affiliates of the Equity Group Owners, which has been structured to qualify as an independent contractor, to perform contract services that might not be permissible for a REIT to perform directly.

     In any event, for all taxable years, the REIT may directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. EOP, through EOP Partnership, will provide certain services to the EOP Properties. Based upon EOP's experience in the office rental markets in which the EOP Properties are located, EOP believes that all services provided to tenants by EOP are "usually or customarily rendered" in connection with the rental of office space for occupancy, although there can be no assurance that the IRS will not contend otherwise. Similarly, based on Beacon's experience in the office rental markets in which the properties that EOP will acquire from Beacon in the Merger are located, Beacon believes that all services currently provided to tenants by Beacon (or any entity not an independent contractor) are "usually or customarily rendered" in connection with the rental of office space for occupancy and, hence, will not adversely affect EOP's ability to qualify as a REIT if it continues to provide such services following the Merger.

     EOP does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above, or unless the EOP Board determines, in its discretion, that the rent received from a particular tenant under such an arrangement is not material and will not jeopardize EOP's status as a REIT), (ii) rent any property to a Related Party Tenant (unless the EOP Board determines, in its discretion, that the rent received from such Related Party Tenant is not material and will not jeopardize EOP's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom EOP derives no revenue (except to the extent that, commencing in 1998, the Impermissible Tenant Service Income would not exceed the 1% threshold described above or the EOP Board otherwise determines, in its discretion, that the nonqualifying income resulting therefrom is not material and will not jeopardize EOP's status as a REIT).

     EOP has requested a ruling from the IRS to the effect that if EOP Partnership enters into arrangements with independent contractors to operate parking facilities under which EOP Partnership will bear the expenses incurred in operating the parking facilities, such an arrangement will not affect EOP's ability to satisfy the 95% and 75% gross income tests. All but one of the stand-alone garages held by EOP Partnership are operated by third-party Service Companies under lease agreements whereby EOP Partnership and the Service Company share the gross receipts from the parking operation or EOP Partnership receives fixed rental payments from the Service Company and bears none of the operational expenses. The income received by EOP Partnership from the stand-alone garages under such agreements should qualify as "rents from real properties" for the purpose of the 95% and 75% gross income tests. EOP Partnership will retain the current arrangements with the Service Companies if it is unsuccessful in obtaining a favorable ruling from the IRS. One stand-alone garage agreement provides for the receipt of a percentage of net receipts by EOP Partnership and, therefore, results in an insignificant amount of non-qualifying gross income relative to the total gross income of the EOP. The income received under this agreement should not affect EOP's ability to satisfy the 95% and 75% gross income tests in future taxable years. Parking garages which are located within a building, or are adjacent to, or are part of the same complex as, a building generally are operated by Service Companies pursuant to parking management agreements under which the Service Companies receive a management fee which may be a fixed dollar amount, or a percentage of gross or net revenues. EOP believes that the income received pursuant to such agreements should qualify as "rents from real property" for the purposes of the 95% and 75% gross income tests. In this regard, Beacon has recently obtained a ruling from the IRS to this effect, and EOP has been advised informally by the IRS that its request for a ruling to this effect will be granted.

     "Interest" generally will not qualify under the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest will not fail to so qualify solely by reason of being based on a fixed percentage or percentages of receipts or sales. EOP does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests. In this regard, Beacon currently holds, through Beacon Management Company and Beacon Construction Company, options to acquire a loan with respect to the Rowes Wharf property. Such loans provide for payments of interest based upon cash flow. These loans, which could not be held directly by Beacon or EOP without jeopardizing their qualification as a REIT, will continue to be held in a taxable "C" corporation following the Merger.

     As discussed above in "EOP and "Beacon," EOP Management Corp. and Beacon Management Company conduct third-party management services with respect to properties not wholly owned by EOP Partnership or Beacon Partnership, as applicable, and the Beacon Design Company provides interior space design services with respect to properties that are not wholly-owned by Beacon. EOP Partnership will own 100% of the non-voting stock of each of the Third-Party Service Corporations but none of the voting stock of any of the Third-Party Service Corporations. Each of the Third-Party Service Corporations is taxable as a regular "C" corporation. EOP's share of any dividends received from the Third-Party Service Corporations should qualify for the purposes of the 95% gross income test, but not for purposes of the 75% gross income test. EOP does not anticipate that it will receive sufficient dividends from the Third-Party Service Corporations to cause it to exceed the limit on non-qualifying income under the 75% gross income test.

     If EOP fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) EOP's failure to meet such tests is due to reasonable cause and not due to willful neglect and (ii) EOP attaches a schedule of the sources of its income to its federal income tax return and any incorrect information on such schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances EOP would be entitled to the benefit of these relief provisions. For example, if EOP fails to satisfy the gross income tests because non-qualifying income that EOP intentionally incurs exceeds the limits on such income, the IRS could conclude that EOP's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving EOP, EOP will fail to qualify as a REIT. As discussed above in "-- Taxation of EOP as a REIT -- General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar relief provision is available if EOP fails the 30% income test for its taxable year ending December 31, 1997. If the 30% gross income test is not met for such taxable year, EOP will fail to qualify as a REIT.

     Any gain realized by EOP on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including EOP's share of any such gain realized by EOP Partnership) will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon EOP's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. EOP Partnership intends to hold the Properties (including those properties acquired in the Merger) for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with EOP Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

     ASSET TESTS APPLICABLE TO REITS. EOP, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of EOP's total assets must be represented by real estate assets including (i) its allocable share of real estate assets (including stock of a REIT) held by partnerships in which EOP owns an interest (including its allocable share of the assets held directly or indirectly through EOP Partnership) and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of EOP, cash, cash items and government securities. Second, not more than 25% of EOP's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by EOP may not exceed 5% of the value of EOP's total assets, and EOP may not own more than 10% of any one issuer's outstanding voting securities.


     EOP Partnership will not own any of the voting stock of any of the Third-Party Service Corporations but it will own 100% of the nonvoting stock of each of the Third-Party Service Corporations. EOP Partnership also may own nonvoting stock, representing substantially all of the equity, in other corporate entities that serve as partners or members in the various titleholding entities. EOP has represented, however, that EOP Partnership does not and will not own more than 10% of the voting securities of any entity that would be treated as a corporation for federal income tax purposes (other than stock of REITs, which are not taken into account for purposes of this limitation). In addition, EOP and its senior management believe, and EOP will represent, that EOP's pro rata share of the value of the securities of the Third-Party Service Corporations does not exceed 5% of the total value of EOP's assets. There can be no assurance, however, that the IRS might not contend either that the value of the securities of the Third-Party Service Corporations held by EOP (through the ZML Opportunity Partnerships and EOP Partnership) exceeds the 5% value limitation or that nonvoting stock of the Third-Party Service Corporations or another corporate entity owned by EOP Partnership should be considered "voting stock" for this purpose.

     After initially meeting the asset tests at the close of any quarter, EOP will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of EOP increasing its interest in EOP Partnership as a result of the Merger, the exercise of a Unit Redemption Right or an additional capital contribution of proceeds of an offering of EOP Common Shares by EOP), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. EOP intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If EOP fails to cure noncompliance with the asset tests within such time period, EOP would cease to qualify as a REIT.

     ANNUAL DISTRIBUTION REQUIREMENTS APPLICABLE TO REITS. EOP, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of EOP's "REIT taxable income" (computed without regard to the dividends paid deduction and EOP's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if EOP disposes of any Built-In Gain Asset during its Recognition Period, EOP will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before EOP timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration.

     To the extent that EOP does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Pursuant to the 1997 Act, for EOP's taxable years commencing on or after January 1, 1998, EOP may elect to require the EOP Shareholders to include EOP's undistributed net capital gains in their income by designating, in a written notice to EOP Shareholders, those amounts as undistributed capital gains in respect of its shareholders' shares. If EOP makes such an election, the EOP Shareholders will (i) include in their income as capital gains their proportionate share of such undistributed capital gains and
(ii) be deemed to have paid their proportionate share of the tax paid by EOP on such undistributed capital gains and thereby receive a credit or refund for such amount. An EOP Shareholder will increase the basis in its EOP Common Shares by the difference between the amount of capital gain included in its income and the amount of the tax that EOP is deemed to have paid on the EOP Shareholder's behalf. The earnings and profits of EOP will be adjusted appropriately. For a more detailed description of the tax consequences to an EOP Shareholder of such a designation, see "-- Taxation of Taxable U.S. Shareholders of EOP Generally."

     In addition, if EOP should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, EOP would be subject to a 4% excise tax on the excess of such required distribution over the sum of amounts actually distributed during the calendar year by the REIT and the amount, if any, on which the REIT paid income tax for such year.

     EOP intends to make timely distributions sufficient to satisfy its annual distribution requirements. In this regard, the EOP Partnership Agreement authorizes EOP, as managing general partner, to take such steps as may be necessary to cause EOP Partnership to distribute to its partners an amount sufficient to permit EOP to meet these distribution requirements. It is expected that EOP's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, EOP anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that EOP, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of EOP. If such timing differences occur, in order to meet the distribution requirements, EOP may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, EOP may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to EOP Shareholders in a later year, which may be included in EOP's deduction for dividends paid for the earlier year. Thus, EOP may be able to avoid being taxed on amounts distributed as deficiency dividends; however, EOP will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, EOP must comply with certain recordkeeping requirements in order to qualify for taxation as a REIT.

     FAILURE OF EOP TO QUALIFY AS A REIT. If EOP fails to qualify for taxation as a REIT in any taxable year, and if the relief provisions do not apply, EOP will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to EOP Shareholders in any year in which EOP fails to qualify will not be deductible by EOP nor will they be required to be made. As a result, EOP's failure to qualify as a REIT would significantly reduce the cash available for distribution by EOP to its EOP Shareholders. In addition, if EOP fails to qualify as a REIT, all distributions to EOP Shareholders will be taxable as ordinary income, to the extent of EOP's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, EOP also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances EOP would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS OF EOP GENERALLY

     As used herein, the term "U.S. Shareholder" means a holder of EOP Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     DISTRIBUTIONS BY EOP. As long as EOP qualifies as a REIT, distributions made by EOP out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. To the extent that EOP makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in its EOP Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in its EOP Common Shares taxable as capital gains (provided that the EOP Common Shares have been held as a capital asset). Dividends declared by EOP in October, November, or December of any year and payable to an EOP Shareholder of record on a specified date in any such month shall be treated as both paid by EOP and received by the EOP Shareholder on December 31 of such year, provided that the dividend is actually paid by EOP on or before January 31 of the following calendar year.

     Distributions made by EOP with respect to taxable years beginning on or after January 1, 1998, that are properly designated by EOP as capital gain dividends will be taxable to taxable U.S. Shareholders, who are individuals, estates or trusts, as gain from the sale or exchange of a capital asset held for more than one year (to the extent that they do not exceed EOP's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his EOP Common Shares.


     On November 10, 1997, the IRS issued IRS Notice 97-64, which provides generally that EOP may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as long-term capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as long-term capital gain in the 25% group), or (iii) a 28% rate gain distribution (which would be taxed as long-term capital gain in the 28% group). (If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate gain distribution. For a discussion of the 20%, 25% and 28% tax rates applicable to individuals, see "-- 1997 Act Changes to Capital Gain Taxation" below.) IRS Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The Notice further provides that designations made by the REIT only will be effective to the extent that they comply with Revenue Ruling 89-91, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.


     Distributions that are properly designated by EOP as capital gain dividends will be taxable to taxable corporate U.S. Shareholders as long-term capital gain (to the extent that capital gains dividends do not exceed EOP's actual net capital gain for the taxable year) without regard to the period for which such corporate U.S. Shareholder has held his EOP Common Shares. Such corporate U.S. Shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of EOP. Instead, such losses would be carried over by EOP for potential offset against future income (subject to certain limitations). Distributions made by EOP and gain arising from the sale or exchange by a U.S. Shareholder of EOP Common Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain. In addition, taxable distributions from EOP generally will be treated as investment income for purposes of the investment interest limitations. Capital gain dividends and capital gains from the disposition of EOP Common Shares (including distributions treated as such), however, will be treated as investment income only if the U.S. Shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. EOP will notify EOP Shareholders after the close of EOP's taxable year as to the portions distributions attributable to that year that constitute ordinary income, return of capital and capital gain.


     Pursuant to the 1997 Act, for taxable years beginning on or after January 1, 1998, a EOP may designate (by written notice to EOP Shareholders) its retained net capital gain (i.e., net capital gain that is not actually distributed as capital gain dividends, as described above) as undistributed capital gains in respect of EOP Shareholders' shares. Pursuant to such a designation by EOP with respect to retained net capital gains, a U.S. Shareholder would include its proportionate share of such gain in income as capital gain, and would be treated as having paid its proportionate share of the tax paid by the REIT with respect to the gain. The U.S. Shareholder's basis in its shares would be increased by its share of such gain and decreased by its share of such tax. With respect to such capital gain of a U.S. Shareholder that is an individual or an estate or trust, the IRS, as described below in this section, has authority to issue regulations that could apply the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.


     SALES OF EOP COMMON SHARES. Upon any sale or other disposition of EOP Common Shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such EOP Common Shares for tax purposes. In the case of a U.S. Shareholder who is an individual or an estate or trust, such gain or loss will be mid-term capital gain or loss if such shares have been held for more than one year but not more than 18 months, and long-term capital gain or loss if such shares have been held for more than 18 months. In the case of a U.S. Shareholder that is a corporation, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year. In general, any loss recognized by an U.S. Shareholder upon the sale or other disposition of EOP Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as either a long-term or a mid-term capital loss, to the extent of distributions received by such U.S. Shareholder from EOP which were required to be treated as long-term or mid-term capital gains.


     1997 ACT CHANGES TO CAPITAL GAIN TAXATION. The 1997 Act alters the taxation of capital gain income. Under the 1997 Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but not more than 18 months may be taxed at a maximum mid-term capital gain rate of 28% on the sale or exchange of those investments. The 1997 Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain," and other changes to prior law. The 1997 Act allows the IRS to prescribe regulations on how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities," which include REITs, such as EOP, and to sales of interests in "pass-through entities." For a discussion of new rules under the 1997 Act that apply to the taxation of distributions by EOP to its shareholders that are designated by EOP as "capital gain dividends," see "-- Distributions by EOP" above. Unitholders are urged to consult with their own tax advisors with respect to the new rules contained in the 1997 Act.


BACKUP WITHHOLDING FOR EOP DISTRIBUTIONS

     EOP will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide EOP with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, EOP may be required to withhold a portion of capital gain distributions to any EOP Shareholders who fail to certify their non-foreign status to EOP. See "-- Taxation of Non-U.S. Shareholders of EOP."

TAXATION OF TAX-EXEMPT SHAREHOLDERS OF EOP

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its EOP Common Shares as "debt financed property" within the meaning of the Code and such EOP Common Shares are not otherwise used in a trade or business, the dividend income from EOP will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of EOP Common Shares will not constitute UBTI unless such tax-exempt shareholder has held such EOP Common Shares as "debt financed property" within the meaning of the Code or has used the EOP Common Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501 (c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in EOP will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in EOP. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, the Code provides that a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under
Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. Based on both the current ownership of EOP Common Shares and the anticipated ownership of EOP Common Shares immediately following the Merger, and as a result of certain limitations on transfer and ownership of EOP Common Shares contained in the Declaration of Trust, EOP does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. SHAREHOLDERS OF EOP

     The rules governing United States federal income taxation of the ownership and disposition of EOP Common Shares by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that EOP qualifies for taxation as a REIT. Prospective Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in EOP Common Shares, including any reporting requirements.

     DISTRIBUTIONS BY EOP. Distributions by EOP to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by EOP of United States real property interests nor designated by EOP as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of EOP. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. EOP expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with EOP or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with EOP claiming that the distribution is effectively connected income.

     Distributions in excess of current or accumulated earnings and profits of EOP will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's EOP Common Shares, but rather will reduce the adjusted basis of such EOP Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's EOP Common Shares, they will give rise to gain from the sale or exchange of its EOP Common Shares, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that EOP will be required to withhold 10% of any distribution in excess of EOP's current and accumulated earnings and profits. Consequently, although EOP intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that EOP does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of EOP, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any, with respect to the distribution.

     Distributions to a Non-U.S. Shareholder that are designated by EOP at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) the investment in the EOP Common Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by EOP of United States real property interests (whether or not designated as a capital gain dividend) will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to domestic shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, as discussed above. EOP is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

     Although the law is not entirely clear on the matter, it appears that amounts designated by EOP pursuant to the 1997 Act as undistributed capital gains in respect of EOP Shareholders' shares (see "-- Annual Distribution Requirements Applicable to REITs" above) would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding two paragraphs for actual distributions by EOP of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by EOP on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by EOP were to exceed their actual United States federal income tax liability).

     SALE OF COMMON SHARES. Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of EOP Common Shares generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The EOP Common Shares will not constitute a "United States real property interest" so long as EOP is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Shareholders. Notwithstanding the foregoing, gain from the sale or exchange of EOP Common Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

     EOP believes that after the Merger, it will continue to be a "domestically controlled REIT," and therefore that the sale of Common Shares will not be subject to taxation under FIRPTA. However, because the EOP Common Shares are publicly traded, no assurance can be given that EOP will continue to be a "domestically-controlled REIT." If EOP fails to qualify as a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of EOP Common Shares still would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest," provided that (i) the EOP Common Shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and (ii) the selling Non-U.S. Shareholder held 5% or less of the value of the outstanding EOP Common Shares at all times during a specified testing period. If gain on the sale or exchange of EOP Common Shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the EOP Common Shares would be required to withhold and remit to the IRS 10% of the purchase price.

     BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by EOP of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of EOP Common Shares by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of EOP Common Shares by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of EOP Common Shares is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder, or otherwise establishes an exemption. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.


     The United States Treasury has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1998, will remain valid until the earlier of December 31, 1999, or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Shareholder should consult its own advisor regarding the effect of the new Treasury Regulations.


TAX ASPECTS OF EOP'S OWNERSHIP OF INTERESTS IN THE ZML OPPORTUNITY PARTNERSHIPS AND EOP PARTNERSHIP

     GENERAL. Substantially all of EOP's investments are held indirectly through the ZML Opportunity Partnerships and EOP Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. EOP will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, EOP will include its proportionate share of assets held through the ZML Opportunity Partnerships and EOP Partnership. See "-- Requirements for Qualification as a REIT -- Ownership of Partnership Interests by a REIT."

     ENTITY CLASSIFICATION. If any of the ZML Opportunity Partnerships or EOP Partnership were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of EOP's assets and items of gross income would change and would preclude EOP from qualifying as a REIT (see
"-- Requirements for Qualification as a REIT -- Asset Tests Applicable to REITs" and "-- Income Tests Applicable to REITs"). The same result could occur if any subsidiary partnership or LLC failed to qualify for treatment as a partnership.

     Prior to January 1, 1997, an organization formed as a partnership or a limited liability company was treated as a partnership for federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as a limited liability company will be taxed as a partnership for federal income tax purposes, unless it specifically elects otherwise. The Treasury Regulations provide that the IRS will not challenge the classification of an existing partnership or limited liability company for tax periods prior to January 1, 1997, so long as (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

     Hogan & Hartson, special tax counsel to EOP, is of the opinion, based upon certain factual assumptions and representations described in the opinion, that each of the ZML Opportunity Partnerships and EOP Partnership will be treated as a partnership for federal income tax purposes (and not as an association taxable as a corporation).

OTHER TAX CONSEQUENCES FOR EOP, ITS SHAREHOLDERS AND THE THIRD-PARTY SERVICE CORPORATIONS

     EOP and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of EOP and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in EOP.

     A portion of the cash to be used by EOP to fund distributions is expected to come from the Third-Party Service Corporations through payments of dividends on the shares of the Third-Party Service Corporations held by EOP Partnership. The Third-Party Service Corporations pay federal and state income tax at the full applicable corporate rates. To the extent that the Third-Party Service Corporations are required to pay federal, state or local taxes, the cash otherwise available for distribution by EOP to EOP Shareholders will be reduced accordingly.

                              ERISA CONSIDERATIONS

STATUS OF EOP AND EOP PARTNERSHIP UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan, or is an IRA or a qualified pension, profit sharing or stock bonus plan, or other type of plan that is not subject to ERISA but is defined as a "Plan" under section 4975(e)(I) of the Code and is subject to the rules of section 4975 of the Code ("Other Plans").

     If the underlying assets of EOP are deemed to be assets of an investing ERISA Plan ("Plan Assets"), (i) the prudence standards and other provisions of
Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code would be applicable to any transactions involving EOP's assets and
(ii) persons who exercise any authority or control over EOP's assets, or who provide investment advice for a fee or other compensation to EOP, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans, and of Other Plans that acquire EOP Common Shares. The United States Department of Labor (the "DOL"), which has certain administrative responsibility over ERISA Plans and Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" (as defined in the DOL Regulation) or that equity participation in the entity by "benefit plan investors" is not significant.

     The DOL Regulation defines a "publicly offered security" as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the Commission (the "Registration Period"), after the end of the fiscal year of the issuer during which the offering occurred).

     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are "freely transferable." The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are "freely transferable" include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of EOP for federal or state tax purposes, or that would otherwise violate any state or federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to EOP,
(iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability, (iv) any administrative procedure that established an effective date, or an event (such as completion of an IPO) prior to which a transfer or assignment will not be effective, (v) any prohibition against transfer or assignment to an ineligible or unsuitable investor, and
(vi) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting for or on behalf of the issuer. EOP believes that the restrictions imposed under the Declaration of Trust on the transfer of EOP Common Shares are of the type of restrictions on transfer generally permitted under the DOL Regulation or are not otherwise material and should not result in the failure of the EOP Common Shares to be "freely transferable" within the meaning of the DOL Regulation. See "SHARES OF BENEFICIAL INTEREST -- Restrictions on Transfer." EOP also believes that certain restrictions on transfer that derive from the securities laws and from certain provisions should not result in the failure of the EOP Common Shares to be "freely transferable." Furthermore, EOP is not aware of any other facts or circumstances limiting the transferability of the EOP Common Shares that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and EOP does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

     Assuming (i) that the EOP Common Shares are "widely held" within the meaning of the DOL Regulation and (ii) that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the EOP Common Shares, EOP believes that, under the DOL Regulation, EOP Common Shares should be considered "publicly offered securities" and, therefore, that the underlying assets of EOP should not be deemed to be plan assets of any ERISA Plan or Other Plan that invests in the EOP Common Shares.

     The DOL Regulation will also apply in determining whether the underlying assets of EOP Partnership will be deemed to be plan assets. The EOP Partnership Units will not be publicly offered securities. If the underlying assets of EOP are not deemed to be assets of any ERISA Plan or Other Plan investor in EOP, EOP believes that the indirect investment in EOP Partnership by ERISA Plans or Other Plans through their ownership of the EOP Common Shares will not cause the assets of EOP Partnership to be treated as plan assets. Furthermore, the EOP Partnership Agreement provides that if and so long as the partnership interests of "benefit plan investors" are "significant," EOP shall conduct the affairs of the EOP Partnership as a "real estate operating company" ("REOC"), as that term is defined in the DOL Regulations. Based upon counsel's advice, EOP believes that EOP Partnership has operating as a REOC as of the Consolidation.

                                    EXPERTS


     The combined financial statements of EOP Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, the statements of revenue and certain expenses for 177 Broad Street, Preston Commons, Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission Street, 30 N. LaSalle, Columbus America Properties, Prudential Properties, 550 South Hope Street, Acorn Properties, 10 & 30 South Wacker Drive, One Lafayette Centre and PPM Properties, all appearing in this Proxy Statement/Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, and the information under "EOP PARTNERSHIP SUMMARY SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA" and "EOP PARTNERSHIP SELECTED CONSOLIDATED AND COMBINED FINANCIAL INFORMATION" at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 appearing in this Proxy Statement/Prospectus and Registration Statement have been derived from combined financial statements audited by Ernst & Young LLP, as set forth in their report appearing herein. Such combined financial statements and selected financial data are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The consolidated balance sheets of Beacon Partnership as of December 31, 1996 and 1995 and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, the combined statement of operations, owners' equity (deficit) and cash flows for the period January 1, 1994 to May 25, 1994 of The Beacon Group, predecessor to Beacon, and the related financial statement schedules of Beacon as of December 31, 1996, appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement, have been so included in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The statement of excess of revenues over specific operating expenses for 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996, appearing elsewhere in this Proxy Statement/ Prospectus and Registration Statement, has been so included in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the EOP Partnership Units will be passed upon for EOP by Hogan & Hartson L.L.P., Washington, D.C. Certain matters of Maryland law will be passed upon for EOP by Ballard Spahr Andrews &

Ingersoll, Baltimore, Maryland. Certain tax matters will be passed upon for EOP by Hogan & Hartson L.L.P., Washington, D.C., special tax counsel for EOP.

     Certain legal and tax matters will be passed upon for Beacon by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate, securities and tax counsel to Beacon. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of Beacon and owns in excess of 1,000 Beacon Common Shares. Certain matters of Maryland law will be passed upon for Beacon by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                                 OTHER MATTERS

     Beacon does not intend to bring any matter before the Beacon Partnership Special Meeting other than as specifically set forth in the Notice of Special Meeting of Unitholders, nor does it know of any matter to be brought before the Beacon Partnership Special Meeting by others. If any other matters properly come before the Beacon Partnership Special Meeting, however, it is the intention of the persons named in the Beacon Partnership proxy to vote such proxy in accordance with their best judgment.

                                    GLOSSARY

     For purposes of this Proxy Statement/Prospectus, the following capitalized terms shall have the meanings set forth below:

     "ACBMs" means asbestos-containing building materials.

     "Acquisition Proposal" means any inquiry, proposal, discussion or negotiation or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of securities representing 10% or more of the outstanding equity securities of Beacon, consolidation, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets or equity securities (including, without limitation, partnership interests and units) of Beacon or Beacon Partnership, other than the transactions contemplated by the Agreement.

     "Action" means any preliminary, temporary or other nonfinal judgment, injunction, order, decree or action by any court.

     "Affiliates" means all persons who, at the time of the Shareholder Meetings, may be deemed to be "Affiliates" of EOP or Beacon, as that term is used in paragraphs (c) and (d) of Rule 145 of the Securities Act.

     "AFFO Multiple" means either the multiple of the Share Price to "adjusted" forecasted 1997 Funds from Operations or to "adjusted" forecasted 1998 Funds from Operations.

     "Agreement" means the agreement pursuant to which Beacon has agreed to merge with and into EOP and Beacon Partnership has agreed to merge with and into EOP Partnership.

     "Available Cash" means net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments.

     "Beacon" means Beacon Properties Corporation, together with its subsidiaries.

     "Beacon Annual Report" means Beacon's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

     "Beacon Articles" means the Articles of Incorporation of Beacon.

     "Beacon Board" means the Board of Directors of Beacon.

     "Beacon Break-Up Expenses" means the expenses of EOP payable by Beacon and Beacon Partnership upon the termination of the Agreement under certain circumstances.

     "Beacon Bylaws" means the Bylaws adopted by the Board of Directors of Beacon.

     "Beacon Common Shares" means the shares of common stock, $0.01 par value per share, of Beacon.

     "Beacon Construction Company" means Beacon Construction Company, Inc., a Massachusetts corporation.

     "Beacon Design Company" means Beacon Design Corporation, a Massachusetts corporation.

     "Beacon Excess Shares" means the excess shares, $0.01 par value per share, of Beacon.

     "Beacon Initial Offering" means Beacon's initial public offering.

     "Beacon Junior Shares" means shares of Beacon ranking junior to the Beacon Preferred Shares as to distributions and upon liquidation (including Beacon Common Shares).

     "Beacon Management Company" means Beacon Property Management Corporation, a Delaware corporation.

     "Beacon Market Price" means the price equal to the aggregate market price of any particular Beacon security determined pursuant to the Beacon Articles.

     "Beacon Ownership Limit" means the Look Through Ownership Limit and the 6% Ownership Limit.

     "Beacon Parity Shares" means all series of preferred shares of beneficial interest (other than Beacon Preferred Shares) ranking on a parity with the Beacon Preferred Shares as to dividends or on liquidation.

     "Beacon Partnership" means Beacon Properties, L.P.

     "Beacon Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Beacon Partnership.

     "Beacon Partnership Unit" means a common partnership unit of Beacon Partnership.

     "Beacon Preferred Shareholders" means the holders of Beacon Preferred
Shares.

     "Beacon Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon.

     "Beacon Preferred Units" means the 8.98% Series A Preferred Units of Beacon Partnership.

     "Beacon Properties" means one or more of the office properties and other commercial properties in which Beacon Partnership has an interest.

     "Beacon Record Date" means November 14, 1997.

     "Beacon Securityholders" means Beacon Shareholders, Beacon Preferred Shareholders, or Beacon Unitholders.

     "Beacon Senior Convertible Securities" means any obligations or securities convertible into or evidencing the right to purchase any Beacon Senior Shares.

     "Beacon Senior Shares" means any class or series of shares ranking prior to the Beacon Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Beacon.

     "Beacon Service Companies" means the Beacon Construction Company, the Beacon Design Company, and the Beacon Management Company.

     "Beacon Shareholders" means the holders of Beacon Common Shares.

     "Beacon Shares" means any class or series of stock of Beacon.

     "Beacon Special Meeting" means the Special Meeting of Shareholders of Beacon (including any adjournments or postponements thereof).

     "Beacon Stock Options" means Beacon's Amended and Restated 1994 Stock Option and Incentive Plan and Beacon's 1996 Stock Option Plan.

     "Beacon Unitholders" means the holders of Beacon Partnership Units.

     "Beacon Voting Agreement" means the voting agreement entered into by certain members of the Beacon Board, their families, and trusts and partnerships established for the benefit of the members of the families of these members of the Beacon Board.

     "Book-Tax Difference" has the meaning ascribed to it in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS -- Tax Aspects of EOP's Ownership of Interests in the ZML Opportunity Partnerships and EOP Partnerships -- Tax Allocations with Respect to the Properties."

     "Break-Up Fee" means the fee of up to $75 million payable by Beacon and Beacon Partnership to EOP Partnership in the event the Agreement is terminated under certain circumstances.

     "Built-In Gain" means the excess of (a) the fair market value of a Built-In Gain Asset over (b) the adjusted basis in such asset, determined as of the beginning of the Recognition Period.

     "Business Combination" means any transaction, approval of which requires by law the affirmative vote of shareholders and pursuant to which EOP's business and assets will be combined with those of one or more entities (whether by merger, sale or other transfer of assets, consolidation or share exchanged).

     "Cash Available for Distribution" means Funds from Operations adjusted for certain non-cash items, less reserves.

     "CBD" means central business district.

     "Charitable Beneficiary" means the qualified charitable organization selected by EOP to be the beneficiary of a Charitable Trust.

     "Charitable Trust" means the trust that will hold the excess shares described under "COMPARATIVE RIGHTS OF SHAREHOLDERS -- REIT Qualification Provisions -- EOP."

     "Charitable Trustee" means the trustee of the Charitable Trust.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Commitment" means any commitment to acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation.

     "Company Merger" means the proposed merger of Beacon with and into EOP.

     "Comparable Company" means a selected publicly traded company engaged in business which J.P. Morgan judged to be analogous to that of Beacon's.

     "Comparable Transaction" means the comparable transactions listed under "THE MERGER -- Opinions of Financial Advisors -- Beacon -- Comparable Transaction Analysis."

     "Consolidation" means all of the transactions described under "BUSINESS OF EOP -- Formation Transactions."

     "Contribution Agreement" means the agreement pursuant to which the ZML Funds and EOP agreed to consolidate.

     "Control Share Acquisition" means the direct or indirect acquisition of control shares, subject to certain exceptions.

     "Control Shares" means voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power, (ii) one-third or more but less than a majority of all voting power or (iii) a majority or more of all voting power.

     "Core Portfolio" means the Properties that were held by the EOP Predecessors during the entire period for both years being compared.

     "Credit Facilities" means EOP's $1.5 billion unsecured term loan facility and EOP's $600 million unsecured revolving line of credit.

     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of EOP or Beacon, as applicable, as a percentage of the market value of such entity's outstanding common shares and partnership units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of such entity's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which such entity is a limited partner.

     "Declaration of Trust" means EOP's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "Department" means the State Department of Assessments and Taxation of Maryland.

     "Distribution Payout Ratio" means the ratio of distributions per share of common stock over Funds from Operations per share of common stock.

     "Distribution Period" means the period, quarterly or shorter, for which the EOP Partnership Agreement requires the distribution of Available Cash.

     "DOL" means the United States Department of Labor.

     "DOL Regulation" means the regulation issued by the DOL defining Plan Assets for certain purposes.

     "EBITDA" means earnings before interest, taxes, depreciation and amortization.

     "Effective Time" means the time when the Mergers shall become effective.

     "EGI" means Equity Group Investments, Inc., an Illinois corporation.

     "Eligible Transferee" means the persons or entities to whom a number of shares of Beacon Shares in excess of the Beacon Ownership Limit can ultimately be transferred without violating the Beacon Ownership Limit.

     "Employee Plan" means EOP's 1997 Share Option and Share Award Plan.

     "Environmental Laws" means federal, state and local laws and regulations relating to protection of the environment.

     "EOH" means Equity Office Holdings, L.L.C., a Delaware limited liability company, and/or its successors and assigns.

     "EOP" means either Equity Office Properties Trust, a Maryland real estate investment trust, alone as an entity, or, as the context may require, the combined enterprise consisting of Equity Office Properties Trust, EOP Partnership and their subsidiaries. All references to the historical activities of EOP refer to the activities of the EOP Predecessors.

     "EOP Board" means the Board of Trustees of EOP.

     "EOP Break-Up Expenses" means the expenses of Beacon payable by EOP and EOP Partnership to Beacon Partnership upon the termination of the Agreement under certain circumstances.

     "EOP Bylaws" means the Bylaws adopted by the Board of Trustees of EOP.

     "EOP Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of EOP.

     "EOP Joint Venture Properties" means 18 of the EOP Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties.

     "EOP Junior Shares" means shares of EOP (including EOP Common Shares) ranking junior to the EOP Preferred Shares as to distributions and upon liquidation.

     "EOP LLC" means Equity Office Properties, L.L.C., a Delaware limited liability company.

     "EOP Management Corp." means Equity Office Properties Management Corp., a Delaware corporation.

     "EOP Market Price" means the market price of any particular EOP security, as determined pursuant to the Declaration of Trust.

     "EOP Office Properties" means the office properties in which EOP owns or has an interest.

     "EOP Ownership Limit" means 9.9% (in value or number of shares, whichever is more restrictive) of the EOP Shares of any class or series.

     "EOP Parity Shares" means all series of preferred shares of beneficial interest (other than EOP Preferred Shares) ranking on a parity with the EOP Preferred Shares as to distributions or on liquidation.

     "EOP Parking Facilities" means the stand-alone parking facilities owned by EOP Partnership.

     "EOP Partnership" means EOP Operating Limited Partnership, a Delaware limited partnership, alone, or as the context may require, together with its subsidiaries.

     "EOP Partnership Agreement" means the limited partnership agreement of EOP Partnership.

     "EOP Partnership Unit" means a unit of partnership interest in EOP Partnership.

     "EOP Predecessors" or "Equity Office Predecessors" means, on a combined basis, the EOP Office Properties and Parking Facilities of the ZML Funds and the Management Business of the Equity Group that were combined into EOP pursuant to the Consolidation.

     "EOP Predecessor Securityholders" means certain entities affiliated with Mr. Zell which are predecessors to EOP and several trusts established for the benefit of members of the family of Mr. Zell.

     "EOP Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, of EOP.

     "EOP Preferred Units" means the 8.98% Series A Preferred Units of EOP Partnership.

     "EOP Properties" means collectively, one or more of the EOP Office Properties and one or more of the EOP Parking Facilities more particularly described in the section entitled "THE EOP PROPERTIES."

     "EOP Record Date" means November 14, 1997.

     "EOP Securityholders" means EOP Shareholders, EOP Preferred Shareholders and EOP Unitholders.

     "EOP Senior Convertible Securities" means any obligations or securities convertible into or evidencing the right to purchase any EOP Senior Shares.

     "EOP Senior Shares" means any class or series of shares ranking prior to the EOP Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of EOP.

     "EOP Shareholders" means the holders of EOP Common Shares.

     "EOP Shares" means the issued and outstanding shares of beneficial interest of EOP.

     "EOP Special Meeting" means the Special Meeting of Shareholders of EOP (including any adjournments or postponements thereof).

     "EOP Unitholders" means the holders of record of EOP Partnership Units.

     "EOP Unsecured Notes" means the $30 million of 7.24% Senior Notes due 2004, the $50 million of 7.36% Senior Notes due 2005, the $50 million of 7.44% Senior Notes due 2006 and the $50 million of 7.41% Senior Notes due 2007 of EOP issued in September 1997.

     "EOP Voting Agreement" means a voting agreement entered into by each of the several trusts established for the benefit of members of the family of Samuel Zell, and certain of the EOP Predecessors.

     "Equity Group" means one or both of EGI and EOH, and/or its or their successors and assigns.

     "Equity Group Owners" means certain trusts established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, and the partnerships comprised of such trusts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means an employee benefit plan subject to Title I of ERISA.

     "Excepted Holder Limit" means the EOP Ownership Limit or such higher percentage applicable to such holder approved by the EOP Board (in value or number of shares, whichever is more restrictive).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Boston EquiServe, L.P., an affiliate of BankBoston, N.A.

     "Exchange Ratio" means the number of EOP Common Shares to be exchanged for each Beacon Common Share pursuant to the Merger.

     "Excise Tax" means any excise tax imposed by Section 4999 of the Code, together with any interest or penalties.

     "Expected Offering" means the anticipated issuance by EOP of preferred shares and/or senior unsecured notes in early 1998.

     "FCBA" means First Capital Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great American Management and Investment, Inc.

     "FFO" means Funds from Operations.

     "FFO Multiple" means either the multiple of the Share Price to forecasted 1997 Funds from Operations or to forecasted 1998 Funds from Operations.

     "FFO to Growth Multiple" means the multiple of 1998 forecasted Funds from Operations to Share Price to the forecasted Funds from Operations five year growth rate.

     "Final Beacon Distribution" means the dividend declared by Beacon to the extent necessary to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Beacon ending at the Effective Time (and avoid the payment of tax with respect to undistributed income).

     "FIRPTA" means the Foreign Investment in Real Property Tax Act.

     "First Call" means an on line data service available to subscribers which compiles earnings estimates by research analysts.

     "5/50 Rule" means the requirement in the Code's REIT definition that not more than 50% in value of the outstanding shares of a REIT of which is owned directly or indirectly by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year.

     "Formation Transactions" means the transactions engaged in prior to or simultaneously with the completion of EOP's IPO which were designed to consolidate the ownership of the EOP Properties, to facilitate the IPO and to enable EOP to qualify as a REIT.

     "401(k) Plan" means the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan.

     "$475 Million Line" means the acquisition/term loan facility ZML Fund IV entered into in September, 1996.

     "Funds from Operations" means net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of EOP to incur and service debt, to make capital expenditures and to fund other cash needs. EOP computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of EOP's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of EOP's liquidity, nor is it indicative of funds available to fund EOP's cash needs, including its ability to make distributions.

     "GAAP" means generally accepted accounting principles in the United States.

     "Goodwin, Procter & Hoar" means Goodwin, Procter & Hoar LLP.

     "Gross-Up Payment" means the additional payment an officer will be entitled to in the event the Severance Payments and the Performance Payments would be subject to an Excise Tax such that the net amount retained by the officer after payment of the Excise Tax and the income taxes due as a result of receipt of the Gross-Up Payment will equal the Severance Payments and the Performance Payment.

     "Hogan & Hartson" means Hogan & Hartson L.L.P.

     "Impermissible Tenant Service Income" means the amount received by a REIT for operating or managing a property or furnishing or rendering services to the tenants of a property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant").

     "Implied Purchase Price" means $47.02 per Beacon Common Share.

     "Indemnified Parties" means each person who is now or has been at any time prior to the date of the Agreement or who becomes prior to the Effective Time an officer or director of Beacon or any Beacon Subsidiary.

     "Indemnitee" means any member of the classes of individuals described under "COMPARATIVE RIGHTS OF SHAREHOLDERS -- Indemnification -- Beacon."

     "Indenture" means the written agreement which governs the issuance of the EOP Unsecured Notes and contains financial and operating covenants related thereto.

     "institutional quality" means the type of properties that pension funds, insurance companies and other such investors have historically found to be attractive investments over the long run. These properties tend to have superior locations and a higher level of physical improvement than all real estate assets taken as a whole.

     "institutional sellers" means pension funds, insurance companies, other REITs, commercial banks, saving associations and funds comprised of such investors.

     "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland real estate investment trust's shares of beneficial interest or any person who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the outstanding voting shares of beneficial interest of the trust.

     "Investor Limited Partner" means the ZML Investor who is a limited partner of Opportunity Partnership II.

     "IPO" means initial public offering.

     "IRS" means the United States Internal Revenue Service.

     "J.P. Morgan" means J.P. Morgan Securities, Inc.

     "leased" means all space for which leases have been executed, whether or not the lease term has commenced.

     "LIBOR" means the London Interbank Offering Rate.

     "LLC" means limited liability company.

     "Look Through Ownership Limit" means 9.9% of the aggregate value of all outstanding Beacon Shares.

     "Managed Properties" means the properties of the Equity Group, together with the EOP Joint Venture Properties, to be managed by EOP Management Corp.

     "Managed Property Business" means that portion of the Management Business that relates to property management of the Managed Properties and the EOP Joint Venture Properties, which business is owned and conducted by EOP Management Corp.

     "Management Business" means the office property management business, the office property asset management business and the parking asset management business contributed to EOP Partnership in the EOP Formation Transactions EGI and EOH.

     "Market Interest Rate" means the current market credit spread for each loan when added to the annualized monthly Treasury rate.

     "market rent" represents the average asking gross rental rate per rentable square foot for buildings management believes to be of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, as of March 31, 1997.

     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     "Merger Consideration" means that number of EOP Common Shares and EOP Preferred Shares to be issued pursuant to the Mergers.

     "Mergers" means both the Company Merger and the Partnership Merger.

     "Merrill Lynch" means Merrill Lynch & Co. or its affiliates.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "Morgan Stanley" means Morgan Stanley & Co. Incorporated

     "Morgan Stanley Opinion" means the written opinion of Morgan Stanley dated September 15, 1997.

     "Named Executive Officers" means EOP's Chief Executive Officer and EOP's four other most highly paid executive officers.

     "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "1997 Act" means the Taxpayer Reform Act of 1997.

     "NOI" means net operating income.

     "Non-ERISA Plan" means a qualified pension, profit sharing or stock bonus plan not subject to ERISA.

     "Non-U.S. Shareholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

     "NYSE" means the New York Stock Exchange, Inc.

     "occupied" means all space which is leased and for which the lease term has commenced.

     "Offering" means EOP's IPO.

     "$1.5 billion Credit Facility" means EOP's $1.5 billion unsecured term loan facility.

     "Other Plans" means an IRA and a Non-ERISA Plan.

     "Ownership Limit" means 9.9% of the lesser of the number or value of the issued and outstanding EOP Common Shares or Beacon Common Shares, as the case may be, and 9.9% of the lesser of the number or value of the outstanding shares of any other class or series of beneficial interest of EOP or Beacon, as the case may be.

     "Partial Liquidation Date" means each of the 15-month, 18-month, 21-month and 24-month anniversaries of the Closing.

     "Partnership Act" means the Delaware Revised Uniform Limited Partnership
Act.

     "Partnership Merger" means the merger of Beacon Partnership with and into EOP Partnership or a limited liability company or limited partnership wholly owned directly or indirectly by EOP Partnership.

     "Peer Group" means Boston Properties, Inc.; Cali Realty Corporation; CarrAmerica Realty Corporation; Cornerstone Properties, Inc.; Duke Realty Investments, Inc.; Highwoods Properties, Inc.; Prentiss Properties Trust; Reckson Associates Realty Corp.; Spieker Properties, Inc.; Beacon (when comparing comparable companies to EOP); and EOP (when comparing comparable companies to Beacon).

     "Peer Group II" means Equity Residential Properties Trust in the multifamily REIT sector; Starwood Lodging Trust in the hotel REIT sector; Simon DeBartolo Group, Inc. in the regional mall REIT sector; Vornado Realty Trust in the nonmall retail REIT sector; Public Storage, Inc. in the self-storage REIT sector; Meditrust in the health care REIT sector; and The Mills Corporation in the factory outlet center REIT sector.

     "Performance Payment" means the cash payment to an officer representing the officer's share of the performance pool under Beacon's Extraordinary Performance Stock Incentive Plan for Senior Executives.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     "Plan Assets" means the assets of EOP deemed to be assets of an ERISA Plan.

     "Preferred Shares" means the preferred shares of beneficial interest, $0.01 par value per share, of EOP.

     "Pre-Merger Distributions" has the meaning ascribed to it in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS -- Pre-Merger Distributions."

     "Premium to NAV" means the premium obtained by computing the percentage excess of the Share Price over the net asset value per share.

     "Premium to Sector Median" means the premium obtained by computing the percentage excess of each company's Funds from Operations multiple over the median 1998 Funds from Operations multiples for each company's respective industry sector.

     "Premiums to 52 Week High Share Price" means the percentage excess of the price per share paid over the high share price over the course of the 52 weeks prior to the announcement of the Comparable Transaction.

     "Premiums to Unaffected Share Price" means the percentage excess of the price per share paid over the average stock price of the ten trading days ending five trading days prior to the announcement of the Comparable Transaction.

     "Private Debt Offering" means the private debt offering of the EOP Unsecured Notes.

     "Probable Acquisitions" means all EOP acquisitions identified as probable in EOP's pro forma financial statements.

     "Prohibited Owner" means a purported transferee and any person or entity who would have been the record holder of such EOP Shares as a result of the transfers described under "COMPARATIVE RIGHTS OF SHAREHOLDERS -- REIT Qualification Provisions -- EOP."

     "Properties" means both EOP Properties and Beacon Properties.

     "Property Operating Expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.

     "Property Revenues" means rental revenues, tenant reimbursements, parking income and other income.

     "Proposed Note Offering" means an anticipated offering of senior unsecured notes by EOP in an aggregate amount between $750 million and $1 billion.

     "Proxy Statement/Prospectus" means this prospectus, as the same may be amended.

     "Prudential" means the Prudential Insurance Company of America.

     "Purchase Plan" means the 1997 Non-Qualified Employee Share Purchase Plan.

     "Recognition Period" means the ten-year period beginning on the date on which a Built-In Gain Asset was acquired.

     "Record Dates" means both the EOP Record Date and the Beacon Record Date.

     "Registration Rights Agreements" means the existing registration rights agreements between Beacon and the Registration Rights Holders.

     "Registration Rights Holders" means certain Beacon Unitholders who have registration rights under the Registration Rights Agreements.

     "Registration Statement" means the registration statement of EOP on Form S-4, together with all amendments and exhibits, of which this Proxy Statement/Prospectus is a part.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.

     "Related Party Tenant" under the Code means a tenant of EOP's real property in which EOP or an owner of 10.0% or more of EOP, directly or constructively owns 10.0% or more of the ownership interests.

     "Restricted EOP Common Shares" means the EOP Common Shares received by the ZML Investors and ZML Partners in EOP's Formation Transactions or any EOP Common Shares acquired in redemption of EOP Partnership Units.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service Companies" means third-party parking garage service companies which lease and operate all but one of EOP's Parking Facilities.

     "Severance Payments" means any payment made pursuant to the Senior Executive Severance Agreements or the Executive Severance Plan.

     "Share Price" means the common stock trading price of a member of the Peer Group as of September 12, 1997.

     "Shareholder Meetings" means both the Beacon Special Meeting and the EOP Special Meeting.

     "6% Ownership Limit" means 6% of the aggregate value of all outstanding Beacon Shares.

     "SPLP" means Standard Parking Limited Partnership, a limited partnership which manages the parking operations of certain EOP Office Properties.

     "Stock Purchase Agreements" means the stock purchase agreements between the holders of 99% of the voting stock of each of the Beacon Service Companies and EOP Management Corp.

     "Subsidiary" or "Subsidiaries" of any party means, generally, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) (A) 10% or more of the voting power of the voting capital stock or other equity interest, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. In addition to the entities described above, the term Subsidiary includes, with respect to EOP, EOP Management Corp., and with respect to Beacon, Beacon Management Company, Beacon Design Company, and Beacon Construction Company.

     "Sunnyvale Business Center" means a three-building office complex located in Sunnyvale, California.

     "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Beacon Board resolves in good faith to be in the best interests of and more favorable to Beacon's Shareholders than the Merger and which the Beacon Board determines is reasonably capable of being consummated.

     "Third Party Service Companies" means EOP Management Corp., and with respect to Beacon, Beacon Management Company, Beacon Design Company, and Beacon Construction Company.

     "Total Portfolio" means the EOP Office Properties and stand alone EOP Parking Facilities which EOP owned or had an interest in as of July 31, 1997.

     "Transaction Comparables" means the thirteen transactions listed in the section entitled "THE MERGER -- Opinions of Financial
Advisors -- EOP -- Selected Transaction Analysis."

     "Transferor" means any person or entity holding a number of shares of Beacon Shares in excess of the Beacon Ownership Limit (unless waived by the Beacon Board).

     "Treasury Regulations" means the regulations promulgated by the IRS under the Code.

     "UBTI" means unrelated business taxable income as defined in Section 512(a) of the Code.

     "Unit Redemption Right" means the right of holders of EOP Partnership Units to require the redemption of their EOP Partnership Units.

     "UPREIT" means umbrella partnership REIT.

     "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States,
(ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or
(iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "UST" means an underground storage tank.

     "ZML Fund I" means Opportunity Partnership I and its general and limited partners, including ZML REIT I.

     "ZML Fund II" means Opportunity Partnership II and its general and limited partners, including ZML REIT II.

     "ZML Fund III" means Opportunity Partnership III and its general and limited partners, including ZML REIT III.

     "ZML Fund IV" means Opportunity Partnership IV and its general and limited partners, including ZML REIT IV.

     "ZML Funds" means, collectively, the ZML Opportunity Partnerships, together with their limited and general partners, including the ZML REITs.

     "ZML Investors" means shareholders in the ZML REITs and limited partners (other than the ZML REITs) in the ZML Opportunity Partnerships and/or their successors and assigns.

     "ZML Opportunity Partnership I" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership.

     "ZML Opportunity Partnership II" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II.

     "ZML Opportunity Partnership III" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III.

     "ZML Opportunity Partnership IV" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

     "ZML Opportunity Partnerships" means, collectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV.

     "ZML Partner(s)" means ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, as applicable, each of which is the current general partner of, respectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV.

     "ZML REIT I" means ZML Investors, Inc., a Delaware corporation.

     "ZML REIT II" means ZML Investors II, Inc., a Delaware corporation.

     "ZML REIT III" means Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, a Maryland real estate investment trust.

     "ZML REIT IV" means Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, a Maryland real estate investment trust.

     "ZML REITs" means, collectively, ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV and/or their successors and assigns.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
EOP OPERATING LIMITED PARTNERSHIP
Pro Forma Condensed Combined Financial Statements
  (Unaudited) (Post-Merger):
  Basis of Presentation to Unaudited Pro Forma Combined
     Balance Sheet..........................................    F-4
  Pro Forma Condensed Combined Balance Sheet as of September
     30, 1997...............................................    F-5
  Notes to Pro Forma Condensed Combined Balance Sheet.......    F-6
  Basis of Presentation to Unaudited Pro Forma Combined
     Statement of Operations................................    F-8
  Pro Forma Condensed Combined Statement of Operations for
     the nine months ended September 30, 1997...............    F-9
  Pro Forma Condensed Combined Statement of Operations for
     the year ended December 31, 1996.......................   F-10
  Notes to Pro Forma Condensed Combined Statement of
     Operations.............................................   F-11
Pre-Merger Pro Forma Condensed Combined Financial Statements
  (Unaudited):
  Basis of Presentation to Unaudited Pre-Merger Pro Forma
     Condensed Combined Balance Sheet.......................   F-12
  Pre-Merger Pro Forma Condensed Combined Balance Sheet as
     of September 30, 1997..................................   F-13
  Pre-Merger Pro Forma Condensed Combined Statement of
     Operations for the nine months ended September 30,
     1997...................................................   F-14
  Pre-Merger Pro Forma Condensed Combined Statement of
     Operations for the year ended December 31, 1996........   F-15
  Notes to Pre-Merger Pro Forma Condensed Combined Financial
     Statements.............................................   F-16
Historical Consolidated and Combined Financial Statements
  (Unaudited)
     Consolidated and Combined Balance Sheets of EOP
      Operating Limited Partnership and Equity Office
      Predecessors as of September 30, 1997 and December 31,
      1996..................................................   F-22
     Consolidated Statement of Operations of EOP Operating
      Limited Partnership for the period from July 11, 1997
      to September 30, 1997 and the Combined Statements of
      Operations of Equity Office Predecessors for the
      period from July 1, 1997 to July 10, 1997 and the
      three months ended September 30, 1996.................   F-23
     Consolidated Statement of Operations of EOP Operating
      Limited Partnership for the period from July 11, 1997
      to September 30, 1997 and the Combined Statements of
      Operations of Equity Office Predecessors for the
      period from January 1, 1997 to July 10, 1997 and the
      nine months ended September 30, 1996..................   F-24
     Consolidated Statement of Cash Flows of EOP Operating
      Limited Partnership for the period from July 11, 1997
      to September 30, 1997 and the Combined Statements of
      Cash Flows of Equity Office Predecessors for the
      period from January 1, 1997 to July 10, 1997 and the
      nine months ended September 30, 1996..................   F-25
     Notes to Consolidated and Combined Financial
      Statements............................................   F-26

EQUITY OFFICE PREDECESSORS
  Report of Independent Auditors............................   F-37
  Combined Balance Sheets as of December 31, 1996 and
     1995...................................................   F-38
  Combined Statements of Operations for the years ended
     December 31, 1996, 1995 and 1994.......................   F-39
  Combined Statements of Owners' Equity for the years ended
     December 31, 1996, 1995 and 1994.......................   F-40
  Combined Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994.......................   F-41
  Notes to Combined Financial Statements....................   F-42
  Schedule III -- Real Estate and Accumulated Depreciation
     as of December 31, 1996................................   F-55

177 BROAD STREET
  Report of Independent Auditors..........................................................................       F-58
  Statement of Revenue and Certain Expenses for the year ended December 31, 1996..........................       F-59
  Notes to Statement of Revenue and Certain Expenses......................................................       F-60
PRESTON COMMONS
  Report of Independent Auditors..........................................................................       F-61
  Statement of Revenue and Certain Expenses for the year ended December 31, 1996..........................       F-62
  Notes to Statement of Revenue and Certain Expenses......................................................       F-63
OAKBROOK TERRACE TOWER
  Report of Independent Auditors..........................................................................       F-64
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended
     December 31, 1996....................................................................................       F-65
  Notes to Statements of Revenue and Certain Expenses.....................................................       F-66
ONE MARITIME PLAZA
  Report of Independent Auditors..........................................................................       F-67
  Statements of Revenue and Certain Expenses for the three months ended
     March 31, 1997 and the year ended December 31, 1996..................................................       F-68
  Notes to Statements of Revenue and Certain Expenses.....................................................       F-69
201 MISSION STREET
  Report of Independent Auditors..........................................................................       F-70
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended
     December 31, 1996....................................................................................       F-71
  Notes to Statements of Revenue and Certain Expenses.....................................................       F-72
30 N. LASALLE
  Report of Independent Auditors..........................................................................       F-73
  Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 and the year ended
     December 31, 1996....................................................................................       F-74
  Notes to Statements of Revenue and Certain Expenses.....................................................       F-75
COLUMBUS AMERICA PROPERTIES
  Report of Independent Auditors..........................................................................       F-76
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997
     and the year ended December 31, 1996.................................................................       F-77
  Notes to Combined Statements of Revenue and Certain Expenses............................................       F-78
PRUDENTIAL PROPERTIES
  Report of Independent Auditors..........................................................................       F-80
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to August 31,
     1997 and the year ended December 31, 1996............................................................       F-81
  Notes to Combined Statements of Revenue and Certain Expenses............................................       F-82

                                                                                                                 PAGE
                                                                                                                 ----
550 SOUTH HOPE STREET
  Report of Independent Auditors..........................................................................       F-83
  Statements of Revenue and Certain Expenses for the period from April 1, 1997 to July 31, 1997 and the
     year ended March 31, 1997............................................................................       F-84
  Notes to Statements of Revenue and Certain Expenses.....................................................       F-85

ACORN PROPERTIES
  Report of Independent Auditors..........................................................................       F-86
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997
     and the year ended December 31, 1996.................................................................       F-87
  Notes to Combined Statements of Revenue and Certain Expenses............................................       F-88

10 & 30 SOUTH WACKER DRIVE
  Report of Independent Auditors..........................................................................       F-90
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997
     and the year ended December 31, 1996.................................................................       F-91
  Notes to Combined Statements of Revenue and Certain Expenses............................................       F-92

ONE LAFAYETTE CENTRE
  Report of Independent Auditors..........................................................................       F-93
  Statements of Revenue and Certain Expenses for the period from January 1, 1997 to July 31, 1997 and the
     year ended December 31, 1996.........................................................................       F-94
  Notes to Statements of Revenue and Certain Expenses.....................................................       F-95

PPM PROPERTIES
  Report of Independent Auditors..........................................................................       F-96
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to August 31,
     1997 and the year ended December 31, 1996............................................................       F-97
  Notes to Combined Statements of Revenue and Certain Expenses............................................       F-98

BEACON PROPERTIES, L.P.
  Report of Independent Accountants.......................................................................       F-99
  Consolidated Balance Sheets as of December 31, 1996 and 1995............................................      F-100
  Consolidated Statements of Operations for the years ended December 31, 1996 and 1995 and for the period
     May 26, 1994 to December 31, 1994....................................................................      F-101
  Consolidated Statements of Partners' Capital for the period January 1, 1994 to December 31, 1996........      F-102
  Consolidated Statements of Cash Flows for the period January 1, 1994 to December 31, 1996...............      F-103
  Notes to Consolidated Financial Statements..............................................................      F-105
  Schedule III -- Real Estate and Accumulated Depreciation as of December 31, 1996........................      F-119
  Schedule IV -- Mortgage Loans on Real Estate as of December 31, 1996....................................      F-123

225 FRANKLIN STREET
  Report of Independent Accountants.......................................................................      F-125
  Statements of Excess of Revenues Over Specific Operating Expenses for the three months ended March 31,
     1997 and the year ended December 31, 1996............................................................      F-126
  Notes to Statements of Excess Revenues Over Specific Operating Expenses.................................      F-127

                       EOP OPERATING LIMITED PARTNERSHIP

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997


     The Unaudited Pro Forma Combined Balance Sheet gives effect to the proposed Merger of EOP Partnership and Beacon Partnership as if the Merger and certain other EOP Partnership and Beacon Partnership transactions, primarily property acquisitions, which have either occurred or are probable of occurring subsequent to September 30, 1997 had occurred on September 30, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No.
16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.


     The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined position of EOP Partnership and Beacon Partnership would have been at September 30, 1997, nor does it purport to represent the future combined financial position of EOP Partnership and Beacon Partnership. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto and the pre-Merger pro forma combined balance sheet at September 30, 1997 of EOP Partnership included elsewhere herein, and the historical financial statements and notes thereto and the pre-Merger pro forma combined balance sheet at September 30, 1997 of Beacon Partnership incorporated herein by reference.

                       EOP OPERATING LIMITED PARTNERSHIP

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                        EOP OPERATING                                               EOP OPERATING
                                     LIMITED PARTNERSHIP     BEACON PARTNERSHIP      MERGER      LIMITED PARTNERSHIP
                                     PRE-MERGER PRO FORMA   PRE-MERGER PRO FORMA   ADJUSTMENTS        PRO FORMA
                                     --------------------   --------------------   -----------   -------------------
                                             (A)                    (B)                (C)
ASSETS
  Investment in real estate, net...       $6,286,640             $2,459,465        $1,553,763(D)     $10,299,868
  Cash and cash equivalents........            4,393                  9,798               988(E)          15,179
  Investment in unconsolidated
    joint ventures.................           93,826                 50,472                --            144,298
  Other assets.....................          159,313                147,710           (46,203)(F)         260,820
                                          ----------             ----------        ----------        -----------
         TOTAL ASSETS..............       $6,544,172             $2,667,445        $1,508,548        $10,720,165
                                          ==========             ==========        ==========        ===========
LIABILITIES AND PARTNERS' CAPITAL
  Mortgage debt....................       $1,106,370             $  618,698        $   (6,000)(G)     $ 1,719,068
  Notes payable....................        1,399,218                407,017                --          1,806,235
  Other liabilities................          187,012                 74,795           (24,052)(G)         237,755
                                          ----------             ----------        ----------        -----------
         TOTAL LIABILITIES.........        2,692,600              1,100,510           (30,052)         3,763,058
  Minority interest in partially
    owned properties...............           28,118                     --                --             28,118
  Partners' capital................        3,823,454              1,566,935         1,538,600(H)       6,928,989
                                          ----------             ----------        ----------        -----------
         TOTAL LIABILITIES AND
           PARTNERS' CAPITAL.......       $6,544,172             $2,667,445        $1,508,548        $10,720,165
                                          ==========             ==========        ==========        ===========

                       EOP OPERATING LIMITED PARTNERSHIP

              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

     (A) See EOP Partnership's Pre-Merger Pro Forma Balance Sheet as of September 30, 1997, included elsewhere herein.

     (B) See the Beacon Partnership Form 8-K dated November 14, 1997 (see "Incorporation of Certain Information by Reference", included elsewhere herein).

     (C) Represents adjustments to record the Merger between EOP Partnership and Beacon Partnership. The Merger will be accounted for using the purchase method of accounting, based upon the assumed purchase price of $4,269,205,200 assuming a market value of $31.00 per Unit of EOP Partnership's Units, as follows:

Issuance of 93.73 million EOP Partnership Units based on the
  1.4063 exchange rate, in exchange for 66.65 million Beacon
  Partnership Units (including 3.44 million Beacon
  Partnership Units related to the exercise of Beacon
  options anticipated to occur immediately prior to the
  Merger)...................................................  $2,905,604,200
Issuance of $200 million of preferred units to EOP related
  to exchange of Beacon preferred shares....................     200,000,000
Assumption of mortgage debt and other liabilities of Beacon
  Partnership...............................................   1,100,933,000
Adjustment to mortgage debt and other liabilities of Beacon
  Partnership to market value (see Note G)..................     (30,052,000)
Merger costs (see calculation below)........................      92,720,000
                                                              --------------
                                                              $4,269,205,200
                                                              ==============

     The following is a calculation of the estimated fees and other expenses related to the Merger:

Employee termination costs..................................  $   71,000,000
Debt assumption fees........................................       4,100,000
Transfer taxes..............................................       3,500,000
Advisory fees...............................................       4,500,000
Legal and accounting fees...................................       5,500,000
Other, including printing and filing costs..................       4,120,000
                                                              --------------
                                                              $   92,720,000
                                                              ==============

     (D) Represents the estimated increase in Beacon Partnership's investment in real estate, net, based upon EOP Partnership's purchase price as adjusted to reflect the allocation to other tangible assets of Beacon Partnership being acquired:


Purchase price (see Note C).................................  $4,269,205,200
Less: pre-Merger pro forma basis of Beacon Partnership's net assets acquired:
  Rental property, net......................................   2,459,465,000
  Cash and cash equivalents, including $93.7 million
     received in exchange for the units that will be issued
     to Beacon upon the exercise of options related to 3.44
     million Beacon Common Shares anticipated to occur
     immediately prior to the Merger........................     103,509,900
  Investment in unconsolidated joint ventures...............      50,416,000
  Other assets, less write-off of deferred rents receivable
     of $27.0 million and deferred financing and leasing
     costs of $19.2 million (see Note F)....................     102,051,000
                                                              --------------
Subtotal....................................................   2,715,441,900
                                                              --------------
Step-up to record fair value of Beacon Partnership's
  investment in real estate, net............................  $1,553,763,300
                                                              ==============


     (E) To record the net increase in cash from the following transactions:

Cash received in exchange for units issued to Beacon
  anticipated to occur upon exercise of Beacon options (see
  Note D)...................................................  $ 93,707,900
Transaction costs associated with the Merger (see Note C)...   (92,720,000)
                                                              ------------
     Net increase in cash...................................  $    987,900
                                                              ============


     (F) To eliminate Beacon Partnership's deferred rents receivable of $27.0 million which arose from the historical straight-lining of rents, and Beacon Partnership's deferred financing and leasing costs of $19.2 million which were not allocated any value in the allocation of the purchase price.


     (G) To adjust Beacon Partnership's mortgage debt and other liabilities to market value.

     (H) To reflect the net increase in partners' capital associated with the Merger, as follows:


Issuance of 93.73 million EOP Partnership Units based on the
  1.4063 exchange rate, in exchange for 66.65 million Beacon
  Partnership Units (including 3.44 million Beacon
  Partnership Units related to the exercise of Beacon
  options anticipated to occur immediately prior to the
  Merger)...................................................  $ 2,905,535,200
Less: Total pre-Merger pro forma partners' capital of Beacon
  Partnership...............................................   (1,366,935,000)
                                                              ---------------
Net increase to partners' capital...........................  $ 1,538,600,200
                                                              ===============

                       EOP OPERATING LIMITED PARTNERSHIP

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENTS OF OPERATIONS
  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER 31,
                                      1996


     The Unaudited Pro Forma Combined Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 are presented as if the Merger and certain other EOP Partnership and Beacon Partnership transactions, primarily property acquisitions, which have either occurred or are probable or occurring subsequent to September 30, 1997 had occurred on January 1, 1997 and January 1, 1996, respectively. The Unaudited Pro Forma Combined Statements of Operations give effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the respective periods. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.


     The Unaudited Pro Forma Combined Statements of Operations are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of EOP Partnership and Beacon Partnership would have been for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, nor does it purport to be indicative of the results of operations for future periods. The Unaudited Pro Forma Combined Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of EOP Partnership and Beacon Partnership included elsewhere herein, and the Pre-Merger Pro Forma Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1997 of EOP Partnership included elsewhere herein and of Beacon Partnership incorporated herein by reference.

                       EOP OPERATING LIMITED PARTNERSHIP

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                    EOP OPERATING                                               EOP OPERATING
                                 LIMITED PARTNERSHIP     BEACON PARTNERSHIP      MERGER      LIMITED PARTNERSHIP
                                 PRE-MERGER PRO FORMA   PRE-MERGER PRO FORMA   ADJUSTMENTS        PRO FORMA
                                 --------------------   --------------------   -----------   -------------------
                                         (I)                    (J)
Revenues:
  Rental.......................        $511,834               $271,273          $  1,412(K)      $  784,519
  Tenant reimbursements........         105,746                 38,164                --            143,910
  Parking......................          43,430                     --                --             43,430
  Other........................          10,241                 11,039                --             21,280
  Management fees..............           3,841                  2,445                --              6,286
  Interest.....................          12,777                  7,153                --             19,930
                                       --------               --------          --------         ----------
  Total revenues...............         687,869                330,074             1,412          1,019,355
                                       --------               --------          --------         ----------
Expenses:
  Property operating...........         258,028                104,285                --            362,313
  Interest.....................         139,201                 53,831                --            193,032
  Depreciation and
    amortization...............         117,114                 61,690             6,537(L)         185,341
  General and administrative...          24,856                 29,717           (15,000)(M)         39,573
                                       --------               --------          --------         ----------
                                        539,199                249,523            (8,463)           780,259
                                       --------               --------          --------         ----------
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and extraordinary
  items........................         148,670                 80,551             9,875            239,096
Discontinued operations:
  Loss from operations --
    Construction Company.......              --                 (2,263)               --             (2,263)
Minority interests:
  Partially owned properties...          (1,233)                    --                --             (1,233)
Income from investment in
  unconsolidated joint
  ventures.....................           4,431                  4,602                --              9,033
Gain on sale of real estate....              --                     --                --                 --
Preferred dividends............              --                (13,470)               --            (13,470)
                                       --------               --------          --------         ----------
Income before extraordinary
  items........................         151,868                 69,420             9,875            231,163
Extraordinary items............         (12,929)                    --                              (12,929)
                                       --------               --------          --------         ----------
Net income.....................        $138,939               $ 69,420          $  9,875         $  218,234
                                       ========               ========          ========         ==========
Net income per Unit............        $   0.77(N)                                               $     0.80(N)
                                       ========                                                  ==========
Weighted average Units
  outstanding..................         179,393                                                     273,120
                                       ========                                                  ==========

                       EOP OPERATING LIMITED PARTNERSHIP

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                  EOP OPERATING
                                     LIMITED                                                       EOP OPERATING
                              PARTNERSHIP PRE-MERGER    BEACON PARTNERSHIP      MERGER                LIMITED
                                    PRO FORMA          PRE-MERGER PRO FORMA   ADJUSTMENTS      PARTNERSHIP PRO FORMA
                              ----------------------   --------------------   -----------      ---------------------
                                       (I)                     (J)
Revenues:
  Rental....................         $631,276                $332,309          $  3,750(K)           $967,335
  Tenant reimbursements.....          120,436                  46,885                --               167,321
  Parking...................           54,314                      --                --                54,314
  Other.....................           24,552                  18,026                --                42,578
  Management fees...........            5,120                   3,005                --                 8,125
  Interest..................           12,767                   8,376                --                21,143
                                     --------                --------          --------              --------
                                      848,465                 408,601             3,750             1,260,816
                                     --------                --------          --------              --------
Expenses
  Property operating........          330,057                 132,230                --               462,287
  Interest..................          177,733                  73,888                --               251,621
  Depreciation and
     amortization...........          154,069                  78,745            10,085(L)            242,899
  General and
     administrative.........           25,545                  27,099           (20,000)(M)            32,644
                                     --------                --------          --------              --------
                                      687,404                 311,962            (9,915)              989,451
                                     --------                --------          --------              --------
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and
  extraordinary items.......          161,061                  96,639            13,665               271,365
Discontinued operations:
  Loss from operations --
     Construction Company...               --                  (2,609)               --                (2,609)
  Loss on sale --
     Construction Company...               --                    (249)               --                  (249)
Minority interests:
  Partially owned
     properties.............           (2,142)                     --                --                (2,142)
Income from investment in
  unconsolidated joint
  ventures..................            4,725                   4,539                --                 9,264
Gain on sale of real
  estate....................            5,338                  16,505                --                21,843
Preferred dividends.........               --                 (17,960)               --               (17,960)
                                     --------                --------          --------              --------
Income before extraordinary
  items.....................          168,982                  96,865            13,665               279,512
Extraordinary items.........               --                      --                --                    --
                                     --------                --------          --------              --------
Net income..................         $168,982                $ 96,865          $ 13,665              $279,512
                                     ========                ========          ========              ========
Net income per Unit.........         $   0.94(N)                                                     $   1.02(N)
                                     ========                                                        ========
Weighted average Units
  outstanding...............          179,393                                                         273,120
                                     ========                                                        ========

                       EOP OPERATING LIMITED PARTNERSHIP

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

     (I) See EOP Partnership's Pre-Merger Pro Forma Statement of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 included elsewhere herein.

     (J) See the Beacon Partnership Form 8-K dated November 14, 1997 (see "Incorporation of Certain Information by Reference", herein).

     (K) To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Merger closed on January 1, 1997 and January 1, 1996, respectively, for the pro forma condensed combined statement of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     (L) To reflect the depreciation expense related to the adjustment to record the net equity value of the investment in real estate on a straight-line basis and amortization of the mark-to-market adjustment of Beacon Partnership's mortgage debt for the nine months ended September 30, 1997 and the year ended December 31, 1996 associated with the Merger, as follows:

                                                       FOR THE               FOR THE
                                                  NINE MONTHS ENDED        YEAR ENDED
                                                  SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                  ------------------    -----------------
Beacon Partnership Pre-Merger Pro Forma
  investment in real estate, net..............      $2,459,465,000       $2,459,465,000
Adjustment to the basis of the investment in
  real estate (see Note D)....................       1,553,763,300        1,553,763,300
                                                    --------------       --------------
     Total investment in real estate,
       post-Merger............................       4,013,228,300        4,013,228,300
     Less: Portion allocated to land,
       estimated to be 10%....................        (401,322,800)        (401,322,800)
                                                    --------------       --------------
Pro Forma depreciable basis of Beacon
  Partnership's investment in real estate,
  net.........................................      $3,611,905,500       $3,611,905,500
                                                    ==============       ==============
Depreciation expense based on an estimated
  useful life of 40 years.....................      $   67,723,200       $   90,297,600
Beacon Partnership Pre-Merger pro forma
  depreciation expense........................          61,701,000           80,844,000
                                                    --------------       --------------
Adjustment to depreciation expense............           6,022,200            9,453,600
Amortization of mark to market adjustment of
  Beacon Partnership's mortgage debt..........             514,300              631,600
                                                    --------------       --------------
     Total adjustment to depreciation and
       amortization...........................      $    6,536,500       $   10,085,200
                                                    ==============       ==============

     (M) To reflect the anticipated reduction of general and administrative expenses as a result of the Merger.

     (N) Pre-Merger pro forma net income per unit is based upon 179.4 million units assumed to be outstanding upon acquisition of the New Acquisitions and the issuance of units to the seller of the Prudential Properties and the Private Equity Offering as described in the pre-Merger pro forma financial statements for EOP Partnership appearing elsewhere herein. Post-Merger net income per unit is based upon 273.1 million units assumed to be outstanding after the Merger.

                       EOP OPERATING LIMITED PARTNERSHIP

          PRE-MERGER PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
           AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

     The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 reflects the following transactions which all occurred or are expected to occur subsequent to September 30, 1997: (a) the acquisition of 25 office properties and one parking facility; (b) the issuance of 9.7 million EOP Partnership Units; (c) draws on the $1.5 billion Credit Facility to fund acquisitions and repay mortgage indebtedness; and (d) the acquisition of a 50% interest in the mortgage note securing the 1325 Avenue of the Americas property.

     The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 30 office properties and six parking facilities acquired between January 1, 1997 and October 17, 1997, the probable acquisition of six office properties and one parking facility and the disposition of two office properties; (b) the $180 million private debt offering which occurred on September 3, 1997; (c) the Consolidation and the Offering which closed on July 11, 1997 and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net increase in interest expense from draws on the $1.5 billion Credit Facility used to refinance existing mortgage debt; and (e) interest income from the 50% interest in the mortgage note securing the 1325 Avenue of the Americas property.

     The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 reflects the following transactions as if they had occurred on January 1, 1996: (a) the acquisition of 40 office properties and 13 parking facilities acquired between January 1, 1997 and October 17, 1997, the probable acquisition of six office properties and one parking facility and the disposition of two office properties; (b) the $180 million private debt offering which occurred on September 3, 1997; (c) the Consolidation and the Offering and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net increase in interest expense from draws on the $1.5 billion Credit Facility used to refinance existing mortgage debt; and (e) interest income from the 50% interest in the mortgage note securing the 1325 Avenue of the Americas property.

     The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of EOP and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements, the combined financial statements of Equity Office Predecessors, EOP Partnership's financial statements for the nine month period ended September 30, 1997 and the statements of revenue and certain expenses for certain of the properties acquired by the EOP Partnership and Equity Office Predecessors all included elsewhere herein.

                       EOP OPERATING LIMITED PARTNERSHIP

             PRE-MERGER PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                      EOP OPERATING
                                                                                                         LIMITED
                                           EOP OPERATING                                               PARTNERSHIP
                                              LIMITED          NEW          UNIT        OTHER          PRE-MERGER
                                            PARTNERSHIP    ACQUISITIONS   ISSUANCES    ACTIVITY         PRO FORMA
                                           -------------   ------------   ---------    --------       -------------
                                                               (A)           (B)
ASSETS
Investment in real estate, net...........   $5,000,159     $ 1,286,481    $     --    $       --       $6,286,640
Cash and cash equivalents................      132,649      (1,144,942)    273,950       742,736(C)         4,393
Rents and other receivables..............       16,190              --          --            --           16,190
Escrow deposits and restricted cash......       42,966              --          --            --           42,966
Investment in mortgage notes.............           --              --          --        25,150(D)        25,150
Investment in unconsolidated joint
  ventures...............................       93,826              --          --            --           93,826
Other assets.............................       70,132              --          --         4,875(E)        75,007
                                            ----------     -----------    --------    ----------       ----------
    TOTAL ASSETS.........................   $5,355,922     $   141,539    $273,950    $  772,761       $6,544,172
                                            ==========     ===========    ========    ==========       ==========
LIABILITIES AND PARTNERS' CAPITAL
Mortgage debt............................   $1,325,333     $    14,749    $     --    $ (233,712)(F)   $1,106,370
Notes Payable............................      180,000              --          --            --          180,000
Revolving line of credit/term loan.......      211,125              --          --     1,008,093(G)     1,219,218
Distribution payable.....................       42,964              --          --            --           42,964
Other liabilities........................      132,748          11,300          --            --          144,048
                                            ----------     -----------    --------    ----------       ----------
    TOTAL LIABILITIES....................    1,892,170          26,049          --       774,381        2,692,600
Minority interests:
  Partially owned properties.............       28,118              --          --            --           28,118
Partners' capital........................    3,435,634         115,490     273,950        (1,620)(H)    3,823,454
                                            ----------     -----------    --------    ----------       ----------
    TOTAL LIABILITIES AND PARTNERS'
      CAPITAL............................   $5,355,922     $   141,539    $273,950    $  772,761       $6,544,172
                                            ==========     ===========    ========    ==========       ==========

                       EOP OPERATING LIMITED PARTNERSHIP

        PRE-MERGER PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                      EOP
                                                   OPERATING       1997
                                                    LIMITED      ACQUIRED                   FINANCING      CONSOLIDATION
                                                  PARTNERSHIP   PROPERTIES   DISPOSITIONS   ACTIVITY         ACTIVITY
                                                  -----------   ----------   ------------   ---------      -------------
                                                      (I)          (J)           (K)
Revenues:
  Rental.......................................    $381,108      $17,194       $ (2,558)     $    --          $ 9,716(M)
  Tenant reimbursements........................      66,855        6,320            (62)          --               --
  Parking......................................      33,744          198           (573)          --               --
  Other........................................       7,600          412            (26)          --               --
  Fees from noncombined affiliates.............       3,841           --             --           --               --
  Interest.....................................      10,524           65             --           --               --
                                                   --------      -------       --------      -------          -------
      Total revenues...........................     503,672       24,189         (3,219)          --            9,716
                                                   --------      -------       --------      -------          -------
Expenses:
  Property operating...........................     190,170       11,034         (1,595)          --               --
  Interest.....................................     110,419           --            (36)       2,207(L)            --
  Depreciation.................................      80,166        3,391             --           --            1,205(N)
  Amortization.................................       5,884           --            (54)          --           (1,699)(O)
  General and administrative...................      23,056           --             --           --               --
                                                   --------      -------       --------      -------          -------
                                                    409,695       14,425         (1,685)       2,207             (494)
                                                   --------      -------       --------      -------          -------
Income before allocation to minority interests,
  income from investment in unconsolidated
  joint ventures, gain on sale of real estate
  and extraordinary items......................      93,977        9,764         (1,534)      (2,207)          10,210
Minority interests:
  Partially owned properties...................      (1,191)          --             --           --              (42)(P)
Income from investment in unconsolidated joint
  ventures.....................................       3,408        1,023             --           --               --
Gain on sale of real estate....................      12,510           --        (12,510)          --               --
                                                   --------      -------       --------      -------          -------
Income before extraordinary items..............     108,704       10,787        (14,044)      (2,207)          10,168
Extraordinary items............................     (13,204)          --            275           --               --
                                                   --------      -------       --------      -------          -------
Net income.....................................    $ 95,500      $10,787       $(13,769)     $(2,207)         $10,168
                                                   ========      =======       ========      =======          =======
Net income per unit............................
Weighted average units outstanding.............

                                                                                                               EOP OPERATING
                                                                                                                  LIMITED
                                                  OFFERING                                       OTHER          PARTNERSHIP
                                                  PRO FORMA                         NEW        FINANCING        PRE-MERGER
                                                 ADJUSTMENTS      SUBTOTAL      ACQUISITIONS   ACTIVITIES        PRO FORMA
                                                 -----------      --------      ------------   ----------      -------------
                                                                                    (J)

Revenues:

  Rental.......................................   $     --        $405,460        $106,374      $     --         $511,834

  Tenant reimbursements........................         --          73,113          32,633            --          105,746

  Parking......................................         --          33,369          10,061            --           43,430

  Other........................................         --           7,986           2,255            --           10,241

  Fees from noncombined affiliates.............         --           3,841              --            --            3,841

  Interest.....................................         --          10,589              --         2,188(S)        12,777

                                                  --------        --------        --------      --------         --------

      Total revenues...........................         --         534,358         151,323         2,188          687,869

                                                  --------        --------        --------      --------         --------

Expenses:

  Property operating...........................         --         199,609          58,419            --          258,028

  Interest.....................................    (25,343)(Q)      87,247          41,400        10,554(T)       139,201

  Depreciation.................................         --          84,762          24,080            --          108,842

  Amortization.................................         --           4,131              --         4,141(U)         8,272

  General and administrative...................      1,800(R)       24,856              --            --           24,856

                                                  --------        --------        --------      --------         --------

                                                   (23,543)        400,605         123,899        14,695          539,199

                                                  --------        --------        --------      --------         --------

Income before allocation to minority interests,

  income from investment in unconsolidated

  joint ventures, gain on sale of real estate

  and extraordinary items......................     23,543         133,753          27,424       (12,507)         148,670

Minority interests:

  Partially owned properties...................         --          (1,233)             --            --           (1,233)

Income from investment in unconsolidated joint

  ventures.....................................         --           4,431              --            --            4,431

Gain on sale of real estate....................         --              --              --            --               --

                                                  --------        --------        --------      --------         --------

Income before extraordinary items..............     23,543         136,951          27,424       (12,507)         151,868

Extraordinary items............................         --         (12,929)             --            --          (12,929)

                                                  --------        --------        --------      --------         --------

Net income.....................................   $ 23,543        $124,022        $ 27,424      $(12,507)        $138,939

                                                  ========        ========        ========      ========         ========

Net income per unit............................                   $   0.76(V)                                    $   0.77(V)

                                                                  ========                                       ========

Weighted average units outstanding.............                    163,556                                        179,393

                                                                  ========                                       ========


                       EOP OPERATING LIMITED PARTNERSHIP
        PRE-MERGER PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                               EOP OPERATING      1996         1997
                                  LIMITED       ACQUIRED     ACQUIRED                          FINANCING         CONSOLIDATION
                                PARTNERSHIP    PROPERTIES   PROPERTIES      DISPOSITIONS        ACTIVITY           ACTIVITY
                               -------------   ----------   ----------      ------------       ---------         -------------
                                    (I)           (J)          (J)              (K)
Revenues:
  Rental.....................    $386,481       $53,340      $46,240          $(8,303)          $    --             $17,973(M)
  Tenant reimbursements......      62,036         9,967        6,889              (88)               --                  --
  Parking....................      27,253        13,518        1,074           (1,462)               --                  --
  Other......................      17,626         1,797        1,708              (99)               --                  --
  Fees from noncombined
    affiliates...............       5,120            --           --               --                --                  --
  Interest...................       9,608            --          249               (7)               --                  --
                                 --------       -------      -------          -------           -------             -------
                                  508,124        78,622       56,160           (9,959)               --              17,973
                                 --------       -------      -------          -------           -------             -------
Expenses
  Property operating.........     201,067        30,971       23,734           (5,046)               --                  --
  Interest...................     119,595        24,178           --             (956)            9,983(L)               --
  Depreciation...............      82,905        13,090       11,951           (1,941)               --               7,011(N)
  Amortization...............      13,332            --           --             (346)               --              (8,591)(O)
  General and
    administrative...........      23,145            --           --               --                --                  --
                                 --------       -------      -------          -------           -------             -------
                                  440,044        68,239       35,685           (8,289)            9,983              (1,580)
                                 --------       -------      -------          -------           -------             -------
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and
  extraordinary items........      68,080        10,383       20,475           (1,670)           (9,983)             19,553
Minority interests:
  Partially owned
    properties...............      (2,086)           --           --               --                --                 (56)(P)
Income from investment in
  unconsolidated joint
  ventures...................       2,093            --        2,632               --                --                  --
Gain on sale of real
  estate.....................       5,338            --           --               --                --                  --
                                 --------       -------      -------          -------           -------             -------
Income before extraordinary
  items......................      73,425        10,383       23,107           (1,670)           (9,983)             19,497
Extraordinary items..........          --            --           --               --                --                  --
                                 --------       -------      -------          -------           -------             -------
Net income...................    $ 73,425       $10,383      $23,107          $(1,670)          $(9,983)            $19,497
                                 ========       =======      =======          =======           =======             =======
Net income per unit..........
Weighted average units
  outstanding................

                                OFFERING                                                       EOP OPERATING
                                   PRO                                            OTHER           LIMITED
                                  PORMA                           NEW           FINANCING       PARTNERSHIP
                               ADJUSTMENTS      SUBTOTAL      ACQUISITIONS      ACTIVITY         PRO FORMA
                               -----------      --------      ------------      ---------      -------------
                                                                  (J)
Revenues:
  Rental.....................   $     --        $495,731        $135,545         $    --         $631,276
  Tenant reimbursements......         --          78,804          41,632              --          120,436
  Parking....................         --          40,383          13,931              --           54,314
  Other......................         --          21,032           3,520              --           24,552
  Fees from noncombined
    affiliates...............         --           5,120              --              --            5,120
  Interest...................         --           9,850              --           2,917(S)        12,767
                                --------        --------        --------         -------         --------
                                      --         650,920         194,628           2,917          848,465
                                --------        --------        --------         -------         --------
Expenses
  Property operating.........         --         250,726          79,331              --          330,057
  Interest...................    (43,041)(Q)     109,759          66,351           1,623(T)       177,733
  Depreciation...............         --         113,016          32,271              --          145,287
  Amortization...............         --           4,395              --           4,387(U)         8,782
  General and
    administrative...........      2,400(R)       25,545              --              --           25,545
                                --------        --------        --------         -------         --------
                                 (40,641)        503,441         177,953           6,010          687,404
                                --------        --------        --------         -------         --------
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and
  extraordinary items........     40,641         147,479          16,675          (3,093)         161,061
Minority interests:
  Partially owned
    properties...............         --          (2,142)             --              --           (2,142)
Income from investment in
  unconsolidated joint
  ventures...................         --           4,725              --              --            4,725
Gain on sale of real
  estate.....................         --           5,338              --              --            5,338
                                --------        --------        --------         -------         --------
Income before extraordinary
  items......................     40,641         155,400          16,675          (3,093)         168,982
Extraordinary items..........         --              --              --              --               --
                                --------        --------        --------         -------         --------
Net income...................   $ 40,641        $155,400        $ 16,675         $(3,093)        $168,982
                                ========        ========        ========         =======         ========
Net income per unit..........                   $   0.95(V)                                      $   0.94(V)
                                                ========                                         ========
Weighted average units
  outstanding................                    163,556                                          179,393
                                                ========                                         ========

                       EOP OPERATING LIMITED PARTNERSHIP

                       NOTES TO THE PRE-MERGER PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     (A) To reflect the following acquisitions (the "New Acquisitions"):


                                                           LIABILITIES   VALUE OF OP
       PROPERTY          PURCHASE PRICE     CASH PAID        ASSUMED     UNITS ISSUED
       --------          --------------     ---------      -----------   ------------
Prudential
  Properties...........  $  289,000,000   $  211,950,000   $ 6,000,000   $ 71,050,000
Acorn Properties.......     144,700,000      109,950,715    14,749,285     20,000,000
550 South Hope
  Street...............      99,500,000       99,500,000            --             --
10 & 30 South Wacker
  Drive................     462,000,000      462,000,000            --             --
One Lafayette Centre...      82,500,000       52,760,315     5,300,000     24,439,685
PPM Properties.........      92,831,000       92,831,000            --             --
Stanwix Parking
  Facility.............      17,850,000       17,850,000            --             --
LaSalle Office Plaza...      98,100,000       98,100,000            --             --
                         --------------   --------------   -----------   ------------
                         $1,286,481,000   $1,144,942,030   $26,049,285   $115,489,685
                         ==============   ==============   ===========   ============


     (B) To reflect the following EOP Partnership Unit issues:

Private issuance of 6,666,667 EOP Partnership Units at
  $30.00 per EOP Partnership Unit...........................  $200,000,000
Issuance of 3,018,367 EOP Partnership Units at $24.50 per
  EOP Partnership Unit......................................    73,950,000
                                                              ------------
                                                              $273,950,000
                                                              ============

     (C) To reflect net cash proceeds from the following transactions:

Proceeds from the $1.5 billion Credit Facility to fund
  acquisitions (see Note A).................................  $747,611,000
Payment of underwriting fees related to the $1.5 billion
  Credit Facility (see Note E)..............................    (4,875,000)
                                                              ------------
     Net cash proceeds......................................  $742,736,000
                                                              ============

     (D) To reflect the investment in the mortgage note securing the 1325 Avenue of the Americas property made in November, 1997. EOP Partnership owns a 50% interest in the mortgage note which bears interest at LIBOR plus 6%.

     (E) To reflect the underwriting fee paid by the EOP Partnership pertaining to the $1.5 billion Credit Facility. The underwriting fee will be amortized to interest expense over the term of the $1.5 billion Credit Facility which is nine months.

                       EOP OPERATING LIMITED PARTNERSHIP

                       NOTES TO THE PRE-MERGER PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS -- CONTINUED

     (F) To reflect the mortgage debt repaid from draws on the $1.5 billion Credit Facility and to write-off the mark-to-market adjustments for the following properties recorded at the time of the Consolidation and the Offering based on the outstanding principal balances as of September 30, 1997:

                                                                              BALANCE AT
             PROPERTY                 INTEREST RATE        MATURITY DATE       9/30/97
             --------                 -------------        -------------      ----------
1601 Market.......................    LIBOR + 1.25%        June 30, 2001     $ 24,151,911
1620 L Street.....................        8.00%          February 4, 2000      21,085,736
9400 NCX..........................    LIBOR + 1.65%        May 10, 2001        14,217,800
Bank One Center...................     LIBOR + 1.1%       March 19, 1999       83,500,000
NationsBank.......................        8.00%          December 1, 2003      18,854,819
North Central Plaza...............    LIBOR + 1.75%       August 3, 1999       14,931,534
San Jacinto.......................    LIBOR + 1.125%     December 13, 1998     18,212,287
Sterling Plaza....................    LIBOR + 1.75%      December 8, 1998      15,627,529
The Quadrant......................  EURODOLLAR + 2.00%     May 31, 1999        18,000,000
Union Square......................  EURODOLLAR + 2.00%     May 31, 1999         6,750,000
                                                                             ------------
       Subtotal...................                                            235,331,616
Less: write-off of mark-to-market
  adjustments for debt repaid on
  San Jacinto, Nationsbank and
  Bank One Center.................                                             (1,620,000)
                                                                             ------------
                                                                             $233,711,616
                                                                             ============

     (G) To record draws on the $1.5 billion Credit Facility which occurred or are probable of occurring for the following:

Draws to fund acquisitions (see Note C).....................  $  747,611,000
Draws to repay mortgage debt (see Note F)...................     235,331,616
Draw to fund investment in mortgage note (see Note D).......      25,150,000
                                                              --------------
                                                              $1,008,092,616
                                                              ==============

     (H) To reflect the net decrease in partners' capital due to the write-off of mark-to-market adjustments on mortgage debt repaid with the $1.5 billion Credit Facility (see Note D).

                       EOP OPERATING LIMITED PARTNERSHIP

                         NOTES TO PRE-MERGER PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

     (I) Represents the combined historical statements of operations of EOP Partnership for the period from July 11, 1997 to September 30, 1997 and Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997 for the Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 and the Historical Statement of Operations of Equity Office Predecessors for the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996.

     (J) To reflect the operations and the depreciation expense for (a) the pro forma condensed combined statement of operations for the nine months ended September 30, 1997; for the period from January 1, 1997 through the earlier of the date of acquisition or September 30, 1997, as applicable, for properties acquired, or expected to be acquired, in 1997, and (b) the pro forma condensed combined statement of operations for the year ended December 31, 1996; for the period from January 1, 1996 through the date of acquisition for properties acquired in 1996, or December 31, 1996 for the properties acquired, or expected to be acquired, in 1997. Interest expense was also adjusted, where applicable, to reflect nine months and a full year, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

                         PROPERTY                               DATE ACQUIRED       PERIOD REFERENCE
                         --------                               -------------       ----------------
1601 Market Street........................................    January 18, 1996             1
Promenade II..............................................    June 14, 1996                1
Two California Plaza......................................    August 23, 1996              1
BP Tower..................................................    September 4, 1996            1
SunTrust Center...........................................    September 18, 1996           1
Reston Town Center........................................    October 22, 1996             1
One Phoenix Plaza.........................................    December 4, 1996             1
Colonnade I...............................................    December 4, 1996             1
Boston Harbor Garage......................................    December 10, 1996            1
Milwaukee Center Parking Garage...........................    December 18, 1996            1
15th & Sansom Streets Garage..............................    December 27, 1996            1
1616 Chancellor Street Garage.............................    December 27, 1996            1
Juniper/Locusts Streets Garage............................    December 27, 1996            1
1616 Sansom Street Garage.................................    December 27, 1996            1
1111 Sansom Street Garage.................................    December 27, 1996            1
177 Broad Street..........................................    January 29, 1997             2
Biltmore Apartments.......................................    January 29, 1997             2
Preston Commons...........................................    March 21, 1997               2
Oakbrook Terrace Tower....................................    April 16, 1997               2
50% Interest in Civic Parking, L.L.C......................    April 16, 1997               2
One Maritime Plaza........................................    April 21, 1997               2
Smith Barney Tower........................................    April 29, 1997               2
201 Mission Street........................................    April 30, 1997               2
30 N. LaSalle.............................................    June 13, 1997                2
Adams-Wabash Parking Garage...............................    August 11, 1997              2
Columbus America Properties...............................    September 3, 1997            2
Prudential Properties.....................................    October 1, 1997              3
550 South Hope Street.....................................    October 6, 1997              3
10 & 30 South Wacker Drive................................    October 7, 1997              3
Acorn Properties..........................................    October 7, 1997              3
One Lafayette Centre......................................    October 17, 1997             3
PPM Properties............................................    Pending                      3
Stanwix Parking Facility..................................    Pending                      3
LaSalle Office Plaza......................................    Pending                      3

                       EOP OPERATING LIMITED PARTNERSHIP

                         NOTES TO PRE-MERGER PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

Note 1: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996, in the column entitled "1996 Acquired Properties".

Note 2: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997, in the column entitled "1997 Acquired Properties".

Note 3: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997, in the column entitled "New Acquisitions". (See Note A).

     The depreciation adjustment of $3.4 million in the "1997 Acquired Properties" column and $24.1 million in the "New Acquisitions" column in the statement of operations for the nine months ended September 30, 1997, and the depreciation adjustment of $13.1 million in the "1996 Acquired Properties" column, $12.0 million in the "1997 Acquired Properties" column and $32.3 million in the "New Acquisitions" column in the statement of operations for the year ended December 31, 1996, are based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

     (K) To eliminate the operations of Barton Oaks Plaza II and 8383 Wilshire for the nine months ended September 30, 1997 and the year ended December 31, 1996, which were sold in January and May 1997, respectively.

     (L) To reflect the additional interest expense on debt obtained in the nine months ended September 30, 1997 on properties acquired before 1997 and to reflect the private debt offering and paydown of the revolving credit facility for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     (M) To reflect the adjustment for the straight-line effect of scheduled rent increase, assuming the Consolidation and the Offering closed on January 1, 1997 and 1996, respectively, for the pro forma condensed combined statement of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

                       EOP OPERATING LIMITED PARTNERSHIP

                         NOTES TO PRE-MERGER PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

     (N) To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the nine months ended September 30, 1997 and for the year ended December 31, 1996, on a straight-line basis, as follows:

                                            FOR THE NINE MONTHS ENDED   FOR THE YEAR ENDED
                                               SEPTEMBER 30, 1997       DECEMBER 31, 1996
                                            -------------------------   ------------------
Historical investment in real estate
  before accumulated depreciation.........       $5,022,946,000           $5,022,946,000
Less: Portion allocated to land estimated
  to be 10%...............................         (502,294,600)            (502,294,600)
                                                 --------------           --------------
Depreciable basis.........................       $4,520,651,400           $4,520,651,400
                                                 ==============           ==============
Depreciation expense based on an estimated
  useful life of 40 years.................       $   84,762,214           $  113,016,285
Less: Historical depreciation expense
  recorded on the step-up amount..........           80,166,000               82,905,000
Pro forma depreciation expense on 1996
  Acquired Properties.....................                   --               13,090,000
Pro forma depreciation expense on 1997
  Acquired Properties.....................            3,391,000               11,951,000
Depreciation expense on disposed
  properties..............................                   --               (1,941,000)
                                                 --------------           --------------
Depreciation expense adjustment...........       $    1,205,214           $    7,011,285
                                                 ==============           ==============

     (O) To eliminate the $5.9 million and $13.3 million of amortization historically recognized as a result of the write-off of deferred loan costs, lease acquisition costs and organization costs, net of the $4.1 million and $4.4 million amortization of the discount required to record the mortgage debt at fair value recorded in connection with the Consolidation and Offering, and the $0.1 million and $0.3 million of amortization relating to disposed properties for the nine months ended September 30, 1997 and the year ended December 31, 1996.

                       EOP OPERATING LIMITED PARTNERSHIP

                         NOTES TO PRE-MERGER PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

     (P) To reflect the 5% economic interest that EOP Partnership does not own in Equity Office Properties Management Corp. (the "Management Corp.").

                                             FOR THE NINE MONTHS ENDED    FOR THE YEAR ENDED
                                                SEPTEMBER 30, 1997        DECEMBER 31, 1996
                                             -------------------------    ------------------
Historical ownership interest in
  partially owned properties.............           $1,191,000                $2,086,000
                                                 -------------                ----------
Fees from noncombined affiliates.........            3,840,000                 5,120,000
Management Corp. expenses................            3,000,000                 4,000,000
                                                 -------------                ----------
Estimated Management Corp. net income....              840,000                 1,120,000
                                                 -------------                ----------
Minority interest 5% economic interest in
  the Management Corp....................               42,000                    56,000
                                                 -------------                ----------
Net income allocated to minority
  interests ownership in partially owned
  properties.............................           $1,233,000                $2,142,000
                                                 =============                ==========


     (Q) To reflect the reduction of interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May 1997 and the $598.4 million repaid with net proceeds of the Offering and cash held by Equity Office Predecessors.


     (R) To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public company, as follows:

                                             FOR THE NINE MONTHS ENDED    FOR THE YEAR ENDED
                                                SEPTEMBER 30, 1997        DECEMBER 31, 1996
                                             -------------------------    ------------------
Directors and officers insurance.........           $  375,000                $  500,000
Printing and mailing.....................              375,000                   500,000
Trustees and directors fees..............              225,000                   300,000
Investor relations.......................              225,000                   300,000
Other....................................              600,000                   800,000
                                                 -------------                ----------
  Total..................................           $1,800,000                $2,400,000
                                                 =============                ==========

     (S) To reflect interest income from the investment in the mortgage note (see Note E).

     (T) To reflect the net increase in interest expense associated with the $235.0 million of mortgage indebtedness repaid from draws on the $1.5 billion Credit Facility (see Note F) and repayment of the line of credit balance of $211.1 million.

     (U) To eliminate the $.7 and $.5 million of amortization expense recorded on the mark-to-market adjustment on debt repaid from draws on the $1.5 billion Credit Facility and the reflect amortization of $4.9 and $4.9 million related to the underwriting fees associated with the $1.5 billion Credit Facility for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     (V) Net income per EOP Partnership Unit is based upon 163.6 million EOP Partnership Units outstanding upon completion of the Consolidation and the Offering. Pro forma net income per EOP Partnership Unit is based upon 179.4 million EOP Partnership Units assumed to be outstanding upon acquisition of the New Acquisitions and the issuance of EOP Partnership Units.

          EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED BALANCE SHEET
             AND EQUITY OFFICE PREDECESSORS COMBINED BALANCE SHEET

                                                                 EOP OPERATING       EQUITY OFFICE
                                                              LIMITED PARTNERSHIP    PREDECESSORS
                                                                 SEPTEMBER 30,       DECEMBER 31,
                                                                     1997                1996
                                                                  (UNAUDITED)         (UNAUDITED)
                                                              -------------------    -------------
                                                                        ($ IN THOUSANDS)
                           ASSETS
Investment in real estate...................................      $5,022,946           $3,549,708
Accumulated depreciation....................................         (22,787)            (257,893)
                                                                  ----------           ----------
                                                                   5,000,159            3,291,815
Cash and cash equivalents...................................         132,649              410,420
Tenant and other receivables (net of allowance for doubtful
  accounts of $774 and $55, respectively)...................           7,488                8,675
Deferred rent receivable....................................           8,702               49,986
Escrow deposits and restricted cash.........................          42,966               32,593
Investment in unconsolidated joint ventures.................          93,826               26,910
Deferred financing costs (net of accumulated amortization of
  $107 and $3,351, respectively)............................           1,232                8,372
Deferred leasing costs (net of accumulated amortization of
  $0 and $18,455, respectively).............................          19,648               62,593
Prepaid expenses and other assets...........................          49,252               21,201
                                                                  ----------           ----------
          TOTAL ASSETS......................................      $5,355,922           $3,912,565
                                                                  ==========           ==========
      LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY
Mortgage debt...............................................      $1,325,333           $1,837,767
Unsecured notes.............................................         180,000                   --
Line of credit..............................................         211,125              127,125
Accounts payable and accrued expenses.......................          98,369               81,995
Due to affiliates...........................................           1,292                2,074
Distribution payable........................................          42,964               96,500
Other liabilities...........................................          33,087               29,022
                                                                  ----------           ----------
          TOTAL LIABILITIES.................................       1,892,170            2,174,483
                                                                  ----------           ----------
Commitments and contingencies (Note 15).....................              --                   --
Minority interests -- Partially Owned Properties............          28,118               11,080
                                                                  ----------           ----------
Partners' Capital/Owners' Equity............................       3,435,634            1,727,002
                                                                  ----------           ----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY......      $5,355,922           $3,912,565
                                                                  ==========           ==========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF OPERATIONS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                            EQUITY OFFICE
                                                                            PREDECESSORS     EQUITY OFFICE
                                                        EOP OPERATING            FOR         PREDECESSORS
                                                     LIMITED PARTNERSHIP     THE PERIOD      FOR THE THREE
                                                     FOR THE PERIOD FROM        FROM         MONTHS ENDED
                                                      JULY 11, 1997 TO     JULY 1, 1997 TO   SEPTEMBER 30,
                                                     SEPTEMBER 30, 1997     JULY 10, 1997        1996
                                                     -------------------   ---------------   -------------
                                                                       ($ IN THOUSANDS)
Revenues:
  Rental...........................................     $    124,962           $14,410         $ 98,186
  Tenant reimbursements............................           23,614             2,985           16,103
  Parking..........................................           12,653             1,141            6,746
  Other............................................            1,061               269            1,848
  Fees from noncombined affiliates.................            1,331                70              886
  Interest.........................................              947               443            2,348
                                                        ------------           -------         --------
  Total revenues...................................          164,568            19,318          126,117
                                                        ------------           -------         --------
Expenses:
  Interest:
     Expense incurred..............................           25,793             4,180           33,540
     Amortization of deferred financing costs......            1,374               410            2,193
  Depreciation.....................................           22,787             4,718           20,912
  Amortization.....................................               --               497            2,556
  Real estate taxes................................           18,317             2,326           12,246
  Insurance........................................            1,255               245            1,344
  Repairs and maintenance..........................           19,651             2,412           18,418
  Property operating...............................           23,662             2,193           18,885
  General and administrative.......................            5,855             2,475            5,008
                                                        ------------           -------         --------
  Total expenses...................................          118,694            19,456          115,102
                                                        ------------           -------         --------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, and extraordinary items................           45,874              (138)          11,015
Minority interests -- Partially Owned Properties...             (279)              (33)            (468)
Income from unconsolidated joint ventures..........            1,426               (43)             477
                                                        ------------           -------         --------
Income before extraordinary items..................           47,021              (214)          11,024
Extraordinary items................................          (12,930)               --               --
                                                        ------------           -------         --------
Net income (loss)..................................     $     34,091           $  (214)        $ 11,024
                                                        ============           =======         ========
Net income per Unit:
  Income before extraordinary items................     $       0.29           $    --         $     --
  Extraordinary items..............................            (0.08)               --               --
                                                        ------------           -------         --------
Net income per Unit................................     $        .21           $    --         $     --
                                                        ============           =======         ========
Weighted average Units outstanding.................      164,146,710                --               --
                                                        ============           =======         ========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF OPERATIONS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                             EQUITY OFFICE
                                                     EOP OPERATING        EQUITY OFFICE      PREDECESSORS
                                                  LIMITED PARTNERSHIP    PREDECESSORS FOR    FOR THE NINE
                                                  FOR THE PERIOD FROM    THE PERIOD FROM     MONTHS ENDED
                                                   JULY 11, 1997 TO     JANUARY 1, 1997 TO   SEPTEMBER 30,
                                                  SEPTEMBER 30, 1997      JULY 10, 1997          1996
                                                  -------------------   ------------------   -------------
                                                                      ($ IN THOUSANDS)
Revenues:
  Rental........................................     $    124,962            $256,146          $275,156
  Tenant reimbursements.........................           23,614              43,241            43,239
  Parking.......................................           12,653              21,091            18,975
  Other.........................................            1,061               6,539             6,290
  Fees from noncombined affiliates..............            1,331               2,510             3,126
  Interest......................................              947               9,577             6,451
                                                     ------------            --------          --------
  Total revenues................................          164,568             339,104           353,237
                                                     ------------            --------          --------
Expenses:
  Interest:
     Expense incurred...........................           25,793              80,481            87,551
     Amortization of deferred financing costs...            1,374               2,771             3,438
  Depreciation..................................           22,787              57,379            59,246
  Amortization..................................               --               5,884             6,509
  Real estate taxes.............................           18,317              34,000            37,208
  Insurance.....................................            1,255               3,060             3,463
  Repairs and maintenance.......................           19,651              45,540            49,594
  Property operating............................           23,662              44,685            51,558
  General and administrative....................            5,855              17,201            16,278
                                                     ------------            --------          --------
  Total expenses................................          118,694             291,001           314,845
                                                     ------------            --------          --------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, gain on sales of real estate and
  extraordinary items...........................           45,874              48,103            38,392
Minority interests -- Partially Owned
  Properties....................................             (279)               (912)           (2,166)
Income from unconsolidated joint ventures.......            1,426               1,982             1,554
Gain on sales of real estate....................               --              12,510             5,262
                                                     ------------            --------          --------
Income before extraordinary items...............           47,021              61,683            43,042
Extraordinary items.............................          (12,930)               (274)               --
                                                     ------------            --------          --------
Net income......................................     $     34,091            $ 61,409          $ 43,042
                                                     ============            ========          ========
Net income per Unit:
  Income before extraordinary items.............     $       0.29            $     --          $     --
  Extraordinary items...........................            (0.08)                 --                --
                                                     ------------            --------          --------
Net income per Unit.............................     $       0.21            $     --          $     --
                                                     ============            ========          ========
Weighted average Units outstanding..............      164,146,710                  --                --
                                                     ============            ========          ========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF CASH FLOWS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                 EQUITY OFFICE
                                                         EOP OPERATING        EQUITY OFFICE      PREDECESSORS
                                                      LIMITED PARTNERSHIP    PREDECESSORS FOR    FOR THE NINE
                                                      FOR THE PERIOD FROM    THE PERIOD FROM     MONTHS ENDED
                                                       JULY 11, 1997 TO     JANUARY 1, 1997 TO   SEPTEMBER 30,
                                                      SEPTEMBER 30, 1997      JULY 10, 1997          1996
                                                      -------------------   ------------------   -------------
                                                                          ($ IN THOUSANDS)
Operating activities:
  Net income.........................................      $ 34,091             $  61,409          $ 43,042
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization....................        24,161                66,034            69,193
    (Income) from unconsolidated joint ventures......        (1,426)               (1,982)           (1,554)
    (Gain) on sale of real estate....................            --               (12,510)           (5,262)
    Extraordinary loss from early extinguishments of
       debt..........................................        12,930                   274                --
    Provision for doubtful accounts..................         1,556                 1,175               549
    Allocation to minority interests.................           279                   912             2,166
    Changes in assets and liabilities:
       Decrease (increase) in rents receivable.......         5,297                 2,664           (10,398)
       (Increase) in deferred rent receivables.......       (10,213)               (8,061)               --
       (Increase) in other assets....................       (27,742)               (8,839)           (4,154)
       Increase in accounts payable and accrued
         expenses....................................        12,504                 2,916               190
       (Decrease) increase in due to affiliates......        (1,678)                 (722)            2,240
       Increase (decrease) in other liabilities......         9,906                (7,310)           (6,327)
                                                           --------             ---------          --------
       Net cash provided by operating activities.....        59,665                95,960            89,685
                                                           --------             ---------          --------
Investing activities:
  Property acquisitions..............................       (26,025)             (531,968)         (485,715)
  Payments for capital and tenant improvements.......       (42,587)              (59,511)          (78,690)
  Proceeds from sale of real estate..................            --                72,078            14,504
  Distributions from (investments in) unconsolidated
    joint ventures...................................         1,535               (44,260)            1,443
  Payments of lease acquisition costs................        (6,331)               (9,260)          (15,827)
  (Increase) decrease in escrow deposits and
    restricted cash..................................       (12,226)                1,853           (25,055)
                                                           --------             ---------          --------
         Net cash (used for) investing activities....       (85,634)             (571,068)         (589,340)
                                                           --------             ---------          --------
Financing activities:
  Proceeds from common stock, net of offering
    costs............................................       564,506                    --                --
  Capital contributions..............................            --               287,949           253,771
  Capital distributions..............................            --              (288,652)          (26,408)
  Distributions to minority interest partners........        (1,355)               (3,401)          (21,177)
  Cash contributed from net assets...................       181,163                    --                --
  Proceeds from mortgage notes.......................         1,697               154,090           483,116
  Proceeds from unsecured notes......................       180,000                    --                --
  Proceeds from line of credit.......................       425,125               218,000           140,225
  Principal payments on mortgage notes...............      (691,714)              (47,472)         (205,406)
  Principal payments on lines of credit..............      (486,625)              (72,500)          (89,100)
  Payments of loan costs.............................        (1,327)               (1,889)           (4,741)
  Prepayment penalties on early extinguishments of
    debt.............................................       (12,877)                 (274)               --
                                                           --------             ---------          --------
         Net cash provided by financing activities...       158,593               245,851           530,280
                                                           --------             ---------          --------
Net increase (decrease) in cash and cash
  equivalents........................................       132,624              (229,257)           30,625
Cash and cash equivalents at the beginning of the
  period.............................................            25               410,420           111,121
                                                           --------             ---------          --------
Cash and cash equivalents at the end of the period...      $132,649             $ 181,163          $141,746
                                                           ========             =========          ========
Supplemental information:
    Interest paid during the period, including
       capitalized interest of $1,711, $3,669 and
       $532, respectively............................      $ 30,273             $  82,969          $ 86,794
                                                           ========             =========          ========

                            See accompanying notes.

        EOP OPERATING LIMITED PARTNERSHIP AND EQUITY OFFICE PREDECESSORS

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ORGANIZATION

     EOP Operating Limited Partnership, an Illinois limited partnership (together with its subsidiaries, the "Operating Partnership"), was formed to conduct the office property business of Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), and the predecessors thereof ("Equity Office Predecessors"). The Company was formed on October 9, 1996 to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Company. The Operating Partnership is a fully integrated, self-administered and self-managed real estate company engaged in acquiring, owning, managing, leasing and renovating office properties and parking facilities. As of September 30, 1997, the Operating Partnership owned or had an interest in 93 office properties (the "Office Properties") containing 33.4 million rentable square feet and 16 stand-alone parking facilities (the "Parking Facilities" and together with the Office Properties, the "Properties") containing 16,037 parking spaces. The Office Properties are located in 48 submarkets in 35 markets throughout the United States.

     The Company's assets, which include investments in joint ventures, are owned by, and substantially all of its operations are conducted through, the Operating Partnership. The Company is the managing general partner of the Operating Partnership. The Company expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes.

     On July 11, 1997, the Operating Partnership completed the consolidation of the entities which comprised Equity Office Predecessors (the "Consolidation") in connection with the consummation of the Company's initial public offering (the "Offering"). In the Offering, the Company sold 28,750,000 of its common shares of beneficial interest, $0.01 par value per share ("Common Shares") (including 3,750,000 Common Shares relating to the underwriters overallotment option), at $21 per Common Share, generating proceeds of $603,750,000. The Company contributed the net proceeds from the Offering (after deducting the underwriting discount of $39,243,750) of $564,506,250 to the Operating Partnership in exchange for 28,750,000 units of partnership interest in the Operating Partnership ("Units"). The Operating Partnership used the net proceeds of the Offering contributed to it by the Company and available cash reserves to repay debt of approximately $678,394,000, of which $598,394,000 was mortgage debt and $80,000,000 was a revolving line of credit.

     Concurrent with the Offering, the Operating Partnership also completed the following formation transactions which resulted in the Consolidation of the Equity Office Predecessors into the Operating Partnership:

     - Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partners IV (collectively the "ZML Opportunity Partnerships"), the predecessor owners of the Properties, contributed their interests in the Properties to the Operating Partnership in exchange for 126,419,397 Units.

     - ZML Investors Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust (collectively the "ZML REITs") merged into the Company, with the Company succeeding to their interests in, and becoming the managing general partners of each of the ZML Opportunity Partnerships. Shareholders of the ZML REITs received 122,900,572 Common Shares of the Company in exchange for their interests in the ZML REITs.

     - Equity Group Investments, Inc., an Illinois corporation ("EGI"), and Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH" and together with EGI, the "Equity Group") contributed substantially all of their interests in their office property and asset management business and parking facilities management business (collectively the "Management Business") to the Operating Partnership in exchange for 8,358,822 Units.

     - The Operating Partnership transferred a portion of the office property management business of EOH, the office property asset management business and the parking asset management business of the Equity Group that relates to the property management of the properties owned by the Equity Group, together with the 18 Properties held in partnerships or subject to participation agreements with unaffiliated parties (the "Joint Venture Properties") (collectively, the "Managed Property Business") to Equity Office Properties Management Corp., a Delaware corporation (the "Management Corp."), in exchange for non-voting stock representing 95% of the economic value in the Management Corp. and EOH contributed $150,000 to the Management Corp. in exchange for voting stock representing 5% of the economic value of the Management Corp.

     - ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and ZML Partners Limited Partnership IV (the "ZML Partners"), each of which is the general partner of one of the ZML Opportunity Partnerships, each transferred their 5% interest in certain corporations which owned a 1% general partnership interest in certain of the property title holding entities to a newly formed qualified REIT subsidiary ("QRS") in exchange for 26,458 Common Shares.

     - The Operating Partnership transferred its 95% interest in certain corporations which owned a 1% general partner interest in certain of the property title holding entities to a newly formed QRS in exchange for 502,740 Common Shares. Such Common Shares have been treated as treasury stock in the accompanying financial statements.

     The table below summarizes the ownership of the Operating Partnership upon the completion of the transactions described above:

       OWNERSHIP OF EOP OPERATING LIMITED PARTNERSHIP         NUMBER OF UNITS    PERCENTAGE
       ----------------------------------------------         ---------------    ----------
Equity Office Properties Trust (held directly)..............     28,777,458          17.6%
Equity Office Properties Trust (held through its interests
  in the ZML Opportunity Partnerships)......................    122,900,572          75.1%
                                                               ------------        ------
Equity Office Properties Trust subtotal.....................    151,678,030          92.7%
ZML Partners (held through its interests in ZML Opportunity
  Partnerships).............................................      3,229,001           2.0%
Other limited partner (held through its interest in ZML
  Opportunity Partnership II)...............................        289,824           0.2%
Equity Group Investments, Inc...............................      3,737,438           2.3%
Equity Office Holdings, L.L.C...............................      4,621,384           2.8%
                                                               ------------        ------
  Total.....................................................    163,555,677         100.0%
                                                               ============        ======

2. BASIS OF PRESENTATION

     The consolidated financial statements of the Operating Partnership reflect the Properties at their carryover historical basis of accounting to the extent that interests in the Properties were transferred from Equity Office Predecessors to the Operating Partnership by the Equity Group. The remaining interests acquired by the Operating Partnership from other owners of Equity Office Predecessors have been accounted for as a purchase and the excess of the purchase price over the related historical basis of the net assets acquired was allocated primarily to investment in real estate.

     The combined financial statements of Equity Office Predecessors prior to the Consolidation included interests in the properties of the ZML Opportunity Partnerships together with their limited and general partners (collectively, the "ZML Funds" which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund
IV) and the Management Business. The combined financial statements of Equity Office Predecessors are presented on a combined basis, at historical cost, because the ZML Funds and the Management Business were under common control and management of the owners of the Equity Group through general partnership interests in the ZML Funds and through their ownership of the Management

Business. Minority interests have been recorded for those entities that were not wholly owned by the ZML Funds. Where controlling interests were not held by the ZML Funds, the entities were accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All intercompany transactions and balances have been eliminated in combination.

     The consolidated financial statements of the Operating Partnership and the combined financial statements of Equity Office Predecessors have been prepared pursuant to the Securities and Exchange Commission ("SEC") rules and regulations. The following notes highlight significant changes to the notes to the December 31, 1996 audited combined financial statements of Equity Office Predecessors contained elsewhere herein and present interim disclosures as required by the SEC.

3. USE OF ESTIMATES

     The preparation of the consolidated financial statements of the Operating Partnership and the combined financial statements of Equity Office Predecessors in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. UNAUDITED INTERIM STATEMENTS

     The consolidated financial statements of the Operating Partnership as of September 30, 1997 and for the period from July 11, 1997 to September 30, 1997, and the combined financial statements of Equity Office Predecessors for the periods from July 1, 1997 to July 10, 1997, January 1, 1997 to July 10, 1997 and for the three and nine months ended September 30, 1996 and related footnote disclosures are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the results of the interim periods. All such adjustments are of a normal, recurring nature.

5. RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 statements contained herein in order to provide comparability with the 1997 statements reported herein. These reclassifications have not changed the 1996 results or owners' equity.

6. INVESTMENT IN RENTAL PROPERTY

     During the quarter ended September 30, 1997, the Operating Partnership acquired the four Properties listed below. Each Property was purchased from an unaffiliated party.

                                                                TOTAL
    DATE                                                       SQUARE     PARKING
  ACQUIRED             PROPERTY                LOCATION         FEET      SPACES    PURCHASE PRICE
  --------             --------                --------       ---------   -------   --------------
   8/11/97  Adams-Wabash Parking Garage     Chicago, IL              --      670     $ 25,000,000(1)
    9/3/97  Columbus America Properties                                               140,000,000(2)
              LL&E Tower                    New Orleans, LA     545,157       --               --
            Texaco Center                   New Orleans, LA     619,714       --               --
            601 Tchoupitoulas               New Orleans, LA          --      759               --
                                                              ---------    -----     ------------
                                                              1,164,871    1,429     $165,000,000
                                                              =========    =====     ============

---------------

(1) The total purchase price was paid from available cash.
(2) The purchase price was paid with $90.9 million in cash funded primarily from the $600 million credit facility and $49.1 million in Units (1,692,546 Units at $29 per Unit).

7. INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower office property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994, and acquired a 50% limited partnership interest in Civic Parking, L.L.C. in April 1997. These transactions were accounted for utilizing the equity method of accounting. Under this method of accounting, the net equity investment of the Operating Partnership is reflected on the consolidated and combined balance sheets, and the consolidated and combined statements of operations include the Operating Partnership's share of net income or loss from 500 Orange and Civic Parking, L.L.C. The Operating Partnership's share of net income or loss from 500 Orange and Civic Parking, L.L.C. is approximately 100% and 50%, respectively. Selected balance sheets and statements of operations data for the Operating Partnership's interest in 500 Orange and Civic Parking, L.L.C. is as follows:

                                                      500 ORANGE TOWER            CIVIC PARKING, L.L.C.
                BALANCE SHEETS                  ----------------------------   ----------------------------
                                                SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                    1997            1996           1997            1996
                                                -------------   ------------   -------------   ------------
                                                                     ($ IN THOUSANDS)

                                                                                                 (NOTE A)
ASSETS:
  Investment in real estate, net..............     $42,082        $26,555         $51,383             --
  Cash and cash equivalents...................         538            147           1,173             --
  Rents and other receivables.................          46            150              65             --
  Other assets................................         190            720              33             --
                                                   -------        -------         -------        -------
               TOTAL ASSETS...................     $42,856        $27,572         $52,654             --
                                                   =======        =======         =======        =======
LIABILITIES AND OWNERS' EQUITY:
  Accounts payable and accrued expenses.......     $   897        $   364         $   367             --
  Due to affiliates...........................          --             19              34             --
  Other liabilities...........................         369            279              17             --
                                                   -------        -------         -------        -------
               TOTAL LIABILITIES..............       1,266            662             418             --
                                                   -------        -------         -------        -------
  Shareholders'/owners' equity................      41,590         26,910          52,236             --
                                                   -------        -------         -------        -------
               TOTAL LIABILITIES AND OWNERS'
                 EQUITY.......................     $42,856        $27,572         $52,654             --
                                                   =======        =======         =======        =======

                                                     500 ORANGE TOWER              CIVIC PARKING, L.L.C.
                                               -----------------------------   -----------------------------
                                                    THREE MONTHS ENDED              THREE MONTHS ENDED
          STATEMENTS OF OPERATIONS             -----------------------------   -----------------------------
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   1997            1996            1997            1996
                                               -------------   -------------   -------------   -------------
                                                                     ($ IN THOUSANDS)

                                                                                                 (NOTE A)
Revenues:
  Rental.....................................     $1,073          $1,123          $   70               --
  Tenant reimbursements......................         63              14               6               --
  Parking....................................          1              --           1,164               --
  Other......................................        152              12              14               --
                                                  ------          ------          ------          -------
               Total revenues................      1,289           1,149           1,254               --
                                                  ------          ------          ------          -------
Expenses:
  Interest...................................         --              --              --               --
  Depreciation...............................        196             217             313               --
  Amortization...............................          8              35              --               --
  Real estate taxes and insurance............         87              43             113               --
  Repairs and maintenance....................        102             160               2               --
  Property operating.........................        339             217              --               --
                                                  ------          ------          ------          -------
               Total expenses................        732             672             428               --
                                                  ------          ------          ------          -------
Net income...................................     $  557          $  477          $  826               --
                                                  ======          ======          ======          =======

                                                     500 ORANGE TOWER              CIVIC PARKING, L.L.C.
                                               -----------------------------   -----------------------------
                                                     NINE MONTHS ENDED               NINE MONTHS ENDED
                                               -----------------------------   -----------------------------
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   1997            1996            1997            1996
                                               -------------   -------------   -------------   -------------
                                                                     ($ IN THOUSANDS)

                                                                                                 (NOTE A)
Revenues:
  Rental.....................................     $3,579          $3,461          $  195               --
  Tenant reimbursements......................        (20)             73               6               --
  Parking....................................          1              --           2,137               --
  Other......................................        178              22              14               --
                                                  ------          ------          ------          -------
               Total revenues................      3,738           3,556           2,352               --
                                                  ------          ------          ------          -------
Expenses:
  Interest...................................         --              --              --               --
  Depreciation...............................        710             618             528               --
  Amortization...............................         92              74              --               --
  Real estate taxes and insurance............         17             298             210               --
  Repairs and maintenance....................        436             484               3               --
  Property operating.........................        686             528              --               --
                                                  ------          ------          ------          -------
               Total expenses................      1,941           2,002             741               --
                                                  ------          ------          ------          -------
               Net income....................     $1,797          $1,554          $1,611               --
                                                  ======          ======          ======          =======

Note A: The balance sheet data as of December 31, 1996 and operational data for the three and nine months ended September 30, 1996 is not applicable since Civic Parking, L.L.C. was not owned by the Operating Partnership or Equity Office Predecessors at or during these periods.

8. MORTGAGE NOTES, UNSECURED NOTES AND LINES OF CREDIT

     On July 15, 1997, the Operating Partnership obtained a $600 million unsecured revolving credit facility (the "$600 million Credit Facility") which is used for acquisitions and general corporate purposes. Amounts were drawn on the $600 million Credit Facility to repay the outstanding balance on the previous ZML Fund IV line of credit (the "$475 Million Line") which was terminated when the $600 million Credit Facility was obtained. The $600 million Credit Facility matures on July 15, 2000. The Operating Partnership paid a commitment fee on the $600 million Credit Facility at closing of approximately $645,000. In addition, until the Operating Partnership receives a long term debt rating of BBB- or Baa3 or higher by two rating agencies, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $600 million Credit Facility as follows: .15% per annum if the unused amount is between 0 to 33%; .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is more than 66%. The $600 million Credit Facility carries an interest rate equal to LIBOR plus 110 basis points. Once the Operating Partnership receives the rating as described above, a competitive bid option will become available for up to $250 million of the facility amount, the interest rate spread will be reduced on a sliding scale based upon the Operating Partnership's senior unsecured debt rating and the unused commitment fee will be replaced by a facility fee of .20% per annum. As of November 14, 1997, no amounts were outstanding under the $600 million Credit Facility.

     On September 3, 1997, the Operating Partnership completed a private debt offering of $180 million (the "$180 million Private Debt Offering") with an unaffiliated party. The terms of the $180 million Private Debt Offering consist of four tranches with maturities from seven to ten years which were priced at an interest rate spread over the corresponding U.S. Treasury rate. The Operating Partnership used the proceeds of the $180 million Private Debt Offering to repay a portion of the $600 million Credit Facility. In addition, the Operating Partnership terminated $150 million of hedge agreements at a cost of approximately $3.9 million in connection with the $180 million Private Debt Offering. This amount will be amortized to interest expense over the respective terms of each tranche. A summary of the terms of the $180 million Private Debt Offering is as follows:

               TRANCHE                                AMOUNT       STATED RATE   EFFECTIVE RATE(A)
               -------                             ------------    -----------   -----------------
  7 Year Senior Notes due 2004...................  $ 30,000,000      7.24%            7.24%
  8 Year Senior Notes due 2005...................    50,000,000      7.36%            7.67%
  9 Year Senior Notes due 2006...................    50,000,000      7.44%            7.73%
  10 Year Senior Notes due 2007..................    50,000,000      7.42%            7.69%
                                                   ------------
                                                   $180,000,000
                                                   ============

---------------

(A) Includes the cost of the amortized terminated interest rate protection agreements.

     As of September 30, 1997, the Operating Partnership had outstanding mortgage indebtedness of approximately $1.3 billion encumbering 48 of the Properties. The carrying value of such Properties, net of accumulated depreciation of approximately $12 million, was approximately $2.6 billion.

     In order to limit the market risk associated with variable rate debt, the Operating Partnership entered into several interest rate protection agreements. These agreements effectively convert floating rate debt to a fixed rate basis, as well as hedge anticipated financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received under these agreements are deferred and amortized over the term of the related financing transaction on the straight-line method which approximates the effective yield method. A summary of the various interest rate hedge agreements is as follows: (1) On June 4, 1997, the Operating Partnership entered into interest rate protection agreements for $700 million of indebtedness. As a result of this arrangement, the Operating Partnership has essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million in indebtedness. In August 1997, the Operating Partnership terminated $150 million of the $700 million of hedge agreements at a cost of $3.9 million. The terminated agreements pertained to the $180 million Private Debt Offering. The portion of the Private Debt Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. The cost of the terminated hedge agreements will be amortized to interest expense over the respective terms of each tranche. (2) On October 6, 1997, the Operating Partnership entered into an additional $450 million of interest rate protection agreements based on the U.S. Treasury rates in effect at that date. The Operating Partnership intends to terminate these agreements and the remaining $550 million hedge agreements described above at such time as it incurs fixed rate indebtedness. Upon the occurrence of such termination, the Operating Partnership will either owe money or be entitled to receive money depending on whether U.S. Treasury rates have increased (resulting in a payment to the Operating Partnership) or decreased (resulting in a payment obligation of the Operating Partnership) subsequent to the date of the hedge. The counterparties to these arrangements are major U.S. financial institutions. (3) Equity Office Predecessors entered into an interest rate swap agreement in October 1995 which effectively fixed the interest rate on a $93.6 million mortgage loan at 6.94% through the maturity of the loan on June 30, 2000.

9. PARTNERS' CAPITAL

     As discussed in Note 1 above, the Operating Partnership issued 163,555,677 Units in connection with the Consolidation and Offering. On September 3, 1997, the EOP Partnership issued 1,692,546 Units in connection with the Columbus America Properties acquisition.

     On September 26, 1997, the Company as general partner of the Operating Partnership, declared a distribution of $.26 per Unit outstanding, representing a pro rata distribution since the closing of the Offering on July 11, 1997, based upon a full quarterly distribution of $.30 per Unit and an annual distribution of $1.20 per Unit, totaling approximately $42,964,500. The distribution was paid on October 9, 1997 to Unit holders of record on September 29, 1997.

10. NON-CASH INVESTING AND FINANCING ACTIVITIES

     Additional supplemental disclosures of non-cash investing and financing activities for the nine months ended September 30, 1997 and 1996 are as follows:

     (1) The following summarizes the assets and liabilities contributed by Equity Office Predecessors in exchange for 122,928,030 Common Shares of the Company and 11,877,647 Units of the Operating Partnership at the Consolidation on July 11, 1997:

                                                              (IN THOUSANDS)
Investment in real estate...................................   $ 4,815,234
Investment in unconsolidated joint ventures.................        93,935
Cash contributed to the Operating Partnership...............       181,163
                                                               -----------
                                                               $ 5,090,332
                                                               ===========
Debt........................................................   $ 2,196,708
Other liabilities over assets, net..........................        62,706
Owners' equity..............................................     2,830,918
                                                               -----------
                                                               $ 5,090,332
                                                               ===========

                                                 EOP OPERATING             EQUITY OFFICE
                                              LIMITED PARTNERSHIP          PREDECESSORS             EQUITY OFFICE
                                              FOR THE PERIOD FROM       FOR THE PERIOD FROM      PREDECESSORS FOR THE
                                                JULY 11, 1997 TO        JANUARY 1, 1997 TO        NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997          JULY 10, 1997          SEPTEMBER 30, 1996
                                              --------------------      -------------------      --------------------
                                                                          (IN THOUSANDS)
Mortgage loans assumed through acquisition
  of Properties:..........................           $90,000                    $--                    $55,000
                                                     =======                    ===                    =======
Issuance of 1,692,546 Units in connection
  with the acquisition of Properties:.....           $49,100                    $--                    $    --
                                                     =======                    ===                    =======

11. PRO FORMA STATEMENT OF OPERATIONS

     The pro forma data presented below is included to illustrate the effect on the Operating Partnership's operations as a result of the transactions described below.

     The pro forma consolidated statement of operations for the three and nine months ended September 30, 1997 is presented as if the following transactions occurred on January 1, 1997: (1) the acquisition of 30 Office Properties and six Parking Facilities acquired between January 1, 1997 and October 17, 1997 and the disposition of two Office Properties; (2) the Private Debt Offering which occurred on September 3, 1997; (3) the Consolidation and the Offering and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; and (4) the decrease in interest expense resulting from draws from the $1.5 billion Credit Facility (see Note 17 (7)) used to refinance existing debt.

     The pro forma consolidated statement of operations for the nine months ended September 30, 1996 is presented as if the following transactions occurred on January 1, 1996: (1) the acquisition of 40 Office Properties and 13 Parking Facilities acquired between January 1, 1996 and October 17, 1997 and the disposition of two Office Properties; (2) the Private Debt Offering which occurred on September 3, 1997; (3) the Consolidation and the Offering and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; and (4) the decrease in interest expense resulting from draws from the $1.5 billion credit facility (see Note 17 (7)) used to refinance existing debt.

     The accompanying unaudited pro forma consolidated statement of operations have been prepared by management of the Operating Partnership and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma consolidated statement of operations should be read in conjunction with the accompanying notes to the financial statements contained herein.

                                                     FOR THE THREE
                                                     MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                     -------------   -----------------------------
                                                     SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                         1997            1997            1996
                                                     -------------   -------------   -------------
                                                                   ($ IN THOUSANDS)
Revenues:
  Rental...........................................  $    168,869    $    496,087    $    461,627
  Tenant reimbursements............................        35,657          99,239          89,791
  Parking..........................................        15,303          40,167          37,032
  Other............................................         1,893           9,989          11,787
  Fees from noncombined affiliate..................         1,401           3,841           3,126
  Interest.........................................         1,399          10,589           6,445
                                                     ------------    ------------    ------------
               Total revenues......................       224,522         659,912         609,808
                                                     ------------    ------------    ------------
Expenses:
  Property operating...............................        85,606         247,789         242,575
  Interest.........................................        42,997         126,311         125,544
  Depreciation.....................................        34,219         102,658         102,658
  Amortization.....................................         3,326           8,272           7,533
  General and administrative.......................         8,930          24,856          18,078
                                                     ------------    ------------    ------------
               Total expenses......................       175,078         509,886         496,388
                                                     ------------    ------------    ------------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, gain on sale of real estate and
  extraordinary items..............................        49,444         150,026         113,420
Minority interests -- Partially Owned Properties...          (326)         (1,233)         (2,208)
Income from investment in unconsolidated joint
  ventures.........................................         1,297           4,431           3,528
Gain on sale of real estate........................            --              --           5,262
                                                     ------------    ------------    ------------
Income before extraordinary items..................        50,415         153,224         120,002
Extraordinary items................................       (12,929)        (12,929)             --
                                                     ------------    ------------    ------------
  Net income.......................................  $     37,486    $    140,295    $    120,002
                                                     ============    ============    ============
Net income per Unit:
  Income before extraordinary items................  $        .29    $        .86    $        .67
  Extraordinary items..............................          (.08)           (.08)             --
                                                     ------------    ------------    ------------
Net income per Unit................................  $        .21    $        .78    $        .67
                                                     ============    ============    ============
Number of Units outstanding........................   179,195,816     179,195,816     179,195,816
                                                     ============    ============    ============

12. COMMITMENTS AND CONTINGENCIES

     The Operating Partnership has become a party to various legal actions resulting from the operating activities transferred to it in connection with the Consolidation. These actions are incidental to the transferred business and management does not believe that these actions will have a material adverse effect on the Operating Partnership.

     ZML-Chicago Parking Limited Partnership ("ZCP") and ZML-North Loop/Theatre District Parking Limited Partnership ("NLT"), were named as defendants in an action (the "Action") brought by an investor (the "Plaintiff") in an unaffiliated entity owning an interest in NLT. The Action was brought in the Circuit Court of Cook County, Illinois, Chancery Division, on August 15, 1995. NLT is the owner of two Parking

Facilities, North Loop Transportation Center and Theatre District Self Park ("Theatre District Garage"). The Plaintiff demands rescission of certain transactions related to the acquisition by NLT of the Theatre District Garage. The case was settled on October 1, 1997 and accordingly, was dismissed with prejudice pursuant to an order of even date. ZCP and NLT are fully indemnified by certain of the other co-defendants and will not be contributing any funds to the settlement.

     Except as described above, management of the Operating Partnership does not believe there is any litigation threatened against the Operating Partnership other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, and none of which is expected to have a material adverse effect on the consolidated financial statements of the Operating Partnership.

13. MERGER

     On September 15, 1997, the Company and the Operating Partnership entered into a definitive agreement and plan of merger with Beacon Properties Corporation and Beacon Properties, L.P. (collectively "Beacon") whereby Beacon's portfolio of 126 buildings containing 20.7 million square feet will be integrated into that of the Operating Partnership. The merger was unanimously approved by the Company's Board of Trustees and Beacon's Board of Directors. The merger plan calls for the Operating Partnership to issue 1.4063 Class A Units of the Operating Partnership for each Common Partnership Unit of Beacon Properties, L.P. which is anticipated to result in the issuance of approximately 9.8 million Units and the assumption of outstanding liabilities of approximately $1.0 billion as well as approximately 84.0 million Common Shares and $200 million in preferred shares to be issued in the connection the Merger of the Company and Beacon Properties Corporation. The merger, which will be accounted for under the purchase method of accounting, is expected to be completed in December, 1997 with a total purchase price of approximately $4.3 billion and is subject to the approval of the shareholders of both companies, unitholders of Beacon and other conditions. There can be no assurance that this transaction will be consummated as described above.

14. SUBSEQUENT EVENTS

     (1) In October, 1997, the Operating Partnership purchased the following office properties from an unaffiliated party:

        - Destec Tower, a 25-story, 574,216 square-foot office tower in Houston, Texas;

        - Brookhollow Central I, II and III, a 800,688 square foot office complex in suburban Houston, Texas;

        - 8080 Central, a 17-story, 283,707 square foot office building near Dallas, Texas; and

        - 1700 Market, a 32-story, 825,547 square foot office building in Philadelphia, Pennsylvania.

     The purchase price of approximately $289 million was comprised of $211.9 million in cash, $6.0 million of liabilities assumed and $71.1 million in Units issued at a price of $24.50 per Unit. In October 1997, affiliates of the seller of the foregoing properties purchased approximately $73.95 million in restricted Common Shares for $24.50 per share.

     (2) On October 6, 1997, the Operating Partnership purchased from an unaffiliated party 550 South Hope Street, a 566,434 square foot, 27-story office building located in Los Angeles, California. The purchase price of approximately $99.5 million was paid in cash.

     (3) On October 7, 1997, the Operating Partnership purchased from unaffiliated parties interests in the following office buildings located in suburban Philadelphia, Pennsylvania:

        - Four Falls Corporate Center, consisting of 254,355 square feet;

        - Oak Hill Plaza, consisting of 164,360 square feet;

        - Walnut Hill Plaza, consisting of 149,716 square feet;

        - Two Valley Square, consisting of 70,622 square feet;

        - Four Valley Square, consisting of 49,757 square feet;

        - Five Valley Square, consisting of 18,564 square feet;

        - One Devon Square, consisting of 77,267 square feet;

        - Two Devon Square, consisting of 63,226 square feet;

        - Three Devon Square, consisting of 6,000 square feet;

     The purchase price of approximately $127.5 million was comprised of $14.39 million in Units at a price of $28.775 per Unit, cash of approximately $98.41 million and $14.7 million of debt assumed by the Operating Partnership.

     In addition, the Company's Board of Trustees approved the purchase by the Operating Partnership of an interest in the following two properties from a party affiliated with the seller of the above properties:

        - One Valley Square, consisting of 70,289 square feet; and

        - Three Valley Square, consisting of 84,605 square feet.

     The purchase price of the interests in these properties is approximately $17.2 million of which approximately $4 million will be paid in Units to be issued at a price of $28.775 per Unit and the remainder will be comprised of a combination of cash and the assumption of debt. This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     The Operating Partnership shall have the option of purchasing the remaining interest in all 11 properties, exercisable for a designated period commencing three (3) years after the respective closing dates on the initial purchases, for additional consideration in the amount of approximately $2.1 million, all payable in Units valued at $28.775 per Unit. If this option is exercised, total consideration paid and to be paid for sole ownership of all 11 properties will be approximately $142.47 million.

     (4) On October 7, 1997, the Operating Partnership purchased from an unaffiliated party 10 and 30 South Wacker Drive, two 40-story office towers totaling 2,033,377 net rentable square feet, in downtown Chicago, Illinois. The purchase price of approximately $462 million was paid in cash.

     (5) On October 17, 1997, the Operating Partnership purchased from an unaffiliated party One Lafayette Center, a 314,634 square-foot 10-story office building, located in Washington, D.C. The purchase price of approximately $82.5 million was comprised of $24.4 million in Units issued at a net price of $32.975 per Unit, the assumption of approximately $5.3 million of liabilities and approximately $52.8 million of cash.

     (6) In October, 1997, the Company's Board of Trustees approved the purchase by the Operating Partnership of the following properties from an unaffiliated party for approximately $92 million:

        - 1600 Duke, a 68,770 square foot office building, located in Alexandria, Virginia;

        - Fair Oaks Plaza, a 177,917 square foot office building, located in Fairfax, Virginia; and

        - Lakeside Square, a 392,537 square foot office building, located in Dallas, Texas.

     This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     (7) In October, 1997, the Operating Partnership obtained a $1.5 billion unsecured credit facility (the "Facility"). The Facility is available for the acquisition of properties and general corporate purposes. The Facility carries an interest rate equal to LIBOR plus 100 basis points and may be increased or decreased upon the receipt of an investment grade unsecured debt rating. The Facility matures on July 1, 1998, and may be extended to October 1, 1998. The Operating Partnership paid an underwriting fee on the Facility at closing of approximately $4,875,000. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the Facility as follows:
 .15% per annum if the unused amount is between 0 to 33%; .20% per annum if the unused amount is more than 33% but less than 66%; and .25% per annum if the unused amount is greater than 66%. As of November 14, 1997, the outstanding balance on the Facility was approximately $1,044,450,000.

     (8) On October 20, 1997, the Company completed a private placement of Common Shares with an unaffiliated party receiving approximately $200 million at $30 per share.

     (9) In November, 1997, the Company's Board of Trustees approved the purchase by the Operating Partnership of LaSalle Plaza, a 588,908 square foot office building, located in Minneapolis, Minnesota, for approximately $97.4 million. This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     (10) In November, 1997, the Company's Board of Trustees approved the purchase by the Operating Partnership of the Stanwix Parking Facility, a parking facility consisting of approximately 712 spaces, located in Pittsburgh, Pennsylvania for approximately $17.3 million. This transaction is contingent upon the satisfactory completion of the Company's due diligence and certain other terms and conditions. There can be no assurance that this transaction will be consummated as described above.

     (11) The table below summarized the issuance of Operating Partnership Units at the Offering through November 14, 1997:

                        TRANSACTION                            DATE        UNITS
                        -----------                           -------   -----------
Outstanding upon completion of the Offering(A)..............  7/11/97   163,555,677
Units issued to seller of Properties (Note 8)...............   9/3/97     1,692,546
Restricted Share Awards to Officers.........................  9/22/97       119,000
Shares issued as Trustee compensation.......................  9/30/97         2,424
                                                                        -----------
Outstanding as of September 30, 1997........................  9/30/97   165,369,647
Common Shares and Units issued to seller of Properties (Note
  17 (1))...................................................  10/7/97     5,918,367
Units issued to seller of Properties (Note 17 (3))..........  10/7/97       499,977
Units issued to seller of Properties (Note 17 (5))..........  10/17/97      741,159
Private placement (Note 17 (8)).............................  10/20/97    6,666,667
                                                                        -----------
Outstanding as of November 14, 1997.........................            179,195,817
                                                                        ===========

---------------

(A) Excludes 502,740 common shares held by the Operating Partnership which are deemed not to be outstanding for accounting purposes and are eliminated in consolidation.

                         REPORT OF INDEPENDENT AUDITORS

To the Owners of
the Equity Office Predecessors

     We have audited the accompanying combined balance sheets of the Equity Office Predecessors, as defined in Note 1, as of December 31, 1996 and 1995, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule III, Real Estate and Accumulated Depreciation. These financial statements and schedule are the responsibility of the management of the Equity Office Predecessors. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Equity Office Predecessors at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                            ERNST & YOUNG LLP

Chicago, Illinois
March 25, 1997

                           EQUITY OFFICE PREDECESSORS

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
                                                                   (IN THOUSANDS)
Investment in real estate...................................  $3,549,708     $2,571,851
Accumulated depreciation....................................    (257,893)      (178,448)
                                                              ----------     ----------
                                                               3,291,815      2,393,403
Cash and cash equivalents...................................     410,420        111,121
Rents and other receivables (net of allowance for doubtful
  accounts of $2,724 and $2,075, respectively)..............      58,661         38,974
Escrow deposits and restricted cash.........................      32,593         20,360
Investment in unconsolidated joint ventures.................      26,910         26,505
Other assets (net of accumulated amortization of $21,806 and
  $14,721, respectively)....................................      92,166         60,527
                                                              ----------     ----------
          TOTAL ASSETS......................................  $3,912,565     $2,650,890
                                                              ==========     ==========

                            LIABILITIES AND OWNERS' EQUITY

Mortgage debt...............................................  $1,837,767     $1,358,827
Revolving line of credit....................................     127,125         76,000
Accounts payable and accrued expenses.......................      81,995         62,754
Due to affiliates...........................................       2,074            839
Distribution payable........................................      96,500         12,508
Other liabilities...........................................      29,022         18,406
                                                              ----------     ----------
          TOTAL LIABILITIES.................................   2,174,483      1,529,334
                                                              ----------     ----------
Commitments and contingencies (Note 11)
Minority interests..........................................      11,080         31,587
Owners' equity..............................................   1,727,002      1,089,969
                                                              ----------     ----------
          TOTAL LIABILITIES AND OWNERS' EQUITY..............  $3,912,565     $2,650,890
                                                              ==========     ==========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                       COMBINED STATEMENTS OF OPERATIONS

                                                                      YEARS ENDED DECEMBER 31,
                                                                ------------------------------------
                                                                  1996          1995          1994
                                                                --------      --------      --------
                                                                           (IN THOUSANDS)
Revenues:
  Rental....................................................    $386,481      $289,320      $193,046
  Tenant reimbursements.....................................      62,036        41,935        27,200
  Parking...................................................      27,253        15,390         6,920
  Other.....................................................      17,626        10,314         3,262
  Fees from noncombined affiliates..........................       5,120         5,899         6,018
  Interest..................................................       9,608         8,599         4,432
                                                                --------      --------      --------
         Total Revenues.....................................     508,124       371,457       240,878
                                                                --------      --------      --------
Expenses:
  Interest:
    Expense incurred........................................     119,595       100,566        59,316
    Amortization of deferred financing costs................       4,275         2,025         1,568
  Depreciation..............................................      82,905        64,716        40,812
  Amortization..............................................       9,057         7,415         4,525
  Real estate taxes and insurance...........................      57,045        41,330        30,014
  Repairs and maintenance...................................      71,156        53,618        35,260
  Property operating........................................      72,866        56,540        42,138
  General and administrative................................      23,145        21,987        15,603
  Provision for value impairment............................          --        20,248            --
                                                                --------      --------      --------
         Total expenses.....................................     440,044       368,445       229,236
                                                                --------      --------      --------
Income before (income) loss allocated to minority interests, income from investment in unconsolidated joint ventures,
  gain on sale of real estate and extraordinary items.......      68,080         3,012        11,642
(Income) loss allocated to minority interests, net of
  extraordinary gain of $20,035 in 1995.....................      (2,086)       (2,129)        1,437
Income from unconsolidated joint ventures...................       2,093         2,305         1,778
Gain on sale of real estate.................................       5,338            --            --
                                                                --------      --------      --------
Income before extraordinary items...........................      73,425         3,188        14,857
Extraordinary items.........................................          --        31,271         1,705
                                                                --------      --------      --------
Net income..................................................    $ 73,425      $ 34,459      $ 16,562
                                                                ========      ========      ========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                                                              FOR THE YEARS ENDED
                                                              DECEMBER 31, 1996,
                                                                 1995 AND 1994
                                                              -------------------
                                                                (IN THOUSANDS)
Owners' Equity, January 1, 1994.............................      $  488,627
  Contributions.............................................         251,909
  Offering expenses.........................................            (942)
  Distributions.............................................         (25,058)
  Net income for the year ended December 31, 1994...........          16,562
                                                                  ----------
Owners' Equity, December 31, 1994...........................         731,098
  Contributions.............................................         337,048
  Offering expenses.........................................            (128)
  Distributions.............................................         (12,508)
  Net income for the year ended December 31, 1995...........          34,459
                                                                  ----------
Owners' Equity, December 31, 1995...........................       1,089,969
  Contributions.............................................         661,265
  Offering expenses.........................................          (1,157)
  Distributions.............................................         (96,500)
  Net income for the year ended December 31, 1996...........          73,425
                                                                  ----------
Owners' Equity, December 31, 1996...........................      $1,727,002
                                                                  ==========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED DECEMBER 31,
                                                                -----------------------------------
                                                                  1996         1995         1994
                                                                ---------    ---------    ---------
                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income................................................    $  73,425    $  34,459    $  16,562
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................       96,237       74,156       46,905
    (Income) from investment in unconsolidated joint
      venture...............................................       (2,093)      (2,305)      (1,778)
    (Gain) on sale of real estate...........................       (5,338)          --           --
    Provision for value impairment..........................           --       20,248           --
    Extraordinary (gain) from early extinguishments of
      debt..................................................           --           --       (1,705)
    Extraordinary (gain) on repurchase of debt..............           --      (31,271)          --
    Provision for doubtful accounts.........................        2,284        2,096          572
    Income (loss) allocated to minority interests...........        2,086        2,129       (1,437)
    Changes in assets and liabilities:
       (Increase) in rents receivable.......................      (21,971)     (17,411)      (8,552)
       (Increase) decrease in other assets..................       (9,747)       1,374       (3,124)
       Increase in accounts payable and accrued expenses....       19,241        6,931       19,382
       Increase (decrease) in due to affiliates.............        1,235          (89)         293
       Increase in other liabilities........................       10,616        3,561        6,703
                                                                ---------    ---------    ---------
         Net cash provided by operating activities..........      165,975       93,878       73,821
                                                                ---------    ---------    ---------
INVESTING ACTIVITIES:
  Property acquisitions.....................................     (768,906)    (317,669)    (351,489)
  Payments for capital and tenant improvements..............     (129,485)     (76,985)     (72,952)
  Proceeds from sale of real estate.........................       14,502           --           --
  Distributions from (investment in) unconsolidated joint
    venture.................................................        1,688        2,300      (24,722)
  Payments of lease acquisition costs.......................      (29,793)     (16,106)     (22,883)
  (Increase) decrease in escrow deposits and restricted
    cash....................................................      (12,233)      27,845      (41,919)
                                                                ---------    ---------    ---------
         Net cash (used for) investing activities...........     (924,227)    (380,615)    (513,965)
                                                                ---------    ---------    ---------
FINANCING ACTIVITIES:
  Capital contributions.....................................      661,265      337,048      251,909
  Capital distributions.....................................      (12,508)     (17,800)      (8,458)
  Payments for offering expenses............................       (1,157)        (128)        (942)
  Contributions from (distributions to) minority interest
    partners................................................      (22,593)         141       26,018
  Proceeds from mortgage notes..............................      640,953      271,482      240,365
  Proceeds from revolving lines of credit...................      216,943      288,000      166,000
  Repurchase of debt........................................           --      (40,078)          --
  Principal payments on mortgage notes......................     (254,104)    (182,244)    (152,615)
  Principal payments on revolving line of credit............     (165,818)    (378,000)          --
  Payments of loan costs....................................       (5,430)      (1,908)      (6,854)
  Prepayment penalties on early extinguishments of debt.....           --           --         (500)
                                                                ---------    ---------    ---------
         Net cash provided by financing activities..........    1,057,551      276,513      514,923
                                                                ---------    ---------    ---------
Net (decrease) increase in cash and cash equivalents........      299,299      (10,224)      74,779
Cash and cash equivalents at the beginning of the year......      111,121      121,345       46,566
                                                                ---------    ---------    ---------
Cash and cash equivalents at the end of the year............    $ 410,420    $ 111,121    $ 121,345
                                                                =========    =========    =========
Supplemental information:
  Interest paid during the period, including capitalized
    interest of $4,640, $1,682 and $0, respectively.........    $ 121,813    $ 100,700    $  55,832
                                                                =========    =========    =========
  Non-cash financing activities:
    Financing assumed upon acquisition of real estate.......    $  92,091    $ 265,816    $ 211,263
                                                                =========    =========    =========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND ORGANIZATION

     Unless defined otherwise herein, capitalized terms used in these notes to the combined financial statements have the same meanings as defined elsewhere in this Registration Statement on Form S-4. These footnotes should be read in conjunction with the Registration Statement on Form S-4. As used herein, "Equity Office Predecessors" has the same meaning as EOP Predecessors.

  Business

     Prior to July 11, 1997, Equity Office Predecessors was engaged in acquiring, owning, managing, leasing, and renovating office properties and parking facilities throughout the United States. The Management Business included activities related to both the management of properties owned by Equity Office Predecessors (the "Properties") as well as properties which were owned by entities affiliated with Equity Office Predecessors. Equity Office Properties Trust (the "Company") is the successor to the business of Equity Office Predecessors.

  Organization

     Equity Office Predecessors is not a legal entity, but rather a combination of the Properties of the ZML Opportunity Partnerships together with their limited and general partners (collectively, the "ZML Funds" which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund IV), and the Management Business of the Equity Group that were combined into the Company pursuant to the Consolidation and the Offering. The combined financial statements include all the direct and indirect costs of the business of Equity Office Predecessors. The business of the apartment and retail properties owned by the ZML Funds (the "Non-Office Properties") have not been included in these combined financial statements.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The combined financial statements have been presented on a combined basis, at historical cost, because the ZML Funds and the Management Business were under the common control and management of the owners of the Equity Group through general partnership interests in the ZML Funds and through their ownership of the Management Business. Minority interests have been recorded for those entities that were not wholly owned by the ZML Funds. Where controlling interests were not held by the ZML Funds, the entities were accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All significant intercompany transactions and balances have been eliminated in combination.

  Capital Contributions/Distributions

     As of December 31, 1996, the capital partners of the four ZML Funds previously committed to contribute approximately $2,113,947,500, of which approximately $1,844,490,800 had been cumulatively contributed by capital partners, approximately $82,661,700 of the commitment had been canceled and approximately $186,795,000 remained uncalled.

     As of December 31, 1996, the ZML Funds had cumulatively declared or distributed approximately $139,045,900 to their capital partners.

     As of December 31, 1996, the net book value of the Non-Office Properties, consisting of 14 apartment buildings and two shopping center, which are not included in these combined financial statements, was approximately $285,920,700. All cash deficits incurred by the Non-Office Properties are reflected as distributions and all excess cash flow generated by the Non-Office Properties, including net proceeds from the sale of these properties, are reflected as contributions to Equity Office Predecessors. The net contributions (distributions) for the years ended December 31, 1996, 1995 and 1994 related to the Non-Office Properties was approximately $98,780,000, $908,000 and ($7,258,000), respectively.

                           EQUITY OFFICE PREDECESSORS

     During 1996, two Non-Office Properties were sold which generated net proceeds of approximately $96,664,000 which is included in the $98,780,000 net contributions from Non-Office Properties for the year ended December 31, 1996.

  Investment in Real Estate

     Investment in real estate, including Equity Office Predecessors' office properties (the "Office Properties") and Equity Office Predecessors' parking facilities (the "Parking Facilities"), was as follows:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996          1995
                                                              ----------    ----------
Land........................................................  $  314,370    $  235,581
Building....................................................   2,871,690     2,099,391
Building improvements.......................................     161,497        85,737
Tenant improvements.........................................     196,093       146,966
Furniture and fixtures......................................       6,058         4,176
                                                              ----------    ----------
                                                               3,549,708     2,571,851
Accumulated depreciation....................................    (257,893)     (178,448)
                                                              ----------    ----------
                                                              $3,291,815    $2,393,403
                                                              ==========    ==========

     Rental property and improvements, including costs capitalized during construction and other costs incurred are included in investment in real estate and are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:

                     ASSET CATEGORY                         ESTIMATED USEFUL LIFE
                     --------------                         ---------------------
Building................................................    40 years
Building improvements...................................    4-40 years
Tenant improvements.....................................    Term of lease
Furniture and fixtures..................................    3-12 years

     During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("Statement No. 121") which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. During the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20,248,500, of which $17,512,000 related to the adjustment of investment in real estate and approximately $2,736,500 related to unamortized lease acquisition costs.

     For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time Equity Office Predecessors has a commitment to sell the property and/or is actively marketing the property for sale. Property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not provided for in the statement of operations.

                           EQUITY OFFICE PREDECESSORS

  Lease Acquisition Costs

     Capitalized lease acquisition costs are recorded at cost and are included in other assets. These costs are amortized over the respective terms of the leases. Lease acquisition costs, net of accumulated amortization of $18,455,000 and $12,281,900, as of December 31, 1996 and 1995, respectively, were approximately $62,592,700 and $40,913,700, respectively.

  Loan Costs

     Capitalized loan costs are recorded at cost and are included in other assets. These costs are amortized over the term of the respective financings on a straight-line basis, which approximates the effective yield method. Loan costs, net of accumulated amortization of $3,351,000 and $2,438,700, as of December 31, 1996 and 1995, respectively, were approximately $8,372,300 and $7,217,100, respectively.

  Rental Income

     Certain leases of Office Properties provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. Equity Office Predecessors records rental income for the full term of each lease on a straight-line basis. As of December 31, 1996 and 1995, the receivables from tenants, net of reserves, which Equity Office Predecessors expects to collect over the remaining term of these leases rather than currently were approximately $49,986,100 and $31,558,700, respectively ("Deferred Rent"). The amounts included in rental income for the years ended December 31, 1996 and 1995, which are not currently collectible, were approximately $18,427,400 and $12,662,600, respectively. Deferred Rent is not recognized for income tax purposes.

  Cash Equivalents

     Cash equivalents are considered to be all highly liquid investments purchased with a maturity of three months or less. In addition, cash equivalents include deposits made to a commingled bank account which is held in an affiliate's name. Such affiliate provides centralized cash management services to Equity Office Predecessors.

  Escrow Deposits

     Escrow deposits primarily consist of amounts held by lenders to provide for future real estate tax expenditures, tenant improvements and earnest money deposits on acquisitions.

  Restricted Cash

     Restricted cash represents amounts committed for various utility deposits and security deposits. Certain of these amounts may be reduced upon the fulfillment of certain obligations.

  Fair Value of Financial Instruments

     Management believes that the carrying basis of Equity Office Predecessors' long-term debt, consisting of mortgage loans, revolving bank loans and various interest rate protection agreements, approximated their respective fair market values as of December 31, 1996 and 1995. The current value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

                           EQUITY OFFICE PREDECESSORS

  Interest Rate Protection Agreements

     Equity Office Predecessors periodically enters into certain interest rate protection agreements to effectively convert or cap floating rate debt to a fixed rate basis, as well as to hedge anticipated finance transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received in connection with terminated interest rate protection agreements are deferred and amortized over the term of the related financing transaction on the straight-line method, which approximates the effective yield method.

  Income Taxes

     The Office Properties, Parking Facilities and the Management Business are primarily owned in limited partnerships or limited liability companies, which are substantially pass-through entities. Some of these pass-through entities have corporate general partners or members, which are subject to Federal and state income and franchise taxes. Equity Office Predecessors incurred Federal and state income and franchise taxes of approximately $1,375,000 and $1,578,100 for the years ended December 31, 1996 and 1995, respectively, which are included in general and administrative expenses.

     The results of Equity Office Predecessors are included in the income tax returns of the owners and, accordingly, the income tax obligations of the owners have not been reflected in these financial statements.

  Reclassification

     Certain reclassifications have been made to the previously reported 1995 and 1994 statements in order to provide comparability with the 1996 statements reported herein. These reclassifications have not changed the 1995 and 1994 results or Owners' Equity.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 3 -- MORTGAGE DEBT AND REVOLVING LINE OF CREDIT:

  Fixed Rate Debt

     As of December 31, 1996 and 1995, Equity Office Predecessors had outstanding fixed rate mortgage indebtedness of approximately $1,304,075,400 and $900,912,800, respectively. Payments on fixed rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1996 and 1995, fixed interest rates ranged from 6.88% to 10% and 6.75% to 10.25%, respectively. The weighted average fixed interest rate was approximately 7.89% and 8.01% as of December 31, 1996 and 1995, respectively.

  Variable Rate Debt

     As of December 31, 1996 and 1995, Equity Office Predecessors had outstanding variable rate mortgage indebtedness of approximately $533,691,500 and $457,914,100, respectively. Payments on variable rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1996 and 1995, variable interest rates ranged from 6.56% (LIBOR + 1%) to 7.83% (LIBOR + 2.25%) and 6.75% (LIBOR + 1%) to 10.28%
(LIBOR + 4.375%), respectively. The weighted

                           EQUITY OFFICE PREDECESSORS
average variable interest rate was approximately 7.35% and 7.72% as of December 31, 1996 and 1995, respectively.

  Lines of Credit

     As of December 31, 1996 and 1995, Equity Office Predecessors had amounts outstanding under lines of credit of approximately $127,125,000 and $76,000,000, respectively. A $200 million line of credit ("$200 M Line") was obtained in October 1994 and canceled in September 1996. Interest was payable monthly based on the LIBOR + .625%. The $200 M line was secured by the capital commitments of certain investors and was used to finance acquisitions.

     A $275 million acquisition and term loan facility was obtained in September 1996 with a maturity in September 1999 for the purpose of providing financing for acquisitions. Interest only was payable monthly with the interest based on various LIBOR options plus various spreads ranging from 1.375% to 1.625% or the prime rate.

  Draw Facilities

     As stated in the respective loan agreements, Equity Office Predecessors has the ability to draw additional proceeds on certain of its mortgages for operating deficits, capital and tenant improvements, and lease acquisition costs. As of December 31, 1996 and 1995, amounts available to draw under these mortgage notes were approximately $92,577,200 and $134,218,100, respectively.

  Interest Rate Protection Agreements

     In order to limit the market risk associated with variable rate debt, Equity Office Predecessors entered into several interest rate protection agreements. (1) A $73,000,000, 8% interest rate protection agreement based on the three-month LIBOR at a total cost of 2.05% payable in quarterly installments of approximately $66,600 was entered into in August 1993 and expires on August 14, 2000. A $100,000,000, 7% interest rate protection agreement based on a three-month LIBOR at a total cost of 1.67% payable in quarterly installments of approximately $97,600 was entered into in August, 1993 and expires on August 12, 1998. (2) An interest rate protection agreement in October, 1995 which fixes the interest rate on a $93,600,000 loan at 6.94% through June 30, 2000. Amounts paid under this interest rate protection agreement for the years ended December 31, 1996 and 1995 were approximately $463,400 and $16,200, respectively. The costs associated with these interest rate protection agreements have been included in interest expense. (3) Two interest rate protection agreements totaling $179,500,000 as a hedge on two mortgages loans. The interest rate protection agreements were terminated in 1996 at a net cost to Equity Office Predecessors of approximately $110,000. This amount is being amortized as interest expense over the term of the respective mortgage loans.

     Scheduled payments of principal on mortgage debt and the revolving line of credit for each of the next five years and thereafter, as of December 31, 1996, are as follows:

1997........................................................  $   73,000,200
1998........................................................      97,588,500
1999........................................................     483,993,300
2000........................................................     255,470,900
2001........................................................     222,219,800
Thereafter..................................................     832,619,200
                                                              --------------
                                                              $1,964,891,900
                                                              ==============

                           EQUITY OFFICE PREDECESSORS

NOTE 4 -- EXTRAORDINARY ITEMS AND PROVISION FOR VALUE IMPAIRMENT:

     As reflected in the Combined Statement of Operations for the year ended December 31, 1995, Equity Office Predecessors reported an extraordinary gain of approximately $31,270,800 on the repurchase of debt, which is net of the $20,034,600 minority partners' share, and a provision for value impairment of approximately $20,248,500 related to Equity Office Predecessors' investment in San Felipe Plaza Ltd.

     As reflected in the Combined Statement of Operations for the year ended December 31, 1994, Equity Office Predecessors repaid the mortgage notes relating to two properties at a 10% discount resulting in a gain on early extinguishment of debt of approximately $1,704,900, which was net of approximately $499,900 in prepayment penalties and the write-off of $547,600 of unamortized loan costs incurred in connection with the refinancing of certain of Equity Office Predecessors' properties.

NOTE 5 -- INVESTMENT IN UNCONSOLIDATED JOINT VENTURES:

     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower office property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994. The transaction was accounted for utilizing the equity method of accounting. Under this method of accounting, the net equity investment of Equity Office Predecessors is reflected on the combined balance sheets, and the combined statements of operations include Equity Office Predecessors' share of net income or loss from 500 Orange. The Company's share of net income or loss from 500 Orange is approximately 100%. Selected balance sheets and statements of operations data for Equity Office Predecessors' interest in 500 Orange are as follows:

                                                                        500 ORANGE TOWER
                                                                ---------------------------------
                                                                DEC. 31, 1996       DEC. 31, 1995
                                                                -------------       -------------
                                                                         (IN THOUSANDS)
ASSETS:
  Investment in real estate, net............................       $26,555             $26,281
  Cash and cash equivalents.................................           147                 158
  Rents and other receivables...............................           150                  74
  Other assets..............................................           720                 438
                                                                   -------             -------
     TOTAL ASSETS...........................................       $27,572             $26,951
                                                                   =======             =======
LIABILITIES AND OWNERS' EQUITY:
  Accounts payable and accrued expenses.....................       $   364             $   248
  Due to affiliates.........................................            19                  39
  Other liabilities.........................................           279                 159
                                                                   -------             -------
     TOTAL LIABILITIES......................................           662                 446
                                                                   -------             -------
  Owners' equity............................................        26,910              26,505
                                                                   -------             -------
     TOTAL LIABILITIES AND OWNERS' EQUITY...................       $27,572             $26,951
                                                                   =======             =======

                           EQUITY OFFICE PREDECESSORS

                                                                          500 ORANGE TOWER
                                                          ------------------------------------------------
                                                                            YEARS ENDED
                                                          ------------------------------------------------
                                                          DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                              1996              1995              1994
                                                          ------------      ------------      ------------
                                                                           (IN THOUSANDS)
Revenues:
  Rental..............................................       $4,643            $4,935            $3,089
  Tenant reimbursements...............................           85               127                56
  Parking.............................................           --                --                --
  Other...............................................                            (60)               --
                                                             ------            ------            ------
     Total revenues...................................        4,775             5,002             3,145
                                                             ------            ------            ------
Expenses:
  Interest............................................           --                --                --
  Depreciation........................................          730               679               295
  Amortization........................................          100                23                --
  Real estate taxes and insurance.....................          372               540               250
  Repairs and maintenance.............................          718               530               324
  Property operating..................................          762               925               498
                                                             ------            ------            ------
     Total expenses...................................        2,682             2,697             1,367
                                                             ------            ------            ------
Net income............................................       $2,093            $2,305            $1,778
                                                             ======            ======            ======

NOTE 6 -- MINORITY INTEREST

     The following properties are controlled and partially owned by Equity Office Predecessors but have partners with minority interests. Equity Office Predecessors has included 100% of the financial condition and results of operations of these properties in the Combined Financial Statements of Equity Office Predecessors. The equity interests by the unaffiliated partners are reflected as minority interest.

                                                                EQUITY OFFICE
                                                                 PREDECESSOR
                                                               OWNERSHIP AS OF
                          PROPERTY                            DECEMBER 31, 1996
                          --------                            -----------------
CIGNA Center................................................          95%(1)
Plaza at La Jolla Village...................................       66.67%(1)
First Union Center..........................................          97%(2)
San Felipe Plaza............................................          35%(3)
Capital Commons Garage......................................          50%(4)

---------------

(1) Equity Office Predecessors owns a controlling interest and is the managing general partner.

(2) Equity Office Predecessors owns a controlling interest and receives preferential allocations.

(3) An affiliate of Equity Office Predecessors was the managing general partner of the limited partnership holding title to the property and controlled the major operating and financing decisions of the property. Equity Office Predecessors receives preferential allocations which result in Equity Office Predecessors receiving 100% of the economic benefits.

(4) Equity Office Predecessors owns a controlling interest and receives preferential allocations. The unaffiliated partner is entitled to receive 50% of the remaining cash flow after Equity Office Predecessors receives its preferential allocations.

     In addition to the properties listed above, Equity Office Predecessors owns certain other properties, and has a controlling interest in such properties, subject to minority or participating interests. Equity Office

                           EQUITY OFFICE PREDECESSORS

Predecessors is entitled to 100% of the economic benefits of these properties subject to diminution after Equity Office Predecessors receives specified preferential returns. Accordingly, no minority interests are reflected for these unaffiliated parties.

NOTE 7 -- FUTURE MINIMUM RENTS:

     Future minimum rental receipts due on noncancelable operating leases at the Office Properties and Parking Facilities as of December 31, 1996 were as follows:

1997........................................................  $  452,618,100
1998........................................................     425,503,500
1999........................................................     378,930,400
2000........................................................     324,634,500
2001........................................................     261,674,200
Thereafter..................................................   1,069,271,200
                                                              --------------
                                                              $2,912,631,900
                                                              ==============

     Equity Office Predecessors is subject to the usual business risks associated with the collection of the above scheduled rents.

     Equity Office Predecessors' investment in 500 Orange is accounted for utilizing the equity method. Future minimum rental receipts for this Office Property have not been included in the above schedule.

NOTE 8 -- FUTURE MINIMUM LEASE PAYMENTS:

     As of December 31, 1996, Equity Office Predecessors' ownership of three of its Office Properties and two of its Parking Facilities are subject to ground leases. As disclosed in their respective ground lease agreements, certain of these leases are subject to rental increases based upon the appraised value of the property at specified dates or certain financial calculations of the respective property. As disclosed in Note 9, Equity Office Predecessors leases its office space from an affiliate. In addition, Equity Office Predecessors has assumed lease obligations of certain of their tenants at their former locations. Future minimum lease obligations under these noncancelable leases, net of sublease rental income, as of December 31, 1996 were as follows:

1997........................................................  $  2,554,700
1998........................................................     2,484,100
1999........................................................     2,466,900
2000........................................................     2,381,400
2001........................................................     2,262,700
Thereafter..................................................   369,366,900
                                                              ------------
                                                              $381,516,700
                                                              ============

     Rental expense, net of sublease rental income of approximately $955,000 and $712,900 for the years ended December 31, 1996 and 1995 was approximately $1,671,800 and $1,043,300, respectively.

                           EQUITY OFFICE PREDECESSORS

NOTE 9 -- RELATED PARTY TRANSACTIONS:

     Affiliates provide various services to Equity Office Predecessors. Fees and reimbursements paid by Equity Office Predecessors to affiliates for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                      PAID                         PAYABLE AS OF
                                     ---------------------------------------   ---------------------
                                            YEARS ENDED DECEMBER 31,               DECEMBER 31,
                                     ---------------------------------------   ---------------------
                                        1996          1995          1994          1996        1995
                                     -----------   -----------   -----------   ----------   --------
Acquisition Fees (A)...............  $ 3,067,800   $ 1,097,200   $ 5,818,900   $  586,700   $     --
Accounting and tax related
  services.........................      796,600       554,100       457,800       61,500     85,100
Legal fees and expenses(B).........    3,480,500     3,230,100     2,084,900    1,294,700    652,600
Office rent (C)....................      777,100       668,000       543,300           --         --
Disposition fees...................      124,400            --            --           --         --
Development fees (D)...............      702,100       437,500            --           --     43,800
Reimbursement of property insurance
  premiums.........................    5,032,000     3,735,100     2,498,900          200     24,500
Organizational and Offering
  Expenses(E)......................      777,600       179,700       515,100      105,600     16,200
Administrative services(F).........      821,600       608,700     1,635,200       20,600     16,800
Consulting.........................      274,000       409,700       204,100        4,700         --
                                     -----------   -----------   -----------   ----------   --------
                                     $15,853,700   $10,920,100   $13,758,200   $2,074,000   $839,000
                                     ===========   ===========   ===========   ==========   ========

---------------

(A) Represents amounts paid to Merrill Lynch, a limited partner of the general partner of the ZML Funds.

(B) Represents amounts primarily paid to Rosenberg & Liebentritt, P.C. for legal fees and expenses in connection with acquisition, corporate, and leasing activity.

(C) Equity Office Predecessors leases its corporate office space from an affiliate of the Equity Group Owners. Significant terms of the lease are as follows:

Term:                                     January 1, 1995 -- December 31, 2001
Total space leased:                       52,028 square feet
Base rent after December 31, 1996:
1997..............................................  $870,900
1998..............................................  $896,900
1999..............................................  $922,900
2000..............................................  $948,900
2001..............................................  $974,900

     Additional rent: Tenant's pro rata share of certain additional landlord costs in excess of 1995 costs.

(D) The renovation project at the 28 State Street Office Building is being managed by an affiliate of the Equity Group Owners. In consideration for their services, the development managers are being paid fees which management believes are equal to or less than market for such services.

(E) Affiliates of the Equity Group Owners were reimbursed for reasonable costs incurred in connection with the organization and the offering of units in the ZML Funds, including legal and accounting fees and expenses, printing costs and filing fees.

(F) Administrative services include fees paid by Equity Office Predecessors to EGI for centralized services such as payroll processing, employee benefits, telecommunications, publications, and consulting services such as economic and demographics research for possible acquisitions.

                           EQUITY OFFICE PREDECESSORS

     An affiliate of the Equity Group Owners has an indirect interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations at certain Office Buildings that are owned by Equity Office Predecessors. Management believes amounts paid to SPLP are equal to market for such services.

  Amounts received and due from affiliates

     Affiliates of Equity Office Predecessors lease space in certain of the Office Properties owned by Equity Office Predecessors. The provisions of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under the terms of their respective leases were approximately $3,471,500 and $2,657,500 for the years ended December 31, 1996 and 1995, respectively.

     Equity Office Predecessors provides asset and property management services to certain non-combined office and garage properties owned by affiliates of the Equity Group Owners. Amounts due for these services as of December 31, 1996 and 1995 were approximately $816,900 and $1,363,300, respectively.

     Equity Office Predecessors entered into various lease agreements with SPLP whereby SPLP leased the North Loop Transportation Center Parking Facility, the Milwaukee Center Parking Garage and the Boston Harbor Garage from Equity Office Predecessors. Certain of these lease agreements provide SPLP with annual successive options to extend the term of the lease through various dates. The rent paid in the years ended December 31, 1996 and 1995 under these lease agreements was approximately $3,161,500 and $1,691,600, respectively. In addition, Equity Office Predecessors may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, Equity Office Predecessors may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

NOTE 10 -- DISPOSITIONS:

     Three Lakeway is a mixed - use property, including a 210 room hotel and an 18-story office complex. In January, 1996, Equity Office Predecessors sold the condominium portion of the property which comprised the hotel. The gross sale price attributable to the land and building was approximately $14,800,000 and the gain realized was approximately $5.3 million. Pursuant to the terms of the loan collateralizing the property, approximately $10,617,500 of the sales proceeds were applied to the outstanding note balances.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES:

  Concentration of Credit Risk

     Equity Office Predecessors maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceeds FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of Equity Office Predecessors believes that the risk is not significant. In addition, Equity Office Predecessors believes it has limited exposure to the extent of non-performance by the swap counterparties since each counterparty is a major U.S. financial institution, and management does not anticipate their non-performance.

  Environmental

     Equity Office Predecessors, as an owner of real estate, is subject to various environmental laws of Federal and local governments. Compliance by Equity Office Predecessors with existing laws has not had a material adverse effect on Equity Office Predecessors' financial condition and results of operations, and management does not believe it will have such an impact in the future. However, Equity Office Predecessors cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

                           EQUITY OFFICE PREDECESSORS

  Litigation

     ZML-Chicago Parking Limited Partnership ("ZCP") and ZML-North Loop/Theatre District Parking Limited Partnership ("NLT"), were named as defendants in an action (the "Action") brought by an investor (the "Plaintiff") in an unaffiliated entity owning an interest in NLT. The action was brought in the Circuit Court of Cook County, Illinois, Chancery Division, on August 15, 1995. NLT is the owner of two Parking Facilities, North Loop Transportation Center and Theatre District Self Park ("Theatre District Garage"). The Plaintiff demanded recision of certain transactions related to the acquisition by NLT of the Theatre District Garage.

     During 1996, Equity Office Predecessors and certain other parties filed actions (the "Lawsuit") against Rockefeller Center Properties, Inc. ("RCPI") seeking specific performance of certain agreements between the parties. In November, 1996, the parties settled all matters related to the Lawsuit. The settlement provided that RCPI pay approximately $10,274,000, of which Equity Office Predecessors was entitled to and received approximately $8,806,500, net of expenses, which has been recorded as other income.

     Except as described above, management of Equity Office Predecessors does not believe there is any litigation threatened against Equity Office Predecessors other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, none of which is expected to have a material adverse effect on the combined financial statements of Equity Office Predecessors.

NOTE 12 -- SUBSEQUENT EVENTS

     The following significant transactions relating to Equity Office Predecessors occurred during the period from January 1, 1997 to July 10, 1997:

Acquisition Activities

     1) In January, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 177 Broad Street and Biltmore Apartments, a mixed-use property located in Stamford, Connecticut. The all cash purchase of approximately $36,450,000 includes acquisition related expenses.

     2) In March, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Preston Commons, an office building located in Dallas, Texas. The all cash purchase price of approximately $55,200,000 includes acquisition related expenses.

     3) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Oakbrook Terrace Tower, an office building located in Oakbrook Terrace, Illinois. The all cash purchase price of approximately $130,100,000 includes acquisition related expenses.

     4) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party One Maritime Plaza, an office building located in San Francisco, California. The all cash purchase price of approximately $99,400,000 includes acquisition related expenses.

     5) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Smith Barney Tower, an office building located in San Diego, California. The all cash purchase price of approximately $35,100,000 includes acquisition related expenses.

     6) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 201 Mission Street, an office building located in San Francisco, California. The all cash purchase price of approximately $74,700,000 includes acquisition related expenses.

                           EQUITY OFFICE PREDECESSORS

     7) In June, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 30 N. LaSalle, an office building located in Chicago, Illinois. The all cash purchase price of approximately $100,700,000 includes acquisition related expenses.

  Disposition Activities

     1) In January, 1997, Equity Office Predecessors sold Barton Oaks Plaza II for a gross sales price of approximately $13,535,000. Approximately $6,585,400 of the sales proceeds were used to repay the outstanding note balance of Barton Oaks Plaza II and an additional $1,646,300 was used to repay a portion of the outstanding note balance of Tampa Commons. The gain for financial reporting purposes was approximately $5.9 million. Equity Office Predecessors incurred $207,600 of prepayment penalties and recognized $67,400 of unamortized loan costs in connection with the repayment. As a result, Equity Office Predecessors recorded an extraordinary loss in the amount of $275,000 on early extinguishment of debt.

     2) In May, 1997, Equity Office Predecessors sold 8383 Wilshire, an Office Property located in Beverly Hills, California for a sales price of approximately $59,000,000. The gain for financial reporting purposes was approximately $6.6 million.

  Financing Activities

     1) In January, 1997, Equity Office Predecessors obtained financing of approximately $34,450,000 collateralized by the North Loop and Theater District Parking Facilities. This loan has a 7.38% fixed interest rate and a 10-year term. The existing loan on the Theater District Garage of approximately $16,276,800 was repaid with a portion of the proceeds from this financing.

     2) In February, 1997, Equity Office Predecessors obtained an $87,000,000 mortgage loan collateralized by BP Tower. The term of the loan is seven years. Interest is payable monthly with the stated interest rate fixed at 7.34%

     3) In April, 1997, Equity Office Predecessors amended and restated the $275 million acquisition and term loan facility to a $475 million unsecured revolving credit facility with a maturity in October, 1997. Interest only is payable monthly with the interest based on various LIBOR options plus 1.625% or the prime rate.

     4) In May, 1997, Equity Office Predecessors obtained financing of approximately $4,500,000 collateralized by the Capitol Commons Garage. The term of the loan is ten years. Interest is payable monthly with the stated interest rate fixed at 7.83%.

     5) In May, 1997, Equity Office Predecessors repaid the existing loan and accrued interest of approximately $14,941,800 which was collateralized by the Denver Corporate Center Towers II and III.

     6) Equity Office Predecessors terminated several interest rate protection agreements (aggregating $173 of LIBOR based agreements) in June 1997 at a cost of approximately $1.1 million.

     7) Various interest rate protection agreements for $700 million of indebtedness were entered into in June, 1997. The agreements are composed of various tranches with various interest rates and maturities. The weighted average interest rate is approximately 6.71% and the weighted average maturity of 5.21 years.

  Non-Office Properties

     1) During the period January 1, 1997 to July 10, 1997, 13 Non-Office Properties were sold to an affiliate of the Equity Group Owners and two Non-Office Properties were sold to an unaffiliated parties which generated net proceeds of approximately $107,445,000.

                           EQUITY OFFICE PREDECESSORS

     2) Immediately prior to the Consolidation, ZML Fund I's interest in Swansea Mall (the remaining Non-Office Property) was distributed to the capital partners of ZML Fund I. As a capital partner, ZML Investors, Inc. contributed its interest in Swansea Mall to a Qualified REIT Subsidiary ("QRS") in exchange for common stock in the QRS. ZML Investors, Inc. distributed the common stock of the QRS to its shareholders.

  SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31,
                                    1996(7)

                                                                                                     COSTS CAPITALIZED
                                                                    INITIAL COST TO COMPANY      SUBSEQUENT TO ACQUISITION
                                                DECEMBER 31,     -----------------------------   --------------------------
                                                    1996                        BUILDINGS AND                BUILDINGS AND
       DESCRIPTION              LOCATION        ENCUMBRANCES         LAND        IMPROVEMENTS      LAND       IMPROVEMENTS
       -----------              --------       --------------    ------------   --------------   ---------   --------------
OFFICE PROPERTIES:
60 Spear Street Building    San Francisco, CA  $    9,302,600(5) $  4,149,900   $   12,402,400   $       0   $   12,301,800
San Felipe Plaza(3)         Houston, TX            54,265,700      10,032,200      116,545,700           0       (2,296,200)
Dominion Tower              Norfolk, VA            23,440,300(5)    3,806,300       38,354,400           0        7,191,600
Summit Office Park          Ft. Worth, TX           5,860,100(5)      865,000        7,785,100           0        4,077,600
CIGNA Center                Oklahoma City, OK         732,500(5)      206,200        1,855,400           0          768,900
Tampa Commons               Tampa, FL              16,603,500(5)    2,588,600       23,305,900      32,800        2,309,000
Intercontinental Center     Houston, TX             6,226,300(5)    1,043,100        7,508,000           0        3,407,300
First Union Center          Ft. Lauderdale, FL     16,603,500(5)    4,174,100       31,352,000           0        4,898,900
Four Forest                 Dallas, TX             17,067,400(5)    3,886,900       34,981,500      26,900        4,958,500
Northborough Tower          Houston, TX             7,032,100(5)      676,500        6,060,700     363,500        4,406,500
500 Marquette Building      Albuquerque, NM        11,329,500(5)    2,490,600       22,415,300           0        1,965,400
Atrium Towers               Oklahoma City, OK       1,611,500(5)      433,200        3,898,700           0        1,889,300
One Clearlake Centre        W. Palm Beach, FL               0       2,606,200       23,455,800           0        4,304,100
Barton Oaks Plaza II        Austin, TX              6,592,600(5)      779,600        7,016,300           0          939,100
Community Corporate Center  Columbus, OH           17,412,700       2,423,200       21,808,900           0        3,565,700
Sarasota City Center        Sarasota, FL           11,720,100(5)    2,109,500       19,213,200           0        3,308,300
Denver Corporate Center
 Towers II and III          Denver, CO             15,037,100       2,304,400       20,739,200           0        3,829,100
University Tower            Durham, NC             11,207,400(5)      916,700        8,250,400           0        1,868,900
8383 Wilshire               Beverly Hills, CA               0       9,362,700       42,206,700           0        6,462,600
San Jacinto Center          Austin, TX             18,212,300       2,753,700       24,783,800           0        5,494,600
1111 19th Street, N.W.      Washington D.C.        18,752,200(5)    3,259,400       29,343,200           0       11,329,100
Shelton Pointe              Shelton, CT                     0         522,400        4,702,000           0        3,456,600
Bank One Center             Indianapolis, IN       84,250,000      11,652,700      104,874,400           0        9,622,900
North Central Plaza Three   Dallas, TX             15,035,400       1,775,100       15,976,200           0        3,158,700
The Quadrant                Englewood, CO          18,000,000       2,579,500       23,215,000           0        2,406,400
Canterbury Green            Stamford, CT           19,250,000               0       25,983,000           0        1,442,700
Three Stamford Plaza        Stamford, CT           16,750,000       1,477,900       13,301,100           0        5,534,000
Union Square                San Antonio, TX         6,750,000       1,023,000        9,206,700           0        1,656,100
One North Franklin          Chicago, IL            65,150,400       4,414,800       39,723,000           0       27,297,800
1620 L Street               Washington, DC         21,328,400       2,760,900       24,848,400           0        1,419,100
One and Two Stamford Plaza  Stamford, CT           45,791,600       5,932,800       53,395,000           0        5,958,900
300 Atlantic Street         Stamford, CT           28,309,800       3,433,500       30,901,300           0        8,146,600
Sterling Plaza              Dallas, TX             15,738,700       2,086,600       19,180,800           0        2,239,300
Higgins Centre              Des Plaines, IL         3,535,000(6)      577,800        5,200,400           0        2,455,000
Northwest Center            San Antonio, TX         6,762,000(6)    1,108,000        9,971,800           0        3,299,500
Franklin Plaza              Austin, TX             35,657,600(6)    5,805,800       52,252,400           0        2,110,300
One Crosswoods Center       Columbus, OH            3,608,200(6)      523,500        5,432,500           0        1,165,900
One Columbus                Columbus, OH           30,739,300(6)    5,024,900       45,223,900           0        2,499,900
Westshore Center            Tampa, FL               7,377,400(6)    1,192,400       10,544,900           0        2,087,500
One Lakeway                 Metairie, LA           10,144,000(6)    1,641,400       14,772,400           0        5,381,900
Two Lakeway                 Metairie, LA           15,369,600(6)    2,510,600       22,601,700           0        6,917,100
Three Lakeway               Metairie, LA           17,802,800(6)    3,773,600       34,088,800    (963,300)      (4,363,800)
NationsBank Plaza           Nashville, TN          19,008,800       2,543,800       22,894,000           0        4,049,900
Plaza at La Jolla Village   San Diego, CA          59,506,700       9,406,300       66,150,000           0        8,002,300
Interco Corporate Tower     Clayton, MO            22,661,200       3,603,700       32,433,100           0        1,390,500
9400 NCX                    Dallas, TX             14,301,700       1,416,800       12,750,300           0        6,050,400
Four Stamford Plaza         Stamford, CT           16,000,000       1,367,200       12,303,100           0        7,050,200
1920 Main Street (Koll
 Center Irvine North-West
 Tower)                     Irvine, CA             30,684,900       4,196,700       37,770,200           0        2,221,200
One Paces West              Atlanta, GA            19,500,000       3,289,500       29,605,800           0        1,043,200
Two Paces West              Atlanta, GA            28,200,000       6,859,800       42,805,600           0        1,044,700
One Market Plaza            San Francisco, CA     148,640,500      23,327,000      209,057,500           0       15,115,700
2010 Main Street (Koll
 Center Irvine North-East
 Tower)                     Irvine, CA             25,900,000       3,815,100       33,715,400           0          842,400
1100 Executive Tower        Orange, CA                      0       2,887,600       25,960,500           0        5,218,200

                                GROSS AMOUNT CARRIED AT
                                   DECEMBER 31, 1996
                            -------------------------------
                                             BUILDINGS AND                     ACCUMULATED       DATE         DATE     DEPRECIABLE
       DESCRIPTION               LAND         IMPROVEMENTS       TOTAL(1)      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
       -----------          --------------   --------------   --------------   ------------   -----------   --------   -----------
OFFICE PROPERTIES:

60 Spear Street Building    $    4,149,900   $   24,704,200   $   28,854,100   $ 5,553,000          1967    09/29/87        40

San Felipe Plaza(3)             10,032,200      114,249,500      124,281,700    37,243,000          1984    09/29/87        40

Dominion Tower                   3,806,300       45,546,000       49,352,300     8,142,400          1987    07/25/89        40

Summit Office Park                 865,000       11,862,700       12,727,700     2,682,900          1974    03/01/89        40

CIGNA Center                       206,200        2,624,300        2,830,500       636,700          1974    03/01/89        40

Tampa Commons                    2,621,400       25,614,900       28,236,300     5,598,100          1985    04/25/89        40

Intercontinental Center          1,043,100       10,915,300       11,958,400     2,173,000          1983    06/28/89        40

First Union Center               4,174,100       36,250,900       40,425,000     5,402,000          1991    06/28/89        40

Four Forest                      3,913,800       39,940,000       43,853,800     8,330,500          1985    06/29/89        40

Northborough Tower               1,040,000       10,467,200       11,507,200     1,946,500          1983    08/03/89        40

500 Marquette Building           2,490,600       24,380,700       26,871,300     4,909,000          1985    08/15/89        40

Atrium Towers                      433,200        5,788,000        6,221,200     1,324,600          1980    12/15/89        40

One Clearlake Centre             2,606,200       27,759,900       30,366,100     5,515,600          1987    12/29/89        40

Barton Oaks Plaza II               779,600        7,955,400        8,735,000     1,456,200       1984-85    05/24/90        40

Community Corporate Center       2,423,200       25,374,600       27,797,800     4,956,700          1987    06/14/90        40

Sarasota City Center             2,109,500       22,521,500       24,631,000     4,091,400          1989    09/28/90        40

Denver Corporate Center

 Towers II and III               2,304,400       24,568,300       26,872,700     5,137,400       1981-82    12/20/90        40

University Tower                   916,700       10,119,300       11,036,000     1,940,800          1987    10/16/91        40

8383 Wilshire                    9,362,700       48,669,300       58,032,000     6,731,700          1971    11/27/91        40

San Jacinto Center               2,753,700       30,278,400       33,032,100     4,855,400          1987    12/13/91        40

1111 19th Street, N.W.           3,259,400       40,672,300       43,931,700     5,954,900          1979    12/18/91        40

Shelton Pointe                     522,400        8,158,600        8,681,000     1,759,200          1985    11/26/91        40

Bank One Center                 11,652,700      114,497,300      126,150,000    14,561,100          1990     3/24/92        40

North Central Plaza Three        1,775,100       19,134,900       20,910,000     3,094,800          1986     4/21/92        40

The Quadrant                     2,579,500       25,621,400       28,200,900     3,017,200          1985     12/1/92        40

Canterbury Green                         0       27,425,700       27,425,700     2,801,100          1987    12/15/92        40

Three Stamford Plaza             1,477,900       18,835,100       20,313,000     2,421,000          1980    12/15/92        40

Union Square                     1,023,000       10,862,800       11,885,800     1,579,100          1986    12/23/92        40

One North Franklin               4,414,800       67,020,800       71,435,600     8,432,800          1991    12/31/92        40

1620 L Street                    2,760,900       26,267,500       29,028,400     3,087,900          1989      2/5/93        40

One and Two Stamford Plaza       5,932,800       59,353,900       65,286,700     6,165,300          1986     3/30/93        40

300 Atlantic Street              3,433,500       39,047,900       42,481,400     3,869,000          1987     3/30/93        40

Sterling Plaza                   2,086,600       21,420,100       23,506,700     2,359,600          1984     6/25/93        40

Higgins Centre                     577,800        7,655,400        8,233,200       847,400          1986    11/12/93        40

Northwest Center                 1,108,000       13,271,300       14,379,300     1,454,100          1984    11/12/93        40

Franklin Plaza                   5,805,800       54,362,700       60,168,500     4,332,400          1987    11/12/93        40

One Crosswoods Center              523,500        6,598,400        7,121,900       874,600          1984    11/12/93        40

One Columbus                     5,024,900       47,723,800       52,748,700     4,094,700          1987    11/12/93        40

Westshore Center                 1,192,400       12,632,400       13,824,800     1,295,700          1984    11/12/93        40

One Lakeway                      1,641,400       20,154,300       21,795,700     1,720,400          1981    11/12/93        40

Two Lakeway                      2,510,600       29,518,800       32,029,400     2,899,100          1984    11/12/93        40

Three Lakeway                    2,810,300       29,725,000       32,535,300     2,761,500          1987    11/12/93        40

NationsBank Plaza                2,543,800       26,943,900       29,487,700     2,557,400          1977     12/1/93        40

Plaza at La Jolla Village        9,406,300       74,152,300       83,558,600     5,996,200     1987-1990     3/10/94        40

Interco Corporate Tower          3,603,700       33,823,600       37,427,300     2,446,900          1986     5/27/94        40

9400 NCX                         1,416,800       18,800,700       20,217,500     1,345,800          1981     6/24/94        40

Four Stamford Plaza              1,367,200       19,353,300       20,720,500     1,188,100          1979     8/31/94        40

1920 Main Street (Koll

 Center Irvine North-West

 Tower)                          4,196,700       39,991,400       44,188,100     2,586,900          1988     9/29/94        40

One Paces West                   3,289,500       30,649,000       33,938,500     1,680,300          1987    10/31/94        40

Two Paces West                   6,859,800       43,850,300       50,710,100     2,500,400          1990     11/3/94        40

One Market Plaza                23,327,000      224,173,200      247,500,200    12,071,500          1976    11/22/94        40

2010 Main Street (Koll

 Center Irvine North-East

 Tower)                          3,815,100       34,557,800       38,372,900     1,797,100          1988    12/13/94        40

1100 Executive Tower             2,887,600       31,178,700       34,066,300     1,692,700          1987    12/15/94        40


                                                                                                     COSTS CAPITALIZED
                                                                    INITIAL COST TO COMPANY      SUBSEQUENT TO ACQUISITION
                                                DECEMBER 31,     -----------------------------   --------------------------
                                                    1996                        BUILDINGS AND                BUILDINGS AND
       DESCRIPTION              LOCATION        ENCUMBRANCES         LAND        IMPROVEMENTS      LAND       IMPROVEMENTS
       -----------              --------       --------------    ------------   --------------   ---------   --------------
28 State Street(4)          Boston, MA             25,808,700       2,539,200       22,925,100           0       63,029,200
850 Third Avenue            New York, NY           54,200,000       7,044,200       63,398,000           0       10,857,300
161 North Clark (formerly
 known as Chicago Title &
 Trust Building)            Chicago, IL           106,512,000      11,801,700      107,201,800           0        7,396,400
Wachovia Center             Charlotte, NC          27,351,300       4,210,500       37,849,900           0          280,500
Central Park Office Park    Atlanta, GA            57,000,000       7,573,200       68,158,900           0        2,766,500
One American Center         Austin, TX             44,250,000               0       59,037,100           0        1,221,800
Pasadena Towers             Pasadena, CA           47,839,100       8,018,700       72,104,200           0          473,400
580 California Street       San Francisco, CA      32,067,000       5,256,400       47,268,600           0        2,479,700
1601 Market Street          Philadelphia, PA       24,379,600       3,521,200       31,656,900           0        3,771,100
Promenade II                Atlanta, GA            97,288,900      17,994,500      132,102,800           0           64,200
Two California Plaza        Los Angeles, CA        54,766,300               0       99,080,800           0        4,275,100
BP Tower                    Cleveland, OH                   0      14,663,700      131,982,100           0          131,000
Sun Trust Center            Orlando, FL                     0      11,043,900       99,394,600           0           50,000
Reston Town Center          Reston, VA             92,400,000      15,504,400      139,539,500           0           35,800
Colonnade I                 San Antonio, TX                 0       1,228,600       11,057,200           0           12,200
One Phoenix Plaza           Phoenix, AZ                     0       6,727,000       60,542,300           0                0
                                               --------------    ------------   --------------   ---------   --------------
Subtotal Office Properties                     $1,784,626,300    $300,525,900   $2,777,423,600   $(540,100)  $  329,745,400
                                               --------------    ------------   --------------   ---------   --------------
PARKING FACILITIES:
North Loop Transportation
 Center                     Chicago, IL        $            0    $  2,994,600   $   26,959,600   $       0   $      173,100
Theatre District Self Park  Chicago, IL            16,276,800       2,322,000       20,918,300           0          115,700
Capitol Commons Garage(5)   Indianapolis, IN                0               0        5,184,700           0          539,100
Boston Harbor Garage        Boston, MA             36,863,800       5,560,700       50,046,200           0                0
Milwaukee Center Parking
 Garage                     Milwaukee, WI                   0               0        4,534,800           0                0
15th & Sansom Streets       Philadelphia, PA                0         650,900        5,857,600           0                0
1616 Chancellor Street      Philadelphia, PA                0         638,000        5,741,700           0                0
Juniper/Locust Streets      Philadelphia, PA                0         516,900        4,651,700           0                0
1616 Sansom Street          Philadelphia, PA                0         382,800        3,445,800           0                0
1111 Sansom Street          Philadelphia, PA                0       1,318,600                0           0                0
                                               --------------    ------------   --------------   ---------   --------------
Subtotal Parking
 Facilities                                    $   53,140,600    $ 14,384,500   $  127,340,400   $       0   $      827,900
                                               --------------    ------------   --------------   ---------   --------------
Investment in Real Estate                      $1,837,766,900    $314,910,400   $2,904,764,000   $(540,100)  $  330,573,300
                                               ==============    ============   ==============   =========   ==============

                                GROSS AMOUNT CARRIED AT
                                   DECEMBER 31, 1996
                            -------------------------------
                                             BUILDINGS AND                     ACCUMULATED       DATE         DATE     DEPRECIABLE
       DESCRIPTION               LAND         IMPROVEMENTS       TOTAL(1)      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
       -----------          --------------   --------------   --------------   ------------   -----------   --------   -----------

28 State Street(4)               2,539,200       85,954,300       88,493,500             0          1968     1/23/95        40

850 Third Avenue                 7,044,200       74,255,300       81,299,500     3,143,300          1960     3/20/95        40

161 North Clark (formerly

 known as Chicago Title &

 Trust Building)                11,801,700      114,598,200      126,399,900     4,171,200          1992     7/26/95        40

Wachovia Center                  4,210,500       38,130,400       42,340,900     1,231,400          1972      9/1/95        40

Central Park Office Park         7,573,200       70,925,400       78,498,600     2,277,400          1986    10/17/95        40

One American Center                      0       60,258,900       60,258,900     1,693,600          1984     11/1/95        40

Pasadena Towers                  8,018,700       72,577,600       80,596,300     1,880,400     1990-1991    12/14/95        40

580 California Street            5,256,400       49,748,300       55,004,700     1,272,400          1984    12/21/95        40

1601 Market Street               3,521,200       35,428,000       38,949,200       947,100          1970     1/18/96        40

Promenade II                    17,994,500      132,167,000      150,161,500     1,790,700          1990     6/14/96        40

Two California Plaza                     0      103,355,900      103,355,900       984,300          1992     8/23/96        40

BP Tower                        14,663,700      132,113,100      146,776,800       962,400          1985      9/4/96        40

Sun Trust Center                11,043,900       99,444,600      110,488,500       724,900          1988     9/18/96        40

Reston Town Center              15,504,400      139,575,300      155,079,700       726,700          1990    10/22/96        40

Colonnade I                      1,228,600       11,069,400       12,298,000        11,500          1983     12/4/96        40

One Phoenix Plaza                6,727,000       60,542,300       67,269,300        63,000          1989     12/4/96        40

                            --------------   --------------   --------------   ------------

Subtotal Office Properties  $  299,985,800   $3,107,169,000   $3,407,154,800   $255,753,400

                            --------------   --------------   --------------   ------------

PARKING FACILITIES:

North Loop Transportation

 Center                     $    2,994,600   $   27,132,700   $   30,127,300   $ 1,038,800          1985      6/9/95        40

Theatre District Self Park       2,322,000       21,034,000       23,356,000       819,300          1987      6/9/95        40

Capitol Commons Garage(5)                0        5,723,800        5,723,800       209,300          1987     6/29/95        40

Boston Harbor Garage             5,560,700       50,046,200       55,606,900        52,100          1972    12/10/96        40

Milwaukee Center Parking

 Garage                                  0        4,534,800        4,534,800             0          1988    12/18/96        40

15th & Sansom Streets              650,900        5,857,600        6,508,500         6,100     1950/1954    12/27/96        40

1616 Chancellor Street             638,000        5,741,700        6,379,700         6,000     1945/1955    12/27/96        40

Juniper/Locust Streets             516,900        4,651,700        5,168,600         4,800     1949/1952    12/27/96        40

1616 Sansom Street                 382,800        3,445,800        3,828,600         3,500          1950    12/27/96        40

1111 Sansom Street               1,318,600                0        1,318,600             0           N/A    12/27/96       N/A

                            --------------   --------------   --------------   ------------

Subtotal Parking

 Facilities                 $   14,384,500   $  128,168,300   $  142,552,800   $ 2,139,900

                            --------------   --------------   --------------   ------------

Investment in Real Estate   $  314,370,300   $3,235,337,300   $3,549,707,600   $257,893,300

                            ==============   ==============   ==============   ============


            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                           AS OF DECEMBER 31, 1996(7)

(1) The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $3.5 billion.

(2) The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

(3) During 1995, concurrent with the restructuring of its mortgage on the property, Equity Office Predecessors reduced its carrying basis in San Felipe Plaza by recording a write down for value impairment of $20,248,500. This write down included adjustments against Investments in Real Estate of $17,512,000 and against Other Assets of $2,736,500.

(4) The building is currently vacant and is undergoing a major renovation to re-tenant the entire property. All operating costs, including real estate taxes together with interest incurred during the renovation period will be capitalized. As of December 31, 1996 and 1995 approximately $8,189,000 and $4,357,100 of operating costs and interest have been capitalized, respectively. In addition to the amounts paid to acquire the property, Equity Office Predecessors expects to incur approximately $100,000,000, of which approximately, $60,000,000 has been incurred. The renovation is expected to be completed during 1997.

(5) These loans are subject to cross default and collateralization provisions.

(6) These loans are subject to cross default and collateralization provisions.

(7) Summary of activity of investment in real estate and accumulated depreciation is as follows:

    The changes in the total Equity Office Predecessors investment in real estate for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                             1996             1995             1994
                                        --------------   --------------   --------------
Balance, beginning of year............  $2,571,851,300   $1,931,002,400   $1,297,304,500
  Acquisitions........................     860,995,000      583,485,200      562,752,900
  Improvements........................     129,485,300       76,985,400       72,951,600
  Properties disposed of..............      (9,633,600)               0                0
  Write down for value impairment.....               0      (17,512,000)               0
  Write-off of fully depreciated
     assets which are no longer in
     service..........................      (2,990,400)      (2,109,700)      (2,006,600)
                                        --------------   --------------   --------------
Balance, end of year..................  $3,549,707,600   $2,571,851,300   $1,931,002,400
                                        ==============   ==============   ==============

     The changes in accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                          DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                              1996            1995            1994
                                          -------------   -------------   -------------
Balance, beginning of year..............  $(178,448,600)  $(115,842,500)  $ (77,036,900)
  Depreciation..........................    (82,905,300)    (64,715,800)    (40,812,200)
  Properties disposed of................        470,200               0               0
  Write-off of fully depreciated assets
     which are no longer in service.....      2,990,400       2,109,700       2,006,600
                                          -------------   -------------   -------------
Balance, end of year....................  $(257,893,300)  $(178,448,600)  $(115,842,500)
                                          =============   =============   =============

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 177 Broad Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
March 28, 1997

                                177 BROAD STREET

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                                  (IN
                                                               THOUSANDS)
REVENUE
  Base rents................................................     $4,722
  Storage and other rental income...........................         52
  Tenant reimbursements.....................................        212
  Parking income............................................        322
  Other income..............................................        103
                                                                 ------
          Total revenue.....................................      5,411
                                                                 ------
EXPENSES
  Property operating and maintenance........................        825
  Utilities and telephone...................................        769
  Repairs and maintenance...................................        313
  Real estate taxes.........................................        864
  Management fees...........................................        153
  Insurance.................................................         46
  Administrative............................................        118
                                                                 ------
          Total expenses....................................      3,088
                                                                 ------
Revenue in excess of certain expenses.......................     $2,323
                                                                 ======

                            See accompanying notes.

                                177 BROAD STREET

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relate to the operations of 177 Broad Street located in Stamford, Connecticut (the "Property"). The Property was acquired on January 28, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

     The Property consists of a fifteen story office complex with approximately 188,000 rentable square feet, an enclosed 540 space parking structure, and a 161-unit residential apartment building.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

 Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases, in the office portion of the Property, that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Preston Commons (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 16, 1997

                                PRESTON COMMONS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                              --------------
                                                              (IN THOUSANDS)
REVENUE
  Base rents................................................      $6,347
  Tenant reimbursements.....................................       1,132
  Garage and parking income.................................         216
  Other income..............................................          91
                                                                  ------
          Total revenue.....................................       7,786
                                                                  ------
EXPENSES
  Property operating & maintenance..........................       2,327
  Real estate taxes.........................................         742
  Management fees...........................................         226
  Insurance.................................................          30
                                                                  ------
          Total expenses....................................       3,325
                                                                  ------
Revenue in excess of certain expenses.......................      $4,461
                                                                  ======

                            See accompanying notes.

                                PRESTON COMMONS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of the Preston Commons building, an office building with approximately 419,000 rentable square feet, located in Dallas, Texas (the "Property"). The Property was acquired on March 21, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Oakbrook Terrace Tower (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
May 30, 1997

                             OAKBROOK TERRACE TOWER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED      THREE MONTHS
                                                              DECEMBER 31,    ENDED MARCH 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
                                                                      (IN THOUSANDS)
REVENUE
  Base rents................................................    $11,409           $3,113
  Tenant reimbursements.....................................      5,282            1,366
  Garage and parking income.................................        148               37
  Other income..............................................        193               97
                                                                -------           ------
          Total revenue.....................................     17,032            4,613
                                                                -------           ------
EXPENSES
  Property operating & maintenance..........................      4,276            1,037
  Real estate taxes.........................................      1,259              353
  Management fees...........................................        338              116
  Insurance.................................................        111               17
                                                                -------           ------
          Total expenses....................................      5,984            1,523
                                                                -------           ------
Revenue in excess of certain expenses.......................    $11,048           $3,090
                                                                =======           ======

                            See accompanying notes.

                             OAKBROOK TERRACE TOWER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the Oakbrook Terrace Tower building, an office building with approximately 773,000 rentable square feet, located in Oakbrook Terrace, Illinois (the "Property"). The Property was acquired on April 15, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2.5% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Maritime Plaza (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 6, 1997

                               ONE MARITIME PLAZA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    THREE MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1996    MARCH 31, 1997
                                                              -----------------    --------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $13,410            $ 3,382
  Tenant reimbursements.....................................           208                125
  Interest income...........................................           249                 65
  Other income..............................................           428                125
                                                                   -------            -------
          Total revenue.....................................        14,295              3,697
                                                                   -------            -------
EXPENSES
Property operating & maintenance............................         4,326                887
  Real estate taxes.........................................           668                250
  Management fees...........................................           585                146
  Insurance.................................................           447                119
                                                                   -------            -------
          Total expenses....................................         6,026              1,402
                                                                   -------            -------
Revenue in excess of certain expenses.......................       $ 8,269            $ 2,295
                                                                   =======            =======

                            See accompanying notes.

                               ONE MARITIME PLAZA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the One Maritime Plaza building, an office building with approximately 524,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 24, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 201 Mission Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1997

                               201 MISSION STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                 YEAR ENDED        THREE MONTHS
                                                                DECEMBER 31,      ENDED MARCH 31,
                                                                    1996               1997
                                                              -----------------   ---------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $7,423             $2,166
  Tenant reimbursements.....................................           55                  9
  Garage and parking income.................................          366                 60
  Other income..............................................           39                 11
                                                                  -------             ------
          Total revenue.....................................        7,883              2,246
                                                                  -------             ------
EXPENSES
  Property operating & maintenance..........................        3,369                969
  Real estate taxes.........................................          959                264
  Management fees...........................................          106                 27
  Insurance.................................................          569                196
                                                                  -------             ------
          Total expenses....................................        5,003              1,456
                                                                  -------             ------
Revenue in excess of certain expenses.......................       $2,880             $  790
                                                                  =======             ======

                            See accompanying notes.

                               201 MISSION STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 201 Mission Street building, an office building with approximately 483,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 30, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 30 N. LaSalle (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 13, 1997

                                 30 N. LASALLE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                              THREE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,     MARCH 31,
                                                                  1996            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
REVENUE
  Base rents................................................    $ 9,317          $1,870
  Tenant reimbursements.....................................      9,164           2,194
  Other income..............................................        237              55
                                                                -------          ------
          Total revenue.....................................     18,718           4,119
                                                                -------          ------
EXPENSES
  Property operating & maintenance..........................      4,336           1,047
  Real estate taxes.........................................      5,155           1,327
  Management fees...........................................        374              79
  Insurance.................................................        160              39
  Ground rent...............................................        165              42
                                                                -------          ------
          Total expenses....................................     10,190           2,534
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 8,528          $1,585
                                                                =======          ======

                            See accompanying notes.

                                 30 N. LASALLE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 30 N. LaSalle building, an office building with approximately 926,000 rentable square feet, located in Chicago, Illinois (the "Property"). The Property was acquired on June 13, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2% of gross receipts, as defined.

5. GROUND LEASE

     The Property is subject to a ground lease on a portion of the land under the building which expires November 30, 2067. The ground lease provides for escalation payments in intervals of approximately 10 years, with the next escalation scheduled for January 1, 2000. Through 1999, the minimum annual rental payments required under the ground lease are $165,000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Columbus America Properties (the Properties) as described in
Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                          COLUMBUS AMERICA PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED     JANUARY 1, 1997
                                                              DECEMBER 31,        THROUGH
                                                                  1996         JULY 31, 1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $15,620           $ 8,814
  Tenant reimbursements.....................................        654               176
  Parking income............................................      2,356             1,460
  Other income..............................................        165               111
                                                                -------           -------
          Total revenue.....................................     18,795            10,561
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................      4,888             2,770
  Real estate taxes.........................................      1,318               769
  Management fee............................................        786               403
  Insurance.................................................        191               127
                                                                -------           -------
          Total expenses....................................      7,183             4,069
                                                                -------           -------
Revenue in excess of certain expenses.......................    $11,612           $ 6,492
                                                                =======           =======

                            See accompanying notes.

                          COLUMBUS AMERICA PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Columbus America Properties (the "Properties"), which are all located in New Orleans, Louisiana. The Properties have been presented on a combined basis because the Properties are under common ownership and management. The Properties listed below were acquired on September 3, 1997 for $140 million by Equity Office Properties Trust from an unrelated party.

                  PROPERTY NAME                     TYPE OF FACILITY    RENTABLE SQUARE FEET
                  -------------                     ----------------    --------------------
LL & E Tower......................................  office building           545,157
Texaco Center.....................................  office building           619,714
601 Tchoupitoulas.................................  parking facility              759(A)

---------------

(A) Represents number of parking spaces.

     The accompanying combined Statements of Revenue and Certain Expenses include the operations of the 601 Tchoupitoulas parking facility.

3. RENTALS

     LL&E Tower and Texaco Center have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                          COLUMBUS AMERICA PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

4. RELATED PARTY TRANSACTIONS

     The office buildings were managed by an affiliated party to the seller. The management agreements provided for a fee based on a percentage of gross receipts, as defined by each of the office buildings' individual management agreements, excluding any receipts from the parking garage.

     During the year ended December 31, 1996, the parking facility was also managed by an affiliated party to the seller. The management agreement provided for a flat fee of $12,500 per month.

     During the year ended December 31, 1996, LL&E Tower leased space to parties affiliated with the seller. Rental income from those leases was approximately $240,000 in 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Prudential Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                             PRUDENTIAL PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                              JANUARY 1, 1997
                                                               YEAR ENDED         THROUGH
                                                              DECEMBER 31,      AUGUST 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $29,743           $21,626
  Tenant reimbursements.....................................      2,367             1,645
  Parking income............................................      2,013             1,561
  Other income..............................................        529               778
                                                                -------           -------
          Total revenue.....................................     34,652            25,610
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................     13,239             8,687
  Real estate taxes.........................................      4,414             3,112
  Management fees...........................................        719               514
  Insurance.................................................        446               361
                                                                -------           -------
  Total expenses............................................     18,818            12,674
                                                                -------           -------
Revenue in excess of certain expenses.......................    $15,834           $12,936
                                                                =======           =======

                            See accompanying notes.

                             PRUDENTIAL PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Prudential Properties (the "Properties"). Equity Office Properties Trust expects to acquire the Properties for approximately $290 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                            APPROXIMATE
                                                                              RENTABLE
                    PROPERTY NAME                           LOCATION       SQUARE FOOTAGE
                    -------------                           --------       --------------
Brookhollow Central I, II and III.....................  Houston, TX            800,688
Destec Tower..........................................  Houston, TX            574,216
8080 Central..........................................  Dallas, TX             283,707
1700 Market...........................................  Philadelphia, PA       825,547
                                                                             ---------
                                                                             2,484,158
                                                                             =========

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 1.5% to 3.0% of gross receipts, as defined.

     Insurance premiums are paid to and coverage is provided by an affiliated party to the seller.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 550 South Hope Street (the Property) as described in Note 2 for the year ended March 31, 1997. The Statement of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended March 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 24, 1997

                             550 SOUTH HOPE STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                              YEAR ENDED    APRIL 1, 1997
                                                              MARCH 31,    THROUGH JULY 31,
                                                                 1997            1997
                                                              ----------   ----------------
                                                                             (UNAUDITED)
REVENUE
  Base rents................................................    $7,602          $2,972
  Tenant reimbursements.....................................     3,840           1,398
  Parking income............................................     1,273             423
  Other income..............................................        19               7
                                                                ------         -------
          Total revenue.....................................    12,734           4,800
                                                                ======         =======
EXPENSES
  Property operating and maintenance........................     3,992           1,302
  Real estate taxes.........................................       801             251
  Management fee............................................       140              58
  Insurance.................................................       605             152
                                                                ------         -------
          Total expenses....................................     5,538           1,763
                                                                ------         -------
Revenue in excess of certain expenses.......................    $7,196          $3,037
                                                                ======         =======

                            See accompanying notes.

                             550 SOUTH HOPE STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of 550 South Hope Street, an office building with approximately 566,434 rentable square feet, located in Los Angeles, California (the "Property"). It is anticipated that Equity Office Properties Trust will acquire the Property for $99.5 million from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Acorn Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 9, 1997

                                ACORN PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED        JANUARY 1, 1997
                                                                DECEMBER 31,       THROUGH JULY 31,
                                                                    1996                 1997
                                                              -----------------    ----------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $16,999              $11,592
  Tenant reimbursements.....................................         2,055                1,327
  Other income..............................................           202                  181
                                                                   -------              -------
          Total revenue.....................................        19,256               13,100
                                                                   -------              -------
EXPENSES
  Property operating and maintenance........................         4,526                2,665
  Real estate taxes.........................................         1,378                  853
  Management fees...........................................           649                  428
  Insurance.................................................           160                   92
                                                                   -------              -------
          Total expenses....................................         6,713                4,038
                                                                   -------              -------
Revenue in excess of certain expenses.......................       $12,543              $ 9,062
                                                                   =======              =======

                            See accompanying notes.

                                ACORN PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Acorn Properties (the "Properties"). Equity Office Properties Trust expects to acquire an 89% managing general partnership interest in each of the partnerships that hold title to the Properties for approximately $144.7 million, including the assumption of debt. The Acorn Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                           APPROXIMATE
                                                                             RENTABLE
          PROPERTY NAME                          LOCATION                 SQUARE FOOTAGE
          -------------                          --------                 --------------
One Valley Square................    Plymouth Meeting, PA                      70,289
Two Valley Square................    Plymouth Meeting, PA                      70,622
Three Valley Square..............    Plymouth Meeting, PA                      84,605
Four Valley Square...............    Plymouth Meeting, PA                      49,757
Five Valley Square...............    Plymouth Meeting, PA                      18,564
Oak Hill Plaza...................    King of Prussia, PA                      164,360
Walnut Hill Plaza................    King of Prussia, PA                      149,716
One Devon Square.................    Wayne, PA                                 77,267
Two Devon Square.................    Wayne, PA                                 63,226
Three Devon Square (a)...........    Wayne, PA                                  6,000
Four Falls Corporate Center......    Conshohocken, PA                         254,355
                                                                            ---------
                                                                            1,008,761
                                                                            =========

---------------

(a) In addition, this property includes land leased to a third party.

                                ACORN PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the sellers. The management agreements provided for a fee of 4% of gross receipts, as defined.

     Janitorial services were provided by an affiliated party to the sellers. During the year ended December 31, 1996, the Properties incurred approximately $714,000 in janitorial fees.

                         REPORT OF INDEPENDENT AUDITORS
The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of 10 & 30 South Wacker Drive (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP
Chicago, Illinois
September 5, 1997

                           10 & 30 SOUTH WACKER DRIVE

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED       JANUARY 1, 1997
                                                                DECEMBER 31,      THROUGH JULY 31,
                                                                    1996                1997
                                                              -----------------   ----------------
                                                                                    (UNAUDITED)
REVENUE
  Base rents................................................       $38,739            $23,388
  Tenant reimbursements.....................................        23,518             14,604
  Parking income............................................         1,188                786
  Other income..............................................         2,232                643
                                                                   -------            -------
          Total revenue.....................................        65,677             39,421
                                                                   -------            -------
EXPENSES
  Property operating and maintenance........................         9,891              5,370
  Real estate taxes.........................................        16,600              9,683
  Management fee............................................         1,233                754
  Insurance.................................................           403                160
                                                                   -------            -------
          Total expenses....................................        28,127             15,967
                                                                   -------            -------
Revenue in excess of certain expenses.......................       $37,550            $23,454
                                                                   =======            =======

                            See accompanying notes.

                           10 & 30 SOUTH WACKER DRIVE

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying combined statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of 10 & 30 South Wacker Drive, two office buildings with approximately 2,016,023 million rentable square feet, located in Chicago, Illinois (the "Properties"). The Properties have been presented on a combined basis because the Properties were under common ownership and management. It is anticipated that the Properties will be acquired for $462 million by Equity Office Properties Trust from an unrelated party.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Lafayette Centre (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
September 5, 1997

                              ONE LAFAYETTE CENTRE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED        JANUARY 1, 1997
                                                                DECEMBER 31,       THROUGH JULY 31,
                                                                    1996                 1997
                                                              -----------------    ----------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $8,509               $5,409
  Tenant reimbursements.....................................          855                  582
  Parking income............................................          446                  260
  Other income..............................................          158                   46
                                                                  -------              -------
          Total revenue.....................................        9,968                6,297
                                                                  -------              -------
EXPENSES
  Property operating and maintenance........................        2,238                1,360
  Real estate taxes.........................................        1,154                  625
  Management fee............................................          300                  186
  Insurance.................................................           57                   34
                                                                  -------              -------
          Total expenses....................................        3,749                2,205
                                                                  -------              -------
Revenue in excess of certain expenses.......................       $6,219               $4,092
                                                                  =======              =======

                            See accompanying notes.

                              ONE LAFAYETTE CENTRE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of One Lafayette Centre, an office building with approximately 410,000 rentable square feet, located in Washington, D.C. (the "Property"). It is expected that the Property will be acquired for $77.5 million by Equity Office Properties Trust from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the PPM Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
January 22, 1997

                                 PPM PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                             JANUARY 1, 1997
                                                               YEAR ENDED        THROUGH
                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------   ---------------
                                                                               (UNAUDITED)
REVENUE
  Base rents................................................    $ 9,784          $7,038
  Tenant reimbursements.....................................        344             262
  Parking income............................................        152             119
  Other income..............................................        144              56
                                                                -------          ------
          Total revenue.....................................     10,424           7,475
                                                                -------          ------
EXPENSES
  Property operating and maintenance........................      3,062           2,122
  Real estate taxes.........................................      1,170             824
  Management fees...........................................        228             168
  Insurance.................................................         92              76
                                                                -------          ------
          Total expenses....................................      4,552           3,190
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 5,872          $4,285
                                                                =======          ======

                            See accompanying notes.

                                 PPM PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the PPM Properties which are to be acquired by Equity Office Properties Trust for approximately $92 million from an unrelated party. The PPM Properties have been presented on a combined basis because all of the Properties are under common control and management. The following properties are included in the combined financial statements:

                                                               APPROXIMATE
                                                                 RENTABLE
                       PROPERTY NAME                          SQUARE FOOTAGE
                       -------------                          --------------
Lakeside Square.............................................     392,700
1600 Duke Street............................................      68,800
Fair Oaks Plaza.............................................     177,900
                                                                 -------
                                                                 639,400
                                                                 =======

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 2.25% of gross receipts, as defined.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE PARTNERS OF
BEACON PROPERTIES, L.P.:

     We have audited the consolidated balance sheets of Beacon Properties, L.P. as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994. We have also audited the combined statement of operations, owners' equity and cash flows of the Predecessor, more fully described in Note 1, for the period January 1, 1994 to May 25, 1994. These consolidated financial statements are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon Properties, L.P. as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, and the combined results of operations and cash flows of the Predecessor for the period January 1, 1994 to May 25, 1994 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 21, 1997

                            BEACON PROPERTIES, L.P.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31,
                                                                ----------------------
                                                                   1996         1995
                                                                   ----         ----
ASSETS
Real estate:
  Land......................................................    $  213,858    $ 43,077
  Buildings, improvements and equipment.....................     1,477,672     428,065
                                                                ----------    --------
                                                                 1,691,530     471,142
  Less accumulated depreciation.............................        97,535      66,571
                                                                ----------    --------
                                                                 1,593,995     404,571
Deferred financing and leasing costs, net of accumulated
  amortization of $16,334 and $14,487.......................        17,287       9,438
Cash and cash equivalents...................................        35,896       4,481
Restricted cash.............................................         2,599       2,764
Accounts receivable.........................................        11,596       6,111
Accrued rent................................................        13,065       6,493
Prepaid expenses and other assets...........................           808       8,060
Mortgage notes receivable...................................        51,491      34,778
Investments in and advance to joint ventures and
  corporations..............................................        52,176      58,027
                                                                ----------    --------
     Total assets...........................................    $1,778,913    $534,723
                                                                ==========    ========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgage notes payable....................................       452,212      70,536
  Note payable, Credit Facility.............................       153,000     130,500
  Accounts payable, accrued expenses and other
     liabilities............................................        41,336      14,018
  Investment in joint venture...............................        24,735      23,955
                                                                ----------    --------
     Total liabilities......................................       671,283     239,009
Commitments and contingencies...............................            --          --
Limited partners' capital interest, 6,273,928 and 3,788,549
  units outstanding, at redemption value....................       229,783      87,137
                                                                ----------    --------
Partners' capital:
  Operating units issued and outstanding, 48,116,480 and
     20,215,822 General partner--outstanding 543,904 and
     240,044................................................        10,530       2,926
  Limited partner--outstanding 47,572,576 and 19,975,788....       867,317     205,651
                                                                ----------    --------
  Total partners' capital...................................       877,847     208,577
                                                                ----------    --------
  Total liabilities and partners' capital...................    $1,778,913    $534,723
                                                                ==========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                        FOR THE              FOR THE          FOR THE PERIOD      FOR THE PERIOD
                                      YEAR ENDED           YEAR ENDED         MAY 26, 1994 TO     JANUARY 1, 1994
                                   DECEMBER 31, 1996    DECEMBER 31, 1995    DECEMBER 31, 1994    TO MAY 25, 1994
                                   -----------------    -----------------    -----------------    ---------------
Revenues:
  Rental income..................     $  147,825           $   69,781           $   23,702            $5,776
  Management fees................          3,005                2,203                   --             1,521
  Recoveries from tenants........         16,719                9,524                4,395             1,040
  Mortgage interest income.......          4,970                2,546                   --                --
  Other income...................         11,249                5,985                2,671               675
                                      ----------           ----------           ----------            ------
                                         183,768               90,039               30,768             9,012
                                      ----------           ----------           ----------            ------
Expenses:
  Property expenses..............         37,210               17,698                6,497             2,086
  Real estate taxes..............         18,124                9,950                3,015               595
  General and administrative.....         19,218                9,444                2,943             1,399
  Mortgage interest expense......         30,300               15,220                4,970             2,798
  Interest -- amortization of
     financing costs.............          2,084                1,370                  617               373
  Depreciation and
     amortization................         33,170               17,233                6,727             2,385
                                      ----------           ----------           ----------            ------
                                         140,106               70,915               24,769             9,636
                                      ----------           ----------           ----------            ------
Income (loss) from operations....         43,662               19,124                5,999              (624)
Equity in net income of joint
  ventures and corporations......          4,899                3,103                  858               198
                                      ----------           ----------           ----------            ------
Income (loss) from continuing
  operations before minority
  interest.......................         48,561               22,227                6,857              (426)
Minority interest in partnerships
  and corporations...............            (15)                 (36)                  (8)              931
                                      ----------           ----------           ----------            ------
Income from continuing
  operations.....................         48,546               22,191                6,849               505
Discontinued operations --
  construction company:
  Income (loss) from
     operations..................         (2,609)                 (12)                 477               102
  Loss on sale...................           (249)                  --                   --                --
                                      ----------           ----------           ----------            ------
Income before extraordinary
  items..........................         45,688               22,179                7,326               607
Extraordinary items..............         (3,876)                  --                   --             8,898
                                      ----------           ----------           ----------            ------
Net income.......................     $   41,812           $   22,179           $    7,326            $9,505
                                      ==========           ==========           ==========            ======
Income before extraordinary items
  per unit.......................     $     1.32           $     1.09           $     0.48
                                      ==========           ==========           ==========
Extraordinary items per unit.....     $    (0.11)                  --                   --
                                      ==========           ==========           ==========
Net income per unit..............     $     1.21           $     1.09           $     0.48
                                      ==========           ==========           ==========
Weighted average units
  outstanding....................     34,446,907           20,323,327           15,270,899
                                      ==========           ==========           ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
              FOR THE PERIOD JANUARY 1, 1994 TO DECEMBER 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                          LIMITED
                                                      GENERAL     LIMITED      TOTAL     PARTNERS'
                                                     PARTNER'S   PARTNER'S   PARTNER'S    CAPITAL
                                                      CAPITAL     CAPITAL     CAPITAL    INTEREST
                                                     ---------   ---------   ---------   ---------
Owner's equity (Predecessor), at January 1, 1994...                                       $(57,954)
Contributions and other, net of distributions from
  January 1, 1994 to May 25, 1994..................                                          1,083
Net income from January 1, 1994 through May 25,
  1994.............................................                                          9,505
                                                       -------   ---------   ---------    --------
Balance, at May 25, 1994...........................                                        (47,366)
Capital contributions, net, May 26 - December 31,
  1994.............................................    $ 2,373   $ 182,884   $ 185,257       9,200
Net income, May 26 - December 31, 1994.............         73       5,582       5,655       1,671
Distributions, May 26 - December 31, 1994 ($0.96
  per unit)........................................       (147)    (11,197)    (11,344)     (3,382)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................     (1,123)   (111,128)   (112,251)    112,251
                                                       -------   ---------   ---------    --------
Partners' capital, at December 31, 1994............      1,176      66,141      67,317      72,374
Capital contributions, net -- 1995.................      1,940     157,781     159,721         307
Net income -- 1995.................................        222      17,838      18,060       4,119
Distributions -- 1995 ($1.24 per unit).............       (262)    (21,216)    (21,478)     (4,706)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................       (150)    (14,893)    (15,043)     15,043
                                                       -------   ---------   ---------    --------
Partners' capital, at December 31, 1995............      2,926     205,651     208,577      87,137
Capital contributions, net -- 1996.................      8,466     744,792     753,258      75,143
Net income -- 1996.................................        418      35,914      36,332       5,480
Distributions -- 1996 ($1.765 per unit)............       (583)    (50,083)    (50,666)     (7,631)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................       (697)    (68,957)    (69,654)     69,654
                                                       -------   ---------   ---------    --------
Partners' capital, at December 31, 1996............    $10,530   $ 867,317   $ 877,847    $229,783
                                                       =======   =========   =========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                           FOR THE             FOR THE         FOR THE PERIOD     FOR THE PERIOD
                                         YEAR ENDED          YEAR ENDED        MAY 26, 1994 TO    JANUARY 1, 1994
                                      DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                      -----------------   -----------------   -----------------   ---------------
Cash flows from operating
  activities:
  Net income........................     $    41,812          $  22,179           $   7,326           $ 9,505
                                         -----------          ---------           ---------           -------
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
    Increase in accrued rent........          (6,572)            (3,741)               (915)           (1,181)
    Depreciation, amortization and
      interest amortization of
      financing costs...............          35,254             18,603               7,344             2,848
    Equity in net income of joint
      ventures and corporations.....          (2,026)            (3,055)             (1,327)             (201)
    Loss from minority interest in
      combined partnerships.........              --                 --                  --            (1,519)
    Extraordinary items.............           3,876                 --                  --            (8,898)
    Deferred interest...............              --                 --                  --               367
    Increase in accounts
      receivable....................          (5,485)            (1,746)             (3,075)             (376)
    Decrease (increase) in prepaid
      expenses and other assets.....             (48)               (58)              2,541            (1,940)
    Increase (decrease) in accounts
      payable, accrued expenses and
      other liabilities.............          25,421                781                (739)            1,636
                                         -----------          ---------           ---------           -------
         Total adjustments..........          50,420             10,784               3,829            (9,264)
                                         -----------          ---------           ---------           -------
         Net cash provided by
           operating activities.....          92,232             32,963              11,155               241
                                         -----------          ---------           ---------           -------
Cash flows from investing
  activities:
  Property additions................      (1,088,775)           (67,610)           (190,015)             (978)
  Loans receivable--affiliate.......              --                 --             (14,594)               --
  Payment of deferred leasing
    costs...........................          (6,157)            (2,646)             (1,010)             (124)
  Decrease (increase) in prepaid
    expenses and other assets.......           5,000             (5,000)                 --                --
  Purchase of minority interests....              --                 --             (11,688)               --
  Investments in joint ventures.....              --                 --             (15,802)               --
  Capital distributions from joint
    ventures........................           8,610              3,518               2,508                --
  Investments in and advance to
    corporations....................              --            (41,471)             (5,800)               --
  Cash from contributed assets......              --                 --               6,978                --
  Restricted cash from contributed
    assets..........................              --                 --                 420                --
  Purchase of mortgage notes
    receivable......................         (16,713)           (34,778)                 --                --
  Decrease (increase) in restricted
    cash............................             165              2,063              (4,827)               --
                                         -----------          ---------           ---------           -------
         Net cash used by investing
           activities...............      (1,097,870)          (145,924)           (233,830)           (1,102)
                                         -----------          ---------           ---------           -------

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                           FOR THE             FOR THE         FOR THE PERIOD     FOR THE PERIOD
                                         YEAR ENDED          YEAR ENDED        MAY 26, 1994 TO    JANUARY 1, 1994
                                      DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                      -----------------   -----------------   -----------------   ---------------
Cash flows from financing
  activities:
  Capital contributions.............     $  754,175           $ 160,028           $173,452            $   412
  Borrowings on Credit Facility.....        468,000             124,700            130,300                 --
  Borrowings on mortgage notes......        608,000                  --                 --                874
  Payments on Credit Facility.......       (445,500)           (124,500)                --                 --
  Repayments on mortgage notes......       (281,814)            (20,400)           (49,677)              (460)
  Advances (repayments) of amounts
    due to affiliates...............             --                  --             (5,355)             2,800
Payment of deferred financing
  costs.............................         (9,811)             (2,457)            (2,764)               (13)
Decrease (increase) in prepaid
  expenses and other assets.........          2,300              (2,300)                --                 --
Distributions.......................        (58,297)            (32,435)            (8,475)            (4,329)
                                         ----------           ---------           --------            -------
         Net cash provided by (used
           by) financing
           activities...............      1,037,053             102,636            237,481               (716)
                                         ----------           ---------           --------            -------
Net increase (decrease) in cash and
  cash equivalents..................         31,415             (10,325)            14,806             (1,577)
Cash and cash equivalents, beginning
  of period.........................          4,481              14,806                 --              6,150
                                         ----------           ---------           --------            -------
Cash and cash equivalents, end of
  period............................     $   35,896           $   4,481           $ 14,806            $ 4,573
                                         ==========           =========           ========            =======
Supplemental disclosures:
  Cash paid during the period for
    interest (net of capitalized
    interest).......................     $   28,777           $  14,738           $  5,278            $ 2,811
                                         ==========           =========           ========            =======
Noncash activities:
  Acquisition of interests in
    properties......................             --                  --           $ 22,721
                                         ==========           =========           ========
  Increase in partners' capital as a
    result of acquisition of
    interests in properties.........     $   74,226                  --           $  9,200
                                         ==========           =========           ========
  Liabilities assumed in connection
    with contributions and
    acquisition of properties.......     $   55,529           $     861           $ 93,518
                                         ==========           =========           ========
  Distributions payable to unit
    holders.........................             --                  --           $  6,251
                                         ==========           =========           ========
  Receivable from equity
    investment......................     $      769           $   1,040
                                         ==========           =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION, OFFERINGS AND ACQUISITIONS:

     Beacon Properties, L.P. (the "Operating Partnership") was organized as a Delaware limited partnership in April 1994 and commenced operations effective on May 26, 1994. The Operating Partnership was formed to continue and expand the commercial real estate development, construction, acquisition, leasing, design and management business of The Beacon Group (the "Predecessor").

     Simultaneously with the closing of the initial public offering (the "IPO") of Beacon Properties Corporation (the "Company"), which is the sole general partner and a limited partner of the Operating Partnership, the Company contributed its interests in two properties and approximately $173.4 million, the net proceeds of the IPO, to the Operating Partnership in exchange for partnership interests ("Units").

     The following schedule summarizes the Operating Partnership's interest in the properties as a result of the initial and subsequent capital contributions of the Company, and the related acquisition of properties and partnership interests. All properties have been consolidated unless otherwise indicated in the notes:

                                                                     RENTABLE      OWNERSHIP
                                                           DATE       AREA IN     INTEREST AT    ACCOUNTING
                                                         ACQUIRED   SQUARE FEET    12/31/96     METHOD NOTES
                                                         --------   -----------   -----------   ------------
PROPERTIES:
Wellesley Office Park -- Buildings 1-8, Wellesley,
  MA...................................................    (A)         622,862        100%        (E)
Crosby Corporate Center, Bedford, MA...................    (B)         336,000        100%
South Station, Boston, MA..............................    (B)         148,591        100%
175 Federal Street, Boston, MA.........................    (B)         203,349        100%        (E)
One Post Office Square, Boston, MA.....................    (B)         764,129         50%        (D)
Center Plaza, Boston, MA...............................    (B)         649,359        100%
Rowes Wharf, Boston, MA................................    (B)         344,326         45%        (F)
150 Federal Street, Boston, MA.........................    (B)         530,279        100%
Polk and Taylor Buildings, Arlington, VA...............    (B)         890,000          9%        (G)
One Canal Park, Cambridge, MA..........................  6/10/94       100,300        100%
Westwood Business Centre, Westwood, MA.................  6/10/94       160,400        100%
Russia Wharf, Boston, MA...............................  8/10/94       314,596        100%
Westlakes Office Park -- Buildings 1-3 and 5, Berwyn,
  PA...................................................    (C)         443,592        100%
75-101 Federal Street, Boston, MA......................  9/29/95       812,000         51%        (H)
2 Oliver Street--147 Milk Street, Boston, MA...........  10/6/95       271,000        100%
Ten Canal Park, Cambridge, MA..........................  12/21/95      110,000        100%
New England Executive Park, Burlington, MA.............  11/15/96      817,013        100%
245 First Street, Cambridge, MA........................  11/21/96      263,227        100%
Perimeter Center, Atlanta, GA..........................  2/15/96     3,302,136        100%
1300 North 17th Street, Rosslyn, VA....................  10/18/96      372,865        100%
1616 North Fort Myer Drive, Rosslyn, VA................  10/18/96      292,826        100%
John Marshall I, McLean, VA............................   9/5/96       261,364        100%
E.J. Randolph, McLean, VA..............................   9/5/96       164,677        100%
Northridge I, Reston/Herndon, VA.......................   9/5/96       124,319        100%
1333 H Street, N.W., Washington, D.C...................  8/16/96       238,694        100%
AT&T Plaza, Oak Brook, IL..............................  8/16/96       225,318        100%
Tri-State International, Lincolnshire, IL..............  8/16/96       548,000        100%
10960 Wilshire Boulevard, Westwood, CA.................  11/21/96      543,804        100%
Shoreline Technology Park, Mountain View, CA...........  12/20/96      727,000        100%
Lake Marriott Business Park, Santa Clara, CA...........  12/20/96      400,000        100%
Presidents Plaza, Chicago, IL..........................  12/27/96      791,000        100%
                                                                    ----------
                                                                    15,773,026
                                                                    ==========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

                                                                     RENTABLE      OWNERSHIP
                                                           DATE       AREA IN     INTEREST AT    ACCOUNTING
                                                         ACQUIRED   SQUARE FEET    12/31/96     METHOD NOTES
                                                         --------   -----------   -----------   ------------
SERVICE ENTITIES:
Beacon Construction Company, Inc.......................    (B)                         99%        (I)
Beacon Property Management, L.P........................    (B)                        100%
Beacon Property Management Corporation.................    (B)                         99%        (I)
Beacon Design Corporation..............................    (B)                         99%        (I)
Beacon Design L.P......................................    (B)                        100%

-------------------------
(A) Wellesley Building 8 was acquired May 4, 1995. Interests in the remaining Wellesley Buildings were contributed as part of the initial public offering.

(B) Interests in this property or company were contributed or acquired as part of the initial public offering.

(C) Westlakes Buildings 1, 3 and 5 were acquired October 21, 1994, Westlakes Building 2 was acquired July 26, 1995.

(D) The Operating Partnership is a general partner in the joint venture which owns the property and utilizes the equity method of accounting for its investment.

(E) On October 28, 1994, the Operating Partnership acquired the remaining interest in the 175 Federal Street and Wellesley 6 Joint Venture which owned these properties. Prior to the acquisition of the remaining interest, the Operating Partnership used the equity method of accounting for its investments.

(F) The Operating Partnership owns an indirect limited partner interest and utilizes the equity method of accounting for its investment. (See Note 2.)

(G) The Operating Partnership owns a 9% limited partner interest and utilizes the equity method of accounting for its investment.

(H) The Operating Partnership is a shareholder in the corporation (private real estate investment trust) which owns the property, and utilizes the equity method of accounting for its investment.

(I) The Operating Partnership used the cost method of accounting for its investments in these subsidiaries prior to 1995. The Operating Partnership currently uses the equity method of accounting for its investments. (See
    Note 2.)

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

     The Operating Partnership currently has interests in a portfolio of 104 Class A office properties and other commercial properties containing approximately 15.8 million rentable square feet located in Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C.

     The Operating Partnership also owns and operates commercial real estate development, acquisition, leasing, design and management businesses. The Operating Partnership currently manages approximately 2.9 million square feet of commercial and office space owned by third parties in various locations, including Boston, Waltham, and Springfield, Massachusetts and Chicago, Illinois.

PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements of the Operating Partnership have been prepared on a consolidated basis which include all the accounts of the Operating Partnership and its subsidiaries. All significant intercompany balances and transactions have been eliminated. The Operating Partnership's consolidated financial statements reflect the properties acquired at their historical basis of accounting to the extent of the acquisition of interests from the Predecessors' owners who continued on as investors. The remaining interests acquired from the Predecessors' owners have been accounted for as a purchase and the excess of the purchase price over the related historical cost basis was allocated to real estate.

     The accompanying financial statements of the Predecessor have been presented on a combined basis which include all the contributed properties and the management, leasing and design entities.

REAL ESTATE

     Buildings and improvements are recorded at cost and are depreciated on the straight-line and declining balance methods over their estimated useful lives of nineteen to forty years and fifteen to twenty years, respectively. The cost of buildings and improvements includes the purchase price of the property or interests in property, legal fees, acquisition costs and interest, property taxes, capitalized interest, and other costs incurred during the period of construction. The Operating Partnership capitalized interest costs of $1.0 million in 1996, $0.1 million in 1995, and $0 in 1994. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Operating Partnership periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Operating Partnership does not expect to recover its carrying costs, the Operating Partnership recognizes an impairment loss. No such losses have been recognized to date.

     Tenant improvements are depreciated over the terms of the related leases. Furniture, fixtures and equipment are depreciated using the straight-line and declining balance methods over their expected useful lives of five to seven years.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments which extend the economic useful life of the assets are capitalized.

DEFERRED FINANCING AND LEASING COSTS

     Deferred financing costs include fees and costs incurred to obtain long-term financings, and are amortized over the terms of the respective loans on a basis which approximates the interest method. Deferred leasing costs incurred in the successful negotiation of leases, including brokerage, legal and other costs, have been deferred and are being amortized on a straight-line basis over the terms of the respective leases.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid assets with original maturities of three months or less from the date of purchase. The majority of the Operating Partnership's cash and cash equivalents are held at major commercial banks. The Operating Partnership has not experienced any losses to date on its invested cash. The carrying value of the cash and cash equivalents approximates market.

RESTRICTED CASH

     Restricted cash consists of cash held in escrow as required by lenders to satisfy real estate taxes and tenant improvement costs.

INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS

     The Operating Partnership uses the equity method of accounting for its earnings in property joint ventures and corporations which it does not control. Losses in excess of investments are not recorded where the Operating Partnership is a limited partner and has not guaranteed nor intends to provide any future financial support to the respective properties.

MORTGAGE NOTES RECEIVABLE

     Discounts from the principal balance on mortgage loans receivable, net of acquisition costs, are amortized as interest income over the due date of the related loans using the effective yield method, based on management's evaluation of the current facts and circumstances and the ultimate ability to collect the principal balances of such loans.

REVENUE RECOGNITION

     Base rental income is reported on a straight-line basis over the terms of the respective leases. The impact of the straight-line rent adjustment increased revenues for the Operating Partnership by $6.6 million, $3.7 million and $1.9 million and increased its proportionate share of equity in net income of property joint ventures and corporations by $0.1 million, $0.2 million and $0.3 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively. Management fees are recognized as revenue as they are earned.

INCOME TAXES

     Income taxes are not considered in the accompanying financial statements since such taxes, if any, are the responsibility of the partners.

INTEREST RATE PROTECTION AGREEMENTS

     The Operating Partnership has entered into interest rate protection agreements to reduce the impact of certain changes in interest rates. These agreements are held for purposes other than trading. Amounts paid for the agreements are amortized over the lives of the agreements on a basis which approximates the interest method. Payments under interest rate swap agreements are recognized as adjustments to interest expense when incurred. The Operating Partnership's policy is to write off unamortized amounts paid under interest rate protection agreements, when the related debt is paid off or there is a termination prior to the maturity of the agreements. The Operating Partnership is exposed to credit loss in the event of nonperformance by the other parties to the interest rate protection agreements. However, the Operating Partnership does not anticipate nonperformance by the counterparties.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year balances have been reclassed to conform with current year presentation.

3. ACCOUNTS RECEIVABLE:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1995
                                                               ----      ----
Tenants.....................................................  $ 5,072   $2,137
Other.......................................................    4,228    1,006
Affiliates..................................................    3,670    3,305
Allowance for uncollectible amounts.........................   (1,374)    (337)
                                                              -------   ------
                                                              $11,596   $6,111
                                                              =======   ======

4. MORTGAGE NOTES RECEIVABLE:

     The Operating Partnership acquired a fifty percent interest in certain mortgages collateralized by property owned by a joint venture in which the Operating Partnership has an indirect interest. The terms of the notes require interest-only payments at 8.71% quarterly on a principal balance of approximately $63.0 million and are due on April 1, 1999. The term may be extended for up to three years under certain conditions. The Operating Partnership also has an option to purchase from an affiliate other mortgage interests collateralized by the same property.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

5. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS:

     The following is summarized financial information for the property joint ventures and corporation:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
Balance sheet:
  Real estate, net..........................................  $410,207   $419,096
  Other assets..............................................    51,669     55,714
                                                              --------   --------
                                                              $461,876   $474,810
                                                              ========   ========
  Mortgage notes payable....................................  $377,754   $380,827
  Loans and notes payable...................................    72,136     68,606
  Other liabilities.........................................    13,040     14,072
  Partners' and shareholders' equity (deficiency)...........    (1,054)    11,305
                                                              --------   --------
                                                              $461,876   $474,810
                                                              ========   ========

                                                                                                PREDECESSOR
                                                                                              ----------------
                                    FOR THE YEAR        FOR THE YEAR       FOR THE PERIOD      FOR THE PERIOD
                                        ENDED               ENDED          MAY 26, 1994 TO    JANUARY 1, 1994
                                  DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                  -----------------   -----------------   -----------------   ---------------
Summary of operations:
  Rentals........................     $117,283             $91,048             $59,983            $38,386
  Other income...................        3,453               3,861               5,717              2,941
  Operating expenses.............       61,086              49,472              34,688             22,632
  Mortgage interest expense......       28,712              23,232              16,261             13,432
  Depreciation and
     amortization................       18,592              14,537              11,427              8,228
                                      --------             -------             -------            -------
  Net income (loss)..............     $ 12,346             $ 7,668             $ 3,324            $(2,965)
                                      ========             =======             =======            =======

     A reconciliation of interests in property joint ventures and corporation to the underlying net assets is as follows:

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                               1996      1995       1994
                                                               ----      ----       ----
Partners' and shareholders' (deficiency) capital, as
  above.....................................................  $(1,054)  $11,305   $(51,742)
Deficits of other partners and shareholders.................   23,555    13,270     38,459
                                                              -------   -------   --------
Operating Partnership's share of equity (deficiency)........   22,501    24,575    (13,283)
Excess of cost of investments over the net book value of
  underlying net assets, net of amortization and accumulated
  amortization of $122, $75 and $28, respectively...........    1,310     1,357
                                                              -------   -------   --------
Carrying value of property investments in joint ventures and
  corporation...............................................  $23,811   $25,932   $(11,899)
                                                              =======   =======   ========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

     The following is summarized financial information for the service corporations:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                               ----      ----
Balance sheet:
  Equipment, net............................................  $ 1,806   $   715
  Other assets..............................................   34,155    29,560
                                                              $35,961   $30,275
                                                              =======   =======
  Other liabilities.........................................   37,360    27,124
  Shareholders' equity (deficiency).........................   (1,399)    3,151
                                                              -------   -------
                                                              $35,961   $30,275
                                                              =======   =======

                                                   FOR THE YEAR        FOR THE YEAR       FOR THE PERIOD
                                                       ENDED               ENDED          MAY 26, 1994 TO
                                                 DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                                                 -----------------   -----------------   -----------------
Summary of operations:
  Construction income...........................     $140,903            $108,913             $52,429
  Consulting and management fees................        2,537               7,576               4,848
  Interest and other income.....................          266                 383                 184
  Construction, consulting and management fee
     costs......................................      141,167             110,835              52,388
  General and administrative expense............        5,121               4,880               3,564
  Depreciation and amortization.................          584                 336                 186
  Minority interest in net income of joint
     venture....................................           52                 130                  90
  Interest expense to stockholder...............           --                 650                  --
                                                     --------            --------             -------
Net income (loss)...............................     $ (3,218)           $     41             $ 1,233
                                                     ========            ========             =======

     A reconciliation of the underlying net assets to the Operating Partnership's carrying value of investments in and advance to service corporations is as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
Shareholders' equity, as above..............................  $ (1,399)  $  3,151
(Deficit) equity of other shareholders......................       (29)        11
                                                              --------   --------
Operating Partnership's share of equity.....................    (1,370)     3,140
Advance.....................................................     5,000      5,000
                                                              --------   --------
Carrying value of investments in and advance to service
  corporations..............................................     3,630      8,140
Carrying value of property investments in joint ventures and
  corporation per above.....................................    23,811     25,932
                                                              --------   --------
                                                              $ 27,441   $ 34,072
                                                              ========   ========
Per consolidated balance sheet:
  Investments in and advance to joint ventures and
     corporations...........................................  $ 52,176   $ 58,027
  Investment in joint venture...............................   (24,735)   (23,955)
                                                              --------   --------
                                                              $ 27,441   $ 34,072
                                                              ========   ========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

6. MORTGAGE NOTES PAYABLE:

     The mortgage notes payable collateralized by the certain properties and assignment of leases, are as follows:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                  1996       1995
                                                                  ----       ----
Mortgage notes with fixed interest at:
  8.00% maturing July 1, 1998...............................    $ 12,970    $13,236
  6.67% maturing November 1, 1998...........................      56,920     57,300
  7.23% maturing February 1, 2003...........................      55,000         --
  7.23% maturing March 1, 2003..............................      60,000         --
  7.08% maturing March 31, 2006.............................     218,000         --
  8.19% maturing January 1, 2007............................      15,000         --
  8.19% maturing January 1, 2007............................      13,600         --
  8.38% maturing December 1, 2008...........................      20,722         --
                                                                --------    -------
     Total mortgage notes payable...........................    $452,212    $70,536
                                                                ========    =======

     The Operating Partnership's restricted cash consists of cash required by these mortgages to be held in escrow for capital expenditures and/or real estate taxes.

     Scheduled maturities of mortgage notes payable are as follows:

1997........................................................    $  2,127
1998........................................................      72,611
1999........................................................       6,602
2000........................................................       7,608
2001........................................................       8,171
Thereafter..................................................     355,093
                                                                --------
  Total.....................................................    $452,212
                                                                ========

     The Operating Partnership determines the fair value of its mortgage notes payable based upon the discounted cash flows at a discount rate that approximates the Operating Partnership's effective borrowing rate. Based on its evaluation, the Operating Partnership has determined that the fair value of its mortgage notes approximates their carrying value.

     In March 1996, the Operating Partnership repaid a debt and recorded an extraordinary item of $2.2 million in connection with the write-off of fees and costs to acquire the debt. The extraordinary item during the period January 1, 1994 through May 25, 1994 represents the gains resulting from the settlement of certain mortgage notes payable. As the prepayments were a condition to transfer the assets to the Operating Partnership, these items were recorded by the Predecessor entity.

7. NOTE PAYABLE -- CREDIT FACILITY:

     The Operating Partnership presently has a three-year, $300 million revolving credit facility (the "Credit Facility"). The Credit Facility matures in June 1999 and is collateralized by cross-collateralized mortgages and assignment of rents on certain properties.

     Outstanding balances under the Credit Facility bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) one-half of one percent (1/2%) above the overnight

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points (1.75%). The Company has an interest rate protection agreement through May 1997 with respect to $135 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 9.47% per annum. Effective May 1997 through May 1999, the Company has an interest rate protection agreement with respect to $137.5 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 8.75% per annum. This interest rate protection arrangement may be applied during four quarters of the period May 1997 to May 1999.

     The outstanding balance of the Credit Facility at December 31, 1996 was $153.0 million. The weighted average amount outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was $42.3 million, $99.7 million and $50.4 million, respectively. The weighted average interest rate on amounts outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was approximately 7.78%, 8.25% and 7.57%, respectively. The applicable interest rate under the Credit Facility at December 31, 1996 was 8.25%.

     Based upon the Credit Facility's variable interest rate, the Operating Partnership has determined that the fair value of the Credit Facility approximates its carrying value. The Operating Partnership determines the fair value of its interest rate agreement based upon the quoted market prices of similar instruments. Based on this analysis, the Operating Partnership has determined that the fair value of this instrument approximates its carrying value.

     As a result of the substantial modification of the terms of the Credit Facility, the Company recorded an extraordinary item of $1.7 million in connection with the write-off of fees and costs relating to the prior Credit Facility.

8. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES:

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1995
                                                                 ----       ----
Accounts payable and accrued expenses.......................    $29,139    $ 8,088
Deferred revenue and other..................................      4,912      1,164
Affiliates..................................................      1,595      2,952
Other liabilities...........................................        504        647
Security deposits...........................................      5,186      1,167
                                                                -------    -------
                                                                $41,336    $14,018
                                                                =======    =======

9. TRANSACTIONS WITH AFFILIATES:

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                        FOR THE              FOR THE          FOR THE PERIOD      FOR THE PERIOD
                                      YEAR ENDED           YEAR ENDED         MAY 26, 1994 TO     JANUARY 1, 1994
                                   DECEMBER 31, 1996    DECEMBER 31, 1995    DECEMBER 31, 1994    TO MAY 25, 1994
                                   -----------------    -----------------    -----------------    ---------------
Management, rental, design,
  construction fees and interest
  income.........................       $9,176               $ 5,640                 --               $1,809
Construction costs...............        8,352                11,108               $241                   --
Administrative salaries and
  expenses.......................           --                    --                 --                  469

     In 1995, the Operating Partnership entered into an agreement to lease its home office from a joint venture in which the Operating Partnership has an indirect interest. It previously subleased home office space from

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

another affiliate. Rental expense related to these arrangements was $1.3 million, $0.3 million and $0.1 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively.

     Future minimum rental payments at December 31, 1996 for the Operating Partnership's home office are $1.3 million for 1997, $1.4 million for 1998 through 2001, and $1.0 million for 2002.

10. LIMITED PARTNERS' CAPITAL INTEREST

     Pursuant to the Operating Partnership Agreement, certain limited partners in the Operating Partnership have the right to redeem all or any portion of their Units for cash from the Operating Partnership or, at the election of the Company, for shares of common stock or cash as selected by the Company. The amount of cash to be paid to the limited partner if the redemption right is exercised and the cash option is selected will be based on the trading price of the Company's common stock at that time.

     Such limited partners' redemption rights are not included in partners' capital. Accordingly, the accompanying consolidated balance sheets have been retroactively reclassified to reflect the limited partners' capital interest in the Operating Partnership, measured at redemption value. This reclassification results in a reduction of partners' equity of $69.7 million and $15.0 million as of December 31, 1996 and 1995, respectively as a result of the increase in the redemption value.

11. COMMITMENTS AND CONTINGENCIES:

PENSION PLAN

     The Operating Partnership participates in a multiemployer defined-benefit pension plan with some of its affiliates. This plan covered substantially all full-time nonunion employees. The Operating Partnership's portion of pension expense for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, was $0.2 million, $0.1 million, and $0.1 million, respectively. The Predecessor's comparable allocated portion of pension expense amounted to $0.1 million for the period January 1, 1994 to May 25, 1994.

401(K) PLAN

     The eligible employees of the Operating Partnership participate in a contributory savings plan with some of its affiliates. Under the plan, the Operating Partnership may match contributions made by eligible employees based on a percentage of the employee's salary. Currently, the Operating Partnership matches 25% of contributions up to 3% of such employee's salary (up to $30). The matching amount may be changed from time to time by the Board of Directors of the Company. Expenses under this plan for 1996, 1995 and 1994 were not material.

CONTINGENCIES

     The Operating Partnership is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Operating Partnership.

LEASE

     The South Station property is subject to a ground lease expiring in 2024. The lease provides two 15-year extension options. Under certain conditions, the lessor reserves the right to terminate the lease at the end of

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

the initial term or at the end of the first extension period and pay the lessee an amount based on a formula payment of fair value. The minimum rents in connection with the lease are substantially based on percentage rent until 1997. The Operating Partnership is obligated to provide loans to the lessor under certain conditions subject to a maximum of $0.9 million. As of December 31, 1996, no loans were outstanding.

ENVIRONMENTAL

     A former tenant of Crosby Corporate Center has agreed to perform the necessary investigation and cleanup actions regarding remediation of possible contamination, bear all costs associated with such cleanup activities and indemnify the Operating Partnership for any costs or damages it incurs in connection with such contamination. As the owner of the property, however, the Operating Partnership could be held liable for the costs of such activities if the former tenant fails to undertake such actions.

     As a lessee of certain property, the Operating Partnership has received an indemnity from the owner to the extent the Operating Partnership is assessed costs relating to environmental cleanup.

     Site assessments at the New England Executive Park have identified contamination in the groundwater at a monitoring well which flows into an aquifer, which supplies drinking water to the Town of Burlington. The Town of Burlington has allocated funds for, and is in the process of constructing, a groundwater treatment facility at its drinking water supply that draws from the subject aquifer. The Operating Partnership has been advised that such treatment facility has the capacity to treat any contaminants which may be derived from the groundwater passing beneath the New England Executive Park. Although the Town's water treatment facility does not relieve the Operating Partnership of potential liability for the presence of the contaminants, the Operating Partnership does not believe that any such liability would have a material adverse effect on the Operating Partnership.

     Based on site assessments performed at 245 First Street which have identified the presence of oil that slightly exceeds the concentration that requires reporting to the Massachusetts Department of Environmental Protection, an environmental consultant has advised the Operating Partnership that applicable regulatory requirements can be satisfied without the need to perform any remediation at the property. The Operating Partnership could be held liable for costs associated with the contamination that has been identified, although the Operating Partnership does not believe that such costs would have a material adverse effect on the Operating Partnership.

     In connection with the acquisition of the John Marshall land, the sellers have reported the findings of contamination to the Virginia Department of Environmental Quality and have retained an environmental consultant to prepare a remediation plan. Units valued at approximately $1.0 million were escrowed from the purchase price to be released to the seller upon performance of remediation pursuant to a remediation plan approved by the Operating Partnership. The escrow further provides that the Operating Partnership may receive some or all of the remaining escrowed Units upon certain conditions.

     Management does not believe that any costs, if incurred, would have a material adverse effect on the financial condition, annual results of operations, or liquidity of the Operating Partnership.

OTHER

     The Operating Partnership has an obligation to pay $17.0 million in connection with the acquisition of real estate upon the achievement of conditions regarding occupancy or rental income levels.

     In connection with the acquisition of the John Marshall I, E.J. Randolph and Northridge I properties, the Operating Partnership has agreed to maintain the non-recourse financing assumed from the sellers for a five year period and not to dispose of the property for a seven year period. If the Operating Partnership should

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

choose not to maintain the non-recourse provisions of the existing or new debt, or sell the properties, within these respective time periods it shall be required to make payments to the sellers of approximately $6.0 million in 1997, reducing ratably to zero through 2003.

12. FUTURE MINIMUM RENTS:

     Future minimum rentals to be received under noncancelable tenant leases for all fully consolidated properties at December 31, 1996 are due for years ended December 31 as follows:

1997........................................................  $  188,032
1998........................................................     175,732
1999........................................................     170,086
2000........................................................     143,288
2001........................................................     113,718
Thereafter..................................................     370,698
                                                              ----------
     Total future minimum rents.............................  $1,161,554
                                                              ==========

13. GEOGRAPHIC CONCENTRATION:

     The Operating Partnership owns properties with a total cost at December 31, 1996 as follows:

Downtown Boston.............................................  $  284,574
Suburban Boston.............................................     279,987
Suburban Atlanta............................................     343,014
Suburban Philadelphia.......................................      59,018
Suburban Virginia...........................................     178,166
Downtown Los Angeles........................................     133,307
Suburban San Francisco......................................     184,207
Suburban Chicago............................................     175,819
Downtown Washington.........................................      53,438
                                                              ----------
                                                              $1,691,530
                                                              ==========

14. PRO FORMA RESULTS (UNAUDITED):

     The following unaudited pro forma operating results for the Operating Partnership have been prepared as if capital contributions and property acquisitions during 1995 and 1996 had occurred on January 1, 1995. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Operating Partnership would have been had the events occurred as of January 1, 1995, nor does it purport to represent the results of operations for future periods. Pro forma results have not been presented for 1994 as the Operating Partnership's operations did not commence until May 26, 1994.

                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                             1996       1995
                                                             ----       ----
Revenues.................................................  $299,124   $265,878
Income before extraordinary items........................    84,619     79,007
Net income...............................................    80,728     79,007
Net income per unit......................................      1.48       1.45

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

15. DISCONTINUED OPERATIONS:

     On December 31, 1996, certain assets of the construction company were sold. These assets included fixed assets, general construction contracts in progress, and the receivables and payables related to these contracts. All employees were transferred to the buyer who is expected to complete all outstanding construction work for projects not purchased as part of the sale.

16. SUBSEQUENT EVENTS:

DECLARATION OF DISTRIBUTION

     On January 28, 1997, the Operating Partnership declared a quarterly distribution of $25.2 million, payable on February 28, 1997 to partners of record on February 10, 1997.

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

To the Partners of Beacon Properties L.P.:

     Our report on the consolidated financial statements of Beacon Properties L.P. is included on page F-1 of this Form 10. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the Item 15(a) of this Form 10.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 21, 1997

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 INITIAL COST
                                                                           ------------------------
                                                                                      BUILDINGS AND
                       DESCRIPTION                          ENCUMBRANCES     LAND     IMPROVEMENTS
                       -----------                          ------------     ----     -------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 -- Wellesley, MA...    $ 55,000     $  9,110    $   75,829
Crosby Corporate Center -- Bedford, MA....................          --(1)       978        10,478
South Station -- Boston, MA...............................          --           --        21,487
175 Federal St. -- Boston, MA.............................      12,970        1,404        24,505
Center Plaza -- Boston, MA................................      60,000        7,301        65,712
150 Federal St. -- Boston, MA.............................      56,920(2)    11,265       101,280
One Canal Park -- Cambridge, MA...........................          --(1)       931         8,444
Ten Canal Park -- Cambridge, MA...........................          --(1)     1,179        10,609
2 Oliver Street -- Boston, MA.............................          --(1)     1,796        16,166
Westwood Business Centre -- Westwood, MA..................          --(1)     1,159        10,498
Russia Wharf -- Boston, MA................................          --(1)     1,442        12,974
Westlakes Office Park -- Buildings 1, 2, 3 and 5 --
  Berwyn, PA..............................................          --(1)     6,335        46,267
Perimeter Center -- Atlanta, GA...........................     218,000       46,438       292,305
AT&T Plaza -- Oak Brook, IL...............................          --(1)     3,510        31,587
Tri-State International -- Lincolnshire, IL...............          --(1)     6,222        55,999
1333H Street, N.W. -- Washington, D.C.....................          --(1)     5,337        48,033
E.J. Randolph -- McLean, VA...............................      15,000        3,590        19,520
John Marshall I -- McLean, VA.............................      20,722        5,996        27,991
Northridge I -- Herndon, VA...............................      13,600        1,911        19,264
1300 North 17th Street -- Rosslyn, VA.....................          --(1)     8,007        46,758
1616 North Fort Myer Drive -- Rosslyn, VA.................          --(1)     6,156        38,651
New England Executive Park -- Burlington, MA..............          --(1)     7,067        68,259
10960 Wilshire Boulevard -- Westwood, CA..................          --       11,200       122,039
245 First Street -- Cambridge, MA.........................          --        4,513        40,616
Shoreline Technology Park -- Mountain View, CA............          --       39,547       101,444
Lake Marriott Business Park -- Santa Clara, CA............          --       12,032        31,128
Presidents Plaza -- Chicago, IL...........................          --        7,750        69,752
                                                              --------     --------    ----------
                                                              $452,212     $212,176    $1,417,595
                                                              ========     ========    ==========

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                 SUBSEQUENT                  GROSS AMOUNT AT WHICH
                                               TO ACQUISITION              CARRIED AT CLOSE OF PERIOD
                                           ----------------------    --------------------------------------
                                                      BUILDINGS                   BUILDINGS
            COST CAPITALIZED                             AND                         AND
               DESCRIPTION                  LAND     IMPROVEMENTS      LAND      IMPROVEMENTS      TOTAL
               -----------                  ----     ------------      ----      ------------      -----
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA..........................      --      $12,866       $  9,110     $   88,695     $   97,805
Crosby Corporate Center -- Bedford, MA...  $1,505       14,880          2,483         25,358         27,841
South Station -- Boston, MA..............      --          861             --         22,348         22,348
175 Federal St. -- Boston, MA............      --        3,196          1,404         27,701         29,105
Center Plaza -- Boston, MA...............      --        8,810          7,301         74,522         81,823
150 Federal St. -- Boston, MA............      --        1,326         11,265        102,606        113,871
One Canal Park -- Cambridge, MA..........      --          139            931          8,583          9,514
Ten Canal Park -- Cambridge, MA..........      --          135          1,179         10,744         11,923
2 Oliver Street -- Boston, MA............      --        1,376          1,796         17,542         19,338
Westwood Business Centre -- Westwood,
  MA.....................................      --          674          1,159         11,172         12,331
Russia Wharf -- Boston, MA...............     177        3,496          1,619         16,470         18,089
Westlakes Office Park -- Buildings 1, 2,
  3 and 5 -- Berwyn, PA..................      --        6,416          6,335         52,683         59,018
Perimeter Center -- Atlanta, GA..........      --        4,271         46,438        296,576        343,014
AT&T Plaza -- Oak Brook, IL..............      --           18          3,510         31,605         35,115
Tri-State International -- Lincolnshire,
  IL.....................................      --          950          6,222         56,949         63,171
1333H Street, N.W. -- Washington, D.C....      --           68          5,337         48,101         53,438
E.J. Randolph -- McLean, VA..............      --           36          3,590         19,556         23,146
John Marshall I -- McLean, VA............      --          147          5,996         28,138         34,134
Northridge I --Herndon, VA...............      --           41          1,911         19,305         21,216
1300 North 17th Street -- Rosslyn, VA....      --           11          8,007         46,769         54,776
1616 North Fort Myer Drive -- Rosslyn,
  VA.....................................      --           87          6,156         38,738         44,894
New England Executive Park -- Burlington,
  MA.....................................      --           64          7,067         68,323         75,390
10960 Wilshire Boulevard -- Westwood,
  CA.....................................      --           68         11,200        122,107        133,307
245 First Street -- Cambridge, MA........      --           54          4,513         40,670         45,183
Shoreline Technology Park -- Mountain
  View, CA...............................      --           49         39,547        101,493        141,040
Lake Marriott Business Park -- Santa
  Clara, CA..............................      --            7         12,032         31,135         43,167
Presidents Plaza -- Chicago, IL..........      --           31          7,750         69,783         77,533
                                           ------      -------       --------     ----------     ----------
                                           $1,682      $60,077       $213,858     $1,477,672     $1,691,530
                                           ======      =======       ========     ==========     ==========

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                             LIFE ON WHICH
                                                                                             DEPRECIATION
                                                                                               IN LATEST
                                                                 DATE OF                        INCOME
                                               ACCUMULATED    CONSTRUCTION/       DATE        STATEMENTS
                 DESCRIPTION                   DEPRECIATION    RENOVATION       ACQUIRED      IS COMPUTED
                 -----------                   ------------   -------------     --------     -------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA..............................     $33,913       1963-1984        1994/1995         (3)
Crosby Corporate Center -- Bedford, MA.......       6,702            1981          5/26/94         (3)
South Station -- Boston, MA..................      13,434            1988          5/26/94         (3)
175 Federal St. -- Boston, MA................       7,258            1977         10/28/94         (3)
Center Plaza -- Boston, MA...................       5,884       1966-1969         12/01/94         (3)
150 Federal St. -- Boston, MA................       8,961            1988          5/26/94         (3)
One Canal Park -- Cambridge, MA..............         770            1987          6/10/94         (3)
Ten Canal Park -- Cambridge, MA..............         386            1987         12/20/95         (3)
2 Oliver Street -- Boston, MA................         783       1982-1988         10/06/95         (3)
Westwood Business Centre -- Westwood, MA ....       1,083            1985          6/10/94         (3)
Russia Wharf -- Boston, MA...................       1,453       1978-1982          8/10/94         (3)
Westlakes Office Park -- Buildings 1, 2, 3
  and 5 -- Berwyn, PA........................       3,931       1988-1990     7/95 & 10/94         (3)
Perimeter Center -- Atlanta, GA..............       8,822       1970-1989          2/15/96         (3)
AT&T Plaza -- Oak Brook, IL..................         395            1984          8/16/96         (3)
Tri-State International -- Lincolnshire,
  IL.........................................         710            1986          8/16/96         (3)
1333H Street, N.W. -- Washington, D.C........         601            1984          8/16/96         (3)
E.J. Randolph -- McLean, VA..................         217            1983          9/05/96         (3)
John Marshall I -- McLean, VA................         306            1981          9/05/96         (3)
Northridge I -- Herndon, VA..................         214            1988          9/05/96         (3)
1300 North 17th Street -- Rosslyn, VA........         325            1980         10/18/96         (3)
1616 North Fort Myer Drive -- Rosslyn, VA....         271            1974         10/18/96         (3)
New England Executive Park -- Burlington,
  MA.........................................         291       1970-1985         11/15/96         (3)
10960 Wilshire Boulevard -- Westwood, CA.....         439       1971-1992         11/21/96         (3)
245 First Street -- Cambridge, MA............         170       1985-1986         11/21/96         (3)
Shoreline Technology Park -- Mountain View,
  CA.........................................         141       1985-1991         12/20/96         (3)
Lake Marriott Business Park -- Santa Clara,
  CA.........................................          43            1981         12/20/96         (3)
Presidents Plaza -- Chicago, IL..............          32       1980-1982         12/27/96         (3)
                                                  -------
                                                  $97,535
                                                  =======

-------------------------
(1) These properties are collateral for a Note Payable under the Credit Facility. The outstanding balance under the Note at December 31, 1996 is $153,000.

(2) This property is comprised of two Units. Unit A is collateral for a Note Payable under the Credit Facility. Unit B is collateral for a Mortgage Note Payable in the amount of $56,920.

(3) Buildings and improvements -- 19 to 40 years; Personal property -- 5 to 10 years; tenant improvements -- over the terms of the related leases.

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     Depreciation of building and improvements and personal property is calculated over the following estimated useful lives, using straight line and declining balance methods:

     Buildings and improvements -- 19 to 40 years

     Tenant Improvements -- over the terms of the related leases

     Personal property -- 5 to 10 years

     The aggregate cost for federal income tax purposes was approximately $1,390.3 million at December 31, 1996.

     The changes in total real estate assets for the years ended December 31, 1996 and 1995, the period May 26, 1994 to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                                COMPANY                  PREDECESSOR
                                                 -------------------------------------   ------------
                                                                         MAY 26, 1994    JAN. 1, 1994
                                                                              TO              TO
                                                    1996        1995     DEC. 31, 1994   MAY 25, 1994
                                                    ----        ----     -------------   ------------
Balance, beginning of period...................  $  471,142   $400,419      $207,013*      $81,220
Acquisitions, Construction Costs and
  Improvements.................................   1,220,388     70,723       193,406           978
                                                 ----------   --------      --------       -------
Balance, end of period.........................  $1,691,530   $471,142      $400,419       $82,198
                                                 ==========   ========      ========       =======

-------------------------
* Represents initial acquisition cost of properties in the formation of the Company.

     The changes in accumulated depreciation for the years ended December 31, 1996 and 1995, the period May 26, 1994 to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                                  COMPANY                  PREDECESSOR
                                                    ------------------------------------   ------------
                                                                           MAY 26, 1994    JAN. 1, 1994
                                                                                TO              TO
                                                     1996         1995     DEC. 31, 1994   MAY 25, 1994
                                                     ----         ----     -------------   ------------
Balance, beginning of period......................  $66,571      $51,115      $45,044**      $37,167
Depreciation for period...........................   30,964       15,456        6,071          2,055
                                                    -------      -------      -------        -------
Balance, end of period............................  $97,535      $66,571      $51,115        $39,222
                                                    =======      =======      =======        =======

-------------------------
** Balance reflects prior accumulated depreciation carried over due to accounting for formation acquisitions as poolings of interests.

                                  SCHEDULE IV
                            BEACON PROPERTIES, L.P.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                 PRINCIPAL
                                                                                                                 AMOUNT OF
                                                                                   FACE                       LOANS SUBJECT TO
                                               FINAL       PERIODIC               AMOUNT       CARRYING          DELINQUENT
                                   INTEREST   MATURITY      PAYMENT      PRIOR      OF        AMOUNT OF          PRINCIPAL
       COMMERCIAL PROPERTY           RATE       DATE         TERM        LIENS   MORTGAGES   MORTGAGES(1)       OR INTEREST
       -------------------         --------   --------     --------      -----   ---------   ------------     ----------------
Rowes Wharf......................    8.71%     4/1/99    Interest-only    --      $63,000      $51,491              --
  Boston, MA

-------------------------
(1) The aggregate cost of the Company's mortgage loans for federal income tax purposes $51,491 at December 31, 1996.

     Reconciliation of Mortgage Loans on real estate for the year ended December 31:

                                                               1996
                                                               ----
Balance at beginning of year................................  $34,778
  Additions during period:
     Acquisition of mortgage loans..........................   16,713
  Deductions during period:
     Principal collections..................................       --
                                                              -------
Balance at end of year......................................  $51,491
                                                              =======

                              225 FRANKLIN STREET
                             BOSTON, MASSACHUSETTS

                        STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Beacon Properties, L.P.

     We have audited the accompanying statement of excess of revenues over specific operating expenses of 225 Franklin Street in Boston, Massachusetts (the "Property") for the year ended December 31, 1996. This financial statement is the responsibility of Beacon Properties, L.P.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As described in Note 2, this financial statement excludes certain income and expenses which would not be comparable with those resulting from the operations of the Property after acquisition by Beacon Properties, L.P. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property's revenues and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of income and expenses described in Note 2) of 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                             /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 29, 1997

                              225 FRANKLIN STREET
                             BOSTON, MASSACHUSETTS

                        STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES

                                                                  FOR THE YEAR       FOR THE THREE
                                                                      ENDED           MONTHS ENDED
                                                                DECEMBER 31, 1996    MARCH 31, 1997
                                                                -----------------    --------------
                                                                                      (UNAUDITED)
Revenues:
  Base rent.................................................       $24,171,715         $6,727,809
  Recoveries from tenants...................................         5,526,823          1,321,475
  Other income..............................................         1,230,118             89,731
                                                                   -----------         ----------
                                                                    30,928,656          8,139,015
                                                                   -----------         ----------
Specific operating expenses (Note 2):
  Utilities.................................................         1,226,621            389,319
  Janitorial and cleaning...................................           845,436            235,719
  Heating, ventilation and air conditioning.................         1,138,787            280,952
  General and administrative................................           843,821            201,066
  Repairs and maintenance...................................         1,637,636            341,749
  Insurance.................................................           244,437             10,259
  Property taxes............................................         3,846,365            921,669
                                                                   -----------         ----------
                                                                     9,783,103          2,380,733
                                                                   -----------         ----------
Excess of revenues over specific operating expenses.........       $21,145,553         $5,758,282
                                                                   ===========         ==========

    The accompanying notes are an integral part of the financial statement.

                              225 FRANKLIN STREET
                             BOSTON, MASSACHUSETTS

                    NOTES TO STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF PROPERTIES

     225 Franklin Street (the "Property") is an office complex located in Boston, Massachusetts encompassing approximately 930,000 square feet. Beacon Properties, L.P. intends to acquire the entire fee interest in the Property.

RENTAL REVENUES

     Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenues by approximately $2,845,000 for the year ended December 31, 1996.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. BASIS OF ACCOUNTING:

     The accompanying statement of excess of revenues over specific operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, the statement excludes certain historical income and expenses not comparable to the operations of the property after acquisition, such as interest income, management fees, depreciation, amortization, and interest expense.

3. DESCRIPTION OF LEASING ARRANGEMENTS:

     The commercial and office space is leased to tenants under leases with terms that vary in length. Certain of the leases contain real estate tax reimbursement clauses, operating expense reimbursement clauses and renewal options. Minimum lease payments to be received during the next five years for noncancelable operating leases in effect at December 31, 1996 are approximately as follows:

                        YEAR ENDING
                        DECEMBER 31,
                        ------------
   1997.....................................................  $23,304,000
   1998.....................................................   25,256,000
   1999.....................................................   25,759,000
   2000.....................................................   24,350,000
   2001.....................................................   23,626,000

     As of December 31, 1996, three tenants occupied approximately 68% of leaseable square feet and represented 90% of total base revenues.

                                    ANNEX I

                          AGREEMENT AND PLAN OF MERGER
                      DATED SEPTEMBER 15, 1997, AS AMENDED

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        EQUITY OFFICE PROPERTIES TRUST,
                       EOP OPERATING LIMITED PARTNERSHIP,
                         BEACON PROPERTIES CORPORATION
                                      AND
                            BEACON PROPERTIES, L.P.

                         DATED AS OF SEPTEMBER 15, 1997

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
ARTICLE 1  THE MERGERS.............................................    2
  1.1  The Merger..................................................    2
  1.2  The Partnership Merger......................................    2
  1.3  Closing.....................................................    2
  1.4  Effective Time..............................................    2
  1.5  Effect of Merger on Declaration of Trust and By-Laws........    3
  1.6  Effect of Merger on Agreement of Limited Partnership........    3
  1.7  Trustees....................................................    3
  1.8  Effect on Shares............................................    3
  1.9  Effect on Partnership Interests.............................    3
       Exchange Ratios.............................................
 1.10                                                                  3
       Registration Rights Agreement...............................
 1.11                                                                  4
       Unitholder Approval.........................................
 1.12                                                                  4
       No Appraisal Rights.........................................
 1.13                                                                  4
       Exchange of Certificates; Pre-Closing Dividends; Fractional
 1.14  Shares......................................................    4
ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF BEACON................    6
  2.1  Organization, Standing and Power of Beacon..................    6
  2.2  Beacon Subsidiaries.........................................    7
  2.3  Capital Structure...........................................    7
  2.4  Other Interests.............................................    8
  2.5  Authority; Noncontravention; Consents.......................    9
  2.6  SEC Documents; Financial Statements; Undisclosed
       Liabilities.................................................   10
  2.7  Absence of Certain Changes or Events........................   10
  2.8  Litigation..................................................   11
  2.9  Properties..................................................   11
       Environmental Matters.......................................
 2.10                                                                 13
       Related Party Transactions..................................
 2.11                                                                 13
       Employee Benefits...........................................
 2.12                                                                 13
       Employee Policies...........................................
 2.13                                                                 15
       Taxes.......................................................
 2.14                                                                 15
       No Payments to Employees, Officers or Directors.............
 2.15                                                                 15
       Broker; Schedule of Fees and Expenses.......................
 2.16                                                                 16
       Compliance with Laws........................................
 2.17                                                                 16
       Contracts; Debt Instruments.................................
 2.18                                                                 16
       Opinion of Financial Advisor................................
 2.19                                                                 17
       State Takeover Statutes.....................................
 2.20                                                                 17
       Investment Company Act of 1940..............................
 2.21                                                                 17
       Definition of Knowledge of Beacon...........................
 2.22                                                                 17
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF EOP...................   18
  3.1  Organization, Standing and Power of EOP.....................   18
  3.2  EOP Subsidiaries............................................   18
  3.3  Capital Structure...........................................   18
  3.4  Other Interests.............................................   19
  3.5  Authority; Noncontravention; Consents.......................   20
  3.6  SEC Documents; Financial Statements; Undisclosed
       Liabilities.................................................   21
  3.7  Absence of Certain Changes or Events........................   21
  3.8  Litigation..................................................   21
  3.9  Properties..................................................   22
       Environmental Matters.......................................
 3.10                                                                 23
       Taxes.......................................................
 3.11                                                                 23

                                                                     PAGE
                                                                     ----
       Brokers; Schedule of Fees and Expenses......................
 3.12                                                                 24
       Compliance with Laws........................................
 3.13                                                                 24
       Contracts; Debt Instruments.................................
 3.14                                                                 24
       Opinion of Financial Advisor................................
 3.15                                                                 24
       State Takeover Statutes.....................................
 3.16                                                                 24
       Investment Company Act of 1940..............................
 3.17                                                                 24
       Definition of Knowledge of EOP..............................
 3.18                                                                 24
       EOP Not an Interested Stockholder...........................
 3.19                                                                 24
ARTICLE 4  COVENANTS...............................................   24
  4.1  Conduct of Beacon's and Beacon Partnership's Business
       Pending Merger..............................................   24
  4.2  Conduct of EOP's and EOP Partnership's Business Pending
       Merger......................................................   26
  4.3  No Solicitation.............................................   28
  4.4  Affiliates..................................................   29
  4.5  Other Actions...............................................   29
ARTICLE 5  ADDITIONAL COVENANTS....................................   29
  5.1  Preparation of the Registration Statement and the Proxy
       Statement; Beacon Shareholders Meeting, Beacon Unitholders
       Consent Solicitation and EOP Shareholders Meeting...........   29
  5.2  Access to Information: Confidentiality......................   32
  5.3  Reasonable Best Efforts; Notification.......................   32
  5.4  Tax Treatment...............................................   33
  5.5  Public Announcements........................................   33
  5.6  Listing.....................................................   33
  5.7  Transfer and Gains Taxes....................................   33
  5.8  Benefit Plans and Other Employee Arrangements...............   33
  5.9  Indemnification.............................................   34
       Declaration of Dividends and Distributions..................
 5.10                                                                 36
       Transfer of Management Company Shares.......................
 5.11                                                                 36
       Notices.....................................................
 5.12                                                                 36
       Resignations................................................
 5.13                                                                 36
       Third Party Management Agreements...........................
 5.14                                                                 36
       Existing Restrictions on Resale of Certain Beacon
 5.15  Properties..................................................   36
       Agreement to Hold Certain Properties and Maintain Certain
 5.16  Indebtedness................................................   36
       RWLP Corp...................................................
 5.17                                                                 37
ARTICLE 6  CONDITIONS..............................................   37
  6.1  Conditions to Each Party's Obligation to Effect the
       Merger......................................................   37
  6.2  Conditions to Obligations of EOP and EOP Partnership........   37
  6.3  Conditions to Obligations of Beacon and Beacon
       Partnership.................................................   38
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.......................   39
  7.1  Termination.................................................   39
  7.2  Certain Fees and Expenses...................................   40
  7.3  Effect of Termination.......................................   42
  7.4  Amendment...................................................   42
  7.5  Extension; Waiver...........................................   42
ARTICLE 8  GENERAL PROVISIONS......................................   42
  8.1  Nonsurvival of Representations and Warranties...............   42
  8.2  Notices.....................................................   42
  8.3  Interpretation..............................................   43

                                                                     PAGE
                                                                     ----
  8.4  Counterparts................................................   43
  8.5  Entire Agreement; No Third-Party Beneficiaries..............   43
  8.6  Governing Law...............................................   44
  8.7  Assignment..................................................   44
  8.8  Enforcement.................................................   44
  8.9  Severability................................................   44
       EOP Extension Option........................................
 8.10                                                                 44
       Exculpation.................................................
 8.11                                                                 44

                                    EXHIBITS

EXHIBIT "A" -- ARTICLES OF MERGER

EXHIBIT "B" -- CERTIFICATE OF MERGER

                             INDEX OF DEFINED TERMS

AICPA Statement.............................................  5.1(b)
Acquisition Proposal........................................  4.3(a)
Action......................................................  8.10
Affiliates..................................................  4.4
Agreement...................................................  Preamble
Articles of Merger..........................................  B
Average Closing Price.......................................  7.1(j)
Base Amount.................................................  7.2
Beacon......................................................  Preamble
Beacon Common Share.........................................  1.10(a)
Beacon Disclosure Letter....................................  Art. 2
Beacon Financial Statement Date.............................  2.7
Beacon Material Adverse Change..............................  2.7
Beacon Material Adverse Effect..............................  2.1
Beacon OP Unit..............................................  1.10(c)
Beacon Other Interests......................................  2.4
Beacon Partner Approvals....................................  1.12
Beacon Partnership..........................................  Preamble
Beacon Partnership Agreement................................  1.10(c)
Beacon Preferred Share......................................  1.10(b)
Beacon Preferred Unit.......................................  1.10(d)
Beacon Properties...........................................  2.9(a)
Beacon Rent Roll............................................  2.9(e)
Beacon SEC Documents........................................  2.6
Beacon Shareholder Approvals................................  2.5(a)
Beacon Shareholders Meeting.................................  5.1(e)
Beacon Space Lease..........................................  2.9(e)
Beacon Stock Options........................................  2.3(b)
Beacon Subsidiaries.........................................  2.2(a)
Beacon Voting Agreement.....................................  J
BeaMet......................................................  2.14(b)
Break-Up Fee................................................  7.2
Break-Up Fee Tax Opinion....................................  7.2
Break-Up Expenses...........................................  7.2
Certificate of Merger.......................................  D
Certificates................................................  1.14(c)
Closing.....................................................  1.3
Closing Date................................................  1.3
Code........................................................  E
Commitment..................................................  4.1(i)
Construction Company........................................  I
Construction Company Stock Purchase Agreement...............  I
Controlled Group Member.....................................  2.12
Department..................................................  1.4
Design Company..............................................  I
Design Company Stock Purchase Agreement.....................  I
DRULPA......................................................  1.2
Effective Time..............................................  1.4
Employee Plan...............................................  2.12
Encumbrances................................................  2.9(a)

EOP.........................................................  Preamble
EOP Bylaws..................................................  1.5
EOP Common Share............................................  1.10(a)
EOP Declaration of Trust....................................  1.5
EOP Disclosure Letter.......................................  Art. 3
EOP Financial Statement Date................................  3.7
EOP Management Corp.........................................  I
EOP Material Adverse Change.................................  3.7
EOP Material Adverse Effect.................................  3.1
EOP Options.................................................  3.3(b)
EOP OP Unit.................................................  1.10(c)
EOP Partner Approvals.......................................  1.12
EOP Partnership.............................................  Preamble
EOP Partnership Agreement...................................  1.6
EOP Preferred Share.........................................  1.10(b)
EOP Preferred Unit..........................................  1.10(d)
EOP Properties..............................................  3.9(a)
EOP Rent Roll...............................................  3.9(g)
EOP SEC Documents...........................................  3.6
EOP Shareholder Approvals...................................  3.5(a)
EOP Shareholders Meeting....................................  5.1(c)
EOP Space Lease.............................................  3.9(g)
EOP Subsidiaries............................................  3.1
EOP Voting Agreement........................................  K
ERISA.......................................................  2.12
Exchange Act................................................  2.6
Exchange Agent..............................................  1.14(a)
Exchange Fund...............................................  1.14(b)
Exchange Ratio..............................................  1.10(a)
Fair Market Value...........................................  1.14(g)
Final Company Dividend......................................  1.14(d)
Form S-4....................................................  5.1(a)
GAAP........................................................  2.6
Governmental Entity.........................................  2.5(c)
Hazardous Materials.........................................  2.10
Indebtedness................................................  2.18(b)
Indemnified Parties.........................................  5.9(a)
Indemnifying Parties........................................  5.9(a)
Interested Stockholder......................................  3.19
Knowledge of EOP............................................  3.18
Knowledge of Beacon.........................................  2.22
Laws........................................................  2.5(c)
Liens.......................................................  2.2(b)
Management Company..........................................  I
Management Company Stock Purchase Agreement.................  I
Merger......................................................  A
Mergers.....................................................  C
Merger Consideration........................................  1.10(b)
MGCL........................................................  1.1
NYSE........................................................  1.14(g)
Outside Property Management Agreements......................  2.18(f)
Partner Approvals...........................................  1.12
Partnership Merger..........................................  C

Payor.......................................................  7.2
Pension Plan................................................  2.12
Person......................................................  2.2(a)
Preferred Exchange Ratio....................................  1.10(b)
Preferred Unit Exchange Ratio...............................  1.10(d)
Pricing Period..............................................  7.1(j)
Prohibited Transaction......................................  2.12(c)
Property Restrictions.......................................  2.9(a)
Proxy Statement.............................................  5.1(a)
Qualifying Income...........................................  7.2
Recipient...................................................  7.2
Registration Rights Agreement...............................  1.11
REIT........................................................  2.14(b)
REIT Requirements...........................................  7.2
SEC.........................................................  2.5(c)
Secretary...................................................  1.4
Shareholder Approvals.......................................  3.5(a)
Stock Purchase Agreements...................................  I
Subsidiary..................................................  2.2(a)
Superior Acquisition Proposal...............................  4.3(d)
Surviving Partnership.......................................  1.2
Surviving Trust.............................................  1.1
Takeover Statute............................................  2.20
Taxes.......................................................  2.14(a)
Tax Protection Agreement....................................  2.18(j)
Third Party Provisions......................................  8.5
Title 8.....................................................  1.1
Transfer and Gains Taxes....................................  5.7
Unit Exchange Ratio.........................................  1.10(c)
Welfare Plan................................................  2.12
1940 Act....................................................  2.21

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 15, 1997 by and among EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust ("EOP"), EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("EOP Partnership"), BEACON PROPERTIES CORPORATION, a Maryland corporation ("Beacon"), and BEACON PROPERTIES, L.P., a Delaware limited partnership ("Beacon Partnership").

                                   RECITALS:

     A. The Board of Trustees of EOP and the Board of Directors of Beacon deem it advisable and in the best interests of their respective shareholders, upon the terms and subject to the conditions contained herein, that Beacon shall merge with and into EOP (the "Merger").

     B. Upon the terms and subject to the conditions set forth herein, EOP and Beacon shall execute Articles of Merger (the "Articles of Merger") in substantially the form attached hereto as Exhibit A and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger.

     C. EOP, as the managing general partner of EOP Partnership, and Beacon, as the sole general partner of Beacon Partnership, deem it advisable and in the best interests of their respective limited partners, subject to the conditions and other provisions contained herein, that Beacon Partnership shall merge with and into EOP Partnership (or a limited liability company owned entirely, directly and/or indirectly, by EOP Partnership, or a limited partnership owned entirely, directly and/or indirectly, by EOP Partnership, as determined by EOP and EOP Partnership), with the holders of partnership interests in Beacon Partnership receiving in any event units of limited partnership interest in EOP Partnership, as set forth herein (the "Partnership Merger" and, together with the Merger, the "Mergers").

     D. Upon the terms and subject to the conditions set forth herein, EOP Partnership and Beacon Partnership shall execute a Certificate of Merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit B and shall file such Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger.

     E. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization under Section 368 of the Code.

     F. For federal income taxes, it is intended that the Partnership Merger, regardless of form, be treated as a contribution by Beacon Partnership of all of its assets to EOP Partnership in exchange for partnership interests in EOP Partnership, as provided for herein, under Section 721 of the Code, and a distribution of such partnership interests by Beacon Partnership to its partners under Section 731 of the Code.

     G. EOP and Beacon have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

     H. EOP, EOP Partnership, Beacon and Beacon Partnership desire to make certain representations, warranties and agreements in connection with the Mergers.

     I. Concurrently with the execution of this Agreement and as an inducement to EOP and EOP Partnership to enter into this Agreement, each of the holders of voting capital stock of each of Beacon Property Management Corporation, a Delaware corporation (the "Management Company"), Beacon Design Corporation, a Massachusetts corporation (the "Design Company"), and Beacon Construction Company, Inc., a Massachusetts corporation (the "Construction Company"), other than Beacon Partnership, has entered into a Stock Purchase Agreement relating to the voting capital stock of the respective companies (the "Management Company Stock Purchase Agreement," the "Design Company Stock Purchase Agreement" and the "Construction Company Stock Purchase Agreement," respectively and, collectively, the "Stock Purchase Agreements"), providing for the sale of all of the outstanding voting capital stock (other than any such voting capital stock held by Beacon Partnership) of the Management Company, the Design Company and the Construction Company, respectively, to Equity Office Properties Management Corp. ("EOP Management Corp.") or its assigns.

     J. As an inducement to EOP to enter into this Agreement, certain members of the Leventhal and Sidman families and trusts and partnerships established for the benefit of the members of the Leventhal and Sidman families have entered into or will (within ten (10) business days following the date of this Agreement) enter into a voting agreement (each, a "Beacon Voting Agreement") pursuant to which such person or entity has agreed, among other things, to vote his or its Beacon Common Shares (as defined in Section 1.10(a) of this Agreement) and Beacon OP Units (as defined in Section 1.10(c) of this Agreement) to approve this Agreement, the respective Mergers and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

     K. As an inducement to Beacon to enter into this Agreement, each of several trusts established for the benefit of members of the family of Samuel Zell, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV, ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and ZML Partners Limited Partnership IV has entered into or will (within ten (10) business days of the date of this Agreement) enter into a voting agreement (each, an "EOP Voting Agreement") pursuant to which such person or entity has agreed, among other things, to vote his or its EOP Common Shares (as defined in Section 1.10(a) of this Agreement) and EOP OP Units (as defined in Section 1.10(c) of this Agreement) to approve this Agreement, the respective Mergers and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGERS

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), and the Maryland General Corporation Law ("MGCL"), Beacon shall be merged with and into EOP, with EOP as the surviving real estate investment trust (the "Surviving Trust").

     1.2 The Partnership Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 6, Chapter 17 of the Delaware Code Annotated, as amended (the "DRULPA"), immediately following the consummation of the Merger, Beacon Partnership shall be merged with and into EOP Partnership (or, at EOP Partnership's option, a limited liability company owned entirely, directly and/or indirectly, by EOP Partnership, or a limited partnership owned entirely, directly and/or indirectly, by EOP Partnership, as determined by EOP and EOP Partnership), with EOP Partnership (or such limited partnership or limited liability company subsidiary) as the surviving limited partnership or limited liability company (the "Surviving Partnership"), and with the holders of partnership interests in Beacon Partnership receiving in any event units of partnership interest in EOP Partnership, as set forth in Sections 1.9 and 1.10(c).

     1.3 Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., local time on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to in writing by the parties.

     1.4 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, EOP and Beacon shall execute and file the Articles of Merger, executed in accordance with

Title 8 and the MGCL, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall execute and file the Certificate of Merger, executed in accordance with the DRULPA, with the Office of the Secretary of State of the State of Delaware (the "Secretary") and shall make all other filings and recordings required, with respect to the Merger, under Title 8 and the MGCL or, with respect to the Partnership Merger, under the DRULPA. The Mergers shall become effective (the "Effective Time") at such times as EOP and Beacon shall agree should be specified in the Articles of Merger and the Certificate of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

     1.5 Effect of Merger on Declaration of Trust and Bylaws. The Articles of Amendment and Restatement of Declaration of Trust, as amended, of EOP (the "EOP Declaration of Trust") and the Bylaws of EOP (the "EOP Bylaws"), as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law.

     1.6 Effect of Merger on Agreement of Limited Partnership. The Agreement of Limited Partnership, as amended, of EOP Partnership, as in effect immediately prior to the Effective Time (the "EOP Partnership Agreement"), shall continue in full force and effect after the Merger until further amended in accordance with applicable Delaware law.

     1.7 Trustees. The trustees of the Surviving Trust shall consist of the trustees of EOP immediately prior to the Effective Time, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, together with each of Alan M. Leventhal and Edwin Sidman, who shall, on the third business day after the Effective Time, become a trustee with a term expiring at the first annual meeting of shareholders of EOP, and, in connection with such first annual meeting, EOP's Board of Trustees shall cause these two members to be nominated for election to the Board of Trustees with terms expiring in 1999 and 2001, respectively; provided, however, that if notice with respect to the first annual meeting of shareholders of EOP is mailed prior to the Effective Time, Alan M. Leventhal and Edwin Sidman shall instead, on the first business day after the first annual meeting of shareholders of EOP, become trustees with terms expiring at the annual meetings of shareholders of EOP in 1999 and 2001, respectively. In connection with the second annual meeting of shareholders of EOP, EOP's Board of Trustees shall cause Alan M. Leventhal to be nominated for re-election as a trustee to the Board of Trustees with a term expiring at the annual meeting of shareholders of EOP in 2002. Following their election as trustees, such persons shall serve for their designated terms, subject to their earlier death, resignation or removal. In addition, in the event that EOP's current Chairman of the Board ceases to be Chairman of the Board of EOP prior to the Effective Time, EOP's Board of Trustees shall designate Alan M. Leventhal as Chairman of the Board for a term consisting of at least twelve consecutive months (subject to his remaining a trustee throughout such period of twelve months).

     1.8 Effect on Shares. The effect of the Merger on the shares of capital stock of Beacon shall be as provided in the Articles of Merger. The Merger shall not change the shares of beneficial interest of EOP outstanding immediately prior to the Merger.

     1.9 Effect on Partnership Interests. The effect of the Partnership Merger on the partnership interests of Beacon Partnership shall be as provided in the Certificate of Merger. The Partnership Merger shall not change the partnership interests of EOP Partnership outstanding immediately prior to the Merger.

     1.10  Exchange Ratios.

     (a) The exchange ratio to be set forth in the Articles of Merger (the "Exchange Ratio") shall be 1.4063 of a common share of beneficial interest, $0.01 par value per share, of EOP ("EOP Common Share") for each share of common stock, $0.01 par value per share, of Beacon ("Beacon Common Share") outstanding immediately prior to the Effective Time.

     (b) The exchange ratio to be set forth in the Articles of Merger (the "Preferred Exchange Ratio") shall be one 8.98% Series A Cumulative Redeemable preferred share of beneficial interest, liquidation preference $25.00 per share, of EOP ("EOP Preferred Share" and, together with the EOP Common Shares, the "Merger

Consideration") for each share of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Share") outstanding immediately prior to the Effective Time. The holders of the EOP Preferred Shares issued in the Merger shall be entitled to the same rights and privileges as the holders of the Beacon Preferred Shares outstanding on the date hereof.

     (c) The exchange ratio to be set forth in the Certificate of Merger (the "Unit Exchange Ratio") shall be 1.4063 of a Class A Unit (as defined in the EOP Partnership Agreement) of EOP Partnership ("EOP OP Unit"), for each Partnership Unit (as defined in the Amended and Restated Agreement of Limited Partnership of Beacon Partnership (the "Beacon Partnership Agreement")) other than Series A Preferred Units (as defined in the Beacon Partnership Agreement) ("Beacon OP Unit") outstanding immediately prior to the Effective Time. The holders of the EOP OP Units issued in the Partnership Merger shall be entitled to redeem such EOP OP Units immediately following the consummation of the Partnership Merger (and thereafter) pursuant to the terms of the EOP Partnership Agreement, and shall be entitled to the same rights and privileges as the holders of EOP OP Units outstanding on the date hereof.

     (d) The exchange ratio to be set forth in the Certificate of Merger (the "Preferred Unit Exchange Ratio") shall be one 8.98% Series A Preferred Unit of EOP Partnership ("EOP Preferred Unit") for each unit of 8.98% Series A Preferred Unit of Beacon Partnership ("Beacon Preferred Unit") outstanding immediately prior to the Effective Time. EOP, as the holder of the EOP Preferred Units issued in the Partnership Merger, shall be entitled to the same rights and privileges as Beacon, as the holder of the Beacon Preferred Units outstanding on the date hereof.

     1.11 Registration Rights Agreement. At the Effective Time, EOP will assume in writing and succeed to all rights and obligations of Beacon pursuant to the Registration Rights Agreements listed on Schedule 2.5 to the Beacon Disclosure Letter.

     1.12 Partner Approval. Beacon shall seek the requisite approval of the partners of Beacon Partnership to the Partnership Merger to the extent required by the Beacon Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (collectively, the "Beacon Partner Approvals"). EOP shall seek the requisite approval of the partners of EOP Partnership to the Partnership Merger to the extent required by the EOP Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (collectively, the "EOP Partner Approvals," and together with the Beacon Partner Approvals, the "Partner Approvals").

     1.13 No Appraisal Rights. The holders of Beacon Common Shares, Beacon Preferred Shares, Beacon OP Units, EOP Shares, and EOP OP Units are not entitled under applicable law to appraisal rights as a result of the Mergers.

     1.14  Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

     (a) Exchange Agent. Prior to the Effective Time, EOP shall appoint the exchange agent identified in Exhibit A, or another bank or trust company reasonably acceptable to Beacon, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Beacon Common Shares or Beacon Preferred Shares, as applicable.

     (b) EOP to Provide Merger Consideration. EOP shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Beacon Common Shares and Beacon Preferred Shares, EOP Common Shares and EOP Preferred Shares (the "Exchange Fund") issuable in exchange for the issued and outstanding Beacon Common Shares and Beacon Preferred Shares pursuant to Section 1.10. Beacon shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Beacon Common Shares, cash payable in respect of any dividends required pursuant to Section 1.14(d)(i) or (ii).

     (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Beacon Common Shares and Beacon Preferred Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to

Section 1.10 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as EOP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by EOP, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Beacon Common Shares or Beacon Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.10, as well as any dividends or other distributions to which such holder is entitled pursuant to Section 1.14(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Beacon Common Shares or Beacon Preferred Shares which is not registered in the transfer records of Beacon, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of EOP that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.14, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Beacon Common Shares or Beacon Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.10, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.14(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.14(d) or Section 1.14(g).

     (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

          (i) To the extent necessary to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Beacon ending at the Effective Time (and avoid the payment of tax with respect to undistributed income), Beacon shall declare a dividend (the "Final Company Dividend") to holders of Beacon Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit Beacon to satisfy such requirements. If Beacon determines it necessary to declare the Final Company Dividend, it shall notify EOP at least ten (10) days prior to the date for the Beacon Shareholders Meeting (as defined in Section 5.1), and EOP shall declare a dividend per share to holders of EOP Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per EOP Common Share equal to the quotient obtained by dividing (x) the Final Company Dividend per Beacon Common Share paid by Beacon by (y) the Exchange Ratio. The dividends payable hereunder to holders of Beacon Common Shares shall be paid upon presentation of the certificates of Beacon Common Shares for exchange in accordance with this Section 1.14.

          (ii) No dividends or other distributions with respect to EOP Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of EOP Common Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.14(g), in each case until the surrender of such Certificate in accordance with this Section 1.14. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional EOP Common Shares to which such holder is entitled pursuant to Section 1.14(g) and (ii) if such Certificate is exchangeable for one or more whole EOP Common Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole EOP Common Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole EOP Common Shares.

     (e) No Further Ownership Rights in Beacon Common Shares and Beacon Preferred Shares. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.14 (and any cash paid pursuant to Section 1.14(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Beacon Common Shares or Beacon Preferred Shares, as applicable, theretofore represented by such Certificates; provided, however, that Beacon shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Beacon on such Beacon Common Shares or Beacon Preferred Shares, as applicable, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Beacon of the Beacon Common Shares and Beacon Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to EOP for any reason, they shall be canceled and exchanged as provided in this Section 1.14.

     (f) No Liability. None of Beacon, EOP or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for twelve (12) months after the Effective Time shall be redelivered by the Exchange Agent to EOP, upon demand, and any holders of Certificates who have not theretofore complied with
Section 1.14(c) shall thereafter look only to EOP for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

     (g) No Fractional Shares

          (i) No certificates or scrip representing fractional EOP Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of EOP.

          (ii) No fractional EOP Common Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional EOP Common Shares pursuant to this Agreement, each holder of Beacon Common Shares upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
     (i) the average closing price of one EOP Common Share on the New York Stock Exchange (the "NYSE") on the five trading days immediately preceding the Closing Date (the "Fair Market Value") by (ii) the fractional amount of the EOP Common Shares which such holder would otherwise be entitled to receive under this Section 1.14.

     (h) Except for the provisions relating to the Exchange Agent, certificates and the exchange procedure (which shall not be applicable), all other provisions of this Section 1.14 shall apply to Beacon Partnership, EOP Partnership and the Beacon OP Units with respect to the Partnership Merger.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF BEACON

     Except as set forth in the letter of even date herewith signed by the President and Chief Executive Officer or the Executive Vice President and Chief Operating Officer of Beacon and delivered to EOP prior to the execution hereof (the "Beacon Disclosure Letter"), Beacon and Beacon Partnership represent and warrant to EOP and EOP Partnership as follows:

     2.1 Organization, Standing and Power of Beacon. Beacon is a corporation duly organized, validly existing and in good standing under the laws of Maryland. Beacon has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Beacon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Beacon and the Beacon Subsidiaries (as defined below), taken as a whole (an "Beacon Material Adverse Effect"). Beacon has delivered to EOP complete and correct copies of Beacon's Articles of Incorporation and Amended and Restated Bylaws, in each case, as amended or supplemented to the date of this Agreement.

     2.2 Beacon Subsidiaries.

     (a) Schedule 2.2 to the Beacon Disclosure Letter sets forth (i) each Subsidiary (as defined below) of Beacon (the "Beacon Subsidiaries"), (ii) the ownership interest therein of Beacon, (iii) if not wholly owned by Beacon, the identity and ownership interest of each of the other owners of such Beacon Subsidiary, (iv) each office property and other commercial property owned by such Subsidiary, and (v) if not wholly owned by such Subsidiary, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, "Subsidiary" of any Person (as defined below) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) 10% or more of the voting power of the voting capital stock or other equity interests, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. Schedule 2.4 sets forth a true and complete list of the equity securities owned by Beacon, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Beacon Subsidiaries.

     (b) Except as set forth in Schedule 2.2 to the Beacon Disclosure Letter,
(i) all of the outstanding shares of capital stock of each Beacon Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by Beacon or by another Beacon Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Beacon Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Beacon, by another Beacon Subsidiary or by Beacon and another Beacon Subsidiary are owned free and clear of all Liens. Each Beacon Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Beacon Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Beacon Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Beacon Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each Beacon Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to EOP. No effective amendment has been made to the Beacon Partnership Agreement since August 4, 1997.

     2.3 Capital Structure.

     (a) The authorized shares of capital stock of Beacon consist of 25,000,000 shares of preferred stock, $0.01 par value per share, 8,000,000 of which are issued and outstanding on the date of this Agreement, 50,000,000 shares of excess stock, $0.01 par value per share, none of which are issued or outstanding on the date of this Agreement, and 100,000,000 Beacon Common Shares, 55,599,850 of which were issued and outstanding as of September 12, 1997.

     (b) Set forth in Schedule 2.3(b) to the Beacon Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Beacon's capital stock granted under Beacon's Amended and Restated 1994 Stock Option and Incentive Plan and Beacon's 1996 Stock Option Plan or any other formal or informal arrangement (collectively, the "Beacon Stock Options"); and (ii) all other warrants or other rights to acquire shares of Beacon's capital stock, all limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 2.3(b) to the Beacon Disclosure Letter sets forth for each Beacon Stock Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number and type of shares of Beacon's capital stock subject to such option, the number and type of shares subject to options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 2.3 or in
Schedule 2.3(b) to the Beacon Disclosure Letter, no shares of Beacon's capital stock were outstanding or reserved for issuance.

     (c) All outstanding shares of Beacon's capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Beacon having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Beacon may vote.

     (d) Except (i) as set forth in this Section 2.3 or in Schedule 2.3(d) to the Beacon Disclosure Letter and (ii) Beacon OP Units, which may be redeemed for cash or, at the option of Beacon, Beacon Common Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Beacon or any Beacon Subsidiary is a party or by which such entity is bound, obligating Beacon or any Beacon Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Beacon or any Beacon Subsidiary or obligating Beacon or any Beacon Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Beacon or a Beacon Subsidiary).

     (e) As of the date of this Agreement, 70,943,301 Beacon OP Units (including 8,000,000 8.98% Series A Preferred Units) are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, of which 63,599,850 are owned by Beacon. Schedule 2.3(e) to the Beacon Disclosure Schedule sets forth the name of each holder of Beacon OP Units and the number of Beacon OP Units owned by each such holder as of the date of this Agreement. The Beacon OP Units are subject to no restrictions except as set forth in the Beacon Partnership Agreement or in certain Lock-up Agreements executed by certain holders of Beacon OP Units upon the issuance of such Beacon OP Units. Except as provided in the Beacon Partnership Agreement, Beacon Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Beacon Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in Beacon Partnership.

     (f) All dividends on Beacon Common Shares and Beacon Preferred Shares, and all distributions on Beacon OP Units (including Series A Preferred Units), which have been declared prior to the date of this Agreement have been paid in full, except that certain dividends payable on Beacon Preferred Shares (along with the corresponding distributions payable on Series A Preferred Units) which were declared on September 2, 1997 and are payable on September 15, 1997 have not yet been paid.

     (g) Set forth on Schedule 2.3(g) to the Beacon Disclosure Letter is a list of each Registration Rights Agreement pursuant to which Beacon is obligated to register any securities.

     2.4 Other Interests. Except for interests in the Beacon Subsidiaries and certain other entities as set forth in Schedule 2.4 to the Beacon Disclosure Letter (the "Beacon Other Interests"), neither Beacon nor any Beacon Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to the Beacon Other Interests, Beacon or Beacon Partnership is a partner or stockholder in good standing, and owns such interests free and clear of all Liens. Neither Beacon nor any

Beacon Subsidiary is in material breach of any provision of any agreement, document or contract which is of a material nature governing its rights in or to the Beacon Other Interests, all of which agreements, documents and contracts are
(a) set forth in the Beacon Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Beacon, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

     2.5 Authority; Noncontravention; Consents.

     (a) Beacon has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "Beacon Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Beacon is a party. The execution and delivery of this Agreement by Beacon and the consummation by Beacon of the transactions contemplated by this Agreement to which Beacon is a party have been duly authorized by all necessary action on the part of Beacon, except for and subject to the Beacon Shareholder Approvals and the Beacon Partner Approvals. This Agreement has been duly executed and delivered by Beacon and constitutes a valid and binding obligation of Beacon, enforceable against Beacon in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) Beacon Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Beacon Partner Approvals, to consummate the transactions contemplated by this Agreement to which Beacon Partnership is a party. The execution and delivery of this Agreement by Beacon Partnership and the consummation by Beacon Partnership of the transactions contemplated by this Agreement to which Beacon Partnership is a party have been duly authorized by all necessary action on the part of Beacon Partnership, except for and subject to the Beacon Shareholder Approvals and the Beacon Partner Approvals. This Agreement has been duly executed and delivered by Beacon Partnership and constitutes a valid and binding obligation of Beacon Partnership, enforceable against Beacon Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (c) Except as set forth in Schedule 2.5(c)(1) to the Beacon Disclosure Letter, the execution and delivery of this Agreement by Beacon do not, and the consummation of the transactions contemplated by this Agreement to which Beacon is a party and compliance by Beacon with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Beacon or any Beacon Subsidiary under, (i) the Articles of Incorporation or the Amended and Restated Bylaws of Beacon or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Beacon Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Beacon or any Beacon Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Beacon or any Beacon Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Beacon Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Beacon or any Beacon Subsidiary in connection with the execution and delivery of this Agreement by Beacon or the consummation by Beacon of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 5.1), (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Secretary and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(c)(2) to the Beacon Disclosure Letter, (B) as may be required under (x) laws requiring transfer, recordation or gains tax filings,
(y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Beacon from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Beacon Material Adverse Effect.

     2.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Beacon and Beacon Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since May 26, 1994 and April 9, 1997 respectively, through the date hereof (the "Beacon SEC Documents"). Schedule 2.6(a) to the Beacon Disclosure Letter contains a complete list of all Beacon SEC Documents filed by Beacon or Beacon Partnership with the SEC since January 1, 1997 and on or prior to the date of this Agreement. All of the Beacon SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Beacon SEC Documents. None of the Beacon SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Beacon SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Beacon included in the Beacon SEC Documents or of Beacon Partnership included in the Beacon SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Beacon and its Subsidiaries or Beacon Partnership and its Subsidiaries, as the case may be, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 2.6(b) to the Beacon Disclosure Letter, Beacon has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Beacon SEC Documents or in Schedule 2.6(c) to the Beacon Disclosure Letter, neither Beacon nor any of the Beacon Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Beacon or in the notes thereto and which, individually or in the aggregate, would have a Beacon Material Adverse Effect.

     2.7 Absence of Certain Changes or Events. Except as disclosed in the Beacon SEC Documents or in Schedule 2.7 to the Beacon Disclosure Letter, since the date of the most recent audited financial statements included in Beacon SEC Documents (the "Beacon Financial Statement Date"), Beacon and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Beacon and its Subsidiaries taken as a whole (a "Beacon Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Beacon Material Adverse Change, (b) except for regular quarterly distributions not in excess of $.56 per Beacon Preferred Share or Beacon Preferred Unit or $.50 per Beacon Common Share or Beacon OP Unit (other than Beacon Preferred Units), respectively (or, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Beacon Common Shares, Beacon Preferred Shares or Beacon OP Units, (c) any split, combination or reclassification of the Beacon Common Shares or the Beacon OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Beacon or partnership interests in Beacon Partnership or any issuance of an ownership interest in, any Beacon Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Beacon Material Adverse Effect, (e) any change in accounting methods, principles or practices by Beacon or any Beacon Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Beacon SEC Documents or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Beacon and any officer or director of Beacon.

     2.8 Litigation. Except as disclosed in the Beacon SEC Documents or in
Schedule 2.8 to the Beacon Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Beacon and its Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Beacon or a Beacon Subsidiary) or, to the Knowledge of Beacon (as hereinafter defined), threatened in writing against or affecting Beacon or any Beacon Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Beacon Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Beacon or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule
2.8 to the Beacon Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Beacon, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Beacon or any of the Beacon Subsidiaries; provided, however, that if Beacon or Beacon Partnership has prepared Schedule 2.8 to the Beacon Disclosure Letter in good faith, EOP hereby covenants not to exercise any right that it may have to terminate this Agreement pursuant to Section 7.1(b), based solely on any breach of representation of Beacon and Beacon Partnership contained in this sentence; provided further, however, that nothing contained in this Section 2.8 shall affect EOP's right to terminate this Agreement pursuant to Section 7.1(b) with respect to any matter described in clause (y) or (z) above that occurs or arises after the date hereof.

     2.9 Properties.

     (a) Except as provided in Schedule 2.2 or Schedule 2.9(a) to the Beacon Disclosure Letter, Beacon or the Beacon Subsidiary set forth on Schedule 2.2 to the Beacon Disclosure Letter owns fee simple title to each of the real properties identified in Schedule 2.2 to the Beacon Disclosure Letter (the "Beacon Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Except as set forth in Schedule 2.2 to the Beacon Disclosure Letter, no other Person has any ownership interest in any of the Beacon Properties, and any such ownership interest so scheduled does not materially detract from the value of the Beacon Subsidiary's interest in, or materially interfere with the present use of, any of the Beacon Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the Beacon Disclosure Letter, none of the Beacon Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Beacon Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for (i) Property Restrictions and Encumbrances set forth in the Beacon Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Beacon Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys or subsequently granted by Beacon or the Beacon Subsidiary, which Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Beacon Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Beacon Property subject thereto or affected thereby. Schedule 2.9(a) to the Beacon Disclosure Letter lists each of the Beacon Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

     (b) Except as provided in Schedule 2.2 or Schedule 2.9(b) to the Beacon Disclosure Letter, valid policies of title insurance have been issued insuring the applicable Beacon Subsidiary's fee simple title or leasehold estate, as the case may be, to the Beacon Properties owned by it in amounts at least equal to the purchase price therefor paid by such Beacon Subsidiary, subject only to the matters disclosed above and in the Beacon Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No claim has been made against any such policy.

     (c) Except as provided in Schedule 2.9(c) to the Beacon Disclosure Letter, Beacon has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Beacon Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Beacon Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Beacon Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same which would have a material adverse effect on such Beacon Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Beacon Properties issued by any governmental authority, (iii) of any structural defects relating to any Beacon Property which would have a material adverse effect on such Beacon Property, (iv) of any Beacon Property whose building systems are not in working order so as to have a material adverse effect on such Beacon Property, or (v) of any physical damage to any Beacon Property which would have a material adverse effect on such Beacon Property for which there is no insurance in effect covering the cost of the restoration.

     (d) Neither Beacon nor any Beacon Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Beacon Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Beacon Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth in
Schedule 2.9(d) to the Beacon Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken other than those which would not have a material adverse effect on any of Beacon or the Beacon Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Beacon Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, and Beacon has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Beacon Properties delivered to EOP and EOP Partnership prior to the date hereof.

     (e) The rent roll previously provided by Beacon to EOP (the "Beacon Rent Roll") lists each Beacon Space Lease (as defined below) in effect as of April 1, 1997. "Beacon Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Beacon Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Beacon has made available to EOP true, correct and complete copies of all Beacon Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Beacon Material Adverse Effect, all information set forth in the Beacon Rent Roll is true, correct and complete as of the date thereof. Except as set forth in a delinquency report made available to EOP, neither Beacon or any Beacon Subsidiary, on the one hand, nor, to the knowledge of Beacon or Beacon Partnership, any other party, on the other hand, is in monetary default under any Beacon Space Lease, except for such defaults that would not reasonably be expected to have a Beacon Material Adverse Effect.

     2.10 Environmental Matters. Except as disclosed in the Beacon SEC Documents, (a) none of Beacon, any of the Beacon Subsidiaries or, to Beacon's Knowledge, any other Person has caused or permitted the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on or under any of the Beacon Properties and none of Beacon nor any of the Beacon Subsidiaries has any knowledge of the presence of any Hazardous Materials on or under any of the Beacon Properties or
(b) none of Beacon, any of the Beacon Subsidiaries, or to Beacon's Knowledge, any other Person, has caused or permitted any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Beacon Properties as a result of any construction on or operation and use of such properties and none of Beacon nor any of the Beacon Subsidiaries has any knowledge of any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on, under or from the Beacon Properties as a result of any construction on or operation and use of such properties, in each of the foregoing cases, which presence or occurrence would, individually or in the aggregate, have a Beacon Material Adverse Effect; and in connection with the construction on or operation and use of the Beacon Properties, Beacon and the Beacon Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a Beacon Material Adverse Effect. Beacon has previously delivered or made available to EOP complete copies of all final versions of environmental investigations and testing or analysis made by or on behalf of Beacon or any of the Beacon Subsidiaries that are in the possession of any of them with respect to the environmental condition of the Beacon Properties.

     2.11 Related Party Transactions. Set forth in Schedule 2.11 to the Beacon Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Beacon or any of the Beacon Subsidiaries with (a) any investment banker or financial advisor, (b) any person who is an officer, director or Affiliate (as defined below) of Beacon or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Beacon Common Shares or Beacon OP Units in a private placement. Such documents, copies of all of which have previously been delivered or made available to EOP, are listed in Schedule 2.11 to the Beacon Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral,
(i) sponsored or maintained by Beacon or its Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee
Plan). Each Employee Plan is listed on Schedule 2.12 to the Beacon Disclosure Letter. With respect to the Employee Plans:

          (a) Except as disclosed in Schedule 2.12(a) to the Beacon Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of

     ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

          (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and, to the best Knowledge of Beacon, each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and, to the best Knowledge of Beacon, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, to the best Knowledge of Beacon, threatened with respect to any Employee Plan and, to the best Knowledge of Beacon, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Pension Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

             (i) all Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

             (ii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

             (iii) with respect to each such Employee Plan, to the extent applicable, Beacon has delivered to or has made available to EOP true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

          (c) With respect to each Employee Plan, to the best Knowledge of Beacon, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of
     Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject Beacon or any Controlled Group Member to material liability.

          (d) Except as disclosed in Schedule 2.12(d) to the Beacon Disclosure Letter, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. No Employee Plan subject to Code Section 412 or Title IV of ERISA has been terminated.

          (e) With respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the Plan at any time, subject to applicable requirements of ERISA and the Code.

     2.13 Employee Policies. No employee handbook of Beacon or any of the Beacon Subsidiaries is currently in effect. Schedule 2.13 to the Beacon Disclosure Letter fairly and accurately summarizes all material employee policies, vacation policies and payroll policies.

     2.14 Taxes.

     (a) Each of Beacon and the Beacon Subsidiaries (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, and (B) has paid (or Beacon has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it, except those where the failure to file such tax returns and reports or pay such Taxes would not have a Beacon Material Adverse Effect. The most recent audited financial statements contained in the Beacon SEC Documents reflect an adequate reserve for all material Taxes payable by Beacon and the Beacon Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Beacon Financial Statement Date, Beacon has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Beacon nor any Beacon Subsidiary has incurred any material liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Beacon. To the Knowledge of Beacon, no deficiencies for any Taxes have been proposed, asserted or assessed against Beacon or any of the Beacon Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

     (b) Beacon and BeaMetFed, Inc. ("BeaMet") (i) for all taxable years commencing with 1994 (or, in the case of BeaMet, 1995) through December 31, 1996 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 1996 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1997 and for the taxable year of Beacon ending on the Closing Date (or, in the case of BeaMet, on December 31, 1998), and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Beacon's Knowledge, no such challenge is pending or threatened. Each Beacon Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Beacon of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Beacon to violate Section 856(c)(5) of the Code. No Beacon Subsidiary (other than BeaMet, the Management Company, the Design Company and the Construction Company) is a corporation (or an entity that would, under applicable federal income tax principles, be classified as an association taxable as a corporation). Beacon Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code. Neither Beacon nor any Beacon Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of a notice under IRS Notice 88-19 or (y) which is subject to a consent filed pursuant to
Section 341(f) of the Code and the regulations thereunder.

     2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 to the Beacon Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of Beacon or any Beacon Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. Except as described in Schedule 2.15 to the Beacon Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Beacon or any Beacon Subsidiary.

     2.16 Broker; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co., Incorporated, the fees and expenses of which are described in the engagement letter dated September 12, 1997, between Morgan Stanley & Co., Incorporated and Beacon, a true, correct and complete copy of which has previously been given to EOP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Beacon or any Beacon Subsidiary.

     2.17 Compliance with Laws. Neither Beacon nor any of the Beacon Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have a Beacon Material Adverse Effect.

     2.18 Contracts; Debt Instruments.

     (a) Neither Beacon nor any Beacon Subsidiary has received a written notice that Beacon or any Beacon Subsidiary is in violation of or in default under (nor to the Knowledge of Beacon does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Beacon does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Beacon Material Adverse Effect.

     (b) Except for any of the following expressly identified in Beacon SEC Documents, Schedule 2.18(b) to the Beacon Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined below) of Beacon or any of the Beacon Subsidiaries, other than Indebtedness payable to Beacon or a Beacon Subsidiary is outstanding or may be incurred. For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other person.

     (c) To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18(c) to the Beacon Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Beacon or any Beacon Subsidiary is a party or an obligor with respect thereto.

     (d) Except as set forth in Schedule 2.18(d) of the Beacon Disclosure Letter, neither Beacon nor any of the Beacon Subsidiaries is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Beacon Properties.

     (e) Neither Beacon nor any Beacon Subsidiary is a party to any agreement relating to the management of any Beacon Property by any Person other than the Management Company, Beacon Management L.P. and Beacon Properties South Station Management Company, L.P.

     (f) Neither Beacon nor any of the Beacon Subsidiaries is a party to any agreement pursuant to which Beacon or any Beacon Subsidiary manages or provides services with respect to any real properties other than Beacon Properties, except for the agreements described in Schedule 2.18(f) to the Beacon Disclosure Letter (the "Outside Property Management Agreements").

     (g) Beacon has delivered to EOP prior to the date of this Agreement a true and complete capital budget relating to budgeted construction. Schedule 2.18(g) to the Beacon Disclosure Letter lists all material agreements entered into by Beacon or any of the Beacon Subsidiaries relating to the development or construction of, or additions or expansions to, any Beacon Real Properties (or any properties with respect to which Beacon has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which Beacon or any of the Beacon Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000. True, correct and complete copies of such agreements have previously been delivered or made available to EOP.

     (h) Schedule 2.18(h) to the Beacon Disclosure Letter lists all agreements entered into by Beacon or any Beacon Subsidiary providing for the sale of, or option to sell, any Beacon Properties or the purchase of, or option to purchase, by Beacon or any Beacon Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate which are currently in effect.

     (i) Except as set forth in Schedule 2.18(i) to the Beacon Disclosure Letter, neither Beacon nor any Beacon Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Beacon or any Beacon Subsidiary or (B) to pay any additional purchase price for any of the Beacon Properties.

     (j) Except as set forth in Schedule 2.18(j) to the Beacon Disclosure Letter, neither Beacon nor any Beacon Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Beacon Partnership or any other Beacon Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Beacon or any Beacon Subsidiary, (ii) requires that Beacon or any Beacon Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Beacon Properties, or (iii) requires that Beacon or any Beacon Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Beacon or any Beacon Subsidiary.

     2.19 Opinion of Financial Advisor. Beacon has received the oral opinion of Morgan Stanley & Co., Incorporated or an affiliate thereof, satisfactory to Beacon, to the effect that the proposed consideration to be received by the holders of Beacon Common Shares pursuant to the Merger is fair to such holders from a financial point of view.

     2.20 State Takeover Statutes. Beacon has taken all action necessary to exempt the transactions contemplated by this Agreement between EOP and Beacon and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

     2.21 Investment Company Act of 1940. Neither Beacon nor any of the Beacon Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.22 Definition of Knowledge of Beacon. As used in this Agreement, the phrase "Knowledge of Beacon" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.22 to the Beacon Disclosure Letter.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF EOP

     Except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of EOP and delivered to Beacon prior to the execution hereof (the "EOP Disclosure Letter"), EOP and EOP Partnership represent and warrant to Beacon and Beacon Partnership as follows:

     3.1 Organization, Standing and Power of EOP. EOP is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland and has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. EOP is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EOP and the Subsidiaries of EOP (collectively, "EOP Subsidiaries"), taken as a whole (an "EOP Material Adverse Effect"). EOP has delivered to Beacon complete and correct copies of the EOP Declaration of Trust and the EOP Bylaws, as amended or supplemented to the date of this Agreement.

     3.2 EOP Subsidiaries.

     (a) Schedule 3.2(a) to the EOP Disclosure Letter sets forth (i) each EOP Subsidiary, (ii) the ownership interest therein of EOP, (iii) if not wholly owned by EOP, the identity and ownership interest of each of the other owners of such EOP Subsidiary, (iv) each office property and other commercial property owned by such Subsidiary, and (v) if not wholly owned by such Subsidiary, the identity and ownership interest of each of the other owners of such property.

     (b) Except as set forth in Schedule 3.2(b) to the EOP Disclosure Letter,
(i) all the outstanding shares of capital stock of each EOP Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by EOP or by another EOP Subsidiary and (C) owned free and clear of all Liens and (ii) all equity interests in each EOP Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by EOP, by another EOP Subsidiary or by EOP and another EOP Subsidiary are owned free and clear of all Liens. Each EOP Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each EOP Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each EOP Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an EOP Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each EOP Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Beacon. No effective amendment has been made to the EOP Partnership Agreement since September 3, 1997.

     3.3 Capital Structure.

     (a) The authorized shares of beneficial interest of EOP consist of 750,000,000 EOP Common Shares, 152,180,770 of which are issued and outstanding as of September 15, 1997 (including 502,740 EOP Common Shares owned by EOP Partnership), and 100,000,000 preferred shares of beneficial interest, none of which are issued or outstanding as of the date of this agreement.

     (b) Set forth in Schedule 3.3(b) to the EOP Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase EOP's shares of beneficial interest granted under the Employee Share Option and Restricted Share Plan or any other formal or informal arrangement (collectively, the "EOP Options"); and (ii) all other warrants or other rights to acquire EOP's shares of beneficial interest, all limited share appreciation rights, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 3.3(b) to the EOP Disclosure Letter sets forth the EOP Options granted to EOP's Chief Executive Officer and four other most highly compensated officers, the date of each grant, the status of each EOP Option as qualified or nonqualified under Section 422 of the Code, the number of EOP Common Shares subject to each EOP Option, the number and type of EOP's shares of beneficial interest subject to EOP Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or in Schedule 3.3(b) to the EOP Disclosure Letter, no shares of beneficial interest of EOP were outstanding or reserved for issuance (except for EOP Common Shares reserved for issuance upon redemption of EOP OP Units).

     (c) All outstanding shares of beneficial interest of EOP are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of EOP having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EOP may vote.

     (d) Except (i) as set forth in this Section 3.3 or in Schedule 3.3(d) to the EOP Disclosure Letter and (ii) EOP OP Units, which may be redeemed for EOP Common Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EOP or any EOP Subsidiary is a party or by which such entity is bound, obligating EOP or any EOP Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of EOP or any EOP Subsidiary or obligating EOP or any EOP Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EOP or an EOP Subsidiary).

     (e) As of the date hereof, 165,248,223 EOP OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, of which 155,196,855 are owned by EOP and EOP Subsidiaries. Schedule 3.3(e) to the EOP Disclosure Schedule sets forth the name of each holder of EOP OP Units and the number of EOP OP Units owned by each such holder as of the date of this Agreement. The EOP OP Units are subject to no restrictions except as set forth in the EOP Partnership Agreement. EOP Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in EOP Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in EOP Partnership.

     (f) All dividends on EOP Common Shares and all distributions on EOP OP Units which have been declared prior to the date of this Agreement have been paid in full, except that the dividends payable on EOP Common Shares (along with the corresponding distributions payable on EOP OP Units) which were declared on September 11, 1997 and are payable on October 9, 1997 have not yet been paid.

     (g) The EOP Common Shares and the EOP Preferred Shares to be issued by EOP, and the EOP OP Units to be issued by the EOP Partnership pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

     3.4 Other Interests. Except for interests in the EOP Subsidiaries and certain other entities as set forth in Schedule 3.4(a) or Schedule 3.5 to the EOP Disclosure Letter, neither EOP nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to such other interests, EOP or EOP Partnership is a partner or stockholder in good standing, and owns such interests free and clear of all Liens. Neither EOP nor any of the EOP Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth in
Schedule 3.4(b) to the EOP Disclosure Letter (or disclosed in the EOP SEC Documents (as defined below)), (b) unmodified except as described therein and
(c) in full force and effect. To the Knowledge of EOP (as defined in Section 3.19), the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts.

     3.5 Authority; Noncontravention; Consents.

     (a) EOP has the requisite power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "EOP Shareholder Approvals" and, together with the Beacon Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EOP is a party. The execution and delivery of this Agreement by EOP and the consummation by EOP of the transactions contemplated by this Agreement to which EOP is a party have been duly authorized by all necessary action on the part of EOP, except for and subject to the EOP Shareholder Approvals and the requisite approval, if any is required, of the partners of EOP Partnership. This Agreement has been duly executed and delivered by EOP and constitutes a valid and binding obligation of EOP, enforceable against EOP in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (b) EOP Partnership has the requisite partnership power and, subject to the requisite partner approval of the Partnership Merger (if any), authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which EOP Partnership is a party. The execution and delivery of this Agreement by EOP Partnership and the consummation by EOP Partnership of the transactions contemplated by this Agreement to which EOP Partnership is a party have been duly authorized by all necessary action on the part of EOP Partnership, except for and subject to the EOP Shareholder Approvals. This Agreement has been duly executed and delivered by EOP Partnership and constitutes a valid and binding obligation of EOP Partnership, enforceable against EOP Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     (c) Except as set forth in Schedule 3.5(c)(1) to the EOP Disclosure Letter, the execution and delivery of this Agreement by EOP and EOP Partnership do not, and the consummation of the transactions contemplated by this Agreement to which EOP or EOP Partnership is a party and compliance by EOP or EOP Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EOP or any EOP Subsidiary under, (i) the EOP Declaration of Trust or the EOP Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any other EOP Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EOP or any EOP Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EOP or any EOP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EOP Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EOP or any EOP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EOP of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Registration Statement (as defined in Section 5.1) and (y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Secretary, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and
(v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(c)(2) to the EOP Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EOP from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EOP Material Adverse Effect.

     3.6 SEC Documents; Financial Statements; Undisclosed Liabilities. EOP and EOP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since July 8, 1997 through the date hereof (the "EOP SEC Documents"). Schedule 3.6(a) to the EOP Disclosure Letter contains a complete list of all EOP SEC Documents filed by EOP under the Exchange Act since July 8, 1997 and on or prior to the date of this Agreement. All of the EOP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EOP SEC Documents. None of the EOP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EOP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EOP and the EOP Subsidiaries included in the EOP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EOP and the EOP Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the EOP SEC Documents or in Schedule 3.6(b) to the EOP Disclosure Letter, neither EOP nor any EOP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EOP or in the notes thereto and which, individually or in the aggregate, would have an EOP Material Adverse Effect.

     3.7 Absence of Certain Changes or Events. Except as disclosed in the EOP SEC Documents or in Schedule 3.7 to the EOP Disclosure Letter, since the date of the most recent audited financial statements included in the EOP SEC Documents (the "EOP Financial Statement Date"), EOP and the EOP Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EOP and the EOP Subsidiaries taken as a whole (a "EOP Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EOP Material Adverse Change, (b) except for regular quarterly distributions (in the case of EOP) not in excess of $.30 per EOP Common Share, subject to rounding adjustments as necessary and with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EOP's shares of beneficial interest, (c) any split, combination or reclassification of any of EOP's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EOP Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EOP or any EOP Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EOP SEC Documents or required by a change in GAAP.

     3.8 Litigation. Except as disclosed in the EOP SEC Documents or in Schedule
3.8 to the EOP Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EOP and the EOP Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of EOP or an EOP Subsidiary) or, to the Knowledge of EOP (as defined in

Section 3.19), threatened in writing against or affecting EOP or any EOP Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EOP Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EOP or any EOP Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     3.9 Properties.

     (a) Except as set forth in Schedule 3.9(a) to the EOP Disclosure Letter, EOP or one of the EOP Subsidiaries owns fee simple title to each of the real properties listed in the EOP SEC Filings as owned by it (the "EOP Properties"), except where the failure to own such title would not have an EOP Material Adverse Effect.

     (b) The EOP Properties are not subject to any Encumbrances or Property Restrictions which reasonably could be expected to cause an EOP Material Adverse Effect.

     (c) Valid policies of title insurance have been issued insuring EOP's or the applicable EOP Subsidiary's fee simple title or leasehold estate, as the case may be, to the EOP Properties in amounts which are, except in the case of San Felipe Plaza, at least equal to the purchase price thereof paid by EOP or the applicable EOP Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EOP Material Adverse Effect.

     (d) EOP has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EOP Properties where such failure would have an EOP Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which would have an EOP Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EOP Properties issued by any governmental authorities which would have an EOP Material Adverse Effect or
(iii) of any structural defects relating to EOP Properties, EOP Properties whose building systems are not in working order, physical damage to any EOP Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EOP Material Adverse Effect.

     (e) Except as set forth in Schedule 3.9(e) to the EOP Disclosure Letter, neither EOP nor any of the EOP Subsidiaries has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EOP Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EOP Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EOP Material Adverse Effect.

     (f) All work to be performed, payments to be made and actions to be taken by EOP or the EOP Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EOP Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EOP Material Adverse Effect, and EOP has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

     (g) The rent roll previously provided by EOP to Beacon (the "EOP Rent Roll") lists each EOP Space Lease (as defined below) in effect as of the respective dates in August 1997 indicated in the EOP Rent Roll. "EOP Space Lease" means each lease or other right of occupancy affecting or relating to a property in which EOP Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. EOP has made available to Beacon true, correct and complete copies of all EOP Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect, all information set forth in the EOP Rent Roll is true, correct, and complete as of the date thereof. Except as set forth in a delinquency report made available to EOP, neither EOP nor any EOP Subsidiary, on the one hand, nor, to the Knowledge of EOP or EOP Partnership, any other party, on the other hand, is in monetary default under any EOP Space Lease, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

     3.10 Environmental Matters. Except as disclosed in the EOP SEC Documents or on Schedule 3.10 to the EOP Disclosure Letter, (a) none of EOP, any of the EOP Subsidiaries or, to EOP's Knowledge, any other Person has caused or permitted the unlawful presence of any Hazardous Materials on or under any of the EOP Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on, under or from the EOP Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EOP Material Adverse Effect; and in connection with the construction on or operation and use of the EOP Properties, EOP and the EOP Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EOP Material Adverse Effect.

     3.11 Taxes.

     (a) Each of EOP and the EOP Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects, and
(ii) has paid (or EOP has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EOP Material Adverse Effect. The most recent audited financial statements contained in the EOP SEC Documents reflect an adequate reserve for all material Taxes payable by EOP and the EOP Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EOP Financial Statement Date, EOP has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EOP nor any EOP Subsidiary has incurred any material liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EOP. To the Knowledge of EOP, no deficiencies for any Taxes have been proposed, asserted or assessed against EOP or any of the EOP Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

     (b) EOP (i) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT within the meaning of Section 856 of the Code for the taxable year ending December 31, 1997 and intends to continue to operate in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (ii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to EOP's Knowledge, no such challenge is pending or threatened. Each EOP Subsidiary which is a partnership, joint venture or limited liability company (i) has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by EOP of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause EOP to violate
Section 856(c)(5) of the Code. Each EOP Subsidiary which is a corporation (other than EOP Management Corp.) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. EOP Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code. Except as set forth in Schedule 3.11 to the EOP Disclosure Letter neither EOP nor any EOP Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of a notice under IRS Notice 88-19 or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     3.12 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. and Merrill Lynch & Co., the fees and expenses of which will be paid by EOP and are described in the respective engagement letters with J.P. Morgan Securities Inc. and Merrill Lynch & Co., true, correct and complete copies of which have previously been given to Beacon, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EOP or any EOP Subsidiary.

     3.13 Compliance with Laws. Neither EOP nor any of the EOP Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EOP Material Adverse Effect.

     3.14 Contracts; Debt Instruments. Neither EOP nor any EOP Subsidiary has received a written notice that EOP or any EOP Subsidiary is in violation of or in default under (nor to the Knowledge of EOP does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EOP does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EOP Material Adverse Effect, except as set forth in the EOP SEC Documents or in
Schedule 3.14 to the EOP Disclosure Letter.

     3.15 Opinion of Financial Advisor. EOP has received the oral opinion of J.P. Morgan Securities Inc., satisfactory to EOP, to the effect that the consideration to be paid by EOP and EOP Partnership in connection with the Mergers is fair, from a financial point of view, to EOP and EOP Operating Partnership.

     3.16 State Takeover Statutes. EOP has taken all action necessary to exempt transactions between EOP and Beacon and its Affiliates from the operation of Takeover Statutes.

     3.17 Investment Company Act of 1940. Neither EOP nor any of the EOP Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     3.18 Definition of Knowledge of EOP. As used in this Agreement, the phrase "Knowledge of EOP" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.19 to the EOP Disclosure Letter.

     3.19 EOP Not an Interested Stockholder. EOP is not an "interested stockholder" of Beacon or an "affiliate of an interested stockholder" of Beacon within the meaning of Section 3-601 of the MGCL.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Conduct of Beacon's and Beacon Partnership's Business Pending
Merger. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by EOP or as expressly provided for in this Agreement (including as contemplated by the Principal Terms of the Tax Protection Agreements set forth as Schedule 5.16 hereto), Beacon and Beacon Partnership shall, and shall cause (or, in the case of Beacon Subsidiaries that Beacon or Beacon Partnership do not control, shall use reasonable best efforts to cause) each of the Beacon Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

          (b) preserve intact its business organizations and goodwill and use reasonable best efforts to keep available the services of its officers and employees;

          (c) confer on a regular basis with one or more representatives of EOP to report operational matters of materiality and, subject to Section 4.3, any proposals to engage in material transactions;

          (d) promptly notify EOP of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (e) promptly deliver to EOP true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Beacon Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

          (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Beacon notifies EOP that it is availing itself of such extensions and provided such extensions do not adversely affect Beacon's status as a qualified REIT under the Code;

          (h) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Beacon's status as a REIT or the status of any Beacon Subsidiary as a partnership for federal income tax purposes, as the case may be);

          (i) make all capital expenditures, and expenditures relating to leasing, in accordance with a budget of Beacon approved by EOP, which approval shall not be unreasonably withheld, and will not (A) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction (other than Commitments referred to in Schedule 4.1(i) to the Beacon Disclosure Letter) involving in excess of $100,000 which is not included in its budget approved by EOP, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its office property business or (B) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and Commitments for indebtedness described on
     Schedule 4.1(i) to the Beacon Disclosure Letter;

          (j) not amend its Articles of Incorporation, as amended, or its Amended and Restated Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Beacon Subsidiary;

          (k) make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3 to the Beacon Disclosure Letter or (ii) the redemption of Beacon OP Units under existing contracts described on Schedule 2.18, or pursuant to the Beacon Partnership Agreement, for cash or, at Beacon's option, Beacon Common Shares;

          (l) grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Beacon Stock Options;

          (m) except as provided in Section 5.10 and in connection with the use of Beacon Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Beacon Common Shares or Beacon OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of Beacon, except for (A) redemptions of Beacon Common Shares required under Section 9.5 of the Articles of Incorporation of Beacon in order to preserve the status of Beacon as a REIT under the Code, and (B) redemptions of Beacon OP Units, whether or not outstanding on the date of this Agreement, under the Beacon Partnership Agreement in which Beacon Common Shares are utilized;

          (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the Beacon Properties, except in connection with a transaction that is permitted by Section 4.1(i) or that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this Agreement and disclosed in Schedule 2.18 to the Beacon Disclosure Schedule;

          (o) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in connection with a transaction that is permitted by Section 4.1(n) or that is made in the ordinary course of business and is not material, individually or in the aggregate;

          (p) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Beacon Subsidiaries in existence on the date hereof;

          (q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EOP or incurred in the ordinary course of business consistent with past practice;

          (r) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (s) not enter into any Commitment with any officer, director or Affiliate of Beacon or any of the Beacon Subsidiaries or any material Commitment with any consultant;

          (t) not increase any compensation or enter into or amend any employment agreement described in Schedule 2.18 to the Beacon Disclosure Letter with any of its officers, directors or employees earning more than $50,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements;

          (u) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes to severance benefits to provide that an employee whose position is transferred to a location outside the standard metropolitan statistical area in which such employee is currently employed shall not forfeit severance benefits by reason of failure to accept such transfer, changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

          (v) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

          (w) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the acquisition of Beacon OP Units in exchange for Beacon Common Shares pursuant to exercise of the Beacon OP Unit redemption right under Section 8.6 of the Beacon Partnership Agreement;

          (x) not accept a promissory note in payment of the exercise price payable under any option to purchase Beacon Common Shares; and

          (y) not enter into, or modify, amend or breach any Tax Protection Agreement.

     4.2 Conduct of EOP's and EOP Partnership's Business Pending Merger. During the period from the date of this Agreement to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Beacon, EOP and EOP Partnership shall, and shall cause (or, in the case of EOP Subsidiaries that EOP or EOP Partnership do not control, use reasonable best efforts to cause) each of the EOP Subsidiaries to:

          (a) preserve intact its business organizations and goodwill and use reasonable best efforts to keep available the services of its officers and employees;

          (b) confer on a regular basis with one or more representatives of Beacon to report operational matters of materiality which would have an EOP Material Adverse Effect;

          (c) promptly notify Beacon of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (d) promptly deliver to Beacon true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the EOP Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

          (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect EOP's status as a qualified REIT under the Code;

          (g) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve EOP's status as a REIT or the status of any EOP Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

          (h) not enter into any Commitment for the acquisition of any real property (other than all real estate projects described in Schedule 4.2(h) to the EOP Disclosure Letter) if the amount of such Commitment would cause the aggregate amount of all such Commitments subsequent to the date hereof to exceed $1,300,000,000 unless such Commitment has been approved by Beacon;

          (i) not amend the EOP Declaration of Trust or the EOP Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any EOP Subsidiary, including the EOP Partnership Agreement (except to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by EOP without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of EOP OP Units);

          (j) except as provided in Section 5.10 hereof and in connection with the use of EOP Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any EOP Common Shares or EOP OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of EOP, except for (A) redemptions of EOP Common Shares required under Section 7.3.6 of the EOP Declaration of Trust in order to preserve the status of EOP as a REIT under the Code, and (B) redemptions of EOP OP Units, whether or not outstanding on the date of this Agreement, under the EOP Partnership Agreement in which EOP Common Shares are utilized;

          (k) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the EOP Properties, except in connection with a transaction that would not reasonably be expected to have an EOP Material Adverse Effect;

          (l) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in connection with a transaction that is permitted by Section 4.2(k) or that is not material, individually or in the aggregate;

          (m) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) if it would reasonably be expected to have an EOP Material Adverse Effect;

          (n) not directly or indirectly through a subsidiary, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in any person or entity whose securities are registered under the Exchange Act unless such transaction has been approved by Beacon; and

          (o) except as contemplated by this Agreement, not issue any EOP or EOP Partnership securities pursuant to a Registration Statement filed with the SEC relating to the public offering of any EOP or EOP Partnership securities from the date hereof until the date of the Proxy Statement (as defined in Section 5.1) unless such issuance has been approved by Beacon.

     4.3 No Solicitation. Prior to the Effective Time, Beacon agrees, for itself and in its capacity as general partner of the Beacon Partnership, that:

          (a) neither it nor any of the Beacon Subsidiaries shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of securities representing 10% or more of the outstanding equity securities of Beacon, consolidation, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets or equity securities (including, without limitation, partnership interests and units) of Beacon or Beacon Partnership, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any discussions or negotiations concerning or provide any confidential or non-public information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (b) neither it nor any of the Beacon Subsidiaries will permit any of its officers, directors, employees, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representative retained by Beacon to engage in any of the activities described in Section 4.3(a);

          (c) it and the Beacon Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.3(b) of the obligations undertaken in this Section 4.3; and

          (d) it will notify EOP immediately if Beacon or any of the Beacon Subsidiaries receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.3 shall prohibit the Board of Directors of Beacon (including with respect to Beacon's capacity as general partner of Beacon Partnership) from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) a majority of the Board of Directors of Beacon determines in good faith, based upon the advice of its outside counsel, that such action is required for the Board of Directors of Beacon to comply with its duties to shareholders imposed by applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Beacon provides written notice to EOP to the effect that it is furnishing information to, or entering into discussions with, such person or entity; and (ii) making any disclosure required by applicable law with regard to an Acquisition Proposal. Nothing in this Section 4.3 shall (x) permit Beacon to terminate this Agreement

(except as specifically provided in Article 7 hereof), (y) permit Beacon to enter into an agreement for an Acquisition Proposal during the term of this Agreement or (z) affect any other obligation of Beacon under this Agreement; provided, however, that a majority of the Board of Directors of Beacon may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger in accordance with Section 5.1(e). Any disclosure that the Board of Directors of Beacon may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 4.3. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Directors of Beacon resolves in good faith to be in the best interests of and more favorable to Beacon's shareholders than the Merger and which the Board of Directors of Beacon determines is reasonably capable of being consummated.

     4.4 Affiliates. Prior to the Effective Time, Beacon shall cause to be prepared and delivered to EOP a list (reasonably satisfactory to counsel for EOP) identifying all persons who, at the time of the Beacon and EOP Shareholders Meetings, may be deemed to be "affiliates" of Beacon as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Beacon shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to EOP on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EOP Common Shares issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act. EOP shall be entitled to place legends as specified in such written agreements on the certificates representing any EOP Common Shares to be received pursuant to the terms of this Agreement by such Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the EOP Common Shares issued to such Affiliates, consistent with the terms of such agreements. The Surviving Trust shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Beacon or EOP may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

     4.5 Other Actions. Each of Beacon and Beacon Partnership on the one hand and EOP and EOP Partnership on the other hand shall not, and shall use commercially reasonable efforts to cause their respective subsidiaries and joint ventures not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.3, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1 Preparation of the Registration Statement and the Proxy Statement; Beacon Shareholders Meeting, Beacon Unitholders Consent Solicitation and EOP Shareholders Meeting.

     (a) As promptly as practicable after execution of this Agreement, (i) each of Beacon and EOP shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, (x) one or more joint proxy statements/prospectuses and forms of proxies (such joint proxy statement(s)/prospectus(es) together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meetings of each of Beacon and EOP, the vote of the stockholders of Beacon and EOP with respect to the Merger, and the consent, if any, of partners of Beacon

Partnership and EOP Partnership in connection with any required Partner Approvals and (y) an information statement/prospectus relating to the issuance of EOP Preferred Shares pursuant to the Merger and (ii) following clearance by the SEC of the Proxy Statement, EOP shall within two business days prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement and any information statement/prospectus described in clause (y) above will be included, as one or more prospectuses in connection with the registration under the Securities Act of the EOP Common Shares, EOP Preferred Shares and EOP OP Units to be distributed to the holders of Beacon Common Shares, Beacon Preferred Stock and Beacon OP Units in the Merger. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Beacon, Beacon Partnership, EOP and EOP Partnership shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. EOP shall use its reasonable best efforts, and Beacon will cooperate with it, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC), taking into account EOP's permitted activities hereunder and applicable legal requirements. Each of Beacon and Beacon Partnership, on the one hand, and EOP and EOP Partnership, on the other hand, agree promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4 and to cause the Proxy Statement and the Form S-4 as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Beacon, Beacon Partnership, EOP and EOP Partnership agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Beacon and EOP and at the time of the respective taking of consents, if any, of partners of Beacon Partnership and EOP Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. EOP will advise and deliver copies (if any) to Beacon, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless whether such requests relate to EOP or EOP Partnership, on the one hand, and Beacon or Beacon Partnership, on the other hand), and EOP shall promptly notify Beacon of (i) the time when the Form S-4 has become effective, (ii) or any supplement or amendment thereto has been filed, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the EOP Common Shares, EOP Preferred Shares and EOP OP Units issuable in connection with the Mergers.

     (b) Each of Beacon, Beacon Partnership, EOP and EOP Partnership shall use its reasonable best efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its stockholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) EOP and EOP Partnership shall have received a "comfort" letter from Coopers & Lybrand, LLP, independent public accountants for Beacon and Beacon Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to EOP and EOP Partnership, in form and substance reasonably satisfactory to EOP and EOP Partnership, concerning the procedures undertaken by Coopers & Lybrand, LLP with respect to the financial statements and information of Beacon, Beacon Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance or letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Beacon shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for EOP and EOP Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Beacon and Beacon Partnership, in form and substance reasonably satisfactory to Beacon, concerning the procedures undertaken by Ernst & Young, LLP with respect to the financial statements and information of EOP, EOP Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (c) EOP will duly call and as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EOP), give notice of, convene and hold a meeting of its shareholders (the "EOP Shareholders Meeting") for the purpose of obtaining the EOP Shareholder Approvals. EOP will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

     (d) On or before September 22, 1997, EOP and EOP Partnership shall deliver to Beacon and Beacon Partnership (i) a list of all information to be provided by Beacon or Beacon Partnership that is required to be included in the Proxy Statement in accordance with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) an irrevocable letter of credit in the face amount of $10,000,000 issued by a bank reasonably acceptable to the parties, naming Beacon Partnership as beneficiary, expiring no sooner than June 1, 1998 and payable at site upon presentation of a sight draft and an affidavit of Beacon Partnership stating that all conditions to a draw under the letter of credit pursuant to this Section 5.1(d) have been met and the beneficiaries are entitled to draw the full amount thereunder. In addition, in the event that EOP and EOP Partnership shall fail to file the Proxy Statement with the SEC within fifteen (15) days after EOP and EOP Partnership have received all information requested pursuant to clause (i) above substantially in final form, EOP and EOP Partnership shall deliver to Beacon and Beacon Partnership another irrevocable letter of credit in the face amount of $5,000,000 and otherwise satisfying the requirements of clause (ii) above. In the event Beacon shall terminate this Agreement pursuant to Section 7.1(e), and provided that Beacon shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused the occurrence of either of the events referred to in clauses (x) and (y) to this
Section 5.1(d), then at any time following the expiration of three (3) business days after EOP's receipt of written notice of such termination, Beacon shall be entitled to draw on the letter(s) of credit posted pursuant to this Section 5.1(c) if either of the following events has occurred: (x) EOP and EOP Partnership shall have failed to file the Proxy Statement with the SEC within fifteen (15) days after EOP and EOP Partnership have received all information requested pursuant to clause (i) above substantially in final form or (y) the Form S-4 shall not have been declared effective by the SEC on or before February 27, 1998. The receipt of Beacon and Beacon Partnership of any amounts pursuant to this Section 5.1(d) shall not affect the other remedies, if any, available to such parties.

     (e) Beacon will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Beacon), convene and hold a meeting of its shareholders (the "Beacon Shareholders Meeting") for the purpose of obtaining Beacon Shareholder Approvals. Beacon will, through its Board of Directors, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; provided, however, that prior to the Beacon Shareholders Meeting, such recommendation may be withdrawn, modified or amended if a majority of the Board of Directors of Beacon determines in good faith, based upon the advice of its outside counsel, that such action is required for the Board of Directors of Beacon to comply with its duties to its shareholders imposed by applicable law.

     (f) EOP and Beacon shall use their best efforts to convene their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c), 5.1(d) and 5.3, shall be a day not later than 45 days after the date the Proxy Statement is mailed.

     (g) If on the date for the EOP Shareholders Meeting and Beacon Shareholders Meeting established pursuant to Section 5.1(f) of this Agreement, either EOP or Beacon has not received duly executed proxies for a sufficient number of votes to approve the Merger (but less than a majority of the outstanding Beacon Common Shares or EOP Common Shares, as the case may be, have voted against the Merger), then both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date ten (10) days after the originally scheduled date of the shareholders meetings.

     (h) Beacon will request written consents for approval by the limited partners of Beacon Partnership of each of the matters described in the definition of Beacon Partner Approvals. Beacon hereby agrees to vote in favor of such matters and to recommend to the limited partners of Beacon Partnership that they approve such matters. EOP will request written consents, if any is required, by the limited partners, of EOP Partnership of each of the matters described in the definition of EOP Partner Approvals. EOP hereby agrees to vote, if any is required, in favor of such matters and to recommend to the limited partners of EOP Partnership that they approve such matters.

     5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of the parties shall, and shall cause each of its Subsidiaries to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence.

     5.3  Reasonable Best Efforts; Notification.

     (a) Subject to the terms and conditions herein provided, each of the parties shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

     (b) Beacon and Beacon Partnership shall use all reasonable best efforts to obtain from Coopers & Lybrand, LLP, access to all work papers relating to audits of Beacon and Beacon Partnership performed by Coopers & Lybrand, LLP, and the continued cooperation of Coopers & Lybrand, LLP, with regard to the preparation of consolidated financial statements for the Surviving Trust.

     (c) Beacon and Beacon Partnership shall give prompt notice to EOP and EOP Partnership, and EOP and EOP Partnership shall give prompt notice to Beacon and Beacon Partnership, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4 Tax Treatment. Each of EOP and Beacon shall use its reasonable best efforts before and after the Effective Time to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) nd 6.3(e). If, based upon the advice of counsel, EOP and Beacon determine that the Partnership Merger could reasonably be expected to create a risk that the Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, EOP and Beacon undertake to use reasonable best efforts to negotiate and structure an alternative means to effect the Merger, for EOP to acquire the interest in Beacon Partnership owned by Beacon, and for the holders of Beacon OP Units to receive EOP OP Units (or the economic and tax equivalent thereof) in exchange for their Beacon OP Units. EOP Partnership will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in the Beacon Partnership as of the Effective Time (with no curative allocations of gross income with respect to depreciation to offset the effects of the "ceiling rule" but with a curative allocation of gain upon disposition of such properties to offset the effect of the "ceiling rule"). EOP Partnership and Beacon Partnership shall negotiate in good faith to agree upon the "Section 704(c) values" of the properties of Beacon Partnership, effective as of the Closing Date. For purposes of allocating "excess nonrecourse liabilities" of the EOP Partnership pursuant to Treasury Regulations Section 1.752-3(a)(3) following the Closing Date, EOP Partnership shall use a methodology to be agreed upon between EOP Partnership and Beacon Partnership.

     5.5 Public Announcements. Each party will consult with each other party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements which address in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement.

     5.6 Listing. EOP shall use all reasonable best efforts to cause the EOP Common Shares and the EOP Preferred Shares to be issued in the Merger and the EOP Common Shares reserved for issuance upon redemption of EOP OP Units issued in the Partnership Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     5.7 Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, EOP shall pay or cause EOP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of EOP Common Shares and EOP Preferred Shares, or EOP OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any tax imposed under the Code).

     5.8  Benefit Plans and Other Employee Arrangements.

     (a) Benefit Plans. After the Effective Time, all employees of Beacon who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, of Beacon which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EOP in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust after the Effective Time. With respect to each such employee benefit plan, service with Beacon or any Beacon Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits.

     (b) Stock Option Plan. The stock option plan of Beacon shall be discontinued.

     (c) Beacon Stock Options. As of the Effective Time, each outstanding Beacon Stock Option shall vest and be immediately exercisable, be assumed by EOP, and be deemed to constitute an option to acquire the same number of EOP Common Shares as the holder of such Beacon Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Beacon Stock Option in full immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the Beacon Common Shares subject to such Beacon Stock Option divided by the number of full EOP Common Shares deemed to be purchasable pursuant to such Beacon Stock Option; provided, however,that the number of EOP Common Shares that may be purchased upon exercise of such Beacon Stock Option shall not include any fractional share and, upon the first such exercise of such Beacon Stock Option, a cash payment shall be made for any fractional share calculated in accordance with and in the manner provided for calculations as to be paid in lieu of fractional shares as part of the Merger Consideration under Section 1.10. All such Beacon Stock Options held by directors and officers of Beacon above the office of Vice President shall remain exercisable for one day after the Closing Date and shall expire at 11:59 p.m., New York time, on the next business day following the Closing Date and all such Beacon Stock Options held by persons other than directors and officers of Beacon above the office of Vice President shall expire on the six month anniversary of the Closing Date if such person's employment terminates prior to or during such six-month period and shall expire in accordance with the present terms of the Beacon Stock Option if such person's employment does not terminate prior to or during such six-month period; provided, however, that EOP shall use its reasonable best efforts to enable each person who holds Beacon Stock Options as of the Effective Time and who exercises (with no requirement to deliver funds or withholding amounts until settlement) such Beacon Stock Options subsequent to the Effective Time but prior to 11:59 p.m., New York time, on the next business day following the Closing Date to receive (other than from EOP or any EOP Subsidiary), within four (4) business days after the Effective Time, an amount per Beacon Stock Option equal to the excess, if any, of (A) the closing price of one EOP Common Share on the New York Stock Exchange (the "NYSE") on the next business day following the Closing Date, over (B) the sum of (i) the exercise price of such Beacon Stock Option divided by the Exchange Ratio plus (ii) with respect to directors and officers of Beacon above the office of Vice President, an amount equal to any reasonable and customary brokerage commissions payable with respect to the sale of EOP Common Shares in connection with such option exercise; and, if EOP is unsuccessful in enabling each such person to receive such amount, then such Beacon Stock Option shall not expire prior to its stated expiration date and EOP shall use its reasonable best efforts to make other arrangements to enable each such person to receive the full economic benefit of such amount (provided that neither EOP nor any EOP Subsidiary shall have any obligation to pay to any such person any amount of cash or cash equivalents with respect to his or her Beacon Stock Options).

     (d) Withholding. To the extent required by applicable law, Beacon shall require each employee who exercises a Beacon Stock Option or who receives Beacon Common Shares pursuant to any existing commitment to pay to Beacon in cash or Beacon Common Shares an amount sufficient to satisfy in full Beacon's obligation to withhold Taxes incurred by reason of such exercise or issuance.

     5.9  Indemnification.

     (a) From and after the Effective Time, EOP and EOP Partnership (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Beacon or any Beacon Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Beacon and the Beacon Subsidiaries immediately prior to the Effective Time in its charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof; provided, however, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

     (b) In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Beacon or EOP, or any Beacon

Subsidiary or EOP Subsidiary, or by or in the right of Beacon or EOP, or any Beacon Subsidiary or EOP Subsidiary, or any claim, action, suit, proceeding or investigation in which any person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, employee or director of Beacon or any Beacon Subsidiary (the "Indemnification Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Beacon or any of the Beacon Subsidiaries or any action or omission by such person in his capacity as a director, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, EOP, Beacon and the Indemnified Parties, hereby agree to use their reasonable best efforts to cooperate in the defense of such claim, action, suit, proceeding or investigation. The Indemnified Parties shall have the right to select counsel, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). It is understood and agreed that, after the Effective Time, the Indemnifying Parties shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In addition, after the Effective Time, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement affected without their prior written consent, and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Person shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Parties of such claim and the relevant facts and circumstances with respect thereto; provided, however, that the failure to provide such notice shall not affect the obligations of EOP except to the extent such failure to notify materially prejudices the Indemnifying Parties ability to defend such claim, action, suit, proceeding or investigation; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 5.9(b) prior to the Effective Time.

     (c) At or prior to the Effective Time, EOP shall purchase directors' liability insurance policy coverage for Beacon's executive officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Beacon to such directors and officers. Beacon shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

     (d) This Section 5.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of EOP. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.9 and EOP acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section.

     (e) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this

Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

     5.10 Declaration of Dividends and Distributions. From and after the date of this Agreement, neither Beacon nor EOP shall make any dividend or distribution to its shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of quarterly distributions with respect to the Beacon Common Shares or EOP Common Shares for the dividend for the third quarter of 1997 and for each quarterly dividend thereafter in an amount up to the dividend per share paid by it for the second quarter of 1997 (provided that, for purposes of this Section 5.10 only, EOP's dividend per share paid by it for the second quarter of 1997 shall be deemed to be $.30); provided, however, the record date for each distribution with respect to the Beacon Common Shares shall be the same date as the record date for the quarterly distribution for the EOP Common Shares as provided to Beacon by notice not less than twenty (20) business days prior to the record date for any quarterly EOP distribution. From and after the date of this Agreement, Beacon Partnership shall not make any distribution to the holders of Beacon OP Units except a distribution per Beacon OP Unit in the same amount as a dividend per Beacon Common Share permitted pursuant to this Section, with the same record and payment dates as such dividend on the Beacon Common Shares. The foregoing restrictions shall not apply, however, to the extent a distribution by Beacon or EOP is necessary for Beacon or EOP, as applicable, to maintain REIT status.

     5.11 Transfer of Management Company Shares. At the Closing and pursuant to the Stock Purchase Agreements, each of the holders of voting capital stock of the Management Company, Design Company and Construction Company (other than Beacon Partnership, to the extent it owns any such voting capital stock) shall transfer to EOP Management Corp. or such person or persons as EOP Management Corp. shall designate by written notice delivered to them prior to the Closing, all of the shares of each such Company owned by them, constituting all the outstanding shares of such companies which are not owned by Beacon Partnership, for an aggregate consideration in an amount equal to the fair market value of such shares, as determined in accordance with the provisions of the Stock Purchase Agreements.

     5.12 Notices. EOP shall provide such notice to its preferred shareholders of the Merger as is required under Maryland law.

     5.13 Resignations. On the Closing Date, Beacon shall cause the directors and officers of each of the Beacon Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

     5.14 Third Party Management Agreements. Beacon will not, and will not permit any of its Subsidiaries to, amend the management agreements pursuant to which Beacon, directly or indirectly, manages buildings in which Beacon does not own a 100% interest. Beacon will not, and will not permit any Beacon Subsidiary to, renew such management agreements except on terms which permit its cancellation by Beacon or the applicable Beacon Subsidiary on thirty days' notice or less without any charge, penalty or other cost for such cancellation.

     5.15 Existing Restrictions on Resale of Certain Beacon Properties. EOP and EOP Partnership shall assume the obligations of Beacon, Beacon Partnership or the applicable Beacon Subsidiary, as the case may be, under the Tax Protection Agreements described in Schedule 2.18(j) to the Beacon Disclosure Letter.

     5.16 Agreement to Hold Certain Properties and Maintain Certain Indebtedness. EOP and EOP Partnership will enter into agreements with Beacon and Beacon Partnership, for the benefit of and enforceable by the individuals and entities set forth in Schedule 5.16 hereto, implementing the principal terms set forth in Schedule 5.16 hereto, the purpose of which is to permit the individuals and entities set forth in Schedule 5.16 hereto to defer the recognition of gain for federal income tax purposes that otherwise would be recognized if certain properties were to be sold and/or certain outstanding loans were to be repaid. EOP, EOP Partnership, Beacon and Beacon Partnership agree to negotiate in good faith the specific provisions of such agreements consistent with the principal terms set forth in Schedule 5.16 hereto and enter into such agreements prior to the Closing Date.

     5.17 RWLP Corp. If requested by EOP Management Corp., Beacon and Beacon Partnership shall use their reasonable best efforts to (a) cause RWLP Corp. to sell its interest in Rowes Wharf Limited Partnership to Design Corp., Construction Corp. or such other person as may be designated by EOP Management Corp. for the fair market value thereof at or within two (2) years after the Effective Time; (b) cause the stockholders of RWLP Corp. to sell all of their stock of RWLP Corp. to Design Corp., Construction Corp. or such other person as may be designated by EOP Management Corp. for the fair market value thereof at or within two (2) years after the Effective Time; and (c) take such other actions in connection with RWLP Corp. as EOP Management Corp. reasonably may request, including, without limitation, converting the general partner interest of RWLP Corp. in Rowes Wharf Limited Partnership into a limited partnership interest and consenting to the substitution of Design Corp., Construction Corp., or such other person as may be designated by EOP Management Corp., as a general partner of Rowes Wharf Limited Partnership.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Shareholder and Partner Approvals. This Agreement, the Mergers and all other matters necessary to consummate the other transactions contemplated to occur on the Closing Date and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals and all required Partner Approvals shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Partnership Merger, the Merger and the transactions contemplated by the Stock Purchase Agreements under the HSR Act, if applicable to the Partnership Merger, the Merger and the transactions contemplated by the Stock Purchase Agreements, shall have expired or been terminated.

          (c) Listing of Shares. The NYSE shall have approved for listing the EOP Common Shares and the EOP Preferred Shares to be issued in the Merger and the EOP Common Shares reserved for issuance upon redemption of EOP OP Units issued in the Partnership Merger, subject to official notice of issuance.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

          (f) Blue Sky Laws. EOP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the EOP Common Shares, EOP Preferred Shares and EOP OP Units issuable in the Mergers.

     6.2 Conditions to Obligations of EOP and EOP Partnership. The obligations of EOP and EOP Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by EOP:

          (a) Representations and Warranties. The representations and warranties of Beacon and Beacon Partnership set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent such representation or warranty is expressly limited by its terms to another date, and EOP shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Beacon and Beacon Partnership contained herein are so qualified) signed on behalf of Beacon by the chief executive officer or the chief financial officer of Beacon, in such capacity, to such effect.

          (b) Performance of Obligations of Beacon and Beacon
     Partnership. Beacon and Beacon Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and EOP shall have received a certificate signed on behalf of Beacon by the chief executive officer or the chief operating officer of Beacon, in such capacity, to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Beacon Material Adverse Change and EOP shall have received a certificate of the chief executive officer or chief operating officer of Beacon, in such capacity, certifying to such effect.

          (d) Tax Opinions Relating to REIT Status and Partnership Status. EOP shall have received (i) an opinion of Goodwin, Procter & Hoar LLP or other counsel to Beacon reasonably satisfactory to EOP, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1994, (x) Beacon was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and (y) Beacon Partnership has been during and since 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion of Hogan & Hartson L.L.P. or other counsel to EOP reasonably satisfactory to Beacon, dated as of the Closing Date, to the effect that, commencing with its taxable year ending December 31, 1997, EOP was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Beacon described in clause (i) above).

          (e) Tax Opinion Relating to Merger. EOP shall have received an opinion dated the Closing Date from Hogan & Hartson L.L.P., Sullivan & Cromwell or other counsel reasonably satisfactory to EOP, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EOP Material Adverse Effect or a Beacon Material Adverse Effect.

          (g) "Comfort" Letter. EOP and EOP Partnership shall have received a "comfort" letter from Coopers & Lybrand, LLP, as described in Section 5.1(b).

          (h) Shares of the Management, Design and Construction Companies. All of the voting shares of the Management Company, the Design Company and the Construction Company (other than any such shares owned by Beacon Partnership) shall have been transferred to EOP Management Corp., or its designees or assigns, in accordance with the Stock Purchase Agreements.

     6.3 Conditions to Obligations of Beacon and Beacon Partnership. The obligations of Beacon and Beacon Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Beacon:

          (a) Representations and Warranties. The representations and warranties of EOP and EOP Partnership set forth in this Agreement shall be true and correct in all material respects as of the date of this

     Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Beacon shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties of EOP and EOP Partnership contained herein are so qualified) signed on behalf of EOP by the chief executive officer or the chief financial officer of such party, in such capacity, to such effect.

          (b) Performance of Obligations of EOP and EOP Partnership. EOP and EOP Partnership shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Beacon shall have received a certificate of EOP signed on behalf of EOP by the chief executive officer or the chief financial officer of EOP, in such capacity, to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no EOP Material Adverse Change and Beacon shall have received a certificate of the chief executive officer or chief financial officer of EOP, in such capacity, certifying to such effect.

          (d) Tax Opinions Relating to REIT Status and Partnership
     Status. Beacon shall have received an opinion of Hogan & Hartson L.L.P. or other counsel to EOP, reasonably satisfactory to Beacon, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1997, (i) EOP was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (ii) EOP Operating Partnership has been during and since 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (e) Tax Opinion Relating to Merger. Beacon shall have received an opinion dated the Closing Date from Goodwin, Procter & Hoar LLP, Sullivan & Cromwell or other counsel reasonably satisfactory to Beacon, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EOP Material Adverse Effect or a Beacon Material Adverse Effect.

          (g) "Comfort" Letter. Beacon and Beacon Partnership shall have received a "comfort" letter from Ernst & Young LLP, as described in Section 5.1(b).

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Department, whether before or after either of the Shareholder Approvals or the Beacon Unitholder Approvals are obtained:

          (a) by mutual written consent duly authorized by the Board of Trustees of EOP and the Board of Directors of Beacon;

          (b) by EOP, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Beacon or Beacon Partnership set forth in this Agreement, or if any representation or warranty of Beacon or Beacon Partnership shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by April 15, 1998 (or as otherwise extended);

          (c) by Beacon, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EOP or EOP Partnership set forth in this Agreement, or if any representation or warranty of EOP or EOP Partnership shall become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by April 15, 1998 (or as otherwise extended);

          (d) by either EOP or Beacon, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and non-appealable;

          (e) by either EOP or Beacon, if the Merger shall not have been consummated before April 15, 1998; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

          (f) by either EOP or Beacon (unless Beacon or Beacon Partnership is in breach of its obligations under Section 5.1) if, upon a vote at a duly held Beacon Shareholders Meeting or any adjournment thereof, the Beacon Shareholder Approvals shall not have been obtained as contemplated by
     Section 5.1 (excluding Section 5.1(d));

          (g) by either Beacon or EOP (unless EOP or EOP Partnership is in breach of its obligations under Section 5.1 (excluding Section 5.1(d)) if, upon a vote at a duly held EOP Shareholders Meeting or any adjournment thereof, the EOP Shareholder Approvals shall not have been obtained as contemplated by Section 5.1 (excluding Section 5.1(d));

          (h) by Beacon, if prior to the Beacon Shareholders Meeting, the Board of Directors of Beacon shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by Section 7.2;

          (i) by EOP, if (A) prior to the Beacon Shareholders Meeting, the Board of Directors of Beacon shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, (B) Beacon shall have entered into any agreement for any Acquisition Proposal, or (C) the Board of Directors of Beacon or any committee thereof shall have resolved to do any of the foregoing; and

          (j) by Beacon at any time during the seven (7) trading day period following the Pricing Period (as defined below) if the Average Closing Price (as defined below) shall be less than Twenty-Seven Dollars and Thirty-Nine Cents ($27.39). If Beacon elects to exercise its termination right pursuant to this Section 7.1(j), it shall give written notice to EOP (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned seven (7) trading day period). For purposes of this Section 7.1(j), (i) the term "Average Closing Price" means the average of the closing prices of EOP Common Stock, on the New York Stock Exchange for all trading days during the Pricing Period, and (ii) "Pricing Period" means the period of twenty (20) consecutive trading days commencing on the twenty-seventh (27th) trading day prior to the date of the Beacon Shareholders Meeting.

     7.2 Certain Fees and Expenses. If this Agreement shall be terminated (i) pursuant to Section 7.1(h) or 7.1(i), then Beacon and Beacon Partnership thereupon shall pay to EOP Partnership (provided that Beacon was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below), and (ii) pursuant to Section 7.1(b) (subject to the proviso in the final sentence of Section 2.8) or 7.1(f), then Beacon and Beacon Partnership shall pay to EOP Partnership (provided that Beacon was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then EOP and EOP Partnership shall pay Beacon Partnership (provided that EOP was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(d) (if primarily resulting from any action or inaction of Beacon or any Beacon Subsidiary), 7.1(e), 7.1(f) or 7.1(j) and prior to the time of such termination an Acquisition Proposal has been received by Beacon or any Beacon Subsidiary, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Beacon or any Beacon Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not any such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Beacon and Beacon Partnership shall pay the Break-Up Fee to EOP Partnership. If prior to the Beacon Shareholders Meeting the Board of Directors of Beacon shall have withdrawn or modified in any manner adverse to EOP its approval or recommendation of the Merger or this Agreement and, within twelve (12) months after termination of this Agreement, Beacon or Beacon Partnership enters into any written Acquisition Proposal which is subsequently consummated (whether or not any Acquisition Proposal had been received prior to the time of the termination of this Agreement), then Beacon and Beacon Partnership shall pay the Break-Up Fee to EOP Partnership. If this Agreement shall be terminated pursuant to Section 7.1(j) and within six (6) months thereafter, Beacon or any Beacon Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not any Acquisition Proposal had been received at the time of the termination of this Agreement), then Beacon and Beacon Partnership shall pay the Break-Up Fee to EOP Partnership. The payment of the Break-Up Fee shall be compensation for the loss suffered by EOP and EOP Partnership as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by Beacon and Beacon Partnership to EOP Partnership, or the Break-Up Expenses shall be paid by Beacon and Beacon Partnership to EOP Partnership or EOP Partnership to Beacon Partnership (as applicable), in immediately available funds within fifteen (15) calendar days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h)). As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $75,000,000 less Break-Up Expenses paid or payable under this Section 7.2 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EOP Partnership without causing EOP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EOP, and (B) in the event EOP receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EOP has received a ruling from the IRS holding that EOP Partnership's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of EOP within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EOP Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. Beacon's and Beacon Partnership's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that EOP Partnership is not able to receive the full Base Amount, Beacon and Beacon Partnership shall place the unpaid amount in escrow and shall not release any portion thereof to EOP Partnership unless and until Beacon receives either one of the following: (i) a letter from EOP's independent accountants indicating the maximum amount that can be paid at that time to EOP Partnership without causing EOP to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events Beacon and Beacon Partnership shall pay to EOP Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "Break-Up Expenses" payable to EOP Partnership or Beacon Partnership, as the case may be (the "Recipient"), shall be an amount equal to the lesser of
(i) $10,000,000, (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) or (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing EOP or Beacon, as the case may be, to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the EOP or Beacon, as the case may be, and (B) in the event EOP or Beacon, as the case may be, receives a Break-Up Fee Tax Opinion indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of

EOP or Beacon, as the case may be, within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Break-Up Expenses following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expenses less the amount payable under clause (A) above. The obligation of EOP and EOP Partnership or Beacon and Beacon Partnership, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following: (i) a letter from the independent accountants of EOP or Beacon, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

     7.3 Effect of Termination. In the event of termination of this Agreement by either Beacon or EOP as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EOP, EOP Partnership, Beacon or Beacon Partnership, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     7.4 Amendment. This Agreement may be amended by the parties in writing by action of the respective Board of Trustees or Board of Directors of EOP and Beacon at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals and Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

        (a) if to EOP, to:

              Equity Office Properties Trust
               Two North Riverside Plaza, 22nd Floor
               Chicago, Illinois 60606
               Attention: Timothy H. Callahan, President
                          Stanley M. Stevens, Chief Counsel
               Fax No.: (312) 559-5021

           with a copy to:

              Hogan & Hartson L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C. 20004-1109
               Attention: J. Warren Gorrell, Jr., Esq.
                          James E. Showen, Esq.
               Fax No.: (202) 637-5910

        (b) if to Beacon, to:

              Beacon Properties Corporation
               50 Rowes Wharf
               Boston, Massachusetts 02110
               Attention: President
               Fax.: (617) 251-0151

           with a copy to:

              Goodwin Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts 02109
               Attention: Gilbert G. Menna, P.C.
                          Kathryn I. Murtagh, Esq.
               Fax No.: (617) 523-1231

     All notices shall be deemed given only when actually received.

     8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Beacon Disclosure Letter, the EOP Disclosure Letter, the Confidentiality Agreement, the Voting Agreements and the other agreements entered into in connection with the Mergers (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral (including, without limitation, in connection with the form of this Agreement executed on September 15, 1997) between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 1.7, 1.11, 5.8, 5.9, 5.15, 5.16, and 8.10 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of Beacon who had been members of the Board of Directors of Beacon prior to the Effective Time.

     8.6 Governing Law. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10 EOP Extension Option. Notwithstanding anything to the contrary in Sections 5.1(c), 7.1(b) or 7.1(e), in the event of any preliminary, temporary or other nonfinal judgment, injunction, order, decree or action by any court (each an "Action") preventing, delaying or otherwise materially adversely affecting the consummation of either of the Mergers primarily resulting from any action or inaction of Beacon, EOP shall have the right, in its sole and absolute discretion, by giving written notice to Beacon, to preclude Beacon (for one or more periods aggregating not more than six (6) months) from terminating this Agreement pursuant to Section 7.1(e) or 7.1(h) (unless, in the case of Section 7.1(h), the Board of Directors of Beacon shall have acted in the circumstances described in Section 7.1(h) without basing its decision in any way, directly or indirectly, on the Action), for the period of such prevention, delay or material adverse effect plus fifteen (15) days, in which event each of the dates referred to in Sections 5.1(c), 7.1(b) or 7.1(e) shall be extended for each such period.

     8.11 Exculpation. This Agreement shall not impose any personal liability on any shareholder, trustee, officer, employee or agent of EOP, and all Persons shall look solely to the property of EOP for the payment of any claim hereunder or for the performance of this Agreement.

     IN WITNESS WHEREOF, EOP, EOP Partnership, Beacon and Beacon Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                                            EQUITY OFFICE PROPERTIES TRUST

                                            By:   /s/ TIMOTHY H. CALLAHAN
                                              ----------------------------------
                                            Name: Timothy H. Callahan
                                            Title:  President and CEO

                                            EOP OPERATING LIMITED PARTNERSHIP

                                            By: Equity Office Properties Trust,
                                                its managing general partner

                                            By:   /s/ TIMOTHY H. CALLAHAN
                                              ----------------------------------
                                            Name: Timothy H. Callahan
                                            Title:  President and CEO

                                            BEACON PROPERTIES CORPORATION

                                            By:    /s/ LIONEL P. FORTIN
                                              ----------------------------------
                                            Name: Lionel P. Fortin
                                            Title:  Executive Vice President

                                            BEACON PROPERTIES, L.P.

                                            By: Beacon Properties Corporation,
                                                its sole general partner

                                            By:    /s/ LIONEL P. FORTIN
                                              ----------------------------------
                                            Name: Lionel P. Fortin
                                            Title:  Executive Vice President

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This First Amendment is entered into as of November 14, 1997 for the purposes of amending the Agreement and Plan of Merger dated as of September 15, 1997 by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Beacon Properties Corporation and Beacon Properties, L.P. (the "Merger Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

     WHEREAS, the parties hereto desire to amend the Merger Agreement to clarify certain matters as provided herein.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Preferred Stockholder Voting

     Section 5.1(a) of the Merger Agreement shall be amended by deleting clauses 5.1(a)(i)(x) and 5.1(a)(i)(y) in their entirety and replacing them with the following:

     "(x) one or more joint proxy statement(s)/prospectus(es) and forms of proxies (such joint proxy statement(s)/prospectus(es) together with any amendments or supplements thereto, the "Common Proxy Statement") relating to the stockholder meetings of each of Beacon and EOP, the vote of the stockholders of Beacon and EOP with respect to the Merger, and the consent, if any, of the partners of Beacon Partnership and EOP Partnership in connection with any required Partner Approvals and (y) a proxy statement/prospectus relating to the issuance of EOP Preferred Shares (the "Preferred Proxy Statement" and, together with the Common Proxy Statement, the "Proxy Statement") pursuant to the Merger and"

     Section 5.1(a) of the Merger Agreement shall be amended further by deleting the words "and any information statement/prospectus described in clause (y) above" from the third clause of Section 5.1(a)(ii).

     Section 5(d) of the Merger Agreement shall be amended to replace each reference to the "Proxy Statement" with a reference to the "Common Proxy Statement."

     Section 2. Payment of Final Dividends; Fourth Quarter Dividend

     Section 1.14 of the Merger Agreement shall be amended by deleting the last sentence of Section 1.14(d)(i) and replacing it in its entirety with the following:

     "The dividends payable hereunder to holders of Beacon Common Shares shall be paid on the Closing Date prior to the Effective Time."

     Section 1.14 of the Merger Agreement shall be amended further to add
Section 1.14(d)(iii) as follows:

          "(iii) Notwithstanding anything in this Section 1.14(d) to the contrary, if the Closing Date shall occur on or before December 31, 1997,
     (x) Beacon shall declare and pay to its stockholders of record as of December 10, 1997, a dividend for the fiscal period commencing October 1, 1997 and ending immediately prior to the Effective Time of $.50 per Beacon Common Share, such dividend to be paid on the Closing Date prior to the Effective Time and (y) EOP shall declare and pay to its shareholders of record on December 10, 1997, a dividend for the fiscal period commencing October 1, 1997 and ending immediately prior to the Effective Time of $.30 per EOP Common Share, such dividend to be paid on the Closing Date prior to the Effective Time. The foregoing dividends shall be in addition to, and not in lieu of, any dividends required pursuant to Section 1.14(d)(i).

     Section 5.10 of the Merger Agreement shall be amended to add the following proviso at the beginning of the first sentence of such Section:

     "Except as otherwise provided in Section 1.14(d)(iii) of the Agreement,"

     Section 3. Registration Rights Agreements

     Section 1.11 of the Merger Agreement shall be revised by adding the following sentences at the end of such section:


     "The Form S-4 (as defined below) shall register the issuance of the EOP Common Shares to be issued upon the redemption of the EOP OP Units received by a holder of Beacon OP Units in the Merger. Notwithstanding anything in the EOP Partnership Agreement to the contrary, if EOP is unable to issue EOP Common Shares pursuant to the Form S-4 (or another registration statement) at the time of a redemption of EOP OP Units by a former holder of Beacon OP Units, then EOP agrees to cause the EOP Partnership to redeem such EOP OP Units for cash. Any such redemption shall be made in accordance with the procedures for redemption set forth in the EOP Partnership Agreement."


     Section 5. Additional Covenants

     Section 5.1(g) of the Merger Agreement shall be deleted in its entirety and replaced with the following:


     "If on the date of the EOP Shareholders Meeting and Beacon Shareholders Meeting established pursuant to Section 5.1(f) of this Agreement, either EOP or Beacon has not received duly executed proxies for a sufficient number of votes to approve the Merger (but less than one-third of the outstanding Beacon Common Shares, one-third of the outstanding Beacon Preferred Shares or a majority of the EOP Common Shares, as the case may be, have voted against the Merger), than both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date ten (10) days after the originally scheduled date of the shareholders meetings."


     Section 7. Construction of Merger Agreement

     The Merger Agreement shall be read together and shall have the same force and effect as if the provisions of the Merger Agreement and this First Amendment were contained in one document. Except as expressly amended by this First Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.

     Section 8. Counterparts

     This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, EOP, EOP Partnership, Beacon and Beacon Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                                          EQUITY OFFICE PROPERTIES TRUST

                                          By:    /s/ STANLEY M. STEVENS

                                            ------------------------------------
                                          Name: Stanley M. Stevens
                                          Title: Executive Vice President

                                          EOP OPERATING LIMITED PARTNERSHIP

                                          By: Equity Office Properties Trust,
                                              its managing general partner

                                              By: /s/ STANLEY M. STEVENS

                                              ----------------------------------
                                              Name: Stanley M. Stevens
                                            Title: Executive Vice President

                                          BEACON PROPERTIES CORPORATION

                                          By:     /s/ LIONEL P. FORTIN

                                            ------------------------------------
                                          Name: Lionel P. Fortin
                                          Title: Executive Vice President

                                          BEACON PROPERTIES, L.P.

                                          By: Beacon Properties Corporation, its
                                              sole general partner

                                              By:  /s/ LIONEL P. FORTIN

                                              ----------------------------------
                                              Name: Lionel P. Fortin
                                              Title: Executive Vice President

                                    ANNEX II

                  OPINION OF MORGAN STANLEY & CO. INCORPORATED

MORGAN STANLEY

                                                        MORGAN STANLEY REALTY
                                                        INCORPORATED
                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4700

                                                        September 15, 1997

Board of Directors
Beacon Properties Corporation
50 Rowes Wharf
Boston, MA 02110

Members of the Board:

     We understand that Beacon Properties Corporation ("Beacon" or the "Company") and Equity Office Properties Trust ("Equity Office" or "Buyer") have entered into an Agreement and Plan of Merger, dated September 15, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Beacon with and into Equity Office. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share (the "Beacon Common Stock") of Beacon, other than shares held in treasury or held by Buyer or any affiliate of Buyer or as to which dissenters' rights have been perfected, will be converted into the right to receive 1.4063 shares of common stock of Buyer, par value $0.01 per share (the "Buyer Common Stock"), subject to certain adjustments as set forth in the Merger Agreement. We further understand that, in connection with the Merger, certain units evidencing limited partnership interests in Beacon Properties, L.P. will be converted into the right to exchange each such unit into 1.4063 Class A limited partnership units of EOP Operating Limited Partnership, subject to certain adjustments as set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Buyer and its affiliates).

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company and Buyer, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Buyer prepared by the managements of the Company and Buyer, respectively;

          (iii) analyzed certain financial projections for the Company and Buyer prepared by the managements of the Company and Buyer, respectively;

          (iv) reviewed the reported prices and trading activity for the Beacon Common Stock and the Buyer Common Stock;

          (v) compared the financial performance of the Company and the Buyer and the prices and trading activity of the Beacon Common Stock and Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (vi) discussed with the senior management of the Company and Buyer their estimates of the synergies and cost savings expected to be derived from the Merger;

          (vii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

                                                                  MORGAN STANLEY

Board of Directors
Beacon Properties Corporation
September 15, 1997
Page 2

          (viii) reviewed the pro forma impact of the Merger on the Buyer's funds from operations per share, consolidated capitalization and financial ratios;

          (ix) participated in discussions and negotiations among representatives of the Company and Buyer and their financial and legal advisors;

          (x) reviewed the Merger Agreement and certain related documents; and

          (xi) performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimates of synergies and cost savings expected to be derived from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Buyer. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Buyer, nor have we been furnished with any such appraisals. We note that Buyer completed its initial public offering on July 7, 1997 and, accordingly, has a limited trading and operating history as a public company. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we negotiate with any party other than the Buyer, with respect to the possible acquisition of the Company.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley Realty Incorporated and its affiliates have provided financial advisory and financing services for the Company and Buyer and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Beacon and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Beacon with the Securities and Exchange Commission with respect to the Merger. We express no opinion and make no recommendation as to how shareholders of Beacon should vote at the shareholders' meeting to be held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Beacon Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Buyer and its affiliates).

                                          Very truly yours,

                                          MORGAN STANLEY REALTY
                                          INCORPORATED

                                          By: /s/ W. BLAKE BAIRD

                                            ------------------------------------
                                            W. Blake Baird
                                            Principal

1314 PPS-97